UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Tiptree Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 17, 2025

660 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830
[  ], 2025
Dear Stockholder:
You are invited to attend a special meeting of stockholders of Tiptree Inc., which we refer to as “Tiptree,” to be held exclusively virtually on [  ], [  ], 2025, at [  ] [ ].m., Eastern Time, which we refer to as the “special meeting.” You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.
On September 26, 2025, Tiptree entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Fortegra Group, Inc., a Delaware corporation (“Fortegra”), and DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”). A subsidiary of Purchaser (“Merger Sub”) to be incorporated in Delaware following the date of the Merger Agreement and prior to the closing of the merger will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”). At the special meeting, you will be asked to consider and vote upon a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).
At the time at which the Merger will become effective (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of common stock, par value $0.01 per share, of Fortegra (“Fortegra common stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Fortegra common stock that are held by (A) any holder of shares of Fortegra common stock who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the General Corporation Law of the State of Delaware or (B) Fortegra, any of its subsidiaries or Merger Sub, if any, which in each case will be cancelled) will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration (as defined in this proxy statement) plus (B) the applicable Pro Rata Percentage (as defined in the Merger Agreement) of the Leakage Delayed Consideration (as defined in this proxy statement) (if any), which in the case of a holder of Fortegra common stock other than Tiptree or WP Falcon Aggregator, L.P., will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount (as defined in this proxy statement), and (ii) each share of preferred stock, par value $0.01 per share, designated as Series A Preferred Stock under that certain Certificate of Designation of Series A Preferred Stock of Fortegra, dated June 21, 2022, issued and outstanding immediately prior to the Effective Time will be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference (as defined in this proxy statement).
Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage (as defined in this proxy statement) and assuming a closing date for the transactions contemplated by the Merger Agreement prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses. Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree board of directors (the “Tiptree Board”) deems appropriate.
We are soliciting proxies from our stockholders for exercise at the special meeting or any postponement or adjournment thereof to consider and vote upon: (i) the Merger Proposal and (ii) the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal at the special meeting. All stockholders should read the accompanying proxy statement and the documents included with the accompanying proxy statement carefully and in their entirety.
The Tiptree Board is seeking stockholder approval of the Merger and the other transactions contemplated by the Merger Agreement because Tiptree is a Maryland corporation and the Merger may constitute a “transfer of assets” under Section 3-105 of the Maryland General Corporation Law. Additionally, approval of the Merger Proposal by the affirmative vote of the holders of shares of Tiptree common stock, par value $0.001 per share (“Tiptree common stock”), entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement is a closing condition under the Merger Agreement.
The Tiptree Board, after considering the reasons more fully described in the accompanying proxy statement, has unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (ii) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (iv) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement.
The Tiptree Board recommends that Tiptree stockholders vote (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
The affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal is required to approve the Merger Proposal. The approval of the Merger Proposal is necessary to complete the Merger. The affirmative vote of a majority of the votes cast on the matter at the special meeting is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the Merger Proposal. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
Your vote is very important. Whether or not you plan to attend the special meeting virtually, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or electronically. Please do so as promptly as possible to ensure that your shares may be represented and voted at the special meeting or any adjournment or postponement thereof. Any proxy may be revoked by providing written notice to the Secretary of Tiptree at 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, delivering a duly executed proxy bearing a later date or attending and voting at the special meeting or any adjournment or postponement thereof. Failure to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the adjournment proposal, but will not count as votes cast and will therefore increase the relative influence of those stockholders voting with respect to the adjournment proposal.
If your shares of Tiptree common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee how to vote your shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your shares electronically at the special meeting or any adjournment or postponement thereof unless you obtain a legal proxy form from your broker, bank or other nominee, naming you as proxy.
The accompanying proxy statement provides you with detailed information about the special meeting and the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully.

If you have any questions or need assistance voting your shares, please call Sodali & Co, our proxy solicitor, at (800) 662-5200 or email TIPT@info.sodali.com.
Thank you in advance for your cooperation and continued support.
Sincerely,

Jonathan Ilany
Chief Executive Officer

Dated: [  ], 2025
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this letter or the accompanying proxy statement, including the Merger, or determined if the information contained in this letter or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [  ], 2025 and, together with the enclosed form of proxy card, is first being mailed to Tiptree stockholders on or about [  ], 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED OCTOBER 17, 2025
TIPTREE INC.
660 Steamboat Road, 2nd Floor
Greenwich, Connecticut 06830

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [  ], 2025
Notice is hereby given that a special meeting of stockholders of Tiptree Inc., a Maryland corporation, which we refer to as “Tiptree,” will be held virtually on [  ], [  ], 2025, [  ] [ ].m., Eastern Time, which we refer to as the “special meeting,” for the following purposes:
•
Proposal 1: To approve the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of September 26, 2025 (the “Merger Agreement”), among Tiptree, The Fortegra Group, Inc., a Delaware corporation (“Fortegra”), DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”), and a subsidiary of Purchaser to be incorporated in Delaware following the date of the Merger Agreement and prior to the closing of the Merger in accordance with the terms of the Merger Agreement (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and such proposal, the “Merger Proposal”); and

•	Proposal 2: To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.
The approval of the Merger Proposal requires the affirmative vote of the holders of shares of common stock, par value $0.001 per share, of Tiptree (“Tiptree common stock”) entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal. The approval of the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the Merger Proposal, requires the affirmative vote of a majority of the votes cast on the matter at the special meeting. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the adjournment proposal, but will not count as votes cast and therefore will increase the relative influence of those stockholders voting with respect to the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the adjournment proposal, but will not count as votes cast and therefore will increase the relative influence of those stockholders voting with respect to the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the adjournment proposal, but will not count as votes cast and therefore will increase the relative influence of those stockholders voting with respect to the adjournment proposal.
Your vote is very important. Whether or not you plan to attend the special meeting virtually, please take the time to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your voting instructions by telephone or through the Internet. We ask that you do so as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

You may revoke a submitted proxy by providing written notice to the Secretary of Tiptree at 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, which must be received by us by 5:00 p.m., Eastern Time on the business day immediately prior to the date of the special meeting, delivering a duly executed proxy bearing a later date or attending and voting electronically at the special meeting or any adjournment or postponement thereof.
The Tiptree board of directors (the “Tiptree Board”) is seeking stockholder approval of the Merger Proposal because Tiptree is a Maryland corporation and the Merger may constitute a “transfer of assets” under Section 3-105 of the Maryland General Corporation Law. Additionally, approval of the Merger Proposal by the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement is a closing condition under the Merger Agreement.
The Tiptree Board, after considering the reasons more fully described in the accompanying proxy statement, has unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (ii) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (iv) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Tiptree common stock, please contact our proxy solicitor:
Sodali & Co
Call Toll Free: (800) 662-5200
The Tiptree Board recommends that Tiptree stockholders vote (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
By Order of the Board of Directors,

Jonathan Ilany
Chief Executive Officer

Dated: [  ], 2025

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of a subsidiary of DB Insurance Co., Ltd. to be incorporated in Delaware following the date of the Merger Agreement (as defined in this proxy statement) and prior to the closing of such merger in accordance with the terms of the Merger Agreement, with and into The Fortegra Group, Inc. (the “Merger”), with The Fortegra Group, Inc. surviving as a subsidiary of DB Insurance Co., Ltd., and may not contain all of the information that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the Merger Agreement attached as Annex A, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 223.
Except as otherwise specifically noted in this proxy statement or as context otherwise requires, “Tiptree,” “we,” “our,” “us” and similar words in this proxy statement refer to Tiptree Inc. including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to The Fortegra Group, Inc. as “Fortegra,” any entity in which a majority of the outstanding capital stock, voting power or other equity interests is owned by Fortegra or another Subsidiary of Fortegra as a “Subsidiary,” Fortegra and its Subsidiaries, collectively, as the “Group Companies,” DB Insurance Co., Ltd. as “Purchaser” and a subsidiary of Purchaser to be incorporated in Delaware following the date of the Merger Agreement (as defined in this proxy statement) and prior to the closing of the Merger in accordance with the terms of the Merger Agreement as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of September 26, 2025, as it may be amended from time to time, among Tiptree, Fortegra, Purchaser and Merger Sub, as the “Merger Agreement,” and the closing of the transactions contemplated by the Merger Agreement as the “closing.”
The Merger
General Description of the Merger
On September 26, 2025, Tiptree entered into the Merger Agreement with Fortegra and Purchaser. Merger Sub will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Pursuant to the Merger Agreement, on the terms and subject to the satisfaction or waiver of the conditions precedent to closing set forth in the Merger Agreement (the “Condition Satisfaction”), at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) (the “Effective Time”), in accordance with the Merger Agreement and the DGCL, Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, the surviving corporation will become a wholly-owned subsidiary of Purchaser. Throughout this proxy statement, we use the term “surviving corporation” to refer to Fortegra as the surviving corporation following the Merger. If the Merger is completed, Tiptree will not own any shares of the surviving corporation.
The Merger may constitute a “transfer of assets” under Section 3-105 of the Maryland General Corporation Law (the “MGCL”), and we are therefore seeking the approval of the Merger and the other transactions contemplated by the Merger Agreement by our stockholders. The closing of the Merger is conditioned on, among other things, Tiptree obtaining the affirmative vote of the holders of shares of common stock, par value $0.001 per share, of Tiptree (“Tiptree common stock”) entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement. The closing will take place on (a) the last business day of the month in which the Condition Satisfaction occurs; provided, that if the Condition Satisfaction occurs less than five business days prior to the last business day of such month, the closing will occur on the last business day of the month immediately following the month in which the Condition Satisfaction occurs, or (b) such other date or at such other time as the parties to the Merger Agreement may mutually agree.
Following the completion of the Merger, Tiptree expects to continue to own its non-insurance operations, assets and other investments (the “Retained Business”). Tiptree expects to maintain the same corporate functions and the same senior executives as Tiptree had prior to the completion of the Merger and the same board of directors that is in place as of the date of this proxy statement.

Parties Involved in the Merger (Page 32)
Tiptree Inc., a Maryland corporation, allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses.
Shares of Tiptree common stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “TIPT.”
The Fortegra Group, Inc., a Delaware corporation, is a growing, consistently profitable, and multinational specialty insurance company focused on underwriting complex and niche risks in underserved markets. Founded in 1978, the business has a long-standing track record of disciplined and stable underwriting results while generating strong growth and attractive returns on capital. Fortegra is an underwriting-focused company, with deep expertise within the admitted and E&S insurance lines and capital light fee-based services markets. It targets moderate risk limits and utilizes a sophisticated reinsurance strategy to reduce volatility and protect its capital. The business differentiates itself through its go-to-market strategy, expertise in customized underwriting solutions and the value-added services offered to its distribution partners. Upon completion of the Merger, Fortegra will be a subsidiary of Purchaser.
DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194. DB Insurance Co., Ltd. was established as Korea’s first automobile insurance company in 1962 and today is the second largest non-life insurer in South Korea, servicing over 11 million customers. DB Insurance offers a diversified portfolio including long-term medical, auto, and property and casualty insurance policies.
A subsidiary of Purchaser to be incorporated in Delaware following the date of the Merger Agreement and prior to the closing of the Merger in accordance with the terms of the Merger Agreement (“Merger Sub”) for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.
Certain Effects of the Merger on Tiptree (Page 37)
At the Effective Time, in accordance with the Merger Agreement and the DGCL, Merger Sub will be merged with and into Fortegra, the separate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, the surviving corporation will become a wholly-owned subsidiary of Purchaser. If the Merger is completed, Tiptree will not own any shares of the surviving corporation. Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage (as defined in this proxy statement) and assuming a closing date for the transactions contemplated by the Merger Agreement (the “closing date”) prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses.
Upon the terms and subject to the conditions of the Merger Agreement, the parties to the Merger Agreement will deliver at the closing to the Secretary of State of the State of Delaware a certificate of merger that effectuates the transactions contemplated by the Merger Agreement (the “Certificate of Merger”) and will make all other filings or recordings as may be required under the DGCL and any other applicable law in order to effect the Merger. The Merger will become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.
Effect on Tiptree if the Merger is Not Completed (Page 37)
If the Merger is not approved by Tiptree stockholders, or if the Merger is not completed for any other reason, Tiptree will not receive any payment for its shares of common stock, par value $0.01 per share, of Fortegra (“Fortegra common stock”) or its warrants to purchase shares of Fortegra common stock (the “Fortegra warrants”) in connection with the Merger, and Tiptree will continue to hold its shares of Fortegra common stock and its Fortegra warrants. Under specified circumstances, Tiptree or Fortegra may be required to pay Purchaser $49,500,000 (the “termination fee”) and Tiptree may be required to pay Purchaser $8,250,000 (the “Stockholder Vote Failure Fee”) upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.”

The Merger Consideration (Page 38)
At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Fortegra common stock issued and outstanding immediately prior to the Effective Time (other than shares of Fortegra common stock that are held by (A) any holder of shares of Fortegra common stock who is entitled to demand and properly demands appraisal of such shares (the “Appraisal Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL or (B) Fortegra, any of its Subsidiaries or Merger Sub, if any, which in each case will be cancelled) will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (1) the Per Share Closing Merger Consideration (as defined in this proxy statement) plus (2) the applicable Pro Rata Percentage (as defined in the Merger Agreement) of the amount by which the amount that is held back from the consideration payable at closing for potential Additional Leakage (as defined in this proxy statement), or $8,000,000 (the “Leakage Reserve Holdback Amount”), exceeds the amount of Additional Leakage (if any) (the “Leakage Delayed Consideration”), which in the case of a holder of Fortegra common stock other than Tiptree and WP Falcon Aggregator, L.P. (the “WP Investor”) (such other Fortegra equityholders, the “Minority Investors,” and each a “Minority Investor”), will be reduced by such holder’s Pro Rata Percentage of an expense fund of $500,000 that is held back from the consideration payable at closing for expenses incurred by Tiptree and the WP Investor as Equityholders’ Representatives in connection with post-closing matters (such amount, the “Equityholders’ Representative Expense Amount”), and (ii) each share of preferred stock, par value $0.01 per share, of Fortegra, designated as Series A Preferred Stock under that certain Certificate of Designation of Series A Preferred Stock of Fortegra, dated June 21, 2022 (the “Certificate of Designation”) (“Fortegra preferred stock” and shares of Fortegra preferred stock together with shares of Fortegra common stock, “Fortegra shares”), issued and outstanding immediately prior to the Effective Time will be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference (as defined in this proxy statement).
Pursuant to the terms of the Merger Agreement, in the event that the closing date occurs after June 1, 2026 (the “Profit Sharing Fee Start Date”), Purchaser will additionally be required to pay to the Fortegra equityholders the “Aggregate Delayed Closing Consideration”, which amount will be equal to (a) $1,650,000,000, multiplied by (b) 10% per annum, divided by (c) 365, multiplied by (d) the aggregate number of days from and after the Profit Sharing Fee Start Date to and including the closing date (counting each such date and the closing date, as applicable, as one full day).
The “Per Share Closing Merger Consideration” means an amount equal to the quotient obtained by dividing (a) the sum of (i) the Aggregate Closing Purchase Price (as defined in this proxy statement) plus (ii) an amount equal to the aggregate exercise price of all options (or portions thereof) to acquire shares of Fortegra common stock granted under The Fortegra Group, Inc. 2022 Equity Incentive Plan (as from time to time amended and in effect, the “Fortegra Equity Plan”) (each, a “Fortegra stock option”) (the aggregate amount contemplated by this clause (ii), the “Aggregate Option Exercise Price”) plus (iii) the Aggregate Delayed Closing Consideration, if applicable, by (b) the total number of outstanding shares of Fortegra common stock immediately prior to the Effective Time, as determined on a Fully-Diluted Basis (as defined in the Merger Agreement).
The “Series A Liquidation Preference” means an amount per share of Fortegra preferred stock equal to the greater of (a) the $15.00 per share of Fortegra preferred stock (subject to appropriate adjustment in the event of any share dividend, share split, share combination or other similar recapitalization with respect to the Fortegra preferred stock, if applicable), plus any Accruing Dividends (as defined in the Certificate of Designation) accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (b) the amount of the Aggregate Closing Purchase Price (as defined in this proxy statement) that a holder of such share of Fortegra preferred stock would have been entitled to receive if such share of Fortegra preferred stock were converted into Fortegra common stock immediately prior to the Effective Time (the amount described in this clause (b), the “As-Converted Amount”).
The “Aggregate Closing Purchase Price” means (a) $1,650,000,000 minus (b) the amount of any Leakage (as defined in this proxy statement) (including any interest accrued thereon pursuant to the terms of the Merger Agreement), minus (c) the amount equal to the product of (1) the total number of shares of Fortegra preferred stock issued and outstanding immediately prior to the Effective Time (other than any shares of Fortegra preferred stock held by Fortegra or the Subsidiaries), if any, multiplied by (2) the Series A Liquidation Preference (the product of clauses

(1) and (2), the “Series A Aggregate Liquidation Preference”) (provided, that if the holders of shares of Fortegra preferred stock are entitled to receive the As-Converted Amount then for the purposes of this definition, the Series A Aggregate Liquidation Preference will be deemed to equal zero), minus (d) the Leakage Reserve Holdback Amount.
The “Aggregate Closing Common Purchase Price” means (i) the Aggregate Closing Purchase Price (without reference to the proviso in such definition), plus (ii) the Aggregate Delayed Closing Consideration, if applicable, minus (iii) an amount equal to the sum of (a) for each vested Fortegra stock option, an amount equal to the product obtained by multiplying (1) the difference of (A) the Per Share Closing Merger Consideration minus (B) the exercise price per share of such Fortegra stock option by (2) the aggregate number of shares of Common Stock underlying such Fortegra stock option (the aggregate amount contemplated by this clause (a), the “Option Closing Merger Consideration”) payable to all holders of Fortegra stock options and (b) the aggregate Per Share Closing Merger Consideration payable to all Fortegra equity award holders (other than holders of Fortegra stock options) with respect to their restricted stock unit awards granted under the Fortegra Equity Plan (each, a “Fortegra RSU award”) pursuant to the terms of the Merger Agreement (the aggregate amount contemplated by this clause (iii), the “Equity Award Closing Merger Consideration”).
Fortegra warrants will either be exercised on a cashless basis automatically immediately prior to the Effective Time pursuant to their terms or cancelled at the Effective Time for no consideration, whether or not such cancellation happens pursuant to their terms. Fortegra warrants that are so exercised will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration plus (B) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount.
Prior to the Effective Time, the Fortegra Board (or, if appropriate, any committee thereof administering the Fortegra Equity Plan) will adopt resolutions or take such other actions as may be required to cause each Fortegra stock option and each Fortegra RSU award that is outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other condition, to accelerate and vest at the Effective Time, with the performance conditions applicable to the Fortegra stock options deemed achieved as determined by Fortegra.
At the Effective Time, each such vested Fortegra RSU award will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, an amount in cash equal to (i) (A) the Per Share Closing Merger Consideration multiplied by (B) the number of Fortegra shares subject to such vested Fortegra RSU award plus (ii) the Leakage Delayed Consideration attributable to such Fortegra shares (if any), and (iii) minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares.
At the Effective Time, each such vested Fortegra stock option will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, the Option Closing Merger Consideration and the Leakage Delayed Consideration attributable to such Fortegra stock option (if any), minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such vested Fortegra stock option.
Leakage (Page 76)
Any Leakage (as defined in this proxy statement), including any Transaction Expenses (as defined in this proxy statement) but excluding Permitted Leakage (as defined in this proxy statement), that occurs after June 30, 2025 (the “Lockbox Date”) and at or prior to the closing will decrease the Aggregate Closing Purchase Price payable to Fortegra equityholders.
In this proxy statement, “Leakage” means, without duplication, any of the following payments, liabilities, or obligations that occur after the Lockbox Date and at or prior to the closing, in each case, excluding Permitted Leakage: (a) any Transaction Expenses of the Group Companies; (b) any dividend or other distribution declared, paid or made by any of the Group Companies to a Related Party (as defined in this proxy statement); (c) any payments made by any of the Group Companies to a Related Party in respect of any equity interests or other securities of such Group Company being returned, redeemed, purchased or repaid, or any other return of capital, or any payments made by any of the Group Companies to a Related Party in respect of any obligations for borrowed money; (d) any gift or payment made to, liability assumed or incurred or guarantee or indemnity provided to or for the benefit of a Related Party other than to certain parties listed in the applicable disclosure schedule (each, an “Excepted Related Party”) in the ordinary course; (e) the monetary value of any lien created over any asset of the Group Companies in favor of a Related Party; (f) the monetary value of any sale of any securities of any of the Group Companies to a Related Party (other than in connection with a Fortegra compensation or benefit plan); (g) any amount waived by any of the Group Companies owed to such Group Company by a Related Party; (h) the forgiveness, release or waiver of any right, debt or claim outstanding against a Related Party for no consideration or for consideration that does not represent fair market value (with the amount of Leakage arising under this clause (h) being equal to the amount by which the consideration paid for such forgiveness, release or waiver (if any) falls short of the fair market value attributable to such forgiveness, release or waiver); (i) the amount of (1) any payment made by any of the Group Companies in excess of fair market value for any transfer by a Related Party of any asset to any of the Group Companies or (2) the fair market value of any asset transferred by any of the Group Companies to a Related Party in excess of any payment made therefor; (j) the amount of any loan by any of the Group Companies to a Related Party; (k) the amount of any reasonable and documented out-of-pocket third-party costs and expenses incurred by Purchaser or its affiliates in recovering any Leakage; and (l) any tax paid, payable or incurred by the Group Companies as a consequence of the matters referred to in clauses (a) through (k) above.
In this proxy statement, “Permitted Leakage” means the amount of any of the following payments or transactions made, or to be made, between a Group Company, on the one hand, and a Related Party, on the other hand (except to the extent constituting Transaction Expenses, which, for the avoidance of doubt, will constitute Leakage instead of Permitted Leakage): (a) payment of any amounts specifically reserved for in the applicable interim financial statements of Fortegra and its Subsidiaries set forth in the Merger Agreement, to the extent of the amounts so reserved for therein (up to such amounts); (b) payment of any amounts pursuant to a written request by, or with the prior written consent of, Purchaser to pay such amount (including, for the avoidance of doubt, any Payoff Amount (as defined in this proxy statement) paid by the Group Companies prior to closing at the written request of the Purchaser); (c) payment of any amounts (i) in settlement of accounts to the extent by and between Fortegra and a wholly owned Subsidiary or between any such wholly owned Subsidiaries of Fortegra or (ii) for bona fide services rendered in the ordinary course pursuant to any contract between a Group Company and a Related Party set forth on the applicable schedule to the Merger Agreement in connection with the terminal settlement of intercompany obligations; (d) payments of (i) bonuses or benefits to directors, managers, officers, employees or consultants of the Group Companies (including annual bonuses) made in the ordinary course of business and not arising in connection with the transactions contemplated by the Merger Agreement or (ii) compensation (A) in respect of Fortegra equity awards (1) outstanding on the date of the Merger Agreement or (2) issued to directors, managers, officers, employees or consultants in the ordinary course of business to the extent set forth in the applicable schedule of the Merger Agreement or (B) pursuant to contractual obligations existing on the date of the Merger Agreement as set forth in the applicable disclosure schedule (in the case of each of the foregoing clauses (A) through (B), including any employer taxes associated with that amount and any equity interests withheld in the satisfaction of taxes or the exercise price of any equity awards); (e) any reimbursement for premiums, and any related cost, paid to a third-party insurer in connection with the coverage of any of the Group Companies under any insurance policy of Tiptree and its affiliates provided in the ordinary course of business consistent with the allocation methodology reflected in Fortegra’s financial statements specified in the Merger Agreement; (f) any reimbursement for any audit-related expense incurred by Tiptree that is allocated to the Group Companies in the ordinary course of business consistent with the allocation methodology reflected in Fortegra’s financial statements specified in the Merger Agreement; (g) any distribution of cash (i) to pay any dividend by a Subsidiary of Fortegra to Fortegra or to a wholly owned Subsidiary of Fortegra or (ii) to the extent of Accruing Dividends, as defined in and pursuant to the Certificate of Designation, on the Fortegra preferred stock, that accrue or have accrued pursuant to their terms beginning on June 30, 2025, to the holder of such Fortegra preferred stock, in each case, in the ordinary course of business; (h) payments made to, liability assumed or incurred or guarantee or indemnity provided by or for the benefit of a Related Party, in each case, (i) pursuant to a Fortegra compensation or benefit plan or in connection with employment or compensation agreements with a Related Party employed by a Group Company, (ii) in exchange for services on arms’ length terms in the ordinary course of business performed by (A) a portfolio company of the WP Investor pursuant to and in accordance with the terms of a contract between a Group Company and such portfolio or (B) another Related Party in the ordinary course of business and pursuant to a contract set forth in the applicable disclosure schedule or (iii) pursuant to an arrangement entered into after the date of the Merger Agreement with the prior consent of Purchaser; (i) any payment, liability, obligation or reimbursement as required under the tax sharing agreement specified in the Merger Agreement and under the investment advisory agreements specified in the Merger Agreement; and (j) any tax paid, payable or incurred by the Group Companies as a consequence of the matters referred to in clauses (a) through (h) of this definition.
In this proxy statement, “Related Party” means (a) each person that holds equity interests in a Group Company and any affiliate of such holder of equity interests in a Group Company, (b) each person that serves as a director, officer, manager, partner, executor or trustee (or in a similar capacity) of Tiptree or its subsidiaries, including the Group Companies, or of any person that holds equity interests of Fortegra or any affiliate of a person that holds equity interest in a Group Company, and (c) with respect to an individual described in the preceding clause (a) or clause (b), (i) such individual’s spouse and lineal descendants including those by adoption and (ii) any other individual who resides with such individual; provided no Group Company will be deemed to be a Related Party of the other Group Companies.
In this proxy statement, “Transaction Expenses” means, without duplication, (a) all liabilities, fees and expenses paid or payable by any Group Company directly in connection with the direct or indirect change of ownership of (i) the Group Companies, (ii) the business of the Group Companies or (iii) any material portion thereof, in each case, directly in connection with the transactions contemplated by the Merger Agreement, including any such liabilities, fees and expenses incurred in connection with the marketing process managed by Barclays and its affiliates and BofA Securities, Inc. (“BofA Securities”) and its affiliates, including the preparation of marketing materials, management presentations, evaluating indications of interest of Purchaser and other bidders, sell-side diligence and interactions and negotiations with other interested parties and the drafting, negotiation, execution and delivery of the Merger Agreement and the other transaction documents and other documents contemplated by the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including by the following financial advisors and legal counsel: BofA Securities, Barclays and its affiliates, Ropes & Gray LLP (“Ropes & Gray”) and Sidley Austin LLP (“Sidley”) but excluding (w) Keefe, Bruyette & Woods, Inc. (“KBW”) for aggregate payments of less than or equal to $500,000, (x) the Change of Control Waiver Fees and Expenses (as defined in this proxy statement), (y) any other liabilities, fees or expenses borne by Purchaser pursuant to the terms of the Merger Agreement and (z) any Payoff Amount; (b) the employer portion of any employment, payroll or similar taxes attributable to payment of Equity Award Closing Merger Consideration to holders of Fortegra equity awards; (c) any amounts due and payable by a Group Company to any present or former service provider for any change in control, retention or similar transaction payments or bonuses, severance, termination or other similar arrangement or payment triggered solely as a result of the consummation of the transactions contemplated by the Merger Agreement (including any termination of employment, other than a termination of employment initiated by Purchaser or any of its affiliates (including the surviving corporation) after the closing), including, for the avoidance of doubt, the transaction bonuses and payments made pursuant to the retention program, in each case, that are contemplated by the applicable section of the disclosure schedule, together with the employer portion of any employment, payroll or similar taxes attributable to such amounts; (d) the Other Change of Control Consent Fees Amount (as defined in this proxy statement); (e) 50% of any premiums, fees and expenses to procure the D&O Insurance (as defined in this proxy statement) referenced in the Merger Agreement; (f) 50% of all Transfer Taxes (as defined in this proxy statement); and (g) 50% of all antitrust, competition and foreign direct investment filing fees, including the HSR and CFIUS filing fees. For the avoidance of doubt, Transaction Expenses does not include (i) issuances and payments in respect of equity interests to directors, managers, officers, employees or consultants of Fortegra or any of its Subsidiaries or (ii) any increase in the salary, wages, bonuses or other compensation or benefits payable to any current or former director, officer, employee or consultants of Fortegra or any of its Subsidiaries, in each case in the ordinary course.
Additional Leakage (Page 76)
Purchaser is required to provide written notice to the Equityholders’ Representatives of the amount of any Leakage (without duplication of any Leakage included in the calculation of the Aggregate Closing Purchase Price as a reduction thereto) plus interest on such Leakage calculated at the annual rate of the prime rate, as published in The Wall Street Journal in effect on the closing date, from (and including) the closing date to (but excluding) the date of such payment to the Purchaser (the “Additional Leakage” and such notice, the “Additional Leakage Notice”). Purchaser will only be entitled to deliver an Additional Leakage Notice during the period starting on the closing date and ending at 11:59 p.m. Eastern Time on the four-month anniversary of the closing. The Purchaser and the Equityholders’ Representative will discuss in good faith any discrepancies in the calculation of the total amount of such Additional Leakage for a period of 15 days following delivery by Purchaser of the Additional Leakage Notice.

The Purchaser will, after such 15-day consultation period, deliver a written notice to SRS Acquiom (or its applicable affiliate) as paying agent, or if SRS Acquiom (or its applicable affiliate) is unwilling or unable to accept such appointment (including because it is unable to make payments within the timing called for in the Merger Agreement), such paying agent that is mutually acceptable to Fortegra and Purchaser, each acting reasonably (the “Paying Agent”), instructing the Paying Agent to pay the Purchaser or the surviving corporation an amount in cash equal to the Additional Leakage from the account established by the Paying Agent to hold the Leakage Reserve Holdback Amount (the “Leakage Reserve Holdback Account”). If no Additional Leakage Notice is received or, if following any payment of Additional Leakage to Purchaser or the surviving corporation, there are amounts remaining in the Leakage Reserve Holdback Account, the Purchaser will promptly (and in any event within two business days of determining there is no Additional Leakage or such payment of Additional Leakage, as applicable) instruct the Paying Agent to release the Leakage Delayed Consideration to each holder of Fortegra shares issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares and shares of Fortegra common stock held by Fortegra, any of its Subsidiaries or Merger Sub) and each holder of Fortegra warrants that are exercised on a cashless basis in accordance with the terms of the Merger Agreement (such holders, collectively, the “Eligible Holders”) in accordance with their respective Pro Rata Percentages.
See the section of this proxy statement entitled “The Merger Agreement—Additional Leakage” beginning on page 76.
Anticipated Use of Tiptree’s Portion of the Proceeds from the Merger (Page 39)
Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage and assuming a closing date for the transactions contemplated by the Merger Agreement prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses. See the section of this proxy statement entitled “The Merger—Anticipated Use of Tiptree’s Portion of the Proceeds from the Merger” beginning on page 39 and “Risk Factors—Tiptree will have broad discretion in the use of the proceeds from the Merger and may use proceeds in ways that you and other stockholders may not approve” beginning on page 29.
Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate.
Tiptree does not expect to distribute cash to its stockholders in connection with the Merger. The Tiptree Board has previously repurchased, and may from time to time repurchase, shares of Tiptree common stock and/or pay cash dividends. Factors that may impact our decisions regarding the method, timing and amount of a return of capital, if any, include economic and market conditions, our financial condition and operating results, cash requirements, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, investment opportunities at the time any such payment is considered, and other factors the Tiptree Board deems relevant. Furthermore, the specific timing and amount of any dividend payments are subject to declaration on future dates by the Tiptree Board in its sole discretion. There can be no assurances that we will complete any return of capital to our stockholders.
For additional information, see the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118, which assumes completion of the Merger.
Opinion of Barclays Capital Inc. (“Barclays”) (Page 55)
On September 24, 2025, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Fortegra Board, to the effect that, as of such date and based upon and subject to the assumptions, limitations, qualifications and other matters stated in its opinion, the aggregate consideration of $1,650,000,000 in cash in the Merger is fair, from a financial point of view, to holders of Fortegra common stock.
The full text of Barclays’ written opinion, dated as of September 26, 2025, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are urged to read the opinion carefully in its entirety. For a further discussion of Barclays’ opinion, see the section entitled “The Merger—Opinion of Barclays.”

Activities of Tiptree Following the Merger (Page 65)
Following the completion of the Merger, Tiptree will continue to be a public company operating under the name Tiptree Inc. listed on Nasdaq under the symbol “TIPT” and will continue to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Tiptree expects to continue to own the Retained Business. Tiptree expects to maintain the same corporate functions and the same senior executives as Tiptree had prior to the completion of the Merger and the same board of directors that is in place as of the date of this proxy statement. As of immediately following the closing of the Merger, all of Tiptree’s revenues will be generated by the Retained Business. Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate. For additional information, see the section of this proxy statement entitled “The Merger—Activities of Tiptree Following the Merger” beginning on page 65 and the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118, which assumes completion of the Merger.
Interests of Tiptree’s Directors and Executive Officers in the Merger (Page 66)
Tiptree does not believe that any director, director nominee or executive officer of Tiptree since January 1, 2024, has any direct or indirect substantial interest in the Merger that is different from or in addition to the interests of our stockholders generally.
See the section of this proxy statement entitled “The Merger—Interests of Tiptree’s Directors and Executive Officers in the Merger” beginning on page 66.
Financing of the Merger (Page 66)
Purchaser anticipates that the total amount of funds necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement will be approximately $1.68 billion. Purchaser expects to finance the Merger through cash on hand. The obligations of Purchaser and Merger Sub under the Merger Agreement are not conditioned upon their ability to obtain financing (or upon any cooperation by Tiptree in respect of any such financing).
Material U.S. Federal Income Tax Consequences of the Merger (Page 67)
For U.S. federal income tax purposes, the proposed Merger will be treated as a taxable sale of Fortegra common stock by Tiptree. The proposed Merger is entirely a corporate action undertaken by Tiptree. Our stockholders will not realize any direct taxable gain or loss on their shares of Tiptree common stock for U.S. federal income tax purposes as a result of the Merger, as our stockholders will not receive any direct proceeds from the Merger. We do not anticipate that the Merger or the other transactions contemplated by the Merger Agreement will result in any U.S. federal income tax consequences to our stockholders.
See the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67 and the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118 for additional information.
Stockholder Approval Requirement
The Tiptree Board is seeking stockholder approval of the Merger and the other transactions contemplated by the Merger Agreement because Tiptree is a Maryland corporation and the Merger may constitute a “transfer of assets” under Section 3-105 of the MGCL. Additionally, approval of the Merger Proposal by the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement is a closing condition under the Merger Agreement.
The Special Meeting (Page 33)
Date, Time and Place
The special meeting of our stockholders to consider and vote on the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), among other matters, will be held virtually on [  ], [  ], 2025, at [  ] [ ].m., Eastern Time. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the record date to consider and vote upon (i) the Merger Proposal and (ii) one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
Record Date; Shares Entitled to Vote
Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
Quorum
A quorum must be present at the special meeting in order to transact business. A quorum will be present if the holders of at least a majority of the shares of Tiptree common stock issued and outstanding as of the record date and entitled to vote on the Merger Proposal are present or represented by proxy at the special meeting. As of the close of business on the record date of [  ], 2025, there were [  ] shares of Tiptree common stock outstanding and entitled to vote on the Merger Proposal. Thus, [  ] shares of Tiptree common stock must be represented at the special meeting to have a quorum.
In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal. As a result, the holders of at least [  ] shares of Tiptree common stock entitled to vote on the Merger Proposal must cast an affirmative vote electronically or by proxy at the special meeting for the Merger Proposal to be approved. The approval of the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the Merger Proposal, requires the affirmative vote of a majority of the votes cast on the matter at the special meeting. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
Abstentions will be counted toward the presence of a quorum at the special meeting. Abstentions will not be considered votes cast on any proposal brought before the special meeting. Because the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal is required to approve the Merger Proposal, the failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal, and any abstention with respect to such proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
The approval of the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal requires the affirmative vote of a majority of the votes cast at the special meeting.
Abstentions from voting by a Tiptree stockholder and the failure of any Tiptree stockholder to submit a vote will not be considered votes cast in respect of the proposal to approve one or more adjournments of the special meeting, and so will not have the effect of a vote “FOR” or “AGAINST” the proposal, but will increase the relative influence of those stockholders voting with respect to such proposal.

Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed. As a result, Tiptree does not expect there to be any broker non-votes at the special meeting.
Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
Shares Held by Tiptree’s Directors and Executive Officers
As of the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [  ] shares of Tiptree common stock, representing approximately [  ]% of the shares of Tiptree common stock issued and outstanding on that date. The directors and executive officers have informed Tiptree that they currently intend to vote all of their shares of Tiptree common stock (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal. In addition, certain of our directors and executive officers have entered into voting agreements to vote their shares in favor of the Merger Proposal, among other matters. See the section of this proxy statement entitled “The Merger Agreement—Tiptree Voting Agreements” beginning on page 112 for more information.
Tiptree Board’s Recommendation and Reasons for the Merger (Page 51)
The Tiptree board of directors (the “Tiptree Board”), after considering various reasons described in the section of this proxy statement entitled “The Merger—Tiptree Board’s Recommendation and Reasons for the Merger” beginning on page 51, has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (b) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (c) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (d) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Tiptree Board recommends that Tiptree stockholders vote (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
For a description of factors considered by the Tiptree Board in determining to recommend approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger—Tiptree Board’s Recommendation and Reasons for the Merger” beginning on page 51.
No Appraisal Rights (Page 221)
Holders of Tiptree common stock are not entitled to appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger.
See the section of this proxy statement entitled “No Appraisal Rights” beginning on page 221.
Risk Factors (Page 28)
The Merger and the other transactions contemplated by the Merger Agreement, including the possibility that the Merger and such other transactions may not be completed, involve and are subject to a number of risks to Tiptree and our stockholders, including the following:
•
the announcement and pendency of the Merger and the other transactions contemplated by the Merger Agreement, whether or not completed, creates uncertainty about our future, which could have a material adverse effect on our business, financial condition and results of operations, including the Retained Business;

•
the Merger is subject to the receipt by Tiptree of the affirmative vote of the holders of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement (the “Tiptree stockholder approval”) and other closing requirements, and may not be completed as anticipated, or at all;

•	Tiptree may waive one or more of the closing conditions without re-soliciting stockholder approval;
•	Tiptree will incur significant transaction costs in connection with the Merger;
•	Tiptree will have broad discretion in the use of the proceeds from the Merger and may use proceeds in ways that you and other stockholders may not approve;
•	any Leakage will decrease the proceeds that Tiptree will receive in the Merger, and if there is Additional Leakage, Tiptree may not receive its pro rata portion of the Leakage Reserve Holdback Amount;
•
Tiptree does not expect to distribute cash to its stockholders in connection with the Merger, and any return to its stockholders is expected to come, if at all, only from potential increases in the price of Tiptree common stock;

•	if the proposed Merger is not completed, we may explore other potential transactions, but alternatives may be less favorable to us;
•	the failure to complete the Merger may impact our business, financial condition and results of operations;
•	even if the Merger is completed, we cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Merger;
•
after completion of the Merger, Tiptree’s future results of operations will be dependent solely on the Retained Business, Tiptree will have substantially fewer assets, Tiptree may be more susceptible to adverse events, and Tiptree may not be able to use the proceeds from the Merger as intended;

•	Tiptree’s future results following the Merger may differ materially from the preliminary unaudited pro forma financial statements included in this proxy statement;
•	after completion of the Merger, the continuing costs and burdens associated with being a public company will constitute a much larger percentage of Tiptree’s revenues;
•
the opinion obtained by the board of directors of Fortegra (the “Fortegra Board”) from Barclays and relied upon by the Tiptree Board does not and will not reflect changes in circumstances after the date of such opinion; and

•
securities class action and derivative lawsuits may be brought against Tiptree in connection with the Merger, which could result in substantial costs and may delay or prevent the Merger from being completed.

For additional information regarding the risk factors related to the Merger Agreement, the Merger and the other transactions contemplated thereby, and the operation of the Retained Business by Tiptree following the closing of the Merger, see the section of this proxy statement entitled “Risk Factors” beginning on page 28.
The Merger Agreement (Page 70)
Regulatory Approvals Required for the Merger and Efforts to Close the Merger (Page 67)
To consummate the Merger, Fortegra and Purchaser must obtain approvals or consents from, or make filings with, a number of regulatory authorities. We describe certain material approvals, consents and filings below.
We currently expect to consummate the Merger during mid-2026. Each party has agreed to, and to cause its affiliates and representatives to use reasonable best efforts to, take promptly any and all steps and actions necessary to avoid or eliminate each and every impediment that may be asserted by any governmental authority or any other person with respect to the transactions contemplated by the Merger Agreement so as to enable the closing to occur expeditiously, but in no case later than the Termination Date, except that the Group Companies, Purchaser or its affiliates, including Merger Sub, or its representatives, are not required to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition. Although we believe that we will receive the required consents and approvals to consummate the Merger, we cannot give any assurance as to the timing of these consents and approvals or as to Fortegra’s and Purchaser’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary). We also cannot ensure that we will obtain such consents or approvals on terms and subject to conditions satisfactory to Fortegra and Purchaser.

HSR Act
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), has expired or been terminated and any required approvals thereunder have been obtained.
A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (the “FTC”) or the Antitrust Division of the Department of Justice (the “DOJ”) issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree not to consummate the Merger and the other transactions contemplated by the Merger Agreement until a specified time has expired or the agreement has been terminated. Purchaser and Merger Sub shall not amend, revoke or refile any filing, submission, application, notification or report form or extend any applicable waiting or review periods or enter into any agreement with a governmental authority to delay or not to consummate the transactions contemplated hereby, except with the prior written consent of Fortegra, which consent shall not be unreasonably withheld.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, and at any time before or after the completion of the Merger, any U.S. state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
CFIUS
Under the Merger Agreement, the Merger cannot be completed until one of the following events related to the Committee on Foreign Investment in the United States (“CFIUS”) has occurred (collectively, defined as “CFIUS Approval”): (a) Fortegra and Purchaser have received written notice from CFIUS that CFIUS has determined that the transactions contemplated by the Merger Agreement are not “covered transactions” (within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)) and are not subject to review under the DPA; (b) Fortegra and Purchaser have received written notice from CFIUS that it has concluded all action under the DPA with respect to the transactions contemplated by the Merger Agreement and has determined that there are no unresolved national security concerns; (c) CFIUS has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action under the DPA with respect to the transactions contemplated by the Merger Agreement pursuant to a declaration filing with respect to the transactions contemplated by the Merger Agreement submitted to CFIUS by the parties to the Merger Agreement pursuant to 31 C.F.R. Part 800 Subpart D (such declaration filing, a “CFIUS Declaration”) submitted by the parties to the Merger Agreement but has not requested the submission of a joint voluntary notice with respect to the transactions contemplated by the Merger Agreement submitted to CFIUS by Fortegra and Purchaser pursuant to 31 C.F.R. Part 800 Subpart E (such notice, a “CFIUS Notice”); or (d) if CFIUS has sent a report (the “CFIUS Report”) to the President of the United States requesting the President’s decision, then the President has (i) announced a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement or (ii) not taken any action to suspend or prohibit the transactions contemplated by the Merger Agreement after 15 days from the date of receipt of the CFIUS Report.
Financial Services Commission of South Korea
The Merger is also conditioned on the consents, approvals, authorizations, waivers, filings or notifications having been made or obtained from, as applicable (and being in full force and effect), among others, the Financial Services Commission of South Korea in connection with Fortegra becoming Purchaser’s subsidiary through the formation of Merger Sub and the transactions contemplated by the Merger Agreement.

Insurance
In addition, the parties are required to make filings with, and obtain approvals from, certain U.S. state insurance regulatory authorities and non-U.S. insurance regulators. The insurance companies and other regulated entities within Fortegra are domiciled or licensed in multiple jurisdictions, and as such, the Merger requires filings and approvals in each relevant jurisdiction as described below.
Generally, in each U.S. state where a Fortegra insurance company is domiciled, a person seeking to acquire voting securities or other interests that would result in such person controlling, directly or indirectly, the domestic insurer must file a statement requesting approval of the acquisition of control of the domestic insurer (referred to as a “Form A” or equivalent change of control application). The insurance laws of each such state require prior approval of the Form A application before the acquisition of control may be consummated. A hearing may be required with respect to certain of such approvals whether by law or by the determination of the applicable state insurance regulatory authority. If the regulatory authority intends to disapprove the Form A application, it may do so only after a hearing and the disapproval must be based on one or more prescribed statutory grounds. There is no statutorily prescribed time period in which the insurance regulatory authority must render a decision approving or disapproving the applicable Form A application, and the authority may request additional information before deeming the Form A filing complete.
The Merger is conditioned on Form A filings and other insurance regulatory submissions required in Arizona, California, Delaware, Georgia, Kentucky and Louisiana.
Additional filings, notifications, and approvals and/or non-disapprovals as required in connection with the acquisition of control of licensed insurance companies, premium finance companies, service contract providers, and third-party administrators in Alaska, Florida, Iowa, Massachusetts, Michigan, Minnesota, Nebraska, New York, North Dakota, Ohio, South Dakota, Tennessee, Texas and Wyoming. Insurance regulatory submissions are also required in Turks and Caicos, Malta, Belgium and the United Kingdom.
Additional Regulatory Approvals
The Merger is also subject to clearance by the Polish Office of Competition and Consumer Protection and the Romanian Commission for the Examination of Foreign Direct Investments. In addition, the Merger is subject to foregoing consents, approvals, authorizations, waivers, filings or notifications, and all approvals from governmental authorities that are required under applicable law (including pursuant to any insurance laws) to permit the consummation of the transactions contemplated by the Merger Agreement, the failure of which to obtain would be material to the businesses of the Group Companies (the parties to the Merger Agreement are required to act reasonably and in good faith in making determinations as to whether a jurisdiction is “required” for these purposes) and that are identified one business day prior to the date on which the definitive proxy statement is filed with the SEC (such approvals, the “additional regulatory approvals”), having been made or obtained, as applicable, and being in full force and effect, and the waiting periods, clearances, approvals and/or consents (as applicable) and any other additional regulatory approvals having expired, been terminated or been obtained (as applicable), in each case, without the imposition of the applicable burdensome condition on Purchaser or its affiliates or on the surviving corporation and its affiliates from and after the closing, are conditions to the obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement.
The foregoing consents, approvals, authorizations, waivers, filings or notifications, and the additional regulatory approvals are collectively referred to herein as the “Regulatory Approvals Conditions.”
No Solicitation (Page 84)
Except as otherwise provided in the Merger Agreement, during the period commencing with the execution and delivery of the Merger Agreement and continuing until the closing or, if earlier, the termination of the Merger Agreement, Tiptree will not, and will cause its subsidiaries, directors and officers not to, and will use reasonable best efforts to cause its and their other respective representatives not to, directly or indirectly:
•
initiate, solicit, knowingly facilitate or knowingly encourage any acquisition proposal (as defined in this proxy statement) or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to the submission or announcement of any acquisition proposal;

•	engage in negotiations or discussions with respect to any acquisition proposal or that could reasonably be expected to constitute or lead to an acquisition proposal;

•
provide any non-public information, or afford access to the business, property, assets, books, records or personal information of Tiptree or its subsidiaries, to any person (other than Purchaser, Merger Sub, or any representatives of Purchaser or Merger Sub) in connection with any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to an acquisition proposal; or

•	enter into any binding or non-binding letter of intent, memorandum of understanding, arrangement, understanding, or agreement in principle or agreement with respect to an acquisition proposal.
Discussions; Notice of Acquisition Proposals (Page 85)
Notwithstanding anything to the contrary contained in the Merger Agreement, if at any time following the execution and delivery of the Merger Agreement and prior to the time at which the Tiptree stockholder approval is obtained, (i) Tiptree or any of its representatives has received a bona fide written acquisition proposal that did not result from a breach of Tiptree’s non-solicitation obligations under the Merger Agreement and (ii) the Tiptree Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to or result in a superior proposal (as defined in this proxy statement), then Tiptree may (A) furnish information with respect to Tiptree and its subsidiaries to the person making such acquisition proposal and its representatives and (B) engage or participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal; provided, that, Tiptree is required not to, and to instruct its representatives not to, disclose any non-public information to such person and its representatives unless Tiptree has entered into, or first enters into, a confidentiality agreement with such person with terms (including governing confidentiality) that are not less favorable in the aggregate to Purchaser than those contained in the confidentiality agreement entered into between Purchaser and Fortegra; provided, further, that (A) such confidentiality agreement may contain a less restrictive or no standstill restriction and such confidentiality agreement may not contain terms that prohibit Tiptree from complying with the “Acquisition Proposals” section of the Merger Agreement, and (B) Tiptree is required to provide or make available to Purchaser as promptly as reasonably practicable (and in any event within 24 hours thereafter) any non-public information concerning Tiptree or its subsidiaries provided or made available to such other person or any of its representatives that was not previously provided or made available to Purchaser and Merger Sub.
From and after the date of the Merger Agreement, Tiptree will, within 24 hours of the receipt by Tiptree of any acquisition proposal, notify Purchaser with respect to such acquisition proposal, and will in any such notice include copies of any written materials relating to such acquisition proposal (including materials provided by Tiptree or its representatives in response thereto) and indicate the identity of the person making such acquisition proposal, and the material terms and conditions of such acquisition proposal and thereafter will promptly (within 24 hours) keep Purchaser reasonably informed on a reasonably current basis of any material change to the terms of any such acquisition proposal, including by providing a copy of all material additional written documentation relating thereto.
Adverse Recommendation Change (Page 86)
The Tiptree Board and each committee thereof will not, subject to the terms and conditions of the Merger Agreement, (i) cause or knowingly permit Tiptree or Fortegra to enter into any alternative acquisition agreement (as defined in this proxy statement) or (ii) make an adverse recommendation change (as defined in this proxy statement).
Superior Proposal (Page 86)
Notwithstanding anything to the contrary contained in the Merger Agreement, the Tiptree Board or a committee thereof may, at any time prior to the time at which the Tiptree stockholder approval is obtained, in response to a bona fide written acquisition proposal that did not result from a breach of Tiptree’s non-solicitation obligations under the Merger Agreement, (1) terminate the Merger Agreement and substantially concurrently enter into an alternative acquisition agreement in respect of the acquisition proposal described in the following clause (2)(A) or (2) make an adverse recommendation change if (A) Tiptree receives an acquisition proposal that the Tiptree Board determines, in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law; (B) Tiptree has notified Purchaser in writing that it intends to terminate the Merger Agreement to enter into an alternative acquisition agreement or the Tiptree Board intends to effect an adverse recommendation change, which written notice must include the information with respect to such superior proposal that is specified in the Merger Agreement; (C) through the fifth business day following the date of such notice,

Fortegra and Tiptree consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of the Merger Agreement proposed by Purchaser and (D) no earlier than the fifth business day following the date of such notice, the Tiptree Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Purchaser has committed to make during such five-business-day period, that the acquisition proposal continues to constitute a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law; provided, that in the event of any change to any of the material terms or conditions (including the form, amount and timing of payment of consideration) of the acquisition proposal described in the foregoing clause (A), Tiptree must, in each case, deliver to Purchaser an additional notice consistent with that described in clause (B) above and a new notice period under clause (C) will commence with respect to each such change in terms or conditions of the acquisition proposal (except that the five-business-day notice period will instead be equal to three business days).
Intervening Event (Page 87)
Notwithstanding anything to the contrary contained in the Merger Agreement, Tiptree may, at any time prior to the time at which the Tiptree stockholder approval is obtained, make an adverse recommendation change, pursuant to clause (a) or (b) of the definition thereof if (A) an intervening event (as defined in this proxy statement) has occurred, (B) Tiptree has notified Purchaser in writing that the Tiptree Board intends to effect an adverse recommendation change, which notice will identify and include all material information with respect to such intervening event, (C) through the fifth business day following the date of such notice, Fortegra and Tiptree consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of the Merger Agreement proposed by Purchaser and (D) no earlier than the fifth business day following the date of such notice, the Tiptree Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Purchaser has committed to make during such five-business-day period, that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law.
Conditions to the Closing of the Merger (Page 101)
The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions, any one or more of which may be waived in writing at the option of the party whose obligations to consummate the transactions contemplated by the Merger Agreement are subject thereto to the extent permitted by applicable law: (i) the affirmative vote of the holders of a majority of the issued and outstanding shares of Fortegra common stock and Fortegra preferred stock (voting as a single class on an as-converted basis) (the “Fortegra stockholder approval”) having been obtained validly under the DGCL and Fortegra’s certificate of incorporation, bylaws and stockholders’ agreement, (ii) the Tiptree stockholder approval having been obtained validly under the laws of the State of Maryland and Tiptree’s charter and bylaws, (iii) that no temporary restraining order, preliminary or permanent injunction or other judgment or order, injunction, ruling, decision, assessment, award, administrative order, judicial decision or decree entered or issued by, or in agreement with, any governmental authority to which Fortegra or any of its Subsidiaries is a party or to which it is subject, issued by a court of competent jurisdiction that prevents the consummation of the transactions contemplated by the Merger Agreement has been issued and remains in effect, and no statute, rule, regulation or other law has been enacted, enforced or promulgated by any governmental authority which would restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the Merger Agreement (the “No Injunctions or Legal Prohibitions Conditions”), (iv) the Regulatory Approvals Conditions, (v) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (vi) compliance with the covenants and obligations under the Merger Agreement in all material respects, (vii) the absence of a Material Adverse Effect (as defined in this proxy statement) with respect to Fortegra and its Subsidiaries, taken as a whole, (viii) the formation of Merger Sub and the continued effectiveness of the Merger Sub Joinder (as defined in this proxy statement), (ix) (1) the delivery of an officer’s certificate by Tiptree and Fortegra certifying to the satisfaction of the conditions set forth in clauses (v), (vi) and (vii) of this paragraph, and (2) the delivery of an officer’s certificate by Purchaser and Merger Sub certifying to the satisfaction of the conditions set forth in clauses (v) and (vi) of this paragraph, and (x) Purchaser or Merger Sub having made the payments set forth in Section 3.04 of the Merger Agreement.

Termination of the Merger Agreement (Page 103)
The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing:
•	by mutual written agreement of Purchaser and Fortegra;
•
at any time after September 26, 2026 (the “Termination Date”) by either Purchaser or Fortegra, by giving written notice of such termination to the other party, if the closing has not occurred on or prior to such date (unless the failure to consummate the closing by such date is due to or has resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants of the Merger Agreement to be performed or complied with prior to the closing by, the party seeking to terminate the Merger Agreement (or Tiptree, in the event Fortegra is seeking to terminate the Merger Agreement)); provided, that, if on a date that would have been the Termination Date the Regulatory Approvals Conditions set forth in the Merger Agreement are the only conditions (other than those conditions that by their nature are to be satisfied at the closing) that have not been satisfied or waived on or before such date, the Termination Date will be automatically extended to December 26, 2026, in which case the Termination Date will be deemed for all purposes to be such later date;

•
by either Purchaser or Fortegra, if any restraint of the type set forth in the No Injunctions or Legal Prohibitions Conditions has become final and non-appealable; provided that the right to terminate the Merger Agreement pursuant to this paragraph will not be available to any party whose failure (or Tiptree’s failure, in the event Fortegra is seeking to terminate the Merger Agreement) to fulfill any obligation under the Merger Agreement was a material cause of, or resulted in, the occurrence of such restraint; provided, further, that the party seeking to terminate the Merger Agreement pursuant to this paragraph must have used the efforts required by the Merger Agreement to remove such restraint;

•
by Purchaser, by written notice to Fortegra, if Fortegra or Tiptree has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation of Fortegra or Tiptree contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) any condition to Purchaser’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate would not be satisfied as of the time of such breach or failure or as of the time such representation was or has become inaccurate, and (ii) such breach or failure to perform or inaccuracy cannot be cured by Fortegra or Tiptree or, if capable of being cured, has not been cured within 30 calendar days after receipt by Fortegra of notice in writing from Purchaser specifying the nature of such breach and requesting that it be cured, provided that Purchaser will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Merger Sub is then in breach of any of their respective covenants or other agreements set forth in the Merger Agreement that would result in the condition to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser and Merger Sub, or Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied;

•
by Fortegra, by written notice to Purchaser, if Purchaser or Merger Sub has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation or warranty of Purchaser or Merger Sub contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) the condition to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser and Merger Sub or Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement cannot be satisfied and (ii) such breach or failure to perform or inaccuracy cannot be cured by Purchaser or Merger Sub, as the case may be, or if capable of being cured, has not been cured within 30 calendar days after receipt by Purchaser of notice in writing from Fortegra, specifying the nature of such breach and requesting that it be cured, provided that Fortegra will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Tiptree is then in breach of any of its covenants or other agreements set forth in the Merger Agreement that would result in the condition to Purchaser’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied;
•
by Tiptree, if at any time prior to the receipt of the Tiptree stockholder approval, in order to substantially concurrently enter into an agreement to effect a superior proposal in compliance with Tiptree’s non-solicitation obligations under the Merger Agreement; provided, that (i) Tiptree has complied in all material respects with Tiptree’s non-solicitation obligations under the Merger Agreement with respect to such superior proposal, and (ii) Fortegra (or, in certain circumstances, Tiptree) pays to Purchaser the termination fee payable pursuant to the Merger Agreement;

•
by Purchaser, if the Fortegra stockholder approval is not executed and delivered to Purchaser within one business day following receipt of the Tiptree stockholder approval; provided, however, that the right to terminate the Merger Agreement under this paragraph in no event may be exercised once the Fortegra stockholder approval has been delivered;

•
by Purchaser, if an adverse recommendation change has occurred; provided, that Purchaser exercises the right to terminate the Merger Agreement pursuant to this paragraph prior to obtaining the Tiptree stockholder approval;

•
by Purchaser, if the condition that since the date of the Merger Agreement, no facts, events, changes, developments or effects have occurred that, individually or in the aggregate, constitute a Material Adverse Effect, is not satisfied or capable of being satisfied by the Termination Date; or

•
by either Fortegra or Purchaser if at the special meeting (including any postponement or adjournment thereof) at which a vote on the Merger and the other transactions contemplated by the Merger Agreement was taken, the Tiptree stockholder approval is not obtained.

Termination Fee (Page 105)
If the Merger Agreement is validly terminated by Purchaser, in connection with an adverse recommendation change (subject to the limitations set forth in the Merger Agreement) (or pursuant to any other termination right if Purchaser was then entitled to terminate the Merger Agreement in connection with an adverse recommendation change (subject to the limitations set forth in the Merger Agreement)), then Fortegra will pay the termination fee to Purchaser in immediately available funds within two business days after such valid termination; provided, that if the intervening event resulting in such termination relates to the “Tiptree Capital” business of Tiptree as described in Tiptree’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree.
If the Merger Agreement is validly terminated by Tiptree, if at any time prior to the receipt of the Tiptree stockholder approval, in order to substantially concurrently enter into an agreement to effect a superior proposal in compliance with the applicable terms of the Merger Agreement (provided that Tiptree has complied in all material respects with its non-solicitation obligations under the Merger Agreement with respect to such superior proposal) then Fortegra will pay the termination fee to Purchaser in immediately available funds substantially concurrently with and as a condition to such valid termination; provided, that if the superior proposal resulting in such termination is a sale of capital stock of Tiptree (or a similar transaction) to a third party other than WP Investor or any of its affiliates, pursuant to which the equity interests of Fortegra held by WP Investor will continue to be held by WP Investor, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree.
If (A) after the date of the Merger Agreement, an acquisition proposal has been publicly made to Tiptree or has been publicly made directly to the stockholders of Tiptree generally (and, in any such case, whether or not such acquisition proposal has been withdrawn), (B) thereafter, the Merger Agreement is validly terminated (1) by Purchaser or Fortegra at any time after the Termination Date, by giving written notice of such termination to the other party, if the closing has not occurred on or prior to such date (unless the failure to consummate the closing by such date is due to or has resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants of the Merger Agreement to be performed or complied with prior to the closing by, the party seeking to terminate the Merger Agreement (or Tiptree, in the event Fortegra is seeking to terminate the Merger Agreement)); provided, that, if on a date that would have been the Termination Date, the

Regulatory Approvals Conditions set forth in the Merger Agreement are the only conditions (other than those conditions that by their nature are to be satisfied at the closing) that have not been satisfied or waived on or before such date, the Termination Date will be automatically extended to December 26, 2026, in which case the Termination Date will be deemed for all purposes to be such later date, or (2) by either Fortegra or Purchaser, if at the special meeting (including any postponement or adjournment thereof) at which a vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement was taken, the Tiptree stockholder approval is not obtained, or (3) by Purchaser, by written notice to Fortegra, if Fortegra or Tiptree has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation of Fortegra or Tiptree contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) any condition to Purchaser’s obligations to effect the Merger pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate would not be satisfied as of the time of such breach or failure or as of the time such representation was or has become inaccurate, and (ii) such breach or failure to perform or inaccuracy cannot be cured by Fortegra or Tiptree or, if capable of being cured, has not been cured within 30 calendar days after receipt by Fortegra of notice in writing from Purchaser specifying the nature of such breach and requesting that it be cured, provided that Purchaser will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Merger Sub is then in breach of any of their respective covenants or other agreements set forth in the Merger Agreement that would result in the condition to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser and Merger Sub, or Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied, and (C) within 12 months after such termination, Tiptree enters into a definitive agreement for any acquisition proposal or any acquisition proposal is consummated (regardless of when made or the counterparty thereto (unless such counterparty is an affiliate of Purchaser)), then Fortegra will pay to Purchaser the termination fee by wire transfer within two business days of the earlier of the date that Fortegra enters into such definitive agreement or the date on which such acquisition proposal is consummated; provided, that, if the superior proposal resulting in such termination is in respect of a sale of capital stock of Tiptree (or a similar transaction) to a third party other than WP Investor or any of its affiliates, pursuant to which the equity interests of Fortegra held by WP Investor will continue to be held by WP Investor, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree. For purposes of this paragraph, all references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”.
If the Merger Agreement is validly terminated by Purchaser due to a failure to obtain the Tiptree stockholder approval at the special meeting (including any postponement or adjournment thereof) at which a vote on the Merger and the other transactions contemplated by the Merger Agreement was taken and the termination fee is not otherwise then payable pursuant to the terms of the Merger Agreement, then Tiptree is obligated to pay Purchaser the Stockholder Vote Failure Fee in immediately available funds within two business days after such valid termination.
Tiptree Voting Agreements (Page 112)
In connection with the Merger Agreement, each of Michael G. Barnes, Jonathan Ilany and Arif Inayatullah (collectively, the “Tiptree Signing Stockholders”) entered into a voting and support agreement with Purchaser with respect to shares of Tiptree common stock beneficially owned now or in the future by such Tiptree Signing Stockholder (collectively, the “Tiptree Voting Agreements”).
The Tiptree Signing Stockholders owned, in the aggregate, approximately 37% of the outstanding shares of Tiptree common stock as of September 26, 2025, and each has separately agreed, pursuant to his respective Tiptree Voting Agreement, among other things, to vote all shares of Tiptree common stock beneficially owned and entitled to vote in favor of approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement.
Each Tiptree Voting Agreement will terminate upon the earliest to occur of certain specified events, including the obtainment of the Tiptree stockholder approval and an adverse recommendation change by the Tiptree Board.
See the section of this proxy statement entitled “The Merger Agreement—Tiptree Voting Agreements” beginning on page 112 for more information.

Fortegra Voting Agreements (Page 113)
In connection with the Merger Agreement, each of Tiptree Holdings LLC (“Tiptree Holdings”) and the WP Investor (collectively, the “Fortegra Signing Stockholders”) entered into a voting and support agreement with Purchaser with respect to the Fortegra shares beneficially owned now or in the future by such Fortegra Signing Stockholder (collectively, the “Fortegra Voting Agreements”).
The Fortegra Signing Stockholders owned, in the aggregate, approximately 95% of the outstanding Fortegra Shares as of September 26, 2025, and each has separately agreed, pursuant to its respective Fortegra Voting Agreement, among other things, to vote all Fortegra shares owned and entitled to vote in favor of the approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement.
Each Fortegra Voting Agreement will terminate upon the earliest to occur of certain specified events, including delivery of the Fortegra stockholder approval and an adverse recommendation change by the Tiptree Board.
See the section of this proxy statement entitled “The Merger Agreement—Fortegra Voting Agreements” beginning on page 113 for more information.
Tiptree Restrictive Covenant Agreement (Page 114)
In connection with the Merger Agreement, Tiptree, Fortegra and Purchaser entered into a restrictive covenant agreement (the “Tiptree Restrictive Covenant Agreement”) pursuant to which Tiptree is subject to certain restrictive covenants relating to non-solicitation for a five-year term with respect to certain Restricted Executives (as defined in this proxy statement) and a two-year term with respect to other employees of Fortegra or its Subsidiaries, non-disparagement for a period of two years following the closing and confidentiality.
See the section of this proxy statement entitled “The Merger Agreement—Tiptree Restrictive Covenant Agreement” beginning on page 114 for more information.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to a Tiptree stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 223.
Q.	What is the Merger and what effects will it have on Tiptree?
A.
The Merger is the acquisition of Fortegra by Purchaser pursuant to the Merger Agreement. If the Merger Proposal is approved by Tiptree stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, Fortegra will become a wholly-owned subsidiary of Purchaser, and Tiptree will no longer hold any shares of Fortegra or have any interest in the future earnings or growth of Fortegra. A complete copy of the Merger Agreement is attached to this proxy statement as Annex A.

Q.	What will happen to my shares of Tiptree common stock?
A.	The Merger will have no effect on shares of Tiptree common stock.
Q.	What will Tiptree receive if the Merger is completed?
A.
Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage and assuming a closing date for the transactions contemplated by the Merger Agreement prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses.

Q.	If the Merger is consummated, how does Tiptree intend to use the proceeds it receives from the Merger?
A.
Tiptree intends to use proceeds that Tiptree receives from the Merger for working capital and general corporate purposes, including to pay transaction expenses, pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate. See “The Merger—Anticipated Use of Tiptree’s Portion of the Proceeds from the Merger” beginning on page 39 of this proxy statement for additional information.

Q.	What am I being asked to vote on at the special meeting?
A.
You are being asked to consider and vote upon (i) the Merger Proposal and (ii) a proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.

Q.	How does the Tiptree Board recommend that I vote?
A.
The Tiptree Board recommends that you vote “FOR” approval of the Merger Proposal and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.

Q.	When do you expect the Merger to be completed?
A.	We are working towards completing the Merger as soon as possible. Assuming timely satisfaction of the necessary closing conditions, we currently expect that the Merger will be consummated in mid-2026.
Q.	Are there any risks associated with the Merger?
A.
Yes. You should carefully review the section of this proxy statement entitled “Risk Factors” beginning on page 28, which presents risks and uncertainties related to the Merger and to Tiptree following the completion of the Merger.

Q.	Will Tiptree continue operations if the Merger is completed?
A.	Yes. Whether or not the Merger is completed, we intend to continue to operate the Retained Business.
Q.	What happens if the Merger is not completed?
A.
If the Merger is not approved by Tiptree stockholders or if the Merger is not completed for any other reason, Tiptree will not receive any payment for its shares of Fortegra common stock, and Tiptree will continue to hold its shares of Fortegra common stock. Under specified circumstances, Tiptree or Fortegra may be required to pay Purchaser a termination fee upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.” Additionally, Tiptree may explore other strategic alternatives, including a sale of our interest in Fortegra to another party. Any alternative transaction may have terms that are less favorable to us than the terms of the proposed Merger or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable. See the section of this proxy statement entitled “Risk Factors” beginning on page 28 for additional information.

Q.	What conditions must be satisfied to complete the Merger?
A.
The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions, any one or more of which may be waived in writing at the option of the party whose obligations to consummate the transactions contemplated by the Merger Agreement are subject thereto to the extent permitted by applicable law: (i) the Fortegra stockholder approval having been obtained validly under the DGCL and Fortegra’s certificate of incorporation, bylaws and stockholders’ agreement, (ii) the Tiptree stockholder approval having been obtained validly under the laws of the State of Maryland and Tiptree’s charter and bylaws, (iii) the No Injunctions or Legal Prohibitions Conditions, (iv) the Regulatory Approvals Conditions, (v) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (vi) compliance with the covenants and obligations under the Merger Agreement in all material respects, (vii) the absence of a Material Adverse Effect with respect to Fortegra and its Subsidiaries, taken as a whole, (viii) the formation of Merger Sub and the continued effectiveness of the Merger Sub Joinder, (ix) (1) the delivery of an officer’s certificate by Tiptree and Fortegra certifying to the satisfaction of the conditions set forth in clauses (v), (vi) and (vii) of this paragraph, and (2) the delivery of an officer’s certificate by Purchaser and Merger Sub certifying to the satisfaction of the conditions set forth in clauses (v) and (vi) of this paragraph, and (x) Purchaser or Merger Sub having made the payments set forth in Section 3.04 of the Merger Agreement.

Q.	What are the material U.S. federal income tax consequences of the Merger?
A.
The proposed Merger is entirely a corporate action undertaken by Tiptree. Our stockholders will not realize any direct gain or loss on their shares of Tiptree common stock for U.S. federal income tax purposes as a result of the Merger. We do not anticipate that the Merger or the other transactions contemplated by the Merger Agreement will result in any U.S. federal income tax consequences to our stockholders.

Stockholders should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 67 and the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118.
Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?
A.
You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of Tiptree common stock as of the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Only Tiptree stockholders of record at the close of business on the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Tiptree common stock with respect to such matters.

Q.	When and where is the special meeting?
A.
The special meeting of Tiptree stockholders will be held virtually on [  ], [  ], 2025 at [  ] [ ].m., Eastern Time. Any reference herein to attending the special meeting, including any reference to “virtual”

attendance or attending “electronically” or “virtually,” means attending by remote communication via live webcast on the Internet. The special meeting will be a completely virtual meeting of stockholders conducted exclusively by webcast. No physical meeting will be held. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.
Q.	What vote is required for Tiptree’s stockholders to approve the Merger Proposal?
A.
Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.

Q.
What vote is required for Tiptree’s stockholders to approve the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal?

A.
The approval of the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the Merger Proposal, requires the affirmative vote of a majority of the votes cast on the matter at the special meeting.

Q.	Do any of Tiptree’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?
A.
Tiptree does not believe that any director, director nominee or executive officer of Tiptree since January 1, 2024, has any direct or indirect substantial interest in the Merger that is different from or in addition to the interests of our stockholders generally. See the section of this proxy statement entitled “The Merger—Interests of Tiptree’s Directors and Executive Officers in the Merger” beginning on page 66.

Q.	What is the difference between holding shares of Tiptree common stock as a stockholder of record and as a beneficial owner?
A.
If as of the close of business on [  ], 2025, the record date for the special meeting, your shares of Tiptree common stock were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote electronically at the special meeting, or submit a proxy by mail or over the Internet. Whether or not you plan to attend the special meeting virtually, we urge you to submit your proxy to ensure your vote is counted. You may still attend the special meeting virtually and vote electronically at the special meeting if you have already submitted a proxy. Voting electronically at the special meeting will revoke any previously authorized proxy.

If as of the close of business on [  ], 2025, the record date for the special meeting, your shares of Tiptree common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares of Tiptree common stock are held in “street name” and you are the beneficial owner of the shares of Tiptree common stock. If you are a beneficial owner of shares of Tiptree common stock registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please return the voting instruction form to your broker, bank, or other nominee to ensure that your vote is counted. Alternatively, you may submit your voting instructions over the Internet, as instructed by your broker or bank. To vote electronically at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.
Q.	If my shares of Tiptree common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Tiptree common stock for me?
A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Tiptree common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Tiptree common stock. Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to “non-routine” matters, such as the proposals to be considered at the special meeting, and, as a result, absent specific instructions from the beneficial owner of such shares of Tiptree common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Tiptree common stock on “non-routine” matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Tiptree common stock, your shares of Tiptree common stock will not be voted.
Q.	Who can vote at the special meeting?
A.
Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date. On the record date, [  ] shares of Tiptree common stock were issued and outstanding, each of which is entitled to one vote upon each of the matters to be presented at the special meeting.

If you are a beneficial owner of shares of Tiptree common stock registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Please return the voting instruction form to your broker, bank, or other nominee to ensure that your vote is counted. Alternatively, you may submit your voting instructions over the Internet, as instructed by your broker or bank. To vote electronically at the special meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.
Q.	How many votes do I have?
A.
Each holder of shares of Tiptree common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Tiptree common stock that such holder owned as of the close of business on the record date of [  ], 2025. As of the close of business on the record date, there were [  ] shares of Tiptree common stock outstanding and entitled to vote, held by [  ] holders of record.

Q.	What is the quorum requirement?
A.
The presence electronically at the special meeting or represented by proxy, of the holders of at least a majority of the issued and outstanding shares of Tiptree common stock as of the record date and entitled to vote on the Merger Proposal will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a “non-routine” matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed. As a result, Tiptree does not expect there to be any broker non-votes at the special meeting.

Q.	How do I vote?
A.	If you are a stockholder of record, you may have your shares of Tiptree common stock voted on matters presented at the special meeting in any of the following ways:
•
Electronically at the special meeting. You may attend the special meeting virtually and cast your vote electronically during the special meeting. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.

•
By Internet. Go to the website www.proxyvote.com and, using the vote control number printed on your proxy card, access your account and submit a proxy for your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed. Your shares will be voted according to your instructions.

•
By Phone. Call (800) 690-6903 from the United States and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your voting instructions at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. You can submit your proxy by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope.
The control number provided on your proxy card is designed to verify your identity when submitting a proxy by telephone or Internet. The Internet and telephone voting facilities for the submission of proxies for stockholders of record will close at 11:59 p.m., Eastern Time, on [  ], 2025.
If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote electronically at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.
Q.	What effect do abstentions and “broker non-votes” have on the proposals?
A.
Abstentions will not be considered votes cast on any proposal brought before the special meeting. Because the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal is required to approve the Merger Proposal, the failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal, and any abstention with respect to the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.

Because the vote required to approve the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal is the affirmative vote of a majority of the votes cast at the special meeting, an abstention with respect to such proposal will not have the effect of a vote for or against such proposal, but will not count as a vote cast and will therefore increase the relative influence of those stockholders voting with respect to such proposal.
A broker non-vote is a vote that is not cast on a “non-routine” matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed. As a result, Tiptree does not expect there to be any broker non-votes at the special meeting.
Q.	How can I change or revoke my proxy?
A.	If you own shares of Tiptree common stock in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:
•
sending a written statement to that effect to the Secretary of Tiptree at 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, which must be received by us by 5:00 p.m., Eastern Time on the business day immediately prior to the date of the special meeting;

•	submitting a properly signed proxy card dated a later date;
•	submitting a later dated proxy via the Internet or by telephone; or
•	attending the special meeting virtually and voting your shares of Tiptree common stock. Simply attending the special meeting will not, by itself, revoke your proxy.

If you hold shares of Tiptree common stock in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.
Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Tiptree common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Tiptree common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares of Tiptree common stock voted?
A.
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card will vote your shares of Tiptree common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Tiptree common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares of Tiptree common stock that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares of Tiptree common stock to be voted, the shares of Tiptree common stock represented by your properly signed proxy will be voted “FOR” the Merger Proposal and “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If you received more than one proxy card, your shares of Tiptree common stock are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares of Tiptree common stock shown on each proxy card that you receive in order for all of your shares of Tiptree common stock to be voted at the special meeting.

Q.	What happens if I sell my shares of Tiptree common stock before the special meeting?
A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your shares of Tiptree common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Tiptree common stock and each of you notifies Tiptree in writing of such special arrangements, you will retain your right to vote such shares of Tiptree common stock at the special meeting.

Q.	Who is paying for this proxy solicitation?
A.
Tiptree has engaged Sodali & Co LLC, 430 Park Avenue, 14th Floor, New York, NY 10022 to assist in the solicitation of proxies for the special meeting. Tiptree estimates that it will pay Sodali & Co a fee of $25,000. Tiptree has agreed to reimburse Sodali & Co for certain fees and expenses and will also indemnify Sodali & Co and its affiliates and their respective directors, officers, shareholders, agents, subcontractors and employees against any and all claims, liabilities, losses, damages and expenses (including reasonable fees and disbursements of counsel and costs of investigation) relating to or arising out of Sodali & Co’s performance of the services or furnishment of advice.

Q.	What do I need to do now?
A.
Even if you plan to attend the special meeting virtually, after carefully reading and considering the information contained in this proxy statement, please promptly submit your proxy to ensure that your shares of Tiptree common stock are represented at the special meeting. If you hold your shares of Tiptree common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of Tiptree common stock voted at the special meeting in one of three ways: (i) over the Internet, by going to the website

www.proxyvote.com and, using the vote control number printed on your proxy card, accessing your account and submitting a proxy for your shares, (ii) by telephone, by calling (800) 690-6903 from the United States and Canada and following the instructions on your enclosed proxy card, or (iii) in writing by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope accompanying your proxy card. If you decide to attend the special meeting virtually and vote electronically, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
Q.	Is Tiptree entitled to exercise appraisal rights instead of receiving the Per Share Closing Merger Consideration for its shares of Fortegra common stock?
A.
Fortegra is incorporated as a corporation under the laws of the State of Delaware. As a result, Tiptree, as a holder of Fortegra common stock, is entitled to exercise appraisal rights pursuant to the provisions of Section 262 of the DGCL. However, Tiptree has executed a voting agreement pursuant to which it has agreed not to exercise its appraisal rights. As a result, Tiptree will not exercise its appraisal rights.

Q.	Will I have dissenting stockholder’s appraisal rights or rights of objecting stockholders with respect to the Merger?
A.	Holders of Tiptree common stock are not entitled to appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger.
Q.	Who can help answer any other questions I might have?
A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Tiptree common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Sodali & Co, our proxy solicitor, by calling toll-free at (800) 662-5200, or brokers and banks may call collect at (203) 658-9400, or by emailing TIPT@info.sodali.com. For timely delivery, holders of shares of Tiptree common stock must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about Tiptree from documents filed with the SEC by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 223.
The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek,” “may,” “plan,” “project,” “should,” “target,” “will,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the Merger, satisfaction of the conditions to closing and the consummation of the Merger, Tiptree’s or Fortegra’s expected financial condition, results of operations and business performance, forecasted financial information regarding Tiptree or Fortegra, the tax and accounting consequences of the Merger and the other transactions contemplated by the Merger Agreement and the amounts of proceeds resulting from the Merger, including statements regarding the intended use of such proceeds, are forward-looking statements.
These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	failure to satisfy the conditions to closing and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;
•	potential legal proceedings relating to the Merger Agreement and the Merger;
•
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination of the Merger Agreement under circumstances that could require Tiptree to pay a termination fee;

•	failure to obtain stockholder approval as required for the Merger;
•	failure to consummate the Merger in a timely manner or at all;
•	the effect of the announcement and pendency of the Merger and the other transactions contemplated by the Merger Agreement on Tiptree’s future operating results and financial condition;
•	the market price of Tiptree’s common stock;
•	the significant transaction costs that Tiptree will incur in connection with the Merger;
•	the effect of the pendency of the Merger on Tiptree’s business and Tiptree’s ability to attract, retain and motivate key personnel;
•	changes in Tiptree’s or Fortegra’s business or operating results;
•	any disruption of Tiptree or Fortegra management’s ability to spend time on the ongoing business operations of Tiptree and Fortegra due to the Merger;
•	limitations placed on Fortegra’s ability to operate the business by the Merger Agreement;
•	failure to complete the Merger in a timely manner or at all;
•	failure of Tiptree to realize financial benefits currently anticipated from the Merger;
•	competitive pressures in the markets in which Tiptree and Fortegra operate;
•	the effects of market volatility or macroeconomic changes and financial market regulations on the industries in which Tiptree operates;
•	the effects of changes in, or our failure to comply with, laws and regulations; and
•	cybersecurity attacks or information system failures disrupting Tiptree’s or Fortegra’s businesses.
For additional information about risks and uncertainties that may cause actual results of the Merger and the other transactions contemplated by the Merger Agreement to differ materially from those described, please refer to our reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements in this proxy statement speak only as of the date of this proxy statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

RISK FACTORS
In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 27, you should carefully consider the following risk factors before deciding how to vote your shares of Tiptree common stock at the special meeting. These factors should be considered in conjunction with the other information included by Tiptree in this proxy statement and the risk factors described in Tiptree’s other filings with the SEC, including in the “Risk Factors” sections of Tiptree’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on July 30, 2025, which filings are incorporated by reference in this proxy statement, and in all other filings incorporated herein by reference. In addition to those risk factors which are incorporated by reference herein, as of the date of this proxy statement, Tiptree supplements such risk factors with the following risk factors. If any of the risks described below, incorporated by reference or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations or prospects of Tiptree, or the stock price of Tiptree, could be materially and adversely affected.
The announcement and pendency of the Merger and the other transactions contemplated by the Merger Agreement, whether or not completed, creates uncertainty about our future, which could have a material adverse effect on our business, financial condition and results of operations, including the Retained Business.
The announcement and pendency of the Merger and the other transactions contemplated by the Merger Agreement may adversely affect the trading price of Tiptree common stock, our business and our relationships with clients, customers and employees. Third parties may be unwilling to enter into material agreements with respect to the Retained Business or may seek to change existing business relationships. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working in the Retained Business may become concerned about the future of the Retained Business, as applicable, and lose focus or seek other employment. In addition, while the completion of the Merger is pending we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters. The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operations. Additionally, we have incurred substantial transaction costs and diversion of management resources in connection with the Merger, and we will continue to do so until the final closing or termination of the Merger.
The Merger is subject to the Tiptree stockholder approval and other closing requirements, and may not be completed as anticipated, or at all.
The Merger may constitute a “transfer of assets” under Section 3-105 of the MGCL, and we are therefore seeking the approval of the Merger and the other transactions contemplated by the Merger Agreement by our stockholders, which is a condition to the closing of the Merger. The Regulatory Approvals Conditions are also conditions to the obligation of the parties to consummate the Merger.
The total proceeds realized by Tiptree from the Merger are contingent upon receiving the Tiptree stockholder approval and satisfying other closing conditions as of the closing date. There can be no assurances that Tiptree will receive the Tiptree stockholder approval and satisfy the conditions to closing. Any delay in receiving the Tiptree stockholder approval and satisfying the other closing conditions may increase the risk that the Merger will be terminated pursuant to the terms of the Merger Agreement, or reduce the benefits that Tiptree expects to realize.
The Merger Agreement provides certain termination rights to Purchaser and to Tiptree. If an adverse recommendation change by the Tiptree Board occurs prior to receipt of the Tiptree stockholder approval, Purchaser has the right to terminate the Merger Agreement. If Tiptree engages or participates in discussions or negotiations regarding an unsolicited superior proposal from a third party prior to receipt of the Tiptree stockholder approval, Tiptree has the right, under certain circumstances, to terminate the Merger Agreement and enter into a definitive transaction agreement providing for such superior proposal. See the sections of this proxy statement entitled “The Merger Agreement—Alternative Acquisition Proposals” beginning on page 84 and “The Merger Agreement—Termination of the Merger Agreement” for more information.

Tiptree may waive one or more of the closing conditions without re-soliciting stockholder approval.
Tiptree may determine to waive, in whole or part, one or more of the conditions to closing the Merger prior to Tiptree being obligated to consummate the Merger under the terms of the Merger Agreement. Any determination whether to waive any condition to the Merger or to re-solicit stockholder approval or amending or supplementing this proxy statement as a result of a waiver will be made by Tiptree at the time of such waiver based on the facts and circumstances as they exist at that time.
Tiptree will incur significant transaction costs in connection with the Merger.
Tiptree has incurred and is expected to continue to incur a number of non-recurring costs associated with the Merger. These costs have been, and will continue to be, substantial and, in certain cases, will be borne by Tiptree whether or not the Merger is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to legal and financial advisors. Any litigation that may result from the announcement, pendency or completion of the Merger has the potential to impose additional substantial expenses on Tiptree. If the Merger is not completed, Tiptree will have incurred substantial expenses for which no ultimate benefit will have been received. Tiptree has incurred out-of-pocket expenses in connection with the Merger for legal and accounting fees and financial printing and other costs and expenses, much of which will be incurred even if the Merger is not completed. Under specified circumstances, Tiptree or Fortegra may be required to pay Purchaser a termination fee upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.”
Tiptree will have broad discretion in the use of the proceeds from the Merger and may use proceeds in ways that you and other stockholders may not approve.
Tiptree will have broad discretion in the use of the net proceeds it receives from the Merger and may use proceeds in ways that you and other stockholders may not approve. Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from the Merger, their ultimate use may vary substantially from their currently intended use.
Tiptree management may not spend the net proceeds in ways that improve Tiptree’s results of operations or enhance the value of Tiptree common stock. The failure by Tiptree’s management to apply these funds effectively could result in financial losses that could have a material adverse effect on Tiptree’s business or cause the price of Tiptree common stock to decline. Tiptree management may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section of this proxy statement entitled “The Merger—Anticipated Use of Tiptree’s Portion of the Proceeds from the Merger” beginning on page 39.
Any Leakage will decrease the proceeds that Tiptree will receive in the Merger, and if there is Additional Leakage, Tiptree may not receive its pro rata portion of the Leakage Reserve Holdback Amount.
Any Leakage, including any Transaction Expenses but excluding Permitted Leakage, that occurs after the Lockbox Date and at or prior to the closing will decrease the Aggregate Closing Purchase Price and therefore the proceeds that Tiptree will receive in the Merger. Moreover, if, following the closing, it is determined that there was Additional Leakage, Tiptree may not receive its pro rata portion of the Leakage Reserve Holdback Amount. Because Leakage is defined to include payments, liabilities or obligations of or by the Group Companies, the amount of any Leakage may be influenced by factors outside of Tiptree’s control.
Tiptree does not expect to distribute cash to its stockholders in connection with the Merger, and any return to its stockholders is expected to come, if at all, only from potential increases in the price of Tiptree common stock.
Tiptree does not expect to distribute cash to its stockholders in connection with the Merger. The Tiptree Board has previously repurchased, and may from time to time repurchase, shares of Tiptree common stock and/or pay cash dividends. Factors that may impact our decisions regarding the method, timing and amount of a return of capital, if any, include economic and market conditions, our financial condition and operating results, cash requirements, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, investment opportunities at the time any such payment is considered, and other factors the Tiptree Board deems relevant. Furthermore, the specific timing and amount of any dividend payments are subject to declaration on future dates by the Tiptree Board in its sole discretion. There can be no assurances that we will complete any return of capital to our stockholders.
If the proposed Merger is not completed, we may explore other potential transactions, but alternatives may be less favorable to us.
Completion of the Merger will require significant time, attention, and resources of our senior management and others within Tiptree, potentially diverting their attention from other business opportunities that might benefit us. If the proposed Merger is not completed, Tiptree may explore other strategic alternatives with another party or parties. An alternative transaction may have terms that are less favorable to us than the terms of the proposed Merger, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable. Any future “transfer of assets” of Tiptree or other similar transaction may be subject to further stockholder approval, and there is no guarantee that Tiptree would be able to obtain such stockholder approval in favor of any such sale or other transaction.
The failure to complete the Merger may impact our business, financial condition and results of operations.
If the Merger is not completed for any reason, Tiptree’s business, financial condition and results of operations may be impacted. To the extent that the market price of Tiptree common stock reflects positive market assumptions that the Merger will be completed and the related benefits will be realized, the failure to complete the Merger may result in a decrease in the market value of Tiptree common stock and may impair Tiptree’s ability to achieve its objective of enhancing the value of its assets to Tiptree stockholders.
Even if the Merger is completed, we cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Merger.
We cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Merger. Any failure to realize the financial benefits we currently anticipate from the Merger could have a material adverse impact on our future operating results and financial condition and could materially and adversely affect the trading price or trading volume of Tiptree common stock. Our results of operations currently are not, and may not be in the future even if the Merger and the other transactions contemplated by the Merger Agreement are consummated, sufficient to service our indebtedness and to fund our other expenditures, and we may not be able to obtain financing to meet these requirements. Even if the Merger and the other transactions contemplated by the Merger Agreement are consummated, if we experience a default under Tiptree’s existing credit agreement or instruments governing our future indebtedness, our business, financial condition and results of operations may be adversely impacted.
Tiptree also expects to recognize significant taxable gain upon completion of the Merger, which reflects expected treatment of the proposed Merger as a taxable sale of Fortegra common stock by Tiptree for U.S. federal income tax purposes. See the sections of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67 and “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118 for more information on the tax treatment of the Merger.
After completion of the Merger, Tiptree’s future results of operations will be dependent solely on the Retained Business, Tiptree will have substantially fewer assets, Tiptree may be more susceptible to adverse events, and Tiptree may not be able to use the proceeds from the Merger as intended.
If the Merger is completed, Tiptree will no longer hold any Fortegra shares or have any interest in the future earnings or growth of Fortegra, and Tiptree’s future results of operations will be dependent solely on the Retained Business and differ materially from Tiptree’s previous results of operations. After completion of the Merger, Tiptree will be subject to concentration of the risks that affect our Retained Business and Tiptree will have substantially fewer assets and may experience significant decreases in earnings and cash flow and increases in operating costs or other expenses. Following the Merger, Tiptree will continue to be a public company with ongoing costs associated with public company operations, which will be a greater percentage of our revenues. The market price of Tiptree common stock may significantly decrease, and Tiptree common stock may be more susceptible to market fluctuations. In addition, if there are significant adverse changes in Tiptree’s business prospects, the industries in which Tiptree operates, or in market and economic conditions generally, Tiptree may not be able to use the proceeds from the Merger as currently intended because the proceeds may be required for operations or other needs that we do not currently anticipate. Any downturn in the Retained Business or future prospects following the closing of the Merger, or if Tiptree fails to bring overhead costs in line with our reduced operations following the closing of the Merger, could have a material adverse effect on Tiptree’s future operating results and financial condition and could materially and adversely affect the market price of Tiptree’s securities.
Tiptree’s future results following the Merger may differ materially from the preliminary unaudited pro forma financial statements included in this proxy statement.
The preliminary unaudited pro forma condensed consolidated financial statements included in this proxy statement present Tiptree’s historical consolidated financial statements as adjusted to give effect to the Merger. The preliminary unaudited pro forma condensed consolidated financial statements are not necessarily indicative of Tiptree’s financial condition. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Tiptree’s financial condition and results of operations following the Merger. Any change in Tiptree’s financial condition or results of operations may cause significant variations in the price of Tiptree common stock. See the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118 for more information.
After completion of the Merger, the continuing costs and burdens associated with being a public company will constitute a much larger percentage of Tiptree’s revenues.
If the Merger is completed, Tiptree will remain a public company and will continue to be subject to the listing standards of the Nasdaq and SEC rules and regulations. While all public companies face the costs and burdens associated with being public companies, the costs and burden of being a public company will be a significant portion of Tiptree’s revenues, which will be reduced if the Merger is completed.
The opinion obtained by the Fortegra Board from Barclays and relied upon by the Tiptree Board does not and will not reflect changes in circumstances after the date of such opinion.
On September 24, 2025, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Fortegra Board that, as of the date of its written opinion and based upon and subject to the qualifications, limitations, assumptions and other matters stated in its opinion, the aggregate consideration of $1,650,000,000 in cash in the Merger is fair, from a financial point of view, to holders of Fortegra common stock. Changes in the operations and prospects of Fortegra, including financial forecasts relating to Fortegra, general market and economic conditions and other factors, many of which may be beyond Tiptree’s control, and on which the opinion of Barclays was based, may alter Fortegra’s value and affect the conclusions reached in the opinion. Fortegra has not obtained, and does not expect to request, an updated opinion from Barclays. Barclays’ opinion does not speak to the time when the Merger will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the consideration to be received by holders of Fortegra common stock in connection with the Merger at the time the Merger is completed or at any time other than the time the opinion was rendered.
Securities class action and derivative lawsuits may be brought against Tiptree in connection with the Merger, which could result in substantial costs and may delay or prevent the Merger from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements that could prevent or delay the completion of the Merger and result in significant costs to Tiptree, including any costs associated with the indemnification of directors and officers. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Tiptree’s liquidity and financial condition.
Lawsuits that may be brought against Tiptree or Tiptree’s directors could also seek, among other things, injunctive relief or other equitable relief, including a request to enjoin Tiptree from consummating the Merger. The No Injunctions or Legal Prohibitions Conditions are conditions to the closing of the Merger. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, that injunction may delay or prevent the Merger from being completed within the expected timeframe or at all, which may adversely affect Tiptree’s business, financial position and results of operation.

PARTIES INVOLVED IN THE MERGER
Tiptree Inc., a Maryland corporation, allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses.
Shares of Tiptree common stock are listed on the Nasdaq under the symbol “TIPT”.
The Fortegra Group, Inc., a Delaware corporation, is a growing, consistently profitable, and multinational specialty insurance company focused on underwriting complex and niche risks in underserved markets. Founded in 1978, the business has a long-standing track record of disciplined and stable underwriting results while generating strong growth and attractive returns on capital. Fortegra is an underwriting-focused company, with deep expertise within the admitted and E&S insurance lines and capital light fee-based services markets. It targets moderate risk limits and utilizes a sophisticated reinsurance strategy to reduce volatility and protect its capital. The business differentiates itself through its go-to-market strategy, expertise in customized underwriting solutions and the value-added services offered to its distribution partners. Upon completion of the Merger, Fortegra will be a subsidiary of Purchaser.
DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194. DB Insurance Co., Ltd. was established as Korea’s first automobile insurance company in 1962 and today is the second largest non-life insurer in South Korea, servicing over 11 million customers. DB Insurance offers a diversified portfolio including long-term medical, auto, and property and casualty insurance policies.
A subsidiary of Purchaser to be incorporated in Delaware following the date of the Merger Agreement and prior to the closing of the Merger in accordance with the terms of the Merger Agreement for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Tiptree Board for use at the special meeting or at any adjournments or postponements thereof.
Date, Time and Place
The special meeting of our stockholders to consider and vote on the Merger Proposal, among other matters, will be held virtually on [   ], [   ], 2025, at [   ] [  ].m., Eastern Time. You may participate in the special meeting via Internet webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/TIPT2025SM. Please have the control number located on your proxy card available.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the record date to consider and vote upon (i) the Merger Proposal and (ii) one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
Record Date; Shares Entitled to Vote
Only Tiptree stockholders of record at the close of business on [   ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
As of the close of business on the record date, there were approximately [   ] shares of Tiptree common stock issued and outstanding and entitled to be voted on the Merger Proposal at the special meeting.
Quorum
A quorum must be present at the special meeting in order to transact business. A quorum will be present if the holders of at least a majority of the shares of Tiptree common stock issued and outstanding as of the record date and entitled to vote on the Merger Proposal are present or represented by proxy at the special meeting. As of the close of business on the record date of [   ], 2025, there were [   ] shares of Tiptree common stock outstanding and entitled to vote on the Merger Proposal. Thus, [   ] shares of Tiptree common stock must be represented at the special meeting to have a quorum.
In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal. As a result, at least [   ] shares of Tiptree common stock entitled to vote on the Merger Proposal must cast an affirmative vote electronically or by proxy at the special meeting for the Merger Proposal to be approved. The approval of the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if, at the time of the special meeting, there are insufficient votes to approve the Merger Proposal, requires the affirmative vote of a majority of the votes cast on the matter at the special meeting. Only Tiptree stockholders of record at the close of business on [   ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
Abstentions will be counted toward the presence of a quorum at the special meeting. Abstentions will not be considered votes cast on any proposal brought before the special meeting. Because the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal is required to approve the Merger Proposal, the failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal, and any abstention with respect to such proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

Abstentions from voting by a Tiptree stockholder and the failure of any Tiptree stockholder to submit a vote will not be considered votes cast in respect of the proposal to approve one or more adjournments of the special meeting, and so will not have the effect of a vote “FOR” or “AGAINST” the proposal, but will increase the relative influence of those stockholders voting with respect to such proposal.
Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed. As a result, Tiptree does not expect there to be any broker non-votes at the special meeting.
Shares Held by Tiptree’s Directors and Executive Officers
As of the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [   ] shares of Tiptree common stock, representing approximately [  ]% of the shares of Tiptree common stock issued and outstanding on that date. The directors and executive officers have informed Tiptree that they currently intend to vote all of their shares of Tiptree common stock (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal. In addition, certain of our directors and executive officers have entered into voting agreements to vote their shares in favor of the Merger Proposal, among other matters. See the section of this proxy statement entitled “The Merger Agreement—Tiptree Voting Agreements” beginning on page 112 for more information.
Tiptree Board’s Recommendation and Reasons for the Merger
The Tiptree Board, after considering various reasons described in the section of this proxy statement entitled “The Merger—Tiptree Board’s Recommendation and Reasons for the Merger” beginning on page 51, has unanimously: (a) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (b) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (c) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (d) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Tiptree Board recommends that Tiptree stockholders vote (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
For a description of the factors considered by the Tiptree Board in determining to recommend approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger—Tiptree Board’s Recommendation and Reasons for the Merger” beginning on page 51.
Voting of Proxies
Holders of shares of Tiptree common stock will be entitled to cast one vote for each share of Tiptree common stock held by them and are entitled to vote on all the proposals voted on at the special meeting or any postponement or adjournment thereof.
If your shares of Tiptree common stock are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you may cause your shares to be voted by returning a signed proxy card, or you may vote electronically at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares of Tiptree common stock by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of Tiptree common stock according to your directions.
If you plan to attend the special meeting virtually and wish to vote electronically, you will be able to vote at the special meeting. If your shares of Tiptree common stock are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting virtually. If you attend the special meeting virtually and vote electronically, your vote by ballot will revoke any proxy previously submitted.
Voting instructions are included on your proxy card. All shares of Tiptree common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
If your shares of Tiptree common stock are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee.
If you fail to submit a proxy or to vote electronically at the special meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special meeting. If your shares of Tiptree common stock are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions, your shares will not be counted for purposes of quorum or as votes cast at the special meeting. If you choose to vote electronically at the special meeting and your shares of Tiptree common stock are held in “street name,” you must first obtain a legal proxy form from your broker, bank or other nominee and bring such executed form with you to the special meeting.
Revocability of Proxies
You may revoke a submitted proxy by (i) sending a written statement to that effect to the Secretary of Tiptree at 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, which must be received by us by 5:00 p.m., Eastern Time on the business day immediately prior to the date of the special meeting; (ii) submitting a properly signed proxy card or voting instruction form dated a later date; (iii) submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or (iv) attending the special meeting virtually and voting your shares of Tiptree common stock electronically.
If your shares of Tiptree common stock are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Solicitation of Proxies
The expense of soliciting proxies in the enclosed form will be borne by Tiptree. We have retained Sodali & Co, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $25,000 plus expenses. Tiptree has agreed to reimburse Sodali & Co for certain fees and expenses and will also indemnify Sodali & Co and its affiliates and their respective directors, officers, shareholders, agents, subcontractors and employees against any and all claims, liabilities, losses, damages and expenses (including reasonable fees and disbursements of counsel and costs of investigation) relating to or arising out of Sodali & Co’s performance of the services or furnishment of advice. Tiptree has agreed to indemnify Sodali & Co against losses arising out of its provision of such services on its behalf. In addition, Tiptree may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate that the Merger will be consummated in mid-2026.
Householding of Special Meeting Materials
We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, or contact our Investor Relations department at (212) 446-1400 or through the Investor Relations section of our website at www.tiptreeinc.com. We will promptly deliver upon written request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. Stockholders who currently receive multiple copies of this proxy statement at their addresses and would like to request “householding” of their communications should contact their broker.
Assistance
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Tiptree common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Sodali & Co, our proxy solicitor, by calling toll-free at (800) 662-5200, or brokers and banks may call collect at (203) 658-9400, or by emailing TIPT@info.sodali.com.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
General Description of the Merger
On September 26, 2025, Tiptree entered into the Merger Agreement with Fortegra and Purchaser. Merger Sub will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Pursuant to the Merger Agreement, at the Effective Time, in accordance with the Merger Agreement and the DGCL, Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, the surviving corporation will become a wholly-owned subsidiary of Purchaser. Throughout this proxy statement, we use the term “surviving corporation” to refer to Fortegra as the surviving corporation following the Merger. If the Merger is completed, Tiptree will not own any shares of the surviving corporation.
The Merger may constitute a “transfer of assets” under Section 3-105 of the MGCL, and we are therefore seeking the approval of the Merger and the other transactions contemplated by the Merger Agreement by our stockholders. The closing of the Merger is conditioned on, among other things, Tiptree obtaining the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger and the other transactions contemplated by the Merger Agreement. The closing will take place on (a) the last business day of the month in which the Condition Satisfaction occurs; provided, that if the Condition Satisfaction occurs less than five business days prior to the last business day of such month, the closing will occur on the last business day of the month immediately following the month in which the Condition Satisfaction occurs, or (b) such other date or at such other time or place as the parties to the Merger Agreement may mutually agree.
Following the completion of the Merger, Tiptree expects to continue to own the Retained Business. Tiptree expects to maintain the same corporate functions and the same senior executives as Tiptree had prior to the completion of the Merger and the same board of directors that is in place as of the date of this proxy statement.
Certain Effects of the Merger on Tiptree
At the Effective Time, in accordance with the Merger Agreement and the DGCL, Merger Sub will be merged with and into Fortegra, the separate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, the surviving corporation will become a wholly-owned subsidiary of Purchaser. If the Merger is completed, Tiptree will not own any shares of the surviving corporation. Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage and assuming a closing date for the transactions contemplated by the Merger Agreement (the “closing date”) prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses.
Upon the terms and subject to the conditions of the Merger Agreement, the parties to the Merger Agreement will deliver at the closing to the Secretary of State of the State of Delaware the Certificate of Merger and will make all other filings or recordings as may be required under the DGCL and any other applicable law in order to effect the Merger. The Merger will become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.
Effect on Tiptree if the Merger is Not Completed
If the Merger is not approved by Tiptree stockholders, or if the Merger is not completed for any other reason, Tiptree will not receive any payment for its shares of Fortegra common stock or its Fortegra warrants in connection with the Merger, and Tiptree will continue to hold its shares of Fortegra common stock and its Fortegra warrants.
Under specified circumstances, Tiptree or Fortegra may be required to pay Purchaser the termination fee or the Stockholder Vote Failure Fee upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee.”
Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is likely that the price of shares of Tiptree common stock will decline, potentially significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Tiptree common stock would return to the price at which they trade as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Tiptree common stock. If the Merger is not consummated, the Tiptree Board will continue to evaluate and review Tiptree’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger is not approved by Tiptree stockholders, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Tiptree will be offered or that Tiptree’s business, prospects or results of operation will not be adversely impacted. See the sections of this proxy statement entitled “Risk Factors—The Merger is subject to the Tiptree stockholder approval and other closing requirements, and may not be completed as anticipated, or at all,” beginning on page 28, and “Risk Factors—Even if the Merger is completed, we cannot provide any assurances that we will realize the financial benefits we currently anticipate from the Merger,” beginning on page 30, for additional information.
Additionally, we may explore other strategic alternatives, including a sale of our interest in Fortegra to another party; however, there can be no assurances that any alternative transactions will be identified or completed. An alternative transaction may have terms that are less favorable to us than the terms of the proposed Merger, or we may be unable to reach agreement with any third party on an alternate transaction that we would consider to be reasonable. See the section of this proxy statement entitled “Risk Factors—If the proposed Merger is not completed, we may explore other potential transactions, but alternatives may be less favorable to us,” beginning on page 30 for additional information.
The Merger Consideration
At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Fortegra common stock issued and outstanding immediately prior to the Effective Time (other than (A) Appraisal Shares and (B) shares of Fortegra common stock that are held by Fortegra, any of its Subsidiaries or Merger Sub, if any, which in each case will be cancelled) will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (1) the Per Share Closing Merger Consideration plus (2) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, and (ii) each share of Fortegra preferred stock issued and outstanding immediately prior to the Effective Time will be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference.
Pursuant to the terms of the Merger Agreement, in the event that the closing date occurs after the Profit Sharing Fee Start Date, Purchaser will additionally be required to pay to the Fortegra equityholders the Aggregate Delayed Closing Consideration.
Fortegra warrants will either be exercised on a cashless basis automatically immediately prior to the Effective Time pursuant to their terms or cancelled at the Effective Time for no consideration, whether or not such cancellation happens pursuant to their terms. Fortegra warrants that are so exercised will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration plus (B) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount.
Prior to the Effective Time, the Fortegra Board (or, if appropriate, any committee thereof administering the Fortegra Equity Plan) will adopt resolutions or take such other actions as may be required to cause each Fortegra stock option and each Fortegra RSU award that is outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other condition, to accelerate and vest at the Effective Time, with the performance conditions applicable to the Fortegra stock options deemed achieved as determined by Fortegra.
At the Effective Time, each such vested Fortegra RSU award will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, an amount in cash equal to (i) (A) the Per Share Closing Merger Consideration multiplied by (B) the number of Fortegra shares subject to such vested Fortegra RSU award plus (ii) the Leakage Delayed Consideration attributable to such Fortegra shares (if any), and (iii) minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares.

At the Effective Time, each such vested Fortegra stock option will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, the Option Closing Merger Consideration and the Leakage Delayed Consideration attributable to such Fortegra stock option (if any), minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such vested Fortegra stock option.
Anticipated Use of Tiptree’s Portion of the Proceeds from the Merger
Tiptree estimates that Tiptree will receive total gross proceeds of approximately $1.12 billion in cash upon consummation of the Merger, subject to adjustments for Leakage and assuming a closing date for the transactions contemplated by the Merger Agreement prior to June 1, 2026, and estimated book value of approximately $950 million, net of estimated transaction-related taxes and expenses. Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate.
Tiptree does not expect to distribute cash to its stockholders in connection with the Merger. The Tiptree Board has previously repurchased, and may from time to time repurchase, shares of Tiptree common stock and/or pay cash dividends. Factors that may impact our decisions regarding the method, timing and amount of a return of capital, if any, include economic and market conditions, our financial condition and operating results, cash requirements, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints, investment opportunities at the time any such payment is considered, and other factors the Tiptree Board deems relevant. Furthermore, the specific timing and amount of any dividend payments are subject to declaration on future dates by the Tiptree Board in its sole discretion. There can be no assurances that we will complete any return of capital to our stockholders.
For additional information, see the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118, which assumes completion of the Merger.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Tiptree Board, Tiptree’s representatives, Fortegra, Purchaser or their respective representatives and advisors, or other parties. Other than as described below, there have been no material contacts between Tiptree or Fortegra, on the one hand, and Purchaser, on the other hand, in the past two years.
The Tiptree Board and members of Tiptree management have periodically reviewed and evaluated Tiptree’s businesses, operations, financial performance, long-term strategies, competitive position and strategic opportunities with the goal of increasing stockholder value, including evaluating opportunities to access capital markets, potential acquisitions and dispositions of assets and businesses and potential partnering opportunities, including with the parties identified below, in light of developments at Tiptree, in the industries in which Tiptree and its subsidiaries operate, in the economy generally, and in financial markets.
On December 4, 2014, Tiptree acquired Fortegra, and since the acquisition, a significant portion of Fortegra’s earnings have been reinvested to grow Fortegra’s business, which business has had and continues to have an ongoing need for growth capital, particularly to expand its specialty insurance lines of business.
On October 16, 2017, a subsidiary of Fortegra issued $125.0 million of 8.5% Fixed Rate Resetting Junior Subordinated Notes due 2057 to raise capital in order to repay then-existing Fortegra indebtedness.
On March 15, 2021, Fortegra announced the launch of an initial public offering of shares of Fortegra common stock (an “IPO”) with the intent to use the net proceeds to, among other things, execute Fortegra’s growth strategy. The IPO was withdrawn on April 29, 2021 due to limited institutional investor demand at or near the expected valuation range.
On June 21, 2022, the WP Investor paid $200 million in cash to Fortegra to acquire an approximately 24% ownership stake in Fortegra, determined on a fully-diluted basis (the “WP Transaction”). Tiptree and Fortegra also entered into a stockholders’ agreement granting the WP Investor certain consent rights, including consents over an IPO of Fortegra or the sale of Fortegra in certain circumstances.

Using the capital raised in the WP Transaction, Fortegra accelerated its growth strategy and, on January 29, 2024, Fortegra announced the launch of an IPO with the intent to use the net proceeds to, among other things, continue to execute Fortegra’s growth strategy. The IPO was withdrawn on February 7, 2024 again due to limited institutional investor demand at or near the expected valuation range. Following the withdrawal of the IPO, Tiptree received several inquiries from third parties interested in exploring an investment in or acquisition of Fortegra.
On February 28, 2024, Tiptree held discussions with a private equity firm (“Sponsor A”) concerning a possible investment in Fortegra.
On March 4, 2024, Tiptree and the WP Investor held discussions initiated by an investment bank regarding a potential transaction between Fortegra and a special purpose acquisition company (“SPAC”).
On March 11, 2024, representatives of Sponsor A shared a term sheet with members of Tiptree management contemplating a preferred stock investment by Sponsor A in Fortegra and Fortegra’s using the net proceeds from such investment to partially repay debt and as growth capital.
On March 14, 2024, Tiptree and the WP Investor held a discussion regarding Fortegra’s near- and long-term capital needs to support its growth initiatives. Following discussion, Tiptree and the WP Investor determined instead to address the short-term capital needs via a $40 million cash investment in common stock of Fortegra from existing Fortegra equityholders rather than a preferred investment from Sponsor A. To address the long-term capital needs of Fortegra, Tiptree began a series of discussions with other potential long-term capital providers.
On March 21, 2024, members of Tiptree management held a discussion with representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”), who had acted as one of the lead bookrunning managers on the withdrawn 2024 Fortegra IPO, to discuss re-launching an IPO of Fortegra as well as other capital raising alternatives for Fortegra, including the sale of a minority interest in Fortegra to a new investor and the sale of Fortegra’s non-insurance services business.
In March and April 2024, Tiptree, the WP Investor and the independent members of the Fortegra Board contributed an aggregate of $40 million in cash in exchange for shares of Fortegra common stock to support Fortegra’s growth opportunities. The contribution was made pro-rata based on the relative ownership percentage of Fortegra at that time.
On May 1, 2024, a third-party investment bank (“Investment Bank A”) arranged a meeting between Tiptree and a strategic company in the insurance industry (“Company A”) to discuss the potential acquisition of Fortegra or Tiptree by Company A. At the meeting, members of Tiptree management and representatives of Company A discussed only publicly available information regarding Fortegra and Tiptree.
On May 6, 2024, representatives of Company A conveyed a proposal to members of Tiptree management outlining Company A’s interest in either acquiring 100% of Tiptree or 100% of Fortegra, but Company A did not include a valuation of Tiptree or Fortegra in such communication.
On May 17, 2024, based on publicly available information of Fortegra and Tiptree, Investment Bank A provided to Company A a valuation range of $1.9 billion to $2.1 billion for the potential acquisition of 100% of Fortegra and a valuation of $40 per share for the potential acquisition of 100% of Tiptree. On May 18, 2024, representatives of Company A informed representatives of Investment Bank A that Company A and Tiptree and Fortegra were too far apart on valuation to continue discussions.
On June 18, 2024, members of Tiptree management held a meeting with representatives of a publicly traded company (“Company B”) to discuss a potential transaction involving the acquisition by Company B of 100% of Tiptree or 100% of Fortegra. At the meeting, the parties discussed only publicly available information regarding Fortegra and Tiptree and potential transaction structuring but not valuation or price.
On June 26, 2024, members of Tiptree management and representatives of Goldman Sachs convened to discuss re-launching an IPO of Fortegra as well as other potential strategic alternatives for Fortegra, including the sale of 100% or a portion of Fortegra’s equity interests.
After discussions with potential capital providers, and with consideration of the cost of various forms of potential long-term capital and the regulatory consequences to Fortegra, on August 1, 2024, Tiptree, the WP Investor and Fortegra engaged two investment banks to raise junior subordinated debt at Fortegra for growth capital.

On August 21, 2024, representatives of Company A, through its financial advisor, submitted Company A’s verbal indication of interest to Tiptree to acquire 100% of Fortegra for approximately $1.125 billion. This indication of interest was disclosed to members of the Tiptree Board and members of the Fortegra Board. In response to the indication of interest, members of Tiptree management informed representatives of Company A that Tiptree’s valuation of Fortegra was significantly higher than the value set forth in the indication of interest, and no further discussions with Company A followed.
On September 6, 2024, members of Fortegra management and representatives of Purchaser held an introductory meeting as part of Purchaser’s planned visit to the United States to meet with a number of U.S. insurance industry participants and investment banks. Following this meeting, members of Fortegra management requested that the parties enter into a non-disclosure agreement.
On September 9, 2024, members of Tiptree management held an introductory meeting with representatives of a strategic company in the insurance business (“Company C”) at which publicly available information of Tiptree and Fortegra was discussed. The meeting was organized by Company C’s financial advisor for Company C to learn more about Tiptree and Fortegra and for members of Tiptree management to learn more about Company C.
On September 27, 2024, Fortegra and Purchaser entered into a non-disclosure agreement, which did not contain a standstill provision, in connection with Purchaser’s exploration of entering into a potential business arrangement with Fortegra.
On October 1, 2024, Tiptree met with a SPAC (“SPAC A”) to discuss a possible business combination with Fortegra. On October 3, 2024, Tiptree entered into a non-disclosure agreement, which did not include a standstill provision, with SPAC A. On October 10, 2024, Tiptree provided SPAC A with access to certain diligence materials.
On October 15, 2024, Tiptree entered into a non-disclosure agreement, which did not include a standstill provision, with Company B, and Company B provided Tiptree with access to certain diligence materials, including an illustrative transaction analysis, and held calls with members of Tiptree management on October 16, 2024 to discuss a potential transaction involving Tiptree or Fortegra.
On October 16, 2024, Fortegra provided Purchaser with access to certain diligence materials.
On October 17, 2024, members of Tiptree management met with representatives of Barclays to discuss strategic alternatives for Tiptree, including a potential sale of Fortegra.
On October 22, 2024, members of Tiptree management met with representatives of a SPAC sponsor to discuss a potential transaction involving Fortegra.
On October 29, 2024, the Tiptree Board held a regularly scheduled meeting attended by members of Tiptree management and representatives of Barclays. At the meeting, representatives of Barclays presented on Tiptree’s market performance and potential strategic alternatives involving each of Tiptree and Fortegra, including an IPO of Fortegra, a spin-off of Fortegra, a merger of Tiptree and Fortegra, a merger of Fortegra with a SPAC, a sale of Fortegra and a sale of Tiptree. A discussion ensued regarding the advantages and disadvantages of each of these alternatives. Following discussion, the Tiptree Board directed Tiptree management to contact several other potential financial advisors regarding a potential sale of Fortegra. On November 1, 2024, Tiptree management sent a request for proposals regarding a potential sale of Fortegra to six potential financial advisors for Fortegra, including Barclays, BofA Securities and Goldman Sachs.
On November 7, 2024, Fortegra issued $150.0 million of 9.25% Fixed Rate Resetting Junior Subordinated Notes due 2064 to, among other things, finance its growth initiatives and repay certain of Fortegra’s then-existing indebtedness.
On November 15, 2024, members of the Fortegra Board (one of whom is a member of Tiptree management and two of whom are representatives of the WP Investor) and a member of Fortegra management met with representatives of each of the six potential financial advisors, including Barclays, BofA Securities and Goldman Sachs, to discuss a potential sale of Fortegra.
Also on November 15, 2024, Company C submitted to Fortegra an unsolicited non-binding indication of interest (the “Company C November 15 IoI”), which ascribed to Fortegra an enterprise value of approximately $2.0 billion, and a corresponding equity value of approximately $1.7 billion, and indicated that the enterprise value could be increased based on the results of Company C’s due diligence. The Company C November 15 IoI also indicated that

Company C would assume Fortegra’s outstanding debt obligations as of the closing of the acquisition of Fortegra, the purchase price would be reduced by the amount of transaction-related expenses incurred, and the proposal assumed that management-level employees would remain employed by Fortegra following the closing. Company C also requested exclusivity for a period of three months in connection with the submission of the Company C November 15 IoI.
On November 18, 2024, members of Tiptree management, representatives of the WP Investor and members of the Tiptree Board and the Fortegra Board met to discuss engagement of financial advisors for a potential sale of Fortegra. Based upon, among other things, Barclays’, BofA Securities’ and KBW’s respective familiarity with Fortegra and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger, Tiptree management, representatives of the WP Investor and members of Fortegra management determined that (i) each of Barclays and BofA Securities be engaged to act as Fortegra’s financial advisor in connection with Fortegra’s exploration of strategic alternatives and (ii) KBW be engaged to assist Fortegra in its preparation for potential strategic transactions.
On December 2, 2024, Fortegra entered into an engagement letter with KBW.
Beginning on December 20, 2024 and continuing through January 2025, at the direction of Fortegra, Barclays and BofA Securities contacted fifteen prospective counterparties who had not yet been subject to outreach or held discussions with Tiptree or Fortegra with respect to a potential transaction earlier in 2024, as well as Company C and Purchaser, to solicit their interest in a potential strategic transaction with Fortegra.
During this same period, Fortegra entered into non-disclosure agreements, none of which contained a standstill provision, with six prospective counterparties to a transaction, including Company C, and provided prospective counterparties with access to certain diligence materials. During this period, members of Fortegra management also hosted management presentations and held preliminary discussions with five potential strategic counterparties, including Company C and Purchaser.
On December 16, 2024, members of Fortegra management and a representative of Purchaser attended a dinner at which they discussed Fortegra’s and Purchaser’s respective businesses and Purchaser’s interest in a strategic transaction involving Fortegra.
On December 17, 2024, a representative of Purchaser delivered to members of Fortegra management a letter addressed to Tiptree, Fortegra and the WP Investor containing an unsolicited non-binding indication of interest from Purchaser to acquire Fortegra, which ascribed to Fortegra an equity valuation of $1.9 to $2.0 billion (the “Purchaser December 17 IoI”) and requested exclusivity for a period of 90 days in connection with the submission of the Purchaser December 17 IoI. Purchaser indicated in the Purchaser December 17 IoI that it expected to fund the acquisition of Fortegra with cash from Purchaser’s balance sheet, to retain the existing Fortegra leadership team to continue running the business without any changes in strategy or operations, and to obtain all required regulatory approvals and close the transaction within six months following entry into definitive transaction documents.
On December 23, 2024, representatives of Barclays and BofA Securities held a call with representatives of Goldman Sachs, Purchaser’s financial advisor, to discuss the Purchaser December 17 IoI and Purchaser’s desire for exclusivity, which Fortegra did not grant. Over the course of January and February 2025, at the direction of Fortegra, representatives of Barclays and BofA Securities held numerous discussions with representatives of Goldman Sachs regarding process considerations and preliminary financial due diligence.
Between December 20 and December 31, 2024, at the direction of Fortegra, representatives of Barclays and BofA Securities held calls with representatives of Company C and its financial advisor to discuss process considerations, including timing and next steps. On January 2, 2025, following Company C’s entry into a non-disclosure agreement, Fortegra provided Company C with access to diligence materials, and over the course of January and February 2025, members of Fortegra management, representatives of Barclays and BofA Securities, Company C and Company C’s financial advisor held numerous discussions in connection with Company C’s preliminary, high-level due diligence of Fortegra and several additional discussions regarding potential next steps.
On January 7, 2025, The Insurer published an article stating that Fortegra was appointing Barclays, BofA Securities and KBW to lead a sale process for a deal that was expected to come to market in the ensuing month. After this article was published, four additional parties contacted representatives of Barclays or BofA Securities to express interest in a potential transaction with Fortegra, and representatives of Barclays and BofA Securities promptly informed members of the Fortegra Board of such additional interest.
On January 23, 2025, the Tiptree Board held a regularly scheduled meeting, which was attended by members of Tiptree management and a representative of Ropes & Gray LLP (“Ropes & Gray”), Tiptree’s and Fortegra’s outside legal counsel. At the meeting, members of Tiptree management provided an update on the ongoing diligence being undertaken by Purchaser and Company C and an update on ongoing outreach to other prospective acquirers, including the status of discussions with each party and that eight parties had declined to move forward with discussions.
On January 24, 2025, at the direction of Fortegra, representatives of Barclays and BofA Securities sent a first-round process letter (the “January 24 Process Letter”) to six prospective strategic counterparties, including Purchaser and Company C, inviting such prospective acquirers to submit an indicative, non-binding proposal to acquire Fortegra by February 19, 2025.
Following dissemination of the January 24 Process Letter, members of Fortegra management, and at the direction of Fortegra, representatives of Barclays and BofA Securities held numerous discussions with prospective acquirers, including Purchaser and Company C, regarding diligence matters and such prospective acquirers’ interest in Fortegra. Four of the six prospective acquirers who received the January 24 Process Letter did not submit a proposal.
On February 13, 2025, members of Fortegra management visited Company C’s headquarters to meet with representatives of Company C and discuss Fortegra’s growth strategy, potential commercial and strategic collaborations between Fortegra and Company C and a potential transaction between the parties.
On February 17, 2025, representatives of Goldman Sachs confirmed to representatives of Barclays and BofA Securities that Purchaser intended to submit a bid in connection with the January 24 Process Letter. Subsequently, on February 19, 2025, Fortegra received a non-binding indication of interest from Purchaser, which ascribed to Fortegra an equity valuation of $1.9 to $2.0 billion (the “Purchaser February 19 IoI”), which valuation was unchanged from the Purchaser December 17 IoI. Purchaser reiterated in the Purchaser February 19 IoI that it expected to fund the acquisition of Fortegra with cash from Purchaser’s balance sheet, to retain the existing Fortegra leadership team to continue running the business without any changes in strategy or operations, and to obtain all required regulatory approvals and close the transaction within six months following entry into definitive transaction documents.
Also on February 19, 2025, Fortegra received a non-binding indication of interest from Company C, which ascribed to Fortegra an enterprise value of $2.0 billion, and a corresponding equity value of approximately $1.7 billion (the “Company C February 19 IoI”), which valuation was unchanged from the Company C November 15 IoI. The Company C February 19 IoI indicated that Company C would assume Fortegra’s outstanding debt obligations as of the closing, the purchase price would be reduced by the amount of transaction-related expenses incurred, and that the transaction would be financed using existing sources of cash (including available debt capacity and/or existing borrowing facilities). The Company C February 19 IoI stated that it assumed that management-level employees would remain employed by Fortegra following the closing and noted that Company C planned to develop more definitive plans regarding employee matters during the next phase of the transaction process.
Following receipt of the Company C February 19 IoI, at the direction of Fortegra, representatives of Barclays and BofA Securities held several calls with representatives of Company C and its financial advisor to discuss the Company C February 19 IoI. During these calls, at the direction of Fortegra, representatives of Barclays and BofA Securities informed representatives of Company C that for Company C to be successful, it would need to improve the terms contemplated by the Company C February 19 IoI, including by increasing Company C’s valuation of Fortegra. During March 2025, representatives of Barclays and BofA Securities continued to discuss potential next steps with representatives of Company C’s financial advisor, and during such period members of Fortegra management held management presentations and a series of due diligence calls with representatives of Company C.
Following receipt of the Purchaser February 19 IoI, representatives of Barclays and BofA Securities held calls with representatives of Goldman Sachs to discuss the Purchaser February 19 IoI. During these calls, representatives of Barclays and BofA Securities, at the direction of Fortegra, informed representatives of Goldman Sachs that Purchaser was being invited to conduct additional diligence on Fortegra.

On February 24, 2025, the Fortegra Board held a regularly scheduled meeting at which members of Tiptree management provided a general update on engagement with prospective acquirers of Fortegra, reviewed the terms of the Purchaser February 19 IoI and the Company C February 19 IoI, and discussed potential next steps.
On February 25, 2025, the Tiptree Board held a regularly scheduled meeting attended by members of Tiptree management and a representative of Ropes & Gray. At the meeting, members of Tiptree management provided a general update on engagement with prospective acquirers of Fortegra, reviewed the terms of the Purchaser February 19 IoI and the Company C February 19 IoI, and discussed potential next steps.
From March 4 to March 7, 2025, senior members of Fortegra management held in-person meetings with representatives of Purchaser in Seoul, Republic of Korea to discuss Fortegra’s growth strategy, potential commercial and strategic collaborations between Fortegra and Purchaser, and the timeline for a potential transaction. Also on March 7, 2025, representatives of Barclays and BofA Securities held a call with Goldman Sachs to discuss next steps for a potential transaction with Purchaser.
On March 14, 2025, at the direction of Fortegra, Barclays and BofA Securities sent a second-round process letter (the “March 14 Process Letter”) to Purchaser and Company C inviting each prospective acquirer to submit a written final proposal to acquire Fortegra by April 9, 2025. Included with the March 14 Process Letter was a draft of the Merger Agreement, and the March 14 Process Letter requested that each prospective acquirer submit a revised draft of the Merger Agreement by April 3, 2025. The draft of the Merger Agreement included with the March 14 Process Letter contemplated, among other things, (i) a “hell-or-high water” provision requiring the acquirer to use reasonable best efforts to take promptly any and all steps and actions necessary to obtain regulatory approvals, (ii) the continuation of Fortegra equity awards in accordance with their terms following the Effective Time, other than Fortegra stock options, (iii) a purchase price adjustment mechanism based on any difference between the consolidated book value of Fortegra as of December 31, 2024 and the actual consolidated book value of Fortegra as of the closing date, (iv) that expenses generally be borne by the party incurring such expenses and (v) a termination fee of 2% of the equity value of Fortegra in the event the Tiptree Board exercised its fiduciary out due to a superior proposal. The draft of the Merger Agreement did not provide for post-closing indemnification of the acquirer by Tiptree or Fortegra.
From March 14, 2025 through April 2025, members of Fortegra management and representatives of Barclays and BofA Securities held management presentations, discussions among financial advisors, and multiple due diligence calls with representatives of Purchaser and Goldman Sachs.
On March 20 and March 21, 2025, representatives from Company C visited Jacksonville, Florida and conducted multi-day diligence sessions with members of Fortegra management.
On March 24 and March 25, 2025, representatives of Purchaser visited Jacksonville, Florida and conducted multi-day diligence sessions.
On March 26, 2025, representatives of Company C informed members of Tiptree management that Company C was withdrawing from the process.
On March 31 and April 1, 2025, at the direction of Fortegra, representatives of Barclays and BofA Securities held calls with representatives of Goldman Sachs during which representatives of Goldman Sachs requested an extension of the April 3, 2025 deadline from the March 14 Process Letter to submit a bid and revised draft of the Merger Agreement. Representatives of Barclays and BofA Securities agreed to an updated deadline of April 24, 2025 for Purchaser to submit a revised draft of the Merger Agreement.
Between April 7 and April 11, 2025, Purchaser and its outside legal counsel, Latham & Watkins LLP (“Latham”), continued to conduct due diligence on Fortegra, including through virtual meetings with representatives of Fortegra, Tiptree, Ropes & Gray, Barclays and BofA Securities. During such period, representatives of Barclays and BofA Securities also held a check-in call with representatives of Goldman Sachs regarding Purchaser’s progress in providing a final proposal in response to the March 14 Process Letter.
On April 15, 2025, Insurance Insider US reported that Purchaser, among others, had expressed interest in acquiring Fortegra.
Purchaser did not submit a revised draft of the Merger Agreement on April 24, 2025, and on April 25, 2025, representatives of Goldman Sachs informed representatives of Barclays and BofA Securities that Purchaser was not prepared at that time to reconfirm its valuation of Fortegra. In response, at the direction of Fortegra, on April 27, 2025, representatives of Barclays and BofA Securities informed representatives of Goldman Sachs that Purchaser would be required to provide an indication as to Purchaser’s valuation of Fortegra as a condition to further engagement with Fortegra.
Also on April 27, 2025, Fortegra received a letter from Purchaser outlining Purchaser’s due diligence progress to date and areas for further diligence, requesting an extension of the final bid submission deadline, noting that Purchaser intended to fund the acquisition with cash-on-hand but was open to exploring financing options, and stating that Purchaser would target signing definitive transaction documentation by the end of June 2025 and closing the transaction by the end of 2025. Included with the letter was a preliminary issues list prepared by Latham in response to the draft Merger Agreement that had been shared as part of the March 14 Process Letter (the “April 27 Issues List”), which noted, among other things, Purchaser’s position that (i) Purchaser would not be required to accept a burdensome condition in order to obtain regulatory approvals, (ii) the transaction would provide for acceleration and payout at closing of all Fortegra equity awards, (iii) use of a locked-box mechanism in the transaction instead of a post-closing purchase price adjustment based on consolidated book value, and (iv) Purchaser would require a termination fee of 4% of the equity value of Fortegra in the event of exercise of the Tiptree Board’s fiduciary out, and a termination fee of 1% in the event the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval. In addition, Purchaser proposed additional terms, including, among others, the addition of a post-closing indemnity from the Fortegra equityholders.
On April 28, 2025, the Fortegra Board held a regularly scheduled meeting at which members of Tiptree management provided an update on negotiations with Purchaser, including that Purchaser was not prepared to re-confirm its prior valuation of Fortegra at the current time and that representatives of Barclays and BofA Securities had informed representatives of Goldman Sachs that, as a condition to Fortegra considering further steps with Purchaser, Purchaser would first be required to provide an indication as to Purchaser’s valuation of Fortegra. Members of Tiptree management also updated the Fortegra Board on the decision to reach back out to Company C and its financial advisor with respect to a potential transaction.
On April 29, 2025, the Tiptree Board held a regularly scheduled meeting attended by members of Tiptree management and a representative of Ropes & Gray. At the meeting, members of Tiptree management provided an update on negotiations with Purchaser, including that Purchaser was not prepared to re-confirm its prior valuation of Fortegra at the current time and that representatives of Barclays and BofA Securities had informed representatives of Goldman Sachs that, as a condition to Fortegra considering further steps with Purchaser, Purchaser would first be required to provide an indication as to Purchaser’s valuation of Fortegra. Members of Tiptree management also updated the Tiptree Board on the decision to reach out to Company C and its financial advisor with respect to a potential transaction.
Following the April 29, 2025 meeting of the Tiptree Board, at the direction of Fortegra, representatives of Barclays and BofA Securities contacted representatives of Goldman Sachs to confirm that, without Purchaser’s providing its indication of valuation of Fortegra, the Fortegra Board would not be able to evaluate Purchaser’s proposal as made on April 27, 2025, and Purchaser would not be provided with any additional diligence materials with respect to Fortegra.
On April 30, 2025, representatives of the WP Investor met with members of management of Company C to re-engage with respect to a potential transaction. At that meeting, members of management of Company C informed the representatives of the WP Investor that Company C was no longer interested in pursuing a transaction.
Also on April 30, 2025, representatives of Goldman Sachs informed representatives of Barclays and BofA Securities that Purchaser’s equity valuation of Fortegra was $1.5 billion.
On May 1, 2025, members of Tiptree management and representatives of a family office (the “Family Office”) held a meeting to discuss a potential transaction involving Tiptree or Fortegra.
Also on May 1, 2025, Fortegra entered into an engagement letter with Barclays and an engagement letter with BofA Securities. Also on May 1, 2025, Tiptree entered into a letter agreement with Barclays in connection with the Tiptree Board’s reliance on the fairness opinion to be delivered by Barclays and Tiptree’s disclosure of such opinion, and Tiptree entered into a non reliance letter agreement with BofA Securities in connection with Tiptree’s receipt of materials prepared by BofA Securities.

On May 2, 2025, BofA Securities provided to Ropes & Gray a relationship disclosure addressed to the Fortegra Board regarding BofA Securities’ past or existing relationships with Fortegra, Tiptree, Warburg Pincus LLC (“Warburg Pincus”), Purchaser and Company C.
On May 4, 2025, an executive of Tiptree held a discussion with a representative of Company C’s financial advisor to re-engage with respect to a potential transaction but was informed that Company C was no longer interested in pursuing a transaction.
From May 6, 2025, through May 19, 2025, Tiptree discussed with the WP Investor a potential transaction involving Tiptree repurchasing the WP Investor’s interest in Fortegra and merging Tiptree and Fortegra.
During the first half of May 2025, members of the Tiptree Board, members of the Fortegra Board, representatives of the WP Investor and representatives of Barclays and BofA Securities held several calls to discuss Purchaser’s $1.5 billion valuation of Fortegra. Following those discussions, on May 14, 2025, at the direction of Fortegra, representatives of Barclays and BofA Securities informed representatives of Goldman Sachs that Purchaser would be provided with additional diligence materials once Purchaser increased its equity valuation of Fortegra to at least $1.65 billion plus a purchase price adjustment through closing or a post-closing earnout structure that would provide additional consideration. Following such discussion, on May 16, 2025, representatives of Purchaser submitted a plan for Purchaser to complete additional due diligence and indicated that Purchaser would need to complete such diligence prior to Purchaser responding to the proposal for an increased purchase price.
On May 16, 2025, Insurance Insider US reported that the Fortegra sale process had narrowed down to one interested party: Purchaser.
On May 23, 2025, members of Tiptree and Fortegra management met with an investment bank (“Investment Bank B”) to discuss a potential IPO of Fortegra.
Over the next several days, the parties continued to discuss Purchaser’s plan for additional due diligence, and on May 29, 2025, Ropes & Gray, Latham and Sidley Austin LLP (“Sidley”), outside insurance counsel to Tiptree and Fortegra, held a call to discuss the April 27 Issues List. During that discussion, Ropes & Gray communicated that, in light of the significant number and scope of outstanding issues, a full markup of the Merger Agreement from Purchaser would be required to engage in a productive discussion of the terms of the Merger Agreement. On the same day, Ropes & Gray shared an initial draft of the disclosure schedules to the Merger Agreement with Latham.
On May 30, 2025, members of Tiptree management held a meeting with representatives of Barclays. At the meeting, Barclays presented alternatives for raising capital at Tiptree for Tiptree to repurchase the WP Investor’s interest in Fortegra and other alternatives to maximize value at Tiptree.
From June 2 through June 4, 2025, members of Fortegra management held additional in-person due diligence meetings with representatives of Purchaser in Jacksonville, Florida.
On June 3, 2025, members of Tiptree management called representatives of Company A to ask if Company A would be interested in participating in the Fortegra sale process, but representatives of Company A declined.
On June 4, 2025, members of Tiptree management and representatives of the Family Office held additional discussions regarding a possible transaction involving an acquisition of Tiptree, an acquisition of Fortegra or an investment in Tiptree to fund the repurchase of the WP Investor’s interest in Fortegra.
On June 5, 2025, Tiptree and Company A held discussions in connection with a possible transaction involving an acquisition of Tiptree, an acquisition of Fortegra or an investment in Tiptree to fund the repurchase of the WP Investor’s interest in Fortegra.
Also on June 5, 2025, Tiptree and the Family Office entered into a non-disclosure agreement, which did not contain a standstill provision, in connection with a possible transaction involving an acquisition of Tiptree, an acquisition of Fortegra or an investment in Tiptree to fund the repurchase of the WP Investor’s interest in Fortegra.
On June 9, 2025, Tiptree met with representatives of a publicly traded holding company to discuss, based on publicly available information, a potential transaction for Tiptree or Fortegra.
Also on June 9, 2025, Tiptree and Sponsor A entered into a non-disclosure agreement, which did not contain a standstill provision, in connection with a possible transaction involving the acquisition of Tiptree or Fortegra.

On June 10, 2025, given increased activity in the IPO markets, members of Tiptree and Fortegra management met again with Investment Bank B to discuss a potential IPO of Fortegra.
On June 12, 2025, representatives of Company A confirmed through Investment Bank A that the parties were too far apart on valuation to have meaningful discussions.
On June 24, 2025, representatives of Goldman Sachs informed representatives of Barclays and BofA Securities that Purchaser’s indicative equity valuation of Fortegra was $1.6 billion.
On June 26, 2025, members of Tiptree management held discussions with representatives of the Family Office about the potential acquisition of Tiptree or Fortegra, and potential capital raises at Tiptree and/or Fortegra to repurchase the WP Investor’s ownership interest in Fortegra.
On June 27, 2025, members of Tiptree management held discussions with representatives of Sponsor A about the potential acquisition of Tiptree or Fortegra, and potential capital raises at Tiptree and/or Fortegra to repurchase the WP Investor’s ownership interest in Fortegra.
At the direction of Fortegra, representatives of Barclays and BofA Securities responded to Goldman Sachs’ outreach from June 24, 2025, on June 27, 2025, informing representatives of Goldman Sachs that Tiptree and the WP Investor expected (i) Purchaser to increase its equity valuation of Fortegra to $1.65 billion in upfront cash consideration plus 80% of Fortegra’s 2025 earnings and (ii) to agree to Purchaser’s proposed locked-box mechanism in the Merger Agreement on the condition that the Merger Agreement include a ticking fee to align the parties’ incentives towards a closing on the earliest possible date.
From June 30 through July 2, 2025, media sources reported that Purchaser was in talks to acquire Fortegra after having completed due diligence but that the parties had not agreed upon a valuation for Fortegra. On July 8, 2025, multiple media sources reported that Purchaser had walked away from talks to acquire Fortegra.
On July 10, 2025, members of Tiptree management held a meeting with representatives of Barclays. At the meeting, Barclays presented alternatives for raising capital at Tiptree for Tiptree to repurchase the WP Investor’s interest in Fortegra.
On July 12, 2025, Purchaser requested updated financial results of Fortegra, and such updated financials were provided on July 17, 2025.
On July 14, 2025, and July 15, 2025, members of Tiptree management held discussions with an investment bank to discuss a proposal to finance Tiptree’s repurchase of the WP Investor’s interest in Fortegra.
On July 22, 2025, at the direction of Fortegra, representatives of Barclays and BofA Securities informed representatives of Goldman Sachs that Tiptree and the WP Investor expected Purchaser to increase its equity valuation of Fortegra to $1.7 billion but would not require a purchase price adjustment for earnings accrued after the transaction agreements were executed.
On July 27, 2025, representatives of Goldman Sachs communicated Purchaser’s final equity valuation of Fortegra of $1.65 billion (the “July 27 Valuation”).
Also on July 27, 2025, Tiptree made a proposal to the Family Office for it to make an investment in Tiptree to fund the repurchase of the WP Investor’s interest in Fortegra. The Family Office declined the opportunity presented at that time.
Between July 28 and August 1, 2025, multiple media sources reported that Purchaser had resumed talks to acquire Fortegra.
On July 28, 2025, the Fortegra Board held a regularly scheduled meeting. Following discussion, the Fortegra Board determined to continue negotiations with Purchaser based on the July 27 Valuation, subject to negotiation with Purchaser of acceptable definitive transaction documentation.
On July 29, 2025, the Tiptree Board held a regularly scheduled meeting attended by members of Tiptree management and a representative of Ropes & Gray to discuss, among other things, the July 27 Valuation and the prior day’s determination by the Fortegra Board. Following discussion regarding the implied price to book value, price to earnings and comparable transaction metrics, the Tiptree Board determined to continue negotiations with Purchaser based on the July 27 Valuation, subject to negotiation with Purchaser of acceptable definitive transaction documentation.

Following this meeting, at the direction of Fortegra, representatives of Barclays and BofA Securities informed representatives of Goldman Sachs that the July 27 Valuation was acceptable, subject to Purchaser having completed due diligence and the negotiation by the parties of acceptable definitive transaction documentation. Representatives of Barclays and BofA Securities also requested that Purchaser provide its comments to the initial draft of the Merger Agreement that had been shared as part of the March 14 Process Letter.
On July 31, 2025, representatives of Goldman Sachs informed representatives of Barclays and BofA Securities that Latham would share a revised draft of the Merger Agreement the following week. On August 4, 2025, Latham sent a revised draft of the Merger Agreement (the “August 4 Merger Agreement Draft”) to Ropes & Gray, which was generally consistent with the positions taken by Purchaser in the April 27 Issues List. In addition, the August 4 Merger Agreement Draft contemplated the deduction of transaction expenses of Fortegra from the aggregate purchase price.
On August 14, 2025, Ropes & Gray shared a revised draft of the Merger Agreement with Latham reflecting, among other changes, (i) reinstatement of the “hell-or-high water” obligation to obtain regulatory approvals, other than with respect to insurance regulatory approvals, which would be subject to a narrowed burdensome condition standard that applied only to insurance regulatory approvals, (ii) the acceleration of all equity awards other than Fortegra performance awards, which would continue in effect following the closing, (iii) agreement to a locked box mechanism, (iv) the addition of a 8 percent per annum ticking fee payable by Purchaser if the closing were to occur after a specified date, (v) a termination fee of 2% of the equity value of Fortegra in the event of exercise of the Tiptree Board’s fiduciary out and the deletion of a termination fee of 1% in the event that the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval, (vi) the elimination of transaction expenses of Fortegra as a deduction to the aggregate purchase price, and (vii) the removal of post-closing indemnification obligations of Fortegra equityholders, with Purchaser’s sole post-closing recourse for breaches of representations and warranties by Tiptree or Fortegra being limited to recovery under a representations and warranties insurance policy to be purchased by Purchaser.
On August 22, 2025, representatives of Barclays and BofA Securities, Goldman Sachs, Ropes & Gray, Sidley and Latham held calls to discuss Purchaser’s progress in reviewing the draft Merger Agreement and potential next steps. Goldman Sachs emphasized that Purchaser intended to share a revised draft of the Merger Agreement that would bring the parties closer to overall agreement on the transaction. Issues that were discussed included, among other things, Purchaser’s opposition to the inclusion of a ticking fee. Goldman Sachs confirmed that Purchaser had begun soliciting representations and warranties insurance policy quotations and acknowledged that certain points, such as termination fees and triggers, remained unresolved.
On August 28, 2025, representatives of Latham, Ropes & Gray and Sidley held a call during which Latham previewed certain changes that would be reflected in its forthcoming revised draft of the Merger Agreement. Following that call, Latham shared a revised draft of the Merger Agreement with Ropes & Gray generally consistent with the positions expressed on the call, including (i) a broader definition of burdensome condition that included restrictions, conditions, limitations or requirements related to antitrust, foreign direct investment and insurance matters, (ii) the acceleration and payout at closing of Fortegra performance awards, (iii) the deletion of the ticking fee, (iv) a termination fee of 3.75% of the equity value of Fortegra, (v) the addition of a termination fee of 0.5% of the equity value of Fortegra payable by Tiptree in the event that the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval (in a circumstance in which the termination fee was not otherwise payable), (vi) a broader definition of Transaction Expenses that would constitute Leakage and therefore a deduction to the Aggregate Purchase Price, and (vii) the execution of employment agreements with Mr. Kahlbaugh and Mr. Rattner as a condition to closing.
On September 3, 2025, Latham shared initial drafts of the form of Tiptree Voting Agreement, form of Fortegra Voting Agreement and the form of restrictive covenant agreement with Ropes & Gray, among other ancillary documents. Between September 3, 2025 and continuing until the finalization and execution of the Tiptree Voting Agreements, the Fortegra Voting Agreements and the Tiptree Restrictive Covenant Agreement on September 26, 2025, representatives of Ropes & Gray, Latham, Barclays and BofA Securities and Goldman Sachs, at the direction of their respective clients, negotiated the terms of such definitive agreements.
Also on September 3, 2025, representatives of Tiptree, Fortegra, Purchaser, Ropes & Gray, Sidley, Barclays and BofA Securities, Latham and Goldman Sachs held a call to discuss next steps to finalize the Merger Agreement and other transaction documents. Between September 3, 2025, and continuing until the finalization and execution of definitive agreements on September 26, 2025, representatives of Ropes & Gray, Sidley and Latham, as well as Barclays, BofA Securities and Goldman Sachs, were in frequent contact regarding issues arising from drafts of definitive transaction documentation with respect to the Merger and the other transactions contemplated by the Merger Agreement.
Also on September 3, 2025, Barclays provided relationship disclosures regarding Barclays’ past or existing relationships with Fortegra, Tiptree, Warburg Pincus and Purchaser to Ropes & Gray.
On September 5, 2025, representatives of Ropes & Gray, Sidley, Barclays and BofA Securities, Latham and Goldman Sachs held a call during which Ropes & Gray previewed certain changes that would be reflected in its forthcoming revised draft of the Merger Agreement. Following that call, Ropes & Gray shared a revised draft of the Merger Agreement with Latham consistent with these positions, including (i) a narrowed definition of burdensome condition but a concession that a burdensome condition limitation apply to all regulatory approvals required for the Merger, (ii) Fortegra performance awards continuing in effect following the closing, (iii) the addition of a purchase price adjustment mechanism based on adjusted net income of Fortegra, (iv) a termination fee of 2.25% of the equity value of Fortegra, (v) the deletion of a termination fee payable by Tiptree in the event that the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval, (vi) a narrower definition of Transaction Expenses that would constitute Leakage and (vii) the deletion of certain closing conditions, including employment agreements with Mr. Kahlbaugh and Mr. Rattner.
On September 9, 2025, members of Tiptree management and representatives of the Family Office held further discussions regarding the proposal for the Family Office to make an investment in Tiptree to fund the repurchase of the WP Investor’s interest in Fortegra.
Also on September 9, 2025, Latham shared a revised draft of the Merger Agreement (the “September 9 Merger Agreement Draft”) with Ropes & Gray reflecting, among other changes, (i) a broader definition of burdensome condition and the deletion of a covenant requiring the parties to attempt to agree to modify the terms of the Merger Agreement and other transaction documents to eliminate any burdensome condition prior to the parties’ exercising their applicable termination rights, (ii) the replacement of a purchase price adjustment mechanism based on adjusted net income of Fortegra with a profit sharing mechanism pursuant to which, in the event that the closing date occurs following June 1, 2026, the purchase price would be increased at a rate of three percent per annum on the difference between $1.65 billion and the amount of any Leakage, such increase accruing from the day after June 1, 2026 until the closing, (iii) a termination fee of 3.75% of the equity value of Fortegra, (iv) the reinstatement of a termination fee of 0.5% of the equity value of Fortegra payable by Tiptree in the event that the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval (in a circumstance in which the termination fee was not otherwise payable), (v) the addition of a closing condition related to the obtaining of required regulatory approvals not specifically identified in the Merger Agreement or the disclosure schedule (whether or not identified prior to the date of the Merger Agreement), (vi) the expansion of definitions of Leakage and Transaction Expenses, and (vii) the reinstatement of a closing condition that specified employment agreements remain in full force and effect.
On September 10, 2025, BofA Securities provided to Ropes & Gray an updated relationship disclosure addressed to the Fortegra Board regarding BofA Securities’ past or existing relationships, if any, with Fortegra, Tiptree, Warburg Pincus and Purchaser.
On September 11, 2025, representatives of Tiptree, Fortegra, the WP Investor, Purchaser, Ropes & Gray, Sidley, Latham, Barclays, BofA Securities and Goldman Sachs held a call to discuss open points in the Merger Agreement and other transaction documents. Issues discussed included, among others, the start date and method of calculating any profit sharing fee or purchase price adjustment based on adjusted net income or profit sharing, the scope of the definition of Transaction Expenses and Leakage in the Merger Agreement, the timeline for Purchaser to obtain required regulatory approvals, and the size of the termination fee.
From September 12, 2025 through September 15, 2025, representatives of Ropes & Gray, Sidley and Latham held multiple follow-up calls to discuss the September 9 Merger Agreement Draft, and the parties’ positions with respect to, among other things, (i) the proposed profit sharing mechanism, (ii) the closing condition with respect to the continued employment of Mr. Kahlbaugh and Mr. Rattner and (iii) the amount of the proposed termination fees (including the termination fee payable in the event that the Merger Agreement is terminated as a result of the failure to obtain the Tiptree stockholder approval).

On September 16, 2025, Ropes & Gray shared a revised draft of the Merger Agreement (the “September 16 Merger Agreement Draft”) with Latham reflecting, among other changes, (i) a profit sharing mechanism pursuant to which either (A) in the event that the closing date occurs following May 1, 2026, the purchase price would be increased at a rate of eight percent per annum on $1.65 billion, such increase accruing from May 1, 2026 until the closing, or (B) in the event that the closing date occurs following June 1, 2026, the purchase price would be increased at a rate of ten percent per annum on $1.65 billion, such increase accruing from June 1, 2026 until the closing, allowing Purchaser to choose its preferred alternative, (ii) a narrower definition of Transaction Expenses that would constitute Leakage, (iii) the deletion of the closing condition that specified employment agreements for Mr. Kahlbaugh and Mr. Rattner remain in full force and effect and (iv) the deletion of a closing condition related to the obtaining of any additional required regulatory approvals that the parties may identify during the period between the date of the Merger Agreement and the closing.
On September 17, 2025 and September 18, 2025, a representative of the WP Investor and a representative of Purchaser held calls to discuss Purchaser’s feedback on the September 16 Merger Agreement Draft. Also on September 18, 2025, representatives of Barclays and BofA Securities and Goldman Sachs as well as representatives of Ropes & Gray, Sidley and Latham held separate calls to discuss Purchaser’s feedback on the September 16 Merger Agreement Draft.
On September 19, 2025, Latham shared a revised draft of the Merger Agreement (the “September 19 Merger Agreement Draft”) with Ropes & Gray, reflecting, among other changes, (i) a broader definition of burdensome condition, (ii) a profit sharing mechanism pursuant to which, in the event that the closing date occurs following June 1, 2026, the purchase price would be increased at a rate of ten percent per annum on the difference between $1.65 billion and the amount of any Leakage, such increase accruing from June 1, 2026 until the closing, (iii) the reinstatement of a closing condition related to the obtaining of any additional required regulatory approvals that the parties may identify during the period between the date of the Merger Agreement and the closing and (iv) a broader definition of Transaction Expenses that would constitute Leakage. The September 19 Merger Agreement Draft removed the requirement that specified employment agreements remain in full force and effect as a condition to closing.
Also on September 19, 2025, representatives of Ropes & Gray, Sidley and Latham separately held a call to discuss initial feedback from Tiptree, the WP Investor and Fortegra on the September 19 Merger Agreement Draft and determine remaining open issues, and a representative of the WP Investor and a representative of Purchaser held calls to discuss the WP Investor’s, Tiptree’s and Fortegra’s initial feedback on the September 19 Merger Agreement Draft, after which the representative of the WP Investor shared with the representative of Purchaser an issues list in response to the September 19 Merger Agreement Draft (the “September 19 Issues List”) which had been discussed with Tiptree, Fortegra, Ropes & Gray and Sidley. The September 19 Issues List identified as key issues (among others) (i) certain changes to the definitions of Leakage, Permitted Leakage and Transaction Expenses, (ii) the method of calculating the Profit Sharing Fee, and (iii) the closing condition related to the obtaining of any additional required regulatory approvals that the parties may identify during the period between the date of the Merger Agreement and the closing.
On September 20, 2025, Latham shared a revised draft of the September 19 Issues List reflecting Purchaser’s responses. Between September 20, 2025 and continuing until the finalization and execution of definitive agreements on September 26, 2025, representatives of Ropes & Gray, Sidley, Latham, Barclays and BofA Securities and Goldman Sachs, at the direction of their respective clients, negotiated the terms of definitive agreements for the Merger, including the Merger Agreement. Please see the section of this proxy statement entitled “The Merger Agreement,” beginning on page 70, for a discussion of the material terms of the Merger Agreement.
On September 22, 2025, BofA Securities provided to Ropes & Gray an updated relationship disclosure addressed to the Fortegra Board regarding BofA Securities’ past or existing relationships, if any, with Fortegra, Tiptree, Warburg Pincus and Purchaser.
On September 23, 2025, materials were provided electronically to the Tiptree Board and the Fortegra Board in anticipation of the special meetings of the Tiptree Board and the Fortegra Board called in connection with the potential transaction. Included in the materials were relationship disclosures provided by Barclays and BofA Securities on September 22, 2025, regarding Barclays’ and BofA Securities’ respective past or existing relationships with Fortegra, Tiptree, Warburg Pincus and Purchaser, which the Tiptree Board determined were not material to the Tiptree Board’s evaluation of strategic alternatives.

On September 24, 2025, the Fortegra Board held a meeting attended by the members of the Tiptree Board, members of Fortegra management and Tiptree management and representatives of Ropes & Gray, Sidley and Barclays. At the meeting, representatives of Ropes & Gray provided an overview of the Fortegra Board’s fiduciary duties under Delaware law and reviewed the material proposed terms of the Merger and the other transactions contemplated by the Merger Agreement, the Tiptree Voting Agreements and the restrictive covenant agreements. A representative of Sidley provided an overview of required insurance regulatory filings. Following discussion, representatives of Barclays then reviewed Barclays’ financial analysis of the consideration to be paid in connection with the Merger and the other transactions contemplated by the Merger Agreement. Following discussion, Barclays rendered to the Fortegra Board its oral opinion, confirmed by delivery of its written opinion dated September 26, 2025, to the Fortegra Board to the effect that, as of such date, and based upon and subject to the qualifications, limitations, assumptions and other matters stated in Barclays’ opinion, the aggregate consideration of $1,650,000,000 in cash in the Merger is fair, from a financial point of view, to the holders of Fortegra common stock. Following further discussion, the Fortegra Board unanimously approved the Merger and the other transactions contemplated by the Merger Agreement.
Immediately following the meeting of the Fortegra Board, the Tiptree Board held a meeting attended by members of Tiptree management and representatives of Ropes & Gray, Sidley, Venable LLP, Maryland counsel to Tiptree (“Venable”), and Barclays. At the meeting, in addition to further discussing the matters discussed at the immediately preceding meeting of the Fortegra Board, the Tiptree directors reviewed other potential value-maximizing alternatives that had been considered at both the Fortegra and Tiptree levels. A representative of Venable provided an overview of the duties of Tiptree’s directors in the context of a transfer of assets under Maryland law. A representative of Tiptree management then reviewed with the Tiptree directors certain financial metrics in connection with the Merger and the other transactions contemplated by the Merger Agreement. Following further discussion, and in light of the reasons considered, the Tiptree Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (ii) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (iv) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement.
On September 25, 2025, Eastern Time, and September 26, 2025, Korea Standard Time, the parties jointly announced the transaction.
Tiptree Board’s Recommendation and Reasons for the Merger
The Tiptree Board recommends that Tiptree stockholders vote (i) “FOR” the Merger Proposal and (ii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies, in the event that there are insufficient votes to approve the Merger Proposal.
At a meeting held on September 24, 2025, the Tiptree Board unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (ii) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (iv) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement.
As described above in the section of this proxy statement entitled “The Merger—Background of the Merger” beginning on page 39, in reaching its recommendation that Tiptree stockholders vote for the Merger Proposal, the Tiptree Board consulted with Tiptree and Fortegra management, Barclays, Ropes & Gray and Sidley and considered a number of reasons, including the following non-exhaustive list of reasons (not included in any relative order of importance) that the Tiptree Board believes support its determination and recommendation:
•
the Tiptree Board’s significant familiarity with and understanding of Fortegra’s business, operations, financial condition, earnings, prospects, competitive position and the nature of the industries in which Fortegra competes, including the risks and uncertainties inherent in Fortegra’s business;

•	the review by the Tiptree Board and Tiptree management of the historical financial performance of Fortegra;

•
certain prospective forecasts for Fortegra prepared by senior management of Fortegra, which reflect an application of various commercial assumptions of Fortegra’s senior management; for further discussion, see the section of this proxy statement entitled “The Merger—Certain Unaudited Forecasted Financial Information” beginning on page 63;

•
the risks to Tiptree’s business and results of operations from competition to Fortegra from other specialty insurance companies, standard insurance companies and underwriting agencies, as well as from diversified financial services companies that are larger than Fortegra and that have greater financial, marketing, personnel and other resources than Fortegra;

•
the fact that the Tiptree Board conducted a thorough review of strategic alternatives for Tiptree, including contacting 17 parties, receiving 4 unsolicited inquiries, having Fortegra execute 7 non-disclosure agreements, conducting multiple rounds of competitive bidding resulting in 2 preliminary bids, one from Company C, which ultimately withdrew from the process, as well as the Tiptree Board’s consideration and discussion with potential counterparties of a variety of alternative transactions, as described in the section of this proxy statement titled “Background of the Merger” beginning on page 39;

•
the likelihood, based on the extensive strategic review process conducted by Tiptree and Fortegra and Barclays and BofA Securities, that there would be no other parties that would most likely be willing to make an offer in excess of Purchaser’s offer if Tiptree and Fortegra did not enter into the Merger Agreement;

•
the fact that there were numerous reports in the media speculating on the existence and developments with respect to the process in the months leading up to the date on which the Merger Agreement was signed, which gave any interested potential counterparties who were not contacted by Barclays and BofA Securities an opportunity to inquire about the process;

•
the fact that the Tiptree Board held numerous meetings and met regularly to discuss and evaluate strategic alternatives potentially available to Tiptree, as discussed in more detail in the section of this proxy statement entitled “Background of the Merger” beginning on page 39, and each member of the Tiptree Board was actively engaged in the process on a regular basis;

•
the Tiptree Board’s belief that the consideration to be received by Tiptree upon the consummation of the Merger would allow Tiptree to continue to focus on allocating capital to select small and middle market companies with the mission of building long-term value by seeking new acquisition opportunities, engaging in opportunistic stock repurchases, and/or dividends;

•	the amount of the consideration to be received by Tiptree upon the consummation of the Merger pursuant to the terms of the Merger Agreement;
•
the Tiptree Board’s belief that Purchaser’s offer represented the best value to Tiptree as a holder of Fortegra common stock on a time- and risk-adjusted basis as compared to the other strategic options considered by Tiptree and Fortegra management and their advisors, including the feasibility and likely consequences of implementing those alternatives;

•
the fact that, as discussed in more detail in the section of this proxy statement entitled “The Merger Agreement—Tiptree Voting Agreements” beginning on page 112, each of Michael G. Barnes, Jonathan Ilany and Arif Inayatullah, three of Tiptree’s largest stockholders, collectively holding approximately 37% of the issued and outstanding shares of Tiptree common stock as of September 26, 2025, entered into a voting agreement pursuant to which, among other things, he agreed to vote all of his shares of Tiptree common stock entitled to vote at the special meeting in favor of approval of the Merger and the other transactions contemplated by the Merger Agreement;

•
the likelihood of the satisfaction of the conditions to closing and the consummation of the Merger and the other transactions contemplated by the Merger Agreement in light of the fact that the Merger Agreement was designed to provide substantial certainty that the Merger would be consummated on a timely basis;

•
the financial analysis and opinion, dated as of September 26, 2025, of Barclays to the Fortegra Board that, as of the date of such opinion and based upon and subject to the qualifications, limitations, assumptions and other matters stated therein, the aggregate consideration of $1,650,000,000 in cash in the Merger is fair, from a financial point of view, to holders of Fortegra common stock;

•
the fact that the aggregate consideration of $1,650,000,000 in cash implies a multiple of 2.3x of Fortegra’s stated book value and 3.9x Fortegra’s stated tangible book value, in each case, for the second quarter of fiscal year 2025 and an estimated gross return to Tiptree of 14.1x on invested capital and 22.7% internal rate of return, in each case calculated prior to purchase price adjustments set forth in the Merger Agreement;

•
based on their review of Tiptree’s strategic alternatives, the exploration of those alternatives and related discussions and negotiations with Purchaser, all as overseen by the Tiptree Board, taking into account the advice of Tiptree’s and Fortegra’s legal advisors and Barclays, the Tiptree Board’s belief that the Per Share Closing Merger Consideration, subject to adjustments for Leakage and assuming a closing date prior to June 1, 2026, was the highest price per share of Fortegra common stock that Purchaser was willing to pay in respect of Fortegra common stock at the time of those negotiations and following completion of its due diligence and that the terms and conditions of the Merger Agreement were the most favorable to Fortegra and its stockholders that Purchaser would be willing to agree to;

•	Purchaser’s reputation as a leading property and casualty insurance company;
•	the fact that the consideration to be paid by Purchaser is all cash, which provides certainty of value;
•
the representation made by Purchaser to Fortegra in the Merger Agreement that Purchaser will have at the closing cash on hand or available sources of capital necessary to consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein, as well as the absence of a financing condition to the closing;

•
Purchaser’s commitment in the Merger Agreement not to, and to cause its affiliates not to, take any action that could reasonably be expected to hinder or delay, as applicable, the obtaining of clearance or the expiration of the required waiting periods under the HSR Act or the obtaining of any required governmental consent (including the CFIUS Approval) or the effect of which would be to delay or impede the ability of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement, subject to limited exceptions set forth in the Merger Agreement;

•	Tiptree’s entitlement to specific performance to prevent breaches of the Merger Agreement;
•
the ability of the Tiptree Board, at any time prior to the time at which the Tiptree stockholder approval is obtained, to make an adverse recommendation change or agree to enter into an alternative acquisition agreement in respect of a superior proposal, subject to certain conditions, as further described in the section of this proxy statement entitled “The Merger Agreement—Alternative Acquisition Proposals—Superior Proposal” beginning on page 86;

•
the ability of the Tiptree Board, at any time prior to the time at which the Tiptree stockholder approval is obtained, to make an adverse recommendation change if an intervening event has occurred, subject to certain conditions, as further described in the section of this proxy statement entitled “The Merger Agreement—Alternative Acquisition Proposals—Intervening Event” beginning on page 87;

•
the view of the Tiptree Board that, despite the termination fee and the Stockholder Vote Failure Fee payable by Tiptree or Fortegra, as applicable, to Purchaser under certain circumstances, the terms of the Merger Agreement would be unlikely to deter any other third party from making an unsolicited acquisition proposal;

•
the fact that a vote of holders of shares of Tiptree common stock to approve the Merger and the other transactions contemplated by the Merger Agreement is a condition to closing pursuant to the Merger Agreement, as the Merger may constitute a “transfer of assets” under Section 3-105 of the MGCL; and

•
the belief that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable.

In the course of its deliberations, the Tiptree Board also considered a variety of risks and countervailing factors related to the Merger Agreement and the Merger, including the following material factors:
•	the fact that following the closing, Tiptree will not have a continuing interest in Fortegra or any future earnings from growth in Fortegra’s business;

•
the fact that the completion of the Merger is subject to a number of conditions, including the Tiptree stockholder approval, clearance under the HSR Act and receipt of required governmental consents (including the CFIUS Approval), and it is therefore possible that the Merger may be delayed or may not be completed;

•
the risk that insurance regulators may oppose or refuse to approve the Merger or impose conditions on Fortegra, Purchaser or their respective affiliates prior to approving the Merger, which conditions may constitute a burdensome condition under the terms of the Merger Agreement and as a result Purchaser would not be required to complete the Merger;

•	the fact that the Merger Agreement restricts Tiptree and its subsidiaries and representatives from soliciting acquisition proposals during the pendency of the Merger Agreement;
•
the possibility, under specified circumstances, that Tiptree or Fortegra, as applicable, may be required to pay Purchaser a termination fee upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 105, although the Tiptree Board was of the view that the amount of the termination fee ($49,500,000), which would be payable by Tiptree or Fortegra, as applicable, under limited circumstances, as further described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 105, is reasonable;

•
the possibility that, if the Merger Agreement is validly terminated by Purchaser due to a failure to obtain the Tiptree stockholder approval at the special meeting (including any postponement or adjournment thereof), where the termination fee is not otherwise payable pursuant to the terms of the Merger Agreement, then Tiptree may be obligated to pay Purchaser $8,250,000 (the “Stockholder Vote Failure Fee”), as further described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 105, although the Tiptree Board was of the view that the amount of the Stockholder Vote Failure Fee is reasonable;

•
the possibility that, if the Tiptree stockholder approval is not received, there may not be any other offers to acquire Fortegra or to engage in another alternative transaction that Tiptree determines to be attractive;

•	the risk of potential litigation relating to the Merger that could be instituted against Tiptree or its directors and officers, and the potential effects of any outcomes related thereto;
•
the significant expenses involved in connection with negotiating the Merger Agreement and completing the Merger, including in connection with any litigation that may result from the announcement, pendency or completion of the Merger;

•	the substantial management time and effort required to effectuate the Merger, and the related disruption to Tiptree’s and Fortegra’s day-to-day operations during the pendency of the Merger;
•	the restrictions imposed by the Merger Agreement on the conduct of Fortegra’s business prior to the consummation of the Merger;
•
the potential negative effect of the pendency of the Merger on Tiptree’s business, including uncertainty about the effect of the proposed Merger on Tiptree’s employees, customers and business partners, which may impair Tiptree’s ability to attract, retain and motivate key personnel, divert employees’ attention from and disrupt ongoing business operations, and cause customers and business partners to seek to change or terminate existing business relationships with Tiptree;

•
the potential for the market price of shares of Tiptree common stock to be adversely affected by a termination of the Merger Agreement, and the possible sale of shares of Tiptree common stock by short-term investors following an announcement of the termination of the Merger Agreement;

•
the possibility that, following the closing, as described under “The Merger Agreement—Additional Leakage,” Tiptree may be required to pay to Purchaser or the surviving corporation an amount in cash equal to Tiptree’s portion of the Additional Leakage Amount if Purchaser and the Equityholders’ Representatives determine that there was Additional Leakage;

•
the fact that Tiptree expects to recognize significant taxable gain upon completion of the Merger, which reflects expected treatment of the proposed Merger as a taxable sale of Fortegra common stock by Tiptree for U.S. federal income tax purposes; and

•	risks of the type and nature described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 28 and 27, respectively, of this proxy statement.
The foregoing discussion of reasons considered by the Tiptree Board in connection with the Merger is not intended to be exhaustive but summarizes the material reasons considered. In light of the variety of reasons considered in connection with its evaluation of the Merger, the Tiptree Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Moreover, each member of the Tiptree Board applied his or her own personal business judgment to the process and may have given different weight to different reasons. The Tiptree Board did not undertake to make any specific determination as to whether any reason, or any particular aspect of any reason, supported or did not support its ultimate determination and recommendation. The Tiptree Board based its recommendations on the totality of the information presented, including thorough discussions with, and questioning of, Tiptree’s and Fortegra’s management and the Tiptree Board’s legal advisors and Barclays. This explanation of the reasoning of the Tiptree Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this proxy statement.
Opinion of Barclays
Fortegra engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Fortegra, including a possible sale of Fortegra, pursuant to an engagement letter dated May 1, 2025. On September 24, 2025, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Fortegra Board that, as of such date and based upon and subject to the qualifications, limitations, assumptions and other matters stated in its opinion, the aggregate consideration in the Merger is fair, from a financial point of view, to the holders of Fortegra common stock.
The full text of Barclays’ written opinion, dated as of September 26, 2025, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Fortegra Board (and is permitted to be disclosed to and relied upon by the Tiptree Board), addresses only the fairness, from a financial point of view, of the aggregate consideration to the holders of Fortegra common stock and does not constitute a recommendation to any stockholder of Fortegra or Tiptree as to how such stockholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between Fortegra, Tiptree, Warburg Pincus and Purchaser and were unanimously approved by the Fortegra Board. Barclays did not recommend any specific form of consideration to Fortegra or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, Fortegra’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction in which Fortegra may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the aggregate consideration to be offered to the holders of Fortegra common stock in the Merger. No limitations were imposed by the Fortegra Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays, among other things:
•	reviewed and analyzed a draft of the Merger Agreement, dated as of September 24, 2025, and the specific terms of the Merger;

•
reviewed and analyzed publicly available information concerning Fortegra and Tiptree that Barclays believed to be relevant to its analysis, including Tiptree’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Fortegra furnished to Barclays by Fortegra, including the Fortegra Projections (as defined in this proxy statement), which are summarized in the section of this proxy statement entitled “Certain Unaudited Forecasted Financial Information” beginning on page 63;

•
reviewed and analyzed trading history of Tiptree’s common stock from January 1, 2021 to September 19, 2025 and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Fortegra with those of other companies that Barclays deemed relevant;
•	reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Barclays deemed relevant;
•	reviewed and analyzed the results of Barclays and BofA Securities’ combined efforts to solicit indications of interest from third parties with respect to a sale of all or part of Fortegra;
•	had discussions with the management of Fortegra concerning its business, operations, assets, liabilities, financial condition and prospects; and
•	has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.
In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of Fortegra that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Fortegra Projections, upon the advice of Fortegra, Barclays assumed that the Fortegra Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Fortegra as to Fortegra’s future financial performance and that Fortegra would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to the Fortegra Projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Fortegra and did not make or obtain any evaluations or appraisals of the assets or liabilities of Fortegra. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, September 26, 2025. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after September 26, 2025.
Barclays assumed that the executed Merger Agreement would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. Barclays also assumed, upon the advice of Fortegra, that all material governmental, regulatory and third party approvals, consents and releases for the Merger would be obtained within the constraints contemplated by the Merger Agreement and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Fortegra had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the equity of Fortegra but rather made its determination as to the fairness, from a financial point of view, to the holders of Fortegra common stock of the aggregate consideration in the Merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Fortegra Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Fortegra, Barclays or any other parties to the Merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Fortegra, Tiptree, Purchaser, or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of Fortegra, Tiptree, Purchaser, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Comparable Company Analysis
In order to assess how the public market values similar publicly traded companies and to provide a range of relative implied equity values of Fortegra by reference to those companies, Barclays reviewed and compared specific financial and operating data relating to Fortegra with selected companies that Barclays, based on its experience in the specialty insurance industry, deemed comparable to Fortegra. The selected comparable companies with respect to Fortegra were:
•	Assurant, Inc.
•	Arch Capital Group Ltd.
•	W. R. Berkley Corporation
•	Markel Group Inc.
•	American Financial Group, Inc.
•	Kinsale Capital Group, Inc.

•	AXIS Capital Holdings Limited
•	RLI Corp.
•	Palomar Holdings, Inc.
•	Aspen Insurance Holdings Limited
•	SiriusPoint Ltd.
•	Skyward Specialty Insurance Group, Inc.
•	Bowhead Specialty Holdings Inc.
Barclays calculated and compared various financial multiples and ratios of Fortegra and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its current stock price to book value per share (commonly referred to as a price to book ratio, or “P/BV”), tangible book value per share (commonly referred to as a price to tangible book ratio, or “P/TBV”) and projected earnings per share (commonly referred to as a price earnings ratio, or “P/E”) for the fiscal year 2026 (“P/E ‘26E”). All of these calculations were performed, and based on publicly available financial data (including FactSet and SNL Financial) and closing prices, as of September 19, 2025. Barclays divided the comparable companies into two groups: (i) warranty, comprised only of Assurant, Inc.; and (ii) specialty, comprised of the remaining companies.
The results of this warranty comparable company analysis are summarized below:

Metric	Second Quarter 2025 Actual (“Q2’25A”) P/BV	Q2'25A P/TBV	Non-GAAP P/E '26E
Warranty	1.92x	4.52x	10.7x

The results of this selected specialty comparable company analysis are summarized below:

Metric(1)	Low	Median	Mean	High
Second Quarter 2025 Actual (“Q2’25A”) P/BV	0.96x	2.13x	2.12x	5.80x
Q2'25A P/TBV	0.97x	2.23x	2.28x	5.81x
Non-GAAP P/E '26E	5.4x	12.5x	12.8x	20.8x

(1)	Aspen market data as of August 19, 2025, reflecting unaffected data prior to news leak about Aspen’s acquisition by Sompo.
Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Fortegra. However, because of the inherent differences between the business, operations and prospects of Fortegra and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Fortegra and the selected comparable companies that could affect the equity values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Fortegra and the companies included in the selected company analysis. Based upon these judgments, Barclays selected (1) a P/BV multiple range of 1.90x to 2.15x, (2) a P/TBV multiple range of 2.25x to 4.50x and (3) a Non-GAAP P/E ‘26E multiple range of 10.5x to 12.5x, and applied such ranges to the Fortegra Projections to calculate a range of implied equity values of Fortegra. Multiple ranges were guided by warranty group’s and specialty group’s ratios. The following summarizes the result of these calculations:

Metric	Implied Value (dollars in millions)
Q2’25A P/BV	$1,389 - $1,572
Q2'25A P/TBV	$963 - $1,926
Non-GAAP P/E '26E	$2,151 - $2,560

Barclays noted that on the basis of the selected comparable company analysis, the aggregate consideration of $1,650,000,000 was above the range of implied values calculated using Fortegra’s Q2 2025 book value, within the range of implied values calculated using Fortegra’s Q2 2025 tangible book value and below Fortegra’s range of implied values calculated using Fortegra’s Non-GAAP P/E ‘26E.
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Fortegra with respect to the size, mix, margins and other characteristics of their businesses. Barclays bucketed the transactions into two categories—Pure Specialty and Commercial. However, multiple ranges were guided by ratios for the overall set of transactions.
The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Fortegra and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and Fortegra. Based upon these judgments, Barclays selected (1) a P/BV multiple range of 1.20x to 2.20x, (2) a P/TBV multiple range of 1.20x to 2.20x and (3) a Non-GAAP P/E ‘26E multiple range of 9.0x to 11.0x, and applied such ranges to the Fortegra Projections to calculate a range of implied values of Fortegra. The following table sets forth the transactions analyzed based on such characteristics and the results of such analysis:
Pure Specialty:
•	Date Announced: 3/19/2025 Buyer: The Doctor’s Company Target: ProAssurance Corporation
•	Date Announced: 12/16/2022 Buyer: Altaris, LLC Target: Trean Insurance Group, Inc.
•	Date Announced: 8/10/2022 Buyer: Mitsui Sumitomo Insurance Co. Ltd. Target: Transverse Insurance Group LLC
•	Date Announced: 1/15/2021 Buyer: TowerBrook Capital Partners L.P. & Further Global Capital Management Target: ProSight Global, Inc.
•	Date Announced: 8/22/2018 Buyer: The Hartford Financial Services Group, Inc. Target: The Navigators Group, Inc.
Commercial:
•	Date Announced: 8/27/2025 Buyer: Sompo Holdings, Inc. Target: Aspen
•	Date Announced: 7/29/2024 Buyer: Affiliates of Sixth Street Partners, LLC Target: Enstar Group Limited
•	Date Announced: 4/5/2024 Buyer: Arch Insurance North America Target: Fireman’s Fund Insurance Company (Allianz)
•	Date Announced: 2/28/2023 Buyer: Brookfield Reinsurance Ltd. Target: Argo Group International Holdings, Ltd.
•	Date Announced: 3/21/2022 Buyer: Berkshire Hathway Inc. Target: Alleghany Corporation
•	Date Announced: 9/11/2020 Buyer: Third Point Reinsurance Ltd. Target: Sirius International Insurance Group, Ltd.
•	Date Announced: 8/28/2018 Buyer: Affiliates of certain investment funds managed by affiliates of Apollo Global Management, LLC Target: Aspen
•	Date Announced: 3/4/2018 Buyer: AXA S.A. Target: XL Group Ltd
•	Date Announced: 1/23/2018 Buyer: American International Group, Inc. Target: Validus Holdings, Ltd.

Pure Specialty	P/BV	P/TBV	Forward Year 2 P/E
Median	1.06x	1.38x	16.1x
Mean	1.82x	1.39x	16.1x

Overall	P/BV	P/TBV	Forward Year 2 P/E
Median	1.19x	1.22x	11.1x
Mean	1.41x	1.36x	12.6x

The following summarizes the result of these calculations:

Metric	Implied Value (dollars in millions)
Q2’25A P/BV	$877 - $1,608
Q2'25A P/TBV	$514 -$ 942
Non-GAAP P/E '26E	$1,843 - $2,253

Barclays noted that on the basis of the selected precedent transaction analysis, the aggregate consideration of $1,650,000,000 was above the range of implied values calculated using Fortegra’s Q2 2025 book value, above the range of implied values calculated using Fortegra’s Q2 2025 tangible book value and below Fortegra’s range of implied values calculated using Fortegra’s Non-GAAP P/E ‘26E.
Dividend Discount Analysis
As a further analysis in estimating the implied equity value of Fortegra, Barclays performed a dividend discount analysis. To analyze the present value of Fortegra, Barclays discounted to present value the estimated dividends expected to be paid by Fortegra to its stockholders in future years using a range of selected discount rates. In connection with this analysis, Barclays assumed (i) dividends in each of the years 2025 to 2030 as provided in the Fortegra Projections, (ii) dividends in each of the years from and following 2031 using the Gordon growth method with a rate of 2.5% applied to 2030E projected dividend, (iii) an operating leverage, calculated as year-end NPW divided by year-end book value, based on the Fortegra Projections through 2029E, reflecting no incremental capital release or injection, (iv) target operating leverage for 2030E in-line with the Fortegra Projections for 2029E and (v) estimates of Fortegra’s cost of equity, ranging from 9.0% to 11.0%. This dividend discount model analysis resulted in a range of implied equity values of $1,269 million to $2,029 million.
Barclays noted that on the basis of the dividend discount analysis, the aggregate consideration of $1,650,000,000 was within the range of implied values calculated using the Fortegra Projections.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Fortegra Board selected Barclays because of Barclays’ familiarity with Fortegra and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.
Barclays is acting as financial advisor to Fortegra in connection with the Merger. As compensation for its services in connection with the Merger, Fortegra paid Barclays a fee of $3 million upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee”. The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Merger. Additional compensation of $9 million will be payable by Fortegra on completion of the Merger. In addition, Fortegra may pay to Barclays an additional discretionary fee of up to 0.05% of the consideration paid in connection with the Merger and the other transactions contemplated by the Merger Agreement if Fortegra determines, in its sole discretion, that such fee is warranted. In addition, Fortegra and Tiptree have agreed to reimburse Barclays for a portion of its reasonable out-of-pocket and documented expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Fortegra and the rendering of Barclays’ opinion. Certain members of the Barclays deal team currently advising Fortegra have also previously worked on transactions for Tiptree. Barclays has performed various investment banking services for Tiptree in the past, and expects to perform such services in the future, and has received, and is likely to receive, customary fees for such services. However, in the past two years, Barclays has not received fees from Fortegra, Tiptree or Purchaser for any investment banking services. As of the market close on September 19, 2025, Barclays held a net long position of less than 1.0% of the outstanding stock of Tiptree and a net long position of less than 1.0% of the outstanding stock of Purchaser.
In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Warburg Pincus, an affiliate of Fortegra, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Warburg Pincus and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Warburg Pincus and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Warburg Pincus and certain of its portfolio companies and affiliates. Between January 1, 2023 and the date of Barclays’ opinion, Barclays has received approximately $59.4 million in fees for such services.
Barclays, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Fortegra, Tiptree and Purchaser for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Engagement of BofA Securities
Fortegra has retained BofA Securities to act as Fortegra’s financial advisor in connection with the Merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Fortegra selected BofA Securities to act as Fortegra’s financial advisor in connection with the Merger on the basis of, among other things, BofA Securities’ familiarity with Fortegra and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger. BofA Securities acted only as financial advisor to Fortegra and not as an advisor to any other person (including Tiptree or any other person) in connection with the Merger and the investment banking services provided by BofA Securities were intended solely for Fortegra’s benefit and use in connection with the Merger.
BofA Securities has not rendered, and was not engaged or asked by the Fortegra Board or the Tiptree Board to render, any report, opinion or appraisal, including any fairness opinion to Tiptree, Fortegra, the Fortegra Board or the Tiptree Board. Management of Fortegra and Tiptree consulted with BofA Securities in light of its general knowledge and experience with financial and capital markets, mergers and acquisitions and the insurance industry as well as information and feedback BofA Securities received from potential transaction counterparties as part its engagement with such parties.
Fortegra has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee of $9 million contingent upon consummation of the Merger. Fortegra, at its discretion, may also pay to BofA Securities a discretionary fee of up to $825,000 in connection with the Merger. In addition, Fortegra has agreed to reimburse certain of BofA Securities’ reasonable, documented out-of-pocket expenses arising out of BofA Securities’ engagement, and Fortegra and Tiptree have agreed to indemnify BofA Securities against certain liabilities that may arise out of BofA Securities’ engagement by Fortegra.
BofA Securities and its affiliates comprise a full-service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Fortegra and certain of its affiliates, including Tiptree and certain of its affiliates and Warburg Pincus and certain of its affiliates and portfolio companies, and (ii) Purchaser and certain of its affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and/or in the future may provide, investment banking, commercial banking and other financial services to Fortegra and certain of its subsidiaries and have received or in the future may receive compensation for the rendering of these services. From September 1, 2023 through August 31, 2025, BofA Securities and its affiliates derived aggregate revenues from Fortegra and certain of its subsidiaries of less than $100,000 for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and/or in the future may provide, investment banking, commercial banking and other financial services to Tiptree and certain of its affiliates (not including Fortegra and its subsidiaries) and have received or in the future may receive compensation for the rendering of these services. From September 1, 2023 through August 31, 2025, BofA Securities and its affiliates derived aggregate revenues from Tiptree and certain of its affiliates (not including Fortegra and its subsidiaries) of less than $100,000 for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and/or in the future may provide, investment banking, commercial banking and other financial services to Warburg Pincus and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a book-running manager, bookrunner and/or underwriter for certain equity and/or debt offerings of Warburg Pincus and/or certain of its affiliates and portfolio companies, (ii) having acted or acting as a bookrunner for certain block trades by Warburg Pincus, (iii) having acted or acting as an administrative agent, collateral agent, syndication agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Warburg Pincus and/or certain of its affiliates and portfolio companies (including acquisition financing), (iv) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Warburg Pincus and/or certain of its affiliates and portfolio companies, and (v) having provided or providing certain treasury management products and services to Warburg Pincus and/or certain of its affiliates and portfolio companies. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Warburg Pincus and/or certain of its affiliates and portfolio companies. From September 1, 2023 through August 31, 2025, BofA Securities and its affiliates derived aggregate revenues from Warburg Pincus and certain of its affiliates and portfolio companies of approximately $50 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and/or in the future may provide, investment banking, commercial banking and other financial services to Purchaser and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including having provided or providing certain derivatives and other trading services to Purchaser and/or certain of its affiliates. In addition, BofA Securities and/or certain of its affiliates have maintained, currently are maintaining, and in the future may maintain, significant commercial (including vendor and/or customer) relationships with Purchaser and/or certain of its affiliates. From September 1, 2023 through August 31, 2025, BofA Securities and its affiliates derived aggregate revenues from Purchaser and certain of its affiliates of approximately $1 million for investment and corporate banking services.
In the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with Fortegra on the Merger) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Merger to Tiptree and its affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
As of September 26, 2025, the date of the announcement by Fortegra of the execution of the Merger Agreement, BofA Securities and its affiliates were working with Warburg Pincus and certain of its affiliates and portfolio companies on one or more investment and corporate banking matters unrelated to the proposed transaction and BofA Securities believes, based on the information available to it as of such date, that the aggregate revenues BofA Securities and its affiliates will derive from Warburg Pincus and certain of its affiliates and portfolio companies for those concurrent investment and corporate banking services will materially exceed the fee payable to BofA Securities for its services in connection with the proposed transaction. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with Fortegra on the proposed transaction) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the proposed transaction to Warburg Pincus and its affiliates and portfolio companies but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
As of September 26, 2025, the date of the announcement by Fortegra of the execution of the Merger Agreement, BofA Securities and its affiliates were working with Purchaser and certain of its affiliates on one or more investment and corporate banking matters unrelated to the Merger and BofA Securities believes, based on the information available to it as of such date, that the aggregate revenues BofA Securities and its affiliates will derive from Purchaser and certain of its affiliates for those concurrent investment and corporate banking services will be less than the fee payable to BofA Securities for its services in connection with the Merger. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with Fortegra on the Merger) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Merger to the Purchaser and its affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.
As of the close of trading on September 26, 2025, the date of the announcement by Fortegra of the execution of the Merger Agreement, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding common stock of Tiptree having a market value of approximately $850,000 as of such date, representing less than 0.5% of the outstanding common stock of Tiptree as of such date, (ii) outstanding common stock of Purchaser having a market value of approximately $14 million as of such date, representing less than 0.5% of the outstanding common stock of the Purchaser as of such date, and (ii) no common equity of Warburg Pincus or Fortegra.
Certain Unaudited Forecasted Financial Information
Prior to approval by the Tiptree Board of the Merger and the other transactions contemplated by the Merger Agreement and the execution of the Merger Agreement and related agreements, Fortegra management provided to each of the Tiptree Board and the Fortegra Board with certain unaudited forecasted financial information for calendar years 2025 through 2029 (the “Fortegra Projections”). The Fortegra Projections were provided to Purchaser and to Barclays and were used and relied upon by Barclays in connection with its financial analysis and its opinion, as described in the section entitled “Opinion of Barclays” beginning on page 55 of this proxy statement.
While presented with numeric specificity, the Fortegra Projections were not prepared with a view toward public disclosure, compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP with respect to forward-looking financial information, but in the view of Fortegra management, the Fortegra Projections were prepared on a reasonable basis, reflect the best available estimates and judgments at the time of preparation, and present, to the best of Fortegra management’s knowledge and belief, the expected future financial performance of Fortegra at the time they were prepared. The forecasts include Adjusted Net Income and Adjusted Return on Average Equity. These non-GAAP financial measures are not prepared in accordance with GAAP. They are supplemental financial measures of Fortegra’s performance only, and should not be considered substitutes for earned premiums, net income or any other measure derived in accordance with GAAP. Due to the forward-looking nature of the Fortegra Projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available, and Fortegra management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Non-GAAP financial measures used by Fortegra management may not be comparable to similarly titled amounts used by other companies.
As a private company, Fortegra does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results of operations. The Fortegra Projections were prepared solely for internal use, capital budgeting and other management purposes. The Fortegra Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders.

In preparing the models, Fortegra management relied on a number of factors, including the executive team’s experience in insurance and the historical performance of Fortegra. The forecasts reflect the consistent application of the accounting policies of Fortegra and should be read in conjunction with the accounting policies accompanying the historical audited financial statements of Fortegra and included in this proxy statement. The Fortegra Projections were prepared in accordance with variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of Fortegra or Tiptree, and which may prove not to have been, or to no longer be, accurate. The Fortegra Projections included below cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year.
While in the view of Fortegra management the Fortegra Projections were prepared on a reasonable basis, the Fortegra Projections are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Fortegra Projections include risks and uncertainties relating to Fortegra’s businesses, insurance industry performance, the regulatory environment, general business and economic conditions, market and financial conditions, and other factors described or referenced in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this proxy statement and “Risk Factors” beginning on page 28 of this proxy statement. The unaudited forecasted financial information should be evaluated, if at all, in light of the assumptions made by Fortegra and in conjunction with other information regarding Tiptree and Fortegra contained elsewhere in this proxy statement and Tiptree’s public filings with the SEC. Our stockholders are urged to review the section of this proxy statement entitled “Risk Factors” beginning on page 28, and Tiptree’s filings with the SEC for a description of risk factors related to Tiptree’s businesses. See also the sections of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 27 of this proxy statement and “Where You Can Find More Information” beginning on page 223 of this proxy statement.
The unaudited forecasted financial information also does not take into account any circumstances or events occurring after the date on which it was prepared and does not give effect to the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, actual results will likely differ, and may differ materially, from those contained in the Fortegra Projections. We do not assure you that the financial results in the Fortegra Projections set forth below will be realized or that future financial results of Fortegra will not materially vary from those in the Fortegra Projections. Tiptree can give no assurance that, had the unaudited forecasted financial information been prepared either as of the date of the Merger Agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except to the extent required by applicable law, Tiptree does not intend to make publicly available any update or other revisions to the unaudited forecasted financial information, even in the event that any or all of the underlying estimates and assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The inclusion of the unaudited forecasted financial information in this proxy statement should not be regarded as an indication that Tiptree, Fortegra or any of their respective affiliates, advisors, officers, directors or other representatives or any other recipient of this information considered or now considers the unaudited forecasted financial information to be necessarily predictive of actual future events or events which have occurred since the date of such forecasts, and the unaudited forecasted financial information should not be relied upon as such. Neither Tiptree nor Fortegra nor any of their respective affiliates, advisors, officers, directors or other representatives can give any assurance that actual results will not differ materially from the unaudited forecasted financial information. Neither Tiptree nor Fortegra nor any of their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any stockholder of Tiptree regarding the ultimate performance of Tiptree or Fortegra compared to the information contained in the unaudited forecasted financial information or that the unaudited forecasted financial information will be achieved, nor assumes any responsibility for the validity, reasonableness, accuracy, or completeness of, the Fortegra Projections set forth below. The inclusion of this information should not be regarded as an indication that the Tiptree Board or the Fortegra Board any of their advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results.
For all of these reasons, the forward-looking financial information described in this proxy statement and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties, and readers of this proxy statement are cautioned not to rely on them.

The Fortegra Projections included in this proxy statement have been prepared by, and are the responsibility of, Fortegra management. Neither Tiptree’s independent auditors, Deloitte & Touche LLP, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the accompanying selected forecasted financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the accompanying selected forecasted financial information. The Deloitte & Touche LLP reports included in this proxy statement relate to Tiptree’s and Fortegra’s previously issued financial statements. They do not extend to the forecasted financial information and should not be read to do so.
The following is a summary of the Fortegra Projections:

($ in millions)	2025E	2026E	2027E	2028E	2029E
GWPPE(1)	$3,670	$4,072	$4,502	$4,883	$5,311
Net Written Premiums	$1,787	$1,973	$2,166	$2,323	$2,504
Total Revenue	$2,233	$2,454	$2,719	$2,985	$3,256
Net Income	$159	$188	$212	$245	$283
ROAE(2)	22.6%	21.6%	19.9%	19.1%	18.3%
Adjustments
(+) Stock-based Compensation Expense	9	9	3	3	3
(+) Intangibles Amortization	14	11	10	9	8
(+) Other(3)	4	—	—	—	—
(+) Income Tax Effect on Adjustments	(6)	(3)	(2)	(2)	(2)
Adjusted Net Income(4)	$179	$205	$222	$255	$292
Average Stockholders’ Equity	$702	$869	$1,063	$1,285	$1,543
Adjusted ROAE(5)	25.5%	23.6%	20.9%	19.8%	18.9%
Memo
Combined Ratio	90.6%	90.3%	90.4%	90.0%	89.6%
Total Stockholders’ Equity(6)	$778	$960	$1,165	$1,405	$1,682

(1)
Reflects total gross written premiums and premium equivalents (“GWPPE”), representing the volume of insurance policies written or assumed and premiums for warranty services contracts issued during a specific period of time without reduction for policy acquisition costs, reinsurance costs or other deductions. Gross written premiums is a volume measure commonly used in the insurance industry to compare sales performance by period. Premium equivalents are used to compare sales performance of warranty service and administrative contract volumes to gross written premiums.

(2)	Return on average equity (“ROAE”) represents net income expressed on an annualized basis as a percentage of average beginning and ending Total Stockholders’ Equity during the period.
(3)	Includes non-controlling interests, net realized and unrealized (gains) losses, non-cash fair value adjustments and non-recurring expenses.
(4)
“Adjusted Net Income” represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that Fortegra considers to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized gains (losses), net unrealized gains (losses) and intangibles amortization associated with purchase accounting.

(5)	Adjusted ROAE represents Adjusted Net Income expressed on an annualized basis as a percentage of average beginning and ending Total Stockholders’ Equity during the period.
(6)	Total Stockholders’ Equity includes Fortegra preferred stock.
Activities of Tiptree Following the Merger
Following the completion of the Merger, Tiptree will continue to be a public company operating under the name Tiptree Inc. listed on Nasdaq under the symbol “TIPT” and will continue to file periodic reports with the SEC. Tiptree expects to continue to own the Retained Business. Tiptree expects to maintain the same corporate functions and the same senior executives as Tiptree had prior to the completion of the Merger and the same board of directors that is in place as of the date of this proxy statement. As of immediately following the closing of the Merger, all of Tiptree’s revenues will be generated by the Retained Business. Tiptree intends to use proceeds from the Merger for working capital and general corporate purposes, including to pay transaction expenses, to pay taxes on the transactions contemplated by the Merger Agreement, to repay existing debt of Tiptree, to engage in opportunistic stock repurchases and/or pay dividends, to purchase additional assets or businesses and/or for any other purpose that the Tiptree Board deems appropriate. For additional information, see the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118, which assumes completion of the Merger.
Interests of Tiptree’s Directors and Executive Officers in the Merger
Tiptree does not believe that any director, director nominee or executive officer of Tiptree since January 1, 2024, has any direct or indirect substantial interest in the Merger that is different from or in addition to the interests of our stockholders generally.
No payments or benefits that would be considered “golden parachute compensation” under Item 402(t) of Regulation S-K will be made to any of Tiptree’s named executive officers (Michael G. Barnes, Jonathan Ilany, Randy Maultsby, Scott McKinney, and Neil Rifkind, the “NEOs”) in connection with the Merger. None of the NEOs has any compensation that is based on or otherwise relates to the Merger, other than any indirect benefits such NEOs may receive in their capacity as equityholders of Tiptree, which do not differ from and are not in addition to the indirect benefits that may be received by our equityholders generally.
On February 15, 2019, Tiptree and Tiptree Advisors Holdings, L.P. (f/k/a Corvid Peak Holdings, L.P.), Tiptree Advisors, LLC, Tiptree Advisors Holdings GP, LLC, Tiptree Advisors Holdings and Tiptree Advisors GP Holdings LLC (collectively, “Tiptree Advisors”) entered into a Strategic Combination Agreement and Amended and Restated Transition Services Agreement (“Transition Services Agreement”). Tiptree Advisors is a related party of Tiptree because Tiptree Advisors is deemed to be controlled by Michael G. Barnes, Tiptree Executive Chairman.
Tiptree agreed to invest $75 million to seed new investment funds to be managed by Tiptree Advisors, which amount was invested as of February 2020 in exchange for management control of and a profit participation in Tiptree Advisors. Beginning in May 2021, Tiptree Advisors began managing certain investment portfolio accounts of Fortegra under an investment advisory agreement. Tiptree made payments of approximately $6.7 million in management fees and incentive fees to Tiptree Advisors for the year ended December 31, 2024 pursuant to these arrangements.
No consideration was paid for the acquisition of control by Tiptree of Tiptree Advisors. As of January 1, 2025, Tiptree’s economic interest in certain profit shares interests in Tiptree Advisors is 52%. During the five-year period, beginning on January 1, 2026, Tiptree has the right to acquire the remaining economic interests in Tiptree Advisors that are held by Mr. Barnes, based upon a fair value-based formula. During the four-year period, beginning on January 1, 2027, Mr. Barnes has the reciprocal right to put his remaining economic interests in Tiptree Advisors to Tiptree using the same formula. Mr. Barnes has customary minority approval rights over specified actions at Tiptree Advisors while a Tiptree Advisors equity owner. Tiptree and Tiptree Advisors have agreed to provide each other with certain support services on an arms’-length basis, pursuant to the Transition Services Agreement. At the present time, the services consist primarily of Tiptree providing to Tiptree Advisors office space, legal and compliance services, insurance coverage, and certain finance, accounting and tax services. As of December 31, 2024, approximately $866,000 of payments from Tiptree Advisors to Tiptree under the Transition Services Agreement were outstanding.
See the section of this proxy statement entitled “The Merger Agreement—Investment Advisory Agreements” beginning on page 100 for more information about the treatment of investment advisory agreements under the Merger Agreement.
Financing of the Merger
Purchaser anticipates that the total amount of funds necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement will be approximately $1.68 billion. Purchaser expects to finance the Merger through cash on hand. The obligations of Purchaser and Merger Sub under the Merger Agreement are not conditioned upon their ability to obtain financing (or upon any cooperation by Tiptree in respect of any such financing).
Closing and Effective Time of the Merger
The closing will take place on (a) the last business day of the month in which the Condition Satisfaction occurs; provided, that if the Condition Satisfaction occurs less than five business days prior to the last business day of such month, the closing will occur on the last business day of the month immediately following the month in which the Condition Satisfaction occurs, or (b) such other date or at such other time or place as the parties to the Merger Agreement may mutually agree.
The Merger will become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of the anticipated material U.S. federal income tax consequences of the Merger. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., alternative minimum tax, state or local tax considerations.
For U.S. federal income tax purposes, the proposed Merger will be treated as a taxable sale of Fortegra common stock by Tiptree. The amount of gain we recognize with respect to the sale of such stock will be measured by the difference between the amount realized by us on the sale of the stock and our tax basis in the stock. Any such gain is expected to be capital in nature and is expected to be material. See the section of this proxy statement entitled “Preliminary Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 118 for more information.
The proposed Merger is entirely a corporate action undertaken by Tiptree. Our stockholders will not realize any direct taxable gain or loss on their shares of Tiptree common stock for U.S. federal income tax purposes as a result of the Merger, as our stockholders will not receive any direct proceeds from the Merger. We do not anticipate that the Merger or the other transactions contemplated by the Merger Agreement will result in any U.S. federal income tax consequences to our stockholders.
This summary is not a complete description of all of the tax consequences of the Merger that may be relevant to you. Tiptree stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.
Accounting Treatment of the Merger
The Merger will be accounted for as a sale of a “business” by Tiptree, as that term is used under GAAP, for accounting and financial reporting purposes. Upon completion of the sale, we will remove the assets and liabilities sold from our consolidated balance sheet and we anticipate recording a taxable gain from the Merger.
Regulatory Approvals Required for the Merger and Efforts to Close the Merger
To consummate the Merger, Fortegra and Purchaser must obtain approvals or consents from, or make filings with, a number of regulatory authorities. We describe certain material approvals, consents and filings below.
We currently expect to consummate the Merger during mid-2026. Each party has agreed to, and to cause its affiliates and representatives to use reasonable best efforts to, take promptly any and all steps and actions necessary to avoid or eliminate each and every impediment that may be asserted by any governmental authority or any other person with respect to the transactions contemplated by the Merger Agreement so as to enable the closing to occur expeditiously, but in no case later than the Termination Date, except that the Group Companies, Purchaser or its affiliates, including Merger Sub, or its representatives, are not required to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition. Although we believe that we will receive the required consents and approvals to consummate the Merger, we cannot give any assurance as to the timing of these consents and approvals or as to Fortegra’s and Purchaser’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary). We also cannot ensure that we will obtain such consents or approvals on terms and subject to conditions satisfactory to Fortegra and Purchaser.

HSR Act
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the HSR Act has expired or been terminated and any required approvals thereunder have been obtained.
A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the FTC or the DOJ issues a Second Request prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree not to consummate the Merger and the other transactions contemplated by the Merger Agreement until a specified time has expired or the agreement has been terminated. Purchaser and Merger Sub shall not amend, revoke or refile any filing, submission, application, notification or report form or extend any applicable waiting or review periods or enter into any agreement with a governmental authority to delay or not to consummate the transactions contemplated hereby, except with the prior written consent of Fortegra, which consent shall not be unreasonably withheld.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, and at any time before or after the completion of the Merger, any U.S. state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
CFIUS
Under the Merger Agreement, the Merger cannot be completed until the CFIUS Approval has occurred.
Financial Services Commission of South Korea
The Merger is also conditioned on the consents, approvals, authorizations, waivers, filings or notifications having been made or obtained from, as applicable (and being in full force and effect), among others, the Financial Services Commission of South Korea in connection with Fortegra becoming Purchaser’s subsidiary through the formation of Merger Sub and the transactions contemplated by the Merger Agreement.
Insurance
In addition, the parties are required to make filings with, and obtain approvals from, certain U.S. state insurance regulatory authorities and non-U.S. insurance regulators. The insurance companies and other regulated entities within Fortegra are domiciled or licensed in multiple jurisdictions, and as such, the Merger requires filings and approvals in each relevant jurisdiction as described below.
Generally, in each U.S. state where a Fortegra insurance company is domiciled, a person seeking to acquire voting securities or other interests that would result in such person controlling, directly or indirectly, the domestic insurer must file a statement requesting approval of the acquisition of control of the domestic insurer (referred to as a “Form A” or equivalent change of control application). The insurance laws of each such state require prior approval of the Form A application before the acquisition of control may be consummated. A hearing may be required with respect to certain of such approvals whether by law or by the determination of the applicable state insurance regulatory authority. If the regulatory authority intends to disapprove the Form A application, it may do so only after a hearing and the disapproval must be based on one or more prescribed statutory grounds. There is no statutorily prescribed time period in which the insurance regulatory authority must render a decision approving or disapproving the applicable Form A application, and the authority may request additional information before deeming the Form A filing complete.
The Merger is conditioned on Form A filings and other insurance regulatory submissions required in Arizona, California, Delaware, Georgia, Kentucky and Louisiana.
Additional filings, notifications, and approvals and/or non-disapprovals as required in connection with the acquisition of control of licensed insurance companies, premium finance companies, service contract providers, and third-party administrators in Alaska, Florida, Iowa, Massachusetts, Michigan, Minnesota, Nebraska, New York, North Dakota, Ohio, South Dakota, Tennessee, Texas and Wyoming. Insurance regulatory submissions are also required in Turks and Caicos, Malta, Belgium and the United Kingdom.

Additional Regulatory Approvals
The Merger is also subject to clearance by the Polish Office of Competition and Consumer Protection and the Romanian Commission for the Examination of Foreign Direct Investments. In addition, the Merger is subject to foregoing consents, approvals, authorizations, waivers, filings or notifications, and all approvals from governmental authorities that are required under applicable law (including pursuant to any insurance laws) to permit the consummation of the transactions contemplated by the Merger Agreement, the failure of which to obtain would be material to the businesses of the Group Companies (the parties to the Merger Agreement are required to act reasonably and in good faith in making determinations as to whether a jurisdiction is “required” for these purposes) and that are identified one business day prior to the date on which the definitive proxy statement is filed with the SEC (such approvals, the “additional regulatory approvals”), having been made or obtained, as applicable, and being in full force and effect, and the waiting periods, clearances, approvals and/or consents (as applicable) and any other additional regulatory approvals having expired, been terminated or been obtained (as applicable), in each case, without the imposition of the applicable burdensome condition on Purchaser or its affiliates or on the surviving corporation and its affiliates from and after the closing, are conditions to the obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement.
The foregoing consents, approvals, authorizations, waivers, filings or notifications, and the additional regulatory approvals are collectively referred to herein as the “Regulatory Approvals Conditions.”

THE MERGER AGREEMENT
This section describes the material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement, a copy of which is attached as Annex A, and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about Tiptree contained in this proxy statement or in Tiptree’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Tiptree contained in the Merger Agreement. Any material facts in Tiptree’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual disclosures about Tiptree contained in the representations and warranties in the Merger Agreement will modify such factual disclosures. The representations, warranties and covenants made in the Merger Agreement by Tiptree, Fortegra, Purchaser and Merger Sub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by Tiptree, Fortegra, Purchaser and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedule, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Tiptree, Fortegra, Purchaser and Merger Sub or any of their respective subsidiaries or affiliates. Capitalized terms used in this section titled “The Merger Agreement” will have the meanings ascribed to them in the Merger Agreement, to the extent not otherwise defined herein.
Effects of the Merger; Closing; Effective Time
Effects of the Merger
At the Effective Time, in accordance with the Merger Agreement and the DGCL, Merger Sub will be merged with and into Fortegra, the separate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation. As a result of the Merger, the surviving corporation will become a wholly-owned subsidiary of Purchaser.
Closing
The closing will take place on (a) the last business day of the month in which the Condition Satisfaction occurs; provided, that if the Condition Satisfaction occurs less than five business days prior to the last business day of such month, the closing will occur on the last business day of the month immediately following the month in which the Condition Satisfaction occurs, or (b) such other date or at such other time or place as the parties to the Merger Agreement may mutually agree.
Effective Time
Upon the terms and subject to the conditions of the Merger Agreement, the parties to the Merger Agreement will deliver at the closing to the Secretary of State of the State of Delaware the Certificate of Merger and will make all other filings or recordings as may be required under the DGCL and any other applicable law in order to effect the Merger. The Merger will become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

Governing Documents; Directors
Certificate of Incorporation and Bylaws
The certificate of incorporation and the bylaws of Fortegra, as in effect immediately prior to the Effective Time will, at the Effective Time, be amended and restated in their entirety in the form of the certificate of incorporation and the bylaws attached to the Merger Agreement, respectively, and as so amended will be the certificate of incorporation and the bylaws of the surviving corporation, until amended in accordance with applicable law.
Directors of the Surviving Corporation
Each of the directors of Merger Sub immediately prior to the Effective Time will be a director of the surviving corporation, in each case until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in accordance with the surviving corporation’s certificate of incorporation and bylaws.
Effect on Shares and Equity Awards
Effect on Merger Sub Shares
At the Effective Time, all shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Purchaser, be converted into and thereafter evidence in the aggregate 1,000 shares of common stock, $0.0001 par value per share, of the surviving corporation.
Effect on Tiptree Shares
Following the Merger, shares of Tiptree common stock will remain issued and outstanding and will continue to be listed on the Nasdaq under the symbol “TIPT.”
Effect on Fortegra Shares
At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:
•
each share of Fortegra common stock issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares and shares of Fortegra common stock held by Fortegra, any of its Subsidiaries or Merger Sub, if any, which in each case will be cancelled) will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration plus (B) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount; and

•
each share of Fortegra preferred stock issued and outstanding immediately prior to the Effective Time will be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference.

Each Fortegra share issued and outstanding immediately prior to the Effective Time, when converted or cancelled in accordance with the above two bullets, will no longer be outstanding, will automatically be cancelled and will cease to exist.
At the Effective Time, each Fortegra share that is owned by Fortegra or any of the Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.
Treatment of Fortegra’s Equity Awards
Prior to the Effective Time, the Fortegra Board (or, if appropriate, any committee thereof administering the Fortegra Equity Plan) will adopt resolutions or take such other actions as may be required to cause each Fortegra stock option and each Fortegra RSU award, in each case, that is outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other condition, to accelerate and vest at the Effective Time, with the performance conditions applicable to the Fortegra stock options deemed achieved as determined by Fortegra.
At the Effective Time, each such vested Fortegra RSU award will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, an amount in cash equal to (i)(A) the Per Share Closing Merger Consideration multiplied by (B) the number of Fortegra shares subject to such vested Fortegra RSU award plus (ii) the Leakage Delayed Consideration attributable to such Fortegra shares (if any), and minus (iii) in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares.
From and after the Effective Time, each dollar-denominated performance-based award that represents the right to acquire shares of Fortegra common stock granted under the Fortegra Equity Plan and that is outstanding immediately prior to the Effective Time pursuant to its terms (each, a “Fortegra performance award”), will continue in effect in accordance with its existing terms and conditions (except as expressly provided in the Merger Agreement), subject to any adjustments necessary to preserve the value of such Fortegra performance award, as measured immediately prior to the Effective Time, with the corresponding value as measured immediately following the Effective Time, as reasonably agreed to by the parties and approved by the Fortegra Board prior to, but contingent upon, the Effective Time; provided, however, that following the vesting of any Fortegra performance award in accordance with the terms and conditions set forth in the underlying Fortegra performance award agreement, each Fortegra performance award will be settled solely in cash from and after the Effective Time. Prior to, but contingent upon, the Effective Time, the Fortegra Board (or, if appropriate, any committee thereof administering the Fortegra Equity Plan) will adopt resolutions or take such other actions as may be required to provide solely for cash settlement of Fortegra performance awards, from and after the Effective Time.
At the Effective Time, each such vested Fortegra stock option will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, an amount equal to the sum of (1) the product obtained by multiplying (a) the difference of (i) the Per Share Closing Merger Consideration minus (ii) the exercise price per share of the applicable Fortegra stock option, by (b) the aggregate number of shares of Fortegra common stock underlying such Fortegra stock option (the amount contemplated by this clause (1), the “Option Closing Merger Consideration”) and (2) the Leakage Delayed Consideration attributable to such Fortegra stock option (if any), minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such vested Fortegra stock option.
Each Fortegra stock option and each Fortegra RSU award, when converted in accordance with the terms of the Merger Agreement, will no longer be outstanding, will automatically be cancelled, and will cease to exist. As promptly as reasonably practicable following the Effective Time, Purchaser will pay or cause to be paid, or, to the extent the surviving corporation has sufficient immediately available funds at such time, cause the surviving corporation to pay or cause to be paid, to each applicable Fortegra equity award holder through the payroll system of the surviving corporation or applicable Subsidiary thereof (other than with respect to Fortegra stock options granted in respect of non-employee services, which need not be paid through such payroll system), an aggregate amount in cash equal to the Option Closing Merger Consideration or Per Share Closing Merger Consideration, as applicable, that such Fortegra equity award holder is entitled to receive under the Merger Agreement (which will be reduced by the Fortegra equity award holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount attributable to such Fortegra stock options and such Fortegra shares, as applicable).
Treatment of Fortegra Warrants
Fortegra warrants will either be exercised on a cashless basis automatically immediately prior to the Effective Time pursuant to their terms or cancelled at the Effective Time for no consideration, whether or not such cancellation happens pursuant to their terms.
Certain Actions in Connection with the Merger
Not less than 30 business days after the date of the Merger Agreement, Fortegra will provide Purchaser with a schedule in writing setting forth certain information regarding the Eligible Holders. Not less than five business days prior to the closing, Fortegra will provide Purchaser with a schedule in writing setting forth certain amounts payable under the Merger Agreement.
At and after the Effective Time, there will be no transfers on the share transfer books of Fortegra of any shares of capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Fortegra shares are presented to the surviving corporation, they will be cancelled and exchanged as provided in the Merger Agreement.

Any amount remaining unclaimed by holders of Fortegra shares or Fortegra equity awards 12 months after the date on which such funds were delivered to the Paying Agent or surviving corporation for payment (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) will be returned to the surviving corporation and holders of Fortegra shares or Fortegra equity awards will thereafter look only to the surviving corporation for any such payment that may be payable upon surrender of any Fortegra shares held by such holder, as determined pursuant to the Merger Agreement, as a general creditor and without any interest thereon.
None of Fortegra, the surviving corporation, Purchaser, any affiliates of the foregoing or any other person will be liable for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
Prior to closing, (i) each Eligible Holder will provide Purchaser with an IRS Form W-9 and (ii) Fortegra will provide Purchaser a certificate and a notice addressed to the IRS, in accordance with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that Fortegra is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code. Notwithstanding anything to the contrary in the Merger Agreement, if such IRS Form W-9 or certification is not delivered prior to closing, Purchaser’s sole recourse will be to make the appropriate withholding under Section 1445 of the Internal Revenue Code.
Purchaser, Merger Sub, the surviving corporation and the Subsidiaries and any other applicable withholding agent will be entitled to deduct and withhold from any amount otherwise payable to or for the benefit of any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law; provided, however, that the person intending to withhold will use reasonable best efforts to notify such persons of any amounts otherwise payable to such persons that it intends to deduct and withhold at least three business days prior to the due date for any relevant payment and will provide reasonable details regarding the provisions of law that requires such deduction or withholding, other than required compensatory withholdings or backup withholding or withholding resulting from the failure of any person to provide documentation required by the Merger Agreement. Any amounts withheld in accordance with this paragraph will be (i) timely paid to the appropriate governmental authority and (ii) treated for all purposes of the Merger Agreement as having been paid to the Fortegra equityholder in respect of which such deduction and withholding was made.
Appraisal Shares
Fortegra is incorporated as a corporation under the laws of the State of Delaware. Appraisal Shares will not be converted into the right to receive the Per Share Closing Merger Consideration and Pro Rata Percentage of the Leakage Delayed Consideration (if any). Instead, holders of shares of Fortegra common stock that constitute Appraisal Shares will be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. At the Effective Time, all Appraisal Shares will no longer be outstanding and will automatically be cancelled and cease to exist, and each holder of Appraisal Shares will cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262 of the DGCL. If any such holder will fail to perfect or otherwise will waive, withdraw, or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction will determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL will cease and each such Appraisal Share will be deemed to have been converted at the Effective Time into, and will have become, the right to receive the Per Share Closing Merger Consideration and Pro Rata Percentage of the Leakage Delayed Consideration, if any (which, in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares), without interest. Fortegra will serve prompt notice to Purchaser of any demands for appraisal of any shares of Fortegra common stock, and Purchaser will have the right to direct and control all negotiations and proceedings related to such demands; provided that all fees and expenses incurred in connection therewith will be borne by Purchaser. Prior to the Effective Time, without the prior written consent of Purchaser (which will not be unreasonably withheld, conditioned or delayed), Fortegra will not make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. From and after the Effective Time, no holder of Fortegra shares who has properly exercised and perfected appraisal rights pursuant to Section 262 of the DGCL will be entitled to vote his or her Fortegra shares or to receive dividends and other distributions with respect to his or her Fortegra shares (except dividends and other distributions payable to stockholders of record at a date that is prior to the Effective Time).
Surrender and Payment Procedures
As promptly as practicable after the date of the Merger Agreement but in any event no later than 30 business days after the date of the Merger Agreement, Purchaser will appoint the Paying Agent and enter into a paying agent agreement for the purpose of making payments related to the transactions contemplated by the Merger Agreement, including payments to the Eligible Holders. As soon as reasonably practicable after the engagement of the Paying Agent, Purchaser will cause the Paying Agent to cooperate with Fortegra to mail, email or cause to be mailed, emailed or otherwise delivered to each Eligible Holder a letter of transmittal in the form attached to the Merger Agreement, together with any applicable tax forms that Purchaser or Paying Agent may reasonably require in connection therewith and the materials and information referenced therein as being required to be returned by an Eligible Holder to the Paying Agent (the “Stockholder Transmittal Materials”), and instructions specifying the manner in which each such holder should complete the same and surrender the Fortegra shares for payment.
At or prior to the closing, Purchaser will deposit, or cause to be deposited, with the Paying Agent the Aggregate Closing Purchase Price, Purchaser’s 50% portion of any transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any associated penalties and interest but excluding any taxes or fees (and associated penalties and interest) based in whole or in part upon income, profits or gains) (collectively, the “Transfer Taxes”), if the holders of Fortegra preferred stock are not entitled to receive the As-Converted Amount in respect of the Series A Liquidation Preference, the Series A Aggregate Liquidation Preference, the Equityholders’ Representative Expense Amount, the Leakage Reserve Holdback Amount, the aggregate amount of any fees and expenses required to be paid by Purchaser to obtain certain consents with respect to Fortegra’s indebtedness (the “Change of Control Waiver Fees and Expenses”) (such aggregate amount, the “Change of Control Waiver Fees and Expenses Amount”), and 50% of any fees and expenses incurred in connection with obtaining certain third-party consents (the “Other Change of Control Consent Fees Amount”).
Each Eligible Holder will deliver to the Paying Agent on behalf of Purchaser, properly completed and duly executed and submitted Stockholder Transmittal Materials, and surrender Fortegra shares in accordance with the directions for doing so contained in the letter of transmittal in exchange for the right to receive such Eligible Holder’s portion of the aggregate Per Share Closing Merger Consideration (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares) and the Series A Liquidation Preference, as applicable.
With respect to each Eligible Holder that has properly completed and duly executed and delivered to Fortegra at least two business days prior to the closing date the Stockholder Transmittal Materials, including, if the Fortegra shares are certificated, a certificate representing the Fortegra shares, Purchaser will cause the Paying Agent to pay to such Eligible Holder, in immediately available funds, the portion of the Aggregate Closing Common Purchase Price (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares) and the Series A Aggregate Liquidation Preference pursuant to the payment instructions provided by such Eligible Holder in such Eligible Holder’s letter of transmittal, which payment will be made as of the closing of the Merger.
With respect to each Eligible Holder that has properly completed and duly executed and delivered to the Paying Agent after the second business day prior to the closing the Stockholder Transmittal Materials, Purchaser will cause the Paying Agent to pay, to such Eligible Holder, in immediately available funds, the portion of the Aggregate Closing Common Purchase Price (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares) and the Series A Aggregate Liquidation Preference, as applicable, that such Eligible Holder is entitled to receive under the Merger Agreement, pursuant to the payment instructions provided by such Eligible Holder in such Eligible Holder’s letter of transmittal, which payment will be made as promptly as practicable and in no event later than two business days after the Paying Agent’s receipt of the letter of transmittal.

In the event of a transfer of ownership of Fortegra shares that is not registered in the transfer records of Fortegra, payment may be made with respect to such Fortegra shares to such a transferee if satisfactory evidence of the ownership of such shares is presented to Purchaser, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other taxes required to be paid by reason thereof have been paid.
The Merger Consideration
At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, (i) each share of Fortegra common stock issued and outstanding immediately prior to the Effective Time (other than (A) Appraisal Shares and (B) shares of Fortegra common stock that are held by Fortegra, any of its Subsidiaries or Merger Sub, if any, which in each case will be cancelled) will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (1) the Per Share Closing Merger Consideration plus (2) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, and (ii) each share of Fortegra preferred stock issued and outstanding immediately prior to the Effective Time will be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference.
Pursuant to the terms of the Merger Agreement, in the event that the closing date occurs after the Profit Sharing Fee Start Date, Purchaser will additionally be required to pay to the Fortegra equityholders the Aggregate Delayed Closing Consideration.
Fortegra warrants will either be exercised on a cashless basis automatically immediately prior to the Effective Time pursuant to their terms or cancelled at the Effective Time for no consideration, whether or not such cancellation happens pursuant to their terms. Fortegra warrants that are so exercised will be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration plus (B) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Fortegra common stock that is a Minority Investor, will be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount.
At the Effective Time, each vested Fortegra RSU award will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, an amount in cash equal to (i) (A) the Per Share Closing Merger Consideration multiplied by (B) the number of Fortegra shares subject to such vested Fortegra RSU award plus (ii) the Leakage Delayed Consideration attributable to such Fortegra shares (if any), and (iii) minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Fortegra shares.
At the Effective Time, each vested Fortegra stock option will, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, will be converted into and thereafter evidence the right to receive, without interest and less applicable tax withholding, the Option Closing Merger Consideration and the Leakage Delayed Consideration attributable to such Fortegra stock option (if any), minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such vested Fortegra stock option.
As promptly as reasonably practicable following the Effective Time, Purchaser will pay or cause to be paid, or, to the extent the surviving corporation has sufficient immediately available funds at such time, cause the surviving corporation to pay or cause to be paid, to each applicable Fortegra equity award holder through the payroll system of the surviving corporation or applicable Subsidiary thereof (other than with respect to Fortegra stock options granted in respect of non-employee services, which need not be paid through such payroll system), an aggregate amount in cash equal to the Option Closing Merger Consideration or Per Share Closing Merger Consideration, as applicable, that such Fortegra equity award holder is entitled to receive under the Merger Agreement (which will be reduced by the Fortegra equity award holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount attributable to such Fortegra stock options and such Fortegra shares, as applicable).

Leakage
Any Leakage, including any Transaction Expenses but excluding Permitted Leakage, that occurs after the Lockbox Date and at or prior to the closing will decrease the Aggregate Closing Purchase Price payable to Fortegra equityholders.
Additional Leakage
Purchaser is required to provide written notice to the Equityholders’ Representatives of the amount of any Additional Leakage. Purchaser will only be entitled to deliver an Additional Leakage Notice during the period starting on the closing date and ending at 11:59 p.m. Eastern Time on the four-month anniversary of the closing. The Purchaser and the Equityholders’ Representative will discuss in good faith any discrepancies in the calculation of the total amount of such Additional Leakage for a period of 15 days following delivery by Purchaser of the Additional Leakage Notice.
The Purchaser will, after such 15-day consultation period, deliver a written notice to the Paying Agent instructing the Paying Agent to pay the Purchaser or the surviving corporation an amount in cash equal to the Additional Leakage from the Leakage Reserve Holdback Account. If no Additional Leakage Notice is received or, if following any payment of Additional Leakage to Purchaser or the surviving corporation, there are amounts remaining in the Leakage Reserve Holdback Account, the Purchaser will promptly (and in any event within two business days of determining there is no Additional Leakage or such payment of Additional Leakage, as applicable) instruct the Paying Agent to release the Leakage Delayed Consideration to the Eligible Holders in accordance with their respective Pro Rata Percentages.
The Purchaser will not be entitled to any remedy in respect of any Additional Leakage other than payment from the Leakage Reserve Holdback Account up to the Leakage Reserve Holdback Amount pursuant to this section except in the case of fraud.
Any payment in respect of the Additional Leakage will be treated as an adjustment to the Aggregate Closing Purchase Price for all purposes, including for tax allocation purposes to the maximum extent permitted by applicable law.
Representations and Warranties
Representations and Warranties of Tiptree
Tiptree has made representations and warranties in the Merger Agreement that are subject to the terms of the Merger Agreement and, in some cases, to exceptions and qualifications contained in the disclosure schedule. These representations and warranties relate to, among other things:
•
Tiptree’s due organization, valid existence and good standing under the laws of the State of Maryland, and its corporate power and authority to own, lease and operate its properties or assets and conduct its business as it is currently being conducted;

•
Tiptree’s due qualification or license and good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect;

•	Tiptree Holdings’ operating as a holding company with no independent business operations;
•
Tiptree’s power and authority to execute and deliver the Merger Agreement and each other transaction document to which it is or will be as of the closing a party, and perform its obligations under the Merger Agreement and the other transaction documents and consummate the transactions contemplated by the Merger Agreement;

•	required governmental consents, approvals, waivers, authorizations, permits, filings, registrations or notifications;
•
Tiptree’s filing of all material reports, schedules, forms, certifications, registration statements, prospectuses, proxy statements, amendments and other documents required to be filed by it with, or furnished by it to, the SEC since December 31, 2023;

•
the absence in this proxy statement of any untrue statement of a material fact or omission to state any material fact required to be stated in this proxy statement or necessary in order to make the statements in this proxy statement, in light of the circumstances under which they are made, not misleading;

•
the absence of any litigation pending or, to the knowledge of Tiptree, threatened against Tiptree or any of its subsidiaries before or by any governmental authority, which would, if successful, reasonably be expected to prevent or materially delay Tiptree’s ability to perform its obligations under the Merger Agreement;

•
Tiptree’s ownership of record of Fortegra shares free and clear of all liens (other than restrictions on transfer pursuant to applicable securities laws (excluding failure to comply with such laws) or liens under certain credit agreements); and

•	the absence of commission, brokerage or finder’s fees.
Representations and Warranties of Fortegra
Fortegra has also made representations and warranties in the Merger Agreement as of the date of the Merger Agreement and as of the closing (or, if a representation or warranty is made as of a specified date, as of such date) that are subject to the terms of the Merger Agreement and, in some cases, to exceptions and qualifications contained in the disclosure schedule. These representations and warranties relate to, among other things:
•
Fortegra’s due organization, valid existence and good standing under the laws of the State of Delaware, and its corporate power and authority to own, lease and operate its properties or assets and conduct its business as it is currently being conducted;

•
Fortegra’s due qualification or license and good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect;

•
the name, jurisdiction of formation, outstanding capital stock, partnership interests and other ownership or equity interests, holders of such equity interests and percentage ownership of all outstanding equity interests and ownership of each Subsidiary;

•
each Subsidiary’s due organization, valid existence as a corporation, partnership, limited liability company or other legal entity in good standing (with respect to the jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization, and its corporate, partnership or limited liability company power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is being conducted;

•
each Subsidiary’s being duly qualified and in good standing (with respect to the jurisdictions that recognize such concept) to do business as a foreign corporation, partnership, limited liability company or other legal entity in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so organized, validly existing, in good standing, qualified or licensed or have such power and authority would not reasonably be expected to have a Material Adverse Effect;

•
true and complete copies of the organizational documents of each Group Company, as amended as of the date of the Merger Agreement, having been made available to Purchaser, and such organizational documents being in full force and effect as of the date of the Merger Agreement;

•
Fortegra’s corporate power and authority execute and deliver the Merger Agreement and each other transaction document to which it is or will be as of the closing a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby and that the Merger Agreement constitutes a valid and binding obligation of Fortegra;

•
(i) the audited consolidated balance sheet of Fortegra and its Subsidiaries as of December 31, 2024 and the related audited consolidated statements of comprehensive income, cash flows and changes in member’s equity/stockholders’ equity of Fortegra and its Subsidiaries for the fiscal year then ended, (ii) the unaudited consolidated balance sheet of Fortegra and its Subsidiaries as of June 30, 2025 and the related unaudited consolidated statements of comprehensive income, cash flows and changes in member’s equity/stockholders’ equity of Fortegra and its Subsidiaries for the six-month period then ended, (iii) the books and records of the Group Companies, (iv) audited annual statutory statements of each insurance Subsidiary, as of and for the year ended December 31, 2024, and as of and for the quarter ended June 30, 2025, (v) accounts or notes receivable held by the Group Companies, (vi) accounts payable of the Group Companies, (vii) certain indebtedness, (viii) material liens against the assets of the Group Companies or the equity interests of the Group Companies and (ix) since December 31, 2024, the absence of any significant deficiencies or material weaknesses in the design or operation of Fortegra’s internal controls over financial reporting, which could be reasonably expected to materially and adversely affect Fortegra’s ability to accurately report financial information;
•	conducting business in the ordinary course of business consistent with past practice and the absence of a Material Adverse Effect on Fortegra since June 30, 2025;
•	Fortegra’s authorized and outstanding shares of capital stock and warrants to purchase Fortegra shares;
•
Fortegra shares, and each issued and outstanding share of capital stock or other equity interest of each Subsidiary, having been duly authorized and validly issued, fully paid and nonassessable and having not been issued in violation of, and not being subject to, any preemptive or subscription rights or rights of first refusal;

•
a true and complete list of each Fortegra equity award holder, together with the number of shares of Fortegra common stock subject to each such Fortegra equity award, vesting schedule (including vested and unvested status), the date of grant and the exercise price per share (if applicable) having been made available to Purchaser;

•
the good and valid title of Fortegra or one of the Subsidiaries to all of the Subsidiary shares, free and clear of all liens other than restrictions on transfer pursuant to applicable securities laws and liens under the Credit Agreements (as defined in this proxy statement) and the absence of other equity interests or rights to equity interests of Fortegra;

•
required governmental consents, approvals, waivers, authorizations, permits, filings, registrations and notifications, and the absence of any additional regulatory approval as of the date of the Merger Agreement;

•
the absence of conflicts with or contraventions, violations or breaches of any provision of Fortegra’s organizational documents (subject to obtaining Fortegra stockholder approval and Tiptree stockholder approval), governmental orders or certain contracts as a result of Fortegra’s entry into and performance under the Merger Agreement;

•
the absence of claims, actions, arbitrations, investigations, audits, complaints, litigation, charges, suits, judicial proceedings, administrative or enforcement or other proceedings, by or before any governmental authority or other duly vested tribunal, pending or, to the knowledge of Fortegra, threatened against Fortegra or any of its Subsidiaries or affecting any of their respective properties or assets or the transactions contemplated by the Merger Agreement that would reasonably be expected to have a Material Adverse Effect on Fortegra, Fortegra’s and any Subsidiary’s not being a party to or subject to, or in default under, any judgments, orders, injunction, ruling, decision, assessment, award, administrative order, judicial decision or decrees or entered or issued by, or agreement with, any governmental authority or duly vested tribunal to which Fortegra or any of its Subsidiaries is subject that involves a nonmonetary obligation, or monetary obligations over a certain threshold, or that has had, or would reasonably be expected to have, a Material Adverse Effect on Fortegra, and the absence of any current plans of Fortegra or any Subsidiary to initiate any material litigation against another person or entity;

•
Fortegra’s and each Subsidiary’s possession of all consents, licenses, qualifications, registrations and permits of governmental authorities that are material to the ownership or operation of the business of the Group Companies as it is being conducted or ownership or use of assets used in the business as it is being conducted or that are required under applicable laws to own, lease and operate the properties and assets and to carry on their business as it is being conducted and compliance with specified laws, court orders, and material permits, except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole;

•	the absence of undisclosed liabilities or obligations, subject to specified exceptions;

•	employee benefits and compensation plans, programs and arrangements of Fortegra and its Subsidiaries;
•
certain material contracts to which Fortegra or any of its Subsidiaries is a party, the validity, binding nature and effectiveness of such material contracts and the absence of breach or default by the Group Companies under any such contract;

•	owned and leased real and personal property of Fortegra and its Subsidiaries;
•	certain employment and labor matters of Fortegra and its Subsidiaries;
•	insurance policies of Fortegra and its Subsidiaries;
•	intellectual property of Fortegra and its Subsidiaries and legal disputes or claims pending alleging infringement or misappropriation of any such intellectual property in any material respect;
•	information systems of Fortegra and its Subsidiaries;
•	tax matters of Fortegra and its Subsidiaries;
•	the absence of commission, brokerage or finder’s fees;
•	anti-corruption and trade compliance matters of Fortegra and its Subsidiaries;
•	environmental matters of Fortegra and its Subsidiaries;
•	the insurance business of Fortegra and its Subsidiaries;
•	the investment assets of Fortegra and its Subsidiaries;
•	material reinsurance contracts of the Subsidiaries that conduct the business of insurance;
•	the reserves of Fortegra and its Subsidiaries;
•	material contracts with Related Parties (other than Excepted Related Parties);
•	Fortegra’s top distribution partners and suppliers;
•	Fortegra’s and its Subsidiaries not being a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248;
•	the officers, managers and directors of each Group Company;
•	the books and records of each Group Company; and
•	monies or accounts of the Group Companies not having been commingled with or credited or transferred to monies or accounts of any Related Party.
Material Adverse Effect
Many of Fortegra’s representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Material Adverse Effect,” which means any facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments that, individually or in the aggregate, (a) have had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of Fortegra and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or materially impair the ability of Fortegra or Tiptree to consummate the transactions contemplated by the Merger Agreement by the Termination Date (taking into account, if applicable, any extension thereof) in accordance with the terms of the Merger Agreement, but excludes with respect to the foregoing clause (a), any such facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments to the extent resulting from:
•
the execution of the Merger Agreement, the pendency or consummation of the transactions contemplated by the Merger Agreement or the announcement thereof, including the identity of Purchaser and its affiliates;

•	Purchaser’s announcement or other disclosure of its plans or intentions with respect to the conduct of the business (or any portion thereof) of Fortegra or any of its Subsidiaries;
•	changes in general economic, financial, regulatory, legislative, political or geopolitical conditions;
•
changes in the general credit, debt, financial or capital markets, including changes in interest or exchange rates, in each case, in the United States or elsewhere in the world where the Group Companies operate;

•
changes or proposed changes in laws, regulations or standards affecting Fortegra, GAAP, Applicable SAP (as defined in the Merger Agreement) or any underlying accounting principles or the interpretation or enforcement of any of the foregoing;

•	any earthquakes, hurricanes, tsunamis, tornadoes, volcanoes, floods, mudslides, wildfires or other natural disasters, severe weather events or any other force majeure events or acts of God;
•	changes in Fortegra’s and its Subsidiaries’ industries in the markets they operate in, or changes in the general business or economic conditions affecting such markets;
•	any escalation of hostilities or war or act of foreign or domestic terrorism, including any cyber-terrorism or cyber attack;
•
any action required to be taken or omitted to be taken in accordance with the terms of the Merger Agreement or by, or with the consent of, Purchaser, Merger Sub or any of their respective affiliates prior to the closing date;

•	any failure, in and of itself, by Tiptree, Fortegra or any Subsidiary to meet internal or published expectations, budgets, projections, forecasts or estimates of Fortegra or any Subsidiaries;
•	any change in the market price or trading volume of the capital stock or other securities of Tiptree common stock;
•
any litigation, suit, action or proceeding in respect of (A) the Merger Agreement or the transactions contemplated by the Merger Agreement or (B) this proxy statement (including any breach of duty or disclosure claims);

•	any change in the availability or cost of reinsurance in general; or
•
epidemics, pandemics, plagues, other outbreaks of infectious disease, including, in each case, resulting quarantine restrictions (including any shelter in place, stay at home or similar orders or guidelines), or any escalation or worsening of any of the foregoing, or any action, applicable law, pronouncement or guideline taken or promulgated by any governmental authority, the World Health Organization or industry group in response to any of the foregoing;

(i) provided, however, that in each case of the tenth and eleventh bullets above, any effect that caused or contributed to such failure, change or development will not be excluded as a result of such clause, as applicable, and (ii) except, in the cases of the third, fourth, fifth, sixth, seventh, eighth, thirteenth or fourteenth bullets above, to the extent such facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments disproportionately affect Fortegra or its Subsidiaries as compared to other persons engaged in the same industry in which a Group Company operates.
Representations and Warranties of Purchaser and Merger Sub
The Merger Agreement also contains customary representations and warranties made by Purchaser and Merger Sub that are subject to the terms of the Merger Agreement and, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Purchaser and Merger Sub relate to, among other things:
•
their due organization, valid existence and good standing under their respective jurisdictions of organization and their respective corporate powers and authority to own, lease and operate all of their properties and assets and to conduct their business as it is being conducted;

•	their requisite company power and authority to execute and deliver the Merger Agreement, to perform their respective obligations thereunder and to consummate the transactions contemplated thereby;
•
required consents, approvals, waivers, authorizations, and permits of, and material filings or registrations or notifications, and the absence of any additional regulatory approval as of the date of the Merger Agreement;

•
the absence of conflicts with or contraventions, violations or breaches of any provision of Purchaser’s or Merger Sub’s organizational documents, material contracts and applicable law as a result of Purchaser’s and Merger Sub’s entry into and performance of the Merger Agreement;

•
the absence of certain actions, suits, investigations or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or Merger Sub or affecting any of their respective properties or assets that, if adversely resolved, would prevent or materially delay or adversely affect their ability to consummate the Merger;

•	Purchaser’s having at the closing cash on hand or available sources of capital necessary to consummate the transactions contemplated by the Merger Agreement;
•
Merger Sub not (a) being engaged in any business activities or having conducted any operations other than in connection with the transactions contemplated by the Merger Agreement or (b) having incurred any liabilities other than in connection with its formation and the transactions contemplated by the Merger Agreement;

•	the solvency of the surviving corporation and each of its Subsidiaries immediately following the closing;
•
Purchaser having knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its participation in the transactions contemplated by the Merger Agreement;

•	the absence of commission, brokerage or finder’s fees;
•
the absence in this proxy statement of any untrue statement of a material fact or omission to state any material fact required to be stated in this proxy statement or necessary in order to make the statements in this proxy statement, in light of the circumstances under which they are made, not misleading; and

•
the absence of any investigation or review by any governmental authority solely with respect to Purchaser or its business that is pending or, to the knowledge of Purchaser, threatened in writing, other than review of the transactions contemplated by the Merger Agreement by the Financial Services Commission of South Korea, that would reasonably be expected to prevent or materially delay or adversely affect Purchaser’s ability to consummate the Merger.

Conduct of Business Pending the Merger
Fortegra has agreed that, except as otherwise set forth in the applicable section of the disclosure schedule, as required by law, as expressly permitted or required by the Merger Agreement (and not prohibited by the Merger Agreement) or with the prior written consent of Purchaser, which consent may not be unreasonably withheld, delayed or conditioned and will be deemed to have been provided if not affirmatively withheld or granted within 15 business days of Fortegra’s request therefor, during the period from the date of the Merger Agreement to the earlier of the closing date and the date on which the Merger Agreement is terminated in accordance with its terms, Fortegra is required to, and to cause each Subsidiary to, conduct its business in the ordinary course of business in all material respects and in compliance with applicable law and use commercially reasonable efforts to maintain and preserve intact its business organizations and its current significant business relationships and goodwill with customers, referral sources, vendors, suppliers, service providers and other business partners and to retain the services of its present executive officers. Notwithstanding and without limiting the generality of the foregoing, from and after the date of the Merger Agreement through the earlier of the closing date and the date on which the Merger Agreement is terminated in accordance with its terms, except as otherwise set forth in the applicable section of the disclosure schedule, as required by applicable law (including tax laws), any Permitted Leakage or with the prior written consent of Purchaser, which consent may not be unreasonably withheld, delayed or conditioned and will be deemed to have been provided if not affirmatively withheld or granted within 15 business days of Fortegra’s request therefor, Fortegra is required not to, and Fortegra is required to cause each of its Subsidiaries not to:
•	amend, restate or otherwise modify (or waive provisions in) the organizational documents of Fortegra or, in any material respect, the other Group Companies;
•
issue, reissue, sell, transfer or pledge, or authorize, permit or propose the issuance, reissuance, sale, transfer, change of ownership or pledge of, shares of capital stock of any class or series, or any securities convertible into capital stock of any class or series of Fortegra or any Subsidiary or other equity interests of any Group Company, or grant or enter into any equity interests or amend any terms of any such equity interest except, in each case: (i) pursuant to contractual obligations existing on the date of the Merger Agreement or in the ordinary course of business and disclosed in the applicable section of the disclosure schedule, (ii) issuance and/or withholding of shares of Fortegra common stock in connection with the exercise, vesting and/or settlement of Fortegra equity awards or (iii) for transactions solely between or among Fortegra and any Subsidiary;
•
declare, set aside or pay any dividend or other distribution of assets or other equity interests in respect of any class or series of its capital stock or other equity interests, other than (i) dividends and distributions by a Subsidiary to Fortegra or to a wholly owned Subsidiary of Fortegra in the ordinary course of business and (ii) as required by the agreements evidencing the grant of Fortegra equity awards outstanding on the date of the Merger Agreement or as otherwise permitted pursuant to the terms of the Merger Agreement;

•
adjust, split, combine, subdivide, reclassify or make any like change in any equity interest of Fortegra except for any anti-dilution adjustments to the Fortegra warrants pursuant to their terms (but not any issuance of an equity interest that would trigger any such anti-dilution adjustments);

•
sell, purchase, transfer, surrender or dispose of any asset to a Related Party (excluding employment or compensation agreements in effect on the date of the Merger Agreement) unless it is at a fair market value, on arms’ length terms and made in the ordinary course of business;

•
sell, lease, assign, license, sublicense, transfer, allow to lapse, abandon, assign, convey, license, or otherwise dispose of any of its material properties, assets or rights, other than (A) sales of insurance and services products in the ordinary course of business consistent with past practice and non-exclusive licenses of intellectual property rights in the ordinary course of business, (B) transfers of other properties, assets or rights in the ordinary course of business consistent with past practice in an amount not to exceed $1,000,000 individually or $5,000,000 in the aggregate, (C) sales of investment assets in the ordinary course of business, or (D) abandoning or allowing to lapse intellectual property rights that are immaterial to the business of Fortegra as presently conducted in the ordinary course of business or that have reached their maximum statutory term;

•	permit, allow or suffer any of its material properties or assets to be subjected to any lien, restriction or charge other than permitted liens under the Merger Agreement;
•
acquire (i) any legal person or other material business organization or division or material assets thereof (including by merger or otherwise but excluding reinsurance), in a single transaction or a series of transactions for an aggregate consideration in excess of $5,000,000, (ii) any properties, assets or rights (other than in respect of any leased real property) in the ordinary course of business in an amount in excess of $500,000 individually or $1,000,000 in the aggregate other than acquisition of investment assets in the ordinary course of business to the extent required by applicable law, (iii) any rights to leased real property in the ordinary course of business in an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate or (iv) lease or license any interest in intellectual property other than, in respect of intellectual property, in the ordinary course of business;

•
create, incur, assume, or guarantee any indebtedness, other than (i) incurrence of indebtedness pursuant to intercompany arrangements among or between Fortegra and one or more of the Subsidiaries or solely among or between one or more Subsidiaries, (ii) borrowings permitted under the Credit Agreements or (iii) in the ordinary course of business;

•
change any of the material accounting, financial reporting, actuarial, reserving, claims administration, underwriting principles, practices or methods used by Fortegra or any Subsidiary, except as may be required in order to comply with changes in GAAP, Applicable SAP or applicable law in each case, other than in respect of taxes, which are governed by the applicable terms of the Merger Agreement;

•
amend any material permit in a manner that adversely impacts Fortegra’s ability to conduct its business in any material respect or abandon, terminate or allow to lapse any material permits except as required by an insurance regulator;

•
enter into, become subject to, terminate, fail to renew, modify or waive or amend certain material contracts or arrangements that would constitute material contracts under the Merger Agreement, other than (i) in the ordinary course of business or (ii) with Excepted Related Parties in the ordinary course of business on arm’s length terms;

•	enter into any new lines of business that would require the insurance Subsidiaries to add new lines of authority to their certificates of authority;
•
seek approval from the applicable governmental authority for the use of any accounting practices in connection with statutory statements of Fortegra’s insurance Subsidiaries made available to Purchaser that depart from the accounting practices prescribed or permitted by applicable insurance laws of the applicable domiciliary jurisdiction;

•
reduce any reserves, provisions for losses or other liability amounts in respect of insurance contracts or reinsurance contracts, except in the ordinary course of business or as may be required by applicable accounting standards (consistently applied with their application for prior periods), or as required by law or by policies imposed by a governmental authority;

•	merge or consolidate with any other person or adopt a plan of restructuring, recapitalization or reorganization other than as required by the Merger Agreement;
•
make, change or revoke any material tax election, change any annual accounting period, settle or compromise any claim or assessment of a material amount of taxes, adopt or change any material method of tax accounting, file any material tax return in a manner inconsistent with past practice of Fortegra and the Subsidiaries or file any material amended material tax return, make any material voluntary tax disclosure, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material tax (other than an agreement the primary purpose of which does not relate to taxes), surrender any right to claim a material refund, credit or similar tax benefit, or consent to any extension or waiver of the statute of limitations period applicable to any material tax or material tax return, in each case, except for any action in the ordinary course of business;

•
except as required to comply with applicable law or a Fortegra compensation or benefit plan as in effect on the date of the Merger Agreement or as otherwise expressly permitted or required by the Merger Agreement, (i) increase the salary, wages, bonuses or other compensation or benefits payable to any current or former director, officer, employee or other individual service provider of Fortegra or any of its Subsidiaries (other than base salary increases made in the ordinary course to employees other than executive employees listed on the applicable schedule to the Merger Agreement (“executive employees”) or in connection with periodic benefit renewals in the ordinary course of business), (ii) grant any new entitlement to, or increase the amount of any existing entitlement to, any severance, change of control, retention, termination or similar compensation or benefits, other than entering into employment agreements with existing (other than with respect to executive employees) and new employees, in each case, in the ordinary course of business, (iii) adopt, establish, enter into, amend or modify, or agree to establish, amend or modify (or announce an intention to establish, amend or modify), or terminate any material Fortegra compensation or benefit plan (other than routine amendments to the Fortegra compensation or benefit plans in the ordinary course of business or in connection with periodic renewals), (iv) grant or remove any vesting restrictions applicable to any equity or equity-based awards under the Fortegra Equity Plan or any other Fortegra compensation or benefit plan, (v) take any action to accelerate the vesting, exercisability, or payment of or to fund any benefit or payment to any current or former director, officer, employee or other individual service provider of Fortegra or any of its Subsidiaries, (vi) hire or terminate (other than for “cause”) the Chief Executive Officer or any direct report to the Chief Executive Officer or (vii) recognize any union as the bargaining unit representative of any employees;

•
make any loans, advances or capital contributions to any director, officer or employee of the Group Companies, except (i) for advances for travel and other normal business expenses to officers and employees in the ordinary course of business or (ii) pursuant to any indemnification agreements for directors and officers of the Group Companies for actions taken within the scope of their services to the Group Companies in effect on the date of the Merger Agreement;

•
enter into any transaction (excluding employment or compensation agreements in effect on the date of the Merger Agreement) with any Related Party (other than an Excepted Related Party in the ordinary course of business on arms’ length terms), or waive, defer or release any amount owed to a Group Company by a Related Party, including payment of any bonuses, benefits or other amounts for any director, officer, consultant or agent of the Group Companies that are Related Parties, other than in the ordinary course of business, excluding (i) those items consented to in advance in writing by Purchaser, (ii) payment of immaterial bonuses, benefits or other amounts for directors, managers, officers, employees or consultants of the Group Companies made in the ordinary course of business not arising in connection with the transactions contemplated by the Merger Agreement, and (iii) any payment made or agreement to make a payment by or on behalf of any Group Company for which specific provision, reserve or allowance has been made for it in Fortegra’s financial statements (up to the extent of such provision, accrual or liability);
•	incur or pay any amount of Leakage other than the incurrence of Transaction Expenses to the extent taken into account in and that decrease the Aggregate Closing Purchase Price;
•
settle, compromise, waive or release any litigation (other than individual claims in the ordinary course of business under insurance contracts within applicable policy limits) or any rights (or amend or terminate any rights), in each case, except as would not (A) result in payments by the Group Companies in excess of $500,000 individually or $1,000,000 in the aggregate and (B) contain any admission of culpability, criminal misconduct, violation of the law or require any other actions or impose any other material restrictions on the business or operations of the Group Companies;

•
permit Fortegra or any Subsidiary (other than Subsidiaries that are in the process of dissolution, liquidation or winding up as of the date of the Merger Agreement and disclosed in the disclosure schedule) to dissolve, wind-up or liquidate; or

•	enter into any binding agreement or commitment to do any of the foregoing.
Notwithstanding the foregoing, (i) nothing contained in the Merger Agreement is intended to give Purchaser or Merger Sub, directly or indirectly, the right to control Fortegra’s or its Subsidiaries’ operations prior to the Effective Time, and (ii) the failure of Fortegra to take or cause to be taken an action prohibited by the foregoing solely as a result of the failure of Purchaser to consent to such action will in no event be deemed to constitute a breach of the covenants described in the first sentence of this section. Prior to the Effective Time, subject to the terms of the Merger Agreement including the foregoing, each of Purchaser, Merger Sub and Fortegra will exercise complete control and supervision of its and its Subsidiaries’ respective operations.
Alternative Acquisition Proposals
No Solicitation
Pursuant to the Merger Agreement, Tiptree agreed to, and to cause its subsidiaries, directors and officers to, and agreed to use reasonable best efforts to cause its and other respective representatives to, immediately terminate all solicitations, discussions and negotiations with any person (other than Purchaser, Merger Sub and their respective representatives) with respect to any acquisition proposal as of the execution of the Merger Agreement, and to promptly (and in any event within 24 hours of execution of the Merger Agreement) terminate access granted to any person (other than Purchaser, Merger Sub and their respective representatives) to any electronic data room maintained by Tiptree or its subsidiaries with respect to the transactions contemplated by the Merger Agreement or an acquisition proposal and to promptly (in any event within 24 hours of execution of the Merger Agreement) request that all non-public information previously provided be returned or destroyed in accordance with the applicable confidentiality agreement.
Except as otherwise provided in the Merger Agreement, during the period commencing with the execution and delivery of the Merger Agreement and continuing until the closing or, if earlier, the termination of the Merger Agreement, Tiptree agreed not to, and to cause its subsidiaries, directors and officers not to, and to use reasonable best efforts to cause its and their other respective representatives not to, directly or indirectly:
•
initiate, solicit, knowingly facilitate or knowingly encourage any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to the submission or announcement of any acquisition proposal;

•	engage in negotiations or discussions with respect to any acquisition proposal or that could reasonably be expected to constitute or lead to an acquisition proposal;
•
provide any non-public information, or afford access to the business, property, assets, books, records or personal information of Tiptree or its subsidiaries, to any person (other than Purchaser, Merger Sub, or any representatives of Purchaser or Merger Sub) in connection with any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to an acquisition proposal; or

•	enter into any binding or non-binding letter of intent, memorandum of understanding, arrangement, understanding, or agreement in principle or agreement with respect to an acquisition proposal.

In this proxy statement, an “acquisition proposal” means any inquiry, indication of interest, offer or proposal made or renewed by any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Purchaser and Merger Sub) that would, if consummated, result in such person or group, directly or indirectly, acquiring beneficial ownership of 15% or more of the total voting power of any class of equity securities of Tiptree or any assets or businesses representing 15% or more of the consolidated total assets, revenues or net income of Tiptree and its subsidiaries (including Fortegra), pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, reinsurance transaction, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the transactions contemplated by the Merger Agreement.
Discussions; Notice of Acquisition Proposals
Notwithstanding anything to the contrary contained in the Merger Agreement, if Tiptree or any of its representatives receives an acquisition proposal prior to the time at which the Tiptree stockholder approval is obtained that did not result from a breach of Tiptree’s non-solicitation obligations under the Merger Agreement, Tiptree, Fortegra and their respective representatives may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person solely to determine whether such inquiry or proposal constitutes or could reasonably be expected to lead to or result in a superior proposal and (B) inform the person that has made the inquiry or proposal of the applicable provisions of the Merger Agreement.
Notwithstanding anything to the contrary contained in the Merger Agreement, if at any time following the execution and delivery of the Merger Agreement and prior to the time at which the Tiptree stockholder approval is obtained, (i) Tiptree or any of its representatives has received a bona fide written acquisition proposal that did not result from a breach of Tiptree’s non-solicitation obligations under the Merger Agreement and (ii) the Tiptree Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to or result in a superior proposal, then Tiptree may (A) furnish information with respect to Tiptree and its subsidiaries to the person making such acquisition proposal and its representatives and (B) engage or participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal; provided, that, Tiptree is required not to, and to instruct its representatives not to, disclose any non-public information to such person and its representatives unless Tiptree has entered into, or first enters into, a confidentiality agreement with such person with terms (including governing confidentiality) that are not less favorable in the aggregate to Purchaser than those contained in the confidentiality agreement entered into between Purchaser and Fortegra; provided, further, that (A) such confidentiality agreement may contain a less restrictive or no standstill restriction and such confidentiality agreement may not contain terms that prohibit Tiptree from complying with the provisions of the “Acquisition Proposals” section of the Merger Agreement, and (B) Tiptree is required to provide or make available to Purchaser as promptly as reasonably practicable (and in any event within 24 hours thereafter) any non-public information concerning Tiptree or its subsidiaries provided or made available to such other person or any of its representatives that was not previously provided or made available to Purchaser and Merger Sub.
From and after the date of the Merger Agreement, Tiptree will, within 24 hours of the receipt by Tiptree of any acquisition proposal, notify Purchaser with respect thereto, and will in any such notice, include copies of any written materials relating to such acquisition proposal (including materials provided by Tiptree or its representatives in response thereto) and indicate the identity of the person making such acquisition proposal, and the material terms and conditions of such acquisition proposal and thereafter will promptly (within 24 hours) keep Purchaser reasonably informed on a reasonably current basis of any material change to the terms of any such acquisition proposal, including by providing a copy of all material additional written documentation relating thereto.
In this proxy statement, a “superior proposal” means a bona fide, written acquisition proposal (except the references in the definition thereof to “15%” will be replaced by “50%”) that did not result from a material breach of Tiptree’s non-solicitation obligations under the Merger Agreement and the Tiptree Board has determined, in good faith, after consultation with its outside legal counsel and financial advisors, and taking into account the terms and conditions of such acquisition proposal, is (a) reasonably likely to be consummated on the terms proposed and (b) more favorable, taken as a whole, to the Tiptree stockholders than the transactions contemplated by the Merger Agreement, in each case taking into account at the time of determination all circumstances deemed relevant in good faith by the Tiptree Board, including, if determined relevant in good faith by the Tiptree Board, the various legal, financial and regulatory aspects of such acquisition proposal and any changes to the terms of the Merger Agreement Purchaser has committed to make in response to such acquisition proposal in accordance with the applicable terms of the Merger Agreement.
Adverse Recommendation Change
The Tiptree Board and each committee thereof will not, subject to the terms and conditions of the Merger Agreement, (i) cause or knowingly permit Tiptree or Fortegra to enter into any alternative acquisition agreement or (ii) make an adverse recommendation change.
In this proxy statement, an “alternative acquisition agreement” means a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, partnership agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with the Merger Agreement) relating to any acquisition proposal.
In this proxy statement, an “adverse recommendation change” means to (a) withdraw or withhold (or amend, change, modify or qualify in a manner adverse to Purchaser) or publicly propose or announce any intention to withdraw or withhold (or amend, change, modify or qualify in a manner adverse to Purchaser) the Tiptree Board’s recommendation, (b) fail to include the Tiptree Board’s recommendation in this proxy statement (c) fail to recommend against acceptance by stockholders of a tender or exchange offer related to an acquisition proposal in a Solicitation/Recommendation Statement on Schedule 14D-9 on or prior to the earlier of (i) two business days prior to the date the special meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the second business day prior to the date the special meeting is held, including adjournments) and (ii) 10 business days after commencement of such tender offer or exchange offer, (d) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any acquisition proposal or alternative acquisition agreement, (e) cause or permit Fortegra to enter into an alternative acquisition agreement or (f) fail to publicly reaffirm the Tiptree Board’s recommendation (or refer to the Tiptree Board’s prior recommendation) following receipt by Tiptree of a publicly announced acquisition proposal that has not been publicly withdrawn on or prior to the earlier of (i) five business days after Purchaser so requests in writing and (ii) two business days prior to the date of the special meeting (or promptly after announcement or disclosure of such acquisition proposal if announced or disclosed on or after the second business day prior to the date of the special meeting); provided, that Tiptree will not be required to reaffirm more than once per acquisition proposal (unless the terms of such acquisition proposal change in any material respect and such change is publicly announced or disclosed, in which case Tiptree will only be required to reaffirm once per such material change).
Superior Proposal
Notwithstanding anything to the contrary contained in the Merger Agreement, the Tiptree Board or a committee thereof may, at any time prior to the time at which the Tiptree stockholder approval is obtained, in response to a bona fide written acquisition proposal that did not result from a breach of Tiptree’s non-solicitation obligations under the Merger Agreement, (1) terminate the Merger Agreement and substantially concurrently enter into an alternative acquisition agreement in respect of the acquisition proposal described in the following clause (2)(A) or (2) make an adverse recommendation change if (A) Tiptree receives an acquisition proposal that the Tiptree Board determines, in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law; (B) Tiptree has notified Purchaser in writing that it intends to terminate the Merger Agreement to enter into an alternative acquisition agreement or the Tiptree Board intends to effect an adverse recommendation change, which written notice must include the information with respect to such superior proposal that is specified in the Merger Agreement; (C) through the fifth business day following the date of such notice, Fortegra and Tiptree consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of the Merger Agreement proposed by Purchaser and (D) no earlier than the fifth business day following the date of such notice, the Tiptree Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Purchaser has committed to make during such five-business-day period, that the acquisition proposal continues to constitute a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law; provided, that in the event of any change to any of the material terms or conditions (including the form, amount and timing of payment of consideration) of the acquisition proposal described in the foregoing clause (A), Tiptree must, in each case, deliver to Purchaser an additional notice consistent with that described in clause (B) above and a new notice period under clause (C) will commence with respect to each such change in terms or conditions of the acquisition proposal (except that the five-business-day notice period will instead be equal to three business days).
Intervening Event
Notwithstanding anything to the contrary contained in the Merger Agreement, Tiptree may, at any time prior to the time at which the Tiptree stockholder approval is obtained, make an adverse recommendation change, pursuant to clause (a) or (b) of the definition thereof if (A) an intervening event has occurred, (B) Tiptree has notified Purchaser in writing that the Tiptree Board intends to effect an adverse recommendation change, which notice will identify and include all material information with respect to such intervening event, (C) through the fifth business day following the date of such notice, Fortegra and Tiptree consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of the Merger Agreement proposed by Purchaser and (D) no earlier than the fifth business day following the date of such notice, the Tiptree Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that Purchaser has committed to make during such five-business-day period, that the failure to effect an adverse recommendation change would reasonably be expected to be inconsistent with the duties of the directors of Tiptree under applicable law.
In this proxy statement, an “intervening event” means a material change, effect, event, circumstance, occurrence, development or other matter that was not known or reasonably foreseeable to the Tiptree Board or any committee thereof on the date of the Merger Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Tiptree Board or any committee thereof on the date of the Merger Agreement), which material change, effect, event, circumstance, occurrence, development or other matter, or any consequence thereof, becomes known to the Tiptree Board after the date of the Merger Agreement and prior to the date on which the Tiptree stockholder approval is obtained; provided, however, that in no event will any acquisition proposal constitute an intervening event.
Nothing contained in the Merger Agreement may prohibit (i) the Tiptree Board or a committee thereof from (A) complying with its disclosure obligations under applicable law or applicable rules of Nasdaq, including taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (B) making any “stop-look-and-listen” communication to stockholders of Tiptree or (C) making any public statement that describes the receipt of an acquisition proposal, that the Tiptree Board is considering the acquisition proposal and that no position has been taken by the Tiptree Board as to the advisability and desirability of such acquisition proposal; provided, in each case, that any such action taken or statement permitted by this paragraph will not, in and of itself, be deemed to be an adverse recommendation change or form the basis for Purchaser to terminate the Merger Agreement, so long as it reaffirms the Tiptree Board’s recommendation or (ii) waiving any “standstill” or similar provision in order to permit a person to make an acquisition proposal privately and confidentially to the Tiptree Board if and to the extent the Tiptree Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with applicable law (including the duties of the directors of Tiptree under applicable law).
Special Meeting for Tiptree Stockholder Approval
Tiptree has agreed to take all action necessary in accordance with applicable law and the charter, bylaws and other organizational documents of Tiptree to, following consultation with Purchaser, set a record date for, duly give notice of, convene and hold a meeting of its stockholders (as may be postponed or adjourned from time to time in accordance with the terms of the Merger Agreement) to be duly called and held as soon as reasonably practicable following clearance of this proxy statement by the SEC (and in any event no more than 45 days after such clearance, which will be deemed to occur upon the earliest of (i) notice from the SEC that it is not reviewing this proxy statement, (ii) resolution of any comments from the SEC on this proxy statement, and (iii) 11:59 pm ET on the tenth calendar day following the filing of this proxy statement with the SEC, if the SEC has not affirmatively provided notice that it is reviewing this proxy statement) for the purpose of seeking the Tiptree stockholder approval. Notwithstanding the immediately preceding sentence but subject to the next sentence, Tiptree may postpone or adjourn the special meeting (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Tiptree’s stockholders within a reasonable amount of time in advance of the special meeting, (ii) as otherwise required by law, (iii) if as of the time for which the special meeting is scheduled as set forth in this proxy statement, there are insufficient shares of Tiptree common stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (iv) if additional time is reasonably required to solicit proxies to obtain the Tiptree stockholder approval or (v) with Purchaser’s written consent. Without the prior written consent of Purchaser (which consent may not be unreasonably withheld, delayed or conditioned), the special meeting may not be postponed or adjourned (A) (x) by more than 10 business days at a time or (y) with respect to clause (iv) of the immediately preceding sentence, if Tiptree has previously postponed or adjourned the special meeting two or more times, (B) by more than 45 calendar days after the date on which the special meeting was (or was required to be) originally scheduled with respect to clause (iii) of the immediately preceding sentence, or (C) if such postponement or adjournment would result in or require any change to the record date of the special meeting. Except as required by law, the record date of the special meeting may not be changed without Purchaser’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned). Subject to the terms of the Merger Agreement, the Tiptree Board will (i) recommend approval of the Merger and the other transactions contemplated by the Merger Agreement by Tiptree’s stockholders, and (ii) solicit and use its reasonable best efforts to obtain the Tiptree stockholder approval (including by soliciting proxies in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement).
Without the prior written consent of Purchaser (which consent may not be unreasonably withheld, delayed or conditioned), the approval of the Merger and the other transactions contemplated by the Merger Agreement will be the only matter (other than matters of procedure, matters incidental to the transactions contemplated thereby and matters required by applicable law to be voted on by Tiptree’s stockholders in connection with the approval of the Merger and the other transactions contemplated by the Merger Agreement) that Tiptree will propose to be acted on by the stockholders of Tiptree at the special meeting. Other than the special meeting, Tiptree will not convene any other special meeting of Tiptree’s stockholders following the execution and delivery of the Merger Agreement and prior to the time at which the Tiptree stockholder approval is obtained without Purchaser’s prior written consent, which may not be unreasonably conditioned, withheld or delayed. Tiptree will coordinate and cooperate with Purchaser with respect to the special meeting, including keeping Purchaser reasonably informed with respect to proxy solicitation results as reasonably requested by Purchaser. Unless approved in writing by Purchaser, the special meeting will not be an annual meeting of stockholders of Tiptree.
Efforts to Close the Merger
Subject to the terms and conditions of the Merger Agreement, from and after the date of the Merger Agreement, and through the earlier of the closing date and the date on which the Merger Agreement is terminated in accordance with the terms thereof, each of the parties to the Merger Agreement agreed to, and Fortegra agreed to cause each of the Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable, including satisfaction, but not waiver, of the conditions to closing set forth in the Merger Agreement; provided, that this requirement does not alter any efforts standard expressly set forth in any other provision of the Merger Agreement and nothing in this paragraph or any other provision of the Merger Agreement requires Purchaser or Merger Sub to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition.
Without limiting the generality of the foregoing, subject to the terms of the Merger Agreement, Tiptree and the Group Companies, on the one hand, and Purchaser and Merger Sub, on the other hand, each agreed to (i) furnish to the other such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing, (ii) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a governmental authority or a private party, (iii) keep the other party reasonably informed of any communication received or given in connection with any proceeding by a governmental authority or a private party, in each case, regarding the transactions contemplated by the Merger Agreement and (iv) permit the other party to review any communication given by it, and consult with each other a reasonable amount of time in advance of any meeting, in connection with any proceeding by a governmental authority or a private party, with any other person and, to the extent permitted by such other person, give the other party the opportunity to attend and participate in such meetings and conferences; provided, however, that nothing in this paragraph requires Purchaser or Merger Sub to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition.
In this proxy statement, a “burdensome condition” means an antitrust burdensome condition, an insurance burdensome condition or a foreign direct investment burdensome condition, as applicable (each as defined in this proxy statement).
In this proxy statement, an “antitrust burdensome condition” means any restriction, condition, limitation or requirement imposed, including as a condition to receive consent, by a governmental authority charged with enforcing, applying, administering or investigating, including receiving notices or providing consents under, any antitrust laws, that individually or together with all other such actions (taken or refrained from being taken), would or would reasonably be expected to result in: (a) sale or other disposition of, or holding separate and agreement to sell or otherwise disposing of, assets, categories of assets or businesses of any Group Company or Purchaser or its affiliates that are material to the Group Companies, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as applicable, (b) termination of any existing relationship, contractual right or obligation of any Group Company or Purchaser or its Affiliates that is material to the Group Companies, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as applicable, (c) termination of any material venture or other arrangement, (d) creation of any material relationship, contractual right or obligation of any Group Company or Purchaser or its affiliates, (e) effectuation of any other material change or restructuring of any Group Company or Purchaser or its affiliates, or (f) requirement to take any action or agree to any limitation that (i) materially and adversely affects any of Purchaser’s or a Group Company’s or any of their affiliates’ existing or acquired businesses or (ii) would have a material and adverse effect on any material benefit Purchaser seeks to receive from the transactions contemplated by the Merger Agreement.
In this proxy statement, a “foreign direct investment burdensome condition” means any restriction, condition, limitation or requirement imposed, including as a condition to receive consent, by a foreign direct investment authority that after closing would, or would reasonably be expected to: (a) impose a material burden on Purchaser’s or its affiliates’ freedom of action, control, management or access with respect to the Group Companies or their business; or (b) have a material impact or effect on the business, results of operations or financial condition of Purchaser and its affiliates; or (c) have a material impact or effect on the anticipated operational or financial benefits to be derived by Purchaser from the transactions contemplated by the Merger Agreement; or (d) violate any law applicable to Purchaser (including its affiliates), the violation of which would have a material impact or effect on the business, results of operations or financial condition of Purchaser and its affiliates; or (e) with respect to the assets or businesses of Purchaser (other than any of the Group Companies), have a material adverse effect on Purchaser (other than any of the Group Companies).
In this proxy statement, an “insurance burdensome condition” means any restriction, condition, limitation or requirement imposed, including as a condition to receive consent, by an insurance regulator that individually or together with all other such actions (taken or refrained from being taken), would or would reasonably be expected to: (a) result in a material and adverse impact on the aggregate net economic benefits reasonably expected to be derived by Purchaser and its affiliates, taken as a whole, in connection with the transactions contemplated by the Merger Agreement, (b) result in the imposition of any arrangement involving the sale, disposition or separate holding of any material assets or businesses of Fortegra, Purchaser or any of their respective affiliates, (c) require any additional commitment to obtain a material amount of regulatory capital for contribution into Fortegra or any of its Subsidiaries or to provide a material amount of additional financial resources to Fortegra or any of its Subsidiaries (including by way of guarantee, indemnity, capital maintenance or keep well arrangement or any other commitment to provide further capital or funding in the future), (d) require the implementation of any material change to the ownership or holding structure of Fortegra, or any of its Subsidiaries or Purchaser or any of its subsidiaries not contemplated as part of or as a result of the transactions contemplated by the Merger Agreement or effectuate any other material change or restructuring of any Group Company or Purchaser or its affiliates, or (e) require any amendment or modification to the Merger Agreement that would be materially adverse to Purchaser and its affiliates (including the Group Companies), taken as a whole, after the closing, in each case as compared to the Merger Agreement as it exists on the date of the Merger Agreement.

Consents
Each of the parties to the Merger Agreement has agreed to use reasonable best efforts to obtain all required governmental consents and all other consents set forth in the applicable section of the disclosure schedule in each case necessary in connection with the consummation of the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, other than required governmental consents, no party will have any obligation to pay any fee to a third party for the purpose of obtaining any consent or any costs and expenses of any third party resulting from the process of obtaining such consents, in each case required to be obtained pursuant to the Merger Agreement; provided, however, that any fees, costs or expenses actually paid in connection with obtaining the third-party consents set forth in this paragraph will be borne 50% by Fortegra as Transaction Expenses and 50% by Purchaser. Each of the parties to the Merger Agreement will, as soon as reasonably possible, make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by the Merger Agreement. Purchaser acknowledges and agrees that, provided the other parties to the Merger Agreement comply with their obligations set forth in the Merger Agreement to use their reasonable best efforts to obtain third-party consents set forth in the applicable section of the disclosure schedule, which will not include, for the avoidance of doubt, any required governmental consents, the failure to obtain such consents will not, in and of itself, result in a Material Adverse Effect on Fortegra or a failure of a condition to closing under the Merger Agreement.
Fortegra will, within one business day following receipt of the Tiptree stockholder approval, take all actions necessary in accordance with the DGCL to obtain the Fortegra stockholder approval from its stockholders approving and adopting the Merger Agreement and the transactions contemplated thereby and to deliver the Fortegra stockholder approval to Purchaser. As soon as practicable but in any event within 10 business days following the effective date of the Fortegra stockholder approval, Fortegra will deliver, by any manner permitted by applicable law, the notice required pursuant to Sections 228 and 262 of the DGCL to each holder of record of capital stock of Fortegra that has not theretofore executed and delivered the Fortegra stockholder approval and is entitled to such notice under the DGCL. All materials submitted to the stockholders of Fortegra in accordance with the Merger Agreement will be subject to Purchaser’s reasonable advance review and comment, which will be considered in good faith by Fortegra.
Antitrust Notifications and Other Regulatory Approvals; Purchaser Covenants
The parties to the Merger Agreement have agreed to cooperate with each other and, as necessary, will prepare and file, or cause to be prepared and filed:
(i)	required Notification and Report Forms under the HSR Act and the rules and regulations promulgated thereunder with the U.S. Federal Trade Commission and the U.S. Department of Justice;
(ii)	all appropriate documents, forms, filings or submissions required under applicable insurance laws with respect to the transactions contemplated by the Merger Agreement; and
(iii)
any other notifications, filings, registrations or materials required or necessary to obtain the required governmental consents and all other consents otherwise necessary in connection with the consummation of the transaction contemplated by the Merger Agreement (other than the CFIUS Approval, which is discussed separately below) as soon as reasonably practicable, and in any event, within 30 business days from and after the date of the Merger Agreement, except for: (A) any required governmental consents by governmental authorities within South Korea for which discussions will commence as soon as reasonably practicable but in any event within 25 calendar days following the date of the Merger Agreement and any required filings made as soon as reasonably practicable thereafter; (B), in the case of the foregoing clause (i), a later date is mutually agreed to by the parties to the Merger Agreement; and (C) any consents that are a notification to be given after the closing. The parties to the Merger Agreement will respond as promptly as practicable to all requests or inquiries received from any governmental authority for additional documentation or information related to any of the foregoing or any other required governmental consent.

The parties to the Merger Agreement have agreed to cooperate with each other and to make, or cause to be made, such other filings as are necessary, if any, in other jurisdictions in order to comply with all applicable laws relating to competition, and to promptly provide any supplemental information or documentation requested by any governmental authority relating thereto or to any other required governmental consent.

All filing fees payable in connection with the notifications, filings, registrations or other materials pursuant to the HSR Act and insurance laws or in connection with any required governmental consent will be paid 50% by each of Purchaser, on the one hand, and the Fortegra equityholders, on the other hand.
Each party will promptly notify the other parties of any communication it or any of its affiliates receives from any governmental authority relating to the matters that are the subject of the Merger Agreement and permit the other parties to review a reasonable amount of time in advance, to the extent permitted by law, any proposed communication by such party to any governmental authority.
Other than purely administrative telephonic conferences and telephonic conferences initiated by the applicable governmental authority and not scheduled in advance, no party to the Merger Agreement will agree to participate in any meeting with any governmental authority in respect of any filings, investigation or other inquiry, unless it consults with the other parties a reasonable amount of time in advance and, to the extent permitted by such governmental authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the confidentiality agreement between Purchaser and Fortegra, confidentiality obligations in the transaction documents and applicable laws, the parties will coordinate and cooperate fully and promptly with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and, to the extent available and agreed upon in advance by Purchaser and Fortegra, in seeking early termination of any applicable waiting periods, including those under the HSR Act. Subject to the confidentiality agreement between Purchaser and Fortegra, confidentiality obligations in the transaction documents and applicable laws, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement.
Each party to the Merger Agreement will promptly provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any governmental authority relating to Purchaser and its affiliates or any persons who are deemed or may be deemed to “control” Purchaser within the meaning of applicable insurance laws, including its or their structure, ownership, businesses, operations, jurisdiction of domicile, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, general or limited partners, members or shareholders and the transactions contemplated by the Merger Agreement and such other matters as may be required or requested.
Purchaser and Merger Sub will not amend, revoke or refile any filing, submission, application, notification or report form or extend any applicable waiting or review periods or enter into any agreement with a governmental authority to delay or not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of Fortegra, which consent may not be unreasonably withheld. Notwithstanding the foregoing, in no event will any party to the Merger Agreement be required to disclose to any other party to the Merger Agreement any personally identifiable information (and a party will be permitted to redact personally identifiable information from documents shared with the other parties).
In the event Purchaser and/or Fortegra receives a Second Request under the HSR Act or any similar inquiry in connection with the transactions contemplated by the Merger Agreement, such party will comply as promptly as practicable with such request as provided by Section 7A(e) of the HSR Act. For purposes of this paragraph, a party will be deemed to have complied with any such request by providing a response that the party in good faith believes to be in substantial compliance and by certifying in writing to the other parties its prompt, substantial compliance. In the event that a party receives a subpoena or civil investigative demand requesting materials and information similar to that usually demanded in a Second Request under the HSR Act, such party will comply as promptly as practicable with such subpoena or civil investigative demand. In the event the governmental authority disputes the adequacy of compliance by a party with respect to a Second Request under the HSR Act, subpoena or civil investigative demand, such party will endeavor to satisfy the governmental authority so as to minimize any delay in the conduct or resolution of the investigation.
Notwithstanding anything contained in the Merger Agreement to the contrary, the parties will fully coordinate and cooperate with each other to obtain the CFIUS Approval including, without limitation, (i) as soon as practicable after the date of the Merger Agreement, filing a CFIUS Declaration regarding the transactions contemplated by the Merger Agreement in accordance with the DPA and promptly responding to comments or questions from CFIUS, if any, on the CFIUS Declaration and resubmitting the filing, (ii) providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review of the transactions contemplated by the Merger Agreement, within the time periods specified in the applicable regulations or otherwise specified by CFIUS staff, and (iii) using their respective reasonable best efforts to ensure that any information furnished pursuant to the foregoing clauses (i) and (ii) is true, correct and complete in all material respects. If at the end of the review period for the CFIUS Declaration, CFIUS requests that the parties file a CFIUS Notice, the parties will, and will cause their respective affiliates and representatives to, file a CFIUS Notice and obtain the CFIUS Approval including, without limitation, (a) as soon as practicable after the date of the request for a CFIUS Notice, filing a draft CFIUS Notice regarding the transactions contemplated by the Merger Agreement and (b) as promptly as practicable filing a final CFIUS Notice in accordance with the DPA after receipt of comments, if any, from CFIUS. The parties will each promptly inform the other party of any oral communication with, and provide copies of written communications with, CFIUS or any CFIUS member agency regarding any filings to CFIUS; provided, that, notwithstanding anything to the contrary in the Merger Agreement, no party will be required to share communications containing its confidential business information. If the parties reasonably determine it to be appropriate that the parties withdraw and jointly resubmit the final CFIUS Notice pursuant to this paragraph, then the parties will cooperate in withdrawing and resubmitting the final CFIUS Notice in order to allow CFIUS to extend its consideration of the transactions contemplated by the Merger Agreement for up to two additional 45-day periods. Notwithstanding anything to the contrary in this paragraph, Purchaser will not be required to, and Fortegra will not, without prior written consent of Purchaser, enter into any national security agreement or other agreement proposed by CFIUS that includes a foreign direct investment burdensome condition. In the event the parties file a CFIUS Notice, the associated CFIUS filing fee as described in Subpart K of 31 C.F.R. Part 800 will be borne half by Purchaser and half by the Fortegra equityholders (by inclusion of such portion of the filing fee within the Transaction Expenses).
Each party has agreed to, and to cause its affiliates and representatives to use reasonable best efforts to, take promptly any and all steps and actions necessary to avoid or eliminate each and every impediment that may be asserted by any governmental authority or any other person with respect to the transactions contemplated by the Merger Agreement so as to enable the closing to occur expeditiously, but in no case later than the Termination Date, including, as applicable, providing information to such persons; provided, however, nothing in this paragraph will require the Group Companies, Purchaser or its affiliates, including Merger Sub, or its representatives to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition. In addition, each party will use reasonable best efforts to oppose, through and including litigation on the merits (and all appeals with respect thereto), any claim asserted in court or other forum by any governmental authority or other person in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would restrain or prevent the closing by the Termination Date; provided, however, nothing in this paragraph will require the Group Companies, Purchaser or its affiliates, including Merger Sub, or their representatives, to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a burdensome condition.
Each party will not, and will cause its affiliates not to, take any action that could reasonably be expected to hinder or delay, as applicable, the obtaining of clearance or the expiration of the required waiting periods under the HSR Act or the obtaining of any required governmental consent (including the CFIUS Approval) or the effect of which would be to delay or impede the ability of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement; provided, however, nothing in the Merger Agreement will require the Group Companies, Purchaser or its Affiliates, including Merger Sub, or their Representatives, to take or refrain from taking any action related to a burdensome condition. Without limiting the generality of the foregoing, Purchaser will not (and will cause its affiliates not to):
•
acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any person or portion thereof, or otherwise acquire or agree to acquire any assets; or

•
assign any of its rights hereunder to any co-investor, in each case, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation or co-investor relationship could reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any permits, orders or other approvals of any governmental authority necessary to consummate the transactions contemplated by the Merger Agreement or the expiration or termination of any applicable waiting period, (B) increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement, (C) increase the risk of not being able to remove any such order on appeal or otherwise or (D) delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary neither the Group Companies, Purchaser nor its affiliates, including Merger Sub, or their respective representatives, will be required to take any action that would reasonably be expected to result in a burdensome condition.
Proxy Statement
Purchaser and Tiptree have agreed to cooperate with one another in connection with the preparation of this proxy statement and Purchaser and Merger Sub have agreed to furnish to Tiptree all information concerning Purchaser and Merger Sub as is required by applicable law to be set forth in this proxy statement. Purchaser will cause the information relating to Purchaser supplied by it for inclusion in this proxy statement, at the time of the mailing of this proxy statement or any amendments or supplements thereto, and at the time of the special meeting, not to contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Assuming Purchaser’s compliance with the foregoing, Tiptree will cause this proxy statement, at the time of the mailing of this proxy statement or any amendments or supplements thereto, and at the time of the special meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and to comply as to form in all material respects with the Exchange Act and any applicable requirements under applicable law. Tiptree and Purchaser have agreed to each use reasonable best efforts to respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC concerning this proxy statement, and to have this proxy statement cleared by the SEC as promptly as reasonably practicable after such filing. Tiptree will use reasonable best efforts to cause this proxy statement to be mailed to its stockholders as promptly as practicable following clearance of this proxy statement by the SEC (but, in any event, will cause such mailing within four business days thereafter, unless otherwise agreed to by Purchaser).
Tiptree has agreed as promptly as reasonably practicable to notify Purchaser of (i) the receipt of any comments from the SEC (or its staff) and all other written correspondence and oral communications with the SEC (or its staff) relating to this proxy statement and (ii) any request by the SEC (or its staff) for any amendment or supplement to this proxy statement or for additional information with respect thereto, and will supply Purchaser with copies of all material correspondence between Tiptree or any of its representatives, on the one hand, and the SEC (or its staff), on the other hand, with respect to this proxy statement. All filings by Tiptree with the SEC (or its staff), responses to any comments from the SEC (or its staff) and all mailings to the stockholders of Tiptree primarily relating to the transactions contemplated by the Merger Agreement, including this proxy statement and any amendment or supplement thereto, will be subject to the reasonable prior review and comment of Purchaser; provided, that Tiptree will no longer be required to comply with the foregoing if the Tiptree Board has effected any adverse recommendation change in accordance with the terms of the Merger Agreement.
Each of Tiptree, Fortegra, Purchaser and Merger Sub has agreed to promptly correct any information provided by it for use in this proxy statement if and to the extent that such information has become false or misleading in any material respect, and Tiptree will take all steps necessary to amend or supplement this proxy statement and to cause this proxy statement, as so amended or supplemented, to be filed with the SEC and mailed to its stockholders, in each case as and to the extent required by law.
Indemnification of Directors and Officers
For a period of six years after the closing, Purchaser will not, and will not permit the surviving corporation or any Subsidiary to, amend, repeal or modify any provision in the certificate or articles of incorporation, bylaws or other equivalent governing documents of the surviving corporation or any of the Subsidiaries relating to the exculpation, indemnification or advancement of expenses of any persons who at any time prior to or at the Effective Time are or were officers or directors of Fortegra or any Subsidiary (each, a “D&O Indemnified Person”) with respect to matters existing or occurring at or prior to the Effective Time (unless and to the extent required by law), it being the intent of the parties that all such D&O Indemnified Persons will continue to be entitled to such exculpation, indemnification and advancement of expenses in such organizational documents to the full extent of the law and that no change, modification or amendment of such documents or arrangements may be made that will adversely affect any such person’s right thereto without the prior written consent of that person except as required by law.
At the closing, the Fortegra equityholders will cause the Group Companies to obtain and pay for irrevocable “tail” insurance policies, 50% of which to be included in the Transaction Expenses, with a claims period of at least six years from and after the Effective Time, from an insurance carrier with the same or better credit ratings as Fortegra’s current insurance carrier with respect to officers’ and directors’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), for the persons who are covered by Fortegra’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as Fortegra’s existing D&O Insurance with respect to matters arising out of or relating to acts or omissions occurring or existing at or prior to the Effective Time. Notwithstanding the foregoing, in no event will Fortegra, Purchaser or the surviving corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Fortegra for such insurance; provided, that if the annual premiums of such coverage exceed such amount, Fortegra, Purchaser or the surviving corporation, as the case may be, will obtain a policy with the greatest coverage available for a cost not exceeding such amount for such six-year period from an insurance carrier with the same or better credit rating as Fortegra’s current insurance carrier with respect to Fortegra’s existing D&O Insurance with terms, conditions, retentions and levels of coverage at least as favorable as provided in Fortegra’s existing policies as of the date of the Merger Agreement.
In the event that Purchaser or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person (including by liquidation, dissolution, assignment for the benefit of creditors or similar action), then, and in each such case, Purchaser or the surviving corporation, as the case may be, will use commercially reasonable efforts to cause proper provision to be made so that the applicable successors and assigns or transferees succeed to specified obligations set forth in the Merger Agreement.
Notwithstanding anything to the contrary contained in the Merger Agreement or otherwise, the rights and benefits of the D&O Indemnified Persons set forth in the Merger Agreement will not be terminated or modified in any manner as to adversely affect any D&O Indemnified Person without the prior written consent of such D&O Indemnified Person. These terms of the Merger Agreement are intended to be for the benefit of, and are enforceable by, each D&O Indemnified Person, his or her heirs and his or her executors, administrators and personal representatives, each of whom is an intended third-party beneficiary thereof, and are in addition to, and not in substitution for, any other rights, including rights to indemnification or contribution that any such person may have by contract or otherwise; provided that D&O Indemnified Persons will not have any right to double-recovery from the surviving corporation or its affiliates when considered together with other sources of indemnification or contribution that any such person may have by contract or otherwise and such D&O Indemnified Person will promptly pay back to the surviving corporation any such funds paid by the surviving corporation or its affiliates to any such D&O Indemnified Person to the extent duplicative of recoveries obtained by such person from other sources.
Employee Benefits
During the period commencing at the closing and ending on the first anniversary of the closing date, Purchaser will, or will cause the surviving corporation to, provide each employee of Fortegra or the Subsidiaries who is employed immediately prior to the closing (each, a “Continuing Employee”) with:
•
at least the same base salary or wage level and bonus, commission and/or other cash incentive opportunity (excluding equity and equity-based compensation) as provided immediately prior to the Effective Time;

•
employee benefits (excluding defined benefit pension, non-qualified deferred compensation, equity or equity-based plans, severance, retention, change in control benefits, fringe benefits and perquisites) that are no less favorable, in the aggregate, than the benefits, perquisites and other terms and conditions (subject to the same exclusions) that each such Continuing Employee was entitled to receive immediately prior to the Effective Time (or, if more favorable to the Continuing Employee, the benefits, perquisites and other terms and conditions of employment provided to similarly situated employees of Purchaser or its subsidiaries); and

•
severance benefits that are at least as favorable as the severance benefits provided by Fortegra or a Subsidiary to the Continuing Employee as of immediately prior to the Effective Time, to the extent listed in the applicable section of the disclosure schedule.

From and after the closing, Purchaser will, or will cause the surviving corporation to, continue to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each employee, officer and independent contractor of Fortegra and the Subsidiaries, and each former employee, officer and independent contractor of Fortegra and the Subsidiaries, as of the closing arising under the terms of, or in connection with, any Fortegra benefit or compensation plan in accordance with the terms thereof.
For purposes of eligibility, vesting and entitlement to benefits under the benefit and compensation plans, programs, agreements and arrangements (other than defined benefit pension plans, retiree medical, severance entitlements and equity or equity-based compensation, but including level of vacation) of Purchaser, the surviving corporation or any of their respective subsidiaries in which Continuing Employees are eligible to participate following the closing (the “Purchaser Plans”), Purchaser and the surviving corporation will credit each Continuing Employee with his or her years of service with Fortegra, the Subsidiaries and any predecessor entities, to the same extent as such employee was entitled immediately prior to the closing to credit for such service under any similar Fortegra benefit or compensation plan, except where such crediting would result in duplication of benefits. In addition, Purchaser will use reasonable best efforts to cause Purchaser Plans providing health benefits to (i) not deny Continuing Employees (or a covered dependent thereof) coverage on the basis of pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements to the extent such conditions were waived or satisfied under the similar Fortegra benefit or compensation plan in effect immediately prior to the closing and (ii) credit such Continuing Employees (or a covered dependent thereof) for any deductibles, co-insurance and out-of-pocket expenses paid on or prior to the closing date in satisfying any deductibles, co-insurance and maximum out-of-pocket expenses in the applicable plan year in which the closing date occurs to which such deductibles and out-of-pocket expenses relate as if such amounts had been paid in accordance with the applicable Purchaser Plan.
The parties to the Merger Agreement have agreed that specified provisions contained in the Merger Agreement with respect to employees of Fortegra and the Subsidiaries are included for the sole benefit of the respective parties to the Merger Agreement and will not (i) create any third-party beneficiary or other rights in any current or former employee, manager, officer, director or independent contractor of Fortegra or any Subsidiary (or dependent or beneficiary thereof) to enforce such provisions of the Merger Agreement, (ii) be construed as an amendment, waiver or creation of any Fortegra benefit or compensation plan or other employee benefit plan of Fortegra, any Subsidiary, Purchaser, or any of their respective affiliates, (iii) limit in any way the right of Fortegra, any Subsidiary, Purchaser, or any of their respective affiliates to amend or terminate any Fortegra benefit or compensation plan at any time, or (iv) create any right to employment or service, continued employment or service, or any term or condition of employment or service with any of Fortegra, any Subsidiary, Purchaser, or any of their respective affiliates.
Other Covenants
Access to Information
Subject to the terms of the confidentiality agreement between Purchaser and Fortegra and applicable laws, from and after the date of the Merger Agreement, and through the earlier of the closing date and the date on which the Merger Agreement is terminated in accordance with the terms thereof, Fortegra has agreed to permit, and to cause the Subsidiaries to permit, Purchaser and its representatives to have reasonable access, during regular business hours and upon reasonable notice, to the offices, facilities, assets, properties, executive- or management-level employees and books and records of Fortegra and the Subsidiaries, and to furnish, or cause to be furnished, to Purchaser, such access as Purchaser may from time to time reasonably request.
All access and investigation pursuant to the terms of the Merger Agreement to personnel and books and records of the Group Companies must be coordinated through the individuals set forth in the applicable section of the disclosure schedule and must be conducted in such a manner as not to unreasonably interfere with the normal operations of the businesses of Fortegra and the Subsidiaries.
Notwithstanding anything to the contrary contained in the Merger Agreement or otherwise, prior to the closing:
•
all such access, and information relating thereto, will be subject to the terms and conditions of, the confidentiality agreement between Purchaser and Fortegra, if applicable, and treated as “Confidential Information” as defined thereunder;

•
without the prior written consent of Fortegra, Purchaser has agreed not to contact any customer, supplier or distributor of Fortegra or any Subsidiary, and provided that Fortegra will have the right to have a representative present during any such contact in the event that it consents to such contact; and

•
Purchaser will have no right to perform materially disruptive or subsurface investigations of the properties or facilities of Fortegra or any Subsidiary without the prior written consent of Fortegra (which consent may be withheld for any reason).

In addition, and notwithstanding anything contained in the Merger Agreement to the contrary, Fortegra will not have any obligation to provide Purchaser with any such access or information that cannot be provided without:
•	violating applicable law or obligation of confidentiality pursuant to a contract with any third party;
•	constituting a waiver of the attorney-client privilege or attorney work-product privilege; or
•
resulting in information reasonably pertinent to any pending litigation in which any of Purchaser or its subsidiaries, on the one hand, or Fortegra or its affiliates, on the other hand, are directly adverse to one another, being shared;

provided, however, that Fortegra will:
•
notify Purchaser, as applicable, that such information cannot be disclosed without (x) violating applicable law or Fortegra’s or any of the Subsidiaries’ obligations of confidentiality in a contract with any third party, (y) waiving the attorney-client privilege or attorney work-product privilege or (z) resulting in information reasonably pertinent to any pending litigation in which any of Fortegra or its affiliates, on the one hand, and Purchaser or its affiliates, on the other hand, are directly adverse to one another, being shared;

•
communicate to Purchaser in reasonable detail (x) the facts giving rise to such notification and (y) the subject matter of such information (to the extent it is able to do so in accordance with the foregoing proviso); and

•
use reasonable best efforts to identify and pursue a legally permissible method of providing such disclosure, including in the case where such disclosures are reasonably likely to violate Fortegra’s or any of the Subsidiaries’ obligations of confidentiality, using reasonable best efforts to seek a waiver of any such obligations of confidentiality, excluding any disclosures that would jeopardize the rights of Fortegra or its affiliates in any pending litigation in which they are adverse to Purchaser or its affiliates.

In no event will Fortegra (or its affiliates) allow Purchaser (or its affiliates) access to, or examination rights of, any tax returns or other tax books and records, other than solely (1) tax returns or other tax books and records of Fortegra and its Subsidiaries in respect of a pre-closing tax period or (2) tax returns or other tax books and records of any consolidated, combined, unitary or any other similar tax group that includes both (a) Fortegra or any of its Subsidiaries and (b) Tiptree or any of Tiptree’s affiliates (other than Fortegra and its Subsidiaries) (the “Tiptree Tax Group”) that includes information in respect of Fortegra and its Subsidiaries, in each case subject to entry into a confidentiality agreement on terms and in substance reasonably acceptable to Tiptree.
Purchaser will, and will cause the surviving corporation to, following the closing, preserve and keep any books and records held by them relating to the respective businesses of Fortegra and the Subsidiaries prior to the Effective Time that are required to be retained under document retention policies in effect on January 1, 2025, for a period of seven years from the closing date and will make such records (or copies) reasonably available, at reasonable times and upon reasonable advance notice, in a manner so as not to unreasonably interfere with normal business operations of Purchaser and the Group Companies, as may be reasonably required by any Eligible Holder in connection with any insurance claims by, litigation (other than involving Purchaser or its affiliates) or tax audits against, governmental investigations of or compliance with legal requirements by, any Eligible Holder or any of their respective affiliates. Notwithstanding anything to the contrary in this paragraph, the foregoing obligations will not apply to any such access or information that, after being advised in writing as such by legal counsel, Purchaser concludes in good faith cannot be provided without:
•	violating applicable law or obligation of confidentiality in a contract with any third party;
•	constituting a waiver of the attorney-client privilege or attorney work-product privilege; or
•
resulting in information reasonably pertinent to any pending litigation in which any of Tiptree or its affiliates, on the one hand, and Purchaser or its affiliates on the other hand, are directly adverse to one another, being shared;

provided, however, that Purchaser or the surviving corporation will:
•
notify the Eligible Holder that such information cannot be disclosed without (x) violating applicable law or the surviving corporation’s or any of the Subsidiaries’ obligations of confidentiality in contract with any third party, (y) waiving the attorney-client privilege or attorney work-product privilege, or (z) resulting in information reasonably pertinent to any pending litigation in which any of Purchaser or its subsidiaries, on the one hand, or Tiptree or its affiliates on the other hand, are directly adverse to one another, being shared;

•
communicate to Equityholders’ Representatives in reasonable detail (x) the facts giving rise to such notification and (y) the subject matter of such information (to the extent it is able to do so in accordance with the foregoing proviso); and

•
use reasonable best efforts to identify and pursue a legally permissible method of providing such disclosure, including in the case where such disclosures are reasonably likely to violate Purchaser’s or any of the Subsidiaries’ obligations of confidentiality, using reasonable best efforts to seek a waiver of any such obligations of confidentiality excluding any disclosures that would jeopardize the rights of Purchaser or its affiliates in any pending litigation in which they are adverse to Tiptree or its affiliates.

The parties will hold, and will cause their respective affiliates, advisors, accountants, attorneys and representatives to hold, any non-public information so provided to one another in connection with the transactions contemplated by the Merger Agreement in confidence in accordance with the provisions of the confidentiality agreement between Purchaser and Fortegra, the Merger Agreement and the other transaction documents. The parties acknowledge and agree that the confidentiality agreement between Purchaser and Fortegra will remain in full force and effect in accordance with the terms and conditions therefore and will (i) survive termination of the Merger Agreement and terminate in accordance with its terms or (ii) terminate at the closing.
Public Statements
Except for any press release issued collectively by Purchaser and Tiptree on the date of the Merger Agreement, subject to the terms of the Merger Agreement, and except if related to an adverse recommendation change or after an adverse recommendation change has occurred or as required by applicable law or the rules and regulations of any stock exchange upon which the securities of Purchaser, Tiptree, Fortegra or any of their respective affiliates are traded, no press release or other public announcement, statement or comment in response to any inquiry relating to the transactions contemplated by the Merger Agreement may be issued, made or permitted to be issued or made by any party to the Merger Agreement or any of its affiliates or representatives without the prior written consent of Purchaser, on the one hand, or Tiptree on the other hand; provided, that consent will not be required for any (a) press release or other public announcement, statement or comment the substance of which is consistent in all material respects with the substance of any previous press release or other public announcement, statement or comment made in accordance with this paragraph, (b) disclosure by an Eligible Holder or its affiliates that is not an individual in the ordinary course to its respective prospective and current limited partners (or their equivalent) or advisors, under binding obligations of confidentiality, general information regarding the subject matter of the Merger Agreement and the transactions contemplated thereby, including, in respect of any of Fortegra’s or its equityholders’ affiliates, the performance of such affiliate’s investment in Fortegra on a confidential basis, (c) disclosure as required by law or rules and regulations applicable to Fortegra, Tiptree or their respective affiliates of any national securities exchange or any governmental authority, and (d) customary tombstone advertisements by Purchaser or its affiliates that do not include price or other transaction terms.
Merger Sub
Promptly (and in any event within five business days) following approval of the Merger by the Financial Services Commission of South Korea, and prior to closing, Purchaser will form Merger Sub. Promptly (and in any event within two business days) following the formation of Merger Sub, Purchaser, as sole stockholder of Merger Sub, will adopt the Merger Agreement by written consent and deliver a joinder to the Merger Agreement, in substantially the form attached to the Merger Agreement (the “Merger Sub Joinder”), executed by Merger Sub. Notwithstanding anything in the Merger Agreement to the contrary, all representations, warranties, covenants and agreements of Merger Sub in the Merger Agreement or in another transaction document applicable to any period prior to the time when Merger Sub is formed will not apply until Merger Sub has been formed and then will apply upon and following the time of such formation.

Transaction Litigation
In the event that any litigation related to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is brought against Tiptree, Fortegra, any member of the Tiptree Board (in such member’s capacity as such), any member of the Fortegra Board (in such member’s capacity as such) or any officer of Fortegra or Tiptree (in such officer’s capacity as such) prior to the closing, until the closing Tiptree will as promptly as reasonably practicable (and in any event within two business days of becoming aware) notify Purchaser of any such transaction litigation and will keep Purchaser reasonably informed with respect to the status thereof, including by promptly (and in any event within two business days of receipt of the same) providing Purchaser with copies of all proceedings and material correspondence relating to such proceeding; provided that Tiptree will control the defense and settlement of any transaction litigation; provided, however, that Tiptree will, until the closing, allow for advanced review and comment on all material filings or responses to be made by Tiptree in connection with any such transaction litigation to the extent practicable, and Tiptree will in good faith take such comments into account.
Notice of Certain Matters
Subject to applicable laws, from the date of the Merger Agreement until the closing date or, if earlier, the date that the Merger Agreement is terminated in accordance with the terms thereof, Fortegra will provide to Purchaser, and Purchaser will provide to Fortegra, as applicable, (a) written notice, as soon as reasonably practicable, of the occurrence of a Specified Reinsurance Contract Event (as defined in the Merger Agreement), together, with a reasonably detailed summary of the facts underlying or relating to such event to the extent then within the knowledge of Fortegra and any material correspondence or notices received from the relevant counterparty to the relevant reinsurance contracts, and (b) subject to applicable laws, prompt notice of (i) any notice or other communication from any person alleging that the consent of any person is or may be required in connection with the transactions contemplated by the Merger Agreement, and (ii) the occurrence (or non-occurrence) of any event, condition, fact or circumstance that would be reasonably likely to prevent or materially delay the satisfaction of any of the conditions to closing under the Merger Agreement; provided, that the delivery of any notice pursuant to this paragraph will not limit or otherwise affect the remedies available hereunder to any party receiving such notice and the failure to give such notice will not separately constitute a failure of any closing condition or a basis to terminate the Merger Agreement unless the underlying fact, event or circumstance would independently result in such failure or provide such basis. Purchaser’s receipt of information pursuant to this paragraph will not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Tiptree or any Group Company in the Merger Agreement and will not be deemed to amend or supplement the disclosure schedule.
Certain Arrangements
Each of Tiptree and the Purchaser covenants and agrees that the tax sharing agreement specified in the Merger Agreement will remain in full force and effect and will continue governing the applicable reimbursement, payment and service obligations between Tiptree and Fortegra (and their respective affiliates) in accordance with their terms, and following the closing Purchaser will not, and will cause the surviving corporation not to, early terminate such agreement prior to the end of such agreement’s terms as in effect on the date of the Merger Agreement.
Except for the tax sharing agreement and the investment advisory agreements as specified in the Merger Agreement and any affiliate transaction set forth in the applicable section of the disclosure schedule and except for any Fortegra compensation or benefit plans providing benefits to service providers of the Group Companies other than Tiptree, the WP Investor or their representatives, Fortegra will deliver to Purchaser at the closing evidence reasonably satisfactory to Purchaser of the termination of each affiliate transaction, including all contracts between and among any of the Group Companies, on the one hand, and the Tiptree or any other Related Party (other than one of the Group Companies or an Excepted Related Party as specified in the Merger Agreement), on the other hand, in a manner that results in no further liability or obligation to Purchaser or the Group Companies.
Fortegra has agreed to deliver to Purchaser evidence reasonably satisfactory to Purchaser of the termination of certain engagement letters with its financial advisors prior to the closing date.
Confidentiality
Following the closing, Tiptree will not, will cause its controlled affiliates and employees not to, and will use its reasonable best efforts to ensure that its non-controlled affiliates and agents that have received confidential information will not, directly or indirectly, communicate, divulge, disseminate or use, for any purpose whatsoever, any confidential information, except (a) with the prior written consent of Purchaser, (b) as required by any law or any investigation or audit of a governmental authority, (c) in connection with the enforcement of or any dispute arising under the Merger Agreement, (d) to its financial planners, accountants, attorneys or other advisors or employees or representatives that need to know such information in connection with its obligations hereunder and under the other transaction documents or in connection with the transactions contemplated by the Merger Agreement and, in each case, are informed of the confidential nature of the confidential information provided to them and are bound by an obligation of confidentiality to Tiptree or (e) as otherwise permitted by the Merger Agreement. Notwithstanding the foregoing, no person who is an employee, officer or director of a Group Company, Purchaser or any of Purchaser’s affiliates will be restricted from using confidential information in furtherance and in the ordinary course of such person’s duties in any such capacity.
Debt Facilities
During the period from the date of the Merger Agreement to the earlier of the closing date and the date on which the Merger Agreement is terminated in accordance with its terms, Fortegra and Tiptree have agreed to (or, where applicable, to cause their applicable affiliates to), at the sole expense of Purchaser, use reasonable best efforts to obtain, with respect to the existing credit agreements of Fortegra and its Subsidiaries (collectively, the “Credit Agreements”), any consents or amendments thereunder (including authorization, execution and delivery thereof) that are necessary to waive any “change of control” and other “default” or “event of default” provisions thereunder which would arise due to the occurrence of the transactions contemplated by the Merger Agreement, which consents or amendments will be on terms and conditions and in form and substance reasonably satisfactory to Purchaser with respect to fee payments, the terms of any such “change of control” waiver, the terms of any such “default” or “event of default” waiver and related terms (it being understood that (i) such consents or amendments may, but need not, include any amendments to existing covenants or terms of such Credit Agreements separate and apart from those as may be necessary to waive any such “change of control” default or other default or event of default and (ii) need not be effective prior to the closing date) and Fortegra (to the extent of any liabilities or any obligations of Fortegra and its Subsidiaries and affiliates prior to the closing date) (collectively, the “COC Amendments”); provided, that, notwithstanding the foregoing or any other provision set forth in the Merger Agreement, Fortegra and its Subsidiaries will use reasonable best efforts to ensure that the Credit Agreements and the existing notes indentures of certain Subsidiaries of Fortegra (collectively, the “Notes Indentures”) are not (i) terminated (other than in a customary refinancing transaction which complies with clause (ii)) or (ii) modified in a manner which would reasonably be expected to be materially adverse to Purchaser, in each case, without the prior written consent of Purchaser, which may be withheld, conditioned, or delayed for any reason (it being understood that, notwithstanding the covenants in the Merger Agreement, a repayment of any outstanding indebtedness utilizing available cash and a modification of the Credit Agreements or the Notes Indentures which is not materially adverse to Purchaser will not require the consent of Purchaser). Fortegra will not have any liability whatsoever to Purchaser or Merger Sub arising out of or relating to the failure to obtain any such COC Amendments or because of the termination of any Credit Agreement or Notes Indenture as a result thereof, except as a result of Fortegra’s breach of the terms of this paragraph. Purchaser acknowledges that, other than with respect to Fortegra’s breach of its obligations pursuant to the terms of this paragraph, no representation, warranty, agreement or covenant of Fortegra contained in the Merger Agreement will be breached or deemed inaccurate or breached, and no condition to closing will be deemed not satisfied, as a result of (i) the failure to obtain any such COC Amendment, (ii) any such termination or (iii) any litigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such COC Amendment or any such termination.
Purchaser will reimburse Fortegra and Tiptree for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Fortegra, Tiptree and their respective representatives or affiliates in connection with any action requested by Purchaser pursuant to this section of the Merger Agreement, promptly after receipt of a written request therefor from Fortegra or Tiptree; provided, that such reimbursement obligation will not extend to, and Fortegra and Tiptree will be solely responsible for, costs and expenses incurred by Fortegra and Tiptree (or any of their affiliates or representatives) in connection with business activity in the ordinary course of business not connected to the COC Amendments.
Notwithstanding anything in the Merger Agreement to the contrary, until the closing occurs, the obligations of Fortegra, its Subsidiaries and Tiptree and their respective representatives under this section of the Merger Agreement will not (i) unreasonably interfere with the ongoing operations of the Group Companies, or (ii) require any such person to (A) pay any commitment or other similar fee, (B) have or incur any liability or monetary obligation in connection with the COC Amendments that is not, or will not be, paid or borne by Purchaser, including under any agreement or any document related to the Credit Agreements, (C) commit to taking any action (including entering into any agreement) that is not contingent upon the closing, (D) take any action that would conflict with, violate or result in a breach of or default under any organizational documents of Fortegra as in effect on the date of the Merger Agreement, its Subsidiaries and Tiptree and their respective representatives, any material contract or any law, (E) take any action that could subject any director, manager, officer or employee of Fortegra, its Subsidiaries and Tiptree and their respective representatives to any actual or potential personal liability, (F) provide access to or disclose information that Fortegra determines in good faith could jeopardize any attorney client privilege of, or conflict with any confidentiality requirements applicable to, Fortegra, its Subsidiaries, and Tiptree and their respective representatives, (G) cause any director or manager of Fortegra, its Subsidiaries, and Tiptree and their respective representatives to pass resolutions or consents to approve or authorize such transaction, unless such resolutions or consents are contingent upon the closing, (H) reimburse any expenses or provide any indemnities, (I) make any representation, warranty or certification that, in the good faith determination of Fortegra, is not true or (J) provide any cooperation or information that does not pertain to Fortegra or its Subsidiaries.
(i) If the COC Amendments are not obtained pursuant to the first paragraph in this section and Purchaser provides written notice to Fortegra at least 15 business days prior to the closing date, Fortegra will, at least two business days prior to the closing date, deliver to Purchaser one or more customary payoff letters (collectively, the “Payoff Letters”), that (1) evidence the requirements for the repayment of outstanding indebtedness under the applicable Credit Agreement(s) on the closing date (the amount so required to effect such repayment pursuant to such Payoff Letters, the “Payoff Amount”), (2) upon receipt of the Payoff Amount, provide for the release of all liens that were granted to secure the applicable Credit Agreement(s), and (3) are otherwise reasonably satisfactory to the Purchaser and (ii) prior to the closing date, Fortegra will deliver to Purchaser release documentation (the “Release Documentation”), which must be reasonably satisfactory to Purchaser, evidencing the termination and release of any liens on the equity issued by Fortegra in connection with certain existing credit documents of Tiptree Holdings specified in the Merger Agreement.
Upon the reasonable request of Purchaser, Fortegra will use reasonable best efforts to (i) deliver to the Trustee (as defined in the FFC Junior Subordinated Indenture (as defined in the Merger Agreement)) an Officer’s Certificate and an Opinion of Counsel (in each case, as defined in the FFC Junior Subordinated Indenture (as defined in the Merger Agreement)) solely to the extent such documents (or in the case of such Officer’s Certificate, to the extent the Trustee requires execution of such Officer’s Certificate by Fortegra pre-closing, the form thereof, to be executed and delivered by Fortegra) are delivered to Fortegra by the Purchaser (including any such Opinion of Counsel that is provided by Fortegra), and (ii) deliver to the Trustee (as defined in the TFG Junior Subordinated Indenture (as defined in the Merger Agreement)) an Officer’s Certificate and an Opinion of Counsel (in each case, as defined in the TFG Junior Subordinated Indenture (as defined in the Merger Agreement)), solely to the extent such documents (or in the case of such Officer’s Certificate, to the extent the Trustee requires execution of such Officer’s Certificate by Fortegra pre-closing, the form thereof, to be executed and delivered by Fortegra) are delivered to Fortegra by the Purchaser (including any such Opinion of Counsel that is provided by Fortegra); provided that, for the avoidance of doubt, neither Ropes & Gray nor Sidley, nor any pre-closing employee (other than a pre-closing employee that is also a post-closing employee) will be required to deliver any such Opinion of Counsel pursuant to the terms of this paragraph.
Investment Advisory Agreements
Any investment advisory agreements to which any Group Company is subject, including the investment advisory agreements specified in the Merger Agreement, will be amended prior to closing such that, effective as of the closing, such agreements can be terminated at any time with 60 days’ prior written notice without penalty or other adverse consequences to the Group Companies by any Group Company party thereto or subject thereto.
Interim Information Updates
Fortegra will use reasonable best efforts to cause the Chief Executive Officer of the Group Companies to consult with Purchaser or its representatives on a monthly basis and to use reasonable best efforts to cause the Group Companies to provide the same monthly management operating reports provided to Tiptree, the WP Investor and their affiliates during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the closing date.

Conditions to the Closing of the Merger
Mutual Conditions to the Obligations of the Parties to Effect the Merger
The respective obligations of each party to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions, any one or more of which may be waived in writing at the option of the party whose obligations to consummate the transactions contemplated by the Merger Agreement are subject thereto to the extent permitted by applicable law:
•	the Fortegra stockholder approval having been obtained validly under the DGCL and Fortegra’s certificate of incorporation, bylaws and stockholders’ agreement;
•	the Tiptree stockholder approval having been obtained validly under the laws of the State of Maryland and Tiptree’s charter and bylaws;
•	the No Injunctions or Legal Prohibitions Conditions; and
•	the Regulatory Approvals Conditions.
Conditions to the Obligations of Purchaser and Merger Sub to Effect the Merger
The obligations of Purchaser and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing, of the following conditions (unless waived, to the extent permitted by applicable law, by Purchaser):
•
the representations and warranties of Fortegra pertaining to its due organization, valid existence and good standing under the laws of the State of Delaware and its having all requisite corporate power and authority to own, lease and operate its properties or assets and to conduct its business as it is now being conducted, the name, jurisdiction of formation and ownership of each Subsidiary, Fortegra’s having all requisite corporate power and corporate authority to execute and deliver the Merger Agreement and each other transaction document to which it is or will be as of the closing a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby and that the Merger Agreement constitutes a valid and binding obligation of Fortegra, Fortegra’s authorized and outstanding equity interests and its capitalization, the execution and delivery of the Merger Agreement by Fortegra not, and the performance of the Merger Agreement by Fortegra and the consummation of the transactions contemplated thereby not, conflicting with or violating, constituting default under, accelerating a material right of a counterparty or a loss of a material right of a Group Company, requiring a notice, or approval, or otherwise giving a right to terminate, cancel or trigger a payment, or resulting in the creation or imposition of any material lien upon any of the assets of any Group Company (including their equity interests), under the organizational documents, in each case as currently in effect, of Fortegra or any Subsidiary, Fortegra’s not having been a U.S. real property holding corporation, and the absence of brokers other than as set forth in the disclosure schedule (the “Fortegra Fundamental Representations”), without giving effect to any materiality or Material Adverse Effect qualifications therein (except that the word “Material” in the defined term “Material Contract” in the Merger Agreement), having been true and correct in all material respects (except for those regarding ownership or capitalization of Fortegra as set forth in Section 4.01(a) and Section 4.05(a) of the Merger Agreement, which must have been true and correct except for any de minimis inaccuracies) as of the date of the Merger Agreement and as of the closing date, as if made anew at and as of that date (except to the extent expressly made as of an earlier date, in which case as of such date);

•
the representations and warranties of Fortegra other than the Fortegra Fundamental Representations, without giving effect to any materiality or Material Adverse Effect qualifications therein (except that the word “material” in the defined term “Material Contract” in the Merger Agreement and the qualification as to Material Adverse Effect contained in Section 4.04 of the Merger Agreement will not be disregarded for any of such purposes), having been true and correct as of the date of the Merger Agreement and as of the closing date, as if made anew at and as of that date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this paragraph, where the failure to be true and correct would not have or reasonably be expected to have a Material Adverse Effect;

•
the representations and warranties of Tiptree pertaining to its due organization, valid existence and good standing under the laws of the State of Maryland and Tiptree’s having all requisite corporate power and authority to own, lease and operate all of its properties or assets and to conduct its business as it is now being conducted, Tiptree’s having all requisite corporate power and corporate authority to execute and deliver the Merger Agreement and each other transaction document to which it is or will be as of the closing a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby and the Merger Agreement constituting a valid and binding obligation of Tiptree and assuming the accuracy of Purchaser’s and Merger Sub’s representations and warranties pertaining to Purchaser’s required governmental consents, the execution and delivery of the Merger Agreement and each other transaction document to which Tiptree is or will be as of the closing not, and the performance of the Merger Agreement and each other transaction document to which it is or will be as of the closing a party and the consummation of the transactions contemplated thereby not, except with respect to the Credit Agreements, subject to obtaining the Fortegra stockholder approval, the Tiptree stockholder approval, and Fortegra’s required government consents, conflicting with or violating, constituting a default under, accelerating a material right of a counterparty or a loss of a material right of a Group Company, requiring a notice, or approval, or otherwise giving a right to terminate, cancel or trigger a payment, or resulting in the creation or imposition of any material lien upon any of the assets of any Group Company (including their outstanding equity interests), in each case, under the organizational documents, in each case as currently in effect, of Tiptree, and Tiptree’s owning of record the Fortegra shares indicated as owned by Tiptree in the application section of the disclosure schedule, free and clear of all liens (other than restrictions on transfer pursuant to applicable securities laws (excluding failure to comply with such laws) or permitted liens) (the “Tiptree Fundamental Representations”), without giving effect to any materiality or “Material Adverse Effect” qualifications therein having been true and correct in all material respects (except for those regarding ownership of Fortegra, which must be true and correct in all respects except for any de minimis inaccuracies) as of the date of the Merger Agreement and as of the closing date, as if made anew at and as of that date (except to the extent expressly made as of an earlier date, in which case as of such date);
•
the representations and warranties of Tiptree other than the Tiptree Fundamental Representations having been true, correct and complete in all material respects, as of the closing date, without giving effect to any materiality or “Material Adverse Effect” qualifications therein (except to the extent expressly made as of an earlier date, in which case as of such date), as though such representations and warranties were made at and as of such date;

•
Fortegra and Tiptree having performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by the Merger Agreement to be performed or complied with by Fortegra and Tiptree on or prior to the closing date;

•	since the date of the Merger Agreement, no facts, events, changes, developments or effects having occurred that, individually or in the aggregate, constitute a Material Adverse Effect; and
•
Fortegra and Tiptree having delivered to Purchaser a certificate, dated as of the closing date, executed by a duly authorized officer of each of Fortegra and Tiptree, certifying to the satisfaction of conditions to closing set forth in the above six bullets.

Conditions to the Obligations of Fortegra and Tiptree to Effect the Merger
The obligation of Fortegra and Tiptree to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction at or prior to the closing of the following conditions (unless waived, to the extent permitted by applicable law, by Fortegra):
•
the representations and warranties of Purchaser and Merger Sub contained in the Merger Agreement having been true and correct as of the date of the Merger Agreement and as of the closing date, as if made anew at and as of that date (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except where the failure of any such representation or warranty to be true and correct would not have, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by the Merger Agreement on or before the Termination Date;

•
Purchaser and Merger Sub having performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by the Merger Agreement to be performed or complied with by Purchaser or Merger Sub, as the case may be, on or prior to the closing date;

•	the formation of Merger Sub, and the Merger Sub Joinder remaining in full force and effect;
•
Purchaser and Merger Sub having delivered to Fortegra a certificate, dated as of the closing date, executed by a duly authorized officer of each of Purchaser and Merger Sub, certifying to the satisfaction of the conditions set forth in the first and second bullets above; and

•	Purchaser or Merger Sub having made the payments set forth in Section 3.04 of the Merger Agreement.
No party may rely on the failure of any closing condition to be satisfied if such failure resulted from such party’s failure to use its reasonable best efforts to cause the closing to occur or to satisfy its obligations to obtain required consents and regulatory approvals pursuant to the Merger Agreement.
Termination of the Merger Agreement
Termination
The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing:
•	by mutual written agreement of Purchaser and Fortegra;
•
at any time after the Termination Date by either Purchaser or Fortegra, by giving written notice of such termination to the other party, if the closing has not occurred on or prior to such date (unless the failure to consummate the closing by such date is due to or has resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants of the Merger Agreement to be performed or complied with prior to the closing by, the party seeking to terminate the Merger Agreement (or Tiptree, in the event Fortegra is seeking to terminate the Merger Agreement)); provided, that, if on a date that would have been the Termination Date the Regulatory Approvals Conditions are the only conditions (other than those conditions that by their nature are to be satisfied at the closing) that have not been satisfied or waived on or before such date, the Termination Date will be automatically extended to December 26, 2026, in which case the Termination Date will be deemed for all purposes to be such later date;

•
by either Purchaser or Fortegra, if any restraint of the type set forth in the No Injunctions or Legal Prohibitions Conditions has become final and non-appealable; provided, that the right to terminate the Merger Agreement pursuant to this paragraph will not be available to any party whose failure (or Tiptree’s failure, in the event Fortegra is seeking to terminate the Merger Agreement) to fulfill any obligation under the Merger Agreement was a material cause of, or resulted in, the occurrence of such restraint; provided, further, that the party seeking to terminate the Merger Agreement pursuant to this paragraph must have used the efforts required by the Merger Agreement to remove such restraint;

•
by Purchaser, by written notice to Fortegra, if Fortegra or Tiptree has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation of Fortegra or Tiptree contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) any condition to Purchaser’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate would not be satisfied as of the time of such breach or failure or as of the time such representation was or has become inaccurate, and (ii) such breach or failure to perform or inaccuracy cannot be cured by Fortegra or Tiptree or, if capable of being cured, has not been cured within 30 calendar days after receipt by Fortegra of notice in writing from Purchaser specifying the nature of such breach and requesting that it be cured, provided that Purchaser will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Merger Sub is then in breach of any of their respective covenants or other agreements set forth in the Merger Agreement that would result in a condition to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser and Merger Sub or Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied;

•
by Fortegra, by written notice to Purchaser, if Purchaser or Merger Sub has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation or warranty of Purchaser or Merger Sub contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) any condition to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser or Merger Sub and Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement cannot be satisfied and (ii) such breach or failure to perform or inaccuracy cannot be cured by Purchaser or Merger Sub, as the case may be, or if capable of being cured, has not been cured within 30 calendar days after receipt by Purchaser of notice in writing from Fortegra, specifying the nature of such breach and requesting that it be cured, provided that Fortegra will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Tiptree is then in breach of any of its covenants or other agreements set forth in the Merger Agreement that would result in the condition to Purchaser’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied;

•
by Tiptree, if at any time prior to the receipt of the Tiptree stockholder approval, in order to substantially concurrently enter into an agreement to effect a superior proposal in compliance with Tiptree’s non-solicitation obligations under the Merger Agreement; provided, that (i) Tiptree has complied in all material respects with Tiptree’s non-solicitation obligations under the Merger Agreement with respect to such superior proposal, and (ii) Fortegra (or, in certain circumstances, Tiptree) pays to Purchaser the termination fee payable pursuant to the Merger Agreement;

•
by Purchaser, if the Fortegra stockholder approval is not executed and delivered to Purchaser within one business day following receipt of the Tiptree stockholder approval; provided, however, that the right to terminate the Merger Agreement under this paragraph in no event may be exercised once the Fortegra stockholder approval has been delivered;

•
by Purchaser, if an adverse recommendation change has occurred; provided, that Purchaser exercises the right to terminate the Merger Agreement pursuant to this paragraph prior to obtaining the Tiptree stockholder approval;

•
by Purchaser, if the condition that since the date of the Merger Agreement, no facts, events, changes, developments or effects have occurred that, individually or in the aggregate, constitute a Material Adverse Effect, is not satisfied or capable of being satisfied by the Termination Date; or

•
by either Fortegra or Purchaser if at the special meeting (including any postponement or adjournment thereof) at which a vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement was taken, the Tiptree stockholder approval is not obtained.

Effect of Termination
In the event of the termination of the Merger Agreement in accordance with the terms thereof, the Merger Agreement will thereafter become void and have no effect and the transactions contemplated thereby will be abandoned, except that the “Effect of Termination; Termination Fee,” clause (c) of “Access to Information,” “Public Statements” and “Miscellaneous” sections of the Merger Agreement and the confidentiality agreement between Purchaser and Fortegra will survive termination of the Merger Agreement and remain valid and binding obligations of each of the parties according to their terms, and (ii) subject to the terms and conditions of the surviving provisions of the Merger Agreement, there will be no liability or obligation on the part of Purchaser, Merger Sub or Fortegra.

Notwithstanding the immediately preceding sentence, termination of the Merger Agreement will not release any party thereto from any liability:
•	pursuant to the sections of the Merger Agreement specified above that survive such termination; or
•
for (A) any intentional and material breach by a party of, or any fraud with respect to, its representations and warranties under the Merger Agreement, or (B) any material breach by a party of its covenants and agreements under the Merger Agreement (including any failure by Purchaser or Merger Sub to consummate the Merger on the date the closing is required to have occurred in accordance with the Merger Agreement), in the case of each of the foregoing clauses (A) and (B), that occurred prior to such termination (any such breach, misrepresentation or inaccuracy described in this paragraph, a “Pre-Termination Material Breach”).

Notwithstanding anything to the contrary contained in the Merger Agreement or otherwise, Fortegra, whether on behalf of itself or on behalf of its pre-closing Fortegra equityholders, and Purchaser each may pursue and accept damages for any Pre-Termination Material Breach by the other party and enforce any award for such damages, and the parties have agreed that such damages will not be limited to reimbursement of expenses or out of pocket costs and will include, to the extent permitted by applicable law, damages based on (x) the benefit of the bargain lost by the Fortegra equityholders (including any lost premium), taking into consideration all relevant factors, including the consideration that the Fortegra equityholders would have received if the Merger were consummated pursuant to the terms of the Merger Agreement, other combination opportunities and the time value of money, and (y) any decrease in share value, diminution in value, lost profits or lost premium or consequential damages.
If the Merger Agreement is terminated in accordance with its terms:
•	all confidential information received by the parties will be treated in accordance with the terms of the Merger Agreement and the confidentiality agreement between Purchaser and Fortegra; and
•
all filings, applications and other submissions made pursuant to the terms of the Merger Agreement in an effort to consummate and make effective the transactions contemplated by the Merger Agreement and to obtain required consents and regulatory approvals will, to the extent practicable, be withdrawn from the governmental authority, agency or other person to which made.

Termination Fee
If the Merger Agreement is validly terminated by Purchaser, in connection with an adverse recommendation change (subject to the limitations set forth in the Merger Agreement) (or pursuant to any other termination right if Purchaser was then entitled to terminate the Merger Agreement in connection with an adverse recommendation change (subject to the limitations set forth in the Merger Agreement)), then Fortegra will pay the termination fee to Purchaser in immediately available funds within two business days after such valid termination; provided, that if the intervening event resulting in such termination relates to the “Tiptree Capital” business of Tiptree as described in Tiptree’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree.
If the Merger Agreement is validly terminated by Tiptree, if at any time prior to the receipt of the Tiptree stockholder approval, in order to substantially concurrently enter into an agreement to effect a superior proposal in compliance with the applicable terms of the Merger Agreement (provided that Tiptree has complied in all material respects with its non-solicitation obligations under the Merger Agreement with respect to such superior proposal) then Fortegra will pay the termination fee to Purchaser in immediately available funds substantially concurrently with and as a condition to such valid termination; provided, that if the superior proposal resulting in such termination is a sale of capital stock of Tiptree (or a similar transaction) to a third party other than WP Investor or any of its affiliates, pursuant to which the equity interests of Fortegra held by WP Investor will continue to be held by WP Investor, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree.
If (A) after the date of the Merger Agreement, an acquisition proposal has been publicly made to Tiptree or has been publicly made directly to the stockholders of Tiptree generally (and, in any such case, whether or not such acquisition proposal has been withdrawn), (B) thereafter, the Merger Agreement is validly terminated (1) by Purchaser or Fortegra at any time after the Termination Date, by giving written notice of such termination to the other party, if the closing has not occurred on or prior to such date (unless the failure to consummate the closing by such date is due to or has resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants of the Merger Agreement to be performed or complied with prior to the closing by, the party seeking to terminate the Merger Agreement (or Tiptree, in the event Fortegra is seeking to terminate the Merger Agreement)); provided, that, if on a date that would have been the Termination Date, the Regulatory Approvals Conditions set forth in the Merger Agreement are the only conditions (other than those conditions that by their nature are to be satisfied at the closing) that have not been satisfied or waived on or before such date, the Termination Date will be automatically extended to December 26, 2026, in which case the Termination Date will be deemed for all purposes to be such later date, or (2) by either Fortegra or Purchaser, if at the special meeting (including any postponement or adjournment thereof) at which a vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement was taken, the Tiptree stockholder approval is not obtained, or (3) by Purchaser, by written notice to Fortegra, if Fortegra or Tiptree has breached or failed to perform any of its covenants or other agreements set forth in the Merger Agreement or if any representation of Fortegra or Tiptree contained in the Merger Agreement is or has become inaccurate, in either case such that both (i) any condition to Purchaser’s obligations to effect the Merger pertaining to the accuracy of representations and warranties of Fortegra and Tiptree, Fortegra and Tiptree’s performance and compliance with the covenants in the Merger Agreement or Fortegra and Tiptree’s delivery of the required closing certificate would not be satisfied as of the time of such breach or failure or as of the time such representation was or has become inaccurate, and (ii) such breach or failure to perform or inaccuracy cannot be cured by Fortegra or Tiptree or, if capable of being cured, has not been cured within 30 calendar days after receipt by Fortegra of notice in writing from Purchaser specifying the nature of such breach and requesting that it be cured, provided that Purchaser will not have the right to terminate the Merger Agreement pursuant to this paragraph if it or Merger Sub is then in breach of any of their respective covenants or other agreements set forth in the Merger Agreement that would result in the conditions to Fortegra’s and Tiptree’s obligations to effect the closing pertaining to the accuracy of representations and warranties of Purchaser and Merger Sub, or Purchaser and Merger Sub’s performance and compliance with the covenants in the Merger Agreement (other than those conditions which by their terms are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) not being satisfied, and (C) within 12 months after such termination, Tiptree enters into a definitive agreement for any acquisition proposal or any acquisition proposal is consummated (regardless of when made or the counterparty thereto (unless such counterparty is an affiliate of Purchaser)), then Fortegra will pay to Purchaser the termination fee by wire transfer within two business days of the earlier of the date that Fortegra enters into such definitive agreement or the date on which such acquisition proposal is consummated; provided, that, if the superior proposal resulting in such termination is in respect of a sale of capital stock of Tiptree (or a similar transaction) to a third party other than WP Investor or any of its affiliates, pursuant to which the equity interests of Fortegra held by WP Investor will continue to be held by WP Investor, then Tiptree will pay the termination fee; provided, further, that Fortegra will be jointly and severally liable for the payment of such termination fee to the extent not paid by Tiptree. For purposes of this paragraph, all references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”.
If the Merger Agreement is validly terminated by Purchaser due to a failure to obtain the Tiptree stockholder approval at the special meeting (including any postponement or adjournment thereof) at which a vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement was taken and the termination fee is not otherwise then payable pursuant to the terms of the Merger Agreement, then Tiptree is obligated to pay Purchaser the Stockholder Vote Failure Fee in immediately available funds within two business days after such valid termination.
Each of Fortegra, Tiptree, Purchaser and Merger Sub has acknowledged that (i) the agreements contained in the “Effect of Termination; Termination Fee” section of the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement, (ii) without these agreements, Fortegra, Tiptree, Purchaser and Merger Sub would not enter into the Merger Agreement and (iii) neither the termination fee nor the Stockholder Vote Failure Fee is a penalty, but, except as otherwise provided in the Merger Agreement, each is liquidated damages, in a reasonable amount that will compensate Purchaser in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the transactions contemplated thereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if Fortegra or Tiptree, as applicable, fails to timely pay any amount due in connection with the termination of the Merger Agreement and, in order to obtain such payment, Purchaser or Merger Sub commences a suit that results in a judgment against Fortegra or Tiptree, as applicable, for the payment of any such amount, Fortegra or Tiptree, as applicable, will be required to pay to Purchaser or Merger Sub its reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on such amount at the annual rate of the prime rate plus five percent, as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by law.
Purchaser and Merger Sub have agreed that, upon any valid termination of the Merger Agreement under circumstances where the termination fee and/or the Stockholder Vote Failure Fee is payable by Fortegra or Tiptree pursuant to the terms of the Merger Agreement and such termination fee and/or Stockholder Vote Failure Fee (plus any costs and expenses and interest thereon pursuant to the terms of the Merger Agreement) is paid in full, Purchaser, Merger Sub and any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives (collectively, the “Purchaser Related Parties”) will be precluded from, and each has waived, any other remedy against Fortegra and Tiptree, at law or in equity or otherwise, and none of Purchaser or Merger Sub will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Fortegra or Tiptree, as applicable, or any of their respective subsidiaries or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives (collectively, the “Fortegra Related Parties”) in connection with the Merger Agreement or the transactions contemplated thereby, and that Purchaser’s right to receive payment of the termination fee and/or the Stockholder Vote Failure Fee pursuant to terms of the Merger Agreement (plus any costs and expenses and interest thereon pursuant to the terms of the Merger Agreement) will constitute the sole and exclusive remedy of Purchaser Related Parties for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Fortegra Related Parties will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.
Purchaser and Merger Sub have agreed that, upon any valid termination of the Merger Agreement under circumstances where the termination fee and/or the Stockholder Vote Failure Fee is payable by Fortegra or Tiptree, as applicable, pursuant to the terms of the Merger Agreement and such termination fee and/or Stockholder Vote Failure Fee (plus any costs and expenses and interest thereon pursuant to the terms of the Merger Agreement) is paid in full, Purchaser and Merger Sub will be precluded from any other remedy against Fortegra, at law or in equity or otherwise, and none of Purchaser or Merger Sub will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Fortegra, Tiptree or any of their respective subsidiaries or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or affiliates or their respective representatives in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement.
In no event will Fortegra or Tiptree, as applicable, be required to pay the termination fee or the Stockholder Vote Failure Fee on more than one occasion. In the event that the Stockholder Vote Failure Fee has actually been paid by Tiptree pursuant to the terms of the Merger Agreement, upon subsequent payment of the termination fee pursuant to the terms of the Merger Agreement, the amount of the Stockholder Vote Failure Fee will be credited toward the payment of the termination fee.
Survival
The parties, intending to modify any applicable statute of limitations, have agreed that (a) the representations and warranties in the Merger Agreement and in any certificate delivered pursuant thereto will terminate effective as of the closing and will not survive the closing for any purpose, and thereafter there will be no liability on the part of, nor will any claim be made by, any party or any of their respective affiliates in respect thereof (including with respect to any breach, misrepresentation or inaccuracy or alleged breach, misrepresentation or inaccuracy thereof or with respect thereto), (b) the covenants in the Merger Agreement to be performed prior to the closing will terminate effective as of the closing and will not survive the closing for any purpose, and thereafter there will be no liability on the part of, nor will any claim be made by, any party or any of their respective affiliates in respect thereof (including with respect to any breach or alleged breach thereof) and (c) the covenants in the Merger Agreement (excluding for the avoidance of doubt, the ancillary agreements contemplated thereby) to be performed at or after the closing will survive the closing in accordance with their respective terms only for such period as will be required for the party required to perform under such covenant to complete the performance required thereby. Nothing in this paragraph will limit any claim for fraud or any claim for equitable relief pursuant to the terms of the Merger Agreement.
Tax Matters
All Transfer Taxes incurred in connection with the Merger, if any, will be paid 50% by the Eligible Holders and 50% by the Purchaser when due, whether levied on the Purchaser, Fortegra, the surviving corporation, any Subsidiary or any Eligible Holder. The party required under applicable law to do so will file all necessary tax returns and other documentation with respect to any such Transfer Taxes.
The parties have agreed that no election pursuant to Section 338 or Section 336 of the Internal Revenue Code (or any similar elections under applicable law) will be made by Purchaser or its affiliates, Fortegra or the surviving corporation or any of the Subsidiaries with respect to Fortegra, the surviving corporation, or any of the Subsidiaries with respect to the transactions contemplated under the Merger Agreement, which election would be effective on or prior to the closing date.
Following the closing, Purchaser, Fortegra and the Subsidiaries will cooperate with and make available to the other parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the closing that are necessary or useful in connection with any tax matters (including the preparation of any tax returns or any other matter requiring any such books and records, information or employees for any reasonable business purpose), in each case, with respect to Fortegra and the Subsidiaries for any pre-closing tax period. Following the closing, Purchaser will cause the surviving corporation and the Subsidiaries to retain all applicable tax returns, books and records, and workpapers for pre-closing tax periods for a period of at least seven years following the closing date. The parties to the Merger Agreement have further agreed to use their commercially reasonable good faith efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any taxes that could be imposed on the Fortegra equityholders, Fortegra or the Subsidiaries or otherwise related to the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, in no event will Fortegra (or its affiliates) allow Purchaser (or its affiliates) access to, or examination rights of, any tax returns or other tax books and records, other than solely (1) tax returns or other tax books and records of Fortegra and its Subsidiaries in respect of a pre-closing tax period or (2) tax returns or other tax books and records of the Tiptree Tax Group that include information in respect of Fortegra and its Subsidiaries, in each case subject to entry into a confidentiality agreement on terms and in substance reasonably acceptable to Tiptree.
Tiptree will not (a) amend, re-file or otherwise modify any tax return of any Tiptree Tax Group for any taxable period (or portion thereof), during which Fortegra or any of its Subsidiaries was a member of such Tiptree Tax Group (a “Relevant Consolidated Return Period”) or (b) make, change or revoke any tax election for any Tiptree Tax Group with respect to, or that has retroactive effect to, a Relevant Consolidated Return Period, in each case, without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed). Following receipt of written notice, Tiptree will give Purchaser prompt written notice of any audit, examination, or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to a Tiptree Tax Group for a Relevant Consolidated Return Period (a “Relevant Consolidated Return Tax Contest”). Tiptree will have the right to control any Relevant Consolidated Return Tax Contest related primarily to any member of the Tiptree Tax Group (other than Fortegra and its Subsidiaries) (collectively, the “Non-Fortegra Consolidated Group Members”) of the Tiptree Tax Group to the extent Tiptree’s assets are reasonably sufficient to satisfy the liabilities asserted in such Relevant Consolidated Return Tax Contest as mutually agreed by the parties (a “Tiptree Tax Contest”); provided, to the extent such Tiptree Tax Contest relates both to Non-Fortegra Members of the Tiptree Tax Group and Fortegra and its Subsidiaries, Purchaser will be entitled to participate in the defense of such Tiptree Tax Contest and Tiptree will not consent to the entry of any judgment or enter into any compromise or settlement with respect to such Tiptree Tax Contest without the prior written consent of Purchaser, which will not be unreasonably conditioned, withheld or delayed. Purchaser will have the right to control the conduct of any Relevant Consolidated Return Tax Contests that is not a Tiptree Tax Contest; provided that Tiptree will be entitled to participate in the defense of any such Relevant Consolidated Return Tax Contest and Purchaser will not consent to the entry of any judgment or enter into any compromise or settlement with respect to any such Relevant Consolidated Return Tax Contest without the prior written consent of Tiptree, which will not be unreasonably conditioned, withheld or delayed. Each party to the Merger Agreement will provide such assistance as may be reasonably requested by the other party in connection with any Relevant Consolidated Return Contest and will retain and provide the other party with any records or other information that may be relevant to any such Relevant Consolidated Return Contest. Without limiting the generality of the foregoing, Tiptree will retain all applicable tax returns, books and records and workpapers for Relevant Consolidated Return Periods for a period of at least seven years following the closing date.
Expenses
Except as otherwise expressly provided in the Merger Agreement, whether or not the transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring such expenses.
Amendments and Waivers
Any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, on the one hand, and Fortegra (prior to closing) or the Equityholders’ Representatives (after closing), or in the case of a waiver, by the party providing the waiver is to be effective; provided, that the Equityholders’ Representatives are authorized to duly sign a waiver on behalf of all Equityholders following the closing. Except as specifically provided otherwise in the Merger Agreement, no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Further, no waiver of any of the terms and conditions of the Merger Agreement will be deemed to or will constitute a waiver of any other term or condition of the Merger Agreement (whether or not similar). Except as specifically provided otherwise in the Merger Agreement, the rights and remedies therein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
Assignment
The Merger Agreement will be binding upon and inure to the benefit of the parties thereto and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, no party to the Merger Agreement may assign any of its rights or delegate any of its obligations under the Merger Agreement without the prior written consent of Purchaser, Equityholders’ Representatives and Fortegra and any purported assignment in violation of the foregoing will be null and void ab initio; provided, that Purchaser may assign any or all of its rights, interests and obligations under the Merger Agreement before or after the closing date to any affiliate or any of Purchaser’s financing sources, in each case to the extent such assignment will not result in additional costs, including taxes to Tiptree or any of the Fortegra equityholders; provided, further, that (a) Purchaser will nonetheless remain liable for all of its obligations, and for any actions taken or omissions by such affiliate, hereunder and (b) Purchaser will not assign any of its rights, interests or obligations under the Merger Agreement to any affiliate if doing so would be reasonably likely to cause any of the Regulatory Approvals Conditions or the conditions to the obligations of Fortegra and Tiptree to complete the closing set forth in the Merger Agreement to be materially delayed or incapable of satisfaction by the Termination Date.
Governing Law / Jurisdiction / Waiver of Jury Trial
The Merger Agreement, and any claim, suit, action or proceeding in any way arising out of or relating to the Merger Agreement, the negotiation, execution or performance of the Merger Agreement, or the transactions contemplated thereby (whether in law or in equity, and whether in contract or in tort or otherwise), will be governed by and enforced pursuant to the laws of the State of Delaware, its rules of conflict of laws notwithstanding, and so far as applicable, the merger provisions of the DGCL.
Notwithstanding the foregoing, the following matters arising out of or relating to the Merger Agreement will be construed, performed and enforced in accordance with the laws of the State of Maryland: the duties of the directors of Tiptree and the internal corporate affairs of Tiptree.
Each party has irrevocably agreed and consented to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware, in any suit, action or proceeding described in the immediately preceding sentence.

Each of the parties to the Merger Agreement has irrevocably consented to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in the Merger Agreement.
Each party to the Merger Agreement has irrevocably and unconditionally waived any objection to the laying of venue of any action, suit or proceeding arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement in the Court of Chancery of the State of Delaware (or, if the Delaware Chancery Court will be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and has further irrevocably and unconditionally waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Each party has acknowledged and agreed that any controversy that may arise under or relate to the Merger Agreement or other transaction documents is likely to involve complicated and difficult issues, and therefore each party has irrevocably and unconditionally waived, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Merger Agreement or other transaction document, or the breach, termination or validity of the Merger Agreement or other transaction documents, or the transactions contemplated by the Merger Agreement or in any way connected with or related or incidental to the dealings of the parties to the Merger Agreement, or any other documents contemplated by the Merger Agreement, in each case, whether now existing or hereafter arising, and whether founded in contract or tort or otherwise. Each party has certified and acknowledged that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into the Merger Agreement by, among other things, the mutual waivers and certifications in this paragraph.
Remedies
Any and all remedies in the Merger Agreement conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred thereby, and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy.
The parties to the Merger Agreement have agreed that the covenants and undertakings on each of their parts therein contained are uniquely related to the desire of the parties and their respective affiliates to consummate the transactions contemplated by the Merger Agreement, which represent a unique business opportunity at a unique time for each of the parties thereto and their respective affiliates, and have further agreed that irreparable damage would occur in the event that any provision of the Merger Agreement or other transaction documents were not performed in accordance with its terms and further agreed that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each party to the Merger Agreement has agreed, on behalf of itself and its affiliates, that, in the event of any breach or threatened breach by Fortegra(prior to closing), on the one hand, or Purchaser or Merger Sub or the surviving corporation (after the closing) or Tiptree, on the other hand, of any of their respective covenants or obligations set forth in the Merger Agreement or another transaction document, Fortegra or Tiptree, on the one hand, or Purchaser or Merger Sub, on the other hand, as applicable, will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of the Merger Agreement or other transaction document, and to specifically enforce the terms and provisions of the Merger Agreement and other transaction documents to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the Merger Agreement and other transaction documents. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement or other transaction documents or to enforce specifically the terms and provisions of the Merger Agreement or other transaction documents will not be required to provide any bond or other security in connection with any such order or injunction. In the event that any litigation should be brought in equity to enforce the provisions of the Merger Agreement or other transaction documents, no party will allege, and each party to the Merger Agreement has waived the defense, that there is an adequate remedy at law.
The remedies available to the parties to the Merger Agreement pursuant to the terms of the Merger Agreement will be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any party to the Merger Agreement from, in the alternative, seeking to terminate the Merger Agreement in accordance with the terms thereof. To the extent any party thereto brings litigation to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than an action to enforce specifically any provision that expressly survives termination of the Merger Agreement) when expressly available to such party pursuant to the terms of the Merger Agreement, the Termination Date will automatically be extended to (i) the 20th business day following the resolution of such litigation or (ii) such other time period established by the court presiding over such action, suit or proceeding.
Release of Claims
From and after the closing, Purchaser and its affiliates (including the Group Companies) will have no liabilities to Tiptree in respect of any matters mentioned in this paragraph arising by virtue of or in connection with any actions or inactions with respect to the Group Companies before the closing, in each case other than (i) (A) in respect of affiliate transactions that remain in place in accordance with the terms of the Merger Agreement (“Affiliate Transactions”) and (B) any other transactions or contracts with Purchaser or its affiliates (including the Group Companies) that are not Affiliate Transactions or transaction documents that continue following the closing, including any employment or consulting agreement or arrangement, and (ii) claims relating to fraud or criminal conduct (collectively, “Tiptree Retained Matters”). Accordingly, other than such remedies, from and after the closing, Tiptree has agreed pursuant to the Merger Agreement to release, acquit and forever discharge Purchaser and its affiliates (including the Group Companies) and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (collectively, the “Purchaser Released Parties”) from any and all litigation, liabilities and obligations which Tiptree may have against any of the Purchaser Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any of the Group Companies or any of their current or former Subsidiaries or any actions taken or failed to be taken by any of the Purchaser Released Parties in any capacity related to any of the Group Companies or any of their current or former Subsidiaries, arising by virtue of or in connection with any actions or inactions with respect to the Group Companies before the closing, in each case other than Tiptree Retained Matters. Tiptree will not be entitled to recover, and covenants not to sue to recover any remedy or relief of any kind in connection therewith or thereunder from Purchaser Released Parties, in each case to the extent of such matters arising prior to the closing other than Tiptree Retained Matters.
From and after the closing, Tiptree and its affiliates will have no liabilities to Purchaser or the Group Companies, in respect of any of the matters mentioned in this paragraph arising by virtue of or in connection with any actions or inactions with respect to Tiptree or Group Companies before the closing, other than (i) (A) in respect of Affiliate Transactions and (B) any other transactions or contracts with Tiptree or its affiliates that are not Affiliate Transactions or transaction documents that continue following the closing, including any employment or consulting agreement or arrangement or any claims against any individuals who are officers or employees of a Group Company acting in their capacities as such, and (ii) claims relating to fraud or criminal conduct (collectively, “Purchaser Retained Matters”). Accordingly, other than such remedies, from and after the closing, Purchaser has agreed pursuant to the Merger Agreement to release, acquit and forever discharge Tiptree and its affiliates (including the Group Companies and their affiliates prior to the closing), and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (collectively, the “Tiptree Released Parties”) from any and all litigation, liabilities and obligations which the Purchaser may have against any of the Tiptree Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any of Tiptree or its current or former subsidiaries or any actions taken or failed to be taken by any of the Tiptree Released Parties in any capacity related to any of Tiptree or its current or former subsidiaries, arising by virtue of or in connection with any actions or inactions with respect to Tiptree or the Group Companies before the closing, in each case other than Purchaser Retained Matters. Purchaser will not be entitled to recover, and covenants not to sue to recover any remedy or relief of any kind in connection therewith or thereunder from the Tiptree Released Parties, in each case to the extent of such matters arising prior to the closing other than Purchaser Retained Matters.
The foregoing release of claims will not include or affect (i) rights of Tiptree under the Merger Agreement (subject to the limitations set forth therein, as applicable) or any transaction document, and (ii) any right that cannot be waived by applicable law. The provisions of the Merger Agreement relating to release of claims are enforceable by a Purchaser Released Party directly against Tiptree. Each of the Purchaser Released Parties is an intended third-party beneficiary of the provisions of the Merger Agreement relating to the release of claims and is entitled to directly enforce the releases contained in the Merger Agreement.

In the Merger Agreement, Tiptree and Purchaser expressly acknowledge and agree that this release is intended to extinguish all types of claims to the extent such claims are related to the transactions contemplated by the Merger Agreement, each understands and acknowledges that it is releasing potentially unknown claims, and that Tiptree and Purchaser each may have limited knowledge with respect to some of the claims being released. In the Merger Agreement, Tiptree and Purchaser each acknowledges that there is a risk that, after agreeing to this release, it may learn information that might have affected its decision to agree to this release. Tiptree and Purchaser each assumes this risk in agreeing to this release of claims. Tiptree and Purchaser each agreed that this release of claims is fairly and knowingly made. In addition, in the Merger Agreement, Tiptree and Purchaser each expressly waived and released any and all rights and benefits conferred upon it by the provisions of any applicable law regarding unknown claims (including section 1542 of the Civil Code of the State of California, which provides substantially as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”).
Joint and Several Liability
Following the formation of Merger Sub and its joinder to the Merger Agreement, Purchaser has agreed to cause Merger Sub to perform its obligations under the Merger Agreement and Purchaser and Merger Sub will be jointly and severally liable for all liabilities and obligations of Merger Sub under the Merger Agreement.
Tiptree Voting Agreements
In connection with the Merger Agreement, each of Michael G. Barnes, Jonathan Ilany and Arif Inayatullah entered into a Tiptree Voting Agreement pursuant to which, subject to the terms and conditions set forth therein, each such Tiptree Signing Stockholder agreed, during the term of the applicable Tiptree Voting Agreement, at the special meeting and at any other meeting of the stockholders of Tiptree, and in connection with any written consent of the stockholders of Tiptree, to the fullest extent of the shares beneficially owned by such Tiptree Signing Stockholder set forth on the applicable schedule of the Tiptree Voting Agreement (together with any shares of Tiptree common stock or other voting capital stock of Tiptree and any securities convertible into or exercisable or exchangeable for shares of Tiptree common stock or other voting capital stock of Tiptree that the Tiptree Signing Stockholder has beneficial ownership of on or after the date of the Tiptree Voting Agreement for so long as they are held or otherwise beneficially owned by the Tiptree Signing Stockholder, the “Covered Tiptree Shares”) are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of Tiptree is sought: (i) appear, in person or by proxy, at each such meeting or otherwise cause all of the Tiptree Signing Stockholder’s Covered Tiptree Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Tiptree Signing Stockholder’s Covered Tiptree Shares entitled to vote: (1) in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement; (2) in favor of any proposal to adjourn a meeting of the stockholders of Tiptree to solicit additional proxies in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement; (3) against any acquisition proposal (as defined in this proxy statement); and (4) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, impair, interfere with, delay, frustrate the purposes of or materially adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or the Tiptree Voting Agreement or the performance by Tiptree of its obligations under the Merger Agreement or by any Tiptree Signing Stockholder of his, her or its obligations under the Tiptree Voting Agreement.
Until the termination of the Tiptree Voting Agreement in accordance with its terms, the Tiptree Signing Stockholder has agreed not to, directly or indirectly, Transfer (as defined in the Tiptree Voting Agreement) any Covered Tiptree Shares or any beneficial ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer (as defined in the Tiptree Voting Agreement).
Each Tiptree Voting Agreement will terminate upon the earliest to occur of (a) the termination of the Tiptree Voting Agreement by the mutual written consent of Purchaser and the applicable Tiptree Signing Stockholder; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the closing; (c) an adverse recommendation change in accordance with the terms of the Merger Agreement; (d) the closing; (e) the Termination Date; (f) the date of any amendment to the Merger Agreement that (i) decreases, or changes the form of, consideration payable to Fortegra thereunder (other than pursuant to the definition of “Aggregate Purchase Price” in the Merger Agreement); (ii) imposes any material restrictions or any additional conditions on the consummation of the transactions contemplated by the Merger Agreement; or (iii) extends the Termination Date (other than pursuant to the automatic extension for the Regulatory Approvals Conditions as set forth in the Merger Agreement), without the prior written consent of the Tiptree Signing Stockholder; and (g) the obtainment of the Tiptree stockholder approval.
The Tiptree Signing Stockholders owned, in the aggregate, approximately 37% of the outstanding Tiptree common shares as of September 26, 2025.
The description of the Tiptree Voting Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Tiptree Voting Agreement, a copy of which is attached as Annex C and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Tiptree Voting Agreement that is important to you. We encourage you to read the Tiptree Voting Agreement carefully and in its entirety.
Fortegra Voting Agreements
In connection with the Merger Agreement, each of Tiptree Holdings and the WP Investor entered into a Fortegra Voting Agreement pursuant to which, subject to the terms and conditions set forth therein, each such Fortegra Signing Stockholder agreed, during the term of the applicable Fortegra Voting Agreement, and at any meeting of the stockholders of Fortegra, and in connection with any written consent of the stockholders of Fortegra, to the fullest extent of the shares beneficially owned by such Fortegra Signing Stockholder set forth on the applicable schedule of the Fortegra Voting Agreement (together with any shares of Fortegra common stock, Fortegra preferred stock or other voting capital stock of Fortegra and any securities convertible into or exercisable or exchangeable for shares of Fortegra common stock or other voting capital stock of Fortegra that the Fortegra Signing Stockholder has beneficial ownership of on or after the date of the Fortegra Voting Agreement for so long as they are held or otherwise beneficially owned by the Fortegra Signing Stockholder, the “Covered Fortegra Shares”) are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of Fortegra is sought: (i) appear, in person or by proxy, at each such meeting or otherwise cause all of the Fortegra Signing Stockholder’s Covered Fortegra Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Fortegra Signing Stockholder’s Covered Fortegra Shares entitled to vote: (1) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement; (2) in favor of any proposal to adjourn a meeting of the stockholders of Fortegra to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; and (3) against any other action, agreement or transaction that is intended to, or would reasonably be expected to impede, impair, interfere with, delay, frustrate the purposes of or materially adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or the Fortegra Voting Agreement or the performance by Fortegra of its obligations under the Merger Agreement or by the Fortegra Signing Stockholder of its obligations under the Fortegra Voting Agreement.
Each Fortegra Signing Stockholder has agreed not to, and not to permit or authorize any of its subsidiaries and its and their respective officers and directors and other representatives to, directly or indirectly, take any action that Tiptree would then be prohibited from taking pursuant to its non-solicitation obligations under Merger Agreement. The Fortegra Signing Stockholder has agreed to, and to use its reasonable best efforts to cause its representatives to, terminate all solicitation, discussions and negotiations with any person (other than Purchaser, Merger Sub and their respective representatives) with respect to any acquisition proposal as of the execution of the Fortegra Voting Agreement. The Fortegra Signing Stockholder has agreed to promptly inform its subsidiaries and its and their respective officers and directors and other representatives of specified obligations undertaken in the Fortegra Voting Agreement.
Each Fortegra Signing Stockholder has agreed and covenanted not to exercise any rights to obtain payment of the fair value of its securities pursuant to Section 262 of the DGCL in connection with the approval, execution and delivery of the Merger Agreement by Fortegra and consummation of the transactions contemplated by the Merger Agreement.
The Fortegra Signing Stockholders owned, in the aggregate, approximately 95% of the outstanding Fortegra shares as of September 26, 2025.

Until the termination of the Fortegra Voting Agreement in accordance with its terms, the Fortegra Signing Stockholder has agreed not to, directly or indirectly, Transfer (as defined in the Fortegra Voting Agreement) any Covered Fortegra Shares or any beneficial ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer (as defined in the Fortegra Voting Agreement).
Each Fortegra Voting Agreement will terminate upon the earliest to occur of (a) the termination of the Fortegra Voting Agreement by the mutual written consent of Purchaser and the applicable Fortegra Signing Stockholder; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the closing; (c) an adverse recommendation change in accordance with the terms of the Merger Agreement; (d) the closing; (e) the Termination Date; (f) the date of any amendment to the Merger Agreement that (i) decreases, or changes the form of, consideration payable to Fortegra thereunder (other than pursuant to the definition of “Aggregate Closing Purchase Price” in the Merger Agreement); (ii) imposes any material restrictions or any additional conditions on the consummation of the transactions contemplated by the Merger Agreement; or (iii) extends the Termination Date (other than pursuant to the automatic extension for the Regulatory Approvals Conditions as set forth in the Merger Agreement), without the prior written consent of the Fortegra Signing Stockholder; and (g) the delivery of the Fortegra stockholder approval.
The description of the Fortegra Voting Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Fortegra Voting Agreement, a copy of which is attached as Annex D and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Fortegra Voting Agreement that is important to you. We encourage you to read the Fortegra Voting Agreement carefully and in its entirety.
Tiptree Restrictive Covenant Agreement
In connection with the Merger Agreement, Tiptree, Fortegra and Purchaser entered into the Tiptree Restrictive Covenant Agreement, pursuant to which Tiptree has agreed not to, and to cause its Covered Affiliates (as defined in this proxy statement) not to, directly or indirectly, solicit or encourage (i) during the period beginning on the date of the Tiptree Restrictive Covenant Agreement through the fifth anniversary of the closing date, certain individuals listed on a schedule to the Tiptree Restrictive Covenant Agreement (the “Restricted Executives”) and (ii) during the period beginning on the date of the Tiptree Voting Agreement through the second anniversary of the closing date with respect to any other individual who is an employee of Fortegra or any of its Subsidiaries as of the date of the Tiptree Voting Agreement or of the surviving corporation or any of its Subsidiaries as of the closing date (such individuals, collectively with the Restricted Executives, the “Restricted Individuals”) to cease or curtail his or her relationship with the surviving corporation or any of its subsidiaries or hire, or attempt to hire, whether as a director, officer, manager, employee, contractor, consultant or other service provider, any Restricted Individual on behalf of any person other than Fortegra or any of its Subsidiaries; provided, however, that the foregoing does not prohibit (i) the solicitation of any Restricted Individual resulting from generalized searches for employees or executives through the use of bona fide public advertisements in the media or any general recruitment efforts conducted by Tiptree or any affiliate of Tiptree or any recruitment agency, in each case, that are not targeted specifically at the Restricted Individuals, (ii) the solicitation or hiring of any Restricted Individual who has not been employed by or otherwise provided services to Purchaser, the surviving corporation or any of their respective subsidiaries or affiliates for at least 12 months prior to the date of such solicitation or hiring, (iii) as Tiptree can reasonably demonstrate, the hiring of any employee who approaches Tiptree or such affiliates on their own initiative without any solicitation from Tiptree or on its behalf or (iv) prior to the closing, any action by Fortegra or one of its Subsidiaries that is not prohibited by Section 7.01 of the Merger Agreement (for the avoidance of doubt, clause (iv) will not apply with respect to any actions by Tiptree or any of its other Covered Affiliates). “Covered Affiliates” of Tiptree means the controlled Affiliates of Tiptree; provided, that no current or future “portfolio company” (as the term is commonly used in the private equity industry) of Tiptree or its affiliated funds will be deemed to be a “Covered Affiliate” of Tiptree solely by virtue of being a controlled affiliate of Tiptree and no such portfolio company will be restricted by the terms of this paragraph, in each case, unless such portfolio company either (x) has received Confidential Information (as defined in the Tiptree Restrictive Covenant Agreement) or (y) acts at the direction or encouragement of Tiptree or its affiliated funds (in the case of any portfolio company of Tiptree or its affiliated funds, which is a Covered Affiliate pursuant to the foregoing clause (x) or this clause (y)) with respect to the actions described in this paragraph (in which case, for the avoidance of doubt, such portfolio company will be deemed to be a “Covered Affiliate” of Tiptree).
During the period beginning on the date of the Tiptree Restrictive Covenant Agreement through the second anniversary of the closing date, Tiptree has covenanted and agreed that it will not make any statement, written or verbal, or take any other action in disparagement of, Purchaser, Fortegra, the surviving corporation or any of their respective subsidiaries or Affiliates. Notwithstanding the foregoing, nothing in this paragraph will prevent a person from (a) truthfully defending against claims made by another person or enforcing legal rights or remedies, (b) testifying truthfully under oath pursuant to a valid and enforceable court order, subpoena or other effective directive by a court, administrative agency, regulatory agency, arbitration panel or legislative body or from otherwise complying with requirements under applicable law, (c) responding publicly to incorrect, disparaging or derogatory public statements made by any other person to the extent necessary to correct or refute such public statement, (d) making assertions in any action brought to enforce the Tiptree Restrictive Covenant Agreement, the Merger Agreement or other transaction documents or (e) making an adverse recommendation change in accordance with the Merger Agreement.
Following the closing, or, in respect of Confidential Information (as defined in the Tiptree Restrictive Covenant Agreement) pertaining specifically to the transactions contemplated by the Merger Agreement, following the date of the Tiptree Restrictive Covenant Agreement, Tiptree will not, will cause its controlled affiliates and employees not to, and will use its reasonable best efforts to ensure that its non-controlled affiliates and agents that have received Confidential Information will not, directly or indirectly, communicate, divulge, disseminate or use, for any purpose whatsoever, any Confidential Information, except (a) with the prior written consent of Purchaser, (b) as required by any law or any investigation or audit of a governmental authority, (c) in connection with the enforcement of or any dispute arising under the Tiptree Restrictive Covenant Agreement, the Merger Agreement or other transaction documents or (d) to its financial planners, accountants, attorneys or other advisors or employees or representatives that need to know such information in connection with its obligations hereunder and under the other transaction documents or in connection with the transactions contemplated by the Tiptree Restrictive Covenant Agreement and, in each case, are informed of the confidential nature of the Confidential Information provided to them and are bound by an obligation of confidentiality to Tiptree; provided, that nothing in this paragraph prohibits the making of any statements, disclosures or other communications that are permitted by the Merger Agreement.
The Tiptree Restrictive Covenant Agreement automatically terminates and is of no further force or effect upon the termination of the Merger Agreement.

PROPOSAL 1: APPROVAL OF THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT
The Merger Proposal
In this proposal, Tiptree is asking its stockholders to approve the Merger and the other transactions contemplated by the Merger Agreement. Approval of this proposal is a condition to consummation of the Merger.
You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Merger. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement. In addition, see the sections of this proxy statement entitled “The Merger,” beginning on page 37, and “The Merger Agreement,” beginning on page 70, for more information.
The Tiptree Board has unanimously: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Tiptree and its stockholders; (ii) approved the execution and delivery of the Merger Agreement by Tiptree and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at a meeting of Tiptree’s stockholders; and (iv) resolved to recommend that the stockholders of Tiptree approve the Merger and the other transactions contemplated by the Merger Agreement.
Vote Required and Tiptree Board’s Recommendation
Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Tiptree common stock entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal. Only Tiptree stockholders of record at the close of business on [  ], 2025, the record date for the special meeting, are entitled to notice of, and entitled to cast votes at, the special meeting and any postponements or adjournments thereof. You will be entitled to cast one vote at the special meeting for each share of Tiptree common stock you owned as of the close of business on the record date.
THE TIPTREE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approving the Merger and the other transactions contemplated by the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approving the Merger and the other transactions contemplated by the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the approval of the Merger and the other transactions contemplated by the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of approving the Merger and the other transactions contemplated by the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.
Vote Required and Tiptree Board’s Recommendation
Approval of the proposal to approve one or more adjournments of the special meeting requires the affirmative vote of a majority of votes cast on the matter.
THE TIPTREE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING IN CONNECTION WITH THE MERGER.

PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following preliminary unaudited pro forma condensed consolidated financial statements reflect the impact of the Merger as of June 30, 2025:
•
On September 26, 2025, Tiptree entered into the Merger Agreement with Purchaser and Fortegra. Merger Sub will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Under the terms of the Merger Agreement, Purchaser will acquire Fortegra for a purchase price of $1.65 billion in cash (subject to certain adjustments as defined in the Merger Agreement), and Merger Sub will merge with and into Fortegra, with Fortegra continuing as the surviving entity, resulting in Purchaser becoming the sole stockholder of Fortegra.

The Merger has been reflected in the preliminary unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2025, and for the years ended December 31, 2024, 2023 and 2022. The preliminary unaudited pro forma condensed consolidated balance sheet as of June 30, 2025, presents the Merger as if it occurred on that date.
The following preliminary unaudited pro forma condensed consolidated financial statements and related notes, as of and for the six months ended June 30, 2025, and for the years ended December 31, 2024, 2023 and 2022, have been prepared based on, and should be reviewed in conjunction with: (i) the audited consolidated financial statements of Tiptree and accompanying notes included in Tiptree’s Annual Report on Form 10-K for the years ended December 31, 2024, 2023 and 2022; (ii) the unaudited consolidated financial statements of Tiptree and related notes included in Tiptree’s Quarterly Report on Form 10-Q for the six months ended June 30, 2025; (iii) the audited financial statements of Fortegra and accompanying notes included in Fortegra's Annual Report for the years ended December 31, 2024 and 2023; and (iv) the unaudited consolidated financial statements of Fortegra and related notes included in Fortegra's Quarterly Report for the six months ended June 30, 2025. The pro forma financials are reflective as if the Merger occurred on January 1, 2022.

TIPTREE INC. AND SUBSIDIARIES
Preliminary Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands, except share data)

	As of June 30, 2025
	Tiptree Consolidated	Transaction Accounting adjustments - Fortegra	Notes	Pro Forma
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$1,166,877	$(1,093,942)	(a)	$72,935
Loans, at fair value	75,792	(8,359)	(a)	67,433
Equity securities	140,841	(135,408)	(a)	5,433
Other investments	57,088	(52,848)	(a)	4,240
Total investments	1,440,598	(1,290,557)		150,041
Cash and cash equivalents	383,828	434,279	(a) (b) (c)	818,107
Restricted cash	91,220	(90,097)	(a)	1,123
Notes and accounts receivable, net	893,474	(884,713)	(a)	8,761
Reinsurance recoverable	1,236,800	(1,236,800)	(a)	—
Prepaid reinsurance premiums	1,043,944	(1,043,944)	(a)	—
Deferred acquisition costs	573,178	(573,178)	(a)	—
Goodwill	207,696	(205,988)	(a)	1,708
Intangible assets, net	96,941	(96,941)	(a)	—
Other assets	180,213	(61,373)	(a)	118,840
Total assets	$6,147,892	$(5,049,312)		$1,098,580

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$493,029	$(428,975)	(a) (c)	$64,054
Unearned premiums	1,859,638	$(1,859,638)	(a)	—
Policy liabilities and unpaid claims	1,503,493	$(1,503,493)	(a)	—
Deferred revenue	667,563	$(667,563)	(a)	—
Reinsurance payable	450,264	$(450,264)	(a)	—
Other liabilities and accrued expenses	450,537	$(365,560)	(a)	84,977
Total liabilities	$5,424,524	$(5,275,493)		$149,031

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—		$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,496,977 and 37,255,838 shares issued and outstanding, respectively	37	—		37
Additional paid-in capital	395,637	—	(a)	395,637
Accumulated other comprehensive income (loss), net of tax	(11,623)	11,627	(a)	4
Retained earnings	115,787	438,084	(a) (d)	553,871
Total Tiptree Inc. stockholders’ equity	499,838	449,711		949,549
Non-controlling interests:
Fortegra preferred interests	77,679	(77,679)	(e)	—
Common interests	145,851	(145,851)	(e)	—
Total non-controlling interests	223,530	(223,530)		—
Total stockholders’ equity	723,368	226,181		949,549
Total liabilities and stockholders’ equity	$6,147,892	$(5,049,312)		$1,098,580

TIPTREE INC. AND SUBSIDIARIES
Preliminary Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except share data)

	Six Months Ended June 30, 2025
	Tiptree Consolidated	Transaction accounting adjustments - Fortegra	Notes	Pro Forma
Revenues:
Earned premiums, net	$745,378	$(745,378)	(f)	$—
Service and administrative fees	194,145	(194,145)	(f)	—
Ceding commissions	7,175	(7,175)	(f)	—
Net investment income	22,234	(22,234)	(f)	—
Net realized and unrealized gains (losses)	27,475	(8,549)	(f)	18,926
Other revenue	29,769	(16,117)	(f)	13,652
Total revenues	1,026,176	(993,598)		32,578
Expenses:
Policy and contract benefits	435,785	(435,785)	(g)	—
Commission expense	292,086	(292,086)	(g)	—
Employee compensation and benefits	109,607	(54,677)	(d) (g)	54,930
Interest expense	21,222	(17,292)	(g)	3,930
Depreciation and amortization	9,805	(8,934)	(g)	871
Other expenses	79,609	(60,157)	(g)	19,452
Total expenses	948,114	(868,931)		79,183
Income (loss) before taxes	78,062	(124,667)		(46,606)
Less: provision (benefit) for income taxes	33,990	(38,604)	(h)	(4,614)
Net income (loss)	44,072	(86,063)		(41,991)
Less: net income (loss) attributable to non-controlling interests	19,477	(19,477)	(e)	—
Net income (loss) attributable to common stockholders	$24,595	$(66,586)		$(41,991)

Net income (loss) per common share:
Basic earnings per share	$0.65			$(1.12)
Diluted earnings per share	$0.53			$(1.12)

Weighted average number of common shares:
Basic	37,422,957			37,422,957
Diluted	38,534,212			37,422,957

Dividends declared per common share	$0.12			$0.12

TIPTREE INC. AND SUBSIDIARIES
Preliminary Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except share data)

	Year Ended December 31, 2024
	Tiptree Consolidated	Transaction accounting adjustments - Fortegra	Notes	Pro Forma
Revenues:
Earned premiums, net	$1,471,930	$(1,471,930)	(f)	$—
Service and administrative fees	405,193	(405,193)	(f)	—
Ceding commissions	15,384	(15,384)	(f)	—
Net investment income	32,976	(32,976)	(f)	—
Net realized and unrealized gains (losses)	50,569	(8,496)	(f)	42,073
Other revenue	66,802	(39,730)	(f)	27,072
Total revenues	2,042,854	(1,973,709)		69,145
Expenses:
Policy and contract benefits	841,207	(841,207)	(g)	—
Commission expense	648,819	(648,819)	(g)	—
Employee compensation and benefits	204,355	(137,743)	(g)	66,612
Interest expense	32,248	(30,247)	(g)	2,001
Depreciation and amortization	21,653	(19,860)	(g)	1,793
Other expenses	145,253	(112,675)	(g)	32,578
Total expenses	1,893,535	(1,790,551)		102,984
Income (loss) before taxes	149,319	(183,158)		(33,839)
Less: provision (benefit) for income taxes	61,652	(66,763)	(h)	(5,111)
Net income (loss)	87,667	(116,395)		(28,728)
Less: net income (loss) attributable to non-controlling interests	34,300	(34,300)	(e)	—
Net income (loss) attributable to common stockholders	$53,367	$(82,095)		$(28,728)

Net income (loss) per common share:
Basic earnings per share	$1.44			$(0.78)
Diluted earnings per share	$1.30			$(0.78)

Weighted average number of common shares:
Basic	36,872,706			36,872,706
Diluted	37,926,792			36,872,706

Dividends declared per common share	$0.49			$0.49

TIPTREE INC. AND SUBSIDIARIES
Preliminary Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except share data)

	Year Ended December 31, 2023
	Tiptree Consolidated	Transaction accounting adjustments - Fortegra	Notes	Pro Forma
Revenues:
Earned premiums, net	$1,127,834	$(1,127,834)	(f)	$—
Service and administrative fees	395,969	(395,969)	(f)	—
Ceding commissions	14,915	(14,915)	(f)	—
Net investment income	26,674	(26,674)	(f)	—
Net realized and unrealized gains (losses)	24,736	4,207	(f)	28,943
Other revenue	58,903	(31,885)	(f)	27,018
Total revenues	1,649,031	(1,593,070)		55,961
Expenses:
Policy and contract benefits	601,794	(601,794)	(g)	—
Commission expense	603,033	(603,033)	(g)	—
Employee compensation and benefits	179,075	(114,341)	(g)	64,734
Interest expense	27,692	(25,836)	(g)	1,856
Depreciation and amortization	23,466	(21,425)	(g)	2,041
Other expenses	130,918	(96,825)	(g)	34,093
Total expenses	1,565,978	(1,463,254)		102,724
Income (loss) before taxes	83,053	(129,816)		(46,763)
Less: provision (benefit) for income taxes	43,056	(47,325)	(h)	(4,269)
Net income (loss)	39,997	(82,491)		(42,494)
Less: net income (loss) attributable to non-controlling interests	26,046	(26,064)	(e)	(18)
Net income (loss) attributable to common stockholders	$13,951	$(56,427)		$(42,476)

Net income (loss) per common share:
Basic earnings per share	$0.38			$(1.16)
Diluted earnings per share	$0.33			$(1.16)

Weighted average number of common shares:
Basic	36,693,204			36,693,204
Diluted	37,619,095			36,693,204

Dividends declared per common share	$0.20			$0.20

TIPTREE INC. AND SUBSIDIARIES
Preliminary Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except share data)

	Year Ended December 31, 2022
	Tiptree Consolidated	Transaction accounting adjustments - Fortegra	Notes	Pro Forma
Revenues:
Earned premiums, net	$904,765	$(904,765)	(f)	$—
Service and administrative fees	320,720	(320,720)	(f)	—
Ceding commissions	13,880	(13,880)	(f)	—
Net investment income	12,219	(12,219)	(f)	—
Net realized and unrealized gains (losses)	69,983	20,347	(f)	90,330
Other revenue	76,185	(17,559)	(f)	58,626
Total revenues	1,397,752	(1,248,796)		148,956
Expenses:
Policy and contract benefits	452,605	(452,605)	(g)	—
Commission expense	522,686	(522,686)	(g)	—
Employee compensation and benefits	182,657	(87,918)	(g)	94,739
Interest expense	30,240	(20,055)	(g)	10,185
Depreciation and amortization	22,973	(18,551)	(g)	4,422
Other expenses	132,580	(78,832)	(g)	53,748
Total expenses	1,343,741	(1,180,647)		163,094
Income (loss) before taxes	54,011	(68,149)		(14,138)
Less: provision (benefit) for income taxes	50,450	(49,580)	(h)	870
Net income (loss)	3,561	(18,569)		(15,008)
Less: net income (loss) attributable to non-controlling interests	11,835	(10,223)	(e)	1,612
Net income (loss) attributable to common stockholders	$(8,274)	$(8,346)		$(16,620)

Net income (loss) per common share:
Basic earnings per share	$(0.23)			$(0.47)
Diluted earnings per share	$(0.23)			$(0.47)

Weighted average number of common shares:
Basic	35,531,149			35,531,149
Diluted	35,531,149			35,531,149

Dividends declared per common share	$0.16			$0.16

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
The preliminary unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Tiptree and Fortegra in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in U.S. dollars.
The Merger is being accounted for as a deconsolidation of a subsidiary under ASC 810 Consolidations, which requires an entity to derecognize assets as of the date the parent ceases to have a controlling financial interest in that subsidiary. At the date of deconsolidation, the entity shall recognize a gain or loss in net income attributable to the parent, measured as the difference between (a) the aggregate of the (i) fair value of any consideration received; (ii) fair value of any retained noncontrolling investment in the former subsidiary at the date the subsidiary is deconsolidated; and (iii) carrying amount of any noncontrolling interest in the former subsidiary (including any accumulated other comprehensive income attributable to the noncontrolling interest) at the date the subsidiary is deconsolidated and (b) the carrying amount of the former subsidiary’s assets and liabilities.
2. PRELIMINARY DECONSOLIDATION ACCOUNTING FOR FORTEGRA
The Merger is subject to, among other conditions to closing, approval by Tiptree shareholders and regulators. There can be no assurance the Merger will close as expected or at all.
A gain on the sale recorded in the preliminary unaudited pro forma condensed consolidated balance sheet for the period ended June 30, 2025 is as follows:

As of June 30, 2025
Consideration	$1,650,000
Less: transaction expenses	27,000
Net consideration	1,623,000
Tiptree diluted ownership of Fortegra	69.10%
Fair value of consideration received	1,121,490

Estimated gain on disposal	$468,719
The gain on the sale is based upon financial information as included in the preliminary unaudited pro forma condensed combined financial statements and changes to the financial position of Fortegra through to the closing date of the Merger will impact these amounts. There can be no assurance that such changes will not be material.
3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
(a) The unaudited condensed consolidated pro forma balance sheet assumes the Merger was completed on June 30, 2025.
(b) The net increase to cash of $434,279 represents an estimated $801,065 increase to cash from the net after-tax proceeds of the Merger, partially offset by $366,786 of cash held at Fortegra removed as part of the deconsolidation. Deducted from the net cash proceeds of the Merger are estimated costs including investment bankers, legal counsel, holding company interest expense and write-off of deferred financing costs, incentive compensation and other professional fees through anticipated closing.
(c) The net decrease to debt represents the repayment of the 2025 Note in the amount of $78,741 due to Fortress (inclusive of estimated interest expense through closing) and $356,996 of debt at Fortegra removed as part of the deconsolidation.
(d) Represents the estimated after-tax gain to be recognized upon the Merger. Included in the pro-forma, separate from the gain on the Merger, is an estimate for incremental incentive compensation for the year ended December 31, 2025, and 2026 prior to the transaction closing.
(e) Represents the elimination of noncontrolling interests related to Fortegra.
(f) Represents the elimination of revenues of Fortegra.
(g) Represents the elimination of operating expenses at Fortegra.
(h) Represents the elimination of income tax expense at Fortegra, including the tax expense related to deferred taxes on the outside basis on Tiptree's investment in Fortegra

Deloitte & Touche, LLP Suite 3400 50 North Laura Street Jacksonville, FL 32202 USA Tel: 904-665-1400 Fax: 904-665-1600 www.deloitte.com

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors of
The Fortegra Group, Inc.
Jacksonville, Florida
Opinion
We have audited the consolidated financial statements of The Fortegra Group, Inc. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Required Supplementary Information
Accounting principles generally accepted in the United States of America require that the disclosure of short-duration contracts included in Note 11 to the financial statements be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the Financial Accounting Standards Board, which considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management's responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

March 3, 2025

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	As of
	December 31, 2024	December 31, 2023
Assets:
Investments:
Available for sale securities, at fair value	$1,097,057	$772,135
Loans, at fair value	10,272	11,218
Equity securities	99,393	25,764
Exchange traded funds	5,075	1,349
Other investments	49,983	106,760
Total investments	1,261,780	917,226
Cash and cash equivalents	285,786	409,822
Restricted cash	95,126	23,025
Notes receivable, net	138,162	134,131
Accounts, premiums and other receivables, net	653,895	541,704
Reinsurance recoverable	992,883	953,886
Prepaid reinsurance premiums	1,046,253	900,524
Deferred acquisition costs	565,872	565,746
Goodwill	204,998	204,447
Intangible assets, net	101,819	117,637
Other assets	86,413	67,537
Total assets	$5,432,987	$4,835,685

Liabilities and Stockholders’ Equity
Liabilities:
Corporate debt, net	$295,043	$281,050
Debt associated with asset-based lending	63,699	67,138
Unearned premiums	1,766,068	1,695,058
Policy liabilities and unpaid claims	1,298,081	844,848
Deferred revenue	695,772	673,085
Reinsurance payable	443,083	543,602
Deferred tax liabilities, net	104,178	91,756
Other liabilities and accrued expenses	141,578	186,535
Total liabilities	$4,807,502	$4,383,072

Stockholders’ Equity
Preferred stock: $0.01 par value, 100,000,000 shares authorized, 5,333,333 and 5,333,333 shares issued and outstanding, respectively	$77,679	$77,679
Common stock: $0.01 par value, 400,000,000 shares authorized, 63,987,704 and 61,115,728 shares issued and outstanding, respectively	640	611
Additional paid-in capital	197,003	153,976
Accumulated other comprehensive income (loss), net of tax	(33,934)	(31,051)
Retained earnings	379,554	246,334
Stockholders’ equity attributable to The Fortegra Group, Inc.	620,942	447,549
Non-controlling interests	4,543	5,064
Total stockholders’ equity	625,485	452,613
Total liabilities and stockholders’ equity	$5,432,987	$4,835,685

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, unless otherwise noted)

	For the Year Ended December 31,
	2024	2023
Revenues:
Earned premiums, net	$1,471,930	$1,127,834
Service and administrative fees	405,193	395,969
Ceding commissions	15,384	14,915
Net investment income	32,976	26,674
Net realized gains (losses)	(6,242)	(10,559)
Net unrealized gains (losses)	14,738	6,352
Other revenue	39,730	31,885
Total revenues	1,973,709	1,593,070

Expenses:
Net losses and loss adjustment expenses	722,190	482,506
Member benefit claims	119,017	119,288
Commissions expense	648,819	603,033
Employee compensation and benefits	137,743	114,341
Interest expense	30,247	25,836
Depreciation and amortization expenses	19,860	21,425
Other expenses	112,675	96,825
Total expenses	1,790,551	1,463,254
Income (loss) before taxes	183,158	129,816
Less: provision (benefit) for income taxes	43,260	28,224
Net income (loss)	139,898	101,592
Less: net income (loss) attributable to non-controlling interests	260	244
Net income (loss) attributable to common stockholders	$139,638	$101,348

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, unless otherwise noted)

	For the Year Ended December 31,
	2024	2023
Net income (loss)	$139,898	$101,592

Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses) on available for sale securities	(1,164)	19,124
Change in unrealized currency translation adjustments	(2,424)	7,213
Related (provision) benefit for income taxes	567	(4,426)
Other comprehensive income (loss), net of tax	(3,021)	21,911

Comprehensive income (loss)	136,877	123,503
Less: comprehensive income (loss) attributable to non-controlling interests	122	535
Comprehensive income (loss) attributable to common stockholders	$136,755	$122,968

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
(in thousands, except share data)

	Preferred Stock		Common Stock
(in thousands, except shares)	Number of shares	Par Value	Number of shares	Par value	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interests	Total stockholders’ equity
Balance at December 31, 2022	5,333,333	$77,679	61,175,137	$612	$159,638	$(52,671)	$151,386	$2,065	$338,709
Equity based compensation	—	—	—	—	1,874	—	—	—	1,874
Vesting of equity based compensation	—	—	80,191	1	(478)	—	—	—	(477)
Repurchase of common stock	—	—	(139,600)	(1)	(2,090)	—	—	—	(2,091)
Non-controlling interest acquired	—	—	—	—	—	—	—	4,104	4,104
Non-controlling interest distributions	—	—	—	—	(4,968)	—	—	(1,606)	(6,574)
Dividends paid to non-controlling interests	—	—	—	—	—	—	—	(34)	(34)
Other comprehensive income (loss), net of tax	—	—	—	—	—	21,620	—	291	21,911
Preferred dividends ($1.20 per share)	—	—	—	—	—	—	(6,400)	—	(6,400)
Net income (loss)	—	—	—	—	—	—	101,348	244	101,592
Balance at December 31, 2023	5,333,333	$77,679	61,115,728	$611	$153,976	$(31,051)	$246,334	$5,064	$452,613
Issuance of common stock	—	—	2,666,667	27	39,973	—	—	—	40,000
Equity based compensation	—	—	—	—	3,475	—	—	—	3,475
Vesting of equity based compensation	—	—	205,309	2	(421)	—	—	—	(419)
Non-controlling interest distributions	—	—	—	—	—	—	—	(643)	(643)
Other comprehensive income (loss), net of tax	—	—	—	—	—	(2,883)	—	(138)	(3,021)
Preferred dividends ($1.20 per share)	—	—	—	—	—	—	(6,418)	—	(6,418)
Net income (loss)	—	—	—	—	—	—	139,638	260	139,898
Balance at December 31, 2024	5,333,333	$77,679	63,987,704	$640	$197,003	$(33,934)	$379,554	$4,543	$625,485

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unless otherwise noted)

	For the Year Ended December 31,
	2024	2023
Operating Activities:
Net income (loss) attributable to common stockholders	$139,638	$101,348
Net income (loss) attributable to non-controlling interests	260	244
Net income (loss)	139,898	101,592
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Net realized and unrealized (gains) losses	(8,496)	4,207
Non-cash compensation expense	9,039	2,060
Amortization/accretion of premiums and discounts	(5,112)	(5,656)
Depreciation and amortization expense	19,860	21,425
Amortization of deferred financing costs	984	1,055
Non-cash lease expense	3,426	3,494
Deferred tax (benefit) expense	12,839	24,328
(Gain) loss on Warburg Additional Warrants	7,436	(1,769)
Other	434	148
Changes in operating assets and liabilities:
(Increase) decrease in accounts, premiums and other receivables, net	(110,851)	(161,795)
(Increase) decrease in reinsurance recoverable	(38,997)	(505,700)
(Increase) decrease in prepaid reinsurance premiums	(145,729)	(175,054)
(Increase) decrease in deferred acquisition costs	(126)	(65,404)
(Increase) decrease in other assets	216	17,209
Increase (decrease) in unearned premiums	71,010	337,622
Increase (decrease) in policy liabilities and unpaid claims	453,233	277,655
Increase (decrease) in deferred revenue	22,687	14,613
Increase (decrease) in reinsurance payable	(100,519)	238,506
Increase (decrease) in other liabilities and accrued expenses	(43,281)	(35,624)
Net cash provided by (used in) operating activities	287,951	92,912
Investing Activities:
Purchases of investments	(925,421)	(1,343,181)
Proceeds from sales and maturities of investments	554,252	1,205,526
Purchases of fixed assets	(3,887)	(9,600)
Proceeds from notes receivable	101,063	117,834
Issuance of notes receivable	(107,541)	(132,857)
Business and asset acquisitions, net of cash and deposits	—	(19,726)
Net cash provided by (used in) investing activities	(381,534)	(182,004)
Financing Activities:
Preferred dividends paid	(6,505)	(6,330)
Proceeds from borrowings	303,941	570,530
Principal paydowns of borrowings	(287,380)	(434,020)
Cash (paid) received in connection with the vesting of equity-based awards	(419)	(7,051)
Repurchase of common stock	—	(2,091)
Issuance of Fortegra Common Stock	40,000	—
Payment of debt issuance costs	(6,991)	(1,303)
Dividends paid to non-controlling interests	—	(34)
Non-controlling interest contributions (distributions)	(643)	—
Net cash provided by (used in) financing activities	42,003	119,701
Effect of exchange rate changes on cash	(355)	1,525
Net increase (decrease) in cash, cash equivalents and restricted cash	(51,935)	32,134
Cash, cash equivalents and restricted cash – beginning of period	432,847	400,713
Cash, cash equivalents and restricted cash – end of period	$380,912	$432,847

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unless otherwise noted)

	For the Year Ended December 31,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest expense	$27,165	$24,795
Cash (received) paid during the period for income taxes	$7,225	$(5,268)

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Right of use asset obtained in exchange for lease liability	$139	$2,627

	As of December 31,
Reconciliation of cash, cash equivalents and restricted cash	2024	2023
Cash and cash equivalents	$285,786	$409,822
Restricted cash	95,126	23,025
Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$380,912	$432,847

See accompanying notes to consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(1) Organization
The Fortegra Group, Inc. (“Fortegra”) is an insurance services company organized in Delaware, headquartered in Jacksonville, Florida. Fortegra is a subsidiary of Tiptree Inc. (“Tiptree”), a public company traded on the NASDAQ Stock Market under the symbol: TIPT. Founded in 1981, Fortegra is a specialty insurance underwriter and service provider, focused on niche programs and fee-oriented services. The combination of specialty insurance underwriting, service contract products, and related service solutions delivered through a vertically integrated business model creates a blend of traditional underwriting revenues, investment income and unregulated fee revenues. The Company distributes its products through networks of banks, loan companies, automobile dealerships, third party administrators (“TPAs”) and managing general agencies (“MGAs”).
(2) Summary of Significant Accounting Policies
Definitions and abbreviations
“AFS Securities” means Available for Sale Securities, at fair value.
“A.M. Best” means A.M. Best Company, Inc.
“ETFs” means exchange traded funds.
“GAAP” means U.S. generally accepted accounting principles.
“NAIC” means the National Association of Insurance Commissioners.
“PORCs” means producer owned reinsurance companies.
“Preferred Trust Securities” means our preferred trust securities due June 15, 2037.
“SAP” means statutory accounting principles.
“Tiptree Advisors” means collectively: Tiptree Advisors Holdings, L.P., Tiptree Advisors, LLC, Tiptree GP Holdings, LLC and Tiptree Holdings GP, LLC. This entity was formerly Corvid Peak Capital Management, LLC, and was renamed effective April 3rd, 2024.
“Tiptree Advisors Funds” means Corvid Peak Restructuring Partners Onshore Fund LLC and Albatross CP LLC.
“Warburg” means WP Falcon Aggregator, L.P., a Delaware limited partnership affiliated with funds advised or managed by Warburg Pincus LLC.
“WP Transaction” means the $200 million strategic investment in Fortegra by Warburg Pincus pursuant to the Securities Purchase Agreement between and among Tiptree, Fortegra and WP Falcon Aggregator, L.P. dated October 11, 2021.
Basis of Presentation
The accompanying consolidated financial statements of Fortegra have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries. The consolidated financial statements are presented in U.S. dollars, the main operating currency of the Company.
Reclassifications
As a result of changes in presentation, certain prior period amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Principles of Consolidation
The consolidated financial statements include the accounts of Fortegra and its majority-owned and controlled subsidiaries. The Company eliminates all intercompany account balances and transactions. Non-controlling interests on the consolidated financial statements represent the ownership interests in certain consolidated subsidiaries held by entities or persons other than Fortegra.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Entity Wide Information
The Company conducts its operations primarily in the U.S. with 4.8% and 6.0% of total earned premiums, net, service and administrative fees, ceding commissions and other revenue generated overseas for the years ended December 31, 2024 and 2023, respectively.
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. Management makes estimates and assumptions that include, but are not limited to, the determination of the following significant items:
•	Fair value of financial assets and liabilities, including, but not limited to, securities, loans and derivatives;
•	Value of acquired assets and liabilities;
•	Carrying value of goodwill and other intangibles, including estimated amortization period and useful lives;
•	Reserves for unpaid losses and loss adjustment expenses, estimated future claims and losses, potential litigation and other claims;
•	Deferred acquisition costs and value of business acquired;
•	The realization of deferred tax assets, and recognition and measurement of uncertain tax positions;
•	Valuation of contingent share issuances for compensation and purchase consideration, including estimates of number of shares and vesting schedules;
•	Revenue recognition including, but not limited to, the timing and amount of insurance premiums, and service and administration fees; and
•	Other matters that affect the reported amounts and disclosure of contingencies in the consolidated financial statements.
Although these and other estimates and assumptions are based on the best available estimates, actual results could differ materially from management’s estimates.
Non-Controlling Interests
The third-party ownership interests of the common stock of Southern Financial Life Insurance Company (“SFLIC”) and Tiptree Advisors Funds, and subsidiary ownership by Premia management are reflected as non-controlling interests on the consolidated balance sheets.
The table below presents the amounts outstanding and the percentages of non-controlling interests for the following periods:

	As of
	December 31, 2024		December 31, 2023
	Amount	Percent	Amount	Percent
SFLIC	$1,488	15%	$1,304	15%
Tiptree Advisors Funds	96	—%	142	—%
Premia	2,959	11%	3,618	11%
Total non-controlling interests	$4,543		$5,064

Income attributable to non-controlling interests is presented in the consolidated statements of operations as net income attributable to non-controlling interests and on the consolidated statements of comprehensive income (loss) as comprehensive income (loss) attributable to non-controlling interests.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Business Combination Accounting
The Company accounts for business combinations by applying the acquisition method of accounting. The acquisition method requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at fair value as of the closing date of the acquisition. The net assets acquired may consist of tangible and intangible assets and the excess of purchase price over the fair value of identifiable net assets acquired, or goodwill. The determination of estimated useful lives and the allocation of the purchase price to the intangible assets requires significant judgment and affects the amount of future amortization and possible impairment charges. Contingent consideration, if any, is measured at fair value on the date of acquisition. The fair value of any contingent consideration liability is remeasured at each reporting date with any change recorded in other expense in the consolidated statements of operations. Acquisition and transaction costs are expensed as incurred.
In certain instances, the Company may acquire less than 100% ownership of an entity, resulting in the recording of a non-controlling interest. The measurement of assets and liabilities acquired and non-controlling interest is initially established at a preliminary estimate of fair value, which may be adjusted during the measurement period, primarily due to the results of valuation studies applicable to the business combination. Acquisitions that do not meet the criteria for the acquisition method of accounting are accounted for as acquisitions of assets.
Fair Value Measurement
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels, from highest to lowest, are defined as follows:
•	Level 1 – Unadjusted, quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
•
Level 2 – Significant inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability. The types of financial assets and liabilities carried at Level 2 are valued based on one or more of the following:

○	Quoted prices for similar assets or liabilities in active markets;
○	Quoted prices for identical or similar assets or liabilities in nonactive markets;
○	Pricing models whose inputs are observable for substantially the full term of the asset or liability;
○	Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.
•	Level 3 – Significant inputs that are unobservable inputs for the asset or liability, including the Company’s own data and assumptions that are used in pricing the asset or liability.
The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized within Level 3 of the fair value hierarchy. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Fortegra’s assessment

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
of the significance of a particular input to the fair value measurement in its entirety requires judgment and the consideration of factors specific to the instrument. From time to time, Fortegra’s assets and liabilities will transfer between one level to another level. It is Fortegra’s policy to recognize transfers between different levels at the end of each reporting period.
Fortegra utilizes both observable and unobservable inputs in its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. In addition, specific issuer information and other market data is used. For broker quotes, quotes are obtained from sources recognized to be market participants. Unobservable inputs may include expected cash flow streams, default rates, supply and demand considerations and market volatility.
Fair Value Option
In addition to the financial instruments that the Company is required to measure at fair value, the Company has elected to make an irrevocable election to utilize fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in net unrealized gains (losses) within the consolidated statements of operations. The decision to elect the fair value option is determined on an instrument-by-instrument basis and must be applied to an entire instrument and is irrevocable once elected.
Derivative Financial Instruments and Hedging
From time to time, derivative instruments are used in the overall strategy to manage exposure to market risks primarily related to fluctuations in interest rates. As a matter of policy, derivatives are not used for speculative purposes. Derivative instruments are measured at fair value on a recurring basis and are included in other investments or other liabilities and accrued expenses on the consolidated balance sheets.
Derivative Assets and Liabilities, at fair value
Derivative assets and liabilities are carried at fair value with the change in the fair value recorded in the consolidated statements of operations. Derivative assets and liabilities are generally comprised of a combination of swaps and options, which are generally classified as Level 2 in the fair value hierarchy. In addition, the Fortegra Additional Warrant (Warburg) is a derivative liability and classified as Level 3 in the fair value hierarchy. See Note (16) Stockholders’ Equity for additional information regarding Fortegra Additional Warrant.
As of December 31, 2024 and 2023, the Company had derivative assets of zero and $52 included in other investments, and derivative liabilities of zero and $68 included in other liabilities and accrued expenses, respectively. The notional value of derivative assets and liabilities as of December 31, 2024 and 2023 was zero and $24,061, respectively.
Equity Based Compensation
The Company employs a long-term incentive compensation plan and measures such compensation expense for equity based awards at fair value and recognizes expense over the service period for awards expected to vest. The fair value of restricted stock units (“RSUs”) is based on the number of units granted and the enterprise value of the Company (excluding contributed assets) at the time of grant. In addition, the estimation of equity based awards that will ultimately vest requires judgment and to the extent actual results or updated estimates differ from current estimates, such results will be recorded as a cumulative adjustment in the period that the estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards (performance-based vs. time-based), employee class and historical experience.
Income Taxes
Deferred tax assets and liabilities are determined using the asset and liability method. Under this method, deferred tax assets and liabilities are established for future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are measured

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to reverse. A valuation allowance is established when necessary to reduce a deferred tax asset to the amount expected to be realized. As of December 31, 2024 and 2023, one of our subsidiaries files federal and state tax returns on a standalone basis. These U.S. federal and state income tax returns, when filed, will be subject to examination by the Internal Revenue Service and state departments of revenue. The Company’s non-domestic subsidiaries file income tax returns in their respective local jurisdictions. See Note (19) Income Taxes.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. The Company’s provision or benefit for income taxes is adjusted accordingly for tax positions not deemed to meet the more likely than not threshold. The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expenses.
Investments
The Company records all investment transactions on a trade-date basis. Realized gains (losses) are determined using the specific-identification method. The Company classifies its investments in debt securities as available for sale, trading or held-to-maturity based on the Company’s intent and ability to hold the debt security to maturity. The Company did not have any held-to-maturity securities at December 31, 2024 and 2023. See Note (4) Investments.
Available for Sale Securities, at Fair Value
AFS securities are not classified as trading or held-to-maturity and are intended to be held for indefinite periods of time. AFS securities include those debt securities that management may sell as part of its asset/liability management strategy or in response to changes in interest rates, resultant prepayment risk or other factors. AFS securities are held at fair value on the consolidated balance sheets with changes in fair value including non-credit related losses, net of related tax effects, recorded in the AOCI component of member’s / stockholders’ equity in the period of change. Upon the disposition of an AFS security, the Company reclassifies the gain or loss on the security from AOCI to net realized gains (losses) on the consolidated statements of operations.
For AFS securities, the Company reviews its securities portfolio for impairment and determines if impairment is related to credit loss or non-credit loss. In making the assessment of whether a loss is from credit or other factors, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows is less than the amortized cost basis, a credit loss exists and an allowance is created, limited by the amount that the fair value is less than the amortized cost basis.
Subsequent activity related to the credit loss component (e.g. write-offs, recoveries) is recognized as part of the allowance for credit losses on AFS securities. For AFS securities which have an expectation of zero risk of nonpayment of the amortized cost basis (e.g. U.S. Treasury securities or agency securities), the expected credit loss is zero.
Loans, at Fair Value
Loans, at fair value is substantially comprised of corporate loans. Changes in their fair value are reported within net unrealized gains (losses) in our consolidated statements of operations.
Corporate Loans
Corporate loans are comprised of middle market loans and bank loans which are carried at fair value. In general, the fair value is obtained from an independent pricing service which provides coverage of secondary market participants. The values represent a composite of mark-to-market bid/offer prices. In certain circumstances, the Company will make its own determination of fair value of loans based on internal models and other unobservable inputs.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Equity Securities
Equity securities are investments consisting of equity securities that are purchased principally for the purpose of selling them in the near term. Changes in fair value are recorded in net unrealized gains (losses) on the consolidated statements of operations in the period of change.
Other Investments
Corporate Bonds
Corporate bonds are generally classified under Level 2 in the fair value hierarchy and fair value is based on quoted market prices. We perform internal price verification procedures to ensure that the prices provided are reasonable.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand, cash held in banks, money market funds, and all highly liquid investments of sufficient credit quality purchased with an initial maturity of three months or less to be cash equivalents, including U.S. and foreign government securities.
Restricted Cash
The Company’s restricted cash primarily consists of cash for unremitted premiums received from agents and insurers, fiduciary cash for reinsurers and pledged assets for the protection of policy holders in various state jurisdictions. Restricted cash also includes cash posted as collateral under credit facilities to maintain borrowing base sufficiency, borrower escrow funds for taxes, insurance, rate-lock fees and servicing related escrow funds and collateral on warehouse borrowings.
Notes Receivable, Net
The Company’s notes receivable, net includes receivables related to insurance and warranty premium financing programs.
The Company accrues interest income on its notes receivable based on the contractual terms of the respective note. The Company monitors all notes receivable for delinquency and provides for estimated losses for specific receivables that are not likely to be collected. In addition to allowances for bad debt for specific notes receivable, a general provision for bad debt is estimated for the Company’s notes receivable based on history. Account balances are generally charged against the allowance when the Company believes it is probable that the note receivable will not be recovered and has exhausted its contractual and legal remedies.
Generally, receivables overdue more than 120 days are written off when the Company determines it has exhausted reasonable collection efforts and remedies, see Note (5) Notes Receivable, net.
Accounts and Premiums Receivable, Net
Accounts and premiums receivable, net are primarily trade receivables from the insurance business that are carried at their approximate fair value. Accounts and premiums receivable from the Company’s insurance business consist primarily of advance commissions and agents’ balances in course of collection and billed but not collected policy premiums, presented net of the allowance for doubtful accounts. For policy premiums that have been billed but not collected, the Company records a receivable on its consolidated balance sheets for the full amount of the premium billed, with a corresponding liability, net of its commission, to insurance carriers. The Company earns interest on the premium cash during the period of time between receipt of the funds and payment of these funds to insurance carriers. The Company maintains an allowance for doubtful accounts based on an estimate of uncollectible accounts.
Retrospective commissions receivable, Trust receivables and Other receivables
Retrospective commissions receivable, trust receivables and other receivables are primarily trade receivables from the insurance business that are carried net of allowance at their approximate fair value.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Reinsurance Recoverable & Prepaid Reinsurance Premiums
Through the insurance business, the Company has various reinsurance agreements in place whereby the amount of risk in excess of its retention goals is reinsured by unrelated domestic and foreign insurance companies. The Company is required to pay losses even if a reinsurer fails to meet its obligations under the applicable reinsurance agreement. Reinsurance receivables include amounts related to paid benefits, unpaid benefits and prepaid reinsurance premiums. Reinsurance receivables are based upon estimates and are reported on the consolidated balance sheets separately as assets, as reinsurance does not relieve the Company of its legal liability to policyholders. Management continually monitors the financial condition and agency ratings of the Company’s reinsurers and believes that the reinsurance receivables accrued are collectible. Balances recoverable from reinsurers and amounts ceded to reinsurers relating to the unexpired portion of reinsured policies are presented as assets. Experience refunds from reinsurers are recognized based on the underwriting experience of the underlying contracts.
Deferred Acquisition Costs
The Company defers certain costs of acquiring new and renewal insurance policies and other products as follows within the Company’s insurance business. Amortization of deferred acquisition costs was $657,599 and $583,589 for the years ended December 31, 2024 and 2023, respectively.
Insurance policy related deferred acquisition costs are limited to direct costs that resulted from successful contract transactions and would not have been incurred by the Company’s insurance company subsidiaries had the transactions not occurred. These capitalized costs are amortized as the related premium is earned.
Other deferred acquisition costs are limited to prepaid direct costs, typically commissions and contract transaction fees, that resulted from successful contract transactions and would not have been incurred by the Company had the transactions not occurred. These capitalized costs are amortized as the related service and administrative fees are earned.
The Company evaluates whether all deferred acquisition costs are recoverable at year-end, and considers investment income in the recoverability analysis for insurance policy related deferred acquisition costs. As a result of the Company’s evaluations, no write-offs for unrecoverable deferred acquisition costs were recognized during the years ended December 31, 2024 and 2023.
Goodwill and Intangible Assets, net
The initial measurement of goodwill and intangibles requires judgment concerning estimates of the fair value of the acquired assets and liabilities. Goodwill and indefinite-lived intangible assets are not amortized but subject to tests for impairment annually or if events or circumstances indicate it is more likely than not they may be impaired. Finite-lived intangible assets are amortized over their estimated useful lives principally using a pattern of economic benefit for customer relationships and a straight-line method for other intangible assets. Finite-lived intangible assets are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount. The Company carries intangible assets, which represent customer and agent relationships, trade names, insurance licenses (certificates of authority granted by individual state departments of insurance), the value of in-force insurance policies acquired, and software acquired or internally developed. Management has deemed the insurance licenses to have an indefinite useful life. Costs incurred to renew or maintain insurance licenses are recorded as operating costs in the period in which they arise. See Note (8) Goodwill and Intangible Assets, net.
Other Assets
Other assets primarily consist of receivables from related parties, right of use assets, prepaid expenses, and furniture, fixtures and equipment, net. See Note (13) Other Assets and Other Liabilities and Accrued Expenses.
Debt, net
Debt is carried on the consolidated balance sheets at an amount equal to the unpaid principal balance, net of any remaining unamortized discount or premium and direct and any incremental costs attributable to issuance. Discounts, premiums and direct and incremental costs are amortized as a component of interest expense in the consolidated statements of operations over the life of the debt. See Note (9) Debt, net.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Unearned Premiums
Premiums written are earned over the life of the respective policy using the pro rata, Rule of 78’s, modified Rule of 78’s, or other methods as appropriate for the contract. Unearned premiums represent the portion of premiums that will be earned in the future. A premium deficiency reserve is recorded if anticipated losses, loss adjustment expenses, deferred acquisition costs and policy maintenance costs exceed the recorded unearned premium reserve and anticipated investment income. As of December 31, 2024 and 2023, no deficiency reserves were recorded.
Policy Liabilities and Unpaid Claims
Policyholder account balances relate to investment-type individual annuity contracts in the accumulation phase. Policyholder account balances are carried at accumulated account values, which consist of deposits received, plus interest credited, less withdrawals and assessments. Minimum guaranteed interest credited to these contracts ranges from 3.0% to 4.0%.
The Company’s claims are generally reported and settled quickly, resulting in consistent historical loss development patterns. The Company’s actuaries apply a variety of generally accepted actuarial methods to the historical loss development patterns, to derive cumulative development factors. These cumulative development factors are applied to reported losses for each accident quarter to compute ultimate losses. The indicated required reserve is the difference between the ultimate losses and the reported losses. The actuarial methods used include but are not limited to the chain ladder method, the Bornhuetter-Ferguson method, and the expected loss ratio method. The actuarial analyses are performed on a basis gross of ceded reinsurance, and the resulting factors and estimates are then used in calculating the net loss reserves which take into account the impact of reinsurance. The Company has not made any changes to its methodologies for determining claim reserves in the periods presented.
Credit life and accidental death and dismemberment (AD&D) unpaid claims reserves include claims in the course of settlement and incurred but not reported (IBNR). Credit disability unpaid claims reserves also include continuing claim reserves for open disability claims. For all other product lines, unpaid claims reserves include case reserves for reported claims and bulk reserves for IBNR claims. The Company uses a number of algorithms in establishing its unpaid claims reserves. These algorithms are used to calculate unpaid claims as a function of paid losses, earned premiums, reported incurred losses, target loss ratios, and in-force amounts or a combination of these factors.
Anticipated future loss development patterns form a key assumption underlying these analyses. Generally, unpaid claims reserves, and associated incurred losses, are impacted by loss frequency, which is the measure of the number of claims per unit of insured exposure, and loss severity, which is based on the average size of claims. Factors affecting loss frequency and loss severity may include changes in claims reporting patterns, claims settlement patterns, judicial decisions, legislation, economic conditions, morbidity patterns and the attitudes of claimants towards settlements.
The unpaid claims reserves represent the Company’s best estimates at a given time, based on the projections and analyses discussed above. Actual claim costs are dependent upon a number of complex factors such as changes in doctrines of legal liabilities and damage awards. These factors are not directly quantifiable, particularly on a prospective basis. The Company periodically reviews and updates its methods of making such unpaid claims reserve estimates and establishing the related liabilities based on our actual experience. The Company has not made any changes to its methodologies for determining unpaid claims reserves in the periods presented.
In accordance with applicable statutory insurance company regulations, the Company’s recorded unpaid claims reserves are evaluated by appointed independent third-party actuaries, who perform this function in compliance with the Standards of Practice and Codes of Conduct of the American Academy of Actuaries. The independent actuaries perform their actuarial analyses annually and prepare opinions, statements, and reports documenting their determinations. For December 31, 2024 and 2023, our appointed independent third-party actuaries found the Company’s reserves to be adequate.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Deferred Revenue
Deferred revenues represent the portion of income that will be earned in the future attributable to motor club memberships and non-insurance service contracts that are earned over the respective contract periods using pro rata, Rule of 78’s, modified Rule of 78’s, or other methods as appropriate for the contract. A deficiency reserve would be recorded if anticipated contract benefits, deferred acquisition costs and contract service costs exceed the recorded deferred revenues and anticipated investment income. As of December 31, 2024 and 2023, no deficiency reserves were recorded.
Other Liabilities and Accrued Expenses
Other liabilities and accrued expenses primarily consist of accounts payable and accrued expenses, lease liabilities, income taxes payable, warrant liabilities, commissions payable and accrued interest payable. See Note (13) Other Assets and Other Liabilities and Accrued Expenses.
Revenue Recognition
The Company earns revenues from a variety of sources:
Earned Premiums, Net
Net earned premiums is from direct and assumed earned premiums consisting of revenue generated from the direct sale of insurance policies by the Company’s distributors and premiums written for insurance policies by another carrier and assumed by the Company. Whether direct or assumed, the premium is earned over the life of the respective policy using methods appropriate to the pattern of losses for the type of business. Methods used include the Rule of 78’s, modified Rule of 78’s, pro rata, and other actuarial methods. Management selects the appropriate method based on available information, and periodically reviews the selections as additional information becomes available. Direct and assumed premiums are offset by premiums ceded to the Company’s reinsurers, including PORCs, earned in the same manner. The amount ceded is proportional to the amount of risk assumed by the reinsurer.
Service and Administrative Fees
Service and administrative fees are generated from non-insurance programs including warranty service contracts, motor clubs and other services. Service and administrative fees are recognized consistent with the earnings recognition pattern of the underlying insurance policies, debt cancellation contracts and motor club memberships being administered, using pro rata, Rule of 78’s, modified Rule of 78’s, or other methods as appropriate for the contract. Management selects the appropriate method based on available information, and periodically reviews the selections as additional information becomes available.
In addition, ceding fees paid by our reinsurers on ceded insurance premiums are recorded on an earned basis. This fee reimburses us for administrative, underwriting, and acquisition expenses. These fees are earned in subsequent periods over the remaining term of the policy.
Ceding Commissions
Ceding commissions earned under reinsurance agreements are based on contractual formulas that take into account, in part, underwriting performance and investment returns experienced by the assuming companies. As experience changes, adjustments to the ceding commissions are reflected in the period incurred and are based on the claim experience of the related policy. The adjustment is calculated by adding the earned premium and investment income from the assets held in trust for the Company’s benefit less earned commissions, incurred claims and the reinsurer’s fee for the coverage.
Policy and Contract Benefits
Member Benefit Claims
Member benefit claims represent claims paid on behalf of contract holders directly to third-party providers for roadside assistance as well as warranty and service contracts for the repair or replacement of covered products.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Claims can also be paid directly to contract holders as a reimbursement payment, provided supporting documentation of loss is submitted to the Company. Claims are recognized as expense when incurred.
Net Losses and Loss Adjustment Expenses
Net losses and loss adjustment expenses represent losses and related claim adjudication and processing costs on insurance contract claims, net of amounts ceded. Net losses include actual claims paid and the change in unpaid claim reserves.
Commissions Payable and Expense
Commissions are paid to distributors and retailers selling credit insurance policies, motor club memberships, mobile device protection, and vehicle service contracts, and are generally deferred and expensed in proportion to the earning of related revenue. Credit insurance commission rates, in many instances, are set by state regulators and are also impacted by market conditions. In certain instances, credit insurance commissions are subject to retrospective adjustment based on the profitability of the related policies. Under these retrospective commission arrangements, the producer of the credit insurance policies receives a retrospective commission if the premium generated by that producer in the accounting period exceeds the costs associated with those policies, which includes the Company’s administrative fees, claims, reserves, and premium taxes. The Company analyzes the retrospective commission calculation periodically for each producer and, based on the analysis associated with each such producer, the Company records a liability for any positive net retrospective commission earned and due to the producer or, conversely, records a receivable, net of allowance, for amounts due from such producer for instances where the net result of the retrospective commission calculation is negative. Commissions payable are included in other liabilities and accrued expenses. See Note (13) Other Assets and Other Liabilities and Accrued Expenses.
Recent Accounting Standards
Recently Issued Accounting Pronouncements, Not Yet Adopted

Standard	Description	Adoption Date	Impact on Financial Statements
No. 2023-09 Income Taxes (Topic 740) Improvements to Income Tax Disclosures
The amendments in this Accounting Standards Update enhance the transparency and decision usefulness of income tax disclosures. Investors, lenders, creditors, and other allocators of capital (collectively, “investors”) indicated that the existing income tax disclosures should be enhanced to provide information to better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The amendments in this Update address investor requests for
		The amendments in this Update are effective for annual periods beginning after December 15, 2024.	The amendments in this Update only impact the note disclosures and will not have an impact on the financial statements or results. The Company expects to adopt this guidance when required.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)

Standard	Description	Adoption Date	Impact on Financial Statements

more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This Update also includes certain other amendments to improve the effectiveness of income tax disclosures.

Recently Issued Accounting Pronouncements, Not Yet Adopted

Accounting Standard Update	Description	Adoption Date	Impact on Financial Statements
2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses
The amendments in this Update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity:
 1.
Disclose the amounts of relevant expense and within which expense caption the relevent expense is presented on the face of the income statement within continuing operations.
 2.
Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.
 3.
Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.
 4.
Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.
		The amendments in this update are effective for annual reporting periods beginning after December 15, 2026.	The Company expects to adopt this guidance when required, with minimal impact to our financials and disclosures.

(3) Acquisitions
Acquisition of Premia Solutions Limited
On February 6, 2023, Fortegra Europe Limited, a subsidiary of the Company, acquired an 85% equity interest in Premia Solutions Limited (“Premia”) for total cash consideration of approximately $19,726, net of cash acquired of $3,873. Premia is an intermediary provider of automotive protection products in the United Kingdom.
Identifiable assets acquired were primarily made up of goodwill and intangible assets. Management’s allocation of the purchase price to the net assets acquired resulted in the recording of goodwill and intangible assets of $18,359 and $18,152, respectively.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(4) Investments
The following table presents the Company’s investments, measured at fair value as of the following periods:

	As of
	December 31, 2024	December 31, 2023
AFS securities	$1,097,057	$772,135
Loans, at fair value	10,272	11,218
Common and preferred equity securities	99,393	25,764
Exchange traded funds	5,075	1,349
Other investments	49,983	106,760
Total investments	$1,261,780	$917,226

AFS Securities
The following tables present the Company’s investments in AFS Securities:

	As of December 31, 2024
	Amortized cost	Allowance for credit losses(1)	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$416,004	$—	$318	$(30,970)	$385,352
Obligations of state and political subdivisions	41,593	(1)	—	(2,917)	38,675
Corporate securities	605,517	(3,157)	3,177	(7,403)	598,134
Asset backed securities	25,455	(68)	4	(2,531)	22,860
Certificates of deposit	564	—	—	—	564
Obligations of foreign governments	51,857	(1)	—	(384)	51,472
Total	$1,140,990	$(3,227)	$3,499	$(44,205)	$1,097,057

	As of December 31, 2023
	Amortized cost	Allowance for credit losses(1)	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$467,495	$—	$438	$(27,161)	$440,772
Obligations of state and political subdivisions	48,762	(1)	51	(3,353)	45,459
Corporate securities	260,961	(73)	2,445	(8,735)	254,598
Asset backed securities	29,275	(10)	3	(3,082)	26,186
Certificates of deposit	563	—	—	—	563
Obligations of foreign governments	4,705	—	—	(148)	4,557
Total	$811,761	$(84)	$2,937	$(42,479)	$772,135

(1)
Represents the amount of impairment that has resulted from credit-related factors, and therefore was recognized in net realized gains (losses) as a credit loss on AFS securities. Amount excludes unrealized losses relating to non-credit factors.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The amortized cost and fair values of AFS securities, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of
	December 31, 2024		December 31, 2023
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year or less	$239,457	$238,520	$217,216	$216,015
Due after one year through five years	438,322	430,597	318,763	307,423
Due after five years through ten years	223,969	201,948	46,377	39,221
Due after ten years	213,787	203,132	200,130	183,290
Asset backed securities	25,455	22,860	29,275	26,186
Total	$1,140,990	$1,097,057	$811,761	$772,135

The following tables present the gross unrealized losses on AFS securities by length of time that individual AFS securities have been in a continuous unrealized loss position for less than twelve months, and twelve months or greater:

	As of December 31, 2024
	Less Than or Equal to One Year			More Than One Year			Total
	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$118,269	$(4,359)	612	$176,083	$(26,611)	570	$294,352	$(30,970)	1,182
Obligations of state and political subdivisions	5,856	(77)	147	31,769	(2,840)	96	37,625	(2,917)	243
Corporate securities	293,224	(2,156)	958	103,002	(5,247)	385	396,226	(7,403)	1,343
Asset backed securities	—	—	—	21,756	(2,531)	130	21,756	(2,531)	130
Obligations of foreign governments	48,346	(266)	15	1,273	(118)	6	49,619	(384)	21
Total	$465,695	$(6,858)	1,732	$333,883	$(37,347)	1,187	$799,578	$(44,205)	2,919

	As of December 31, 2023
	Less Than or Equal to One Year			More Than One Year			Total
	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$109,011	$(6,522)	459	$185,950	$(20,639)	480	$294,961	$(27,161)	939
Obligations of state and political subdivisions	537	(53)	43	39,319	(3,300)	131	39,856	(3,353)	174
Corporate securities	83,747	(4,881)	868	57,679	(3,854)	148	141,426	(8,735)	1,016
Asset backed securities	2,187	(259)	54	23,999	(2,823)	129	26,186	(3,082)	183
Obligations of foreign governments	2,904	—	3	1,653	(148)	7	4,557	(148)	10
Total	$198,386	$(11,715)	1,427	$308,600	$(30,764)	895	$506,986	$(42,479)	2,322

(1)	Presented in whole numbers.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Management believes that it is more likely than not that the Company will be able to hold the fixed maturity AFS securities that were in an unrealized loss position as of December 31, 2024 until full recovery of their amortized cost basis.
The table below presents a roll-forward of the activity in the allowance for credit losses on AFS securities by type for the following periods:

	Obligations of state and political subdivisions	Corporate securities	Asset backed securities	Obligations of foreign governments	Total
Balance at December 31, 2022	$(3)	$(183)	$(1)	$(3)	$(190)
(Increase) in allowance for credit losses	—	(33)	(10)	—	(43)
Additions for AFS securities purchased with credit deterioration during the year	—	(2)	—	—	(2)
Reduction in credit losses due to AFS securities sold during the year	—	1	—	—	1
Gains from recoveries of amounts previously written off	2	144	1	3	150
Balance at December 31, 2023	$(1)	$(73)	$(10)	$—	$(84)
(Increase) in allowance for credit losses	—	(98)	(59)	—	(157)
Additions for AFS securities purchased with credit deterioration during the year	—	(3,013)	—	(1)	(3,014)
Reduction in credit losses due to AFS securities sold during the year	—	2	—	—	2
Gains from recoveries of amounts previously written off	—	25	1	—	26
Balance at December 31, 2024	$(1)	$(3,157)	$(68)	$(1)	$(3,227)

The Company applies a discounted cash flow model, based on assumptions and model outputs provided by an investment management company, in determining its lifetime expected credit losses on AFS securities. This includes determining the present value of expected future cash flows discounted at the book yield of the security.
The table below presents the amount of gains from recoveries (credit losses) on AFS securities recorded by the Company for the following period:

	For the Year Ended December 31,
	2024	2023
Net gains from recoveries (credit losses) on AFS securities	$(3,153)	$106

Pursuant to certain reinsurance agreements and statutory licensing requirements, the Company has deposited invested assets in custody accounts or insurance department safekeeping accounts. The Company cannot remove or replace investments in regulatory deposit accounts without prior approval of the contractual party or regulatory authority, as applicable. The following table presents the Company’s restricted investments included in the Company’s AFS securities:

	As of December 31,
	2024	2023
Fair value of restricted investments in trust pursuant to reinsurance agreements	$16,503	$49,735
Fair value of restricted investments for special deposits required by state insurance departments	28,980	16,694
Total fair value of restricted investments	$45,483	$66,429

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents additional information on the Company’s AFS securities:

	For the Year Ended December 31,
	2024	2023
Purchases of AFS securities	$673,858	$502,678
Proceeds from maturities, calls and prepayments of AFS securities	$295,022	$279,775
Gross proceeds from the sale of AFS securities	$50,811	$89,906

The following table presents the gross realized gains and gross realized losses from sales and redemptions of AFS securities:

	For the Year Ended December 31,
	2024	2023
Gross realized gains	$529	$225
Gross realized losses	(1,023)	(3,056)
Total net realized gains (losses) from investment sales and redemptions	$(494)	$(2,831)

Loans, at fair value
The following table presents the Company’s investments in loans measured at fair value:

	As of December 31, 2024			As of December 31, 2023
	Fair value	Unpaid principal balance (UPB)	Fair value exceeds / (below) UPB	Fair value	Unpaid principal balance (UPB)	Fair value exceeds / (below) UPB
Corporate loans(1)	$10,272	$12,927	$(2,655)	$11,218	$14,671	$(3,453)
Total loans, at fair value	$10,272	$12,927	$(2,655)	$11,218	$14,671	$(3,453)

(1)	The cost basis of Corporate loans was approximately $12,927 and $14,671 at December 31, 2024 and 2023, respectively.
Common and Preferred Equity Securities
Common and preferred equity securities consist mainly of publicly traded common and preferred stocks. The following table presents information on cost and fair value of common stock and preferred stock by type for the following periods:

	As of
	December 31, 2024		December 31, 2023
	Cost	Fair value	Cost	Fair value
Common stocks
Industrials, miscellaneous, and all other	$100,738	$99,393	$45,041	$24,978
Non-redeemable preferred stocks	—	—	1,039	786
Total common and preferred equity securities	$100,738	$99,393	$46,080	$25,764

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Exchange Traded Funds
Exchange traded funds (“ETFs”) represent the carrying amount of the Company’s investments in publicly traded ETFs. The table below presents the Company’s holdings in the following fund types:

	As of
	December 31, 2024		December 31, 2023
	Cost	Fair value	Cost	Fair value
Fixed income ETFs	$4,997	$5,075	$1,339	$1,349
Total ETFs	$4,997	$5,075	$1,339	$1,349

Other Investments
The following table contains information regarding the Company’s other investments, measured at fair value:

	As of
	December 31, 2024		December 31, 2023
	Amortized cost or Cost	Fair value	Amortized cost or Cost	Fair value
Corporate bonds	$3,138	$3,331	$59,315	$62,081
Debentures	25,320	25,320	25,648	25,648
Investment in credit fund	19,500	21,332	11,500	11,830
Other	—	—	7,385	7,201
Total other investments	$47,958	$49,983	$103,848	$106,760

Net Investment Income
Net investment income represents investment income and expense from investments related to insurance operations as disclosed within net investment income on the consolidated statements of operations. The following table presents the components of net investment income by source of income:

	For the Year Ended December 31,
	2024	2023
Interest:
AFS securities	$32,712	$22,783
Loans, at fair value	344	716
Other investments	6,264	8,311
Dividends from ETFs and common and preferred equity securities	1,131	1,398
Subtotal	40,451	33,208
Less: investment expenses(1)	7,475	6,534
Net investment income	$32,976	$26,674

(1)	For the year ended December 31, 2024 and 2023, $6,675 and $5,206, respectively, of investment expenses related to Tiptree Advisors, a related party of the Company.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Net Realized and Unrealized Gains (Losses)
The following table presents the components of net realized and unrealized gains (losses) recorded on the consolidated statements of operations. Net unrealized gains (losses) on AFS securities are included within other comprehensive income (loss) (“OCI”), net of tax, and as such, are not included in this table. Net realized and unrealized gains (losses) are included below:

	For the Year Ended December 31,
	2024	2023
Net realized gains (losses)
Reclass of unrealized gains (losses) on AFS securities from OCI	$(494)	$(2,830)
Net gains from recoveries (credit losses) on AFS securities(1)	—	106
Net realized gains (losses) on loans	58	(2,826)
Net realized gains (losses) on equity securities	(8,352)	(2,937)
Net realized gains (losses) on corporate bonds	3,419	(3,065)
Other	(873)	993
Total net realized gains (losses)	(6,242)	(10,559)

Net unrealized gains (losses)
Net change in unrealized gains (losses) on loans	798	(1,733)
Net gains from recoveries (credit losses) on AFS securities(1)	(3,153)	—
Net unrealized gains (losses) held at period end:
Common and preferred equity securities	(2,247)	908
ETFs	60	15
Reclass of unrealized (gains) losses from prior periods for equity securities sold	20,923	357
Other	(1,643)	6,805
Total net unrealized gains (losses)	14,738	6,352
Total net realized and unrealized gains (losses)	$8,496	$(4,207)

(1)
Net gains from recoveries (credit losses) on AFS securities have been reclassified on a prospective basis effective January 1, 2024 to be reported as a component of net unrealized gains (losses), with no impact to net income or total revenues.

(5) Notes Receivable, net
The following table presents information on the Company’s notes receivable, net:

	As of December 31,
	2024	2023
Notes receivable, net(1)	$138,162	$134,131
Allowance for uncollectible notes receivable(2)	$26	$46

(1)	The notes receivable, net balances as of December 31, 2024 and 2023 entirely relate to the Company’s premium finance and warranty service contract finance business.
(2)	As of December 31, 2024 and 2023, there were $37 and $219 in balances classified as 90 days plus past due, respectively.

	For the Year Ended December 31,
	2024	2023
Bad debt expense	$121	$119

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(6) Accounts, Premiums and Other Receivables, net
The following table presents the total accounts, premiums and other receivables, net:

	As of December 31,
	2024	2023
Accounts and premiums receivable, net	$336,081	$253,733
Retrospective commissions receivable	286,314	265,918
Other receivables	31,500	22,053
Total accounts, premiums and other receivables, net	$653,895	$541,704
Allowance for losses on accounts, premiums and other receivables	$294	$66

	For the Year Ended December 31,
	2024	2023
Bad debt expense	$313	$18

(7) Reinsurance Recoverable and Prepaid Reinsurance Premiums
The following table presents the effect of reinsurance on premiums written and earned by our insurance business for the following periods:

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
As of December 31, 2024
Life insurance in force	$5,866,501	$2,681,480	$—	$3,185,021

Year Ended December 31, 2024
Premiums written:
Life insurance	$74,640	$36,709	$246	$38,177	0.6%
Accident and health insurance	125,506	84,405	10,210	51,311	19.9%
Property and liability insurance	1,993,900	1,159,475	515,039	1,349,464	38.2%
Total premiums written	$2,194,046	$1,280,589	$525,495	$1,438,952	36.5%

Premiums earned:
Life insurance	$81,197	$40,628	$357	$40,926	0.9%
Accident and health insurance	132,018	87,984	10,177	54,211	18.8%
Property and liability insurance	1,816,092	1,015,707	576,408	1,376,793	41.9%
Total premiums earned	$2,029,307	$1,144,319	$586,942	$1,471,930	39.9%

As of December 31, 2023
Life insurance in force	$5,909,645	$2,806,307	$—	$3,103,338

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Year Ended December 31, 2023
Premiums written:
Life insurance	$80,597	$40,925	$289	$39,961	0.7%
Accident and health insurance	131,006	89,627	6,176	47,555	13.0%
Property and liability insurance	1,684,907	935,077	482,602	1,232,432	39.2%
Total premiums written	$1,896,510	$1,065,629	$489,067	$1,319,948	37.1%
Premiums earned:
Life insurance	$82,514	$41,248	$274	$41,540	0.7%
Accident and health insurance	137,868	94,905	6,215	49,178	12.6%
Property and liability insurance	1,407,659	768,762	398,219	1,037,116	38.4%
Total premiums earned	$1,628,041	$904,915	$404,708	$1,127,834	35.9%

The following table presents the components of net losses and loss adjustment expenses (“LAE”):

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Year Ended December 31, 2024
Losses and LAE Incurred
Life insurance	$42,411	$23,856	$(5)	$18,550	—%
Accident and health insurance	22,686	16,439	10,511	16,758	62.7%
Property and liability insurance	893,373	563,101	356,610	686,882	51.9%
Total losses and LAE incurred	$958,470	$603,396	$367,116	$722,190	50.8%

Year Ended December 31, 2023
Losses and LAE Incurred
Life insurance	$46,595	$25,120	$122	$21,597	0.6%
Accident and health insurance	23,694	17,867	5,608	11,435	49.0%
Property and liability insurance	647,840	438,953	240,587	449,474	53.5%
Total losses and LAE incurred	$718,129	$481,940	$246,317	$482,506	51.0%

The following table presents the components of the reinsurance recoverable:

	As of December 31,
	2024	2023
Ceded claim reserves:
Life insurance	$4,621	$4,733
Accident and health insurance	24,836	22,660
Property and liability insurance	607,250	420,894
Total ceded claim reserves recoverable	636,707	448,287
Other reinsurance settlements recoverable	356,176	505,599
Total reinsurance recoverable	$992,883	$953,886

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents the components of prepaid reinsurance premiums:

	As of December 31,
	2024	2023
Prepaid reinsurance premiums:
Life insurance(1)	$71,427	$74,815
Accident and health insurance(1)	72,840	76,440
Property and liability insurance	901,986	749,269
Total	$1,046,253	$900,524

(1)	Including policyholder account balances ceded.
The following table presents the aggregate amount included in reinsurance receivables that is comprised of the three largest receivable balances from non-affiliated reinsurers:

As of December 31, 2024
Total of the three largest receivable balances from non-affiliated reinsurers	$220,418

As of December 31, 2024, the non-affiliated reinsurers from whom our insurance business has the largest receivable balances were: Allianz Global Risks US Insurance Company (AM Best Rating: A+ rated), Allianz Reinsurance America, Inc. (AM Best Rating: A+ rated), and Ferian Re, LTD (AM Best Rating: Not Rated). Receivable balances from authorized reinsurers, such as the Allianz companies noted above, do not require collateral based on the authorized status of the parties. Receivable balances from unauthorized reinsurers are collateralized by assets on hand, assets held in trust accounts, and/or letters of credit. The Company monitors collateral values, authorization status, financial statements and AM Best ratings of its reinsurers periodically. As of December 31, 2024, the Company does not believe there is a risk of loss due to the concentration of credit risk in the reinsurance program given the related collateralization or reinsurer AM Best rating.
(8) Goodwill and Intangible Assets, net
The following tables present goodwill, identifiable finite and indefinite-lived intangible assets and accumulated amortization:
Goodwill

Balance at December 31, 2022	$184,900
Goodwill acquired(1)	18,359
Foreign currency translation and other	1,188
Balance at December 31, 2023	$204,447
Foreign currency translation and other	551
Balance at December 31, 2024	$204,998

(1)	See Note (3) Acquisitions for more information.
The Company conducts annual impairment tests of its goodwill as of October 1. For the year ended December 31, 2024 and 2023, no impairments were recorded on the Company’s goodwill.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Intangible assets, net

	As of December 31,
	2024	2023
Finite-Lived Intangible Assets:
Customer relationships	$162,520	$162,844
Accumulated amortization	(87,610)	(74,776)
Trade names	16,202	16,227
Accumulated amortization	(9,869)	(8,452)
Software licensing	17,238	17,372
Accumulated amortization	(10,705)	(9,891)
Insurance policies and contracts acquired	36,500	36,500
Accumulated amortization	(36,500)	(36,500)
Other	1,081	1,088
Accumulated amortization	(799)	(536)
Total finite-lived intangible assets	88,058	103,876
Indefinite-Lived Intangible Assets:(1)
Insurance licensing agreements(1)	13,761	13,761
Total intangible assets, net	$101,819	$117,637
Goodwill	204,998	204,447
Total goodwill and intangible assets, net	$306,817	$322,084

(1)	Impairment tests are performed at least annually on indefinite-lived intangible assets.
The following table represents the changes in intangible assets, net during the period:

Balance at December 31, 2022	$115,087
Intangible assets acquired(1)	18,152
Less: amortization expense	(16,921)
Foreign currency translation and other	1,319
Balance at December 31, 2023	$117,637
Less: amortization expense	(15,354)
Foreign currency translation and other	(464)
Balance at December 31, 2024	$101,819

(1)	See Note (3) Acquisitions for more information.
The following table presents the amortization expense on finite-lived intangible assets for the following periods:

	For the Year Ended December 31,
	2024	2023
Amortization expense on intangible assets	$15,354	$16,921

For the year ended December 31, 2024 and 2023, no impairments were recorded on the Company’s intangible assets.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents the amortization expense on finite-lived intangible assets for the next five years and thereafter:

As of December 31, 2024
2025	$13,240
2026	10,894
2027	9,543
2028	8,341
2029	7,292
2030 and thereafter	38,809
Total(1)	$88,119

(1)	Does not include foreign currency translation adjustment of $(61) as of December 31, 2024.
(9) Debt, net
The following table presents the balance of the Company’s debt obligations, net of discounts and deferred financing costs:

	As of December 31,
	2024	2023
Secured revolving credit agreements(1)	$—	$130,000
Preferred trust securities (SOFR + Spread Adjustment(2) + 4.10%)	35,000	35,000
8.50% Junior subordinated notes	125,000	125,000
9.25% Junior Subordinated notes	150,000	—
Total corporate debt	310,000	290,000

Asset based debt(3)
Asset based revolving financing (SOFR + 2.75%)	63,699	67,138
Total asset based debt	63,699	67,138
Total debt, face value	373,699	357,138
Unamortized deferred financing costs	(14,957)	(8,950)
Total debt, net	$358,742	$348,188

(1)	The secured credit agreements include separate tranches with multiple rate structures which are adjustable based on the Company’s senior leverage ratio, which as of December 31, 2024 was SOFR + 1.50%.
(2)	Previously based on 3-month LIBOR, now using SOFR plus the tenor spread adjustment of 0.26161%, in accordance with the Adjustable Interest Rate (LIBOR) Act of 2021.
(3)	Asset based debt is generally recourse only to specific assets and related cash flows and is not recourse to Fortegra.
The following table presents the amount of interest expense the Company incurred on its debt for the following periods:

	For the Year Ended December 31,
	2024	2023
Interest expense - corporate debt	$24,145	$19,531
Interest expense - asset based debt	6,102	6,305
Interest expense on debt	$30,247	$25,836

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents the future maturities of the unpaid principal balance on the Company’s debt for the following periods:

As of December 31, 2024
2025	$—
2026(1)	63,699
2027	—
2028	—
2029	—
2030 and thereafter	310,000
Total	$373,699

(1)	The noted maturities entirely relate to asset based debt which is recourse only to specific assets and related cash flows and not recourse to Fortegra.
The following narrative is a summary of certain terms of our debt agreements for the year ended December 31, 2024:
Corporate Debt
Secured Revolving Credit Agreements
As of December 31, 2024 and 2023, a total of $0 and $130,000, respectively, was outstanding under the Company’s revolving line of credit. The maximum borrowing capacity under the agreements as of December 31, 2024 was $200,000.
On October 21, 2022, the Company and Fortegra Financial (“FFC”), a subsidiary of the Company, entered into a Second Amended and Restated Credit Agreement by and among the Company, FFC and its subsidiary, LOTS Intermediate Co., as borrowers, the lenders from time to time party thereto, certain of FFC’s subsidiaries, as guarantors, and Fifth Third Bank, National Association, as the administrative agent and issuing lender (the “Fortegra Credit Agreement”). The Fortegra Credit Agreement provides for a $200,000 revolving credit facility, all of which is available for the issuance of letters of credit, with a sub-limit of $25,000 for swing loans and matures on October 1, 2027.
As of December 31, 2024, the Company was in compliance with the covenants required under the terms of the borrowing.
Junior Subordinated Notes
On October 16, 2017, FFC issued $125,000 of 8.50% Fixed Rate Resetting Junior Subordinated Notes due October 2057 (the “2017 Notes”). Substantially all of the net proceeds of the 2017 Notes were used to repay the then existing secured credit agreement, which was terminated thereafter.
On November 7, 2024, the Company issued $150,000 of 9.25% Fixed Rate Resetting Junior Subordinated Notes due November 2064 (the “2024 Notes”). The proceeds of the 2024 Notes were used to repay outstanding indebtedness under the Company’s credit agreement, for insurance company growth capital and general corporate purposes. Beginning on November 15, 2029, the Company may redeem the 2024 Notes at par plus accrued and unpaid interest. Effective November 15, 2034, interest on the 2024 Notes will accrue at the Five-Year Treasury Rate plus 8.72%, and may be subject to additional interest charges if the rating on the 2024 Notes is downgraded to a Kroll Bond Rating Agency rating below BBB-.
Each of the 2017 Notes and 2024 Notes are unsecured obligations of the issuer and rank in right of payment and upon liquidation, junior to all of the issuer’s current and future senior indebtedness. The 2017 Notes and 2024 Notes are pari passu with each other. The 2017 Notes are guaranteed by FFC, and the 2024 Notes are guaranteed jointly and severally by certain subsidiaries of the Company. So long as no event of default has occurred and is continuing, all

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
or part of the interest payments on the 2017 Notes and 2024 Notes can be deferred on one or more occasions for up to five consecutive years per deferral period. The 2017 Notes and 2024 Notes contain customary financial covenants that require, among other items, maximum leverage and limitations on restricted payments under certain circumstances.
Preferred Trust Securities
A subsidiary has $35,000 of preferred trust securities due June 15, 2037. Interest is payable quarterly at an interest rate of SOFR plus Spread Adjustment plus 4.10% (previously, LIBOR plus 4.1%). The Company may redeem the preferred trust securities, in whole or in part, at a price equal to the full outstanding principal amount of such preferred trust securities outstanding plus accrued and unpaid interest.
Asset Based Debt
Asset Based Revolving Financing
On October 16, 2020, subsidiaries of the Company entered into a three year $75,000 secured credit agreement, which replaced the individual agreements in its premium finance and warranty service contract finance businesses. The borrowers can select from various borrowing and rate options under the agreement, as well the option to convert certain borrowings to term loans, if no default or event of default exists. The agreement extends up to $20,000 for the Company’s premium finance business and up to $55,000 for its warranty service contract finance business, and is secured by substantially all of the assets of the borrowers thereunder. The obligations under the agreement are non-recourse to Fortegra and its subsidiaries (other than the borrowers and their subsidiaries).
On January 31, 2023, South Bay Acceptance Corporation and South Bay Funding LLC, subsidiaries of the Company, amended the asset based revolving financing to increase the revolving commitment to $100,000 and transition to SOFR.
On October 6, 2023, South Bay Acceptance Corporation and South Bay Funding LLC, subsidiaries of the Company, entered into a three-year $125.0 million secured credit agreement (“the “New Credit Agreement”) with the lenders from time to time party thereto and Fifth Third Bank, National Association, as the administrative agent. The New Credit Agreement amends and restates the Credit Agreement dated October 16, 2020 and, among other things, extends the maturity date of the revolving credit facility from October 2023 to October 2026 and increases the total revolving credit commitments from $100,000 to $125,000.
As of December 31, 2024 and 2023, a total of $63,699 and $67,138, respectively, was outstanding under the borrowing.
Debt Covenants
As of December 31, 2024, the Company was in compliance with the representations and covenants for its outstanding debt.
(10) Fair Value of Financial Instruments
The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs to the extent possible to measure a financial instrument’s fair value. Observable inputs reflect the assumptions market participants would use in pricing an asset or liability, and are affected by the type of product, whether the product is traded on an active exchange or in the secondary market, as well as current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Fair value is estimated by applying the hierarchy discussed in Note (2) Summary of Significant Accounting Policies, which prioritizes the inputs used to measure fair value into three levels and bases

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized within Level 3 of the fair value hierarchy.
The Company’s fair value measurements are primarily based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable financial instruments. Sources of inputs to the market approach include third-party pricing services, independent broker quotations and pricing matrices. Management analyzes the third-party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy and to assess reliability of values. Further, management has a process in place to review all changes in fair value that occurred during each measurement period. Any discrepancies or unusual observations are followed through to resolution through the source of the pricing as well as utilizing comparisons, if applicable, to alternate pricing sources.
The Company utilizes observable and unobservable inputs within its valuation methodologies. Observable inputs may include: benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. In addition, specific issuer information and other market data is used. Broker quotes are obtained from sources recognized to be market participants. Unobservable inputs may include: expected cash flow streams, default rates, supply and demand considerations and market volatility.
Available for Sale Securities, at fair value
AFS securities fair values are based on prices provided by an independent pricing service and a third-party investment manager. The Company obtains an understanding of the methods, models and inputs used by the independent pricing service and the third-party investment manager by analyzing the investment manager-provided pricing report.
The following details the methods and assumptions used to estimate the fair value of each class of AFS securities and the applicable level each security falls within the fair value hierarchy:
U.S. Treasury Securities, Obligations of U.S. Government Authorities and Agencies, Obligations of State and Political Subdivisions, Corporate Securities, Asset Backed Securities and Obligations of Foreign Governments: Fair values were obtained from an independent pricing service and a third-party investment manager. The prices provided by the independent pricing service and third-party investment manager are based on quoted market prices, when available, non-binding broker quotes, or matrix pricing and fall under Level 2 or Level 3 in the fair value hierarchy.
Certificates of Deposit: The estimated fair value of certificates of deposit approximate carrying value and fall under Level 1 of the fair value hierarchy.
Common and Preferred Equity Securities and ETFs
The fair values of publicly traded common and preferred equity securities and ETFs are obtained from market value quotations provided by an independent pricing service and fall under Level 1 in the fair value hierarchy. The fair values of non-publicly traded common and preferred stocks are generally based on prices derived from independent multiples of comparable public companies and fall under Level 3 in the fair value hierarchy.
Loans, at fair value
Corporate Loans: These loans are comprised of middle market loans and bank loans and are generally classified under either Level 2 or Level 3 in the fair value hierarchy. To determine fair value, the Company uses quoted prices, including those provided from pricing vendors, which provide coverage of secondary market participants, where available. The values represent a composite of mark-to-market bid/offer prices. In certain circumstances, the Company will make its own determination of fair value of loans based on internal models and other unobservable inputs.
Corporate Bonds
Corporate bonds are generally classified under Level 2 in the fair value hierarchy and fair value is based on quoted market prices. We perform internal price verification procedures to ensure that the prices provided are reasonable.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Derivative Assets and Liabilities, at fair value
Derivative assets and liabilities are carried at fair value with the change in the fair value recorded in the consolidated statements of operations. Derivative assets and liabilities are generally comprised of a combination of swaps, currency forwards and options, which are generally classified as Level 2 in the fair value hierarchy. In addition, the Fortegra Additional Warrant (Warburg) is a derivative liability and classified as Level 3 in the fair value hierarchy. See Note (16) Stockholders’ Equity for additional information regarding the Fortegra Additional Warrant.
The following tables present the Company’s fair value hierarchies for financial assets and liabilities, measured on a recurring basis:

	As of December 31, 2024
	Quoted prices in active markets Level 1	Other significant observable inputs Level 2	Significant unobservable inputs Level 3	Fair value
Assets:
Available for sale securities, at fair value:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$—	$385,352	$—	$385,352
Obligations of state and political subdivisions	—	38,675	—	38,675
Obligations of foreign governments	—	51,472	—	51,472
Certificates of deposit	564	—	—	564
Asset backed securities	—	22,860	—	22,860
Corporate securities	—	598,134	—	598,134
Total available for sale securities, at fair value	564	1,096,493	—	1,097,057

Loans, at fair value:
Corporate loans	—	—	10,272	10,272
Total loans, at fair value	—	—	10,272	10,272

Equity securities:
Common and preferred equity securities	91,208	—	8,185	99,393
ETFs	5,075	—	—	5,075
Total equity securities	96,283	—	8,185	104,468

Other investments, at fair value:
Corporate bonds	—	3,331	—	3,331
Derivative assets	—	—	—	—
Investment in credit fund	—	21,332	—	21,332
Total other investments, at fair value	—	24,663	—	24,663
Total	$96,847	$1,121,156	$18,457	$1,236,460

Liabilities:(1)
Securities sold, not yet purchased	$—	$—	$—	$—
Derivative liabilities	—	—	—	—
Warburg Additional Warrants	—	—	10,958	10,958
Contingent consideration payable	—	—	1,779	1,779
Total	$—	$—	$12,737	$12,737

(1)	Included in other liabilities and accrued expenses.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)

	As of December 31, 2023
	Quoted prices in active markets Level 1	Other significant observable inputs Level 2	Significant unobservable inputs Level 3	Fair value
Assets:
Available for sale securities, at fair value:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$—	$440,772	$—	$440,772
Obligations of state and political subdivisions	—	45,459	—	45,459
Obligations of foreign governments	—	4,557	—	4,557
Certificates of deposit	563	—	—	563
Asset backed securities	—	26,171	15	26,186
Corporate securities	—	254,598	—	254,598
Total available for sale securities, at fair value	563	771,557	15	772,135

Loans, at fair value:
Corporate loans	—	2,051	9,167	11,218
Total loans, at fair value	—	2,051	9,167	11,218

Equity securities:
Common and preferred equity securities	18,038	—	7,726	25,764
ETFs	1,349	—	—	1,349
Total equity securities	19,387	—	7,726	27,113

Other investments, at fair value:
Corporate bonds	—	62,081	—	62,081
Derivative assets	—	52	—	52
Investment in credit fund and other	—	18,979	—	18,979
Total other investments, at fair value	—	81,112	—	81,112
Total	$19,950	$854,720	$16,908	$891,578

Liabilities:(1)
Derivative liabilities	—	68	—	68
Warburg Additional Warrants	—	—	3,522	3,522
Contingent consideration payable	—	—	2,604	2,604
Total	$—	$68	$6,126	$6,194

(1)	Included in other liabilities and accrued expenses.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents additional information about assets that are measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value for the following periods:

	For the Year Ended December 31,
	2024	2023
Balance at January 1,	$16,908	$18,188
Net realized and unrealized gains or losses included in:
Earnings	4,529	(3,802)
OCI	75	2,569
Sales	—	(6)
Distributions	(3,055)	—
Transfer out of Level 3	—	(41)
Balance at December 31,	$18,457	$16,908
Changes in unrealized gains (losses) included in earnings related to assets still held at period end	$4,529	$(3,801)
Changes in unrealized gains (losses) included in OCI related to assets still held at period end	$75	$2,569

The following table presents the range and weighted average (“WA”) used to develop significant unobservable inputs for the fair value measurements of Level 3 assets and liabilities:

	As of December 31,		Valuation technique	Unobservable input(s)	As of December 31,
	2024	2023			2024				2023
	Fair value				Range			WA(1)	Range			WA(1)
Assets
Equity securities	$8,185	$7,726	Internal model	Forecast EBITDAR	$1,422,000	to	$1,604,000	N/A	$1,039,000	to	$1,422,000	N/A
Corporate loans	10,272	9,167	External model	Bid marks	$78	to	$81	$80	$71	to	$75	$73
Total	$18,457	$16,893

Liabilities
Warburg Additional Warrants	$10,958	$3,522	External Model	Discount rate	3%	to	5%	3.4%	3%	to	5%	3.8%
				Implied Equity Volatility	40%	to	50%	45%	40%	to	50%	45%
Contingent consideration payable	1,779	2,604	Cash Flow model	Forecast Cash EBITDA	$2,500	to	$4,000	N/A	$2,500	to	$4,000	N/A
			Cash Flow model	Forecast Underwriting EBITDA	$—	to	$2,000	N/A	$—	to	$2,000	N/A
Total	$12,737	$6,126

(1)	Unobservable inputs were weighted by the relative fair value of the instruments.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The following table presents the carrying amounts and estimated fair values of financial assets and liabilities that are not recorded at fair value and their respective levels within the fair value hierarchy:

	As of December 31, 2024			As of December 31, 2023
	Level within fair value hierarchy	Fair value	Carrying value	Level within fair value hierarchy	Fair value	Carrying value
Assets:
Debentures(1)	2	$25,320	$25,320	2	$25,648	$25,648
Notes receivable, net	2	138,162	138,162	2	134,131	134,131
Total assets		$163,482	$163,482		$159,779	$159,779

Liabilities:
Debt	3	$371,512	$373,699	3	$352,451	$357,138
Total liabilities		$371,512	$373,699		$352,451	$357,138

(1)	Included in other investments.
Debentures: Since interest rates on debentures are at current market rates for similar credit risks, the carrying amount approximates fair value. These values are net of allowance for doubtful accounts.
Notes Receivable: To the extent that carrying amounts differ from fair value, fair value is determined based on contractual cash flows discounted at market rates for similar credits. Categorized under Level 2 in the fair value hierarchy. See Note (5) Notes Receivable, net.
Debt: The carrying value, which approximates fair value of floating rate debt, represents the total debt balance at face value excluding the unamortized discount. The fair value of the Junior subordinated notes is determined based on dealer quotes. Categorized under Level 3 in the fair value hierarchy.
Additionally, the following financial assets and liabilities on the consolidated balance sheets are not carried at fair value, but whose carrying amounts approximate their fair value:
Cash and Cash Equivalents: The carrying amounts of cash and cash equivalents are carried at cost which approximates fair value. Categorized under Level 1 in the fair value hierarchy.
Accounts and Premiums Receivable, net, Retrospective Commissions Receivable and Other Receivables: The carrying amounts approximate fair value since no interest rate is charged on these short duration assets. Categorized under Level 2 in the fair value hierarchy. See Note (6) Accounts, Premiums and Other Receivables, net.
Due from Brokers, Dealers, and Trustees and Due to Brokers, Dealers and Trustees: The carrying amounts are included in other assets and other liabilities and accrued expenses and approximate their fair value due to their short term nature. Categorized under Level 2 in the fair value hierarchy.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(11) Liability for Unpaid Claims and Claim Adjustment Expenses
Roll forward of Claim Liability
The following table presents the activity in the net liability for unpaid losses and allocated loss adjustment expenses of short duration contracts for the following periods:

	For the Year Ended December 31,
	2024	2023
Policy liabilities and unpaid claims balance as of January 1,	$844,848	$567,193
Less: liabilities of policy-holder account balances, gross	(878)	(1,923)
Less: non-insurance warranty benefit claim liabilities	(2,103)	(140)
Gross liabilities for unpaid losses and loss adjustment expenses	841,867	565,130
Less: reinsurance recoverable on unpaid losses - short duration	(448,117)	(266,889)
Less: other lines, gross	(295)	(184)
Net balance as of January 1, short duration	393,455	298,057

Incurred (short duration) related to:
Current year	720,544	493,187
Prior years	(624)	(11,187)
Total incurred	719,920	482,000

Paid (short duration) related to:
Current year	342,708	234,723
Prior years	112,457	151,879
Total paid	$455,165	$386,602

Net balance as of December 31, short duration	$658,210	$393,455
Plus: reinsurance recoverable on unpaid losses - short duration	636,300	448,117
Plus: other lines, gross	430	295
Gross liabilities for unpaid losses and loss adjustment expenses	1,294,940	841,867
Plus: liabilities of policy-holder account balances, gross	304	878
Plus: non-insurance warranty benefit claim liabilities	2,837	2,103
Policy liabilities and unpaid claims balance as of December 31,	$1,298,081	$844,848

The following schedule reconciles the total short duration contracts per the table above to the amount of total losses incurred as presented in the consolidated statements of operations, excluding the amount for member benefit claims:

	For the Year Ended December 31,
	2024	2023
Short duration incurred	$719,920	$482,000
Other lines incurred	53	30
Unallocated loss adjustment expenses	2,217	476
Total losses incurred	$722,190	$482,506

During the year ended December 31, 2024, the Company experienced favorable prior year development of $624, as a result of lower-than-expected losses in its commercial lines of business.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
During the year ended December 31, 2023, the Company experienced favorable prior year development of $11,187, as a result of lower-than-expected claims paid development in our commercial lines of business, driven mainly by a single partner.
Management considers the prior year development for each of the two years to be insignificant when considered in the context of our annual earned premiums, net as well as our net losses and loss adjustment expenses and member benefit claims expenses. We analyze our development on a quarterly basis, and given the short duration nature of our products, favorable or adverse development emerges quickly and allows for timely reserve strengthening, if necessary, or modifications to our product pricing or offerings.
The favorable prior year development of $624 in the year ended December 31, 2024 represented 0.3% of pre-tax income of $183,158 and 0.2% of the opening net liability for losses and loss adjustment expenses of $393,455, as of January 1, 2024.
The favorable prior year development of $11,187 in the year ended December 31, 2023 represented 8.6% of pre-tax income of $129,816 and 3.8% of the opening net liability for losses and loss adjustment expenses of $298,057, as of January 1, 2023.
Based upon our internal analysis and our review of the statement of actuarial opinions provided by our actuarial consultants, we believe that the amounts recorded for policy liabilities and unpaid claims reasonably represents the amount necessary to pay all claims and related expenses which may arise from incidents that have occurred as of the balance sheet date.
Incurred and Paid Development
The following table presents information about incurred and paid loss development and average claim duration as of December 31, 2024, net of reinsurance, as well as cumulative claim frequency and the total of IBNR liabilities plus expected development on reported claims included within the net incurred claims amounts. The cumulative number of reported claims represents open claims, claims closed with payment, and claims closed without payment. It does not include an estimated count of unreported claims. The number of claims is measured by claim event. The Company considers a claim that does not result in a liability as a claim closed without payment.

Incurred Losses and Allocated Loss Adjustment Expenses, Net of Reinsurance											As of December 31, 2024
	For the Years Ended December 31,										Total of IBNR Liabilities Plus Expected Development of Reported Claims	Cumulative Number of Reported Claims
	Unaudited
Accident Year	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
2015	59,579	57,470	57,588	57,815	58,141	58,194	58,248	58,285	58,309	58,310	$—	178
2016		84,178	87,290	87,993	88,615	89,629	89,981	89,516	89,579	89,578	$78	257
2017			103,306	104,898	105,601	105,787	106,446	106,517	106,592	106,602	$132	326
2018				129,352	133,225	133,158	134,392	123,228	118,721	118,579	$1,413	399
2019					144,925	149,166	151,772	153,325	151,994	153,959	$1,818	424
2020						172,007	169,706	165,820	163,363	165,719	$5,660	351
2021							250,300	263,249	263,226	267,229	$3,404	521
2022								361,462	358,434	361,888	$23,430	591
2023									493,187	480,960	$95,758	591
2024										720,544	$297,589	608
									Total	$2,523,368

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)

Cumulative Paid Losses and Allocated Loss Adjustment Expenses, Net of Reinsurance
	For the Years Ended December 31,
	Unaudited
Accident Year	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
2015	41,578	56,445	57,130	57,610	58,096	58,175	58,243	58,274	58,307	58,310
2016		62,989	84,185	86,531	88,482	88,976	89,474	89,286	89,390	89,404
2017			84,493	102,620	105,075	105,852	106,402	106,249	106,416	106,430
2018				105,740	112,619	114,490	115,407	114,756	115,500	115,606
2019					122,348	128,787	132,747	131,885	134,261	138,104
2020						127,721	129,832	132,997	138,004	141,942
2021							174,334	224,193	234,328	240,056
2022								165,710	299,064	315,309
2023									234,723	317,289
2024										$342,708
									Total	$1,865,158
All outstanding liabilities before 2015, net of reinsurance										—
Liabilities for loss and loss adjustment expenses, net of reinsurance										$658,210

Duration
The following table presents supplementary information about average historical claims duration as of December 31, 2024 for short duration contracts:

Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance (Unaudited)
Years	1	2	3	4	5	6	7	8	9	10
Short duration	67.4%	16.7%	2.6%	1.3%	0.9%	0.7%	—%	0.1%	—%	—%

As of December 31, 2024
Net outstanding liabilities:
Short duration	$658,210
Insurance lines other than short duration	23
Total liabilities for unpaid losses and loss adjustment expenses, net of reinsurance	658,233

Reinsurance recoverable on unpaid losses and loss adjustment expenses:
Short duration	636,300
Other insurance lines	407
Total reinsurance recoverable on unpaid losses and loss adjustment expenses	636,707
Total gross liability for unpaid losses and loss adjustment expenses	1,294,940
Liabilities of policy-holder account balances, gross	304
Non-insurance warranty benefit claim liabilities	2,837
Total policy liabilities and unpaid claims	$1,298,081

(12) Revenue from Contracts with Customers
The Company’s revenues from insurance and contractual and liability insurance operations are primarily accounted for under Financial Services-Insurance (Topic 944) that are not within the scope of Revenue for Contracts with Customers (Topic 606). The Company’s remaining revenues that are within the scope of Topic 606 are primarily comprised of revenues from contracts with customers for monthly membership dues for motor clubs, monthly

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
administration fees for services provided for premiums, claims and reinsurance processing revenues, vehicle service contracts and warranty coverage revenues for household goods and appliances service contracts (collectively, remaining contracts).
The following table presents the disaggregated amounts of revenue from contracts with customers by product type for the following periods:

	For the Year Ended December 31,
	2024	2023
Service and Administrative Fees:
Service contract revenue	$294,504	$289,660
Motor club revenue	43,258	46,394
Other	3,696	3,953
Revenue from contracts with customers	$341,458	$340,007

Service and Administrative Fees
Service and administrative fees are generated from non-insurance programs including warranty service contracts, motor clubs and other services. Service and administrative fees are recognized consistent with the earnings recognition pattern of the underlying policies, debt cancellation contracts and motor club memberships being administered, using pro rata, Rule of 78’s, modified Rule of 78’s, or other methods as appropriate for the contract. Management selects the appropriate method based on available information, and periodically reviews the selections as additional information becomes available.
Management reviews the financial results under each significant contract on a monthly basis. Any losses that may occur due to a specific contract would be recognized in the period in which the loss is determined probable.
We do not disclose information about remaining performance obligations pertaining to contracts that have an original expected duration of one year or less. The transaction price allocated to remaining unsatisfied or partially unsatisfied performance obligations with an original expected duration exceeding one year was not material at December 31, 2024.
The timing of our revenue recognition may differ from the timing of payment by our customers. We record a receivable when revenue is recognized prior to payment and we have an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, we record deferred revenue until the performance obligations are satisfied.
The following table presents the activity in the significant deferred assets and liabilities related to revenue from contracts with customers for the following period:

	January 1, 2024			December 31, 2024
	Beginning balance	Additions	Amortization	Ending balance
Deferred acquisition costs
Service and Administrative Fees:
Service contract revenue	$201,903	$101,037	$91,534	$211,406
Motor club revenue	16,636	30,120	33,852	12,904
Total	$218,539	$131,157	$125,386	$224,310

Deferred revenue
Service and Administrative Fees:
Service contract revenue	$605,425	$306,712	$294,504	$617,633
Motor club revenue	21,677	38,327	43,258	16,746
Other	—	3,696	3,696	—
Total	$627,102	$348,735	$341,458	$634,379

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
For the periods presented, no write-offs for unrecoverable deferred acquisition costs and deferred revenue were recognized.
(13) Other Assets and Other Liabilities and Accrued Expenses
Other Assets
The following table presents the components of other assets as reported in the consolidated balance sheets:

	As of December 31,
	2024	2023
Right of use asset - operating leases	$13,558	$15,386
Furniture, fixtures and equipment, net	19,055	19,788
Prepaid expenses	9,494	8,706
Accrued Investment Income	12,415	6,269
Due from broker/trustee	28,327	6,552
Receivable from related party	—	8,174
Other	3,564	2,662
Total other assets	$86,413	$67,537

The following reflects depreciation on furniture, fixtures and equipment, net:

	For the Year Ended December 31,
	2024	2023
Depreciation expense	$4,447	$4,506

Other Liabilities and Accrued Expenses
The following table presents the components of other liabilities and accrued expenses as reported in the consolidated balance sheets:

	As of December 31,
	2024	2023
Accounts payable and accrued expenses	$62,324	$91,989
Commissions payable	6,326	36,185
Income taxes payable	19,544	3,801
Payable to related party	3,569	1,919
Operating lease liability	18,531	20,315
Accrued interest payable	4,478	2,380
Derivative liabilities	—	68
Due to broker/trustee	2,693	17,054
Warburg Additional Warrants	10,958	3,522
Other	13,155	9,302
Total other liabilities and accrued expenses	$141,578	$186,535

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(14) Other Expenses
The following table presents the components of other expenses as reported in the consolidated statements of operations:

	For the Year Ended December 31,
	2024	2023
General and administrative	$39,780	$35,345
Premium taxes	16,333	19,137
Professional fees	23,160	19,816
Rent and related	10,588	9,715
Other	22,814	12,812
Total other expenses	$112,675	$96,825

(15) Statutory Surplus and Reporting
Statutory Reporting and Insurance Company Subsidiaries Dividend Restrictions
The Company’s U.S. domiciled insurance company subsidiaries prepare financial statements in accordance with Statutory Accounting Principles (SAP) prescribed or permitted by the insurance departments of their states of domicile. Prescribed SAP includes the Accounting Practices and Procedures Manual of the NAIC as well as state laws, regulations and administrative rules.
Statutory Capital and Surplus
The Company’s U.S. domiciled insurance company subsidiaries must maintain minimum amounts of statutory capital and surplus as required by regulatory authorities, including the NAIC.

	As of December 31,
	2024	2023
Combined statutory capital and surplus of the Company’s insurance company subsidiaries	$630,653	$454,540
Required minimum statutory capital and surplus	$92,750	$75,750

Under the National Association of Insurance Commissioners Risk-Based Capital Act of 1995, a company’s Risk-Based Capital (RBC) is calculated by applying certain risk factors to various asset, claim and reserve items. If a company’s adjusted surplus falls below calculated RBC thresholds, regulatory intervention or oversight is required. The Company’s U.S. domiciled insurance company subsidiaries’ RBC levels, as calculated in accordance with the NAIC’s RBC instructions, exceeded all RBC thresholds as of December 31, 2024 and 2023.
The following table presents the statutory net income of the Company’s U.S. domiciled statutory insurance companies for the following periods:

	For the Year Ended December 31,
	2024	2023
Net income of statutory insurance companies	$91,995	$47,384

Statutory Dividends
The Company’s U.S. domiciled insurance company subsidiaries may pay dividends to the Company, subject to statutory restrictions. Payments in excess of statutory restrictions (extraordinary dividends) to the Company are permitted only with prior approval of the insurance department of the applicable state of domicile. The Company

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
eliminates all dividends from its subsidiaries in the consolidated financial statements. There were $5.0 million and $27.1 million of dividends paid to the Company by its U.S. domiciled insurance company subsidiaries for the year ended December 31, 2024 and 2023, respectively.
The following table presents the combined amount available for ordinary dividends of the Company’s U.S. domiciled insurance company subsidiaries for the following periods:

	As of December 31,
	2024	2023
Amount available for ordinary dividends of the Company’s insurance company subsidiaries	$78,614	$24,327

At December 31, 2024, the maximum amount of dividends that our U.S. domiciled regulated insurance company subsidiaries could pay under applicable laws and regulations without regulatory approval was approximately $78,614. The Company may seek regulatory approval to pay dividends in excess of this permitted amount, but there can be no assurance that the Company would receive regulatory approval if sought.
(16) Stockholders’ Equity
As of December 31, 2024, Fortegra was owned approximately 79.1% by Tiptree Holdings, 17.7% by Warburg and 3.2% by management and directors of Fortegra. When given effect to the Preferred Stock on an as converted basis but without giving effect to the exercise of the Warrants or Additional Warrants or vesting of unvested restricted stock units (“RSUs”), Fortegra would be owned 73% by Tiptree Holdings, 24% by Warburg and 3% by management and directors.
Preferred Stock
The face amount of the Fortegra Preferred Stock is $80,000. Dividends are cumulative and accrue at a rate of 8% per annum, compounding quarterly. Any quarterly dividend may be paid in cash, at Fortegra’s option. For the years ended December 31, 2024 and 2023, cash dividends declared were $6,418 and $6,400, respectively.
At any time, Warburg has the option to convert the shares of Preferred Stock into shares of Common Stock at an initial conversion price of $15.00 per share (the “Conversion Price”) adjusted for stock splits, common stock dividends, extraordinary dividends and similar transactions. All of the Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price upon the closing of a qualifying initial public offering, subject to a five year make-whole provision. Upon conversion, the Preferred Stock would result in Warburg owning an additional 5,333,333 shares of Common Stock, for a total as converted ownership of 24% of the Common Stock of the Company.
Warrants
The Warrants have a seven-year term and an initial exercise price of $15.00 per share of Common Stock, which will be reduced by any common stock cash dividends made by Fortegra and adjusted for stock splits, stock dividends, extraordinary dividends and similar transactions. The Warrants, if exercised with cash, would result in Warburg owning an additional 3.7% interest in the Common Stock of the Company.
Additional Warrants
The Warburg Additional Warrants and Tiptree Additional Warrants have a seven-year term and an exercise price of $0.01 per share of Common Stock. The Warburg Additional Warrants will be forfeited based on Warburg achieving an all-in return on its investment in excess of 23%, as measured primarily by Fortegra’s Common Stock price. The Warburg Additional Warrants are classified as liabilities, at fair value. The Tiptree Additional Warrants will vest based on Warburg achieving an all-in return on its investment in excess of 30%, as measured primarily by Fortegra’s Common Stock price. The number of shares of Common Stock issuable to Warburg Additional Warrants and Tiptree Additional Warrants is subject to adjustment for stock splits, common stock or cash dividends and similar transactions. The Warburg Additional Warrants and the Tiptree Additional Warrants are exercisable from the earlier

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
of the fifth anniversary of the Closing Date and a transaction that results in an investor having sold 50% of the Common Stock (on an as converted basis and after giving effect to exercise of the Warrants and Additional Warrants) purchased by the investor. The maximum number of shares issued to Warburg or Tiptree if exercised for cash would be 1,712,511 or an additional 1.7% interest in Fortegra on an as converted basis (including its ownership of Fortegra Common and Preferred Stock).
(17) Accumulated Other Comprehensive Income (Loss)
The following table presents the activity of AFS securities in AOCI, net of tax, for the following periods:

	Unrealized gains (losses) on available for sale securities	Foreign currency translation adjustment	Total AOCI	Amount attributable to non- controlling interests	Total AOCI to Fortegra Group, Inc.
Balance at December 31, 2022	$(45,426)	$(7,351)	$(52,777)	$106	$(52,671)
Other comprehensive income (losses) before reclassifications	12,516	7,213	19,729	(291)	19,438
Amounts reclassified from AOCI	2,182	—	2,182	—	2,182
OCI	14,698	7,213	21,911	(291)	21,620
Balance at December 31, 2023	$(30,728)	$(138)	$(30,866)	$(185)	$(31,051)
Other comprehensive income (losses) before reclassifications	(913)	(2,424)	(3,337)	138	(3,199)
Amounts reclassified from AOCI	316	—	316	—	316
OCI	(597)	(2,424)	(3,021)	138	(2,883)
Balance at December 31, 2024	$(31,325)	$(2,562)	$(33,887)	$(47)	$(33,934)

The following table presents the reclassification adjustments out of AOCI included in net income and the impacted line items on the consolidated statements of operations for the following periods:

	For the Year Ended December 31,
Components of AOCI	2024	2023	Affected line item in consolidated statements of operations
Unrealized gains (losses) on available for sale securities	$(494)	$(2,812)	Net realized and unrealized gains (losses)
Related tax (expense) benefit	178	630	Provision for income tax
Net of tax	$(316)	$(2,182)

(18) Equity Based Compensation
Fortegra adopted the 2022 Equity Incentive Plan (“Fortegra Plan”) on June 21, 2022, and further amended on January 18, 2024, which permits the grant of RSUs, stock and options up to a maximum of 8,000,000 shares of Fortegra. The general purpose of the Fortegra Plan is to attract, motivate and retain selected employees of Fortegra, to provide them with incentives and rewards for performance and to better align their interests with the interests of Fortegra’s stockholders. Unless otherwise extended, the Fortegra Plan terminates automatically on June 21, 2032.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The table below summarizes changes to the issuances under the Fortegra Plan for the periods indicated:

2022 Equity Plan	Number of shares
Available for issuance as of June 21, 2022	5,000,000
RSU awards granted	(224,068)
BOD options granted	(26,668)
Available for issuance as of December 31, 2022	4,749,264
RSU awards granted	(80,106)
Option awards granted	(3,511,257)
Available for issuance as of December 31, 2023	1,157,901
Amended equity incentive plan	3,000,000
RSU awards granted	(80,000)
Option awards granted	(266,665)
Option awards forfeited	547,661
Available for issuance as of December 31, 2024	4,358,897

Restricted Stock Units
The following table presents the Company’s RSU activity under the Fortegra Plan for the periods indicated:

	Number of RSUs	Grant date fair value of equity shares issuable
Unvested balance as of December 31, 2021	384,800	$2,207
Vested	(177,008)	(935)
Performance assumption adjustment	16,276	109
Unvested units as of December 31, 2022	224,068	$1,381
Granted	80,106	1,200
Vested	(112,034)	(702)
Unvested units as of December 31, 2023	192,140	$1,879
Granted	80,000	1,200
Vested	(138,736)	(1,079)
Unvested units as of December 31, 2024	133,404	$2,000

Options
As of December 31, 2024, 26,668 time vesting options have been granted under the Fortegra Plan to independent directors of the Company. The options vest in equal parts on the one, two and three year anniversaries of the grant date and expire at the earlier of the ten year anniversary of the grant date, or the date that is ninety days after any termination of the participants service on the board. The weighted average exercise price is $11.25 per common share with a weighted average grant date fair value of $4.57 per share based on 45% selected volatility, 2.78% risk free rate and an expected term of 6 years.
In 2023, the Company granted 1,755,633 time vested options and 1,755,624 performance vested options to management under the Fortegra Plan. In 2024, the Company granted an additional 133,333 time vested options and 133,332 performance vested options. The 2023 and 2024 awards contain a strike price per share of $11.25 and $15.50, respectively. The time vested options vest in equal parts over 5 years. The performance vested options vest based on IRR targets of 17% to 24% determined at the time of a change of control of Fortegra or sale by Warburg of more than 50% of all the Fortegra securities (on an as converted basis) acquired in 2022. The time and performance

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
options granted in 2023 must be exercised in the calendar year they vest and shall be deemed automatically exercised if not otherwise done so by December 31 of the calendar year in which they vest. The fair value option grants were estimated on the date of grant using a Black-Scholes Merton option pricing formula embedded within a Monte Carlo model used to simulate the future value of Fortegra Common Stock, which assumes the market requirement is achieved.
As of December 31, 2024, 316,008 options were vested and exercised and 2,914,254 were unvested (after consideration of 547,661 awards that were forfeited in the year ended December 31, 2024, respectively.
The following table presents the assumptions used to measure the fair value of the options as of the grant date.

	Assumption
Valuation Input	2024	2023
Historical volatility	45.00%	45.00%
Risk-free rate	4.24%	3.64%
Dividend yield	—%	—%
Expected term (years)	4.0	4.2

Performance Restricted Stock Units
In May 2023 and November 2023, the Company granted performance based restricted stock units (PRSUs) that vest based on the achievement of specified gross written premium volume targets and underwriting ratios for selected specialty insurance lines written in 2024. If and upon vesting, the PRSUs entitle recipients to participate in an aggregate pool of between $5,000 and $20,000 payable in shares of Fortegra. The PRSUs are accounted for as liability awards and were unvested as of December 31, 2024.
Equity Based Compensation Expense
The following table presents the total equity based compensation expense and the related income tax benefit recognized on the consolidated statements of operations for awards issued under the Fortegra Plan:

	For the Year Ended December 31,
	2024	2023
Employee compensation and benefits	$8,998	$2,018
Director compensation	40	—
Income tax benefit	(1,898)	(424)
Net equity based compensation expense	$7,140	$1,594

The following table presents additional information on the total non-vested equity based compensation under Tiptree’s Subsidiary Incentive Plan as of December 31, 2024:

	As of December 31, 2024
	Stock options	RSUs	PRSUs
Unrecognized compensation cost related to non-vested awards(1)	$15,173	$428	$2,848
Weighted average recognition period (in years)	1.8	0.2	1.3

(1)
In February 2023, certain time and performance options were modified to require awards be exercised in the calendar year they vest. The original grant date compensation expense will continue to be recognized given the post modification fair value was deemed to be lower than the pre-modification fair value.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(19) Income Taxes
The table below presents the breakout of domestic and foreign income before taxes:

	For the Year Ended December 31,
	2024	2023
Domestic	$164,680	$114,013
Foreign	18,478	15,803
Total income before taxes	$183,158	$129,816

The Company’s provision (benefit) for income taxes is reflected as a component of income and consists of the following:

	For the Year Ended December 31,
	2024	2023
Current provision (benefit) for income taxes:
Federal	$26,624	$134
State	900	788
Foreign	2,897	2,974
Total current provision (benefit) for income taxes	30,421	3,896

Deferred provision (benefit) for income taxes:
Federal	10,068	26,196
State	3,088	(2,212)
Foreign	(317)	344
Total deferred provision (benefit) for income taxes	12,839	24,328
Total provision (benefit) for income taxes	$43,260	$28,224

The table below presents a reconciliation of income taxes calculated at the federal statutory rate of 21.0% and the provision for income taxes for the following periods:

	For the Year Ended December 31,
	2024		2023
	Amount	Percent of Income Before Taxes	Amount	Percent of Income Before Taxes
Provision for income taxes at federal income tax rate	$38,463	21.0%	$27,262	21.0%
Effect of:
Foreign taxes	(874)	(0.5)%	2,332	1.8%
State provision (benefit) for income taxes, net of federal benefit	3,470	1.9%	(1,367)	(1.1)%
Equity based compensation	(196)	(0.1)%	(218)	(0.2)%
Change in Warrants valuation	1,562	0.9%	(371)	(0.3)%
Return-to-accrual	(190)	(0.1)%	94	0.1%
Change in valuation allowance	(203)	(0.1)%	250	0.2%
Other, net	1,228	0.7%	242	0.2%
Provision for income taxes	$43,260	23.7%	$28,224	21.7%

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
The table below presents the components of the Company’s net deferred tax assets and liabilities as of the respective balance sheet dates:

	As of December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$15,703	$24,008
Unrealized losses	10,426	12,743
Accrued expenses	222	231
Unearned premiums	57,294	61,112
Deferred revenue	16,900	15,655
Claims reserve	9,886	6,351
Lease liability	4,677	5,218
Other deferred tax assets	7,280	2,451
Total deferred tax assets	122,388	127,769
Less: Valuation allowance	(10,666)	(10,993)
Total net deferred tax assets	111,722	116,776

Deferred tax liabilities:
Property	1,307	1,290
Other deferred tax liabilities	—	109
Deferred acquisition costs	133,794	135,628
Advanced commissions	59,522	48,975
Right of use asset	3,454	3,978
Intangibles	17,823	18,552
Total deferred tax liabilities	215,900	208,532
Net deferred tax liability	$104,178	$91,756

The WP Transaction caused a deconsolidation for federal income tax purposes as Tiptree’s ownership in Fortegra dropped below the required 80% ownership to file a consolidated income tax return under Code Section 1504 and the Regulations thereunder.
As of December 31, 2024, the Company had total U.S. Federal net operating loss carryforwards (“NOLs”) of $66. The following table presents the U.S. Federal NOLs by tax year of expiration:

As of December 31, 2024
Tax Year of Expiration
2026	$ —
2027	—
2028	66
2029	—
2030	—
2031	—
2032	—
2033	—
2034	—
2035	—

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)

As of December 31, 2024
2036	—
2037	—
2038	—
2039	—
2040	—
2041	—
Indefinite	—
Total	$66

The Company had no unrecognized tax benefits for the period ended December 31, 2024. The Company has no uncertain tax positions at December 31, 2024 subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for tax years subsequent to 2021. The years open to examination by state taxing authorities vary by jurisdiction.
Non-life federal operating loss carryforwards were $66 as of December 31, 2024. All of the federal operating loss carryforwards are subject to limitations under the Internal Revenue Code and the regulations therein. Management considered all positive and negative evidence under ASC 740-10 for the need of a valuation allowance. A determination was made that no valuation allowance is required for the federal net operating losses.
As of December 31, 2024, the Company has deferred tax assets associated with state income tax NOL carryforwards of $15,689 These NOLs will expire at various dates in the next 20 years. The Company believes that it is more likely than not that the benefit from certain state NOL carryforwards will not be realized. In recognition of this risk, as of December 31, 2024, the Company has provided a valuation allowance of $10,666 on the deferred tax assets relating to these state NOL carryforwards. If or when recognized, the tax benefits related to any reversal of the valuation allowance on deferred tax assets will be recognized as a reduction of the provision for income taxes.
The Company and its subsidiaries are part of the consolidated group and related tax sharing agreement, with the exceptions of Bankers Life Insurance Company of Louisiana and various foreign entities. When insurance entities can join a new consolidated tax group through affiliation, domestic life insurance companies are ineligible to elect to join the new consolidated group for a required base period of time. A consolidated group may elect to treat domestic life insurance companies as includible corporations only after the base period, which requires the group to have owned an affiliated interest in the life company for five tax years under Treas. Reg. 1.1502-47. If the election has been made, a domestic life insurance company must be included in the group once it meets the five-year requirement under Internal Revenue Code Sec. 1504(c).
In general, amounts payable and receivable on the tax balances subject to the tax sharing agreement are calculated at the subsidiary level as if filing separately; all such amounts owed by the subsidiary are payable to the parent company and all amounts owed to the subsidiary are settled at a time not before such tax benefit is realized. A tax benefit is deemed realized when losses are used against income or a carryback refund has been received and agreed upon by the relevant taxing authority.
The Organization for Economic Cooperation and Development (“OECD”) has introduced a framework to implement a global minimum corporate tax rate of 15%, commonly referred to as Pillar Two. Many aspects of Pillar Two are effective beginning calendar year 2024 and other aspects will be effective beginning in calendar year 2025. While it is uncertain whether the U.S. will adopt Pillar Two, certain countries in which the Company operates have adopted legislation and other countries are in the process of introducing legislation to implement Pillar Two. We continue to expect Pillar Two to not have a material impact on the Company, and we regularly monitor the additional guidance the OECD releases and the legislation that countries are implementing.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
(20) Commitments and Contingencies
Operating Leases
All leases are office space leases and are classified as operating leases that expire through 2034. Some of our office leases include the option to extend for up to 5 years or less at management’s discretion. Such extension options were not included in the measurement of the lease liability.
Below is a summary of our right of use asset and lease liability as of December 31, 2024:

As of December 31, 2024
Right of use asset - Operating leases	$13,558
Operating lease liability	$18,531
Weighted-average remaining lease term (years)	7.06
Weighted-average discount rate(1)	8.0%

(1)	Discount rate was determined by applying available market rates to lease obligations based upon their term.
As of December 31, 2024, the approximate aggregate minimum future lease payments required for our lease liability over the remaining lease periods are as follows:

As of December 31, 2024
2025	$3,642
2026	3,560
2027	3,416
2028	3,172
2029	3,010
2030 and thereafter	7,526
Total minimum payments	24,326
Less: present value adjustment	5,795
Total	$18,531

The following table presents rent expense for the Company’s office leases recorded on the consolidated statements of operations for the following periods:

	For the Year Ended December 31,
	2024	2023
Rent expense for office leases	$3,426	$3,494

Litigation
The Company is a defendant in Mullins v. Southern Financial Life Insurance Co., a class action filed in February 2006, in Pike County Circuit Court in the Commonwealth of Kentucky on behalf of Kentucky consumers that purchased certain credit life and disability insurance coverage between 1997-2007. The action alleges violations of the Kentucky Consumer Protection Act (“KCPA”) and certain insurance statutes, common law fraud and breach of contract and the covenant of good faith and fair dealing. The plaintiffs seek compensatory and punitive damages, attorneys’ fees and interest.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Two classes were certified in June 2010: Subclass A includes class members who suffered a disability during the coverage period but allegedly received less than full disability benefits; Subclass B includes all class members whose loan termination date extended beyond the termination date of the credit disability coverage period.
In a series of orders issued in October 2022 on competing motions for partial summary judgment, the court found in favor of the plaintiffs as to the Subclass A breach of contract claim (the “Subclass A Order”) and, as to Subclass B, found that the Company was unjustly enriched to the extent the premium it collected exceeded the proportion of the premium for which the Company provided benefits coverage (the “Subclass B Order”). The court found in favor of the Company as to the plaintiffs’ claims for common law fraud and violation of Kentucky’s insurance statutes and ordered the plaintiffs’ Motion for Sanctions for Spoliation of Evidence held in abeyance. The Company has appealed the Subclass A Order and Subclass B Order and all interlocutory orders made final by entry of the Subclass A Order and Subclass B Order.
In December 2022, the court dismissed the plaintiffs’ KCPA claims as to both Subclass A and Subclass B. The court also dismissed the plaintiffs’ breach of covenant of good faith and fair dealing claim as to Subclass B but declined to dismiss such claim as to Subclass A pending resolution of the Company’s appeal. The trial previously scheduled for December 2023 has been remanded while the matter is on appeal.
The Company considers such litigation customary in the insurance industry. In management’s opinion, based on information available at this time, the ultimate resolution of such litigation, which it is vigorously defending, should not be materially adverse to the financial position of the Company. It should be noted that large punitive damage awards, bearing little relation to actual damages sustained by plaintiffs, have been awarded in certain states against other companies in the credit insurance business. At this time, the Company cannot estimate a range of loss that is reasonably possible.
The Company and its subsidiaries are parties to other legal proceedings in the ordinary course of business. Although the Company’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on the Company’s financial position.
(21) Related Party Transactions
Tiptree Advisors is a related party of the Company because Tiptree Advisors is deemed to be controlled by Michael Barnes, Tiptree’s Executive Chairman. The Company is invested in funds managed by Tiptree Advisors (the “Tiptree Advisors Funds”) and Tiptree Advisors manages investment portfolio accounts of the Company under an investment advisory agreement (the “IAA”).
The Company and its subsidiaries are parties to a tax sharing agreement with Tiptree for tax periods through June 21, 2022; an associated tax recoverable was settled during 2024.
The following table presents the amounts recorded in net investment income on the Company’s consolidated statements of operations resulting from related party transactions, excluding transactions with Warburg portfolio companies and reinsurance transactions described below:

	For the Year Ended December 31,
	2024	2023
Management, incentive and IAA expenses – Tiptree Advisors	$6,675	$5,206

The following table presents the amounts recorded on the Company’s consolidated balance sheets from related party transactions:

	As of December 31,
	2024	2023
Amounts payable to related parties	$3,569	$1,919
Federal income tax recoverable from Tiptree Inc.	$—	$8,174

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2024 & 2023
(in thousands, unless otherwise noted)
Our director John Hendrickson became Chief Executive Officer of Concert Group Holdings, Inc. (“Concert”) on January 1, 2023. From time to time, we have entered into reinsurance arrangements with subsidiaries of Concert. The arrangements are entered into in the ordinary course of business. The following table presents the amounts recorded related to these reinsurance arrangements on the Company’s consolidated statements of operations and consolidated balance sheets:

	For the Year Ended December 31,
	2024	2023
Earned premiums, net	$(23,039)	$(26,670)

	As of December 31,
	2024	2023
Reinsurance recoverable	$41,473	$47,816

Warburg is a related party of Fortegra due to its level of ownership of Fortegra’s Common Stock. Fortegra has arrangements with certain Warburg portfolio companies for which they have a controlling interest. These consist of the following: K2 Insurance Services, LLC, McGill Global Risk Solutions LLC, and Mariner Finance, LLC. Income (loss) before taxes related to these portfolio companies were $3.1 million, $(0.2) million, and $1.9 million, respectively, for the year ended December 31, 2024, and $3.8 million, $(1.4) million, and $3.3 million, respectively, for the year ended December 31, 2023.
(22) Subsequent Events
The Company reviewed all material events subsequent to December 31, 2024 that occurred up to the date the Company’s consolidated financial statements were issued on March 3, 2025.
As of December 31, 2024, and through the date of this report, the Company is aware of the California wildfires which will likely be covered events. Based on subsequent period estimates, the Company does not believe incurred losses related to these events will have a material impact on its future results. A firm estimate of the impact from such covered events cannot be made prior to issuance of this report.
Based on management’s review, no other events merited disclosure in the consolidated financial statements and notes thereto.

The Fortegra Group, Inc.
and Subsidiaries

Interim Financial Information

June 30, 2025

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Interim Financial Information

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	As of
	June 30, 2025	December 31, 2024
Assets:
Investments:
Available for sale securities, at fair value	$1,093,942	$1,097,057
Loans, at fair value	8,359	10,272
Common and preferred equity securities	135,366	99,393
Exchange traded funds	42	5,075
Other investments	52,848	49,983
Total investments	1,290,557	1,261,780
Cash and cash equivalents	366,786	285,786
Restricted cash	90,097	95,126
Notes receivable, net	115,999	138,162
Accounts, premiums and other receivables, net	768,714	653,895
Reinsurance recoverable	1,236,800	992,883
Prepaid reinsurance premiums	1,043,944	1,046,253
Deferred acquisition costs	573,178	565,872
Goodwill	205,988	204,998
Intangible assets, net	96,941	101,819
Other assets	59,380	86,413
Total assets	$5,848,384	$5,432,987

Liabilities and Stockholders’ Equity
Liabilities:
Corporate debt, net	$310,577	$295,043
Debt associated with asset-based lending	46,419	63,699
Unearned premiums	1,859,638	1,766,068
Policy liabilities and unpaid claims	1,503,493	1,298,081
Deferred revenue	667,563	695,772
Reinsurance payable	450,264	443,083
Deferred tax liabilities, net	121,934	104,178
Other liabilities and accrued expenses	157,563	141,578
Total liabilities	$5,117,451	$4,807,502

Stockholders’ Equity
Preferred stock: $0.01 par value, 100,000,000 shares authorized, 5,333,333 and 5,333,333 shares issued and outstanding, respectively	$77,679	$77,679
Common stock: $0.01 par value, 400,000,000 shares authorized, 64,021,938 and 63,987,704 shares issued and outstanding, respectively	640	640
Additional paid-in capital	199,226	197,003
Accumulated other comprehensive income (loss), net of tax	(7,699)	(33,934)
Retained earnings	455,733	379,554
Stockholders’ equity attributable to The Fortegra Group, Inc.	725,579	620,942
Non-controlling interests	5,354	4,543
Total stockholders’ equity	730,933	625,485
Total liabilities and stockholders’ equity	$5,848,384	$5,432,987

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Earned premiums, net	$381,941	$398,467	$745,378	$745,777
Service and administrative fees	96,847	105,847	194,145	216,334
Ceding commissions	3,542	5,065	7,175	7,809
Net investment income	10,505	6,381	22,234	13,139
Net realized gains (losses)	(524)	(22,841)	(1,416)	(20,239)
Net unrealized gains (losses)	12,492	25,386	9,965	25,603
Other revenue	8,214	11,637	16,117	20,275
Total revenues	513,017	529,942	993,598	1,008,698

Expenses:
Net losses and loss adjustment expenses	197,871	205,259	377,719	380,639
Member benefit claims	28,601	28,716	58,066	61,000
Commissions expense	140,486	173,279	292,086	330,227
Employee compensation and benefits	37,711	31,558	74,146	63,008
Interest expense	8,406	7,488	17,292	15,127
Depreciation and amortization expenses	4,484	4,833	8,934	9,916
Other expenses	28,314	27,559	60,157	60,720
Total expenses	445,873	478,692	888,400	920,637
Income (loss) before taxes	67,144	51,250	105,198	88,061
Less: provision (benefit) for income taxes	15,980	13,568	25,484	23,490
Net income (loss)	51,164	37,682	79,714	64,571
Less: net income (loss) attributable to non-controlling interests	212	52	361	87
Net income (loss) attributable to common stockholders	$50,952	$37,630	$79,353	$64,484

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(in thousands, unless otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$51,164	$37,682	$79,714	$64,571

Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses) on available for sale securities	5,194	(820)	15,125	(5,738)
Change in unrealized currency translation adjustments	9,100	(1,511)	15,011	(1,091)
Related (provision) benefit for income taxes	(1,172)	197	(3,451)	1,609
Other comprehensive income (loss), net of tax	13,122	(2,134)	26,685	(5,220)
Comprehensive income (loss)	64,286	35,548	106,399	59,351
Less: comprehensive income (loss) attributable to non-controlling interests	435	(55)	811	30
Comprehensive income (loss) attributable to common stockholders	$63,851	$35,603	$105,588	$59,321

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)
(in thousands, except share data)

	Preferred stock		Common stock
	Number of shares	Par value	Number of shares	Par value	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interests	Total stockholders’ equity
Balance at March 31, 2025	5,333,333	$77,679	64,005,744	$640	$198,907	$(20,599)	$406,375	$4,920	$667,922
Issuance of common stock	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	—	—	—	—	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—
Equity based compensation	—	—	—	—	493	—	—	—	493
Vesting of equity based compensation	—	—	16,194	—	(174)	—	—	—	(174)
Repurchase of common stock	—	—	—	—	—	—	—	—	—
Non-controlling interest acquired	—	—	—	—	—	—	—	—	—
Contribution of debt from Tiptree	—	—	—	—	—	—	—	—	—
Non-controlling interest exchange	—	—	—	—	—	—	—	—	—
Non-controlling interest contributions	—	—	—	—	—	—	—	—	—
Non-controlling interest distributions	—	—	—	—	—	—	—	—	—
Other comprehensive income (loss), net of tax	—	—	—	—	—	12,900	—	222	13,122
Preferred dividends ($0.30 per share)	—	—	—	—	—	—	(1,594)	—	(1,594)
Net income (loss)	—	—	—	—	—	—	50,952	212	51,164
Balance at June 30, 2025	5,333,333	$77,679	64,021,938	$640	$199,226	$(7,699)	$455,733	$5,354	$730,933

Balance at March 31, 2024	5,333,333	$77,679	63,779,361	$638	$192,899	$(34,187)	$271,592	$5,080	$513,701
Issuance of common stock	—	—	76,691	1	1,150	—	—	—	1,151
Equity based compensation	—	—	—	—	961	—	—	—	961
Non-controlling interest distributions	—	—	—	—	—	—	—	(574)	(574)
Other comprehensive income (loss), net of tax	—	—	—	—	—	(2,025)	—	(108)	(2,133)
Preferred dividends ($0.30 per share)	—	—	—	—	—	—	(1,595)	—	(1,595)
Net income (loss)	—	—	—	—	—	—	37,630	52	37,682
Balance at June 30, 2024	5,333,333	$77,679	63,856,052	$639	$195,010	$(36,212)	$307,627	$4,450	$549,193

	Preferred stock		Common stock
	Number of shares	Par value	Number of shares	Par value	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interests	Total stockholders’ equity
Balance at December 31, 2024	5,333,333	$77,679	63,987,704	$640	$197,003	$(33,934)	$379,554	$4,543	$625,485
Issuance of common stock	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	—	—	—	—	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—
Equity based compensation	—	—	—	—	2,535	—	—	—	2,535
Vesting of equity based compensation	—	—	34,234	—	(312)	—	—	—	(312)
Repurchase of common stock	—	—	—	—	—	—	—	—	—
Non-controlling interest acquired	—	—	—	—	—	—	—	—	—
Contribution of debt from Tiptree	—	—	—	—	—	—	—	—	—
Non-controlling interest exchange	—	—	—	—	—	—	—	—	—
Non-controlling interest contributions	—	—	—	—	—	—	—	—	—
Non-controlling interest distributions	—	—	—	—	—	—	—	—	—
Other comprehensive income (loss), net of tax	—	—	—	—	—	26,235	—	450	26,685
Preferred dividends ($0.60 per share)	—	—	—	—	—	—	(3,174)	—	(3,174)
Net income (loss)	—	—	—	—	—	—	79,353	361	79,714
Balance at June 30, 2025	5,333,333	$77,679	64,021,938	$640	$199,226	$(7,699)	$455,733	$5,354	$730,933

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)
(in thousands, except share data)

	Preferred stock		Common stock
	Number of shares	Par value	Number of shares	Par value	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Non- controlling interests	Total stockholders’ equity
Balance at December 31, 2023	5,333,333	$77,679	61,115,728	$611	$153,976	$(31,051)	$246,334	$5,064	$452,613
Issuance of common stock	—	—	2,666,667	27	39,973	—	—	—	40,000
Equity based compensation	—	—	—	—	1,684	—	—	—	1,684
Vesting of equity based compensation	—	—	73,657	1	(623)	—	—	—	(622)
Non-controlling interest distributions	—	—	—	—	—	—	—	(643)	(643)
Other comprehensive income (loss), net of tax	—	—	—	—	—	(5,161)	—	(58)	(5,219)
Preferred dividends ($0.60 per share)	—	—	—	—	—	—	(3,191)	—	(3,191)
Net income (loss)	—	—	—	—	—	—	64,484	87	64,571
Balance at June 30, 2024	5,333,333	$77,679	63,856,052	$639	$195,010	$(36,212)	$307,627	$4,450	$549,193

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2025	2024
Operating Activities:
Net income (loss) attributable to common stockholders	$79,353	$64,484
Net income (loss) attributable to non-controlling interests	361	87
Net income (loss)	79,714	64,571
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Net realized and unrealized (gains) losses	(8,549)	(5,580)
Non-cash compensation expense	3,118	1,824
Amortization/accretion of premiums and discounts	(2,792)	(2,709)
Depreciation and amortization expense	8,934	9,916
Amortization of deferred financing costs	574	477
Non-cash lease expense	1,565	1,718
Deferred tax (benefit) expense	14,030	21,429
(Gain) loss on Warburg Additional Warrants	593	5,072
Other	54	410
Changes in operating assets and liabilities:
(Increase) decrease in accounts, premiums and other receivables, net	(114,071)	(82,735)
(Increase) decrease in reinsurance recoverable	(243,917)	49,194
(Increase) decrease in prepaid reinsurance premiums	2,309	(61,635)
(Increase) decrease in deferred acquisition costs	(7,306)	20,714
(Increase) decrease in other assets	(1,864)	5,082
Increase (decrease) in unearned premiums	93,570	(23,764)
Increase (decrease) in policy liabilities and unpaid claims	205,412	242,355
Increase (decrease) in deferred revenue	(28,209)	10,428
Increase (decrease) in reinsurance payable	7,181	(65,435)
Increase (decrease) in other liabilities and accrued expenses	(8,601)	(47,866)
Net cash provided by (used in) operating activities	1,745	143,466
Investing Activities:
Purchases of investments	(274,119)	(381,107)
Proceeds from sales and maturities of investments	328,480	376,542
Purchases of fixed assets	(1,569)	(1,807)
Proceeds from notes receivable	70,034	43,368
Issuance of notes receivable	(49,073)	(56,747)
Net cash provided by (used in) investing activities	73,753	(19,751)
Financing Activities:
Preferred dividends paid	(3,191)	(3,296)
Proceeds from borrowings	138,160	82,140
Principal paydowns of borrowings	(140,440)	(102,640)
Cash (paid) received in connection with the vesting of equity-based awards	(312)	(622)
Issuance of Fortegra Common Stock	—	40,000
Payment of debt issuance costs	(40)	—
Non-controlling interest contributions (distributions)	—	(643)
Net cash provided by (used in) financing activities	(5,823)	14,939
Effect of exchange rate changes on cash	6,296	(412)
Net increase (decrease) in cash, cash equivalents and restricted cash	75,971	138,242
Cash, cash equivalents and restricted cash – beginning of period	380,912	432,847
Cash, cash equivalents and restricted cash – end of period	$456,883	$571,089

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest expense	$9,924	$14,656
Cash (received) paid during the period for income taxes	$24,488	$(5,415)

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Right of use asset obtained in exchange for lease liability	$1,107	$—

	June 30, 2025	December 31, 2024
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$366,786	$285,786
Restricted cash	90,097	95,126
Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$456,883	$380,912

See accompanying notes to condensed consolidated financial statements.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
(1) Organization
The Fortegra Group, Inc. (“Fortegra”) is an insurance services company organized in Delaware, headquartered in Jacksonville, Florida. Fortegra is a subsidiary of Tiptree Inc. (“Tiptree”), a public company traded on the NASDAQ Stock Market under the symbol: TIPT. Founded in 1981, Fortegra is a specialty insurance underwriter and service provider, focused on niche programs and fee-oriented services. The combination of specialty insurance underwriting, service contract products, and related service solutions delivered through a vertically integrated business model creates a blend of traditional underwriting revenues, investment income and unregulated fee revenues. The Company distributes its products through networks of banks, loan companies, automobile dealerships, third party administrators (“TPAs”) and managing general agencies (“MGAs”).
(2) Summary of Significant Accounting Policies
Definitions and abbreviations
“AFS Securities” means Available for Sale Securities, at fair value.
“AM Best” means AM Best Company, Inc.
“ETFs” means exchange traded funds.
“GAAP” means generally accepted accounting principles in the United States of America.
“NAIC” means the National Association of Insurance Commissioners.
“PORCs” means producer owned reinsurance companies.
“Preferred Trust Securities” means the Company’s preferred trust securities due June 15, 2037.
“SAP” means statutory accounting principles.
“Tiptree Advisors” means collectively: Tiptree Advisors Holdings, L.P., Tiptree Advisors, LLC, Tiptree GP Holdings, LLC and Tiptree Holdings GP, LLC. This entity was renamed effective April 3rd, 2024.
“Tiptree Advisors Funds” means Corvid Peak Restructuring Partners Onshore Fund LLC and Albatross CP LLC.
“Warburg” means WP Falcon Aggregator, L.P., a Delaware limited partnership affiliated with funds advised or managed by Warburg Pincus LLC.
“WP Transaction” means the $200 million strategic investment in Fortegra by Warburg Pincus pursuant to the Securities Purchase Agreement between and among Tiptree, Fortegra and WP Falcon Aggregator, L.P. dated October 11, 2021.
Basis of Presentation and Principles of Consolidation
The accompanying unaudited condensed consolidated financial statements of Fortegra have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries. The unaudited condensed consolidated financial statements are presented in U.S. dollars, the main operating currency of the Company. The unaudited condensed consolidated financial statements presented herein should be read in conjunction with Fortegra’s audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2024. In the opinion of management, the accompanying unaudited interim financial information reflects all adjustments, including normal recurring adjustments necessary to present fairly the Company’s financial position, results of operations, comprehensive income and cash flows for each of the interim periods presented. The results of operations for the six months ended June 30, 2025 are not necessarily indicative of the results that may be expected for the full year ending on December 31, 2025.
Non-controlling interests on the condensed consolidated balance sheets represent the ownership interests in certain consolidated subsidiaries held by entities or persons other than Fortegra. Accounts and transactions between consolidated entities have been eliminated.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Reclassifications
As a result of changes in presentation, certain prior period amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Recent Accounting Standards
Recently Adopted Accounting Pronouncements
During the six months ended June 30, 2025 and 2024, there were no accounting pronouncements adopted.
Recently Issued Accounting Pronouncements, Not Yet Adopted

Standard	Description	Adoption Date	Impact on Financial Statements
No. 2023-09 Income Taxes (Topic 740) Improvements to Income Tax Disclosures
The amendments in this Accounting Standards Update enhance the transparency and decision usefulness of income tax disclosures. Investors, lenders, creditors, and other allocators of capital (collectively, “investors”) indicated that the existing income tax disclosures should be enhanced to provide information to better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. Investors currently rely on the rate reconciliation table and other disclosures, including total income taxes paid, to evaluate income tax risks and opportunities. While investors find these disclosures helpful, they suggested possible enhancements to better (1) understand an entity’s exposure to potential changes in jurisdictional tax legislation and the ensuing risks and opportunities, (2) assess income tax information that affects cash flow forecasts and capital allocation decisions, and (3) identify potential opportunities to increase future cash flows. The amendments in this Update address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This Update also includes certain other amendments to improve the effectiveness of income tax disclosures.
		The amendments in this Update are effective for annual periods beginning after December 15, 2024.	The amendments in this Update only impact the note disclosures and will not have an impact on the financial statements or results. The Company expects to adopt this guidance when required.

2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses
The amendments in this Update require disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity:
 1.
Disclose the amounts of relevant expense and within which expense caption the relevant expense is presented on the face of the income statement within continuing operations.
 2.
Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.
 3.
Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.
 4.
Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.
		The amendments in this update are effective for annual reporting periods beginning after December 15, 2026.	The Company expects to adopt this guidance when required, with minimal impact to our financials and disclosures.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
(3) Investments
The following table presents the Company’s investments, measured at fair value:

	As of
	June 30, 2025	December 31, 2024
AFS securities	$1,093,942	$1,097,057
Loans, at fair value	8,359	10,272
Common and preferred equity securities	135,366	99,393
Exchange traded funds	42	5,075
Other investments	52,848	49,983
Total investments	$1,290,557	$1,261,780

AFS Securities
The following tables present the Company’s investments in AFS Securities:

	As of June 30, 2025
	Amortized cost	Allowance for credit losses(1)	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$407,842	$—	$343	$(25,264)	$382,921
Obligations of state and political subdivisions	33,272	(1)	20	(2,311)	30,980
Corporate securities	606,199	(708)	7,477	(4,652)	608,316
Asset backed securities	15,651	(11)	—	(1,350)	14,290
Certificates of deposit	569	—	—	—	569
Obligations of foreign governments	56,711	(1)	240	(84)	56,866
Total	$1,120,244	$(721)	$8,080	$(33,661)	$1,093,942

	As of December 31, 2024
	Amortized cost	Allowance for credit losses(1)	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$416,004	$—	$318	$(30,970)	$385,352
Obligations of state and political subdivisions	41,593	(1)	—	(2,917)	38,675
Corporate securities	605,517	(3,157)	3,177	(7,403)	598,134
Asset backed securities	25,455	(68)	4	(2,531)	22,860
Certificates of deposit	564	—	—	—	564
Obligations of foreign governments	51,857	(1)	—	(384)	51,472
Total	$1,140,990	$(3,227)	$3,499	$(44,205)	$1,097,057

(1)
Represents the amount of impairment that has resulted from credit-related factors, and therefore was recognized in net unrealized gains (losses) as a credit loss on AFS securities. Amount excludes unrealized losses relating to non-credit factors.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The amortized cost and fair values of AFS securities, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As of
	June 30, 2025		December 31, 2024
	Amortized cost	Fair value	Amortized cost	Fair value
Due in one year or less	$263,818	$263,356	$239,457	$238,520
Due after one year through five years	436,209	435,923	438,322	430,597
Due after five years through ten years	198,164	196,535	223,969	201,948
Due after ten years	206,402	183,838	213,787	203,132
Asset backed securities	15,651	14,290	25,455	22,860
Total	$1,120,244	$1,093,942	$1,140,990	$1,097,057

The following tables present the gross unrealized losses on AFS securities by length of time that individual AFS securities have been in a continuous unrealized loss position for less than twelve months, and twelve months or greater:

	As of June 30, 2025
	Less Than or Equal to One Year			More Than One Year			Total
	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$105,538	$(3,201)	104	$172,467	$(22,063)	515	$278,005	$(25,264)	619
Obligations of state and political subdivisions	2,894	(7)	34	26,202	(2,304)	76	29,096	(2,311)	110
Corporate securities	103,088	(1,595)	613	78,399	(3,057)	242	181,487	(4,652)	855
Asset backed securities	—	—	22	14,290	(1,350)	109	14,290	(1,350)	131
Obligations of foreign governments	11,632	(2)	2	1,303	(82)	5	12,935	(84)	7
Total	$223,152	$(4,805)	775	$292,661	$(28,856)	947	$515,813	$(33,661)	1,722

	As of December 31, 2024
	Less Than or Equal to One Year			More Than One Year			Total
	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)	Fair value	Gross unrealized losses	# of Securities(1)
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$118,269	$(4,359)	612	$176,083	$(26,611)	570	$294,352	$(30,970)	1,182
Obligations of state and political subdivisions	5,856	(77)	147	31,769	(2,840)	96	37,625	(2,917)	243
Corporate securities	293,224	(2,156)	958	103,002	(5,247)	385	396,226	(7,403)	1,343
Asset backed securities	—	—	—	21,756	(2,531)	130	21,756	(2,531)	130
Obligations of foreign governments	48,346	(266)	15	1,273	(118)	6	49,619	(384)	21
Total	$465,695	$(6,858)	1,732	$333,883	$(37,347)	1,187	$799,578	$(44,205)	2,919

(1)	Presented in whole numbers.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Management believes that it is more likely than not that the Company will be able to hold the fixed maturity AFS securities that were in an unrealized loss position as of June 30, 2025 until full recovery of their amortized cost basis.
The table below presents a roll-forward of the activity in the allowance for credit losses on AFS securities by type for the following periods:

	Obligations of state and political subdivisions	Corporate securities	Asset backed securities	Obligations of foreign governments	Total
Balance at December 31, 2023	$(1)	$(73)	$(10)	$—	$(84)
(Increase) in allowance for credit losses	—	(166)	(5)	—	(171)
Additions for AFS securities purchased with credit deterioration during the year	—	(679)	—	—	(679)
Gains from recoveries of amounts previously written off	—	10	—	—	10
Balance at June 30, 2024	$(1)	$(908)	$(15)	$—	$(924)
Balance at December 31, 2024	$(1)	$(3,157)	$(68)	$(1)	$(3,227)
(Increase) in allowance for credit losses	—	(73)	(1)	—	(74)
Additions for AFS securities purchased with credit deterioration during the year	$—	$(12)	$—	$(1)	$(13)
Reduction in credit losses due to AFS securities sold during the year	—	428	51	1	480
Gains from recoveries of amounts previously written off	—	2,106	7	—	2,113
Balance at June 30, 2025	$(1)	$(708)	$(11)	$(1)	$(721)

The Company applies a discounted cash flow model, based on assumptions and model outputs provided by an investment management company, in determining its lifetime expected credit losses on AFS securities. This includes determining the present value of expected future cash flows discounted at the book yield of the security.
The table below presents the amount of gains from recoveries (credit losses) on AFS securities recorded by the Company for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net gains from recoveries (credit losses) on AFS securities	$1,776	$(720)	$2,503	$(842)

Pursuant to certain statutory licensing requirements, the Company has deposited $17,296 of invested assets in insurance department safekeeping accounts as of June 30, 2025. The Company also has deposited invested assets in custody accounts pursuant to certain reinsurance agreements. The Company cannot remove or replace investments in such safekeeping and custody accounts without prior approval of the regulatory authority or contractual party, as applicable. The following table presents the Company’s restricted investments included in the Company’s AFS securities:

	As of
	June 30, 2025	December 31, 2024
Fair value of restricted investments	$44,133	$45,483

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following table presents additional information on the Company’s AFS securities for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Purchases of AFS securities	$81,666	$90,842	$215,653	$258,775
Proceeds from maturities, calls and prepayments of AFS securities	$53,267	$41,652	$124,934	$212,079
Gross proceeds from the sale of AFS securities	$89,572	$5,027	$129,029	$19,839

The following table presents the gross realized gains and gross realized losses from sales and redemptions of AFS securities for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross realized gains	$1,793	$140	$2,243	$140
Gross realized losses	(1,760)	(117)	(2,831)	(233)
Total net realized gains (losses) from investment sales and redemptions	$33	$23	$(588)	$(93)

Loans, at fair value
The following table presents the Company’s investments in loans measured at fair value:

	As of June 30, 2025			As of December 31, 2024
	Fair value	Unpaid principal balance (UPB)	Fair value exceeds / (below) UPB	Fair value	Unpaid principal balance (UPB)	Fair value exceeds / (below) UPB
Corporate loans(1)	$8,359	$12,927	$(4,568)	$10,272	$12,927	$(2,655)
Total loans, at fair value	$8,359	$12,927	$(4,568)	$10,272	$12,927	$(2,655)

(1)	The cost basis of corporate loans was approximately $12,927 and $12,927 at June 30, 2025 and December 31, 2024, respectively.
Common and Preferred Equity Securities
Common and preferred equity securities consist mainly of publicly traded common and preferred stocks. The following table presents information on cost and fair value of common stock and preferred stock by type for the following periods:

	As of
	June 30, 2025		December 31, 2024
	Cost	Fair value	Cost	Fair value
Common stocks
Industrials, miscellaneous, and all other	$127,132	$135,366	$100,738	$99,393
Total common and preferred equity securities	$127,132	$135,366	$100,738	$99,393

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Exchange Traded Funds
Exchange traded funds (“ETFs”) represent the carrying amount of the Company’s investments in publicly traded ETFs. The table below presents the Company’s holdings in the following fund types:

	As of
	June 30, 2025		December 31, 2024
	Cost	Fair value	Cost	Fair value
Fixed income ETFs	$40	$42	$4,997	$5,075
Total ETFs	$40	$42	$4,997	$5,075

Other Investments
The following table contains information regarding the Company’s other investments, measured at fair value:

	As of
	June 30, 2025		December 31, 2024
	Amortized cost or Cost	Fair value	Amortized cost or Cost	Fair value
Corporate bonds	$3,452	$3,410	$3,138	$3,331
Debentures	21,959	21,959	25,320	25,320
Investment in credit fund	20,000	22,044	19,500	21,332
Commercial real estate loan	5,435	5,435	—	—
Total other investments	$50,846	$52,848	$47,958	$49,983

Net Investment Income
Net investment income represents investment income and expense from investments related to insurance operations as disclosed within net investment income on the condensed consolidated statements of operations. The following table presents the components of net investment income by source of income for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest:
AFS securities	$11,586	$6,852	$23,814	$13,463
Loans, at fair value	15	15	31	55
Other investments	852	1,261	2,161	3,122
Dividends from ETFs and common and preferred equity securities	420	186	729	272
Subtotal	12,873	8,314	26,735	16,912
Less: investment expenses(1)	2,368	1,933	4,501	3,773
Net investment income	$10,505	$6,381	$22,234	$13,139

(1)
For the three months ended June 30, 2025 and 2024, $2,072 and $1,745 and the six months ended June 30, 2025 and 2024, $4,018 and $3,166, respectively, of investment expenses related to Tiptree Advisors, a related party of the Company.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Net Realized and Unrealized Gains (Losses)
The following table presents the components of net realized and unrealized gains (losses) recorded on the condensed consolidated statements of operations. Net unrealized gains (losses) on AFS securities are included within other comprehensive income (loss) (“OCI”), net of tax, and as such, are not included in this table. Net realized and unrealized gains (losses) are included below, for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net realized gains (losses)
Reclass of unrealized gains (losses) on AFS securities from OCI	$33	$23	$(588)	$(93)
Net realized gains (losses) on loans	—	—	—	58
Net realized gains (losses) on equity securities	(633)	(23,231)	(901)	(22,043)
Net realized gains (losses) on corporate bonds	—	365	—	2,800
Other	76	2	73	(961)
Total net realized gains (losses)	$(524)	$(22,841)	$(1,416)	$(20,239)

Net unrealized gains (losses)
Net change in unrealized gains (losses) on loans	(925)	—	(1,913)	(124)
Net gains from recoveries (credit losses) on AFS securities	1,776	(720)	2,503	(842)
Net unrealized gains (losses) held at period end:
Common and preferred equity securities	12,395	2,556	7,623	6,153
ETFs	1	5	1	(4)
Reclass of unrealized (gains) losses from prior periods for equity securities sold	(810)	23,186	1,601	22,567
Other	55	359	150	(2,147)
Total net unrealized gains (losses)	12,492	25,386	9,965	25,603
Total net realized and unrealized gains (losses)	$11,968	$2,545	$8,549	$5,364

(4) Notes Receivable, net
The following table presents information on the Company’s notes receivable, net:

	As of
	June 30, 2025	December 31, 2024
Notes receivable, net(1)	$115,999	$138,162
Allowance for uncollectible notes receivable(2)	$29	$26

(1)	The notes receivable, net balances as of June 30, 2025 and December 31, 2024 entirely relate to the Company’s premium finance and warranty service contract finance business.
(2)	As of June 30, 2025 and December 31, 2024, there were $8 and $37 in balances classified as 90 days plus past due, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Bad debt expense	$11	$40	$18	$85

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
(5) Accounts, Premiums and Other Receivables, net
The following table presents the total accounts, premiums and other receivables, net:

	As of
	June 30, 2025	December 31, 2024
Accounts and premiums receivable, net	$435,129	$339,523
Retrospective commissions receivable	323,630	286,314
Other receivables	9,955	28,058
Total accounts, premiums and other receivables, net	$768,714	$653,895
Allowance for losses on accounts, premiums and other receivables	$293	$294

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Bad debt expense	$24	$153	$35	$ 325

(6) Reinsurance Recoverable and Prepaid Reinsurance Premiums
The following table presents the effect of reinsurance on premiums written and earned by our insurance business for the following periods:

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Three Months Ended June 30, 2025
Premiums written:
Life insurance	$18,007	$10,644	$(9)	$7,354	(0.1)%
Accident and health insurance	25,832	17,958	6,746	14,620	46.1%
Property and liability insurance	645,629	384,313	145,516	406,832	35.8%
Total premiums written	$689,468	$412,915	$152,253	$428,806	35.5%

Premiums earned:
Life insurance	$18,887	$9,487	$22	$9,422	0.2%
Accident and health insurance	30,377	20,170	6,752	16,959	39.8%
Property and liability insurance	515,246	309,134	149,448	355,560	42.0%
Total premiums earned	$564,510	$338,791	$156,222	$381,941	40.9%

Three Months Ended June 30, 2024
Premiums written:
Life insurance	$19,086	$9,346	$13	$9,753	0.1%
Accident and health insurance	28,693	19,648	9,693	18,738	51.7%
Property and liability insurance	525,973	286,801	98,234	337,406	29.1%
Total premiums written	$573,752	$315,795	$107,940	$365,897	29.5%

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Premiums earned:
Life insurance	$19,874	$9,954	$53	$9,973	0.5%
Accident and health insurance	32,287	21,211	9,678	20,754	46.6%
Property and liability insurance	449,912	232,229	150,057	367,740	40.8%
Total premiums earned	$502,073	$263,394	$159,788	$398,467	40.1%

Six Months Ended June 30, 2025
Premiums written:
Life insurance	$34,577	$19,522	$32	$15,087	0.2%
Accident and health insurance	53,337	36,902	6,792	23,227	29.2%
Property and liability insurance	1,140,286	665,413	273,308	748,181	36.5%
Total premiums written	$1,228,200	$721,837	$280,132	$786,495	35.6%

Premiums earned:
Life insurance	$38,193	$19,368	$104	$18,929	0.5%
Accident and health insurance	61,794	41,325	6,804	27,273	24.9%
Property and liability insurance	1,018,785	610,045	290,436	699,176	41.5%
Total premiums earned	$1,118,772	$670,738	$297,344	$745,378	39.9%

Six Months Ended June 30, 2024
Premiums written:
Life insurance	$36,430	$18,281	$244	$18,393	1.3%
Accident and health insurance	58,671	39,749	10,108	29,030	34.8%
Property and liability insurance	935,758	509,465	210,332	636,625	33.0%
Total premiums written	$1,030,859	$567,495	$220,684	$684,048	32.3%

Premiums earned:
Life insurance	$40,567	$20,575	$267	$20,259	1.3%
Accident and health insurance	66,357	44,292	10,097	32,162	31.4%
Property and liability insurance	850,742	448,126	290,740	693,356	41.9%
Total premiums earned	$957,666	$512,993	$301,104	$745,777	40.4%

The following table presents the components of net losses and loss adjustment expenses (“LAE”):

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Three Months Ended June 30, 2025
Losses and LAE Incurred
Life insurance	$9,453	$5,764	$2	$3,691	0.1%
Accident and health insurance	4,795	3,776	6,417	7,436	86.3%
Property and liability insurance	270,965	168,849	84,628	186,744	45.3%
Total losses and LAE incurred	$285,213	$178,389	$91,047	$197,871	46.0%

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount - Assumed to Net
Three Months Ended June 30, 2024
Losses and LAE Incurred
Life insurance	$10,293	$5,513	$10	$4,790	0.2%
Accident and health insurance	5,363	2,908	9,614	12,069	79.7%
Property and liability insurance	248,541	138,287	78,146	188,400	41.5%
Total losses and LAE incurred	$264,197	$146,708	$87,770	$205,259	42.8%

Six Months Ended June 30, 2025
Losses and LAE Incurred
Life insurance	$19,753	$11,900	$2	$7,855	—%
Accident and health insurance	9,810	7,781	6,416	8,445	76.0%
Property and liability insurance	512,866	353,559	202,112	361,419	55.9%
Total losses and LAE incurred	$542,429	$373,240	$208,530	$377,719	55.2%

Six Months Ended June 30, 2024
Losses and LAE Incurred
Life insurance	$22,494	$12,230	$(21)	$10,243	(0.2)%
Accident and health insurance	10,892	6,967	10,485	14,410	72.8%
Property and liability insurance	430,226	242,682	168,442	355,986	47.3%
Total losses and LAE incurred	$463,612	$261,879	$178,906	$380,639	47.0%

The following table presents the components of the reinsurance recoverable:

	As of
	June 30, 2025	December 31, 2024
Ceded claim reserves:
Life insurance	$3,983	$4,621
Accident and health insurance	25,404	24,836
Property and liability insurance	729,291	607,250
Total ceded claim reserves recoverable	758,678	636,707
Other reinsurance settlements recoverable	478,122	356,176
Total reinsurance recoverable	$1,236,800	$992,883

The following table presents the components of prepaid reinsurance premiums:

	As of
	June 30, 2025	December 31, 2024
Prepaid reinsurance premiums:
Life insurance(1)	$72,085	$71,427
Accident and health insurance(1)	68,120	72,840
Property and liability insurance	903,739	901,986
Total	$1,043,944	$1,046,253

(1)	Including policyholder account balances ceded.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following table presents the aggregate amount included in reinsurance receivables that is comprised of the three largest receivable balances from non-affiliated reinsurers:

As of June 30, 2025
Total of the three largest receivable balances from non-affiliated reinsurers	$307,073

As of June 30, 2025, the non-affiliated reinsurers from whom our insurance business has the largest receivable balances were: Allianz Global Risks US Insurance Company (AM Best Rating: A+ rated), Allianz Reinsurance America, Inc. (AM Best Rating: A+ rated), and Ferian Re, LTD (AM Best Rating: Not Rated). Receivable balances from authorized reinsurers, such as the Allianz companies noted above, do not require collateral based on the authorized status of the parties. Receivable balances from unauthorized reinsurers are collateralized by assets on hand, assets held in trust accounts, and/or letters of credit. The Company monitors collateral values, authorization status, financial statements and AM Best ratings of its reinsurers periodically. As of June 30, 2025, the Company does not believe there is a risk of loss due to the concentration of credit risk in the reinsurance program given the related collateralization or reinsurer AM Best rating.
(7) Goodwill and Intangible Assets, net
The following tables present goodwill, identifiable finite and indefinite-lived intangible assets and accumulated amortization:
Goodwill

Balance at December 31, 2024	$204,998
Goodwill acquired	—
Foreign currency translation and other	990
Balance at June 30, 2025	$205,988

The Company conducts annual impairment tests of its goodwill as of October 1. For the three and six months ended June 30, 2025 and 2024, no impairments were recorded on the Company’s goodwill.
Intangible assets, net

	As of
	June 30, 2025	December 31, 2024
Finite-Lived Intangible Assets:
Customer relationships	$163,958	$162,520
Accumulated amortization	(93,396)	(87,610)
Trade names	16,311	16,202
Accumulated amortization	(10,484)	(9,869)
Software licensing	17,832	17,238
Accumulated amortization	(11,196)	(10,705)
Insurance policies and contracts acquired	36,500	36,500
Accumulated amortization	(36,500)	(36,500)
Other	1,113	1,081
Accumulated amortization	(958)	(799)
Total finite-lived intangible assets	83,180	88,058

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)

	As of
	June 30, 2025	December 31, 2024
Indefinite-Lived Intangible Assets:(1)
Insurance licensing agreements(1)	13,761	13,761
Total intangible assets, net	$96,941	$101,819
Goodwill	205,988	204,998
Total goodwill and intangible assets, net	$302,929	$306,817

(1)	Impairment tests are performed at least annually on indefinite-lived intangible assets.
The following table represents the changes in intangible assets, net during the period:

Balance at December 31, 2024	$101,819
Less: amortization expense	(6,647)
Foreign currency translation and other	1,769
Balance at June 30, 2025	$96,941

For the three and six months ended June 30, 2025 and 2024, no impairments were recorded on the Company’s intangible assets.
The following table presents the amortization expense on finite-lived intangible assets for the next five years and thereafter:

As of June 30, 2025
Remainder of 2025	$6,595
2026	10,894
2027	9,543
2028	8,341
2029	7,293
2030 and thereafter	38,809
Total(1)	$81,475

(1)	Does not include foreign currency translation adjustment of $1,705 as of June 30, 2025.
(8) Debt, net
The following table presents the balance of the Company’s debt obligations, net of discounts and deferred financing costs:

	As of
	June 30, 2025	December 31, 2024
Corporate Debt
Secured revolving credit agreements(1)	$50,000	$—
Preferred trust securities (SOFR + Spread Adjustment(2) + 4.10%)	—	35,000
8.50% Junior subordinated notes	125,000	125,000
9.25% Junior Subordinated notes	150,000	150,000
Total corporate debt	325,000	310,000

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)

	As of
	June 30, 2025	December 31, 2024
Asset based debt(3)
Asset based revolving financing (SOFR + 2.75%)	46,419	63,699
Total asset based debt	46,419	63,699
Total debt, face value	371,419	373,699
Unamortized deferred financing costs	(14,423)	(14,957)
Total debt, net	$356,996	$358,742

(1)	The secured credit agreements include separate tranches with multiple rate structures which are adjustable based on the Company’s senior leverage ratio, which as of June 30, 2025 was SOFR + 1.50%.
(2)	Previously based on 3-month LIBOR, effective October 1, 2024 based on SOFR plus the tenor spread adjustment of 0.26161%, in accordance with the Adjustable Interest Rate (LIBOR) Act of 2021.
(3)	Asset based debt is generally recourse only to specific assets and related cash flows and is not recourse to Fortegra.
The following table presents the amount of interest expense the Company incurred on its debt for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Interest expense - corporate debt	$7,671	$5,887	$14,948	$11,889
Interest expense - asset based debt	735	1,601	2,344	3,238
Interest expense on debt	$8,406	$7,488	$17,292	$15,127

The following table presents the future maturities of the unpaid principal balance on the Company’s debt for the following periods:

As of June 30, 2025
Remainder of 2025	$—
2026(1)	46,419
2027	50,000
2028	—
2029	—
2030 and thereafter	275,000
Total	$371,419

(1)	The noted maturities entirely relate to asset based debt which is recourse only to specific assets and related cash flows and not recourse to Fortegra.
The following narrative is a summary of certain terms of our debt agreements for the six months ended June 30, 2025:
Corporate Debt
Secured Revolving Credit Agreements
As of June 30, 2025 and December 31, 2024, a total of $50,000 and $0, respectively, was outstanding under the Company’s revolving line of credit. The maximum borrowing capacity under the agreements as of June 30, 2025 was $200,000.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Preferred Trust Securities
Prior to March 2025, a subsidiary had $35,000 of preferred trust securities due June 15, 2037. Interest was payable quarterly at an interest rate of SOFR plus Spread Adjustment plus 4.10% (previously, LIBOR plus 4.1%). In March 2025, the Company paid the full outstanding principal amount equal to $35,000 of such preferred trust securities outstanding plus accrued interest of $771.
Asset Based Debt
Asset Based Revolving Financing
As of June 30, 2025 and December 31, 2024, a total of $46,419 and $63,699, respectively, was outstanding under the borrowing.
Debt Covenants
As of June 30, 2025, the Company was in compliance with the representations and covenants for its outstanding debt.
(9) Fair Value of Financial Instruments
The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs to the extent possible to measure a financial instrument’s fair value. Observable inputs reflect the assumptions market participants would use in pricing an asset or liability, and are affected by the type of product, whether the product is traded on an active exchange or in the secondary market, as well as current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Fair value is estimated by applying the hierarchy discussed in Note (2) Summary of Significant Accounting Policies of the Company’s consolidated financial statements as of and for the year ended December 31, 2024, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized within Level 3 of the fair value hierarchy.
The Company’s fair value measurements are primarily based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable financial instruments. Sources of inputs to the market approach include third-party pricing services, independent broker quotations and pricing matrices. Management analyzes the third-party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy and to assess reliability of values. Further, management has a process in place to review all changes in fair value that occurred during each measurement period. Any discrepancies or unusual observations are followed through to resolution through the source of the pricing as well as utilizing comparisons, if applicable, to alternate pricing sources.
The Company utilizes observable and unobservable inputs within its valuation methodologies. Observable inputs may include: benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. In addition, specific issuer information and other market data is used. Broker quotes are obtained from sources recognized to be market participants. Unobservable inputs may include: expected cash flow streams, default rates, supply and demand considerations and market volatility.
Available for Sale Securities, at fair value
AFS securities fair values are based on prices provided by an independent pricing service and a third-party investment manager. The Company obtains an understanding of the methods, models and inputs used by the independent pricing service and the third-party investment manager by analyzing the investment manager-provided pricing report.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following details the methods and assumptions used to estimate the fair value of each class of AFS securities and the applicable level each security falls within the fair value hierarchy:
U.S. Treasury Securities, Obligations of U.S. Government Authorities and Agencies, Obligations of State and Political Subdivisions, Corporate Securities, Asset Backed Securities and Obligations of Foreign Governments: Fair values were obtained from an independent pricing service and a third-party investment manager. The prices provided by the independent pricing service and third-party investment manager are based on quoted market prices, when available, non-binding broker quotes, or matrix pricing and fall under Level 2 or Level 3 in the fair value hierarchy.
Certificates of Deposit: The estimated fair value of certificates of deposit approximate carrying value and fall under Level 1 of the fair value hierarchy.
Common and Preferred Equity Securities and ETFs
The fair values of publicly traded common and preferred equity securities and ETFs are obtained from market value quotations provided by an independent pricing service and fall under Level 1 in the fair value hierarchy. The fair values of non-publicly traded common and preferred stocks are generally based on prices derived from independent multiples of comparable public companies and fall under Level 3 in the fair value hierarchy.
Loans, at fair value
Corporate Loans: These loans are comprised of middle market loans and bank loans and are generally classified under either Level 2 or Level 3 in the fair value hierarchy. To determine fair value, the Company uses quoted prices, including those provided from pricing vendors, which provide coverage of secondary market participants, where available. The values represent a composite of mark-to-market bid/offer prices. In certain circumstances, the Company will make its own determination of fair value of loans based on internal models and other unobservable inputs.
Corporate Bonds
Corporate bonds are generally classified under Level 2 in the fair value hierarchy and fair value is based on quoted market prices. We perform internal price verification procedures to ensure that the prices provided are reasonable.
Derivative Assets and Liabilities, at fair value
Derivative assets and liabilities are carried at fair value with the change in the fair value recorded in the condensed consolidated statements of operations. Derivative assets and liabilities are generally comprised of a combination of swaps, currency forwards and options, which are generally classified as Level 2 in the fair value hierarchy. In addition, the Fortegra Additional Warrant (Warburg) is a derivative liability and classified as Level 3 in the fair value hierarchy. See Note (15) Stockholders’ Equity for additional information regarding the Fortegra Additional Warrant.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following tables present the Company’s fair value hierarchies for financial assets and liabilities, measured on a recurring basis:

	As of June 30, 2025
	Quoted prices in active markets Level 1	Other significant observable inputs Level 2	Significant unobservable inputs Level 3	Fair value
Assets:
Available for sale securities, at fair value:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$—	$382,921	$—	$382,921
Obligations of state and political subdivisions	—	30,980	—	30,980
Obligations of foreign governments	—	56,866	—	56,866
Certificates of deposit	569	—	—	569
Asset backed securities	—	14,290	—	14,290
Corporate securities	—	608,316	—	608,316
Total available for sale securities, at fair value	569	1,093,373	—	1,093,942

Loans, at fair value:
Corporate loans	—	—	8,359	8,359
Total loans, at fair value	—	—	8,359	8,359

Equity securities:
Common and preferred equity securities	126,265	—	9,101	135,366
ETFs	42	—	—	42
Total equity securities	126,307	—	9,101	135,408

Other investments, at fair value:
Corporate bonds	—	3,410	—	3,410
Investment in credit fund	—	22,044	—	22,044
Commercial real estate loan	—	—	5,435	5,435
Total other investments, at fair value	—	25,454	5,435	30,889
Total	$126,876	$1,118,827	$22,895	$1,268,598

Liabilities:(1)
Warburg Additional Warrants	$—	$—	$11,551	$11,551
Contingent consideration payable	—	—	1,896	1,896
Total	$—	$—	$13,447	$13,447

(1)	Included in other liabilities and accrued expenses.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)

	As of December 31, 2024
	Quoted prices in active markets Level 1	Other significant observable inputs Level 2	Significant unobservable inputs Level 3	Fair value
Assets:
Available for sale securities, at fair value:
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$—	$385,352	$—	$385,352
Obligations of state and political subdivisions	—	38,675	—	38,675
Obligations of foreign governments	—	51,472	—	51,472
Certificates of deposit	564	—	—	564
Asset backed securities	—	22,860	—	22,860
Corporate securities	—	598,134	—	598,134
Total available for sale securities, at fair value	564	1,096,493	—	1,097,057

Loans, at fair value:
Corporate loans	—	—	10,272	10,272
Total loans, at fair value	—	—	10,272	10,272

Equity securities:
Common and preferred equity securities	91,208	—	8,185	99,393
ETFs	5,075	—	—	5,075
Total equity securities	96,283	—	8,185	104,468

Other investments, at fair value:
Corporate bonds	—	3,331	—	3,331
Investment in credit fund and other	—	21,332	—	21,332
Total other investments, at fair value	—	24,663	—	24,663
Total	$96,847	$1,121,156	$18,457	$1,236,460

Liabilities:(1)
Warburg Additional Warrants	—	—	10,958	10,958
Contingent consideration payable	—	—	1,779	1,779
Total	$—	$—	$12,737	$12,737

(1)	Included in other liabilities and accrued expenses.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following table presents additional information about assets that are measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value for the following periods:

	Six Months Ended June 30,
	2025	2024
Balance at January 1,	$18,457	$16,908
Net realized and unrealized gains or losses included in:
Earnings	(855)	874
OCI	—	75
Purchases	5,435	—
Distributions	(142)	(764)
Balance at June 30,	$22,895	$17,093

Changes in unrealized gains (losses) included in earnings related to assets still held at period end	$(937)	$874
Changes in unrealized gains (losses) included in OCI related to assets still held at period end	$—	$75

The following table presents the range and weighted average (“WA”) used to develop significant unobservable inputs for the fair value measurements of Level 3 assets and liabilities:

	As of		Valuation technique	Unobservable input(s)	As of
	June 30, 2025	December 31, 2024			June 30, 2025				December 31, 2024
	Fair value				Range			WA(1)	Range			WA(1)
Assets
Equity securities	$9,101	$8,185	Internal model	Forecast EBITDAR	$1,422,000	to	$1,604,000	N/A	$1,422,000	to	$1,604,000	N/A
Corporate loans	8,359	10,272	External model	Bid marks	$65	to	$65	$65	$78	to	$81	$80
Commercial Real Estate Loan	5,435	—	Cash Flow model	Forecast cash flow	$16,000	to	$20,000	$17,856	$—	to	$—	$—
Total	$22,895	$18,457

Liabilities
Warburg Additional Warrants	$11,551	$10,958	External Model	Discount rate	3%	to	5%	3.7%	3%	to	5%	3.4%
				Implied Equity Volatility	40%	to	50%	45%	40%	to	50%	45%
Contingent consideration payable	1,896	1,779	Cash Flow model	Forecast Cash EBITDA	$2,500	to	$4,000	N/A	$2,500	to	$4,000	N/A
			Cash Flow model	Forecast Underwriting EBITDA	$—	to	$2,000	N/A	$—	to	$2,000	N/A
Total	$13,447	$12,737

(1)	Unobservable inputs were weighted by the relative fair value of the instruments.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following table presents the carrying amounts and estimated fair values of financial assets and liabilities that are not recorded at fair value and their respective levels within the fair value hierarchy:

	As of June 30, 2025			As of December 31, 2024
	Level within fair value hierarchy	Fair value	Carrying value	Level within fair value hierarchy	Fair value	Carrying value
Assets:
Debentures(1)	2	$21,959	$21,959	2	$25,320	$25,320
Notes receivable, net	2	115,999	115,999	2	138,162	138,162
Total assets		$137,958	$137,958		$163,482	$163,482

Liabilities:
Debt	3	$367,888	$371,419	3	$371,512	$373,699
Total liabilities		$367,888	$371,419		$371,512	$373,699

(1)	Included in other investments.
Debentures: Since interest rates on debentures are at current market rates for similar credit risks, the carrying amount approximates fair value. These values are net of allowance for doubtful accounts.
Notes Receivable: To the extent that carrying amounts differ from fair value, fair value is determined based on contractual cash flows discounted at market rates for similar credits. Categorized under Level 2 in the fair value hierarchy. See Note (4) Notes Receivable, net.
Debt: The carrying value, which approximates fair value of floating rate debt, represents the total debt balance at face value excluding the unamortized discount. The fair value of the Junior subordinated notes is determined based on dealer quotes. Categorized under Level 3 in the fair value hierarchy.
Additionally, the following financial assets and liabilities on the condensed consolidated balance sheets are not carried at fair value, but whose carrying amounts approximate their fair value:
Cash and Cash Equivalents: The carrying amounts of cash and cash equivalents are carried at cost which approximates fair value. Categorized under Level 1 in the fair value hierarchy.
Accounts and Premiums Receivable, net, Retrospective Commissions Receivable and Other Receivables: The carrying amounts approximate fair value since no interest rate is charged on these short duration assets. Categorized under Level 2 in the fair value hierarchy. See Note (5) Accounts, Premiums and Other Receivables, net.
Due from Brokers, Dealers, and Trustees and Due to Brokers, Dealers and Trustees: The carrying amounts are included in other assets and other liabilities and accrued expenses and approximate their fair value due to their short term nature. Categorized under Level 2 in the fair value hierarchy.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
(10) Liability for Unpaid Claims and Claim Adjustment Expenses
Roll forward of Claim Liability
The following table presents the activity in the net liability for unpaid losses and allocated loss adjustment expenses of short duration contracts for the following periods:

	Six Months Ended June 30,
	2025	2024
Policy liabilities and unpaid claims balance as of January 1,	$1,298,081	$844,848
Less: liabilities of policy-holder account balances, gross	(304)	(878)
Less: non-insurance warranty benefit claim liabilities	(2,837)	(2,103)
Gross liabilities for unpaid losses and loss adjustment expenses	1,294,940	841,867
Less: reinsurance recoverable on unpaid losses - short duration	(636,300)	(448,117)
Less: other lines, gross	(430)	(295)
Net balance as of January 1, short duration	658,210	393,455

Incurred (short duration) related to:
Current year	383,564	380,623
Prior years	(8,301)	(788)
Total incurred	375,263	379,835

Paid (short duration) related to:
Current year	154,736	124,082
Prior years	140,717	104,279
Total paid	$295,453	$228,361

Net balance as of June 30, short duration	$738,020	$544,929
Plus: reinsurance recoverable on unpaid losses - short duration	758,328	536,794
Plus: other lines, gross	373	225
Gross liabilities for unpaid losses and loss adjustment expenses	1,496,721	1,081,948
Plus: liabilities of policy-holder account balances, gross	—	—
Plus: non-insurance warranty benefit claim liabilities	6,772	5,255
Policy liabilities and unpaid claims balance as of June 30,	$1,503,493	$1,087,203

The following schedule reconciles the total short duration contracts per the table above to the amount of total losses incurred as presented in the condensed consolidated statements of operations, excluding the amount for member benefit claims for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Short duration incurred	$196,752	$204,522	$375,263	$379,835
Other lines incurred	(10)	162	(78)	57
Unallocated loss adjustment expenses	1,129	575	2,534	747
Total losses incurred	$197,871	$205,259	$377,719	$380,639

During the six months ended June 30, 2025, the Company experienced favorable prior year development of $8,301, as a result of lower-than-expected losses predominantly in its commercial property and personal property coverages.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
During the six months ended June 30, 2024, the Company experienced favorable prior year development of $788, as a result of lower-than-expected losses in its commercial lines of business.
Management considers the prior year development for each of the two periods to be insignificant when considered in the context of our annual earned premiums, net as well as our net losses and loss adjustment expenses and member benefit claims expenses. We analyze our development on a quarterly basis, and given the short duration nature of our products, favorable or adverse development emerges quickly and allows for timely reserve strengthening, if necessary, or modifications to our product pricing or offerings.
The favorable prior year development of $8,301 in the six months ended June 30, 2025 represented 7.9% of pre-tax income of $105,198 and 1.3% of the opening net liability for losses and loss adjustment expenses of $658,210, as of January 1, 2025.
The favorable prior year development of $788 in the six months ended June 30, 2024 represented 0.9% of pre-tax income of $88,061 and 0.2% of the opening net liability for losses and loss adjustment expenses of $393,455, as of January 1, 2024.
During the six months ended June 30, 2025, current year incurred losses included $27.4 million related to the January 2025 California wildfires.
Based upon our internal analysis and our review of the statement of actuarial opinions provided by our actuarial consultants, we believe that the amounts recorded for policy liabilities and unpaid claims reasonably represents the amount necessary to pay all claims and related expenses which may arise from incidents that have occurred as of the balance sheet date.
(11) Revenue from Contracts with Customers
The Company’s revenues from insurance and contractual and liability insurance operations are primarily accounted for under Financial Services-Insurance (Topic 944) that are not within the scope of Revenue for Contracts with Customers (Topic 606). The Company’s remaining revenues that are within the scope of Topic 606 are primarily comprised of revenues from contracts with customers for monthly membership dues for motor clubs, monthly administration fees for services provided for premiums, claims and reinsurance processing revenues, vehicle service contracts and warranty coverage revenues for household goods and appliances service contracts (collectively, remaining contracts).
The following table presents the disaggregated amounts of revenue from contracts with customers by product type for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Service and Administrative Fees:
Service contract revenue	$71,370	$76,179	$143,119	$157,002
Motor club revenue	9,253	11,116	18,981	22,637
Other	1,124	823	2,027	1,765
Revenue from contracts with customers	$81,747	$88,118	$164,127	$181,404

Service and Administrative Fees
Service and administrative fees are generated from non-insurance programs including warranty service contracts, motor clubs and other services. Service and administrative fees are recognized consistent with the earnings recognition pattern of the underlying policies, debt cancellation contracts and motor club memberships being administered, using pro rata, Rule of 78’s, modified Rule of 78’s, or other methods as appropriate for the contract. Management selects the appropriate method based on available information, and periodically reviews the selections as additional information becomes available.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Management reviews the financial results under each significant contract on a monthly basis. Any losses that may occur due to a specific contract would be recognized in the period in which the loss is determined probable.
We do not disclose information about remaining performance obligations pertaining to contracts that have an original expected duration of one year or less. The transaction price allocated to remaining unsatisfied or partially unsatisfied performance obligations with an original expected duration exceeding one year was not material at June 30, 2025.
The timing of our revenue recognition may differ from the timing of payment by our customers. We record a receivable when revenue is recognized prior to payment and we have an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, we record deferred revenue until the performance obligations are satisfied.
The following table presents the activity in the significant deferred assets and liabilities related to revenue from contracts with customers for the following period:

	January 1, 2025			June 30, 2025
	Beginning balance	Additions	Amortization	Ending balance
Deferred acquisition costs
Service and Administrative Fees:
Service contract revenue	$211,406	$44,912	$46,072	$210,246
Motor club revenue	12,904	14,440	14,856	12,488
Total	$224,310	$59,352	$60,928	$222,734

Deferred revenue
Service and Administrative Fees:
Service contract revenue	$617,633	$131,934	$143,119	$606,448
Motor club revenue	16,746	18,506	18,981	16,271
Other	—	2,027	2,027	—
Total	$634,379	$152,467	$164,127	$622,719

For the periods presented, no write-offs for unrecoverable deferred acquisition costs and deferred revenue were recognized.
(12) Other Assets and Other Liabilities and Accrued Expenses
Other Assets
The following table presents the components of other assets as reported in the condensed consolidated balance sheets:

	As of
	June 30, 2025	December 31, 2024
Right of use asset - operating leases	$13,862	$13,558
Furniture, fixtures and equipment, net	18,409	19,055
Prepaid expenses	10,056	9,494
Accrued Investment Income	13,924	12,415
Due from broker/trustee	100	28,327
Other	3,029	3,564
Total other assets	$59,380	$86,413

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following reflects depreciation on furniture, fixtures and equipment, net:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Depreciation expense	$1,134	$1,106	$2,250	$2,218

Other Liabilities and Accrued Expenses
The following table presents the components of other liabilities and accrued expenses as reported in the condensed consolidated balance sheets:

	As of
	June 30, 2025	December 31, 2024
Accounts payable and accrued expenses	$84,185	$62,324
Commissions payable	833	6,326
Income taxes payable	6,235	19,544
Payable to related party	2,546	3,569
Operating lease liability	18,601	18,531
Accrued interest payable	4,026	4,478
Due to broker/trustee	15,543	2,693
Warburg Additional Warrants	11,551	10,958
Other	14,043	13,155
Total other liabilities and accrued expenses	$157,563	$141,578

(13) Other Expenses
The following table presents the components of other expenses as reported in the condensed consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
General and administrative	$11,914	$9,652	$21,852	$19,502
Premium taxes	5,335	5,744	10,700	11,119
Professional fees	6,229	4,659	14,769	12,131
Rent and related	2,629	2,815	5,124	5,250
Other	2,207	4,689	7,712	12,718
Total other expenses	$28,314	$27,559	$60,157	$60,720

(14) Statutory Surplus and Reporting
Statutory Reporting and Insurance Company Subsidiaries Dividend Restrictions
The Company’s U.S. domiciled insurance company subsidiaries prepare financial statements in accordance with Statutory Accounting Principles (SAP) prescribed or permitted by the insurance departments of their states of domicile. Prescribed SAP includes the Accounting Practices and Procedures Manual of the NAIC as well as state laws, regulations and administrative rules.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Statutory Capital and Surplus
The Company’s U.S. domiciled insurance company subsidiaries must maintain minimum amounts of statutory capital and surplus as required by regulatory authorities, including the NAIC; their capital and surplus levels exceeded respective minimum requirements as of June 30, 2025 and December 31, 2024.
Statutory Dividends
The Company’s U.S. domiciled insurance company subsidiaries may pay dividends to the Company, subject to statutory restrictions. Payments in excess of statutory restrictions (extraordinary dividends) to the Company are permitted only with prior approval of the insurance department of the applicable state of domicile. The Company eliminates all dividends from its subsidiaries in the unaudited condensed consolidated financial statements. There were $10 million and zero million of dividends paid to the Company by its U.S. domiciled insurance company subsidiaries for the six months ended June 30, 2025 and 2024 respectively.
The following table presents the combined amount available for ordinary dividends of the Company’s U.S. domiciled insurance company subsidiaries for the following periods:

	As of
	June 30, 2025	December 31, 2024
Amount available for ordinary dividends of the Company’s insurance company subsidiaries	$71,030	$78,614

The following table presents the dividends paid to the Company by its insurance company subsidiaries for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Ordinary dividends	$7,000	$—	$7,000	$—
Extraordinary dividends	3,000	—	3,000	—
Total dividends	$10,000	$—	$10,000	$—

At June 30, 2025, the maximum amount of dividends that the Company’s U.S. domiciled regulated insurance company subsidiaries could pay under applicable laws and regulations without regulatory approval was approximately $71,030. The Company may seek regulatory approval to pay dividends in excess of this permitted amount, but there can be no assurance that the Company would receive regulatory approval if sought.
(15) Stockholders’ Equity
As of June 30, 2025, Fortegra was owned approximately 79.1% by Tiptree Holdings, 17.7% by Warburg and 3.2% by management and directors of Fortegra. When given effect to the Preferred Stock on an as converted basis but without giving effect to the exercise of the Warrants or Additional Warrants or vesting of unvested restricted stock units (“RSUs”), Fortegra would be owned 73% by Tiptree Holdings, 24% by Warburg and 3% by management and directors.
Preferred Stock
The face amount of the Fortegra Preferred Stock is $80,000. Dividends are cumulative and accrue at a rate of 8% per annum, compounding quarterly. Any quarterly dividend may be paid in cash, at Fortegra’s option. For the six months ended June 30, 2025 and 2024, cash dividends declared were $3,174 and $3,191, respectively.
At any time, Warburg has the option to convert the shares of Preferred Stock into shares of Common Stock at an initial conversion price of $15.00 per share (the “Conversion Price”) adjusted for stock splits, common stock

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
dividends, extraordinary dividends and similar transactions. All of the Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price upon the closing of a qualifying initial public offering, subject to a five year make-whole provision. Upon conversion, the Preferred Stock would result in Warburg owning an additional 5,333,333 shares of Common Stock, for a total as converted ownership of 24% of the Common Stock of the Company.
Warrants
The Warrants have a seven-year term and an initial exercise price of $15.00 per share of Common Stock, which will be reduced by any common stock cash dividends made by Fortegra and adjusted for stock splits, stock dividends, extraordinary dividends and similar transactions. The Warrants, if exercised with cash, would result in Warburg owning an additional 3.7% interest in the Common Stock of the Company.
Additional Warrants
The Warburg Additional Warrants and Tiptree Additional Warrants have a seven-year term and an exercise price of $0.01 per share of Common Stock. The Warburg Additional Warrants will be forfeited based on Warburg achieving an all-in return on its investment in excess of 23%, as measured primarily by Fortegra’s Common Stock price. The Warburg Additional Warrants are classified as liabilities, at fair value. The Tiptree Additional Warrants will vest based on Warburg achieving an all-in return on its investment in excess of 30%, as measured primarily by Fortegra’s Common Stock price. The number of shares of Common Stock issuable to Warburg Additional Warrants and Tiptree Additional Warrants is subject to adjustment for stock splits, common stock or cash dividends and similar transactions. The Warburg Additional Warrants and the Tiptree Additional Warrants are exercisable from the earlier of the fifth anniversary of the Closing Date and a transaction that results in an investor having sold 50% of the Common Stock (on an as converted basis and after giving effect to exercise of the Warrants and Additional Warrants) purchased by the investor. The maximum number of shares issued to Warburg or Tiptree if exercised for cash would be 1,712,511 or an additional 1.7% interest in Fortegra on an as converted basis (including its ownership of Fortegra Common and Preferred Stock).
(16) Accumulated Other Comprehensive Income (Loss)
The following table presents the activity of AFS securities in AOCI, net of tax, for the following periods:

	Unrealized gains (losses) on available for sale securities	Foreign currency translation adjustment	Total AOCI	Amount attributable to non- controlling interests	Total AOCI to Fortegra Group, Inc.
Balance at December 31, 2023	$(30,728)	$(138)	$(30,866)	$(185)	$(31,051)
Other comprehensive income (losses) before reclassifications	(4,197)	(1,091)	(5,288)	58	(5,230)
Amounts reclassified from AOCI	69	—	69	—	69
OCI	(4,128)	(1,091)	(5,219)	58	(5,161)
Balance at Balance at June 30, 2024	$(34,856)	$(1,229)	$(36,085)	$(127)	$(36,212)

Balance at December 31, 2024	$(31,325)	$(2,562)	$(33,887)	$(47)	$(33,934)
Other comprehensive income (losses) before reclassifications	11,220	15,011	26,231	(450)	25,781
Amounts reclassified from AOCI	454	—	454	—	454
OCI	11,674	15,011	26,685	(450)	26,235
Balance at June 30, 2025	$(19,651)	$12,449	$(7,202)	$(497)	$(7,699)

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
The following table presents the reclassification adjustments out of AOCI included in net income and the impacted line items on the condensed consolidated statements of operations for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,		Affected line item in condensed consolidated statements of operations
Components of AOCI	2025	2024	2025	2024
Unrealized gains (losses) on available for sale securities	$33	$23	$(588)	$(93)	Net realized and unrealized gains (losses)
Related tax (expense) benefit	(9)	(6)	134	24	Provision for income tax
Net of tax	$24	$17	$(454)	$(69)

(17) Equity Based Compensation
Fortegra adopted the 2022 Equity Incentive Plan (“Fortegra Plan”) on June 21, 2022, and further amended on January 18, 2024, which permits the grant of RSUs, stock and options up to a maximum of 8,000,000 shares of Fortegra. The general purpose of the Fortegra Plan is to attract, motivate and retain selected employees of Fortegra, to provide them with incentives and rewards for performance and to better align their interests with the interests of Fortegra’s stockholders. Unless otherwise extended, the Fortegra Plan terminates automatically on June 21, 2032.
The table below summarizes changes to the issuances under the Fortegra Plan for the periods indicated:

2022 Equity Plan	Number of shares
Available for issuance as of December 31, 2024	4,358,897
RSU awards granted	(75,000)
Option awards forfeited	63,203
Available for issuance as of June 30, 2025	4,347,100

Restricted Stock Units
The following table presents the Company’s RSU activity under the Fortegra Plan for the periods indicated:

	Number of RSUs	Grant date fair value of equity shares issuable
Unvested units as of December 31, 2024	133,404	$2,000
Granted	75,000	1,200
Vested	(53,369)	(800)
Unvested units as of June 30, 2025	155,035	$2,400

Options
As of June 30, 2025, 26,668 time vesting options have been granted under the Fortegra Plan to independent directors of the Company. The options vest in equal parts on the one, two and three year anniversaries of the grant date, July 27, 2022, and expire at the earlier of the ten year anniversary of the grant date, or the date that is ninety days after any termination of the participants service on the board. The weighted average exercise price is $11.25 per common share with a weighted average grant date fair value of $4.57 per share based on 45% selected volatility, 2.78% risk free rate and an expected term of 6 years.
In 2023, the Company granted 1,755,633 time vested options and 1,755,624 performance vested options to management under the Fortegra Plan. In 2024, the Company granted an additional 133,333 time vested options and 133,332 performance vested options. The 2023 and 2024 awards contain a strike price per share of $11.25 and $15.50, respectively. The time vested options vest in equal parts over 5 years. The performance vested options vest

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
based on IRR targets of 17% to 24% determined at the time of a change of control of Fortegra or sale by Warburg of more than 50% of all the Fortegra securities (on an as converted basis) acquired in 2022. The time and performance options granted in 2023 must be exercised in the calendar year they vest and shall be deemed automatically exercised if not otherwise done so by December 31 of the calendar year in which they vest. The fair value option grants were estimated on the date of grant using a Black-Scholes Merton option pricing formula embedded within a Monte Carlo model used to simulate the future value of Fortegra Common Stock, which assumes the market requirement is achieved.
As of June 30, 2025, 275,634 options were vested and unexercised and 2,575,416 were unvested after consideration of 610,864 awards that were forfeited in the six months ended June 30, 2025, respectively. In 2024, 316,008 options were vested and exercised.
The following table presents the assumptions used to measure the fair value of the options as of the grant date.

	Assumption
Valuation Input	2024	2023
Historical volatility	45.00%	45.00%
Risk-free rate	4.24%	3.64%
Dividend yield	—%	—%
Expected term (years)	4.0	4.2

Performance Restricted Stock Units
In May 2023 and November 2023, the Company granted performance based restricted stock units (PRSUs) that vest based on the achievement of specified gross written premium volume targets and underwriting ratios for selected specialty insurance lines written in 2024. If and upon vesting, the PRSUs entitle recipients to participate in an aggregate pool of between $5,000 and $20,000 payable in shares of Fortegra. The PRSUs are accounted for as liability awards and were unvested as of June 30, 2025.
Equity Based Compensation Expense
The following table presents the total equity based compensation expense and the related income tax benefit recognized on the condensed consolidated statements of operations for awards issued under the Fortegra Plan:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Employee compensation and benefits	$775	$1,022	$3,098	$1,804
Director compensation	10	10	20	20
Income tax benefit	(165)	(217)	(654)	(383)
Net equity based compensation expense	$620	$815	$2,464	$1,441

The following table presents additional information on the total non-vested equity based compensation under Tiptree’s Subsidiary Incentive Plan as of June 30, 2025:

	As of June 30, 2025
	Stock options	PRSUs
Unrecognized compensation cost related to non-vested awards(1)	$14,298	$2,556
Weighted average recognition period (in years)	1.7	1.1

(1)
In February 2023, certain time and performance options were modified to require awards be exercised in the calendar year they vest. The original grant date compensation expense will continue to be recognized given the post modification fair value was deemed to be lower than the pre-modification fair value.

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
(18) Income Taxes
The following table presents the Company’s provision (benefit) for income taxes reflected as a component of income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total income tax expense (benefit)	$15,980	$13,568	$25,484	$23,490
Effective tax rate (ETR)	23.8%(1)	26.5%(1)	24.2%(1)	26.7%(1)

(1)	Higher than the U.S. federal statutory income tax rate of 21% due to the effects of state taxes, offset by discrete items.
An Act to provide for reconciliation pursuant to title II of H. Con. Res. 14” commonly referred to as the One Big Beautiful Bill Act (“OBBBA”) was enacted into law in the U.S on July 4, 2025. The OBBBA permanently extended parts of the Tax Cuts and Jobs Act, updated international tax rules, and restored certain business tax benefits. Its provisions take effect between 2025 and 2027. We are evaluating any potential impacts to our financial statements.
(19) Commitments and Contingencies
The following table presents rent expense for the Company’s office leases recorded on the condensed consolidated statements of operations for the following periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Rent expense for office leases	$785	$859	$1,565	$1,718

Litigation
The Company is a defendant in Mullins v. Southern Financial Life Insurance Co., a class action filed in February 2006, in Pike County Circuit Court in the Commonwealth of Kentucky on behalf of Kentucky consumers that purchased certain credit life and disability insurance coverage between 1997-2007. The action alleges violations of the Kentucky Consumer Protection Act (“KCPA”) and certain insurance statutes, common law fraud and breach of contract and the covenant of good faith and fair dealing. The plaintiffs seek compensatory and punitive damages, attorneys’ fees and interest.
Two classes were certified in June 2010: Subclass A includes class members who suffered a disability during the coverage period but allegedly received less than full disability benefits; Subclass B includes all class members whose loan termination date extended beyond the termination date of the credit disability coverage period.
In a series of orders issued in October 2022 on competing motions for partial summary judgment, the court found in favor of the plaintiffs as to the Subclass A breach of contract claim (the “Subclass A Order”) and, as to Subclass B, found that the Company was unjustly enriched to the extent the premium it collected exceeded the proportion of the premium for which the Company provided benefits coverage (the “Subclass B Order”). The court found in favor of the Company as to the plaintiffs’ claims for common law fraud and violation of Kentucky’s insurance statutes and ordered the plaintiffs’ Motion for Sanctions for Spoliation of Evidence held in abeyance. The Company has appealed the Subclass A Order and Subclass B Order and all interlocutory orders made final by entry of the Subclass A Order and Subclass B Order.
In December 2022, the court dismissed the plaintiffs’ KCPA claims as to both Subclass A Order and Subclass B Order. The court also dismissed the plaintiffs’ breach of covenant of good faith and fair dealing claim as to Subclass B Order but declined to dismiss such claim as to Subclass A Order pending resolution of the Company’s appeal.
In May 2024, the Commonwealth of Kentucky Court of Appeals disagreed with the court’s interpretation of the policies at issue and entered an order (the “Court of Appeals Order”) affirming in part, reversing in part, and

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
remanding the Subclass A Order and Subclass B Order. In June 2024, the Company filed a Motion for Discretionary Review of the Court of Appeals Order in the Supreme Court of the Commonwealth of Kentucky.
In February 2025, the Supreme Court of the Commonwealth of Kentucky denied the Company’s Motion for Discretionary Review of the Court of Appeals’ May 2024 Order and proceedings recommenced in the Pike County Circuit Court.
In June 2025, the Pike County Circuit Court issued orders amending the Subclass A Order and Subclass B Order.
A trial date has not been set.
The Company considers such litigation customary in the insurance industry. In management’s opinion, based on information available at this time, the ultimate resolution of such litigation, which it is vigorously defending, should not be materially adverse to the financial position of the Company. It should be noted that large punitive damage awards, bearing little relation to actual damages sustained by plaintiffs, have been awarded in certain states against other companies in the credit insurance business. At this time, the Company cannot estimate a range of loss that is reasonably possible.
The Company and its subsidiaries are parties to other legal proceedings in the ordinary course of business. Although the Company’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on the Company’s financial position.
(20) Related Party Transactions
Tiptree Advisors is a related party of the Company because Tiptree Advisors is deemed to be controlled by Michael Barnes, Tiptree’s Executive Chairman. The Company is invested in funds managed by Tiptree Advisors (the “Tiptree Advisors Funds”) and Tiptree Advisors manages investment portfolio accounts of the Company under an investment advisory agreement (the “IAA”).
The following table presents the amounts recorded in net investment income on the Company’s condensed consolidated statements of operations resulting from related party transactions, excluding transactions with Warburg portfolio companies and reinsurance transactions described below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Management, incentive and IAA expenses – Tiptree Advisors	$2,072	$1,745	$4,018	$3,166

The following table presents the amounts recorded on the Company’s condensed consolidated balance sheets from related party transactions:

	As of
	June 30, 2025	December 31, 2024
Amounts payable to related parties	$2,546	$3,569

THE FORTEGRA GROUP, INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2025
(in thousands, unless otherwise noted)
Our director John Hendrickson became Chief Executive Officer of Concert Group Holdings, Inc. (“Concert”) on January 1, 2023. From time to time, we have entered into reinsurance arrangements with subsidiaries of Concert. The arrangements are entered into in the ordinary course of business. The following table presents the amounts recorded related to these reinsurance arrangements on the Company’s condensed consolidated statements of operations and condensed consolidated balance sheets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earned premiums, net	$361	$109	$492	$1,756

	As of
	June 30, 2025	December 31, 2024
Reinsurance recoverable	$40,104	$41,473

Warburg is a related party of Fortegra due to its level of ownership of Fortegra’s Common Stock. Fortegra has arrangements with certain Warburg portfolio companies for which they have a controlling interest. These consist of the following: K2 Insurance Services, LLC, McGill Global Risk Solutions LLC, and Mariner Finance, LLC. Income (loss) before taxes related to these portfolio companies were $1.2 million, $— million, and $1.3 million, respectively, for the six months ended June 30, 2025, and $2.9 million, $(0.1) million, and $0.7 million, respectively, for the six months ended June 30, 2024. Income (loss) before taxes related to these portfolio companies were $0.6 million, $— million and $0.6 million respectively, for the three months ended June 30, 2025, and $1.7 million, $— million, and $0.6 million, respectively, for the three months ended June 30, 2024.
(21) Subsequent Events
The Company reviewed all material events subsequent to June 30, 2025 that occurred up to the date the Company’s unaudited condensed consolidated financial statements were issued on July 30, 2025.
On September 26, 2025, Tiptree entered into the Merger Agreement with Purchaser and Fortegra. Merger Sub will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Under the terms of the Merger Agreement, Purchaser will acquire Fortegra for a purchase price of $1.65 billion in cash (subject to certain adjustments as defined in the Merger Agreement), and Merger Sub will merge with and into Fortegra, with Fortegra continuing as the surviving entity, resulting in Purchaser becoming the sole stockholder of Fortegra.

OWNERSHIP OF TIPTREE’S EQUITY SECURITIES
The following table sets forth the beneficial ownership of our common stock, as of October 14, 2025, for: (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock; (2) each of our directors and nominees for director; (3) each of our NEOs; and (4) our directors, nominees for director and current executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below is c/o Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock
Greater than 5% Stockholders
Michael G. Barnes(1)	10,439,197	27.34%
Arif Inayatullah	3,392,420	9.07%
Dimensional Fund Advisors LP(2)	2,175,071	5.76%
BlackRock, Inc.(3)	1,835,338	4.85%

Directors, Director Nominees, and Officers
Michael G. Barnes(1)	10,439,197	27.34%
Paul M. Friedman	120,350	*
Lesley Goldwasser	112,362	*
Jonathan Ilany(4)	1,006,749	2.62%
Dominique Mielle	65,212	*
Bradley E. Smith(5)	167,326	*
Randy Maultsby(6)	47,244	*
Scott McKinney(7)	90,140	*
Neil C. Rifkind(8)	17,690	*
All Directors and Executive Officers as a Group (9 Persons)	12,066,270	31.45%

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our common stock outstanding.
(1)
Mr. Barnes is deemed to beneficially own 10,439,197 shares of common stock consisting of 10,085,428 shares of common stock and 353,769 shares of common stock issuable upon exercise of vested stock options that Mr. Barnes owns directly. Excludes (a) the remaining 1,200,000 PRSUs granted on August 4, 2021 (“2021 PRSUs”), subject to vesting upon Tiptree achieving each of three Tiptree share price target milestones, based on the average of the 30 trading day closing stock price, ranging from $30 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant and (b) 550,000 PRSUs granted on January 1, 2024 (“2024 PRSUs”), subject to vesting upon Tiptree achieving a Tiptree share price target milestone, based on the average of the 30 trading day closing stock price of $70 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, in each case, subject to Mr. Barnes’s continued employment with Tiptree. Any unvested 2021 PRSUs will expire on August 4, 2031. Any unvested 2024 PRSUs will expire on January 1, 2034.

(2)	Based on the Schedule 13G/A filed on October 9, 2025, reporting common stock held on September 30, 2025. The mailing address for this reporting person is 6300 Bee Cave Road, Austin, Texas, 78746.
(3)	Based on the Schedule 13G/A filed on April 25, 2025, based on common stock held on March 31, 2025. The mailing address for this reporting person is 50 Hudson Yards, New York, NY 10001.
(4)
Mr. Ilany is deemed to beneficially own 1,006,749 shares of common stock consisting of 274,742 shares of common stock Mr. Ilany owns directly, 192,021 shares of common stock Mr. Ilany owns indirectly and 539,986 shares of common stock issuable upon exercise of vested stock options that Mr. Ilany owns directly. Excludes an aggregate of 1,552,717 shares of common stock held at various estate planning vehicles for the benefit of Mr. Ilany’s family. Mr. Ilany has no control over nor pecuniary interest in any of these estate planning vehicles.

Also excludes (a) the remaining 1,200,000 PRSUs granted on August 4, 2021 (“2021 PRSUs”), subject to vesting upon Tiptree achieving each of three Tiptree share price target milestones, based on the average of the 30 trading day closing stock price, ranging from $30 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant and (b) 550,000 PRSUs granted on January 1, 2024 (“2024 PRSUs”) subject to vesting upon Tiptree achieving a Tiptree share price target milestone, based on the average of the 30 trading day closing stock price of $70 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, in each case, subject to Mr. Ilany’s continued employment with Tiptree. Any unvested 2021 PRSUs will expire on August 4, 2031. Any unvested 2024 PRSUs will expire on January 1, 2034.
(5)	Includes 63,738 shares of common stock owned by Kahala Capital Advisors LLC (“Kahala”). Mr. Smith is a principal of Kahala.
(6)
Excludes (a) the remaining 400,000 PRSUs granted on August 4, 2021 (“2021 PRSUs”), subject to vesting upon Tiptree achieving each of three Tiptree share price target milestones, based on the average of the 30 trading day closing stock price, ranging from $30 to $60 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, and (b) 183,333 PRSUs granted on January 1, 2024 (“2024 PRSUs”), subject to vesting upon Tiptree achieving a Tiptree share price target milestone, based on the average of the 30 trading day closing stock price of $70 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant, in each case, subject to Mr. Maultsby’s continued employment with Tiptree. Any unvested 2021 PRSUs will expire on August 4, 2031. Any unvested 2024 PRSUs will expire on January 1, 2034.

(7)
Excludes (a) 15,110 RSUs, which were granted on February 22, 2023 and will cliff vest on February 20, 2026, (b) the remaining 300,000 PRSUs granted on October 14, 2022 (“2022 PRSUs”), subject to vesting upon Tiptree achieving each of three Tiptree share price target milestones, based on the average of the 30 trading day closing stock price, ranging from $30 to $60 (adjusted for dividends paid) and (c) 137,500 PRSUs granted on January 1, 2024 (“2024 PRSUs”), subject to vesting upon Tiptree achieving a Tiptree share price target milestone, based on the average of the 30 trading day closing stock price of $70 (adjusted for dividends paid) prior to the tenth anniversary of the date of grant. Any unvested 2022 PRSUs will expire on August 4, 2031. Any unvested 2024 PRSUs will expire on January 1, 2034. All of (a) - (c) above are subject to Mr. McKinney’s continued employment with Tiptree.

(8)
Excludes (a) 22,664 RSUs, which were granted on February 22, 2023 and will cliff vest on February 20, 2026 and (b) 23,792 RSUs, which were granted on February 27, 2024 and will cliff vest on February 20, 2027 and (c) 22,246 RSUs, which were granted on February 25, 2025 and will cliff vest on February 28, 2028, all of (a) - (c) are subject to Mr. Rifkind’s continued employment with Tiptree.

MARKET PRICES AND DIVIDEND DATA
Shares of Tiptree common stock are listed on Nasdaq under the symbol “TIPT”. As of the record date for the special meeting, there were [   ] shares of Tiptree common stock outstanding held by approximately [   ] holders of record. The actual number of holders of shares of Tiptree common stock is greater than this number of record holders and includes holders of shares of Tiptree common stock who are beneficial owners, but whose shares of Tiptree common stock are held in street name by brokers and other nominees. The Tiptree Board is responsible for determining our dividend policy. The timing and level of any dividends will necessarily depend on the Tiptree Board’s assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by our lenders.
The closing price of shares of Tiptree common stock listed on Nasdaq on September 25, 2025, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $20.18 per share of Tiptree common stock.
On [   ], 2025, the most recent practicable date before this proxy statement was mailed to holders of shares of Tiptree common stock, the closing price for shares of Tiptree common stock on Nasdaq was $[   ] per share of Tiptree common stock. You are encouraged to obtain current market quotations for shares of Tiptree common stock in connection with voting your shares of Tiptree common stock.

NO APPRAISAL RIGHTS
Pursuant to Maryland law and Tiptree’s charter, holders of Tiptree common stock are not entitled to appraisal rights, rights of objecting stockholders or other similar rights in connection with the Merger.

FUTURE STOCKHOLDER PROPOSALS
Proposals for Inclusion in the Proxy Statement. Under the Exchange Act, if a stockholder wants to include a proposal for consideration in our proxy statement and on our proxy card with respect to our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) (such proxy statement, the “2026 Annual Meeting Proxy Statement”), the proposal must be received in writing at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary, no later than 5:00 p.m., Eastern Time, on November 17, 2025. Such proposals must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and our bylaws.
Proposals to be Offered at the 2026 Annual Meeting. Article II, Section 10 of our bylaws provides certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in our 2026 Annual Meeting Proxy Statement pursuant to Rule 14a-8. These procedures provide that such nominations for director nominees and/or items of business must be submitted in writing to the Secretary of Tiptree at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, Attn: Secretary and must be received by the Secretary no earlier than October 18, 2025, and no later than 5:00 p.m., Eastern Time, on November 17, 2025. Additionally, any stockholder that intends to solicit proxies in support of a director nominee other than the Tiptree Board’s nominees also must comply with Rule 14a-19 under the Exchange Act.
If the 2026 Annual Meeting is not held within 30 days before or after April 29, 2026, we must receive notice no earlier than the 150th day prior to the 2026 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the 2026 Annual Meeting or the tenth day following the public announcement of the date of the 2026 Annual Meeting. If a stockholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-8, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2026 Annual Meeting.
The foregoing description of the deadlines and other requirements for stockholders to submit a nomination for election to the Tiptree Board or proposal of other business for consideration at an annual meeting of stockholders is only a summary and is not a complete listing of all requirements. Copies of Tiptree’s bylaws, including the requirements for stockholder nominations and other stockholder proposals, may be obtained by writing to the Secretary of Tiptree at Tiptree Inc., 660 Steamboat Road, 2nd Floor, Greenwich, Connecticut 06830, or from the SEC’s website, www.sec.gov. Any stockholder considering making a nomination or proposal should carefully review and comply with those provisions.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that Tiptree has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about Tiptree and its financial condition.
The following Tiptree filings with the SEC are incorporated by reference:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 30, 2025; and
•	Current Reports on Form 8-K, filed with the SEC on February 10, 2025, May 1, 2025 and September 26, 2025.
All documents that Tiptree files pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements thereof, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything therein to the contrary, any information furnished under Item 2.02 or Item 7.01 of Tiptree’s Current Reports on Form 8-K, and any other information which is furnished but not filed with the SEC, is not incorporated herein or therein by reference.
Tiptree files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room located at: Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information. Our public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You can also review our SEC filings on our website at www.tiptreeinc.com. Information included on our website is not a part of, and is not incorporated in, this proxy statement.
Documents incorporated by reference in this proxy statement are also available from us without charge, excluding all exhibits unless specifically incorporated by reference in such documents. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:
Investor Relations
Tiptree Inc.
660 Steamboat Road, 2nd Floor
Greenwich, CT 06830
Telephone: (212) 446-1400
If you would like to request documents, please do so by [  ], 2025 to receive them before the special meeting. If you request any incorporated documents, we will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.
If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact:
Sodali & Co
Call Toll Free: (800) 662-5200

MISCELLANEOUS
Tiptree has supplied, and Purchaser has not independently verified, all information relating to Tiptree and Fortegra, and Purchaser has supplied, and Tiptree has not independently verified, all of the information relating to Purchaser and Merger Sub contained in “Summary—Parties Involved in the Merger,” and “The Merger—Parties Involved in the Merger.”
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [  ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DB INSURANCE CO., LTD.,

A TO-BE-FORMED SUBSIDIARY OF PURCHASER,

THE FORTEGRA GROUP, INC.,

AND

TIPTREE INC.

Dated as of September 26, 2025

A-i

A-ii

Exhibits

EXHIBIT A	Letter of Transmittal
EXHIBIT B	Form of Merger Sub Joinder
EXHIBIT C	Certificate of Incorporation of the Company
EXHIBIT D	By-laws of the Company

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of September 26, 2025, by and among DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”), a subsidiary of Purchaser to be incorporated in Delaware following the date hereof and prior to the Closing in accordance with the terms hereof (“Merger Sub”), The Fortegra Group, Inc., a Delaware corporation (the “Company”) and Tiptree Inc., a Maryland corporation (“Company Parent”).
W I T N E S S E T H:
WHEREAS, at the Effective Time (as hereinafter defined), the parties hereto intend to effect a merger of Merger Sub with and into the Company, with the Company being the Surviving Corporation (as hereinafter defined) of such merger, and as a result of which Purchaser shall be the sole stockholder of the Surviving Corporation;
WHEREAS, the governing body of Purchaser has approved this Agreement and the transactions contemplated hereby, including the Merger (as hereinafter defined);
WHEREAS, the board of directors of the Company (the “Company Board”), at a meeting duly called and held: (a) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders; (b) approved the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the Merger; (c) directed that this Agreement be submitted for consideration at a meeting of the Company’s stockholders or by written consent; and (d) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the transactions contemplated hereby;
WHEREAS, certain stockholders of Company Parent have entered into a voting agreement (the “Company Parent Voting Agreement”) on the date hereof, pursuant to which such stockholders have agreed to vote in favor of the approval of the Merger and the other transactions contemplated hereby, and Company Parent has delivered to Purchaser a duly executed copy of the Company Parent Voting Agreement from each such stockholder;
WHEREAS, stockholders of the Company holding sufficient voting power to adopt this Agreement have entered into a voting agreement (the “Company Voting Agreement”) on the date hereof, pursuant to which, conditional upon the receipt of the Company Parent Stockholder Approval, such stockholders have agreed to vote in favor of the adoption of this Agreement and to approve the terms and conditions of this Agreement and the transactions contemplated hereby, and the Company has delivered to Purchaser a duly executed copy of each such Company Voting Agreement;
WHEREAS, Company Parent and the WP Investor have entered into restrictive covenant agreements (each, a “Restrictive Covenant Agreement” and collectively, the “Restrictive Covenant Agreements”) on the date hereof, pursuant to which such Persons have agreed to certain non-solicitation and non-disparagement obligations;
WHEREAS, Purchaser is entering into the RWI Policy to be issued and bound as of the date hereof at its sole expense; and
WHEREAS, the board of directors of Company Parent (the “Company Parent Board”), at a meeting duly called and held: (a) determined that the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Company Parent and its stockholders; (b) approved the execution and delivery of this Agreement by Company Parent and the consummation of the Merger and the other transactions contemplated by this Agreement; (c) directed that the Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of Company Parent’s stockholders; and (d) resolved to recommend that the stockholders of Company Parent approve the Merger and the other transactions contemplated by this Agreement (such recommendation, the “Company Parent Board Recommendation”).
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS, TERMS AND INTERPRETIVE MATTERS
Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:
“2021 TSA” shall mean that certain Amended and Restated Tax Sharing Agreement, effective April 28, 2021, by and among Company Parent and the parties listed on Attachment A incorporated therein.
“Accruing Dividends” shall have the meaning set forth in the Certificate of Designation.
“Acquisition Proposal” shall mean any inquiry, indication of interest, offer or proposal made or renewed by any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than Purchaser and Merger Sub) that would, if consummated, result in such Person or group, directly or indirectly, acquiring beneficial ownership of fifteen percent (15%) or more of the total voting power of any class of equity securities of Company Parent or any assets or businesses representing fifteen percent (15%) or more of the consolidated total assets, revenues or net income of Company Parent and its subsidiaries (including the Company), pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, reinsurance transaction, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the transactions contemplated by this Agreement.
“Additional Leakage” shall have the meaning set forth in Section 3.05(a) hereof.
“Additional Leakage Notice” shall have the meaning set forth in Section 3.05(a) hereof.
“Additional Regulatory Approvals” shall have the meaning set forth in Section 8.01(d) hereof.
“Adverse Recommendation Change” shall mean to (a) withdraw or withhold (or amend, change, modify or qualify in a manner adverse to Purchaser) or publicly propose or announce any intention to withdraw or withhold (or amend, change, modify or qualify in a manner adverse to Purchaser) the Company Parent Board Recommendation, (b) fail to include the Company Parent Board Recommendation in the Proxy Statement, (c) fail to recommend against acceptance by stockholders of a tender or exchange offer related to an Acquisition Proposal in a Solicitation/Recommendation Statement on Schedule 14D-9 on or prior to the earlier of (i) two (2) Business Days prior to the date the Company Parent Stockholder Meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the second (2nd) Business Day prior to the date the Company Parent Stockholder Meeting is held, including adjournments) and (ii) ten (10) Business Days after commencement of such tender offer or exchange offer, (d) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal or Alternative Acquisition Agreement, (e) cause or permit the Company to enter into an Alternative Acquisition Agreement or (f) fail to publicly reaffirm the Company Parent Board Recommendation (or refer to the prior Company Parent Board Recommendation) following receipt by Company Parent of a publicly announced Acquisition Proposal that has not been publicly withdrawn on or prior to the earlier of (i) five (5) Business Days after Purchaser so requests in writing and (ii) two (2) Business Days prior to the date of the Company Parent Stockholder Meeting (or promptly after announcement or disclosure of such Acquisition Proposal if announced or disclosed on or after the second (2nd) Business Day prior to the date of the Company Parent Stockholder Meeting); provided, that Company Parent shall not be required to reaffirm more than once per Acquisition Proposal (unless the terms of such Acquisition Proposal change in any material respect and such change is publicly announced or disclosed, in which case Company Parent shall only be required to reaffirm once per such material change).
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; provided, that for purposes of this Agreement, the “Affiliates” of the Group Companies shall not include the portfolio companies of Affiliates of WP Investor and the Persons comprising the “Tiptree Capital” business of Company Parent as described in Company Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (other than for purposes of Section 4.25 (Affiliate Matters), Section 7.15 (Termination of Certain Arrangements), Section 7.05(a) and (b) (Access to Information), Section 7.17(b) (Debt Facilities), Section 10.02 (Effect of Termination; Termination Fees), Section 10.03 (Survival), Section 11.06 (Parties in Interest), Section 11.12 (Remedies), Section 11.13 (Non-Recourse), Section 11.14 (Release of Claims), Section 11.15 (Waiver of Conflicts) and the definitions of Affiliate Agreement, Affiliate Transactions, Non-Recourse Party and Related Party).
“Affiliate Agreement” shall have the meaning set forth in Section 4.11(l) hereof.
“Affiliate Transaction” shall have the meaning set forth in Section 4.25 hereof.
“Aggregate Closing Common Purchase Price” shall mean the Aggregate Closing Purchase Price (without reference to the proviso in such definition), plus the Aggregate Delayed Closing Consideration, if applicable, minus the Equity Award Closing Merger Consideration.
“Aggregate Closing Purchase Price” shall mean (a) one billion six hundred fifty million U.S. dollars ($1,650,000,000) minus (b) the amount of any Leakage (including any interest accrued thereon pursuant to Section 3.05), minus (c) the Series A Aggregate Liquidation Preference (provided, that if the holders of Series A Preferred Stock are entitled to receive the As-Converted Amount then for the purposes of this definition, the Series A Aggregate Liquidation Preference shall be deemed to equal zero (0)), minus (d) the Leakage Reserve Holdback Amount.
“Aggregate Delayed Closing Consideration” means, in the event that the Closing Date occurs following the Profit Sharing Fee Start Date, an amount equal to (a) $1,650,000,000 multiplied by (b) the Profit Sharing Rate, divided by (c) three hundred sixty five (365), multiplied by (d) the aggregate number of days from and after the Profit Sharing Fee Start Date to and including the Closing Date (counting, for the avoidance of doubt, each such date and the Closing Date, as applicable, as one (1) full day).
“Aggregate Option Exercise Price” shall mean an amount equal to the aggregate exercise price of all Stock Options that are outstanding and vested as of immediately prior to the Effective Time.
“Agreement” shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.
“Alternative Acquisition Agreement” shall mean a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, partnership agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 7.10(b)) relating to any Acquisition Proposal.
“Annual Financials” shall have the meaning set forth in Section 4.03(a) hereof.
“Anti-Corruption Laws” shall mean applicable anti-bribery and anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act (as amended) and the UK Bribery Act 2010.
“Antitrust Burdensome Condition” shall mean any restriction, condition, limitation or requirement imposed, including as a condition to receive Consent, by a Governmental Authority charged with enforcing, applying, administering or investigating, including receiving notices or providing Consents under, any antitrust Laws, that individually or together with all other such actions (taken or refrained from being taken), would or would reasonably be expected to result in:
(a) sale or other disposition of, or holding separate and agreement to sell or otherwise disposing of, assets, categories of assets or businesses of any Group Company or Purchaser or its Affiliates that are material to the Group Companies, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as applicable;
(b) termination of any existing relationship, contractual right or obligation of any Group Company or Purchaser or its Affiliates that is material to the Group Companies, taken as a whole, or Purchaser and its subsidiaries, taken as a whole, as applicable;
(c) termination of any material venture or other arrangement;
(d) creation of any material relationship, contractual right or obligation of any Group Company or Purchaser or its Affiliates;

(e) effectuation of any other material change or restructuring of any Group Company or Purchaser or its Affiliates; or
(f) requirement to take any action or agree to any limitation that (i) materially and adversely affects any of Purchaser’s or a Group Company’s or any of their Affiliates’ existing or acquired businesses or (ii) would have a material and adverse effect on any material benefit Purchaser seeks to receive from the transactions contemplated by this Agreement.
“Applicable SAP” shall mean, with respect to any Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Insurance Subsidiary’s domiciliary jurisdiction.
“Appraisal Shares” shall have the meaning set forth in Section 2.03(h) hereof.
“As-Converted Amount” shall have the meaning set forth in the definition of “Series A Liquidation Preference”.
“Assets” shall have the meaning set forth in Section 4.12 hereof.
“Audited Balance Sheet Date” shall have the meaning set forth in Section 4.03(a) hereof.
“Barclays” shall mean Barclays Capital Inc. and its Affiliates.
“Barclays Engagement Letter” shall mean the letter agreement, dated May 1, 2025, by and between the Company and Barclays, as further amended, supplemented or modified.
“BofA” shall mean BofA Securities, Inc. and its Affiliates.
“BofA Engagement Letter” shall mean the letter agreement, dated May 1, 2025, by and between the Company and BofA, as further amended, supplemented or modified.
“Books and Records” means all files, documents, instruments, papers, data, information, books, ledgers, reports, plans, records, manuals, instruments and other materials (in any form or medium) of, or maintained for, the applicable Person. Unless the express context otherwise requires, the term “Books and Records” means the “Books and Records” of the Group Companies and their businesses.
“Burdensome Condition” means an Antitrust Burdensome Condition, an Insurance Burdensome Condition or a Foreign Direct Investment Burdensome Condition, as applicable.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York, New York or the City of Seoul, Republic of Korea are authorized or obligated by Law or executive order to close.
“Certificate of Designation” shall mean that certain Certificate of Designation of Series A Preferred Stock of the Company, dated June 21, 2022.
“Certificate of Merger” shall have the meaning set forth in Section 3.02 hereof.
“Certificates” shall have the meaning set forth in Section 2.03(e) hereof.
“CFIUS” shall mean the Committee on Foreign Investment in the United States.
“CFIUS Approval” shall mean (a) the Company and Purchaser have received written notice from CFIUS that CFIUS has determined that the transactions contemplated by this Agreement are not “covered transactions” (within the meaning of the DPA) and are not subject to review under the DPA; (b) the Company and Purchaser have received written notice from CFIUS that it has concluded all action under the DPA with respect to the transactions contemplated by this Agreement and has determined that there are no unresolved national security concerns; or (c) CFIUS has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action under the DPA with respect to the transactions contemplated by this Agreement pursuant to a CFIUS Declaration submitted by the parties hereto but has not requested the submission of a CFIUS Notice; or (d) if CFIUS has sent a report (the “CFIUS Report”) to the President of the United States requesting the President’s decision, then the President has (i) announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) not taken any action to suspend or prohibit the transactions contemplated by this Agreement after fifteen (15) days from the date of receipt of the CFIUS Report.

“CFIUS Declaration” means a declaration filing with respect to the transactions contemplated by this Agreement submitted to CFIUS by the parties hereto pursuant to 31 C.F.R. Part 800 Subpart D.
“CFIUS Notice” shall mean a joint voluntary notice with respect to the transactions contemplated by this Agreement submitted to CFIUS by the Company and Purchaser pursuant to 31 C.F.R. Part 800 Subpart E.
“CFIUS Report” shall have the meaning set forth in the definition of “CFIUS Approval.”
“Change of Control Waiver Fees and Expenses” means any fees and expenses required to be paid by Purchaser under Section 7.17(b).
“Change of Control Waiver Fees and Expenses Amount” means the aggregate amount of Change of Control Waiver Fees and Expenses.
“Closing” shall have the meaning set forth in Section 3.01 hereof.
“Closing Date” shall have the meaning set forth in Section 3.01 hereof.
“Closing Schedule” shall have the meaning set forth in Section 2.05(a) hereof.
“COC Amendments” shall have the meaning set forth in Section 7.17(a) hereof.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.
“Company” shall have the meaning set forth in the preamble hereto.
“Company Board” shall have the meaning set forth in the recitals.
“Company Disclosure Schedule” shall mean the disclosure schedules, dated the date hereof, delivered by the Company to Purchaser on the date hereof.
“Company Equity Awards” shall mean, collectively, Stock Options, RSU Awards and Performance Awards.
“Company Equity Plan” shall mean The Fortegra Group, Inc. 2022 Equity Incentive Plan, as from time to time amended and in effect.
“Company Financial Statements” shall have the meaning set forth in Section 4.03(a) hereof.
“Company Information Systems and Data” shall have the meaning set forth in Section 4.16(i) hereof.
“Company Parent” shall have the meaning set forth in the preamble hereto.
“Company Parent Board” shall have the meaning set forth in the recitals hereof.
“Company Parent Board Recommendation” shall have the meaning set forth in the recitals hereof.
“Company Parent Released Parties” shall have the meaning set forth in Section 11.14(b).
“Company Parent Retained Matters” shall have the meaning set forth in Section 11.14(a).
“Company Parent Shares” shall mean the common stock, par value $0.001 per share, of Company Parent.
“Company Parent Stockholder Approval” shall have the meaning set forth in Section 5.02 hereof.
“Company Parent Stockholder Meeting” shall have the meaning set forth in Section 7.09 hereof.
“Company Parent Tax Contest” shall have the meaning set forth in Section 9.04 hereof.
“Company Parent Tax Group” means any consolidated, combined, unitary or any other similar Tax group that includes both (a) the Company or any of its Subsidiaries and (b) Company Parent or any of Company Parent’s Affiliates (other than the Company and its Subsidiaries).
“Company Parent Voting Agreement” shall have the meaning set forth in the recitals hereof.
“Company Related Parties” shall have the meaning set forth in Section 10.02(c)(vi) hereof.
“Company Reports” shall have the meaning set forth in Section 5.04 hereof.
“Company Required Governmental Consents” shall have the meaning set forth in Section 4.06(a) hereof.

“Company Shares” shall mean, collectively, the shares of Common Stock and Preferred Stock.
“Company Statutory Statements” shall have the meaning set forth in Section 4.03(c) hereof.
“Company Stockholder Approval” shall have the meaning set forth in Section 4.02 hereof.
“Company Voting Agreement” shall have the meaning set forth in the Recitals.
“Condition Satisfaction” shall have the meaning set forth in Section 3.01 hereof.
“Confidential Information” means all information or compilations of information, data, documents, agreements, files and other materials, whether disclosed orally or disclosed or stored in written, electronic or other form or media, which relate to the businesses of the Group Companies or the transactions contemplated hereby, including economic terms of the transactions contemplated hereby, all analyses, reports, forecasts, studies, actuarial studies, underwriting guidelines, pricing information for reinsurance or distribution arrangements, claims history, samples, financial information, growth projections, marketing plans, business plans or plans of operations, strategic plans, policyholder and customer lists, insurance product designs, research and development, insurance product specifications, patent development and application plans, proprietary software and methods of conducting business. Confidential Information will not, however, include any information that (a) was publicly known and made generally available in the public domain prior to the time of disclosure without the breach of any Persons of their obligations of confidentiality owed to the Purchaser, the Group Companies or their Affiliates or Representatives, (b) becomes publicly known and made generally available after disclosure by Purchaser or by the Company Parent as may be required by Law, rules and regulations of any national securities exchange or trading market or Governmental Authority, (c) is retained, in respect of Company Parent, as general knowledge and experience, in the unaided memory of Company Parent or its Representatives who have had access to Confidential Information, without the conscious use or disclosure of such information to the detriment of the Group Companies or benefit of any competitors of the Group Companies, or (d) is subsequently independently conceived by a party or any of its Representatives without use of or reference to Confidential Information as evidenced by such party or such Representative’s respective written records. A person’s memory will be considered to be unaided if the person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. Clause (c) hereof is intended only to alleviate the possibility of inadvertent breach of this Agreement as a result of routine, unaided memory retention without conscious use or disclosure of information that would, if not for such unaided retention, constitute Confidential Information to the detriment of the Group Companies or benefit of any competitors of the Group Companies, and does not allow a Person to use or disclose information known to such Person to be information that would otherwise constitute Confidential Information that is subject to this Agreement.
“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of September 27, 2024, between Purchaser and the Company.
“Consents” shall have the meaning set forth in Section 4.06(a) hereof.
“Continuing Employee” shall have the meaning set forth in Section 7.08(a) hereof.
“Contract” shall mean, with respect to any Person, any contract, agreement, indenture, note, bond, deed, mortgage, loan, instrument, lease, license, commitment, undertaking, joint venture or any other agreement, commitment, arrangement or understanding, to which such Person is a party or by which such Person’s assets or properties are bound.
“Credit Agreements” means, collectively, the FFC Credit Agreement and the South Bay Credit Agreement.
“D&O Indemnified Person” shall have the meaning set forth in Section 7.07(a) hereof.
“D&O Insurance” shall have the meaning set forth in Section 7.07(a) hereof.
“Data Partners” shall have the meaning set forth in Section 4.16(g) hereof.
“Data Room” shall have the meaning set forth in Section 1.03(k) hereof.
“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Distribution Partners” means managing general agents, retail agents and other distributors of the Group Companies.
“DOJ” shall mean the U.S. Department of Justice.
“DPA” shall mean the Defense Production Act of 1950, as amended, including all implementing regulations thereof.
“Effective Time” shall have the meaning set forth in Section 3.02 hereof.
“Eligible Common Stockholder” shall have the meaning set forth in Section 2.02(b) hereof.
“Eligible Holder” shall mean, collectively, the Eligible Common Stockholders and the Eligible Preferred Stockholders.
“Eligible Preferred Stockholder” shall have the meaning set forth in Section 2.02(b) hereof.
“Employee” shall mean any current (and, if so specified, former) employee, officer or director of the Company or any Subsidiary.
“Environmental Claim” shall mean any Litigation, request for information or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of, or exposure to, any Hazardous Material or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
“Environmental Law” shall mean any Law relating to pollution, protection of the environment, human health or safety or Hazardous Materials.
“Equity Award Closing Merger Consideration” shall mean an amount equal to the sum of (a) the aggregate Option Closing Merger Consideration payable to all Optionholders pursuant to Section 2.04(c) and Section 3.04(b) hereof and (b) the aggregate Per Share Closing Merger Consideration payable to all Equity Award Holders (other than Optionholders) with respect to their RSU Awards pursuant to Section 2.04(b) and Section 3.04(b) hereof.
“Equity Award Holder” shall mean any Optionholder and any Person holding an outstanding RSU Award or a Performance Award immediately prior to the Effective Time.
“Equity Interests” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of capital stock, including each class of common stock and preferred stock of such Person and Stock Options, RSU Awards and, prior to the Effective Time, Performance Awards, and (b) with respect to any Person that is not a corporation, any and all general partnership interests, limited partnership interests, membership or limited liability company interests, and, in the case of both (a) and (b), equity interests of or in such Person (including any common, preferred or other interest in the capital or profits of such Person, whether or not having voting or similar rights, and securities convertible into or exercisable or exchangeable for or having value derived from equity interests of such Person).
“Equityholders” shall mean, collectively, the Eligible Holders and the Equity Award Holders.
“Equityholders’ Representatives” shall mean Company Parent and WP Investor, acting together.
“Equityholders’ Representative Expense Account” shall mean the account established by the Equityholders’ Representatives to hold the Equityholders’ Representative Expense Amount.
“Equityholders’ Representative Expense Amount” shall mean $500,000.
“Equityholders’ Representative Expense Shortfall Amount” shall have the meaning set forth in Section 11.19(c).
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any Person that, together with the Company and its Subsidiaries, is or has been at any relevant time treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“Excepted Related Parties” shall have the meaning set forth on Section 1.01(d) of Purchaser Disclosure Schedule.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“executive Employees” shall have the meaning set forth in Section 7.01(r).
“Family” of an individual means (a) such individual’s spouse and lineal descendants including those by adoption and (b) any other individual who resides with such individual.
“FFC” shall mean Fortegra Financial Corporation, a Delaware corporation and a Subsidiary of the Company.
“FFC Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of October 21, 2022, by and among the Company, FFC, the lenders from time to time party thereto, certain of FFC’s Subsidiaries, as guarantors or borrowers, as applicable, and Fifth Third Bank, N.A., as the administrative agent and issuing lender, as amended, restated, amended and restated, modified, waived or supplemented prior to the date hereof.
“FFC Junior Subordinated Indenture” shall mean that certain Amended and Restated Junior Subordinated Indenture, dated as of January 21, 2025, pursuant to which FFC issued 8.50% fixed rate resetting junior subordinated notes, due 2057, as amended, restated, amended and restated, modified, waived or supplemented prior to the date hereof.
“Foreign Direct Investment Authority” means the applicable Governmental Authority charged with enforcing, applying, administering or investigating, including receiving notices or providing Consents under, any Foreign Direct Investment Law, including CFIUS or any other applicable Governmental Authority of any other jurisdiction.
“Foreign Direct Investment Burdensome Condition” shall mean any restriction, condition, limitation or requirement imposed, including as a condition to receive Consent, by a Foreign Direct Investment Authority that after Closing would, or would reasonably be expected to:
(a) impose a material burden on Purchaser’s or its Affiliates’ freedom of action, control, management or access with respect to the Group Companies or their business; or
(b) have a material impact or effect on the business, results of operations or financial condition of Purchaser and its Affiliates; or
(c) have a material impact or effect on the anticipated operational or financial benefits to be derived by Purchaser from the transactions contemplated by this Agreement; or
(d) violate any Law applicable to Purchaser (including its Affiliates), the violation of which would have a material impact or effect on the business, results of operations or financial condition of Purchaser and its Affiliates; or
(e) with respect to the assets or businesses of Purchaser (other than any of the Group Companies), have a material adverse effect on Purchaser (other than any of the Group Companies).
“Foreign Direct Investment Laws” shall mean any applicable Laws regulating investments by foreign Persons, including in relation to the potential impact of such an investment on a nation’s security, critical infrastructure, technological leadership, supply chain resilience, cybersecurity and sensitive personal data.
“Fortress Credit Documents” means the “Credit Documents”, as such term is defined in that certain Credit Agreement, dated as of February 7, 2025, by and among Tiptree Holdings LLC, a Delaware limited liability company, Company Parent, the lenders from time to time party thereto and Fortress Credit Corp., as the administrative agent and collateral agent, as amended, restated, amended and restated, modified, waived or supplemented.
“Fraud” shall mean intentional fraud with respect to the representations and warranties contained in this Agreement or any other Transaction Document, including any certificate delivered pursuant hereto, to the extent such intentional fraud is based exclusively upon a knowing and intentional misrepresentation contained in one or more of the representations and warranties contained in Article IV, Article V or ARTICLE VI of this Agreement or any certificate delivered pursuant hereto or another Transaction Document that is made with the intent of inducing any other party to enter into this Agreement and upon which such other party has reasonably relied (and Fraud shall not include equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, unjust enrichment, or any torts (including fraud) or other claim, doctrine, or theory based on negligence or recklessness (including based on constructive knowledge or negligent misrepresentation) or any other equitable claim).
“FTC” shall mean the U.S. Federal Trade Commission.
“Fully-Diluted Basis” shall mean (a) all outstanding shares of Common Stock, excluding any Company Shares owned by Merger Sub, the Company or any of the Subsidiaries, and (b) all shares of Common Stock issuable upon or underlying the following immediately prior to Closing: (i) the exercise in full of all Stock Options, to the extent vested as of immediately prior to Closing, for cash; (ii) the exercise of Warrants on a cashless basis that shall be deemed to be exercised and cancelled immediately prior to the Effective Time but not any Warrants that shall be cancelled for no consideration as of the Effective Time, as set forth herein; (iii) the settlement in full of all outstanding RSU Awards; and (iv) if the holders of Series A Preferred Stock are entitled to receive the As-Converted Amount, then the conversion in full of all shares of the Series A Preferred Stock, in each case, outstanding as of immediately prior to the Effective Time.
“Fundamental Representations” shall mean the representations and warranties (a) of the Company set forth in: the first sentence of Section 4.01(a) and the first sentence of Section 4.01(b) (Organization and Qualification); Section 4.02 (Authority/Binding Effect); Section 4.05 (Ownership of Stock/Capitalization); Section 4.06(b)(i)(A) (No Violation of Organizational Documents); Section 4.17(h) (U.S. Real Property Holding Corporation); and Section 4.18 (Brokers), (b) of the Company Parent set forth in: the first sentence of Section 5.01 (Organization), Section 5.02 (Authority; Binding Effect); Section 5.03(b)(i) (No Violation of Organizational Documents); Section 5.07 (Title); and Section 5.08 (Brokers) and (c) of Purchaser and Merger Sub set forth in Section 6.01 (Organization); Section 6.02 (Authority; Binding Effect); Section 6.03(b)(i) (No Violation of Organizational Documents); and Section 6.09 (Brokers).
“GAAP” shall mean U.S. generally accepted accounting principles.
“Generative AI” means an artificial intelligence system that generates text, images or other content in response user-generated prompts, based on data the system is trained on.
“Global Trade Laws” shall mean all Laws and Orders relating to (a) export, reexport, transfer and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, the Uyghur Forced Labor Prevention Act and similar Laws of any other jurisdiction applicable to the Group Companies, and (b) economic or trade sanctions, restrictive measures, boycott or anti-boycott or embargoes administered or enforced by the U.S. government (including by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council and the Governmental Authorities of any other jurisdiction applicable to the Group Companies.
“Governmental Authority” shall have the meaning set forth in Section 4.06(a) hereof.
“Group Companies” shall mean the Company and its Subsidiaries.
“Hazardous Materials” shall mean any material, element, compound, chemical, waste or other substance that is defined, listed, regulated or classified by a Governmental Authority, or for which liability or standards of conduct may be imposed, pursuant to any Environmental Law, including any “toxic substance”, “hazardous substance”, “hazardous waste”, “contaminant”, “pollutant” or “hazardous material” or words of similar meaning and regulatory effect.
“HSR Act” shall mean the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Incidental License” shall mean any (a) nondisclosure agreement or Contract that has the primary purpose of permitting the use of Confidential Information, (b) Contract pursuant to which current or former employees or contractors of the Company or the Subsidiaries assign or license Intellectual Property rights to (or waive such rights for the benefit of) the Company or the Subsidiaries, (c) Contract under which Intellectual Property is licensed to a contractor or vendor of the Company or the Subsidiaries for the benefit of the Company or the Subsidiaries or that permits the contractor or vendor to identify the Company or the Subsidiaries as a customer of such contractor or vendor, (d) Contract by which the Company or the Subsidiaries grants an Intellectual Property license in the ordinary course of business or to a customer, (e) Contract containing a non-exclusive license of Intellectual Property that is merely incidental to the transaction contemplated in such Contract, the commercial purpose of which is primarily for something other than such license, (f) non-exclusive shrink wrap, click-wrap or browse-wrap Contract, (g) non-exclusive license or terms of use that permits the use of unmodified generally available software, hardware, data or content, or (h) non-exclusive licenses granted or implied by Law to end-user customers for use of products or services.
“Indebtedness” of any Person at any date shall mean, without duplication: (a) all Obligations of such Person as of such date for borrowed money or trust preferred securities; (b) any other Obligations of such Person as of such date that are evidenced by a note, bond or debenture; (c) all outstanding reimbursement obligations in respect of drawn letters of credit, bank guarantees or bankers’ acceptances (but, for the avoidance of doubt, excluding any obligations in respect of undrawn letters of credit, bank guarantees or bankers’ acceptances); (d) all obligations of any Group Company under any conditional sale, title retention, forward sale or purchase or any similar agreement or arrangement with respect to the deferred purchase price of property or services (other than customary trade payables or accruals in the ordinary course of business) or services to pay the deferred purchase price of property or services outside of the ordinary course of business, including, for the avoidance of doubt, the maximum amount of any earnout obligations of any Group Company; (e) all Liabilities in respect of any lease of (or other arrangements conveying the right to use) real or personal property, or a combination thereof, which obligations of such Person are required to be classified and accounted for under GAAP as a capital lease; (f) all Liabilities under any swap, future or option agreement or other similar instruments designed to protect the Group Companies against fluctuations in interest rates, foreign exchange or other capital market risks; (g) all obligations of a Person other than a Group Company that are secured by any Lien on any property or asset of a Group Company; (h) all obligations of such Person in respect of guaranties of obligations or liabilities of another Person; and (i) any accrued and unpaid interest, prepayment premiums or penalties or other costs, fees or expenses related to clauses (a) through (h) preceding. Notwithstanding the foregoing, to avoid double counting of the same dollar amount, any amount included in Transaction Expenses will not be included in Indebtedness. “Indebtedness” shall not include the following to the extent incurred in the ordinary course of business with Persons other than Related Parties who are not Excepted Related Parties and are not employees of the Group Companies (i) trade payables; (ii) employee profit sharing arrangements; (iii) indemnities in commercial contracts; (iv) software licenses; (v) any operating leases; (vi) deferred revenue and customer deposits; (vii) any intercompany liabilities or obligations between or among any of the members of the Group Companies; or (viii) Taxes.
“Information Systems” shall mean hardware, firmware, networks, platforms, servers, interfaces, applications, websites and other information technology systems.
“Insurance Burdensome Condition” shall mean any restriction, condition, limitation or requirement imposed, including as a condition to receive Consent, by an Insurance Regulator that individually or together with all other such actions (taken or refrained from being taken), would or would reasonably be expected to:
(a) result in a material and adverse impact on the aggregate net economic benefits reasonably expected to be derived by Purchaser and its Affiliates, taken as a whole, in connection with the transactions contemplated by this Agreement;
(b) result in the imposition of any arrangement involving the sale, disposition or separate holding of any material assets or businesses of the Company, Purchaser or any of their respective Affiliates;
(c) require any additional commitment to obtain a material amount of regulatory capital for contribution into the Company or any of its Subsidiaries or to provide a material amount of additional financial resources to the Company or any of its Subsidiaries (including by way of guarantee, indemnity, capital maintenance or keep well arrangement or any other commitment to provide further capital or funding in the future);
(d) require the implementation of any material change to the ownership or holding structure of the Company, or any of its Subsidiaries or Purchaser or any of its subsidiaries not contemplated as part of or as a result of the transactions contemplated hereby or effectuate any other material restructuring of any Group Company or Purchaser or its Affiliates; or
(e) require any amendment or modification to this Agreement that would be materially adverse to Purchaser and its Affiliates (including the Group Companies), taken as a whole, after the Closing, in each case as compared to this Agreement as it exists on the date hereof.

“Insurance Contract” shall mean any insurance policy or Contract, in each case, together with all policies, binders, slips, certificates, applications, endorsements, riders and ancillary agreements in connection therewith that are issued by the Insurance Subsidiaries.
“Insurance Intermediary Subsidiary” shall have the meaning set forth in Section 4.21(a) hereof.
“Insurance Laws” shall mean all Laws applicable to the business of insurance or reinsurance or the regulation of insurance, reinsurance companies or insurance or reinsurance intermediaries, whether federal, national, provincial, state, local or multinational.
“Insurance Regulator” shall mean the applicable Governmental Authority with primary responsibility for regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies or insurance or reinsurance intermediaries, under Insurance Laws in a jurisdiction.
“Insurance Subsidiary” shall have the meaning set forth in Section 4.21(a) hereof.
“Intellectual Property” shall mean all rights, title and interest in and to intellectual property in any jurisdiction, including all: (a) patents and patent applications; (b) trademarks, service marks and trade names, together with all registrations and applications therefor; (c) copyrights and rights in works of authorship, together with all registrations and applications therefor; (d) internet domain name registrations and social media accounts and identifiers; and (e) trade secrets and confidential and proprietary information.
“Interim Balance Sheet Date” shall have the meaning set forth in Section 4.03(a) hereof.
“Interim Date” means the Interim Balance Sheet Date.
“Interim Financials” shall have the meaning set forth in Section 4.03(a) hereof.
“Intervening Event” shall mean a material change, effect, event, circumstance, occurrence, development or other matter that was not known or reasonably foreseeable to the Company Parent Board or any committee thereof on the date hereof (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Parent Board or any committee thereof on the date hereof), which material change, effect, event, circumstance, occurrence, development or other matter, or any consequence thereof, becomes known to the Company Parent Board after the date hereof and prior to the date on which the Company Parent Stockholder Approval is obtained; provided, however, that in no event will any Acquisition Proposal constitute an Intervening Event.
“Investment Advisory Agreements” shall mean, collectively: (a) the Investment Advisory Agreement, effective as of May 3, 2021, and July 1, 2021, by and among The Fortegra Group, LLC, certain of its Subsidiaries and Tiptree Advisors, LLC (f/k/a Corvid Peak Capital Management, LLC); (b) the Investment Advisory Agreement, dated as of May 1, 2022, by and among Fortegra Europe Insurance Company Ltd and Tiptree Advisors, LLC (f/k/a Corvid Peak Capital Management, LLC); (c) the Investment Advisory Agreement, effective as of April 9, 2025, by and among Fortegra Europe Insurance Company SE and Tiptree Advisors, LLC; (d) the Investment Advisory Agreement, effective as of April 9, 2025, by and among Fortegra Insurance UK Company Limited and Tiptree Advisors, LLC; and (e) the Investment Advisory Agreement, effective as of April 9, 2025, by and among The Fortegra Group, Inc., Belgium Insurance Company SE and Tiptree Advisors, LLC.
“Investment Assets” shall mean any interest in any bonds, notes, debentures, mortgage loans, real estate, instruments of indebtedness, stocks, partnership, limited liability company, or joint venture interests and all other equity interests, including equity interests in private equity and venture capital investment funds, certificates issued by or interests in trusts, derivatives or other assets acquired for investment or hedging purposes.
“IRS” shall mean the United States Internal Revenue Service.
“KBW” means Keefe, Bruyette & Woods, Inc. and its Affiliates.
“KBW Engagement Letter” shall mean the letter agreement, dated December 2, 2024, by and between the Company and KBW, as further amended, supplemented or modified.
“Knowledge of Purchaser” or any other similar knowledge qualification means the actual knowledge, after due inquiry, of the individuals listed in Section 1.01(a) of Purchaser Disclosure Schedule.

“Knowledge of the Company” or “Company’s Knowledge” or any other similar knowledge qualification means the actual knowledge, after due inquiry, of the individuals listed in Schedule 1.01(b).
“Labor Agreement” shall have the meaning set forth in Section 4.14(c) hereof.
“Laws” shall mean any federal, state, county, city or other local or foreign law, including any statute, ordinance, rule, regulation, agency requirement, code, treaty, Order, judgment, decree, administrative order, common law, decree, administrative or judicial decision, law or other pronouncement having the effect of law, including any interpretive guidance by any Governmental Authority.
“Leakage” shall mean, without duplication, any of the following payments, liabilities or obligations that occur after the Lockbox Date and at or prior to the Closing, in each case, excluding Permitted Leakage:
(a) any Transaction Expenses of the Group Companies;
(b) any dividend or other distribution declared, paid or made by any of the Group Companies to a Related Party;
(c) any payments made by any of the Group Companies to a Related Party in respect of any Equity Interests or other securities of such Group Company being returned, redeemed, purchased or repaid, or any other return of capital, or any payments made by any of the Group Companies to a Related Party in respect of any Obligations for borrowed money;
(d) any gift or payment made to, Liability assumed or incurred or guarantee or indemnity provided to or for the benefit of a Related Party other than to an Excepted Related Party in the ordinary course;
(e) the monetary value of any Lien created over any asset of the Group Companies in favor of a Related Party;
(f) the monetary value of any sale of any securities of any of the Group Companies to a Related Party (other than in connection with a Plan);
(g) any amount waived by any of the Group Companies owed to such Group Company by a Related Party;
(h) the forgiveness, release or waiver of any right, debt or claim outstanding against a Related Party for no consideration or for consideration that does not represent fair market value (with the amount of Leakage arising under this clause (h) being equal to the amount by which the consideration paid for such forgiveness, release or waiver (if any) falls short of the fair market value attributable to such forgiveness, release or waiver);
(i) the amount of (i) any payment made by any of the Group Companies in excess of fair market value for any transfer by a Related Party of any asset to any of the Group Companies or (ii) the fair market value of any asset transferred by any of the Group Companies to a Related Party in excess of any payment made therefor;
(j) the amount of any loan by any of the Group Companies to a Related Party; and
(k) the amount of any reasonable and documented out-of-pocket third-party costs and expenses incurred by Purchaser or its Affiliates in recovering any Leakage; and
(l) any Tax paid, payable or incurred by the Group Companies as a consequence of the matters referred to in clauses (a) through (k) above.
“Leakage Delayed Consideration” shall have the meaning set forth in Section 3.05(b) hereof.
“Leakage Reserve Holdback Account” shall mean the account established by the Paying Agent to hold the Leakage Reserve Holdback Amount.
“Leakage Reserve Holdback Amount” shall mean an amount equal to $8,000,000.
“Leased Real Property” shall have the meaning set forth in Section 4.13(a) hereof.
“Letter of Transmittal” shall have the meaning set forth in Section 2.03(a) hereof.

“Liabilities” shall mean direct or indirect Indebtedness, liability, claim, loss, damage, cost, expense or other monetary responsibility, whether matured or unmatured or fixed or contingent.
“Liens” shall mean any lien (statutory or otherwise), encumbrance, pledge, restriction, charge, option, easement, security interest, mortgage or other encumbrance or charge of any kind or nature whatsoever, whether written or oral, secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.
“Litigation” shall have the meaning set forth in Section 4.07 hereof.
“Lockbox Date” shall mean June 30, 2025.
“Lookback Date” shall mean January 1, 2023.
“Material Adverse Effect” shall mean any facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments that, individually or in the aggregate, (a) have had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or materially impair the ability of the Company or Company Parent to consummate the transactions contemplated hereby by the Termination Date (taking into account, if applicable, any extension thereof) in accordance with the terms of this Agreement, but shall exclude with respect to clause (a) of this definition, any such facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments to the extent resulting from (i) the execution of this Agreement, the pendency or consummation of the transactions contemplated by this Agreement or the announcement thereof, including the identity of Purchaser and its Affiliates, (ii) Purchaser’s announcement or other disclosure of its plans or intentions with respect to the conduct of the business (or any portion thereof) of the Company or any of the Subsidiaries, (iii) changes in the general economic, financial, regulatory, legislative, political or geopolitical conditions, (iv) changes in the general credit, debt, financial or capital markets, including changes in interest or exchange rates, in each case, in the United States or elsewhere in the world where the Group Companies operate, (v) changes or proposed changes in Laws, regulations or standards affecting the Company, GAAP, Applicable SAP or any underlying accounting principles or the interpretation or enforcement of any of the foregoing, (vi) any earthquakes, hurricanes, tsunamis, tornadoes, volcanoes, floods, mudslides, wildfires or other natural disasters, severe weather events or any other force majeure events or acts of God, (vii) changes in the Company’s and the Subsidiaries’ industries in the markets they operate in, or changes in the general business or economic conditions affecting such markets, (viii) any escalation of hostilities or war or act of foreign or domestic terrorism, including any cyber-terrorism or cyber attack, (ix) any action required to be taken or omitted to be taken in accordance with the terms of this Agreement or by, or with the consent of, Purchaser, Merger Sub or any of their respective Affiliates prior to the Closing Date, (x) any failure, in and of itself, by Company Parent, the Company or any Subsidiary to meet internal or published expectations, budgets, projections, forecasts or estimates of the Company or any Subsidiary, (xi) any change in the market price or trading volume of the capital stock or other securities of Company Parent Shares (provided, however, that with respect to each of clauses (x) and (xi), any effect that caused or contributed to such failure, change or development shall not be excluded as a result of such clause, as applicable), (xii) any litigation, suit, action or proceeding in respect of (A) this Agreement or the transactions contemplated hereby or (B) the Proxy Statement (including any breach of duty or disclosure claims), (xiii) any change in the availability or cost of reinsurance in general or (xiv) epidemics, pandemics, plagues, other outbreaks of infectious disease, including, in each case, resulting quarantine restrictions (including any shelter in place, stay at home or similar orders or guidelines), or any escalation or worsening of any of the foregoing, or any action, applicable Law, pronouncement or guideline taken or promulgated by any Governmental Authority, the World Health Organization or industry group in response to any of the foregoing; except, in the cases of clauses (iii), (iv), (v), (vi), (vii), (viii), (xiii) or (xiv), to the extent such facts, events, changes, violations, inaccuracies, circumstances, occurrences, effects or developments disproportionately affect the Company or the Subsidiaries as compared to other Persons engaged in the same industry in which a Group Company operates.
“Material Contracts” shall have the meaning set forth in Section 4.11 hereof.
“Material Permit” shall have the meaning set forth in Section 4.08 hereof.

“Material Reinsurance Contract” shall mean (a) any quota share Reinsurance Contract with over $100,000,000 in gross written premium during the twelve (12)-month period ended June 30, 2025 and a quota share over 50%, (b) any excess of loss Reinsurance Contract with over $100,000,000 in excess of loss protection purchased or (c) any programmatic reinsurance arrangement that is directly associated with, or structured in connection with, the Top Distribution Partners.
“Merger” shall have the meaning set forth in Section 2.01 hereof.
“Merger Sub” shall have the meaning set forth in the preamble hereto.
“Merger Sub Common Stock” shall mean the common stock of Merger Sub.
“Merger Sub Joinder” shall have the meaning set forth in Section 7.12(b) hereof.
“Minority Investors” shall mean the Equityholders other than Company Parent and the WP Investor.
“Nasdaq” shall mean the Nasdaq Capital Market.
“Non-Fortegra Consolidated Group Members” means any member of the Company Parent Tax Group (other than the Company and its Subsidiaries).
“Non-Recourse Party” shall have the meaning set forth in Section 11.13 hereof.
“Notes Indentures” shall mean, collectively, the FFC Junior Subordinated Indenture and the TFG Junior Subordinated Indenture.
“Obligations” shall mean, with respect to any Indebtedness, any principal, accrued but unpaid interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding, make whole, premium and other liabilities payable under the documentation governing such Indebtedness or Laws in respect thereof.
“Option Closing Merger Consideration” shall mean, for each vested Stock Option, an amount equal to the product obtained by multiplying (a) the difference of (i) the Per Share Closing Merger Consideration minus (ii) the exercise price per share of such Stock Option by (b) the aggregate number of shares of Common Stock underlying such Stock Option.
“Optionholder” shall mean a Person holding an outstanding Stock Option immediately prior to the Effective Time.
“Orders” shall have the meaning set forth in Section 4.07 hereof.
“Organizational Documents” means, with respect to any Person, collectively, its organizational and formation documents, including any certificate of incorporation, notarial deed of incorporation, certificate of formation, articles of organization, articles of association, business rules and regulations, by-laws, operating agreement, certificate of limited partnership, shareholders agreement, partnership agreement, equityholders’ agreement or certificates of existence or any similar agreement.
“Other Change of Control Consent Fees Amount” shall mean fifty percent (50%) of any fees and expenses incurred under Section 7.03.
“Owned IP” shall mean the Intellectual Property rights owned or purported to be owned by the Company or the Subsidiaries.
“Owned Real Property” shall have the meaning set forth in Section 4.13(h).
“Paying Agent” shall have the meaning set forth in Section 2.03(a) hereof.
“Paying Agent Agreement” shall have the meaning set forth in Section 2.03(a) hereof.
“Payoff Amount” shall have the meaning set forth in Section 7.17(d).
“Payoff Letters” shall have the meaning set forth in Section 7.17(d).
“Per Share Equityholders’ Representative Expense Release Amount” shall mean an amount equal to the quotient obtained by dividing (a) the total amount of funds remaining in the Equityholders’ Representative

Expense Account (reduced by any amount paid pursuant to Section 11.19(c)), by (b) the total number of outstanding shares of Common Stock owned by Persons who are not Equityholders’ Representatives and shares underlying vested Stock Options and RSU Awards held by the Equityholders immediately prior to the Effective Time.
“Per Share Equityholders’ Representative Expense Shortfall Amount” shall mean an amount equal to the quotient obtained by dividing (a) the Equityholders’ Representative Expense Shortfall Amount, by (b) the total number of outstanding shares of Common Stock and shares underlying vested Stock Options and RSU Awards held by the Equityholders immediately prior to the Effective Time.
“Per Share Closing Merger Consideration” shall mean an amount equal to the quotient obtained by dividing (a) the sum of (i) the Aggregate Closing Purchase Price plus (ii) the Aggregate Option Exercise Price plus (iii) the Aggregate Delayed Closing Consideration, if applicable, by (b) the total number of outstanding shares of Common Stock immediately prior to the Effective Time, as determined on a Fully-Diluted Basis.
“Performance Award” shall mean a dollar-denominated performance-based award that represents the right to acquire shares of Common Stock granted under the Company Equity Plan and that is outstanding as of immediately prior to the Effective Time.
“Performance Award Agreement” shall mean each individual award agreement evidencing a grant of a Performance Award under the Company Equity Plan.
“Permits” shall have the meaning set forth in Section 4.08 hereof.
“Permitted Leakage” means the amount of any of the following payments or transactions made, or to be made, between a Group Company, on the one hand, and a Related Party, on the other hand (except to the extent constituting Transaction Expenses, which, for the avoidance of doubt, shall constitute Leakage instead of Permitted Leakage):
(a) payment of any amounts specifically reserved for in the Interim Financials, to the extent of the amounts so reserved for therein (up to such amounts);
(b) payment of any amounts pursuant to a written request by, or with the prior written consent of, Purchaser to pay such amount (including, for the avoidance of doubt, any Payoff Amount paid by the Group Companies prior to Closing at the written request of the Purchaser);
(c) payment of any amounts (i) in settlement of accounts to the extent by and between the Company and a wholly owned Subsidiary or between any such wholly owned Subsidiaries of the Company or (ii) for bona fide services rendered in the ordinary course pursuant to any Contract between a Group Company and a Related Party set forth in Schedule 1.01(c) in connection with the terminal settlement of intercompany obligations;
(d) payments of (i) bonuses or benefits to directors, managers, officers, employees or consultants of the Group Companies (including annual bonuses) made in the ordinary course of business and not arising in connection with the transactions contemplated hereby or (ii) compensation (A) in respect of Company Equity Awards (1) outstanding on the date of this Agreement or (2) issued to directors, managers, officers, employees or consultants in the ordinary course of business to the extent set forth in Schedule 7.01(b) or (B) pursuant to contractual obligations existing on the date of this Agreement as set forth in Section 4.05 of the Company Disclosure Schedule (in the case of each of clauses (A) through (B), including any employer taxes associated with that amount and any Equity Interests withheld in the satisfaction of taxes or the exercise price of any Equity Awards);
(e) any reimbursement for premiums related to a Group Company, and any related cost, paid to a third-party insurer in connection with the coverage of any of the Group Companies under any insurance policy of the Company Parent and its Affiliates provided in the ordinary course of business consistent with the allocation methodology reflected in the Company Financial Statements;
(f) any reimbursement for any audit-related expense incurred by the Company Parent that is allocated to the Group Companies in the ordinary course of business consistent with the allocation methodology reflected in the Company Financial Statements;

(g) any distribution of cash (i) to pay any dividend by a Subsidiary of the Company to the Company or to a wholly owned Subsidiary of the Company or (ii) to the extent of Accruing Dividends, as defined in and pursuant to the Certificate of Designation, on the Preferred Stock, that accrue or have accrued pursuant to their terms beginning on the Lockbox Date, to the holder of such Preferred Stock, in each case, in the ordinary course of business;
(h) payments made to, Liability assumed or incurred or guarantee or indemnity provided by or for the benefit of a Related Party, in each case, (i) pursuant to a Plan or in connection with employment or compensation agreements with a Related Party employed by a Group Company, (ii) in exchange for services on arms’ length terms in the ordinary course of business performed by (A) a portfolio company of the WP Investor pursuant to and in accordance with the terms of a Contract between a Group Company and such portfolio or (B) another Related Party in the ordinary course of business and pursuant to a Contract set forth in Schedule 1.01(h) or (iii) pursuant to an arrangement entered into after the date of this Agreement with the prior consent of Purchaser;
(i) any payment, liability, obligation or reimbursement as required under the 2021 TSA and under the Investment Advisory Agreements; and
(j) any Tax paid, payable or incurred by the Group Companies as a consequence of the matters referred to in (a) to (h) above.
“Permitted Liens” shall mean the following Liens: (a) Liens for Taxes or other governmental assessments, charges or levies (i) that are not yet due or payable or (ii) that are contested in good faith and for which adequate reserves have been established in accordance with GAAP (to the extent required to be so reflected under GAAP); (b) statutory Liens of landlords, lessors or renters for amounts not yet due or payable or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP (to the extent required to be so reflected under GAAP); (c) Liens of carriers, warehousemen, mechanics, materialmen, laborers, suppliers, workmen, repairmen and other similar Liens arising or occurring under applicable Law in the ordinary course of business (i) for amounts not yet due or payable or (ii) for amounts that being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (d) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; (e) Liens released at or prior to Closing; (f) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (g) Liens other than for securing indebtedness for borrowed money and which do not materially detract from the value of or materially impair the existing use of property subject to such Lien; (h) granted in the ordinary course of the insurance or reinsurance business of the applicable Person or its subsidiaries on cash and cash equivalent instruments or other investments, including Liens granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the applicable Person or its subsidiaries, (B) the creation of trust funds for the benefit of ceding companies, (C) deposit liabilities, (D) statutory deposits, and (E) ordinary-course securities lending and short-sale transactions, and (ii) with respect to investment securities held in the name of a nominee, custodian or other record owner, and (i) Liens securing obligations arising under the Credit Agreements and, solely to the extent discharged at Closing, Liens securing obligations under the Fortress Credit Documents.
“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.
“Personal Data” shall mean information that is capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, contact, locate or authenticate an individual, device or household, or that constitutes “personal information”, “personal data”, “nonpublic personal information” and similar terms under Privacy Laws.
“Plan” shall mean each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not such benefit plan is subject to ERISA) and each other bonus, equity or other equity-based incentive, retention, employment, individual consulting, deferred compensation, disability, medical, post-termination or retiree medical, dental, life insurance or other welfare benefit, sick leave, vacation or other paid time off, perquisites, fringe benefits, retirement or post-retirement, pension, termination, severance, change in control or other benefit or compensation plan, program, policy, contract, agreement or arrangement, whether written or unwritten, which is maintained, contributed to, required to be contributed to or sponsored by the Company or any of the

Subsidiaries or with respect to which the Company or any of the Subsidiaries has or may have any liability in each case, other than a plan, program, policy, contract, agreement or arrangement maintained or required to be maintained by a Governmental Authority and a plan, program, policy, contract, agreement or arrangement sponsored or maintained by a professional employer or similar organization.
“Pre-Closing Tax Period” shall mean any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.
“Preferred Stock” shall mean the preferred stock, par value $0.01 per share, of the Company.
“Present Fair Salable Value” shall have the meaning set forth in Section 6.07 hereof.
“Pre-Termination Material Breach” shall have the meaning set forth in Section 10.02(a) hereof.
“Privacy Laws” means all applicable Laws, binding regulatory guidelines and binding industry standards relating to the privacy, security or processing of Personal Data, data breach notification, website and mobile application privacy policies and practices, consumer protection, the processing and security of payment card information, wiretapping, the interception of electronic communications, international transfer of Personal Data, the tracking or monitoring of online activity, data or web scraping, advertising or marketing and email, text message or telephone communications.
“Privacy Obligations” shall mean Privacy Laws, published policies and contractual obligations related to privacy, security or the processing of Personal Data, as and to the extent applicable to the operation of the business of the Company.
“Pro Rata Percentage” shall mean, with respect to each Equityholder, a percentage equal to (a) (i) for purposes other than determining each Minority Investor’s pro rata portion of the Equityholders’ Representative Expense Amount, the aggregate amount of cash proceeds distributed (or distributable) to such Equityholder in respect of the Company Shares and Company Equity Awards, other than the Performance Awards, held by such Equityholder on a Fully-Diluted Basis in connection with the transactions contemplated hereby divided by (ii) the aggregate amount of all cash proceeds distributed (or distributable) to the Equityholders in respect of the Company Shares and Company Equity Awards, other than the Performance Awards, held by such Equityholders on a Fully-Diluted Basis in the aggregate; and (b) as to each Minority Investor’s pro rata portion of the Equityholders’ Representative Expense Amount, the amount set forth in the Closing Schedule in respect of each class of Equity Interest held by such Minority Investor. The aggregate Pro Rata Percentages of all Equityholders, which shall be set forth in the Closing Schedule, shall at all times equal one hundred percent (100%).
“Producers” shall mean the agents, general agents, sub-agents, brokers, wholesale brokers, independent contractors, consultants, affinity groups, insurance solicitors, producers or other Persons who sell the Insurance Contracts.
“Profit Sharing Fee Start Date” shall mean June 1, 2026.
“Profit Sharing Rate” shall mean ten percent (10%) per annum.
“Proxy Statement” shall have the meaning set forth in Section 5.05 hereof.
“Purchaser” shall have the meaning set forth in the preamble hereto.
“Purchaser Disclosure Schedule” shall mean the disclosure schedules delivered by Purchaser to the Company on the date hereof.
“Purchaser Material Adverse Effect” shall have the meaning set forth in Section 6.01 hereof.
“Purchaser Plans” shall have the meaning set forth in Section 7.08(c) hereof.
“Purchaser Related Parties” shall have the meaning set forth in Section 10.02(c)(vi) hereof.
“Purchaser Released Parties” shall have the meaning set forth in Section 11.14 hereof.
“Purchaser Required Governmental Consents” shall have the meaning set forth in Section 6.03(a) hereof.
“Purchaser Retained Matters” shall have the meaning set forth in Section 11.14(b).
“Real Property Leases” shall have the meaning set forth in Section 4.13(a) hereof.

“Registered IP” shall have the meaning set forth in Section 4.16(a) hereof.
“Reinsurance Contracts” shall mean any reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement to which any Insurance Subsidiary is a party and with respect to which there is any liability thereunder (whether as cedant, reinsurer, or retrocessionaire thereunder).
“Related Party” shall mean (a) each Person that holds Equity Interests in a Group Company and any Affiliate of such holder of Equity Interests in a Group Company, (b) each Person that serves as a director, officer, manager, partner, executor or trustee (or in a similar capacity) of Company Parent or its subsidiaries, including the Group Companies, or of any Person that holds Equity Interests of the Company or any Affiliate of a Person that holds Equity Interest in a Group Company, and (c) with respect to an individual described in clause (a) or clause (b) preceding, each Family member of such Person; provided no Group Company shall be deemed to be a Related Party of the other Group Companies.
“Release Documentation” shall have the meaning set forth in Section 7.17(d).
“Relevant Consolidated Return Period” shall have the meaning set forth in Section 9.04 hereof.
“Relevant Consolidated Return Tax Contest” shall have the meaning set forth in Section 9.04 hereof.
“Representative” shall mean, with respect to any Person, such Person’s directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives.
“Required Governmental Consents” shall mean, collectively, the Company Required Governmental Consents, the Purchaser Required Governmental Consents and any Additional Required Regulatory Approvals.
“Reserves” shall mean the reserves, funds or provisions of any Insurance Subsidiary for losses, claims, premiums, policy benefits and expenses, including unearned premium reserves, reserves for incurred losses, technical reserves, allocated and unallocated loss adjustment expenses, incurred but not reported losses and loss adjustment expenses, in respect of an Insurance Contract.
“Restrictive Covenant Agreement” shall have the meaning set forth in the Recitals hereof.
“RSU Award” shall mean a restricted stock unit award granted under the Company Equity Plan that is outstanding as of immediately prior to the Effective Time.
“RWI Policy” shall mean that certain representation and warranty insurance policy currently contemplated to be issued by Ryan Transactional Risk, as managing general underwriter for Arch Specialty Insurance Company, Zurich, Nationwide, Convex Insurance UK Limited, QBE UK Limited and certain Lloyd’s of London syndicates, and bound as of the date of this Agreement (including any policies issued as specifically excess thereto, if any).
“SEC” shall mean the United States Securities and Exchange Commission.
“Second Request” shall have the meaning set forth in Section 7.04(c) hereof.
“Section 262” shall have the meaning set forth in Section 2.03(h) hereof.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the applicable rules and regulations thereunder.
“Series A Aggregate Liquidation Preference” shall mean the amount equal to the product of (a) the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock held by the Company or the Subsidiaries), if any, multiplied by the Series A Liquidation Preference.
“Series A Liquidation Preference” shall mean an amount per share of Series A Preferred Stock equal to the greater of (a) the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (b) the amount of the Aggregate Closing Purchase Price that a holder of such share of Series A Preferred Stock would have been entitled to receive if such share of Series A Preferred Stock were converted into Common Stock immediately prior to the Effective Time (the amount described in this clause (b), the “As-Converted Amount”).

“Series A Original Issue Price” shall mean $15.00 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of any share dividend, share split, share combination or other similar recapitalization with respect to the Series A Preferred Stock, if applicable).
“Series A Preferred Stock” shall mean the series of Preferred Stock, par value $0.01 per share, designated as Series A Preferred Stock under the Certificate of Designation.
“Solvency” shall have the meaning set forth in Section 6.07 hereof.
“Solvent” shall have the meaning set forth in Section 6.07 hereof.
“South Bay Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of October 6, 2023, by and among South Bay Acceptance Corporation, a California corporation, and South Bay Funding LLC, a Delaware limited liability company, each a Subsidiary of the Company, the lenders from time to time party thereto and Fifth Third Bank, N.A., as the administrative agent, as amended, restated, amended and restated, modified, waived or supplemented prior to the date hereof.
“Specified Eligible Common Stockholders” shall mean all Eligible Common Stockholders other than Company Parent and WP Investor.
“Specified Reinsurance Contract Event” shall have the meaning set forth in Section 4.23 hereof.
“Stock Option” shall mean an option (or a portion thereof) to acquire shares of Common Stock granted under the Company Equity Plan that is outstanding as of immediately prior to the Effective Time.
“Stockholder Transmittal Materials” shall have the meaning set forth in Section 2.03(b) hereof.
“Stockholder Vote Failure Fee” shall have the meaning set forth in Section 10.02(c)(iv) hereof.
“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated June 21, 2022, by and among the Company and the investors identified therein.
“Straddle Period” shall mean any taxable period that includes (but does not end on) the Closing Date.
“Subsidiary” shall mean any entity in which a majority of the outstanding capital stock, voting power or other equity interests is owned by the Company or another Subsidiary of the Company.
“Subsidiary Shares” shall mean the shares of capital stock, limited liability company interests or partnership interests of the Company’s Subsidiaries that are owned, directly or indirectly, by the Company.
“Superior Proposal” shall mean a bona fide, written Acquisition Proposal (except the references in the definition thereof to “fifteen percent (15%)” will be replaced by “fifty percent (50%)”) that did not result from a material breach of Section 7.10(b) and the Company Parent Board has determined, in good faith, after consultation with its outside legal counsel and financial advisors, and taking into account the terms and conditions of such Acquisition Proposal, is (a) reasonably likely to be consummated on the terms proposed and (b) more favorable, taken as a whole, to the Company Parent stockholders than the transactions contemplated by this Agreement, in each case taking into account at the time of determination all circumstances deemed relevant in good faith by the Company Parent Board, including, if determined relevant in good faith by the Company Parent Board, the various legal, financial and regulatory aspects of such Acquisition Proposal and any changes to the terms of this Agreement Purchaser has committed to make in response to such Acquisition Proposal in accordance with Section 7.10(e).
“Surviving Corporation” shall have the meaning set forth in Section 2.01 hereof.
“Surviving Corporation Common Shares” shall mean the shares of common stock, $0.0001 par value per share, of the Surviving Corporation.
“Tax” shall mean all federal, state, local or non-U.S. income, gross receipts, excise, property, sales, gain, use, license, premium, capital stock, transfer, franchise, payroll, withholding, social security, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever imposed by a Governmental Authority, including any interest, penalties or additions thereto.
“Tax Authority” shall mean any agency or political subdivision of any foreign, federal, state, local or municipal Governmental Authority with the authority to impose any Tax (foreign or domestic).

“Tax Law” shall mean any Law relating to Taxes.
“Tax Return” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document filed or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment.
“Termination Date” shall have the meaning set forth in Section 10.01(b) hereof.
“Termination Fee” shall mean $49,500,000.
“TFG Junior Subordinated Indenture” shall mean that certain Junior Subordinated Indenture, dated as of November 7, 2024, pursuant to which the Company issued notes accruing interest at nine and one quarter percent (9.25%), with such notes due in November 2064, as amended, restated, amended and restated, modified, amended, waived or supplemented prior to the date hereof.
“Top Distribution Partners” shall have the meaning set forth in Section 4.26 hereof.
“Top Suppliers” shall have the meaning set forth in Section 4.26 hereof.
“Transaction Documents” shall mean this Agreement, the Paying Agent Agreement, the Restrictive Covenant Agreements, the Voting Agreements, the Letters of Transmittal, and each other document, agreement, schedule, exhibit, certificate or instrument delivered pursuant to this
Agreement except for the Organizational Documents and Contracts providing for the engagement of employment or consulting services of and to the Group Companies following the Closing.
“Transaction Expenses” shall mean (without duplication): (a) all Liabilities, fees and expenses paid or payable by any Group Company directly in connection with the direct or indirect change of ownership of (i) the Group Companies, (ii) the business of the Group Companies or (iii) any material portion thereof, in each case, directly in connection with the transactions contemplated by this Agreement, including any such Liabilities, fees and expenses incurred in connection with the marketing process managed by Barclays and BofA, including the preparation of marketing materials, management presentations, evaluating indications of interest of Purchaser and other bidders, sell-side diligence and interactions and negotiations with other interested parties and the drafting, negotiation, execution and delivery of this Agreement and the other Transaction Documents and other documents contemplated hereby and the consummation of the transactions contemplated hereby, including by the following financial advisors and legal counsel: BofA, Barclays, Ropes & Gray LLP and Sidley Austin LLP but excluding (w) KBW for aggregate payments of less than or equal to $500,000, (x) the Change of Control Waiver Fees and Expenses, (y) any other Liabilities, fees or expenses borne by Purchaser pursuant to the terms of this Agreement and (z) any Payoff Amount; (b) the employer portion of any employment, payroll or similar Taxes attributable to payment of Equity Award Closing Merger Consideration to Equity Award Holders; (c) any amounts due and payable by a Group Company to any present or former service provider for any change in control, retention or similar transaction payments or bonuses, severance, termination or other similar arrangement or payment triggered solely as a result of the consummation of the transactions contemplated hereby (including any termination of employment, other than a termination of employment initiated by Purchaser or any of its Affiliates (including the Surviving Corporation) after the Closing), including, for the avoidance of doubt, the Transaction Bonuses and payments made pursuant to the Retention Program, in each case, that are contemplated by Section 7.01(r) in paragraphs 2 and 4, respectively, of the Company Disclosure Schedules, together with the employer portion of any employment, payroll or similar Taxes attributable to such amounts; (d) the Other Change of Control Consent Fees Amount; (e) fifty percent (50%) of any premiums, fees and expenses to procure the D&O Insurance referenced in Section 7.07(b); (f) fifty percent (50%) of all Transfer Taxes; and (g) fifty percent (50%) of all antitrust, competition and foreign direct investment filing fees, including the HSR and CFIUS filing fees. For the avoidance of doubt, Transaction Expenses does not include (i) issuances and payments in respect of Equity Interests to directors, managers, officers, employees or consultants of the Company or any of its Subsidiaries or (ii) any increase the salary, wages, bonuses or other compensation or benefits payable to any current or former director, officer, employee or consultants of the Company or any of its Subsidiaries, in each case in the ordinary course.
“Transaction Litigation” shall have the meaning set forth in Section 7.13 hereof.
“Transfer Taxes” shall have the meaning set forth in Section 9.01 hereof.

“TUPE” means the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006, as amended.
“Union” shall mean any labor union, works council, trade union or other employee representative body.
“Voting Agreements” means the Company Voting Agreements and the Company Parent Voting Agreements.
“Warrants” shall have the meaning set forth in Section 4.05(a) hereof.
“WP Investor” shall mean WP Falcon Aggregator, L.P.
Section 1.02 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.
Section 1.03 Other Definitional Provisions.
(a) The words “hereof,” “herein,” “hereto,” “hereunder” and “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context otherwise requires.
(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(c) The term “dollars” and character “$” shall mean United States dollars.
(d) The term “including” shall mean “including, without limitation,” and the words “include” and “includes” shall have corresponding meanings, and such words shall not be construed to limit any general statement that they follow to the specific or similar items or matters immediately following them.
(e) The term “or” is not exclusive unless the context otherwise requires.
(f) The terms “party,” “parties,” “parties hereto,” “parties to this Agreement” and similar terms, when used in this Agreement, shall refer to Purchaser, Merger Sub, Company Parent and/or the Company, as applicable, unless the context expressly otherwise requires.
(g) The word “will” shall be construed to have the same meaning as the word “shall”.
(h) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such shall not mean simply “if.”
(i) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(j) References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and the Subsidiaries, taken as a whole, consistent with the past practice.
(k) All documents and other information “made available,” “provided,” “furnished” and similar phrases shall mean only such documents or other information uploaded to the electronic data room hosted by Firmex Inc. (the “Data Room”) accessible by Purchaser and its representatives for “Project Eagle,” prior to 12:00 p.m., Eastern Standard Time (EST), two (2) Business Days prior to the date of this Agreement.
Section 1.04 Interpretive Matters.
(a) The Exhibits and schedules to this Agreement (including the Company Disclosure Schedule and Purchaser Disclosure Schedule) are hereby incorporated and made a part hereof and are an integral part of this Agreement. Items in the Company Disclosure Schedule shall not be deemed to be an acknowledgement or representation to any third party not a party hereto that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Company Disclosure Schedule or Purchaser Disclosure Schedule shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Schedule or the Purchaser Disclosure Schedule, respectively, to which such matter’s application or relevance is reasonably apparent on its face. Any capitalized terms used in the Company Disclosure Schedule or Purchaser Disclosure Schedule or any Exhibit, but not otherwise defined therein, shall be defined as set forth in this Agreement.

(b) Any reference in this Agreement to gender shall include all genders and the neuter.
(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(d) For all actions or measurements contemplated by this Agreement to take place or be measured as of “immediately prior to the Effective Time” or “immediately prior to the Closing,” (i) any Company Equity Awards that vest immediately prior to the consummation of the transactions contemplated hereby (after giving effect to any accelerated vesting or performance targets achieved in connection with such transactions) shall be deemed vested as of such time and (ii) any Warrants that are deemed exercised immediately prior to the consummation of the transactions contemplated by this Agreement in accordance with their terms shall be considered to have been exercised and cancelled and forfeited as of such time (and any Warrants that are not deemed exercised shall be cancelled and forfeited as of such time).
ARTICLE II

THE MERGER
Section 2.01 Merger. At the Effective Time, in accordance with this Agreement and the DGCL, Merger Sub shall be merged with and into the Company (the “Merger”), the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). The Merger shall have the effects set forth in Section 259 of the DGCL and, without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, and shall be subject to all liabilities, obligations and penalties of the Company and Merger Sub, all with the effect set forth in the DGCL. The certificate of incorporation and the by-laws of the Company, as in effect immediately prior to the Effective Time shall, at the Effective Time, be amended and restated in their entirety in the form of the certificate of incorporation and the by-laws attached hereto as Exhibit C and Exhibit D, respectively, and as so amended shall be the certificate of incorporation and the by-laws of the Surviving Corporation, until amended in accordance with applicable Law. Each of the directors of Merger Sub immediately prior to the Effective Time shall be a director of the Surviving Corporation, in each case until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and by-laws.
Section 2.02 Conversion of Shares.
(a) At the Effective Time, all shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Purchaser, be converted into and thereafter evidence in the aggregate one thousand (1,000) Surviving Corporation Common Shares. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, when converted in accordance with this Section 2.02(a), shall no longer be outstanding, shall automatically be cancelled and shall cease to exist.
(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:
(i) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares and shares of Common Stock held by the Company, any of its Subsidiaries or Merger Sub, if any, which in each case shall be cancelled) (each holder of such share of Common Stock, together with each holder of Warrants that are exercised on a cashless basis in accordance with Section 2.03(i), an “Eligible Common Stockholder”) shall be converted into and thereafter evidence the right to receive, without interest, an amount in cash equal to (A) the Per Share Closing Merger Consideration plus (B) the applicable Pro Rata Percentage of the Leakage Delayed Consideration (if any), which in the case of a holder of Common Stock that is a Minority Investor, shall be reduced by such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount; and
(ii) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (each holder of such share of Series A Preferred Stock, an “Eligible Preferred Stockholder”) shall be converted into and thereafter evidence the right to receive in cash the Series A Liquidation Preference.

(c) Each Company Share issued and outstanding immediately prior to the Effective Time, when converted or cancelled in accordance with Section 2.02(b), shall no longer be outstanding, shall automatically be cancelled and shall cease to exist.
(d) At the Effective Time, each Company Share that is owned by the Company or any of the Subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
Section 2.03 Paying Agent; Treatment of Company Shares; Closing Payments; Treatment of Warrants.
(a) As promptly as practicable after the date hereof but in any event no later than thirty (30) Business Days after the date hereof, Purchaser shall appoint SRS Acquiom (or its applicable Affiliate) as paying agent, or if SRS Acquiom (or its applicable Affiliate) is unwilling or unable to accept such appointment (including because it is unable to make payments within the timing called for in this Agreement), such paying agent that is mutually acceptable to the Company and Purchaser, each acting reasonably (the “Paying Agent”) and enter into a paying agent agreement (the “Paying Agent Agreement”), for the purpose of making payments related to the transactions contemplated hereby, including payments to the Eligible Holders pursuant to this Article II.
(b) As soon as reasonably practicable after the engagement of the Paying Agent, Purchaser shall cause the Paying Agent to cooperate with the Company to mail, email or cause to be mailed, emailed or otherwise delivered to each Eligible Holder a letter of transmittal in the form attached hereto as Exhibit A (the “Letter of Transmittal”), together with any applicable Tax forms that Purchaser or the Paying Agent may reasonably require in connection therewith and the materials and information referenced therein as being required to be returned by an Eligible Holder to the Paying Agent (the “Stockholder Transmittal Materials”), and instructions specifying the manner in which each such holder should complete the same and surrender the Company Shares for payment. The Paying Agent Agreement may only be amended with the prior written consent of the Company.
(c) At or prior to the Closing, Purchaser shall deposit, or cause to be deposited, with the Paying Agent the amounts set forth in Section 3.04.
(d) Each Eligible Holder shall deliver to the Paying Agent on behalf of Purchaser, properly completed and duly executed and submitted Stockholder Transmittal Materials, and surrender the Company Shares in accordance with the directions for doing so contained in the Letter of Transmittal in exchange for the right to receive such Eligible Holder’s portion of the aggregate Per Share Closing Merger Consideration (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares) and the Series A Liquidation Preference, as applicable, as provided in Section 2.02(b) and Section 2.03(c).
(e) With respect to each Eligible Holder that has properly completed and duly executed and delivered to the Company at least two (2) Business Days prior to the Closing Date the Stockholder Transmittal Materials, including, if the Company Shares are certificated, a certificate representing the Company Shares (the “Certificates”), Purchaser shall cause the Paying Agent to pay to such Eligible Holder, in immediately available funds, the portion of the Aggregate Closing Common Purchase Price (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares) and the Series A Aggregate Liquidation Preference, as applicable, that such Eligible Holder is entitled to receive under this Agreement, pursuant to the payment instructions provided by such Eligible Holder in such Eligible Holder’s Letter of Transmittal, which payment will be made as of the Closing.
(f) With respect to each Eligible Holder that has properly completed and duly executed and delivered to the Paying Agent after the second (2nd) Business Day prior to the Closing the Stockholder Transmittal Materials, Purchaser shall cause the Paying Agent to pay, to such Eligible Holder, in immediately available funds, the portion of the Aggregate Closing Common Purchase Price (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares) and the Series A Aggregate Liquidation Preference pursuant to the payment instructions provided by such Eligible Holder in such Eligible Holder’s Letter of Transmittal, which payment will be made as promptly as practicable and in no event later than two (2) Business Days after the Paying Agent’s receipt of the Letter of Transmittal.

(g) In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment may be made with respect to such shares to such a transferee if satisfactory evidence of the ownership of such Company Shares is presented to Purchaser, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes required to be paid by reason thereof have been paid.
(h) Notwithstanding anything to the contrary contained herein or otherwise, shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares (the “Appraisal Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”), shall not be converted into the right to receive the Per Share Closing Merger Consideration and Pro Rata Percentage of the Leakage Delayed Consideration (if any) as provided in Section 2.02(b) and Section 2.03(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Per Share Closing Merger Consideration and Pro Rata Percentage of the Leakage Delayed Consideration (if any) as provided in Section 2.02(b) and Section 2.03(c), without interest. The Company shall serve prompt notice to Purchaser of any demands for appraisal of any shares of Common Stock, and Purchaser shall have the right to direct and control all negotiations and proceedings with respect to such demands; provided that all fees and expenses incurred in connection therewith shall be borne by Purchaser. Prior to the Effective Time, without the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. From and after the Effective Time, no stockholder who has properly exercised and perfected appraisal rights pursuant to Section 262 of the DGCL shall be entitled to vote his or her Company Shares or to receive dividends and other distributions with respect to his or her Company Shares (except dividends and other distributions payable to stockholders of record at a date that is prior to the Effective Time).
(i) Warrants shall either be exercised on a cashless basis automatically immediately prior to the Effective Time pursuant to their terms or cancelled at the Effective Time or cancelled at the Effective Time for no consideration, whether or not such cancellation happens pursuant to their terms.
Section 2.04 Treatment of Company Equity Awards.
(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plan) shall adopt resolutions or take such other actions as may be required to cause each Company Equity Award, other than the Performance Awards, that is outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other condition, to accelerate and vest at the Effective Time, with the performance conditions applicable to the Stock Options deemed achieved as determined by the Company.
(b) At the Effective Time, each vested RSU Award shall, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, shall be converted into and thereafter evidence the right to receive, without interest and less applicable Tax withholding pursuant to Section 2.05(g), an amount in cash equal to (i) (A) the Per Share Closing Merger Consideration multiplied by (B) the number of Company Shares subject to such vested RSU Award plus (ii) the Leakage Delayed Consideration attributable to such Company Shares (if any), and (iii) minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares.
(c) For the avoidance of doubt, from and after the Effective Time, each Performance Award that is outstanding immediately prior to the Effective Time pursuant to its terms, shall continue in effect in accordance with its existing terms and conditions (except as expressly provided herein), subject to any adjustments necessary to preserve the value of such Performance Award, as measured immediately prior to the Effective Time, with the corresponding value as measured immediately following the Effective Time, as reasonably agreed to by the parties and approved by the Company Board prior to, but contingent upon, the Effective Time; provided, however, that following vesting of any Performance Award in accordance with the terms and conditions set forth in the underlying Performance Award Agreement, each Performance Award shall be settled solely in cash from an after the Effective Time. Prior to, but contingent upon, the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plan) shall adopt resolutions or take such other actions as may be required to provide solely for cash settlement of Performance Awards that are outstanding immediately prior to the Effective Time pursuant to their terms, from and after the Effective Time.
(d) At the Effective Time, each such vested Stock Option shall, by virtue of the Merger, be cancelled, and in full consideration of such cancellation, shall be converted into and thereafter evidence the right to receive, without interest and less applicable Tax withholding pursuant to Section 2.05(g), the Option Closing Merger Consideration and the Leakage Delayed Consideration attributable to such Stock Option (if any), minus, in the case of each of the Minority Investors, such holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such vested Stock Option.
(e) Each Company Equity Award, other than the Performance Awards, when converted in accordance with this Section 2.04, shall no longer be outstanding, shall automatically be cancelled and shall cease to exist. As promptly as reasonably practicable following the Effective Time, Purchaser shall pay or cause to be paid, or, to the extent the Surviving Corporation has sufficient immediately available funds at such time, cause the Surviving Corporation to pay or cause to be paid, to each applicable Equity Award Holder through the payroll system of the Surviving Corporation or applicable Subsidiary thereof (other than with respect to Stock Options granted in respect of non-employee services, which need not be paid through such payroll system), an aggregate amount in cash equal to the Option Closing Merger Consideration or Per Share Closing Merger Consideration, as applicable, that such Equity Award Holder is entitled to receive under this Agreement (which shall be reduced by the Equity Award Holder’s Pro Rata Percentage of the Equityholders’ Representative Expense Amount attributable to such Stock Options and such Company Shares, as applicable).
Section 2.05 Certain Actions in Connection with the Merger.
(a) Eligible Holder Contact Details. Not less than thirty (30) Business Days after the date hereof, the Company shall provide Purchaser with the names, addresses and (to the extent available) email addresses of each Eligible Holder, the number of Company Shares held by each such Eligible Holder and any other details required by the Paying Agent in connection with the delivery of Letters of Transmittal to the Eligible Holders pursuant to Section 2.03(b);
(b) Closing Schedule. Not less than five (5) Business Days prior to Closing, the Company shall provide Purchaser with a schedule in writing (the “Closing Schedule”) setting forth the following:
(i) A calculation of the following (including all components thereof):
(A) Change of Control Waiver Fees and Expenses Amount (together with the applicable payee(s) and account details);
(B) Other Change of Control Consent Fees Amount (together with the applicable payee(s) and account details);
(C) the amount of Leakage;
(D) Aggregate Closing Purchase Price;
(E) Aggregate Closing Common Purchase Price;
(F) Aggregate Option Exercise Price;
(G) Option Closing Merger Consideration;
(H) Per Share Closing Merger Consideration;
(I) Series A Aggregate Liquidation Preference;
(J) the Equityholders’ Representative Expense Amount;
(K) the Leakage Reserve Holdback Amount;

(L) the amount of any Transfer Taxes;
(M) the amount of D&O Insurance premiums, fees and expenses; and
(ii) For each Equityholder:
(A) a calculation of the portion of the Aggregate Closing Purchase Price and/or Series A Aggregate Liquidation Preference (including all components thereof) to be paid to such Equityholder;
(B) such Equityholder’s Pro Rata Percentage with respect to each type of Company Equity Interests held;
(C) the amount (expressed as a dollar and a percentage) to be allocated to each Minority Investor as a portion of the Equityholders’ Representative Expense Amount;
(D) the amount (expressed as a dollar and a percentage) to be allocated to each Equityholder as a portion of the Leakage Reserve Holdback Amount; and
(E) for any Equity Award Holder, whether payroll or employment Taxes are required to be withheld from payments in respect of any Company Equity Awards held by such Equity Award Holder.
Purchaser, Merger Sub and their respective Affiliates shall be entitled to rely on the Closing Schedule in making payments under this Agreement.
(c) Share Transfer Books. At and after the Effective Time, there shall be no transfers on the share transfer books of the Company of any shares of capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Company Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in Section 2.02(b) and Section 2.03(c).
(d) Unclaimed Merger Consideration. Any amount remaining unclaimed by holders of Company Shares or Company Equity Awards twelve (12) months after the date on which such funds were delivered to the Paying Agent or Surviving Corporation for payment (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall be returned to the Surviving Corporation and holders of Company Shares or Company Equity Awards shall thereafter look only to the Surviving Corporation for any such payment that may be payable upon surrender of any Company Shares held by such holder, as determined pursuant to this Agreement, as a general creditor and without any interest thereon.
(e) No Liability. None of the Company, the Surviving Corporation, Purchaser, any Affiliates of the foregoing or any other Person shall be liable for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(f) Tax Forms. Prior to Closing, (i) each Eligible Holder shall provide Purchaser with an IRS Form W-9 and (ii) the Company shall provide Purchaser a certificate and a notice addressed to the IRS, in accordance with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. Notwithstanding anything to the contrary in this Agreement, if such IRS Form W-9 or certification is not delivered prior to Closing, Purchaser’s sole recourse shall be to make the appropriate withholding under Section 1445 of the Code.
(g) Withholding. Notwithstanding anything in this Agreement to the contrary, Purchaser, Merger Sub, the Surviving Corporation and the Subsidiaries and any other applicable withholding agent shall be entitled to deduct and withhold from any amount otherwise payable to or for the benefit of any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law; provided, however, that the Person intending to withhold will use reasonable best efforts to notify such Persons of any amounts otherwise payable to such Persons that it intends to deduct and withhold at least three (3) Business Days prior to the due date for any relevant payment and shall provide reasonable details regarding the provisions of Law that requires such deduction or withholding, other than required compensatory withholdings or backup withholding or withholding resulting from the failure of any Person to provide the documentation described in Section 2.05. Any amounts withheld in accordance with this Section 2.05(g) shall be (i) timely paid to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Equityholder in respect of which such deduction and withholding was made.

ARTICLE III

CLOSING
Section 3.01 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place electronically through the execution and exchange, via pdf copies of electronically or originally signed documents, on (a) the last Business Day of the month in which all of the conditions precedent set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (the “Condition Satisfaction”) have been satisfied or waived; provided, that if the Condition Satisfaction occurs less than five (5) Business Days prior to the last Business Day of such month, the Closing shall occur on the last Business Day of the month immediately following the month in which the Condition Satisfaction occurs, or (b) such other date or at such other time or place as the parties hereto may mutually agree. The date on which the Closing occurs is called the “Closing Date.”
Section 3.02 Effective Time. Upon the terms and subject to the conditions of this Agreement, the parties hereto shall deliver at Closing to the Secretary of State of the State of Delaware a certificate of merger that effectuates the transactions contemplated hereby (the “Certificate of Merger”) and shall make all other filings or recordings as may be required under the DGCL and any other applicable Law in order to effect the Merger. The Merger shall become effective at the time of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The date and time at which the Merger shall so become effective is herein referred to as the “Effective Time.”
Section 3.03 Closing Deliverables.
(a) Closing Deliverables of the Company and Company Parent. At the Closing, subject to the terms and conditions hereof, the Company and Company Parent shall deliver, or cause to be delivered, to Purchaser:
(i) Copy of Data Room. A digital record containing a copy of the information and documents set forth in the Data Room as of the Closing Date.
(ii) Affiliate Transactions. Evidence, reasonably satisfactory to Purchaser, of the termination of the Affiliate Transactions pursuant to Section 7.15.
(iii) Officer’s Certificate. The certificate described in Section 8.02(d).
(iv) D&O Insurance. Evidence, reasonably satisfactory to Purchaser, that the Group Companies have obtained the D&O Insurance referenced in Section 7.07(b).
(v) Release Documentation. The Release Documentation.
(b) Closing Deliverables of Purchaser and Merger Sub. At the Closing, Purchaser and Merger Sub shall have delivered, or caused to be delivered, to the Company (or other Persons to the extent so specified) the following:
(i) Officer’s Certificate. The certificate described in Section 8.03(d).
(ii) D&O Insurance. Purchaser’s fifty percent (50%) portion of any premiums, fees and expenses incurred in connection with the D&O Insurance;
(iii) Paying Agent. To the Paying Agent, the following amounts:
(A) the Aggregate Closing Purchase Price;
(B) Purchaser’s fifty percent (50%) portion of the Transfer Taxes;
(C) if the holders of Series A Preferred Stock are not entitled to receive the As-Converted Amount in respect of the Series A Liquidation Preference, the Series A Aggregate Liquidation Preference;
(D) the Equityholders’ Representative Expense Amount;
(E) the Leakage Reserve Holdback Amount;
(F) the Change of Control Waiver Fees and Expense Amount; and

(G) the Other Change of Control Consent Fees Amount, together with directions for the Paying Agent to make the following disbursements:
(1) the Equityholders’ Representative Expense Amount to the Equityholders’ Representatives to the Equityholders’ Representative Expense Account specified by the Equityholders’ Representatives at least two (2) Business Days prior to Closing;
(2) payment of the Change of Control Waiver Fees and Expenses Amount;
(3) payment of the Other Change of Control Consent Fees Amount;
(4) Transfer Taxes (inclusive of the fifty (50%) portion of such Transfer Taxes borne by the Equityholders as Transaction Expenses) pursuant to final invoices provided to Purchaser at least two (2) Business Days before the Closing;
(5) the other Transaction Expenses to the third parties to which such Transaction Expenses are owed, pursuant to final invoices provided to Purchaser at least two (2) Business Days before the Closing;
(6) in respect of each Company Share, the Per Share Closing Merger Consideration or Series A Liquidation Preference, as applicable, within two (2) Business Days to each Eligible Holder that has properly completed and duly executed and submitted the Stockholder Transmittal Materials (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares); and
(7) in respect of each Company Equity Award, other than the Performance Awards, the Option Closing Merger Consideration or Per Share Closing Merger Consideration, as applicable, to the Surviving Corporation for payment in the next regular payroll to each holder of such Company Equity Awards, other than the Performance Awards, (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Equity Awards, attributable to such Company Equity Awards).
(iv) Payoff Amount. To the extent provided for in the Payoff Letters delivered by Company pursuant to Section 7.17, on behalf of and to the Persons and accounts specified in such Payoff Letters, by wire transfer of immediately available funds, an aggregate amount equal to the Payoff Amount.
Section 3.04 Merger Consideration.
(a) On the Closing Date, Purchaser shall deposit, or cause to be deposited, with the Paying Agent the amounts provided above in Section 3.03(b).
(b) In furtherance of clause (a) above, (i) Purchaser shall cause the Paying Agent to pay, within two (2) Business Days, to each applicable Eligible Holder that has properly completed and duly executed and submitted the Stockholder Transmittal Materials the portion of the Aggregate Closing Common Purchase Price (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Company Shares) or the Series A Liquidation Preference, as applicable, that such Eligible Holder is entitled to receive under this Agreement, and (ii) the Surviving Corporation shall, in the next regularly scheduled payroll, pay to each applicable Equity Award Holder, (A) in respect of vested RSU Awards, the Per Share Closing Merger Consideration multiplied by (B) the number of Company Shares subject to such vested RSU Award and (C) in respect of each such vested Stock Option, the Option Closing Merger Consideration (reduced, in the case of each of the Minority Investors, by their Pro Rata Percentage of the Equityholders’ Representative Expense Amount, attributable to such Stock Options).
(c) Following the Closing Date, Purchaser shall cause the Paying Agent to pay the Leakage Reserve Holdback Amount to Purchaser or its Affiliates or to Equityholders in accordance with Section 3.05.
Section 3.05 Leakage.
(a) Purchaser shall provide written notice to the Equityholders’ Representatives of the amount of any Leakage (without duplication of any Leakage included in the calculation of the Aggregate Closing Purchase Price as a reduction thereto) plus interest on such Leakage calculated at the annual rate of the prime rate, as published in The Wall Street Journal in effect on the Closing Date, from (and including) the Closing Date to (but excluding) the date of such payment to the Purchaser (the “Additional Leakage” and such notice, the “Additional Leakage Notice”), it being agreed that Purchaser shall only be entitled to deliver an Additional Leakage Notice during the period starting on the Closing Date and ending at 11:59 p.m. Eastern Time on the four (4)-month anniversary of the Closing. The Purchaser and the Equityholders’ Representative shall discuss in good faith any discrepancies in the calculation of the total amount of such Additional Leakage for a period of fifteen (15) days following delivery by Purchaser of the Additional Leakage Notice.
(b) The Purchaser shall, after such fifteen (15) day consultation period, deliver a written notice to the Paying Agent instructing the Paying Agent to pay the Purchaser or the Surviving Corporation an amount in cash equal to the Additional Leakage from the Leakage Reserve Holdback Account. If no Additional Leakage Notice is received or, if following any payment of Additional Leakage to Purchaser or the Surviving Corporation, there are amounts remaining in the Leakage Reserve Holdback Account, the Purchaser shall promptly (and in any event within two (2) Business Days of determining there is no Additional Leakage or such payment of Additional Leakage, as applicable) instruct the Paying Agent to release such amounts (the “Leakage Delayed Consideration”) to the Eligible Holders in accordance with their respective Pro Rata Percentages.
(c) The Purchaser shall not be entitled to any remedy in respect of any Additional Leakage other than payment from the Leakage Reserve Holdback Account up to the Leakage Reserve Holdback Amount pursuant to this Section 3.05 except in respect of Fraud.
(d) Any payment in respect of the Additional Leakage pursuant to this Section 3.05 shall be treated as an adjustment to the Aggregate Closing Purchase Price for all purposes, including for Tax allocation purposes to the maximum extent permitted by applicable Law.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as otherwise set forth in the Company Disclosure Schedule and subject to Section 1.04, the Company hereby represents and warrants to Purchaser and Merger Sub as follows as of the date hereof and as of the Closing, or, if a representation or warranty is made as of a specified date, as of such date, as follows:
Section 4.01 Organization and Qualification.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.
(b) Section 4.01(b) of the Company Disclosure Schedule sets forth the name, jurisdiction of formation, outstanding capital stock, partnership interests and other ownership or Equity Interests, holders of such Equity Interests and percentage ownership of all outstanding Equity Interests of each such Subsidiary. Each Subsidiary (i) is a duly organized and validly existing corporation, partnership, limited liability company or other legal entity in good standing (with respect to the jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted and (iii) is duly qualified and in good standing (with respect to the jurisdictions that recognize such concept) to do business as a foreign corporation, partnership, limited liability company or other legal entity in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so organized, validly existing, in good standing, qualified or licensed or have such power and authority would not reasonably be expected to have a Material Adverse Effect.
(c) The Company has made available to Purchaser true and complete copies of the Organizational Documents of each Group Company, as amended to date, and such Organizational Documents are in full force and effect as of the date hereof.

Section 4.02 Authority/Binding Effect. The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement and each other Transaction Document to which it is or shall be as of the Closing a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Group Companies, and no other corporate action on the part of the Company or any of the Company’s Subsidiaries is required to authorize the execution, delivery and performance hereof by the Company, and the consummation of the transactions contemplated hereby, except for (a) obtaining the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock (voting as a single class on an as-converted basis) (the “Company Stockholder Approval”) and (b) filing the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 4.03 Financial and Accounting Matters.
(a) Section 4.03(a) of the Company Disclosure Schedule sets forth (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2024 (the latest date thereof, the “Audited Balance Sheet Date”) and the related audited consolidated statements of comprehensive income, cash flows and changes in member’s equity/stockholders’ equity of the Company and its Subsidiaries for the fiscal year then ended (the “Annual Financials”), and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2025 (the latest date thereof, the “Interim Balance Sheet Date”) and the related unaudited consolidated statements of comprehensive income, cash flows and changes in member’s equity/stockholders’ equity of the Company and its Subsidiaries for the six (6)-month period then ended (the “Interim Financials” and, together with the Annual Financials, the “Company Financial Statements”).
(b) The Company Financial Statements were prepared in all material respects in accordance with the books of account and other financial records of the Group Companies and fairly present, in all material respects, the consolidated financial position of the Company and the Subsidiaries, as of the respective dates thereof, and the results of operations and the changes in cash flows of the Company and the Subsidiaries, for the respective periods set forth therein. The Books and Records of the Group Companies accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Group Companies and have been maintained in all material respects in accordance with prudent business and bookkeeping practices. Each of the Company Financial Statements (including all related notes) has been prepared, in all material respects, in accordance with GAAP, except as otherwise noted therein, and subject, in the case of the Interim Financials, to normal year-end adjustments, none of which are material and the absence of footnote disclosures. Since the Audited Balance Sheet Date, the Company has not identified and has not been advised by the Company’s auditors of any fraud having a material impact on the Company Financial Statements that involves management or other employees of the Company who have a material role in the Group Company’s internal controls over financial reporting.
(c) The Company has made available to Purchaser, to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, complete and correct copies of the audited annual statutory statements of each Insurance Subsidiary, as of and for the year ended December 31, 2024, and as of and for the quarter ended June 30, 2025, each in the form so filed with the applicable Insurance Regulator (the “Company Statutory Statements”). The Company Statutory Statements fairly present, in all material respects in accordance with Applicable SAP, the statutory financial position of the applicable Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus of such Insurance Subsidiary for the respective periods set forth therein. Each of the Company Statutory Statements (including all related notes) has been prepared, in all material respects, in accordance with Applicable SAP, except as otherwise noted therein. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

(d) All of the accounts or notes receivable held by the Group Companies, whether reflected on the Interim Financials or arising since the Interim Date, are classified and accounted for in accordance with GAAP. Any reserve for bad debts shown on the accounting records of the Group Companies has been determined in a manner consistent with past practice, represents reasonable estimates and fairly represents the Group Companies’ expected bad debt exposure.
(e) None of the accounts payable of the Group Companies is past due as of September 22, 2025, except for such amounts as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.
(f) Set forth on Section 4.03(f) of the Company Disclosure Schedule is a list of all Indebtedness that (a) is in excess of $5,000,000 individually and which constitutes a liability for GAAP purposes (it being understood that Indebtedness which is shown on the Company Financial Statements need not be listed) or (b) constitutes Indebtedness for borrowed money or involves a Lien that is not a Permitted Lien on assets of the Group Companies (other than such Indebtedness solely between the Group Companies), including, to the extent stated therein (and applicable), the outstanding amounts thereof, including, if applicable, the principal and interest thereof, as of September 22, 2025. There is no Person that has guaranteed, or provided any Indebtedness for borrowed money of any Group Company or for the benefit of any Group Company for the periods covered by the Company Financial Statements other than as set forth in the Company Financial Statements.
(g) Section 4.03(g) of the Company Disclosure Schedule also sets forth a true and complete list of all material Liens filed of record as of September 16, 2025 or, after such date to the Knowledge of the Company, against the assets of the Group Companies or the Equity Interests of the Group Companies together with the recording information with respect to each such Lien. The Company maintains internal controls over financial reporting that are designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that material receipts and expenditures of the Group Companies in excess of $500,000 individually and $2,000,000 in the aggregate are being made only in accordance with authorization of management of the Company and (iii) regarding prevention or timely detection of fraudulent acquisition, use or disposition of the Company’s (or such Subsidiaries’) assets. Since the Audited Balance Sheet Date there have not been any, significant deficiencies or material weaknesses (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting, which could reasonably be expected to materially and adversely affect the Company’s ability to accurately report financial information or any fraud that involves the Company’s management or other employees who have a significant role in the preparation of internal controls. Since the Audited Balance Sheet Date, the Company has not identified and has not been advised by the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Group Company’s internal controls over financial reporting.
Section 4.04 Absence of Certain Changes or Events.
(a) Except for the transactions contemplated hereby, since the Interim Date, the Company and the Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice.
(b) Since the Interim Date until the date of this Agreement, there has not been a Material Adverse Effect.
(c) Since the Interim Date, none of the Group Companies have taken any action that would have required the prior written consent of Purchaser under Section 7.01(c), (d), (j), (l), (m), (n), (o), (p), (q), (s), (w) or (x) (as it relates to (c), (d), (j), (l), (m), (n), (o), (p), (q), (s) or (w)) if such action had been taken after the date hereof and prior to the Closing.
Section 4.05 Ownership of Stock/Capitalization.
(a) As of the date of this Agreement, the total number of shares of capital stock of all classes that the Company has the authority to issue is (i) 400,000,000 shares of Common Stock and (ii) 100,000,000 shares of Preferred Stock, of which 5,333,333 shares of Preferred Stock have been designated Series A Preferred Stock. Of such authorized shares, as of September 23, 2025 (the “Capitalization Date”), a total of (A) 64,184,849 shares of Common Stock are issued and outstanding and (B) 5,333,333 shares of Series A Preferred Stock are issued and outstanding. As of the Capitalization Date, there are outstanding (x) warrants to purchase 3,520,000 shares of Common Stock with an exercise price of $15.00 per share (subject to adjustment) held by WP Investor, (y) warrants to purchase

1,712,511 shares of Common Stock with an exercise price of $0.01 per share held by WP Investor and (z) warrants to purchase 1,712,511 shares of Common Stock with an exercise price of $0.01 per share held by Tiptree Holdings LLC (collectively, “Warrants”). Since the Capitalization Date through the date hereof, no Equity Interest, including any share of Common Stock or Series A Preferred Stock or warrant to purchase Common Stock or Series A Preferred Stock, has been issued other than in respect of shares of Common Stock issued upon the exercise or settlement of Company Equity Awards outstanding on the Capitalization Date. As of the Closing, all Warrants shall be cancelled and shall not be issued or outstanding in accordance with their terms.
(b) Section 4.05(b) of the Company Disclosure Schedule includes a true and correct schedule of Company Equity Awards outstanding as of the Capitalization Date, including the holder thereof, the number of shares of Common Stock subject to each such Company Equity Award, vesting schedule (including vested and unvested status), the date of grant and the exercise price per share (if applicable) (the “Company Equity Award Schedule”). The Company shall provide to Purchaser an updated Company Equity Award Schedule within ten (10) Business Days prior to the Closing.
(c) All of the Company Shares, and each issued and outstanding share of capital stock or other Equity Interest of each Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. The Company has provided to Purchaser a true and complete list of each Equity Award Holder, together with the number of shares of Common Stock subject to each such Company Equity Award, the date of grant and the exercise price per share (if applicable).
(d) The Company or one of the Subsidiaries has good and valid title to all of the Subsidiary Shares, free and clear of all Liens other than Permitted Liens.
(e) (i) Except for the Company Equity Awards described in clause (a) above and any award issued in compliance with Section 7.01 and the Warrants, there are (A) no outstanding options, warrants or other rights, agreements, arrangements or commitments to which the Company or any Subsidiary is a party relating to or convertible into or exchangeable for the issued or unissued capital stock or other Equity Interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, issue or sell any share of the capital stock or other Equity Interests of the Company or such Subsidiary by sale, lease, license or otherwise, (B) no outstanding or authorized options, warrants, purchase rights, subscription rights, rights of first refusal, preemptive rights, conversion rights, exchange rights or other Contracts or commitments that could require any Group Company to issue, sell or otherwise cause to become outstanding any of its Equity Interests, (C) no outstanding or authorized stock appreciation or phantom stock, profit participation or similar rights (other than profit commissions paid to Producers in the ordinary course pursuant to forms of agreements made available to the Purchaser) with respect to any Group Company, and (D) no outstanding or authorized voting trusts, irrevocable proxies or any other agreements or understandings with respect to the voting, sale or transfer of any Equity Interests of any Group Company that will remain in effect following the Closing, (ii) there is no obligation, contingent or otherwise, of the Company or any Subsidiary to (A) repurchase, redeem or otherwise acquire any share of the capital stock or other Equity Interests of the Company or any Subsidiary, or (B) other than pursuant to the terms of the Credit Agreements or pursuant to intercompany arrangements among or between the Company and one or more of the Subsidiaries or among or between one or more Subsidiaries, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person (other than the Company or the Subsidiaries) and (iii) neither the Company nor any Subsidiary, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other Equity Interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such Equity Interests of, any corporation, partnership, joint venture or other entity except for any Investment Assets in the ordinary course pursuant to which the ownership of voting Equity Interests in any Person is passive and less than five percent (5%) of outstanding voting Equity Interests of such Person.
(f) Section 4.05(f) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name of each holder of record of Company Shares and the number of Company Shares held of record thereby.

(g) Upon the consummation of the transactions contemplated hereby, Purchaser will be the sole owner, beneficially and of record, of one hundred percent (100%) of the issued and outstanding Equity Interests of the Company and its Subsidiaries, free and clear of any Liens (other than restrictions on transfer pursuant to applicable securities Laws and Liens under the Credit Agreements).
(h) All of the Equity Interests of the Company are, and at all times in the past have been, uncertificated.
(i) All of the Equity Interests of the Group Companies have been duly authorized and validly issued without violation of any preemptive or other right to purchase and were issued and/or transferred in compliance in all material respects with all applicable Laws and the Organizational Documents of such Group Companies and the Contracts to which such Group Companies are party or otherwise bound.
Section 4.06 Consents and Approvals/No Violation.
(a) Assuming the truth and accuracy of the representations and warranties set forth in Section 6.03(a), the execution and delivery of this Agreement by the Company and each other Transaction Document to which the Company is or shall be as of the Closing a party do not, and the performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, cause a loss, revocation or modification of a Material Permit, or require any material consent, approval, waiver, authorization or permit of, or material filing or registration with or notification to (each, a “Consent”) any foreign, federal, state, local, municipal, provincial or other government or governmental or quasi-governmental authority of any nature or arbitrator or other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative or regulatory authority or power of any nature, including any court, legislature, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality (including arbitrators), whether domestic or foreign and including component parts of the European system of financial supervision (“Governmental Authority”), except for (i) compliance with the applicable requirements, if any, of the HSR Act (and any similar requirement of a Governmental Authority), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the consents set forth on Section 4.06(a)(iii) of the Company Disclosure Schedule, (iv) the CFIUS Approval (clauses (i) through (iv) collectively, the “Company Required Governmental Consents”), (v) the Additional Regulatory Approvals and (vi) those Consents, the failure of which to be obtained or made would not reasonably be expected to have a material impact on the Group Companies, taken as a whole. To the Knowledge of the Company, as of the date hereof, there is no Additional Regulatory Approval.
(b) Assuming the receipt of all approvals, authorizations, consents or waiting period expirations or terminations related to the Required Governmental Consents, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, subject to obtaining the Company Stockholder Approval and the Company Parent Stockholder Approval and subject to the Required Governmental Consents, conflict with or, violate, constitute a default under, accelerate a material right of a counterparty or a loss of a material right of a Group Company, require a notice, or approval, or otherwise give a right to terminate, cancel or trigger a payment, or result in the creation or imposition of any material Lien upon any of the assets of any Group Company (including their Equity Interests), in each case under, (i) the Organizational Documents, in each case as currently in effect, of the Company or any Subsidiary, (ii) any Law or Orders applicable to the Company or any Subsidiary or by or to which any of their respective properties or assets is bound or subject or (iii) any Material Contract to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their respective properties or assets is bound or subject, except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults or rights that would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, or which arise from the terms of the Note Indentures or the Credit Agreements, which have been provided to the Purchaser.
Section 4.07 Absence of Litigation. (a) There is no claim, action, arbitration, investigation, audit, complaint, litigation, charge, suit, judicial proceeding, administrative or enforcement or other proceeding (including actions or proceedings seeking injunctive relief), by or before any Governmental Authority or other duly vested tribunal (“Litigation”) (other than individual claims in the ordinary course of business under Insurance Contracts within applicable policy limits) pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary or affecting any of their respective properties or assets or the transactions contemplated hereby which, if adversely resolved (by judgment, settlement or otherwise), would reasonably be expected to have a material impact on the Group Companies, taken as a whole, and
(b) neither the Company nor any Subsidiary is a party to or subject to, or in default under, any judgment, order, injunction, ruling, decision, assessment, award, administrative order, judicial decision or decree entered or issued by, or agreement with, any Governmental Authority or duly vested tribunal to which the Company or any Subsidiary is a party or to which it is subject (“Orders”) that involves a nonmonetary obligation, or a monetary obligation in excess of five hundred thousand U.S. dollars ($500,000), or that has had, or would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary has any current plans to initiate any material Litigation against another person or entity.
Section 4.08 Permits/Compliance with Laws. Except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, (a) the Company and each Subsidiary possess all Consents, licenses, qualifications, registrations and permits of Governmental Authorities (each, a “Permit”) that are material to the ownership or operation of the business as it is now being conducted or ownership or use of assets used in the business as it is now being conducted or that are required under applicable Laws to own, lease and operate the properties and assets of the Group Companies and to carry on their business as it is now being conducted (collectively, the “Material Permits”), and (b) no Governmental Authority has notified the Group Companies in writing, or, to the Company’s Knowledge, orally, of any actual or proposed violation, cancellation, limitation, termination, revocation or non-renewal in respect of any Material Permit or a declaration of any such Material Permit as invalid. The Company and each Subsidiary is, and since the Lookback Date has been, in compliance with such Material Permits and with all Laws and Orders applicable to it or by or to which any of its properties or assets is bound or subject and neither the Company nor any Subsidiary has received any written notice or, to the Company’s Knowledge, oral notice, alleging non-compliance or regarding any actual or proposed revocation, withdrawal, violation, cancellation, nonrenewal, suspension or termination of, or material modification of any Material Permit, except for any such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole. Except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, there is no proceeding pending or threatened in writing or, to the Knowledge of the Company, threatened orally by any Governmental Authority to limit, cancel, suspend, modify or fail to renew any such Material Permit. The Material Permits are in full force and effect except where such failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
Section 4.09 No Undisclosed Liabilities. Except (a) as set forth in the Company Financial Statements, (b) for Liabilities incurred in the ordinary course of business since the Interim Date, (c) for Liabilities under an executory portion of a Contract that have not yet been performed, (d) for Liabilities under this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (e) as included in Leakage or (f) as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, neither the Company nor any of the Subsidiaries has any material Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).
Section 4.10 Employee Benefit Plans.
(a) Section 4.10(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete, correct and current list of all material Plans; provided, however, that in each case, to the extent there exist certain forms of agreements or arrangements that would constitute material Plans, the Company shall be required to list only the forms of such agreements or arrangements (provided that the Company shall indicate any individual agreements or arrangements that materially deviate from such forms), and the Company shall not be required to list any individual employment agreements, offer letters or consulting agreements that can be terminated on less than sixty (60) days’ notice without severance or termination pay or any individual Company Equity Award agreements.
(b) The Company has provided to Purchaser, with respect to each such material Plan, complete, correct and current copies of the following documents, as applicable: (i) the plan document and any material amendments thereto, (ii) the most recent determination or opinion letter from the IRS, (iii) two (2) most recently filed Forms 5500 with all schedules attached, (iv) all material non-routine correspondence with all

Governmental Authorities in the last two (2) years, (v) each summary plan description, summary of material modifications thereto and all other material written communications in the last two (2) years, (vi) results of non-discrimination testing for the last two (2) years and (vii) written summaries of the material terms of any non-written material Plans.
(c) Neither the Company nor any of its ERISA Affiliates is currently sponsoring, maintaining, contributing to or required to contribute to, or has in the last six (6) years sponsored, maintained, contributed to or was required to contribute to or otherwise had any liability with respect to, (i) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or (ii) any plan that is subject to Title IV of ERISA or Section 412 of the Code. No material liability under Title IV of ERISA has been or, to the Knowledge of the Company, is reasonably expected to be incurred by the Company or any of its ERISA Affiliates.
(d) No Plan is a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) or a multiple employer plan (within the meaning of Section 413(c) of the Code or Section 210 of ERISA). No Plan that is an employee welfare benefit plan that provides for medical, surgical or hospital care or benefits is unfunded, self-insured or funded through a “welfare benefits fund” (as defined in Section 419(e) of the Code).
(e) Each Plan has been operated in accordance with its terms and the requirements of all applicable Laws in all material respects. There is no pending or, to the Knowledge of the Company, threatened legal proceeding or claim (other than any routine claim for benefits in the ordinary course of business) with respect to any Plan. With respect to each Plan, (i) all contributions or payments due to date have been made timely and in material compliance with the terms of such Plan and applicable Laws and (ii) all premiums due or payable with respect to insurance policies relating to such Plan have been timely paid in full. There are no filings, applications or other matters pending with respect to any Plans with the IRS, the United States Department of Labor or any other Governmental Authority.
(f) Each Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination or opinion letter from the IRS upon which it can rely (or has timely filed for such letter, or is an approved prototype or volume submitter plan), and to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Plan.
(g) No Plan provides any retiree or post-employment health or welfare benefits (other than health continuation coverage required by Section 4980B of the Code, the full cost of which is borne by the applicable Employee).
(h) No Tax penalties or additional Taxes have been imposed or would be reasonably expected to be imposed on any current or former employee, director or other service provider of the Company or its Subsidiaries, and no acceleration of Taxes has occurred or would be reasonably expected to occur with respect to any current or former employee, director or other service provider of the Company or its Subsidiaries, in each case as a result of a failure to comply with Section 409A of the Code with respect to any Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code.
(i) Neither the Company nor any of the Subsidiaries is a party to any agreement, plan, contract or arrangement that will result, upon consummation of the transactions contemplated hereby, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. No current or former employee, director, officer or other service provider is entitled to any “gross-up” or similar payment on account of any Tax under Sections 4999 or 409A of the Code or interest or penalty related thereto.
(j) Neither the Company nor any of the Subsidiaries: (i) is or has at any time been an “employer,” or is or within the last six (6) years has been “connected with” or an “associate of” an “employer” (as those terms are used in the United Kingdom Pensions Act 2004) of a U.K. pension scheme or arrangement that provides benefits that are calculated on a defined benefit basis; and/or (ii) has been or is being prosecuted under sections 58A and/or 58B of the United Kingdom Pensions Act 2004 or has been or is being required to pay a financial penalty under 58C and/or 58D of the United Kingdom Pensions Act 2004, and there are no circumstances that would cause the Company or any of its Subsidiaries (or any of their respective directors, officers or employees) to be at risk of such prosecution or financial penalties.
(k) No current or former employee, worker, director or officer of the Company or any of its Subsidiaries has previously transferred to the Company or any of its Subsidiaries pursuant to TUPE who at any time prior to such transfer was a member of a U.K. pension plan providing any benefits that are calculated on a defined benefit basis, in circumstances where the Company or any of its Subsidiaries has (or could reasonably be expected to have) inherited any obligation (whether contingent or otherwise) to fund, or otherwise meet the cost of, any enhanced early retirement or redundancy benefits, which are derived from such former employer’s pension plan.
(l) Each Plan maintained outside of the United States (i) has at all times been maintained, operated and funded in all material respects in conformance with its terms and all applicable Laws and (ii) that is intended to qualify for special Tax treatment meets and has at all times met all material requirements for such treatment, including, where relevant, approval by or registration with the local Tax Authorities. The Company and its Subsidiaries have at all times complied in all material respects with their obligations in respect of each Plan maintained outside of the United States under applicable Law or the governing documentation of such Plans.
(m) Except as expressly contemplated by this Agreement, neither the execution of this Agreement, nor the consummation of the Merger or the other transactions contemplated by this Agreement, whether alone or combined with the occurrence of any other event, will (i) entitle any current or former officer, director, employee or individual service provider of the Company or any of its Subsidiaries to any change in control, transaction bonus, severance, termination or retention payment, (ii) (A) accelerate the time of payment, funding or vesting of any amounts due under any Plan, (B) result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits or (C) increase the amount of compensation or severance payable, in each case, to any current or former officer, director, employee or individual service provider of the Company or any of its Subsidiaries under any Plan or (iii) limit or restrict the right to merge, amend, terminate or transfer the assets of any Plan on or following the Closing Date.
Section 4.11 Material Contracts. Section 4.11 of the Company Disclosure Schedule sets forth a true, complete and correct list of all of the following Contracts to which the Company or any Subsidiary is a party or is bound or has any Liabilities as of the date of this Agreement except for any Insurance Contract, Reinsurance Contract (other than each Contract as set forth under Section 4.11(s)), Contract with any Producer (other than each Contract as set forth under Section 4.11(n)) and any Plans (the Contracts listed on Section 4.11 of the Company Disclosure Schedule, and the Contracts required to be so listed, the “Material Contracts”):
(a) exclusive of immaterial retrospective credit commission and reinsurance arrangements in the ordinary course of business, each material joint venture, material limited partnership agreement or partnership agreement or similar material Contract involving a sharing of profits, losses, costs or Liabilities by the Group Companies with any other Person (other than solely among Group Companies);
(b) each Contract that (i) is not cancelable by the Company or a Subsidiary on notice of 30 or fewer days without payment by the Company or any Subsidiary and (ii) involves payments or expected payments to or by the Company or any Subsidiary in excess of one million U.S. dollars ($1,000,000) in the aggregate in the twelve (12) months immediately preceding the date of this Agreement;
(c) each Contract in respect of Indebtedness of the Company or any Subsidiary or any Indebtedness for which the Company is liable in an amount in excess of five hundred thousand U.S. dollars ($500,000), other than any Indebtedness owed by the Company or any Subsidiary to the Company or any other Subsidiary;
(d) each Contract with respect to any future disposition or granting of a right of first refusal or first negotiation with respect to the sale of any of the Equity Interests of the Company or any Subsidiary (or rights thereto);
(e) each (i) Contract for the sale of any material assets (whether by merger, sale of stock, sale of assets or otherwise) or the acquisition of any Person, or any business division or material assets thereof, outside of the ordinary course of business, in each case involving unsatisfied payments in excess of five hundred thousand U.S. dollars ($500,000) or that have obligations ongoing with respect to an unsatisfied “earn out,” contingent purchase price or similar contingent payment obligations or under which there are material restrictions on the counterparties involved in such transaction or (ii) transition services agreement or other Contract for the provision of transition services entered into (A) in connection with a Contract described in clause (i) hereof or (B) pursuant to which the counterparty has material ongoing obligations to provide transition services;

(f) each Contract for the grant to any Person of any preferential rights to purchase any of its assets or Equity Interests, including any right of first refusal, right of first offer or similar covenant (whether by merger, sale of stock, sale of assets or otherwise), other than in the ordinary course of business involving amounts not exceeding five hundred thousand U.S. dollars ($500,000);
(g) each Contract (i) pursuant to which the Company or any Subsidiary grants to a third party an exclusive license to Owned IP or (ii) pursuant to which a third party licenses any Intellectual Property rights to the Company or any Subsidiary, in each case other than Incidental Licenses;
(h) each Contract that creates a Lien (other than a Permitted Lien) over any of the Company Shares or any other material assets or properties of the Company or any Subsidiary;
(i) each Contract containing (A) a provision that materially restricts the Company or any Subsidiary from competing in any line of business with any Person, or in any geographical area or offering or selling any product or service to any Person or class of Persons, (B) “most favored nations” pricing terms or any right of first offer or right of first refusal, exclusivity or any similar requirement and (C) material restrictions on engaging, retaining or employing service providers that have a material impact on the Group Companies, taken as a whole;
(j) each Contract entered into by the Company or any Subsidiary for the settlement of any Litigation (other than individual claims in the ordinary course of business under Insurance Contracts within applicable policy limits) or that settles any Litigation involving a Group Company and contains ongoing material obligations or Liabilities of or restrictions placed on the Group Companies or the business, in each case, that has not been satisfied or discharged in full (other than a release of claims) (i) is with a Governmental Authority or (ii) (A) has not been satisfied or discharged in full (other than a release of claims) and (B) either involves non-monetary obligations or involves an outstanding amount in excess of five hundred thousand U.S. dollars ($500,000) individually or one million U.S. dollars ($1,000,000) in the aggregate taking into account all such Contracts;
(k) each Contract that restricts the ability of the Company or any of its Subsidiaries from (i) paying dividends or making any other distributions in respect of any capital stock or other Equity Interests of such Person, or paying indebtedness for borrowed money owed to any Person, (ii) making loans or advances to, or other investments in, any of its Affiliates, or (iii) transferring any of its assets to any of its Affiliates;
(l) each Contract entered into by the Company or any Subsidiary, on the one hand, and Company Parent or WP Investor (or any of their respective Affiliates other than the Company and the Subsidiaries), on the other hand, and each Contract reflecting an Affiliate Transaction including each Contract with an Excepted Related Party (each, an “Affiliate Agreement”);
(m) each material Contract with any Governmental Authority;
(n) each Contract with the Top Distribution Partners and Top Suppliers disclosed pursuant to Section 4.26;
(o) each Real Property Lease, Contract relating to the acquisition or disposition of real property, or other Contract (other than in respective of Investment Assets for immaterial amounts) that, in each case, (i) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and (ii) involves annual payments in excess of one million U.S. dollars ($1,000,000);
(p) each Contract requiring capital expenditures after the date of this Agreement in an annual amount in excess of five hundred thousand U.S. dollars ($500,000);
(q) each employment, advisory, consulting, severance, or other similar Contract with any Employee, director, independent contractor or other individual service provider, that provides for the payment of severance or other termination-related payments or benefits (except as required by applicable Law) or any retention, change in control, stay or similar bonus or compensation, in each case as a result of or in connection with the consummation of the Merger and the other transactions contemplated by this Agreement;
(r) each Labor Agreement (as defined in Section 4.14) or similar agreement or any assent or assumption or similar agreement agreeing to be bound by any Labor Agreements;
(s) each Material Reinsurance Contract; and
(t) any commitment or arrangement to enter into any of the foregoing.

Copies of each Material Contract (in each case including all amendments and supplements thereto) that are true, correct and complete in all material respects have been made available by or on behalf of the Company to Purchaser. Each Material Contract is, and will be as of the Closing Date (except for those that terminate in accordance with their terms at Closing or as required by this Agreement), a legal, valid and binding obligation of the Company or a Subsidiary; and, to the Knowledge of the Company, of each counterparty thereto, and is in full force and effect, except, in each case, for such failures to be valid, binding or in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole. Neither the Company nor any Subsidiary, on the one hand nor, to the Knowledge of the Company, any other party to a Material Contract, on the other hand, is in default under any Material Contract to which it is a party, except, in each case, for such breaches and defaults as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole. Except, in each case, where the occurrence of such breach or default would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, (x) neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such Material Contract, (y) as of the date of this Agreement, none of the Group Companies has received any claim or notice of material breach of or material default under any such Material Contract that remains unresolved with further obligations to the Group Companies, and (z) to the Knowledge of the Company, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, has taken any action that would constitute a breach of or a default under any such Material Contract (in each case, with or without notice or lapse of time or both). As of the date of this Agreement, no party to any Material Contract has given the Group Companies (A) written notice of its intention to cancel or terminate any Material Contract, or (B) written notice of its intention to change the scope of rights under, or to fail to renew, any Material Contract, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a material impact on the Group Companies, taken as a whole.
Section 4.12 Personal Property. Except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, the Company and its Subsidiaries each have good and valid title to, or a valid and enforceable right to use, all of the material tangible properties, assets and rights used or held for use in connection with the business of the Company and the Subsidiaries, free and clear of Liens except Permitted Liens (the “Assets”). Except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, the tangible Assets are in good operating condition (except for normal wear and tear).
Section 4.13 Real Property.
(a) Section 4.13(a) of the Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property and a complete list of all leases, subleases and other agreements pursuant to which the Company or any Subsidiary occupies or uses the Leased Real Property (together with any material amendments or modifications or supplements thereto and guarantees thereof, collectively, the “Real Property Leases,” and all real property subject thereto, collectively, the “Leased Real Property”). Each Real Property Lease is in full force and effect, and the Company or the applicable Subsidiary has a good and valid leasehold interest in the Leased Real Property pursuant to such Real Property Lease, free and clear of all Liens other than Permitted Liens, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole; to the Knowledge of the Company, there are no defaults by the Company or the applicable Subsidiary (or any conditions or events that, after notice or the lapse of time or both, would constitute a default by the Company or a Subsidiary), and to the Knowledge of the Company, there are no defaults by any other party to such Real Property Lease (or any conditions or events that, after notice or the lapse of time or both, would constitute a default by such other party) under such Real Property Lease, except where such defaults would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole; and there are no subleases, licenses or occupancy agreements pursuant to which the Company or the applicable Subsidiary has granted to any third party the right to use the Leased Real Property. The Company has made available to Purchaser copies of all of the Real Property Leases and each guarantee thereof, if any, that are accurate and complete in all material respects.
(b) There are no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings relating to any parcel of the Leased Real Property or any portion thereof.

(c) The possession and quiet enjoyment of the Leased Real Property by the Company or applicable Subsidiary under each Real Property Lease has not been disturbed and there are no disputes with respect to such Real Property Lease, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
(d) No security deposit or portion thereof deposited by or on behalf of the Company or any Subsidiary with a lessor or sublessor under a Real Property Lease has been applied in respect of a breach or default by the Company or a Subsidiary that has not been redeposited in full, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
(e) There are no outstanding options or purchase agreements, rights of first offer or first refusal or any other rights (whether present or future) in favor of the Company or any Subsidiary to acquire any interest in real property, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
(f) Neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or granted a security interest in any Real Property Lease, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
(g) Neither the Company nor any Subsidiary has received written or, to the Knowledge of the Company, oral notice that the use of the Leased Real Property fails to comply with, or is in violation of, applicable Laws or zoning ordinances, except in each case where such failure would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole.
(h) None of the Company or any of its Subsidiaries owns or has ever owned in the past five (5) years any real property except (i) for Investment Assets and (ii) as described in Section 4.13(h) of the Company Disclosure Schedule. Section 4.13(h) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company and its Subsidiaries (the “Owned Real Property”) (other than Investment Assets). The Company or the applicable Subsidiary has good and valid fee simple title to its Owned Real Property, free and clear of all Liens other than Permitted Liens.
Section 4.14 Labor and Employment Matters.
(a) The Company and each of the Subsidiaries are, and since the Lookback Date have been, in material compliance with applicable Laws regarding labor and employment (including, but not limited to, Laws and practices regarding hiring, eligibility to work in any jurisdiction, wages, hours, meal and rest breaks, timekeeping, overtime, collective bargaining, employment discrimination, employee and independent contractor classification, exempt and non-exempt employee classification, workers’ compensation, privacy, record retention, notice, family and medical leave and other leaves of absence, sick time, occupational safety and health requirements, disability, employee benefits, harassment, retaliation, whistleblowing, civil rights, discipline, termination of employment or any other matters respecting terms and conditions of employment of current, former or prospective employees or other labor or employment-related practices).
(b) There is and since the Lookback Date has been no pending or, to the Knowledge of the Company, threatened (i) labor strike, work slowdown or work stoppage, grievance, unfair labor practice charge or any other labor dispute or disruption pending against or affecting the Company or any of the Subsidiaries, or (ii) Union organizing campaign or other activity with respect to any current or former Employee with respect to their work with the Company or any of its Subsidiaries.
(c) Neither the Company nor any Subsidiary is a party to, has since the Lookback Date been a party to or subject to any collective bargaining agreement or similar labor-related agreement with any Union (each a “Labor Agreement”), nor is the Company or any Subsidiary negotiating or under any obligation to negotiate any such Labor Agreement. No Union represents or, to the Knowledge of the Company, purports to represent any Employee with respect to their employment with the Company or any of its Subsidiaries.
(d) There is no material Litigation brought by or on behalf of any current or former Employee or other individual service provider or applicant for employment, pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary or otherwise concerning labor- or employment-related matters, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws.
(e) The Company and each of the Subsidiaries are not delinquent in any material respect in payment to any of its current or former Employees, independent contractors or other service providers for any wages, fees, salaries, commissions or bonuses for service performed by them.
(f) The Company has provided a true and complete list of all Employees employed by the Company or any of its Subsidiaries as of December 31, 2024. Except as would not reasonably be expected to have a Material Adverse Effect, such list of Employees is true and complete as of the date of this Agreement.
(g) Section 4.14(g) of the Company Disclosure Schedule sets forth a true and correct list of all individuals or sole proprietors engaged on an independent contractor or other non-employee basis by the Company and each of the Subsidiaries, who were paid more than $300,000 during 2024 or are reasonably expected to be paid more than $300,000 during 2025.
(h) Neither the Company nor any of its Subsidiaries has implemented any “plant closing” or “mass layoff” (in each case, as defined in the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended or any other similar applicable Law). As of the date of this Agreement, no Employees are involuntarily on temporary layoff or working hours that have been involuntarily reduced by fifty percent (50%) or more.
(i) To the extent applicable, the Company and each of the Subsidiaries investigated all material allegations of sexual harassment or unlawful discriminatory harassment of which they are or were aware. No such material allegation of sexual or discriminatory harassment would reasonably be expected to result in any material loss to the Company or any Subsidiary.
Section 4.15 Insurance. Section 4.15 of the Company Disclosure Schedule contains a complete and correct list of all material insurance policies maintained as of the date of this Agreement by or on behalf of the Company and each of the Subsidiaries, other than any insurance policies relating to Plans. Except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole, as of the date of this Agreement, (a) all such policies are in full force and effect, (b) no notice of default, cancellation, non-renewal or termination, or a material premium increase with respect thereto, has been received in respect thereof and (c) all premiums due thereon have been paid. None of the Company nor any of its Subsidiaries is in material default with respect to any provision contained in any insurance policy or has failed to give any material notice or present any material claim under any material insurance policy in due and timely fashion. Since the Lookback Date, none of the Company nor any of its Subsidiaries has (i) an insurance claim with respect to an amount in excess of five hundred thousand U.S. dollars ($500,000) rejected or payment with respect thereto denied by its insurance provider for such claim or (ii) the policy limit under any insurance policy exhausted or materially reduced.
Section 4.16 Intellectual Property.
(a) Section 4.16(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete and accurate list of all patents, pending patent applications, trademark registrations, service mark registrations, pending applications to register trademarks or service marks, domain name registrations and copyright registrations, in each case, included in the Owned IP (collectively, the “Registered IP”). The Registered IP is subsisting, and to the Knowledge of the Company, and excluding applications, valid and enforceable.
(b) The Company or one of its Subsidiaries is the sole owner of Owned IP, free and clear of all Liens, except for Permitted Liens. The Company or one of its Subsidiaries owns or has the right to use, and except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, immediately after the consummation of the transactions contemplated hereby, will continue to own or have the right to use on the same or substantially similar terms, all Intellectual Property that is necessary to conduct the business of the Company and its Subsidiaries as presently conducted. Neither the Company nor one of its Subsidiaries has granted any exclusive rights in, any Owned IP to any third party, or any ownership right or other similar claim with respect to any Owned IP.
(c) (i) The Company and the Subsidiaries and the business of the Company as currently conducted do not infringe, misappropriate, dilute, conflict with or otherwise violate, and since the Lookback Date the Company and the Subsidiaries and the conduct of the business of the Company have not infringed, misappropriated, diluted, conflicted with or otherwise violated, the Intellectual Property rights of any Person, and (ii) to the Knowledge of the Company, no Person is infringing or misappropriating, diluting, conflicting with or otherwise violating, and since the Lookback Date no Person has infringed, misappropriated, diluted, conflicted with or otherwise violated, any Owned IP, in the case of each of the foregoing clauses (i) and (ii), in any material respect.
(d) As of the date of this Agreement, there is no pending Litigation or unresolved written or, to the Knowledge of the Company, oral claim, (i) by any Person against the Company or the Subsidiaries alleging that the Company or the Subsidiaries or the business of the Group Companies infringes misappropriates, dilutes, conflicts with or otherwise violates, or has infringed, misappropriated, diluted, conflicted with or otherwise violated, the Intellectual Property rights of any Person or (ii) by the Company or the Subsidiaries against any Person alleging that such Person infringes misappropriates, dilutes, conflicts with or otherwise violates, or has infringed, misappropriated, diluted, conflicted with or otherwise violated, any Owned IP.
(e) The Company and the Subsidiaries have maintained commercially reasonable measures to protect and preserve the confidentiality of all material Confidential Information included in the Owned IP and policies and procedures relating to the use of Generative AI. To the Knowledge of the Company, all current and former employees and contractors of the Company and its Subsidiaries and any third party having access to Confidential Information have materially complied with the Group Companies’ policies and procedures for the protection of such Confidential Information. There has been no material breach of confidentiality obligations with respect to Confidential Information on the part of the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any third party. All right, title and interest in and to any material Owned IP either (y) vested with the Company or one of its Subsidiaries by operation of applicable Law upon its development, invention, creation, reduction to practice or contribution or (z) was assigned to the Company or one of its Subsidiaries by way of a written agreement that is binding on the Company or its Subsidiaries and, to the Knowledge of the Company, on the other parties.
(f) The Company and the Subsidiaries are in material compliance with the terms and conditions of all licenses for all open source software used in the conduct of the business of the Company. Neither the Company nor any of its Subsidiaries is subject to any obligation (whether contingent or not) to grant any license in connection with a standards-setting organization or open source project with respect to any Owned IP.
(g) The Company and each of the Subsidiaries, to the extent applicable to its operation of the business of the Company, and to the Knowledge of the Company, all affiliates and/or third parties processing Personal Data on behalf of the Company and/or sharing Personal Data with the Company, to the extent applicable to the operation of the business of the Company or its Subsidiaries (collectively, “Data Partners”), materially comply and have since the Lookback Date materially complied with applicable Privacy Obligations.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any Privacy Obligations or (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Data.
(i) Since the Lookback Date, there have been no material failures, breakdowns, breaches, outages, unavailability, loss, theft or accidental, unlawful or unauthorized access, use, loss, disclosure, denial, alteration, destruction, compromise, modification or other unauthorized processing of Personal Data, or material viruses, malware or other harmful code in the Information Systems, used in the operation of the business of the Company or the Subsidiaries as currently conducted, and to the Knowledge of the Company, their Data Partners, in the operation of the business of the Company or the Subsidiaries (the “Company Information Systems and Data”), in each case of the foregoing, that has caused a material disruption to the business of the Company or its Subsidiaries. Since the Lookback Date, the Company and the Subsidiaries have, and have required all material Data Partners to have, taken commercially reasonable steps to safeguard the Company Information Systems and Data from failures, breakdowns, breaches, use, loss, disclosure, outages, unavailability, viruses, malware or other harmful code as well as loss, theft or accidental, unlawful or unauthorized access, denial, alteration, destruction, compromise, modification or other unauthorized processing.
(j) Since the Lookback Date, in relation to any known loss, theft or accidental, unlawful or unauthorized access, use, loss, disclosure, denial, alteration, destruction, compromise, modification or other unauthorized processing of Company Information Systems and Data and/or actual, alleged or potential violation of a Privacy Obligation, neither the Company, nor to the Knowledge of the Company, any of its Data Partners, to the extent applicable to the operation of the business of the Company or its Subsidiaries, has (i) notified or been required to notify any Person pursuant to any Privacy Obligation, or (ii) as of the date hereof, received any written notice, inquiry, request, claim, complaint, correspondence or other written communication from, to the Knowledge of the Company, or been the subject of any investigation or enforcement action by, any Person. To the Knowledge of the Company, there are no facts or circumstances that could give rise to the occurrence of clause (i) or (ii).
Section 4.17 Taxes
(a) Each of the Company and the Subsidiaries has (i) filed or caused to be filed with the appropriate Governmental Authorities all material Tax Returns required to be filed by it and such Tax Returns are true, correct and complete in all material respects and, (ii) paid all material Taxes (whether or not shown as due and payable on such Tax Returns) required to be paid by it to the appropriate Governmental Authority.
(b) There are no outstanding waivers or agreements regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of the Subsidiaries (other than automatic waivers obtained in connection with extensions of time in which to file Tax Returns).
(c) (i) No unresolved federal, state, local or foreign audits or other administrative proceedings have been formally commenced or are pending with regard to any material Taxes or material Tax Returns of the Company or any of the Subsidiaries, and (ii) no written notification has been received by the Company or any of the Subsidiaries that such an audit or other proceeding has been proposed or threatened.
(d) No deficiencies for any material amount of Taxes with respect to the Company or any of the Subsidiaries have been claimed, proposed or assessed by any Tax Authority, except for deficiencies that have been fully paid or otherwise resolved without any further liability for the Company or any of the Subsidiaries from and after the Closing Date.
(e) The Company and each of the Subsidiaries has withheld and paid (or caused to be paid) all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company (or any of the Subsidiaries) or other Person.
(f) There are no material Tax Liens on any assets of the Company or the Subsidiaries other than Permitted Liens.
(g) No written claim has been made by any Governmental Authority in a jurisdiction where a Company or Subsidiary does not file a particular type of material Tax Return that the Company or Subsidiary is or may be subject to material taxation by that jurisdiction in respect of material amounts Taxes that would be covered by or the subject of such Tax Return.
(h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(i) Neither the Company nor any of the Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax indemnity agreement, Tax allocation agreement or similar Contract or arrangement with respect to any material amount of Taxes other than the 2021 TSA or any such agreement (i) as to which only the Company and the Subsidiaries are parties, or (ii) pursuant to customary commercial contracts not primarily related to Taxes.
(j) Neither the Company nor any of the Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company or the Company Parent) or any similar group for federal, state, local or foreign Tax purposes since the Lookback Date. Neither the Company nor any of the Subsidiaries is liable for any material amount of Taxes of any Person (other than the Company any Subsidiary or the Company Parent or any other member of the “affiliated group” (within the meaning of Section 1504(a) of the Code) of which the Company Parent is the common parent) pursuant to Treasury Regulation 1.1502-6 (or any similar provision of applicable Law), as a transferee or successor by operation of applicable Law or Contract.

(k) Neither the Company nor any Subsidiary has distributed stock of another corporation nor has had its stock distributed by another corporation in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) or any similar provision of state, local or foreign Tax Laws.
(l) Neither the Company nor any Subsidiary has engaged in a listed transaction within the meaning of Treasury Regulation Section 1.6011-4 in the last four (4) years.
(m) Neither the Company nor any Subsidiary will be required to include or accelerate any material item of income in, or exclude or defer any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Lockbox Date as a result of any (i) change in method of accounting made, requested or required prior to the Lockbox Date, (ii) use of an impermissible method of accounting prior to the Lockbox Date, (iii) “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Lockbox Date, (iv) installment sale or open transaction made or entered into prior to the Lockbox Date, (v) deferred revenue or other prepaid amount accrued or received on or prior to the Lockbox Date outside the ordinary course of business, (vi) intercompany transaction entered into prior to the Lockbox Date, or excess loss account described in Section 1502 of the Code (or any similar provision of state, local or foreign Law) in existence as of the Lockbox Date (other than an intercompany transaction between the Company and its Subsidiaries) or (vii) inclusion in income pursuant to Section 951 or Section 951A of the Code as a result of a transaction occurring prior to the Lockbox Date outside of the ordinary course of business.
(n) Section 4.17(n) of the Company Disclosure Schedule sets forth the entity classification and each change in entity classification within the past five (5) years of each Subsidiary for U.S. federal income tax purposes.
(o) Neither the Company nor any Subsidiary has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise become resident for Tax purposes in a country other than the country of its formation.
(p) Each of the Company and its Subsidiaries has complied in all material respects with all escheat and unclaimed property Laws.
Notwithstanding any other provision of this Agreement, nothing in this Agreement shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any net operating loss carryforward of the Company or any of its Subsidiaries in any taxable period (or portion thereof) beginning after the Lockbox Date.
Section 4.18 Brokers. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of a Group Company or its Affiliates, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.
Section 4.19 Anti-Corruption and Trade Compliance. Each of the Company and the Subsidiaries and, to the Knowledge of the Company, each of the Company’s and the Subsidiaries’ respective directors, officers, employees, representatives and agents, is, and has been, in compliance with all applicable Anti-Corruption Laws for the last five (5) years and with all applicable Global Trade Laws since April 24, 2019. To the Knowledge of the Company, there are and have been in the past five (5) years no pending or threatened administrative, civil or criminal investigations into or claims against the Company or any of the Subsidiaries with respect to material violations of any applicable Anti-Corruption Laws or Global Trade Laws.
Section 4.20 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, the Company and its Subsidiaries operate and, since the Lookback Date, have operated in material compliance with applicable Environmental Laws, which compliance includes the possession, and material compliance with, all material Permits required for their operations pursuant to Environmental Law including to permit the Group Companies to occupy their facilities or properties, except where the failure to be in material compliance with any such Permit would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole. There has not been since the Lookback Date and there is no pending or, to the Knowledge of the Company, threatened, Environmental Claim against the Company or any Subsidiary. No Group Company (or to the extent giving rise to liability for any

Group Company, any other Person) has treated, stored, transported, handled, designed, manufactured, sold, distributed, installed, serviced, disposed of, arranged for the disposal of, released, exposed any Person to or owned or operated any property or facility contaminated by any Hazardous Materials (or any product or item containing Hazardous Materials), in each case as would give rise to material liability of any Group Company under Environmental Laws. The Company has provided to Purchaser all material environmental audits, assessments and reports and other material environmental, health or safety documents relating to the environmental condition of facilities, properties or operations of any Group Company that are in the possession or under the reasonable control of the Group Companies.
Section 4.21 Insurance Business.
(a) Section 4.21(a) of the Company Disclosure Schedule contains a complete and correct list of each of the Company’s Subsidiaries which, by virtue of its operations and activities, is required to be licensed as an insurance company or reinsurance company (each, an “Insurance Subsidiary”), together with the jurisdiction of domicile or home state thereof. None of the Insurance Subsidiaries is commercially domiciled in any other jurisdiction or is otherwise treated as domiciled in a jurisdiction other than that of its incorporation. Each Insurance Subsidiary is (i) duly licensed or authorized as an insurance company in its jurisdiction of formation to the extent required by applicable Insurance Law, and (ii) duly licensed, authorized or otherwise entitled to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise entitled in order to conduct its business as currently conducted. Section 4.21(a) of the Company Disclosure Schedule also contains a complete and correct list of each of the Company’s subsidiaries which, by virtue of its operations or activities, is an insurance or reinsurance intermediary (each, an “Insurance Intermediary Subsidiary”). Each Insurance Intermediary Subsidiary is (i) duly licensed or authorized as an insurance or reinsurance intermediary in its jurisdiction of formation to the extent required by applicable Insurance Law, and (ii) duly licensed, authorized or otherwise entitled to act as an insurance or reinsurance intermediary in each other jurisdiction where it is required to be so licensed, authorized or otherwise entitled in order to conduct its business as currently conducted.
(b) Except as required by Insurance Laws of general applicability and the insurance Permits maintained by the Insurance Subsidiaries, there are no written or, to the Knowledge of the Company, oral agreements, memoranda of understanding, commitment letters or similar undertakings binding on, the Company or on any of the Insurance Subsidiaries or to which the Company or any of the Insurance Subsidiaries is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, or any Orders by, or supervisory letters or cease-and-desist orders from, any Governmental Authority, nor have the Company or any of the Insurance Subsidiaries adopted any board or committee resolutions at the request of any Governmental Authority, in each case, with respect to such Insurance Subsidiaries, any that would (i) limit the ability of any Insurance Subsidiary to enter into Reinsurance Contracts, (ii) require any divestiture of any investment of any Insurance Subsidiary, (iii) in any manner relate to the ability of any of Insurance Subsidiary to pay dividends, (iv) require any investment of any Insurance Subsidiary to be treated as non-admitted assets (or the local equivalent), (v) require or impose any capital commitment, “keep well” or similar capital maintenance arrangement with respect to any Insurance Subsidiary or (vi) otherwise restrict the conduct of business of any Insurance Subsidiary as currently conducted, nor has any Insurance Subsidiary been advised in writing or, to the Knowledge of the Company, orally by any Governmental Authority that it is contemplating any such undertakings.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Lookback Date, the business of each Insurance Subsidiary and each Insurance Intermediary Subsidiary has been conducted in compliance with applicable Insurance Laws. In addition, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no charge pending or threatened in writing or, to the Knowledge of the Company, or orally by any Insurance Regulator that any Insurance Subsidiary or any Insurance Intermediary Subsidiary has violated, nor is there any investigation pending nor, to the Knowledge of the Company, threatened in writing by any Insurance Regulator related to possible violations by any Insurance Subsidiary or any Insurance Intermediary Subsidiary of any applicable Insurance Laws.
(d) Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since the Lookback Date, each of the Insurance Subsidiaries has filed or submitted all material annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable.
(e) All Insurance Contracts are, and since the Lookback Date have been, to the extent required under applicable Insurance Laws, on forms and at rates approved by applicable Governmental Authorities or filed and not objected to by such Governmental Authorities within the period provided for objection, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Since the Lookback Date through the date hereof, no material deficiencies have been asserted by any Governmental Authority in writing or, to the Knowledge of the Company, orally with respect to any such filings which have not been cured or otherwise resolved. All such application forms or rates of Insurance Contracts and advertising materials are utilized in compliance, in all material respects, with all applicable Insurance Laws and within the scope of the approvals (if any) received with respect thereto. Since the Lookback Date, such application forms or rates of Insurance Contracts and advertising materials that were issued by an Insurance Subsidiary have been issued, maintained and serviced in accordance, in all material respects, with their terms. No provision in any Insurance Contract written by an Insurance Subsidiary gives the holder thereof or any other Person the right to receive policy dividends or otherwise participate in the revenue, earnings or profits of such Insurance Subsidiary except for retrospective credit commission or profit share arrangements provided to managing general agents and other intermediaries in the ordinary course of business.
(f) Since the Lookback Date, all benefits due and payable by or on behalf of any Insurance Subsidiary in respect of the Insurance Contracts have in all material respects been paid in accordance with the terms of the Insurance Contracts under which they arose and such payments were not materially delinquent when paid without material fines or penalties (excluding interest), except for such benefits for which the applicable Insurance Subsidiary believes there is a reasonable basis to contest payment.
(g) Except to the extent prohibited by applicable Law, the Company has made available to Purchaser true and complete copies of (i) any material reports on financial examination (including draft reports where final reports are not yet available), and (ii) any material reports on market conduct examination (including draft reports where final reports are not yet available), in the case of each of (i) and (ii) delivered by any Insurance Regulators in respect of any Insurance Subsidiary since the Lookback Date through the date of this Agreement. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator prior to the date of this Agreement. Prior to the execution and delivery of this Agreement, the Company has also provided to Purchaser true and complete copies of its material written guidelines and policies with regard to underwriting, claims handling and actuarial reserves practices.
(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Lookback Date, to the Knowledge of the Company, (i) each Producer, at the time such Producer wrote, sold, solicited, produced, serviced or adjusted business, or performed such other act for or on behalf of the Company or any of its Subsidiaries that may require a producer’s, solicitor’s, broker’s, adjusters’ or other insurance license, was duly licensed and appointed, where required, as an insurance producer, managing general agent, third-party administrator, broker, solicitor or adjuster, as applicable (for the type of business written, sold or produced by such insurance producer, agency, managing general agent, third-party administrator, broker, solicitor, adjuster or customer representative), in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business, (ii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of applicable Law in connection with such Producer’s actions in his, her or its capacity as a Producer for an Insurance Subsidiary and (iii) no Producer is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Insurance Law applicable to the writing, sale or production of insurance business for the Insurance Subsidiaries.
Section 4.22 Investment Assets.
(a) The Company has provided Purchaser with a true, correct and complete list of all Investment Assets that were carried on the books and records of the Company or any of the Subsidiaries as of the Interim Date.

Except for Investment Assets sold in the ordinary course of business or as permitted or otherwise contemplated by this Agreement, the Company and the Subsidiaries, or a trustee acting on behalf of the Company or any Subsidiary, has good and valid title to all of the Investment Assets it purports to own, free and clear of all Liens except for Permitted Liens.
(b) The Company and the Subsidiaries have no funding obligations of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and there are no outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which the Company or any Subsidiary may be subject upon or after the Closing.
Section 4.23 Reinsurance. Section 4.23 of the Company Disclosure Schedule contains a true and complete list of all Material Reinsurance Contracts. With respect to each Material Reinsurance Contract, (a) to the Knowledge of the Company, there are no events or conditions that constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Material Reinsurance Contract, (b) to the Knowledge of the Company, no such counterparty is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (c) to the Knowledge of the Company, the financial condition of any cedant, reinsurer or retrocessionaire under such Material Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated, except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Insurance Subsidiary party thereto or the Group Companies, taken as a whole, (d) as of the date hereof, no written, or, to the Knowledge of the Company, oral, notice of intended cancellation, termination rate modification or request to recapture has been received by its Insurance Subsidiary from any such cedant, reinsurer or retrocessionaire and (e) each Insurance Subsidiary is entitled under the applicable Insurance Laws of its domiciliary jurisdiction to take full credit in its Company Statutory Statements for all amounts recoverable by it pursuant to such Material Reinsurance Contract to the extent any such credit is so taken in the Company Statutory Statements (each of the events described in clauses (a)-(e) a “Specified Reinsurance Contract Event”). Since the Lookback Date, there have not been any material and unresolved disputes under any of the Material Reinsurance Contracts.
Section 4.24 Reserves. The Reserves reported in the Company Statutory Statements (a) were, except as otherwise noted in the applicable Company Statutory Statement, determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified period, and (b) are fairly stated in accordance with Applicable SAP and, in all material respects, in accordance with sound actuarial principles. Notwithstanding anything to the contrary in this Agreement or any other agreement, document, or instrument delivered or to be delivered in connection herewith, each of Purchaser and Merger Sub acknowledges and agrees that the Company and its Subsidiaries make no representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection herewith is intended or shall be construed to be a representation or warranty, express or implied, for any purposes of this Agreement or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of the adequacy or sufficiency of reserves or the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.
Section 4.25 Affiliate Matters. Except for employment or benefit arrangements (including Plans) with employees in the ordinary course of business on arms’ length terms, no Related Party (a) owns any material asset used in, or necessary to, the business or (b) is a party to any Material Contract with a Group Company and (c) has, directly or indirectly (i) a material interest in (other than ownership of up to two percent (2%) of the outstanding equity of a Person that is publicly traded on a national securities exchange or in the over-the-counter market so long as such Related Party has no active participation in connection with the business of such Person) any Person that furnished or sold (or furnishes or sells), services or products that the Company furnishes or sells (or proposes to furnish or sell) or uses in the business of the Company as currently conducted, (ii) a material interest in (other than ownership of up to two percent (2%) of the outstanding equity of a Person that is publicly traded on a national securities exchange or in the over-the-counter market, so long as such Related Party has no active participation in connection with the business of such Person) any Person that purchases from, or sells or furnishes to, the Company any products or services or (iii) a material beneficial interest in any Material Contract (other than due solely to such Person’s status as a holder of Equity Interests of, or as an employee or director of, the Company). Except for employment or benefit arrangements (including Plans) with employees in the ordinary course of business on arms’ length terms and other than Contracts for transactions that are not Affiliate Transactions, no Group Company is party to any Contract with any Related Party. Any of the foregoing arrangements set forth or required to be set forth in Section 4.25 of the Company Disclosure Schedule (excluding arrangements, transactions or Contracts in the ordinary course of business in connection with employment or other service relationships, agreements in connection with any acquisition, disposal or transfer of securities of any Group Company (other than in respect of equity securities that are not Preferred Stock), any shareholder agreements that will terminate at the Closing, and director or officer indemnification or similar arrangements, in each case, that have been made available to Purchaser), an “Affiliate Transaction”. Other than the Affiliate Transactions set forth in Section 4.25 of the Company Disclosure Schedule, no Person owns assets or employs or engages service providers used by the Group Companies in the conduct of their business.
Section 4.26 Top Distribution Partners and Top Suppliers. Section 4.26 of the Company Disclosure Schedule sets forth, for both the twelve (12) month period ended December 31, 2024, and the period beginning on January 1, 2025 and ending on July 31, 2025, (a) a list of the Company’s top ten (10) Distribution Partners (together with their respective Affiliates on a consolidated basis) (by gross revenues) (collectively, the “Top Distribution Partners”) and (b) a list of the Company’s top ten (10) suppliers (together with their respective Affiliates on a consolidated basis) (by aggregate cost of products and/or services purchased from such suppliers) (collectively, the “Top Suppliers”) for such period. None of the Company nor any of its Subsidiaries have received any written notice from any such Top Distribution Partners to the effect that, and the Company does not have any Knowledge that, any such Top Distribution Partner will stop selling products of the Group Companies and/or utilizing the services or products of the Group Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise), except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole. None of the Company nor any of its Subsidiaries have received any written notice from any such Top Supplier to the effect that any such Top Supplier will stop supplying materials, products or services to the Group Companies (whether as a result of the consummation of the transactions contemplated hereby or otherwise), except as would not reasonably be expected to have a material impact on the Group Companies, taken as a whole.
Section 4.27 TID U.S. Business. The Company or any of its Subsidiaries do not (a) produce, design, test, manufacture, fabricate, or develop “critical technologies” as that term is defined in 31 C.F.R. § 800.215, (b) perform the functions as set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to “covered investment critical infrastructure” or (c) maintain or collect, directly or indirectly, “sensitive personal data” as that term is defined in 31 C.F.R. § 800.241; and, therefore, in turn, is not a “TID U.S. business” within the meaning of 31 C.F.R. § 800.248.
Section 4.28 Officers, Managers and Directors. Section 4.28 of the Company Disclosure Schedule lists all officers, managers and directors (or equivalent) of each Group Company.
Section 4.29 Books and Records. Each Group Company maintains, in all material respects, books of account, minute books, stock record books and other records in accordance with sound and prudent business and accounting practices and applicable Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a material impact on the Group Companies, taken as a whole, no Group Company has engaged in any monetary transaction, maintained any bank account or used any corporate funds except for monetary transactions, bank accounts or funds, which have been and are reflected in the Books and Records of such Group Company.
Section 4.30 No Commingling of Funds. Monies or accounts of the Group Companies have not at any time been commingled with or credited or transferred to monies or accounts of any Related Party.
Section 4.31 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY REPRESENTATIVES OF ANY OF THE FOREGOING OF ANY OTHER DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), (I) THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARENT EXPRESSLY SET FORTH IN ARTICLE V AND THE REPRESENTATIONS AND WARRANTIES IN THE OTHER TRANSACTION DOCUMENTS ARE AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES TO PURCHASER AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERRED TO IN CLAUSE (I) ABOVE (WHICH ARE BEING MADE ONLY BY THE COMPANY AND THE COMPANY PARENT), NEITHER THE COMPANY, THE COMPANY PARENT, THE SUBSIDIARIES NOR ANY NON-RECOURSE PARTY NOR ANY OTHER PERSON

HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, ARTICLE V AND IN THE OTHER TRANSACTION DOCUMENTS INCLUDING THE CERTIFICATE DELIVERED PURSUANT TO SECTION 8.02(d), ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES, ARE HEREBY EXPRESSLY DISCLAIMED. PURCHASER AND MERGER SUB REPRESENT, WARRANT, COVENANT AND AGREE, ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE AFFILIATES, THAT, IN DETERMINING TO ENTER INTO AND CONSUMMATE THIS AGREEMENT, THE TRANSACTION DOCUMENTS CONTEMPLATED HEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, THEY ARE NOT RELYING UPON ANY REPRESENTATION OR WARRANTY MADE OR PURPORTEDLY MADE BY OR ON BEHALF OF ANY PERSON, OTHER THAN THOSE EXPRESSLY MADE BY THE COMPANY AS SET FORTH IN THIS ARTICLE IV, THE COMPANY PARENT SET FORTH IN ARTICLE V AND THE REPRESENTATIONS AND WARRANTIES MADE BY COMPANY PARENT OR THE COMPANY IN ANOTHER TRANSACTION DOCUMENT INCLUDING THE CERTIFICATE DELIVERED PURSUANT TO SECTION 8.02(d), AND THAT PURCHASER AND MERGER SUB SHALL ACQUIRE THE COMPANY AND THE SUBSIDIARIES AND THEIR RESPECTIVE ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS SECTION 4.31 SHALL LIMIT ANY CLAIMS FOR FRAUD.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
COMPANY PARENT
Except as set forth in the Company Disclosure Schedule and subject to Section 1.04, the Company Parent hereby represents and warrants to Purchaser and Merger Sub as of the date hereof:
Section 5.01 Organization. Company Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. Company Parent duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. Tiptree Holdings LLC operates as a holding company with no independent business operations.
Section 5.02 Authority/Binding Effect. Company Parent has all requisite corporate power and corporate authority to execute and deliver this Agreement and each other Transaction Document to which it is or shall be as of the Closing a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Company Parent and each other Transaction Document to which it is or shall be as of the Closing a party, and the consummation of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company Parent, and no other corporate or other action on the part of Company Parent is required to authorize the execution, delivery and performance hereof and thereof by Company Parent, and the consummation of the Merger and the other transactions contemplated hereby, except for obtaining the affirmative vote of the holders of Company Parent Shares representing a majority of all of the votes entitled to be cast to approve the Merger and the other transactions contemplated by this Agreement (the “Company Parent Stockholder Approval”). This Agreement has been duly executed and delivered by Company Parent and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, constitutes the valid and binding obligation of Company Parent, enforceable against Company Parent in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 5.03 Consents and Approvals; No Violation. Assuming the truth and accuracy of the representations and warranties set forth in Section 6.03(a), the execution and delivery of this Agreement by Company Parent and each other Transaction Document to which it is or shall be as of the Closing a party do not, and the performance by Company Parent of this Agreement and each other Transaction Document to which it is or shall be as of the Closing a party and the consummation of the transactions contemplated hereby will not, except with respect to the Credit Agreements, (a) require any Consent of any Governmental Authority, except for the Required Governmental Consents, or (b) subject to obtaining the Company Stockholder Approval, the Company Parent Stockholder Approval, and the Required Governmental Consents, conflict with or violate, constitute a default under, accelerate a material right of a counterparty or a loss of a material right of a Group Company, require a notice, or approval, or otherwise give a right to terminate, cancel or trigger a payment, or result in the creation or imposition of any material Lien upon any of the assets of any Group Company (including their outstanding Equity Interests), in each case under (i) the Organizational Documents, in each case as currently in effect, of Company Parent, (ii) any Law or Orders applicable to Company Parent or by or to which any of Company Parent’s properties or assets is bound or subject, or (iii) any Material Contract to which Company Parent is a party or by or to which Company Parent or any of Company Parent’s properties or assets is bound or subject, except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults or rights that would not have a material impact on the Group Companies, taken as a whole, or the Company Parent’s ability to perform its obligations pursuant to and under this Agreement.
Section 5.04 SEC Filings. Company Parent has filed or furnished, as applicable, all material reports, schedules, forms, certifications, registration statements, prospectuses, proxy statements, amendments and other documents required to be filed by it with, or furnished by it to, the SEC since December 31, 2023 (the “Company Reports”). As of its respective date, or if amended, as of the date of the last such amendment filed prior to the date hereof, each Company Report (a) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company Report and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements.
Section 5.05 Disclosure Documents. On the date the definitive proxy statement (the “Proxy Statement”) is first mailed to Company Parent’s stockholders in connection with the Company Parent Stockholder Meeting and at the time of the Company Parent Stockholder Approval, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Purchaser and Merger Sub or any of their representatives or advisors for use or incorporation by reference therein.
Section 5.06 Litigation. There is no Litigation pending or, to the knowledge of Company Parent, threatened, against Company Parent or any of its Subsidiaries before or by any Governmental Authority, which would, if successful, reasonably be expected to prevent or materially delay Company Parent’s ability to perform its obligations under this Agreement.
Section 5.07 Title. Company Parent owns of record the Company Shares indicated as owned by it in Section 4.05(b) of the Company Disclosure Schedule, free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities Laws (excluding failure to comply with such Laws) or Liens under the Credit Agreements or Fortress Credit Documents).
Section 5.08 Brokers. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Company Parent, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.
Section 5.09 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY REPRESENTATIVES OF ANY OF THE FOREGOING OF ANY OTHER DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL

DATA), (I) (A) THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARENT EXPRESSLY SET FORTH IN THIS ARTICLE V AND (B) THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARENT EXPRESSLY SET FORTH IN ANY OTHER TRANSACTION DOCUMENT ARE AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY COMPANY PARENT TO PURCHASER AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERRED TO IN CLAUSE (I) ABOVE, NEITHER THE COMPANY, COMPANY PARENT, THE SUBSIDIARIES NOR ANY NON-RECOURSE PARTY HAS MADE OR IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF COMPANY PARENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN THIS ARTICLE V AND THOSE IN THE OTHER TRANSACTION DOCUMENTS INCLUDING THE CERTIFICATE DELIVERED PURSUANT TO SECTION 8.02(d), ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF COMPANY PARENT, ARE HEREBY EXPRESSLY DISCLAIMED. PURCHASER AND MERGER SUB REPRESENT, WARRANT, COVENANT AND AGREE, ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE AFFILIATES, IN DETERMINING TO ENTER INTO AND CONSUMMATE THIS AGREEMENT, THE TRANSACTION DOCUMENTS CONTEMPLATED HEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, THEY ARE NOT RELYING UPON ANY REPRESENTATION OR WARRANTY MADE OR PURPORTEDLY MADE BY OR ON BEHALF OF ANY PERSON, OTHER THAN THOSE EXPRESSLY MADE BY COMPANY PARENT AS SET FORTH IN THIS ARTICLE V, THOSE MADE BY THE COMPANY IN ARTICLE IV AND THOSE IN THE OTHER TRANSACTION DOCUMENTS AND THAT PURCHASER AND MERGER SUB SHALL ACQUIRE THE COMPANY AND THE SUBSIDIARIES AND THEIR RESPECTIVE ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS SECTION 5.09 SHALL LIMIT ANY CLAIMS FOR FRAUD.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF
PURCHASER AND MERGER SUB
Except as set forth in Purchaser Disclosure Schedule and subject to Section 1.04, each of Purchaser and Merger Sub hereby represents and warrants to the Company as follows:
Section 6.01 Organization. Each of Purchaser and Merger Sub (once duly incorporated) is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to own, lease and operate all of its properties and assets and to conduct its business as it is now being conducted. Each of Purchaser and Merger Sub (once duly incorporated) is duly qualified or licensed and in good standing to do business as a foreign entity in each jurisdiction in which the nature of its business, or the ownership, leasing or operation of its properties or assets, makes such qualification necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to (a) have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby or (b) cause a material delay in the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby (each of clauses (a) and (b), a “Purchaser Material Adverse Effect”).
Section 6.02 Authority/Binding Effect. Each of Purchaser and Merger Sub has all requisite company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Purchaser and Merger Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary company action on the part of Purchaser or Merger Sub, as the case may be, and no other corporate or organizational action on the part of Purchaser or Merger Sub or their respective equityholders is required to authorize the execution, delivery and performance hereof by Purchaser or Merger Sub, and the consummation of the transactions contemplated hereby, except for filing the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by each of Purchaser and Merger Sub and, assuming this Agreement has been duly authorized, executed and delivered by the Company, constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
Section 6.03 Consents and Approvals/No Violation.
(a) Assuming the truth and accuracy of the representation and warranties set forth in Section 4.06(a) and Section 5.03, the execution and delivery of this Agreement by each of Purchaser and Merger Sub do not, and the performance by each of Purchaser and Merger Sub of this Agreement and the consummation by the Purchaser and the Merger Sub of the transactions contemplated hereby will not, require Purchaser, Merger Sub or any of their respective Affiliates to obtain any Consent from any Governmental Authority except for (i) the Consents set forth on Section 6.03(a) of Purchaser Disclosure Schedule (the “Purchaser Required Governmental Consents”) and (ii) the Company Required Governmental Consents and Additional Regulatory Approvals. To the Knowledge of Purchaser, as of the date hereof, there is no Additional Regulatory Approval.
(b) Assuming receipt of all approvals, authorizations, consents or waiting period expirations or terminations related to Required Governmental Consents, the execution and delivery of this Agreement by each of Purchaser and Merger Sub do not, and the performance of this Agreement by each of Purchaser and Merger Sub and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate, in any material respect, the Organizational Documents, in each case as currently in effect, of Purchaser or Merger Sub, (ii) conflict with, violate or result in a loss of rights or trigger new obligations under any Orders applicable to Purchaser or Merger Sub or by or to which any of their respective properties or assets is bound or subject or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material contract to which Purchaser or Merger Sub is a party or by or to which Purchaser or Merger Sub or any of their respective properties or assets is bound or subject, except in the case of clauses (ii) and (iii) above, for such conflicts, violations, breaches, defaults or rights that would not reasonably be expected to have a Purchaser Material Adverse Effect.
Section 6.04 Absence of Litigation. There is no Litigation pending or, to the Knowledge of Purchaser, threatened against Purchaser or Merger Sub or affecting any of their respective properties or assets that, if adversely resolved (by judgment, settlement or otherwise), would reasonably be expected to have a Purchaser Material Adverse Effect, and neither Purchaser nor Merger Sub is a party to, subject to, or in default under, any Order that would have a Purchaser Material Adverse Effect.
Section 6.05 Immediately Available Funds. Purchaser will have at the Closing cash on hand or available sources of capital necessary to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and, to Purchaser’s Knowledge, there is no circumstance or condition that would reasonably be expected to substantially impact such capability to have such cash or available sources of capital. It is acknowledged and agreed by Purchaser that the obligations of Purchaser and Merger Sub under this Agreement are not subject to any conditions regarding Purchaser’s, Merger Sub’s, their respective Affiliates’ or any other Persons’ ability to obtain any financing for the consummation of the transactions contemplated by this Agreement.
Section 6.06 Operations of Merger Sub. Merger Sub has not (a) engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby or (b) incurred any liabilities other than in connection with its formation and the transactions contemplated hereby.
Section 6.07 Solvency. Assuming the accuracy, in all material respects, of the representations and warranties of the Company and Company Parent made in this Agreement the compliance, in all material respects, with the obligations of the Company pursuant to this Agreement, the payment of the Aggregate Closing Purchase Price and the payment of all related fees and expenses and any repayment or refinancing of debt contemplated in this Agreement in full, including all fees and expenses related thereto, and the other transactions contemplated by this Agreement, regardless of whether the COC Amendments are in place, the Surviving Corporation and each of the Subsidiaries, on a consolidated basis, will be Solvent immediately following the Closing. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Subsidiaries. For purposes of this Agreement, “Solvent”, when used with respect to the Surviving Corporation and each of the Subsidiaries, on a consolidated basis, means that, as of any date of determination, (i) the Present Fair Salable Value of the assets of the Surviving Corporation and the Subsidiaries, on a consolidated basis, will, as of such date, exceed their liabilities, contingent or otherwise, as of such date, (ii) the Surviving Corporation and the Subsidiaries, on a consolidated basis, will not have, as of such date, an unreasonably small amount of capital for the business in which they are engaged as of the Closing Date and (iii) the Surviving Corporation and the Subsidiaries, on a consolidated basis, will be able to pay their debts as they become absolute and matured. The term “Solvency” shall have a correlative meaning. “Present Fair Salable Value” means the present fair value of the aggregate assets of the Surviving Corporation and the Subsidiaries, on a consolidated basis, goodwill, based on the hypothetical sale of the Group Companies as an entirety with reasonable promptness in an arm’s length transaction under then-present conditions for the sale of comparable business enterprises.
Section 6.08 Acquisition of Interests for Investment. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the transactions contemplated hereby. Purchaser confirms that the Company has made available to Purchaser and Purchaser’s Representatives the opportunity to ask questions of the officers and management employees of the Company and the Subsidiaries as well as access to documents, information and records of the Company and the Subsidiaries, and Purchaser confirms that it has made an independent investigation, analysis and evaluation of the Company and the Subsidiaries and their respective properties, assets, businesses, financial conditions, documents, information and records. Purchaser is acquiring the stock of the Surviving Corporation for investment and not with a view toward or for sale or in connection with any distribution thereof, or with any present intention of distributing or selling common stock of the Surviving Corporation, in each case in contravention of applicable Law. Purchaser understands and agrees that the Surviving Corporation Common Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities Laws, in each case, to the extent applicable.
Section 6.09 Brokers. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Purchaser or Merger Sub, to receive any commission, brokerage, finder’s fee or other similar compensation from the Company or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement.
Section 6.10 Disclosure Documents. The information supplied by Purchaser or Merger Sub for inclusion in the Proxy Statement, on the date the Proxy Statement is first mailed to the stockholders of Company Parent or at the time of the Company Parent Stockholder Approval, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 6.11 No Governmental Investigation. No investigation or review by any Governmental Authority solely with respect to Purchaser or its business is pending or, to the Knowledge of Purchaser, threatened in writing, other than review of the transactions contemplated hereby by the Financial Services Commission of South Korea, that would, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.
Section 6.12 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. (I) THE REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB EXPRESSLY SET FORTH IN THIS ARTICLE VI AND IN ANY OTHER TRANSACTION DOCUMENT ARE AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY PURCHASER OR MERGER SUB TO ANY GROUP COMPANY, COMPANY PARENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY REPRESENTATIVES OF ANY OF THE FOREGOING, IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REFERRED TO IN CLAUSE (I) ABOVE (WHICH ARE BEING MADE ONLY BY PURCHASER AND MERGER SUB), PURCHASER AND MERGER SUB HAVE NOT MADE AND ARE NOT MAKING ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE BUSINESS OR THE ASSETS OF PURCHASER OR MERGER SUB OR THEIR AFFILIATES. NOTWITHSTANDING ANYTHING TO THE

CONTRARY CONTAINED HEREIN OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI AND IN THE OTHER TRANSACTION DOCUMENTS, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE MADE BY PURCHASER OR MERGER SUB REGARDING PURCHASE OR THEIR AFFILIATES AND THEIR ASSETS, ARE HEREBY EXPRESSLY DISCLAIMED. COMPANY AND COMPANY PARENT REPRESENT, WARRANT, COVENANT AND AGREE, ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE AFFILIATES, IN DETERMINING TO ENTER INTO AND CONSUMMATE THIS AGREEMENT, THE TRANSACTION DOCUMENTS CONTEMPLATED HEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, THEY ARE NOT RELYING UPON ANY REPRESENTATION OR WARRANTY MADE OR PURPORTEDLY MADE BY OR ON BEHALF OF ANY PERSON, OTHER THAN THOSE EXPRESSLY MADE BY PURCHASER AND MERGER SUB AS SET FORTH IN THIS ARTICLE VI AND THOSE IN THE OTHER TRANSACTION DOCUMENTS INCLUDING THE CERTIFICATE DELIVERED PURSUANT TO SECTION 8.03(d). NOTWITHSTANDING ANYTHING TO THE CONTRARY, NOTHING IN THIS SECTION 6.12 SHALL LIMIT ANY CLAIMS FOR FRAUD.
ARTICLE VII

COVENANTS
Section 7.01 Conduct of Business. Except as otherwise set forth in Section 7.01 of the Company Disclosure Schedule, as required by Law, as expressly permitted or required by this Agreement (and not prohibited by the specific provisions of this Section 7.01) or with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed to have been provided if not affirmatively withheld or granted within fifteen (15) Business Days of the Company’s request therefor, during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article X, the Company shall, and shall cause each Subsidiary, to conduct its business in the ordinary course of business in all material respects and in compliance with applicable Law and use commercially reasonable efforts to maintain and preserve intact its business organizations and its current significant business relationships and goodwill with customers, referral sources, vendors, suppliers, service providers and other business partners and to retain the services of its present executive officers. Notwithstanding and without limiting the generality of the foregoing, from and after the date of this Agreement through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article X, except (w) as otherwise set forth in Schedule 7.01, (x) as required by applicable Law (including Tax Laws), (y) any Permitted Leakage or (z) with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed to have been provided if not affirmatively withheld or granted within fifteen (15) Business Days of the Company’s request therefor, the Company shall not, and shall cause each of its Subsidiaries not to:
(a) amend, restate or otherwise modify (or waive provisions in) the Organizational Documents of the Company or, in any material respect, the other Group Companies;
(b) issue, reissue, sell, transfer or pledge, or authorize, permit or propose the issuance, reissuance, sale, transfer, change of ownership or pledge of, shares of capital stock of any class or series or any securities convertible into capital stock of any class or series of the Company or any Subsidiary or other Equity Interests of any Group Company, or grant or enter into any Equity Interests or amend any terms of any such Equity Interest, except, in each case: (i) pursuant to contractual obligations existing on the date of this Agreement or in the ordinary course of business and set forth in Section 4.05 of the Company Disclosure Schedule, (ii) issuance and/or withholding of shares of Common Stock in connection with the exercise, vesting and/or settlement of Company Equity Awards or (iii) for transactions solely between or among the Company and any Subsidiary;
(c) declare, set aside or pay any dividend or other distribution of assets or other Equity Interests in respect of any class or series of its capital stock or other Equity Interests, other than (i) dividends and distributions by a Subsidiary of the Company to the Company or to a wholly owned Subsidiary of the Company in the ordinary course of business and (ii) as required by the agreements evidencing the grant of Company Equity Awards outstanding on the date of this Agreement or as otherwise permitted by this Section 7.01;

(d) adjust, split, combine, subdivide, reclassify or make any like change in any Equity Interest of the Company except for any anti-dilution adjustments to the Warrants pursuant to their terms (but not any issuance of an Equity Interest that would trigger any such anti-dilution adjustments);
(e) sell, purchase, transfer, surrender or dispose of any asset to a Related Party (excluding employment or compensation agreements in effect on the date hereof) unless it is at a fair market value, on arms’ length terms and made in the ordinary course of business;
(f) sell, lease, assign, license, sublicense, transfer, allow to lapse, abandon, assign, convey, license or otherwise dispose of any of its material properties, assets or rights, other than (A) sales of insurance and services products in the ordinary course of business consistent with past practice and non-exclusive licenses of Intellectual Property rights in the ordinary course of business, (B) transfers of other properties, assets or rights in the ordinary course of business consistent with past practice in an amount not to exceed one million dollars ($1,000,000) individually or five million U.S. dollars ($5,000,000) in the aggregate, (C) sales of Investment Assets in the ordinary course of business or (D) abandoning or allowing to lapse Intellectual Property rights that are immaterial to the business of the Company as presently conducted in the ordinary course of business or that have reached their maximum statutory term;
(g) permit, allow or suffer any of its material properties or assets to be subjected to any Lien, restriction or charge other than Permitted Liens;
(h) acquire (i) any legal Person or other material business organization or division or material assets thereof (including by merger or otherwise but excluding reinsurance), in a single transaction or a series of transactions for an aggregate consideration in excess of five million U.S. dollars ($5,000,000), (ii) any properties, assets or rights (other than in respect of any Leased Real Property) in the ordinary course of business in an amount in excess of five hundred thousand U.S. dollars ($500,000) individually or one million U.S. dollars ($1,000,000) in the aggregate other than acquisition of Investment Assets in the ordinary course of business to the extent required by applicable Law, (iii) any rights to Leased Real Property in the ordinary course of business in an amount in excess of one million U.S. dollars ($1,000,000) individually or five million U.S. dollars ($5,000,000) in the aggregate or (iv) lease or license any interest in Intellectual Property other than, in respect of Intellectual Property, in the ordinary course of business;
(i) create, incur, assume, or guarantee any Indebtedness, other than (i) incurrence of Indebtedness pursuant to intercompany arrangements among or between the Company and one or more of the Subsidiaries or solely among or between one or more Subsidiaries; (ii) borrowings permitted under the Credit Agreements; or (iii) in the ordinary course of business;
(j) change any of the material accounting, financial reporting, actuarial, reserving, claims administration, underwriting principles, practices or methods used by the Company or any Subsidiary, except as may be required in order to comply with changes in GAAP, Applicable SAP or applicable Law, in each case, other than in respect of Taxes (which shall be governed by Section 7.01(q));
(k) amend any Material Permit in a manner that adversely impacts the Company’s ability to conduct its business in any material respect or abandon, terminate or allow to lapse any Material Permits except as required by an Insurance Regulator;
(l) enter into, become subject to, terminate, fail to renew, modify or waive or amend any Material Contract or arrangement that would constitute a Material Contract, other than (i) in the ordinary course of business or (ii) with Excepted Related Parties in the ordinary course of business on arm’s length terms;
(m) enter into any new lines of business that would require the Insurance Subsidiaries to add new lines of authority to their certificates of authority;
(n) seek approval from the applicable Governmental Authority for the use of any accounting practices in connection with the Company Statutory Statements that depart from the accounting practices prescribed or permitted by applicable Insurance Laws of the applicable domiciliary jurisdiction;
(o) reduce any reserves, provisions for losses or other liability amounts in respect of Insurance Contracts or Reinsurance Contracts, except in the ordinary course of business or as may be required by applicable accounting standards (consistently applied with their application for prior periods), or as required by Law or by policies imposed by a Governmental Authority;

(p) merge or consolidate with any other Person or adopt a plan of restructuring, recapitalization or reorganization as required by this Agreement;
(q) make, change or revoke any material tax election, change any annual accounting period, settle or compromise any claim or assessment of a material amount of Taxes, adopt or change any material method of Tax accounting, file any material Tax Return in a manner inconsistent with past practice of the Company and the Subsidiaries or file any material amended material Tax Return, make any material voluntary Tax disclosure, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any material Tax (other than an agreement the primary purpose of which does not relate to Taxes), surrender any right to claim a material refund, credit or similar Tax benefit, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax or material Tax Return, in each case, except for any action in the ordinary course of business;
(r) except as required to comply with applicable Law or Plan as in effect on the date of this Agreement or as otherwise expressly permitted or required by this Agreement, (i) increase the salary, wages, bonuses or other compensation or benefits payable to any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries (other than base salary increases made in the ordinary course to Employees other than the executive Employees listed on Schedule 7.01(r) (“executive Employees”) or in connection with periodic benefit renewals in the ordinary course of business), (ii) grant any new entitlement to, or increase the amount of any existing entitlement to, any severance, change of control, retention, termination or similar compensation or benefits, other than entering into employment agreements with existing (other than with respect to executive Employees) and new employees, in each case, in the ordinary course of business, (iii) adopt, establish, enter into, amend or modify, or agree to establish, amend or modify (or announce an intention to establish, amend or modify), or terminate any material Plan (other than routine amendments to the Plans in the ordinary course of business or in connection with periodic renewals), (iv) grant or remove any vesting restrictions applicable to any equity or equity-based awards under the Company Equity Plan or any other Plan, (v) take any action to accelerate the vesting, exercisability or payment of or to fund any benefit or payment to any current or former director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, (vi) hire or terminate (other than for “cause”) the Chief Executive Officer or any direct report to the Chief Executive Officer or (vii) recognize any Union as the bargaining unit representative of any Employees;
(s) make any loans, advances or capital contributions to any director, officer or employee of the Group Companies, except (i) for advances for travel and other normal business expenses to officers and employees in the ordinary course of business or (ii) pursuant to any indemnification agreements for directors and officers of the Group Companies for actions taken within the scope of their services to the Group Companies in effect on the date hereof;
(t) enter into any transaction (excluding employment or compensation agreements in effect on the date hereof) with, any Related Party (other than an Excepted Related Party in the ordinary course of business on arms’ length terms), or waive, defer or release any amount owed to a Group Company by a Related Party, including payment of any bonuses, benefits or other amounts for any director, officer, consultant or agent of the Group Companies that are Related Parties, other than in the ordinary course of business, excluding (i) those items consented to in advance in writing by Purchaser, (ii) payment of immaterial bonuses, benefits or other amounts for directors, managers, officers, employees or consultants of the Group Companies made in the ordinary course of business not arising in connection with the transactions contemplated hereby and (iii) any payment made or agreement to make a payment by or on behalf of any Group Company for which specific provision, reserve or allowance has been made for it in the Company Financial Statements (up to the extent of such provision, accrual or liability);
(u) incur or pay any amount of Leakage other than the incurrence of Transaction Expenses to the extent taken into account in and that decrease the Aggregate Closing Purchase Price;
(v) (i) settle, compromise, waive or release any Litigation (other than individual claims in the ordinary course of business under Insurance Contracts within applicable policy limits) or any rights (or amend or terminate any rights), in each case, except as would not (A) result in payments by the Group Companies in excess of five hundred thousand U.S. dollars ($500,000) individually or one million U.S. dollars ($1,000,000) in the aggregate and (B) contain any admission of culpability, criminal misconduct, violation of the Law or require any other actions or impose any other material restrictions on the business or operations of the Group Companies;
(w) permit the Company or any Subsidiary (other than Subsidiaries that are in the process of dissolution, liquidation or winding up as of the date of this Agreement and disclosed in the Company Disclosure Schedule) to dissolve, wind-up or liquidate; or
(x) enter into any binding agreement or commitment to do any of the foregoing.
Notwithstanding the foregoing, (i) nothing contained in this Agreement is intended to give Purchaser or Merger Sub, directly or indirectly, the right to control the Company’s or the Subsidiaries’ operations prior to the Effective Time and (ii) the failure of the Company to take or cause to be taken an action prohibited by this Section 7.01 solely as a result of the failure of Purchaser to consent to such action shall in no event be deemed to constitute a breach of the first sentence of Section 7.01. Prior to the Effective Time, subject to the terms herein including this Section 7.01, each of Purchaser, Merger Sub and the Company shall exercise complete control and supervision of its and its Subsidiaries’ respective operations.
Section 7.02 Reasonable Best Efforts; Cooperation.
(a) Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, and through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Section 10.01, each of the parties hereto shall, and the Company shall cause each of the Subsidiaries to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including satisfaction, but not waiver, of the conditions to Closing set forth in Article VIII; provided, that nothing in this Section 7.02 will alter any efforts standard expressly set forth in any other provision of this Agreement and nothing in this Section 7.02(a) or any other provision of this Agreement will require Purchaser or Merger Sub to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a Burdensome Condition.
(b) Without limiting the generality of the foregoing, subject to Section 7.03, Section 7.04, Section 7.05(c) and Section 7.13, Company Parent and the Group Companies, on the one hand, and Purchaser and Merger Sub, on the other hand, shall each (i) furnish to the other such necessary information and reasonable assistance as the other party may reasonably request in connection with the foregoing, (ii) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a Governmental Authority or a private party, (iii) keep the other party reasonably informed of any communication received or given in connection with any proceeding by a Governmental Authority or a private party, in each case, regarding the transactions contemplated hereby and (iv) permit the other party to review any communication given by it, and consult with each other a reasonable amount of time in advance of any meeting, in connection with any proceeding by a Governmental Authority or a private party, with any other Person and, to the extent permitted by such other Person, give the other party the opportunity to attend and participate in such meetings and conferences; provided, however, that nothing in this Section 7.02(b) will require Purchaser or Merger Sub to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a Burdensome Condition.
Section 7.03 Consents.
(a) Without limiting the generality of Section 7.02 hereof, each of the parties hereto shall use reasonable best efforts to obtain all Required Governmental Consents, and all other Consents set forth in Section 7.03(a) of the Company Disclosure Schedule, in each case necessary in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, other than Required Governmental Consents, no Party shall have any obligation to pay any fee to a third party for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents, in each case required to be obtained pursuant to this Agreement (including pursuant to Section 7.17); provided, however, that any fees, costs or expenses actually paid in connection with obtaining the third-party Consents set forth in Section 7.03(a) shall be borne fifty percent (50%) by the Company as Transaction Expenses and fifty percent (50%) by Purchaser. Each of the parties hereto shall, as soon as reasonably possible, make or cause to be made all filings and submissions under Laws and regulations applicable to it as may be required for the consummation of the transactions contemplated hereby. Purchaser acknowledges and agrees that, provided the other parties hereto comply with their obligations set forth in this Agreement to use their reasonable best efforts to obtain third-party Consents set forth in Section 7.03(a) of the Company Disclosure Schedule, which shall not include, for the avoidance of doubt, any Required Governmental Consents, the failure to obtain such Consents shall not, in and of itself, result in a Material Adverse Effect or a failure of a condition to Closing set forth in Article VIII.
(b) The Company shall, within one (1) Business Day following receipt of the Company Parent Stockholder Approval, take all actions necessary in accordance with the DGCL to obtain the Company Stockholder Approval from its stockholders approving and adopting this Agreement and the transactions contemplated hereby and to deliver the Company Stockholder Approval to Purchaser. As soon as practicable but in any event within ten (10) Business Days following the effective date of the Company Stockholder Approval, the Company shall deliver, by any manner permitted by applicable Law, the notice required pursuant to Sections 228 and 262 of the DGCL to each holder of record of capital stock of the Company that has not theretofore executed and delivered the Company Stockholder Approval and is entitled to such notice under the DGCL. All materials submitted to the stockholders of the Company in accordance with this Section 7.03 shall be subject to Purchaser’s reasonable advance review and comment, which shall be considered in good faith by the Company.
Section 7.04 Antitrust Notifications and Other Regulatory Approvals; Purchaser Covenants.
(a) In furtherance and not in limitation of the requirements of Section 7.02 and Section 7.03(a), the parties hereto shall cooperate with each other and, as necessary, shall prepare and file, or cause to be prepared and filed, (i) required Notification and Report Forms under the HSR Act and the rules and regulations promulgated thereunder with the FTC and the DOJ, (ii) all appropriate documents, forms, filings or submissions required under applicable Insurance Laws with respect to the transactions contemplated by this Agreement, and (iii) any other notifications, filings, registrations or materials required or necessary to obtain the Required Governmental Consents and all other Consents otherwise necessary in connection with the consummation of the transaction contemplated by this Agreement (other than the CFIUS Approval, which is addressed in Section 7.04(f)) as soon as reasonably practicable, and in any event, within thirty (30) Business Days from and after the date of this Agreement, except for: (A) any Required Governmental Consents by Governmental Authorities within South Korea for which discussions shall commence as soon as reasonably practicable but in any event within twenty-five (25) calendar days following the date hereof and any required filings made as soon as reasonably practicable thereafter; (B) in the case of the foregoing clause (i), a later date is mutually agreed to by the parties; and (C) any Consents that are a notification to be given after the Closing. The parties hereto shall respond as promptly as practicable to all requests or inquiries received from any Governmental Authority for additional documentation or information related to any of the foregoing or any other Required Governmental Consent. The parties hereto shall also cooperate with each other and shall make, or cause to be made, such other filings as are necessary, if any, in other jurisdictions in order to comply with all applicable Laws relating to competition, and shall promptly provide any supplemental information or documentation requested by any Governmental Authority relating thereto or to any other Required Governmental Consent. All filing fees payable in connection with the notifications, filings, registrations or other materials contemplated by this Section 7.04 or in connection with any Required Governmental Consent shall be paid fifty percent (50%) by each of Purchaser, on the one hand, and the Equityholders, on the other hand.
(b) Each party to this Agreement shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other parties to review a reasonable amount of time in advance, to the extent permitted by Law, any proposed communication by such party to any Governmental Authority. Other than purely administrative telephonic conferences and telephonic conferences initiated by the applicable Governmental Authority and not scheduled in advance, no party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry, unless it consults with the other parties a reasonable amount of time in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, confidentiality obligations in the Transaction Documents and applicable Laws, the parties shall coordinate and cooperate fully and promptly with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and, to the extent available and agreed upon in advance by Purchaser and the Company, in seeking early termination of any applicable waiting periods, including those under the HSR Act. Subject to the Confidentiality Agreement, confidentiality obligations in the Transaction Documents and applicable Laws, the parties shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.
(c) Each party shall promptly provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority relating to Purchaser and its Affiliates or any Persons who are deemed or may be deemed to “control” Purchaser within the meaning of applicable Insurance Laws, including its or their structure, ownership, businesses, operations, jurisdiction of domicile, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, general or limited partners, members or shareholders and the transactions contemplated hereby, and such other matters as may be required or requested.
(d) Purchaser and Merger Sub shall not amend, revoke or refile any filing, submission, application, notification or report form or extend any applicable waiting or review periods or enter into any agreement with a Governmental Authority to delay or not to consummate the transactions contemplated hereby, except with the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in no event will any party to this Agreement be required to disclose to any other party to this Agreement any personally identifiable information (and a party shall be permitted to redact personally identifiable information from documents shared with the other parties).
(e) In the event Purchaser and/or the Company receives a Request for Additional Information and Documentary materials (“Second Request”) under the HSR Act or any similar inquiry in connection with the transactions contemplated by this Agreement, such party shall comply as promptly as practicable with such request as provided by Section 7A(e) of the HSR Act. For purposes of this provision, a party shall be deemed to have complied with any such request by providing a response that the party in good faith believes to be in substantial compliance and by certifying in writing to the other parties its prompt, substantial compliance. In the event that a party receives a subpoena or civil investigative demand requesting materials and information similar to that usually demanded in a Second Request under the HSR Act, such party shall comply as promptly as practicable with such subpoena or civil investigative demand. In the event the Governmental Authority disputes the adequacy of compliance by a party with respect to a Second Request under the HSR Act, subpoena or civil investigative demand, such party shall endeavor to satisfy the Governmental Authority so as to minimize any delay in the conduct or resolution of the investigation.
(f) Notwithstanding anything contained in this Agreement to the contrary, the parties shall fully coordinate and cooperate with each other to obtain the CFIUS Approval including, without limitation, (i) as soon as practicable after the date of this Agreement, filing a CFIUS Declaration regarding the transactions contemplated hereby in accordance with the DPA and promptly responding to comments or questions from CFIUS, if any, on the CFIUS Declaration and resubmitting the filing, (ii) providing any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review of the transactions contemplated hereby, within the time periods specified in the applicable regulations or otherwise specified by CFIUS staff, and (iii) using their respective reasonable best efforts to ensure that any information furnished pursuant to the foregoing clauses (i) and (ii) is true, correct and complete in all material respects. If at the end of the review period for the CFIUS Declaration, CFIUS requests that the parties file a CFIUS Notice, the parties shall, and shall cause their respective Affiliates and Representatives to, file a CFIUS Notice and obtain the CFIUS Approval including, without limitation, (a) as soon as practicable after the date of the request for a CFIUS Notice, filing a draft CFIUS Notice regarding the transactions contemplated hereby and (b) as promptly as practicable filing a final CFIUS Notice in accordance with the DPA after receipt of comments, if any, from CFIUS. The parties shall each promptly inform the other party of any oral communication with, and provide copies of written communications with, CFIUS or any CFIUS member agency regarding any filings to CFIUS; provided, that, notwithstanding anything to the contrary in this Agreement, no party shall be required to share communications containing its confidential business information. If the parties reasonably determine it to be appropriate that the parties withdraw and jointly resubmit the final CFIUS Notice pursuant to this

Section 7.04(f), then the parties shall cooperate in withdrawing and resubmitting the final CFIUS Notice in order to allow CFIUS to extend its consideration of the transactions contemplated hereby for up to two additional 45-day periods. Notwithstanding anything to the contrary in this Section 7.04(f), Purchaser shall not be required to, and the Company shall not, without prior written consent of Purchaser, enter into any national security agreement or other agreement proposed by CFIUS that includes a Foreign Direct Investment Burdensome Condition. In the event the parties file a CFIUS Notice, the associated CFIUS filing fee as described in Subpart K of 31 C.F.R. Part 800 shall be borne half by Purchaser and half by the Equityholders (by inclusion of such portion of the filing fee within the Transaction Expenses).
(g) In furtherance and not in limitation of Section 7.02, Section 7.03 and Section 7.04(a) through (f), each party agrees to, and to cause its Affiliates and Representatives to, use reasonable best efforts to take promptly any and all steps and actions necessary to avoid or eliminate each and every impediment that may be asserted by any Governmental Authority or any other Person with respect to the transactions contemplated hereby so as to enable the Closing to occur expeditiously, but in no case later than the Termination Date, including, as applicable, providing information to such Persons; provided, however, nothing in this Section 7.04(g) will require the Group Companies, Purchaser or its Affiliates, including Merger Sub, or its Representatives to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a Burdensome Condition. In addition, each party shall use reasonable best efforts to oppose, through and including Litigation on the merits (and all appeals with respect thereto), any claim asserted in court or other forum by any Governmental Authority or other Person in order to avoid entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would restrain or prevent the Closing by the Termination Date; provided, however, nothing in this Section 7.04(g) will require the Group Companies, Purchaser or its Affiliates, including Merger Sub, or their Representatives, to take or refrain from taking any action that would or would reasonably be expected to result in the imposition of a Burdensome Condition.
(h) Each party shall not, and shall cause its Affiliates not to, take any action that could reasonably be expected to hinder or delay, as applicable, the obtaining of clearance or the expiration of the required waiting periods under the HSR Act or the obtaining of any Required Governmental Consent (including the CFIUS Approval) or the effect of which would be to delay or impede the ability of the parties hereto to consummate the transactions contemplated hereby; provided, however, nothing in this Section 7.04 will require the Group Companies, Purchaser or its Affiliates, including Merger Sub, or their Representatives, to take or refrain from taking any action related to a Burdensome Condition. Without limiting the generality of the foregoing, Purchaser will not (and will cause its Affiliates not to) (i) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, or (ii) assign any of its rights hereunder to any co-investor, in each case, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation or co-investor relationship could reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any permits, orders or other approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated hereby, (C) increase the risk of not being able to remove any such order on appeal or otherwise or (D) delay or prevent the consummation of the transactions contemplated hereby.
(i) Notwithstanding anything in this Section 7.04 to the contrary neither the Group Companies, Purchaser nor its Affiliates, including Merger Sub, or their Representatives, shall be required to take any action that would reasonably be expected to result in a Burdensome Condition.
Section 7.05 Access to Information.
(a) Subject to the terms of the Confidentiality Agreement and applicable Laws, from and after the date of this Agreement, and through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article X, the Company shall permit, and shall cause the Subsidiaries to permit, Purchaser and its Representatives to have reasonable access, during regular business hours and upon reasonable notice, to the offices, facilities, assets, properties, executive- or management-level employees and books and records of the Company and the Subsidiaries, and shall furnish, or cause to be furnished, to Purchaser, such access as Purchaser shall from time to time reasonably request. All access and investigation pursuant to this Section 7.05 to personnel and books and records of the Group Companies shall be coordinated through the individuals set forth on Section 7.05(a) of the Company Disclosure Schedule and shall be conducted in such a manner as not to unreasonably interfere with the normal operations of the businesses of the Company and the Subsidiaries. Notwithstanding anything to the contrary contained herein or otherwise, prior to the Closing, (i) all such access, and information relating thereto, shall be subject to the terms and conditions of, the Confidentiality Agreement, if applicable, treated as Confidential Information as defined thereunder, (ii) without the prior written consent of the Company, Purchaser shall not contact any customer, supplier or distributor of the Company or any Subsidiary, and provided that the Company shall have the right to have a representative present during any such contact in the event that it consents to such contact, and (iii) Purchaser shall have no right to perform materially disruptive or subsurface investigations of the properties or facilities of the Company or any of the Subsidiaries without the prior written consent of the Company (which consent may be withheld for any reason). In addition, and notwithstanding anything contained in this Agreement to the contrary, the Company shall not have any obligation to provide Purchaser with any such access or information that cannot be provided without (A) violating applicable Law or obligation of confidentiality pursuant to a Contract with any third party, (B) constituting a waiver of the attorney-client privilege or attorney work-product privilege or (C) resulting in information reasonably pertinent to any pending Litigation in which any of Purchaser or its Subsidiaries, on the one hand, or Company or its Affiliates, on the other hand, are directly adverse to one another, being shared; provided, however, that the Company shall (1) notify Purchaser, as applicable, that such information cannot be disclosed without (w) violating applicable Law or the Company’s or any of the Subsidiaries’ obligations of confidentiality in a Contract with any third party, (y) waiving the attorney-client privilege or attorney work-product privilege or (z) resulting in information reasonably pertinent to any pending Litigation in which any of the Company or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand, are directly adverse to one another, being shared, (2) communicate to Purchaser in reasonable detail (x) the facts giving rise to such notification and (y) the subject matter of such information (to the extent it is able to do so in accordance with the foregoing proviso) and (3) use reasonable best efforts to identify and pursue a legally permissible method of providing such disclosure, including in the case where such disclosures are reasonably likely to violate the Company’s or any of the Subsidiaries’ obligations of confidentiality, using reasonable best efforts to seek a waiver of any such obligations of confidentiality excluding any disclosures that would jeopardize the rights of the Company or its Affiliates in any pending Litigation in which they are adverse to Purchaser or its Affiliates. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company (or its Affiliates) allow Purchaser (or its Affiliates) access to, or examination rights of, any Tax Returns or other Tax Books and Records, other than solely (1) Tax Returns or other Tax Books and Records of the Company and its Subsidiaries in respect of a Pre-Closing Tax Period or (2) Tax Returns or other Tax Books and Records of the Company Parent Tax Group that includes information in respect of the Company and its Subsidiaries, in each case subject to entry into a confidentiality agreement on terms and in substance reasonably acceptable to Company Parent.
(b) Purchaser shall, and shall cause the Surviving Corporation to, following the Closing, preserve and keep any books and records held by them relating to the respective businesses of the Company and the Subsidiaries prior to the Effective Time that are required to be retained under document retention policies in effect on January 1, 2025, for a period of seven (7) years from the Closing Date and shall make such records (or copies) reasonably available, at reasonable times and upon reasonable advance notice, in a manner so as not to unreasonably interfere with normal business operations of Purchaser and the Group Companies, as may be reasonably required by any Eligible Holder in connection with any insurance claims by, Litigation (other than involving Purchaser or its Affiliates) or Tax audits against, governmental investigations of or compliance with legal requirements by, any Eligible Holder or any of their respective Affiliates. Notwithstanding anything to the contrary in this Section 7.05(b), the foregoing obligations shall not apply to any such access or information that, after being advised in writing as such by legal counsel, Purchaser concludes in good faith cannot be provided without (i) violating applicable Law or obligation of confidentiality in a Contract with any third party, (ii) constituting a waiver of the attorney-client privilege or attorney work-product privilege or (iii) resulting in information reasonably pertinent to any pending Litigation in which any of Company Parent or its Affiliates, on the one hand, and Purchaser or its Affiliates on the other hand, are directly adverse to one another, being shared; provided, however, that Purchaser or the Surviving Corporation shall (A) notify the Eligible Holder that such information cannot be disclosed without (x) violating applicable Law or the Surviving Corporation’s or any of the Subsidiaries’ obligations of confidentiality in a Contract with any third party, (y) waiving the attorney-client privilege or attorney work-product privilege, or (z) resulting in information reasonably pertinent to any pending Litigation in which any of Purchaser or its subsidiaries, on the one hand, or Company Parent or its Affiliates, on the other hand, are directly adverse to one another, being shared, (B) communicate to Equityholders’ Representatives in reasonable detail (x) the facts giving rise to such notification and (y) the subject matter of such information (to the extent it is able to do so in accordance with the foregoing proviso) and (C) use reasonable best efforts to identify and pursue a legally permissible method of providing such disclosure, including in the case where such disclosures are reasonably likely to violate Purchaser’s or any of the Subsidiaries’ obligations of confidentiality, using reasonable best efforts to seek a waiver of any such obligations of confidentiality excluding any disclosures that would jeopardize the rights of Purchaser or its Affiliates in any pending Litigation in which they are adverse to Company Parent or its Affiliates.
(c) The parties shall hold, and shall cause their respective Affiliates, advisors, accountants, attorneys and representatives to hold, any non-public information so provided to one another in connection with the transactions contemplated by this Agreement in confidence in accordance with the provisions of the Confidentiality Agreement, this Agreement and the other the Transaction Documents. The parties acknowledge and agree that the Confidentiality Agreement will remain in full force and effect in accordance with the terms and conditions therefore and shall (i) survive termination of this Agreement and terminate in accordance with its terms or (ii) terminate at the Closing.
Section 7.06 Public Statements. Except for any press release issued collectively by Purchaser and Company Parent on the date of this Agreement, subject to Section 7.10, and except if related to an Adverse Recommendation Change or after an Adverse Recommendation Change has occurred or as required by applicable Law or the rules and regulations of any stock exchange upon which the securities of Purchaser, Company Parent, the Company or any of their respective Affiliates are traded, no press release or other public announcement, statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued, made or permitted to be issued or made by any party to this Agreement or any of its Affiliates or Representatives without the prior written consent of Purchaser, on the one hand, or Company Parent, on the other hand; provided, however, that consent shall not be required for any (a) press release or other public announcement, statement or comment the substance of which is consistent in all material respects with the substance of any previous press release or other public announcement, statement or comment made in accordance with this Section 7.06, (b) disclosure by an Eligible Holder or its Affiliates that is not an individual in the ordinary course to its respective prospective and current limited partners (or their equivalent) or advisors, under binding obligations of confidentiality, general information regarding the subject matter of this Agreement and the transactions contemplated hereby, including, in respect of any of the Company’s or its Equityholders’ Affiliates, the performance of such Affiliate’s investment in the Company on a confidential basis, (c) disclosure as required by Law or rules and regulations applicable to the Company, Company Parent or their respective Affiliates of any national securities exchange or any Governmental Authority and (d) customary tombstone advertisements by Purchaser or its Affiliates that do not include price or other transaction terms.
Section 7.07 Indemnification of Directors and Officers.
(a) For a period of six (6) years after the Closing, Purchaser shall not, and shall not permit the Surviving Corporation or any of the Subsidiaries to, amend, repeal or modify any provision in the certificate or articles of incorporation, by-laws or other equivalent governing documents of the Surviving Corporation or any of the Subsidiaries relating to the exculpation, indemnification or advancement of expenses of any Persons who at any time prior to or at the Effective Time are or were officers or directors of the Company or any Subsidiary (each, a “D&O Indemnified Person”) with respect to matters existing or occurring at or prior to the Effective Time (unless and to the extent required by Law), it being the intent of the parties that all such D&O Indemnified Persons shall continue to be entitled to such exculpation, indemnification and advancement of expenses in such Organizational Documents to the full extent of the Law and that no change, modification or amendment of such documents or arrangements may be made that will adversely affect any such Person’s right thereto without the prior written consent of that Person except as required by Law.
(b) At the Closing, the Equityholders shall cause the Group Companies to obtain and pay for irrevocable “tail” insurance policies, fifty percent (50%) of which to be included within the Transaction Expenses, with a claims period of at least six (6) years from and after the Effective Time, from an insurance carrier with the same or better credit ratings as the Company’s current insurance carrier with respect to officers’ and directors’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”), for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters arising out of or relating to acts or omissions occurring or existing at or prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company, Purchaser or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; provided, that if the annual premiums of such coverage exceed such amount, the Company, Purchaser or the Surviving Corporation, as the case may be, shall obtain a policy with the greatest coverage available for a cost not exceeding such amount for such six (6)-year period from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the Company’s existing D&O Insurance with terms, conditions, retentions and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement.
(c) In the event that Purchaser or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person (including by liquidation, dissolution, assignment for the benefit of creditors or similar action), then, and in each such case, Purchaser or the Surviving Corporation, as the case may be, shall use commercially reasonable efforts to cause proper provision to be made so that the applicable successors and assigns or transferees succeed to the obligations set forth in this Section 7.07.
(d) Notwithstanding anything to the contrary contained herein or otherwise, the rights and benefits of the D&O Indemnified Persons under this Section 7.07 shall not be terminated or modified in any manner as to adversely affect any D&O Indemnified Person without the prior written consent of such D&O Indemnified Person. The provisions of this Section 7.07 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person referred to in Section 7.07(a), his or her heirs and his or her executors, administrators and personal representatives, each of whom is an intended third-party beneficiary of this Section 7.07, and are in addition to, and not in substitution for, any other rights, including rights to indemnification or contribution that any such Person may have by Contract or otherwise; provided that D&O Indemnified Persons shall not have any right to double-recovery from the Surviving Corporation or its Affiliates when considered together with other sources of indemnification or contribution that any such Person may have by Contract or otherwise and such D&O Indemnified Person shall promptly pay back to the Surviving Corporation any such funds paid by the Surviving Corporation or its Affiliates to any such D&O Indemnified Person to the extent duplicative of recoveries obtained by such Person from other sources.
Section 7.08 Employee Benefits.
(a) During the period commencing at the Closing and ending on the first (1st) anniversary of the Closing Date, Purchaser shall, or shall cause the Surviving Corporation to, provide each employee of the Company or the Subsidiaries who is employed immediately prior to the Closing (each, a “Continuing Employee”) with (i) at least the same base salary or wage level and bonus, commission and/or other cash incentive opportunity (excluding equity and equity-based compensation) as provided immediately prior to the Effective Time, (ii) employee benefits (excluding defined benefit pension, non-qualified deferred compensation, equity or equity-based plans, severance, retention, change in control benefits, fringe benefits and perquisites) that are no less favorable, in the aggregate, than the benefits, perquisites and other terms and conditions (subject to the same exclusions) that each such Continuing Employee was entitled to receive immediately prior to the Effective Time (or, if more favorable to the Continuing Employee, the benefits, perquisites and other terms and conditions of employment provided to similarly situated employees of Purchaser or its subsidiaries) and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or a Subsidiary to the Continuing Employee as of immediately prior to the Effective Time, to the extent listed on Section 4.10(a) of the Company Disclosure Schedule.
(b) From and after the Closing, Purchaser shall, or shall cause the Surviving Corporation to, continue to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each employee, officer and independent contractor of the Company and the Subsidiaries, and each former employee, officer and independent contractor of the Company and the Subsidiaries, as of the Closing arising under the terms of, or in connection with, any Plan in accordance with the terms thereof.
(c) For purposes of eligibility, vesting and entitlement to benefits under the benefit and compensation plans, programs, agreements and arrangements of Purchaser (other than defined benefit pension plans, retiree medical, severance entitlements and equity or equity-based compensation, but including level of vacation), the

Surviving Corporation or any of their respective subsidiaries in which Continuing Employees are eligible to participate following the Closing (the “Purchaser Plans”), Purchaser and the Surviving Corporation shall credit each Continuing Employee with his or her years of service with the Company, the Subsidiaries and any predecessor entities, to the same extent as such employee was entitled immediately prior to the Closing to credit for such service under any similar Plan, except where such crediting would result in duplication of benefits. In addition, Purchaser shall use reasonable best efforts to cause Purchaser Plans providing health benefits to (i) not deny Continuing Employees (or a covered dependent thereof) coverage on the basis of pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements to the extent such conditions were waived or satisfied under the similar Plan in effect immediately prior to the Closing and (ii) credit such Continuing Employees (or a covered dependent thereof) for any deductibles, co-insurance and out-of-pocket expenses paid on or prior to the Closing Date in satisfying any deductibles, co-insurance and maximum out-of-pocket expenses in the applicable plan year in which the Closing Date occurs to which such deductibles and out-of-pocket expenses relate as if such amounts had been paid in accordance with the applicable Purchaser Plan.
(d) The parties hereto acknowledge and agree that all provisions contained in this Section 7.08 with respect to employees of the Company and the Subsidiaries are included for the sole benefit of the respective parties hereto and shall not (i) create any third-party beneficiary or other rights in any current or former employee, manager, officer, director or independent contractor of the Company or any Subsidiary (or dependent or beneficiary thereof) to enforce the provisions of this Section 7.08, (ii) be construed as an amendment, waiver or creation of any Plan or other employee benefit plan of the Company, any Subsidiary, Purchaser or any of their respective Affiliates, (iii) limit in any way the right of the Company, any Subsidiary, Purchaser, or any of their respective Affiliates to amend or terminate any Plan at any time or (iv) create any right to employment or service, continued employment or service, or any term or condition of employment or service with any of the Company, any Subsidiary, Purchaser or any of their respective Affiliates.
Section 7.09 Company Parent Stockholder Meeting.
(a) Company Parent shall take all action necessary in accordance with applicable Law and the charter, bylaws and other organizational documents of Company Parent to, following consultation with Purchaser, set a record date for, duly give notice of, convene and hold a meeting of its stockholders (as may be postponed or adjourned from time to time in accordance with the terms hereof, the “Company Parent Stockholder Meeting”) to be duly called and held as soon as reasonably practicable following clearance of the Proxy Statement by the SEC (and in any event no more than forty-five (45) days after such clearance, which shall be deemed to occur upon the earliest of (i) notice from the SEC that it is not reviewing the Proxy Statement, (ii) resolution of any comments from the SEC on the Proxy Statement, and (iii) 11:59 pm ET on the tenth (10th) calendar day following the filing of the Proxy Statement with the SEC, if the SEC has not affirmatively provided notice that it is reviewing the Proxy Statement) for the purpose of seeking the Company Parent Stockholder Approval. Notwithstanding the immediately preceding sentence but subject to the next sentence, Company Parent may postpone or adjourn the Company Parent Stockholder Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Company Parent’s stockholders within a reasonable amount of time in advance of the Company Parent Stockholder Meeting, (ii) as otherwise required by Law, (iii) if as of the time for which the Company Parent Stockholder Meeting is scheduled as set forth in the Proxy Statement, there are insufficient Company Parent Shares represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Parent Stockholder Meeting, (iv) if additional time is reasonably required to solicit proxies to obtain the Company Parent Stockholder Approval or (v) with Purchaser’s written consent. Without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company Parent Stockholder Meeting may not be postponed or adjourned (A) (x) by more than ten (10) Business Days at a time or (y) with respect to clause (iv) of the immediately preceding sentence, if Company Parent has previously postponed or adjourned the meeting two (2) or more times, (B) by more than forty-five (45) calendar days after the date on which the Company Parent Stockholder Meeting was (or was required to be) originally scheduled with respect to clause (iii) of the immediately preceding sentence or (C) if such postponement or adjournment would result in or require any change to the record date of the Company Parent Stockholder Meeting. Except as required by Law, the record date of the Company Parent Stockholder Meeting may not be changed without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Subject to Section 7.10, the Company Parent Board shall (i) recommend approval of the Merger and the other transactions contemplated by this Agreement by Company Parent’s stockholders, and (ii) solicit and use its reasonable best efforts to obtain the Company Parent Stockholder Approval (including by soliciting proxies in favor of the approval of the Merger and the other transactions contemplated by this Agreement).
(b) Without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the approval of the Merger and the other transactions contemplated by this Agreement shall be the only matter (other than matters of procedure, matters incidental to the transactions contemplated hereby and matters required by applicable Law to be voted on by Company Parent’s stockholders in connection with the approval of the Merger and the other transactions contemplated by this Agreement) that Company Parent shall propose to be acted on by the stockholders of Company Parent at the Company Parent Stockholder Meeting. Other than the Company Parent Stockholder Meeting, Company Parent shall not convene any special meeting of Company Parent’s stockholders following the execution and delivery of this Agreement and prior to the time at which the Company Parent Stockholder Approval is obtained without Purchaser’s prior written consent, which shall not be unreasonably conditioned, withheld or delayed. Company Parent shall coordinate and cooperate with Purchaser with respect to the Company Parent Stockholder Meeting, including keeping Purchaser reasonably informed with respect to proxy solicitation results as reasonably requested by Purchaser. Unless approved in writing by Purchaser, the Company Parent Stockholder Meeting shall not be an annual meeting of stockholders of Company Parent.
Section 7.10 Acquisition Proposals.
(a) Company Parent shall, and shall cause its subsidiaries, directors and officers to, and shall use reasonable best efforts to cause its and other respective Representatives to, immediately terminate all solicitation, discussions and negotiations with any Person (other than Purchaser, Merger Sub and their respective Representatives) with respect to any Acquisition Proposal as of the execution of this Agreement, and promptly (and in any event within twenty-four (24) hours of execution of this Agreement) terminate access granted to any Person (other than Purchaser, Merger Sub and their respective Representatives) to any electronic data room maintained by Company Parent or its subsidiaries with respect to the transactions contemplated hereby or an Acquisition Proposal and promptly (in any event within twenty-four (24) hours of execution of this Agreement) request that all non-public information previously provided be returned or destroyed in accordance with the applicable confidentiality agreement. Except as otherwise provided in this Section 7.10, during the period commencing with the execution and delivery of this Agreement and continuing until the Closing or, if earlier, the termination of this Agreement, Company Parent shall not, and shall cause its Subsidiaries, directors and officers not to, and shall use reasonable best efforts to cause its and their other respective Representatives not to, directly or indirectly: (i) initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to the submission or announcement of any Acquisition Proposal, (ii) engage in negotiations or discussions with respect to any Acquisition Proposal or that could reasonably be expected to constitute or lead to an Acquisition Proposal (iii) provide any non-public information, or afford access to the business, property, assets, books, records or personal information of the Company Parent or its subsidiaries, to any Person (other than Purchaser, Merger Sub or any Representatives of Purchaser or Merger Sub) in connection with any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to constitute or lead to an Acquisition Proposal or (iv) enter into any binding or non-binding letter of intent, memorandum or understanding, arrangement, understanding or agreement in principle or agreement with respect to an Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, if Company Parent or any of its Representatives receives an Acquisition Proposal prior to the time at which the Company Parent Stockholder Approval is obtained that did not result from a breach of this Section 7.10, Company Parent, the Company and their respective Representatives may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely to determine whether such inquiry or proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (B) inform the Person that has made the inquiry or proposal of the provisions of this Section 7.10.
(b) Notwithstanding anything to the contrary contained in this Agreement, if at any time following the execution and delivery of this Agreement and prior to the time at which the Company Parent Stockholder Approval is obtained, (i) Company Parent or any of its Representatives has received a bona fide written Acquisition Proposal that did not result from a breach of Section 7.10 and (ii) the Company Parent Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such

Acquisition Proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal, then Company Parent may (A) furnish information with respect to Company Parent and its subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that, Company Parent shall not, and shall instruct its Representatives not to, disclose any non-public information to such Person and its Representatives unless Company Parent has entered into, or first enters into, a confidentiality agreement with such Person with terms (including governing confidentiality) that are not less favorable in the aggregate to Purchaser than those contained in the Confidentiality Agreement; provided, further, that (A) such confidentiality agreement may contain a less restrictive or no standstill restriction and such confidentiality agreement may not contain terms that prohibit Company Parent from complying with the provisions of this Section 7.10, and (B) Company Parent shall provide or make available to Purchaser as promptly as reasonably practicable (and in any event within twenty-four (24) hours thereafter) any non-public information concerning Company Parent or its subsidiaries provided or made available to such other Person or any of its Representatives that was not previously provided or made available to Purchaser and Merger Sub.
(c) From and after the date of this Agreement, Company Parent shall, within twenty-four (24) hours of the receipt by Company Parent of any Acquisition Proposal, notify Purchaser with respect thereto, and shall in any such notice, include copies of any written materials relating to such Acquisition Proposal (including materials provided by Company Parent or its Representatives in response thereto) and indicate the identity of the Person making such Acquisition Proposal, and the material terms and conditions of such Acquisition Proposal and thereafter shall promptly (within twenty-four (24) hours) keep Purchaser reasonably informed on a reasonably current basis of any material change to the terms of any such Acquisition Proposal, including by providing a copy of all material additional written documentation relating thereto.
(d) The Company Parent Board and each committee thereof shall not, subject to the terms and conditions of this Agreement (including Section 7.10(b) and Section 7.10(e)), (i) cause or knowingly permit Company Parent or the Company to enter into any Alternative Acquisition Agreement or (ii) make an Adverse Recommendation Change.
(e) Notwithstanding anything to the contrary contained in this Agreement:
(i) the Company Parent Board or a committee thereof may, at any time prior to the time at which the Company Parent Stockholder Approval is obtained, in response to a bona fide written Acquisition Proposal that did not result from a breach of Section 7.10(a), (1) terminate this Agreement in accordance with Section 10.01(f) and substantially concurrently enter into an Alternative Acquisition Agreement with respect to the Acquisition Proposal described in the following clause (2)(A) or (2) make an Adverse Recommendation Change if (A) Company Parent receives an Acquisition Proposal that the Company Parent Board determines, in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Company Parent under applicable Law, (B) Company Parent has notified Purchaser in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement or the Company Parent Board intends to effect an Adverse Recommendation Change, which written notice shall include the information with respect to such Superior Proposal that is specified in Section 7.10(c), (C) through the fifth (5th) Business Day following the date of such notice, the Company and Company Parent consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of this Agreement proposed by Purchaser and (D) no earlier than the fifth (5th) Business Day following the date of such notice, the Company Parent Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to this Agreement that Purchaser has committed to make during such five (5)-Business Day period, that the Acquisition Proposal continues to constitute a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the duties of the directors of Company Parent under applicable Law; provided, that in the event of any change to any of the material terms or conditions (including the form, amount and timing of payment of consideration) of the Acquisition Proposal described in the foregoing clause (A), Company Parent shall, in each case, have delivered to Purchaser an additional notice consistent with that described in clause (B) above and a new notice period under clause (C) shall commence with respect to each such change in terms or conditions of the Acquisition Proposal (except that the five (5)-Business Day notice period shall instead be equal to three (3) Business Days); and
(ii) the Company Parent may, at any time prior to the time at which the Company Parent Stockholder Approval is obtained, make an Adverse Recommendation Change pursuant to clause (a) or (b) of the definition thereof if (A) an Intervening Event has occurred, (B) Company Parent has notified Purchaser in writing that the Company Parent Board intends to effect an Adverse Recommendation Change, which notice shall identify and include all material information with respect to such Intervening Event, (C) through the fifth (5th) Business Day following the date of such notice, the Company and Company Parent consider, negotiate and discuss with Purchaser in good faith (to the extent Purchaser so desires to negotiate) any amendments or modifications to the terms of this Agreement proposed by Purchaser and (D) no earlier than the fifth (5th) Business Day following the date of such notice, the Company Parent Board determines, in good faith, after consultation with its financial advisors and outside legal counsel, taking into consideration the terms of any proposed amendment or modification to this Agreement that Purchaser has committed to make during such five (5)-Business Day period, that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the duties of the directors of Company Parent under applicable Law.
(f) Nothing contained in this Agreement shall prohibit (i) the Company Parent Board or a committee thereof from (A) complying with its disclosure obligations under applicable Law or applicable rules of Nasdaq, including taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (B) making any “stop-look-and-listen” communication to stockholders of Company Parent or (C) making any public statement that describes the receipt of an Acquisition Proposal, that the Company Parent Board is considering the Acquisition Proposal and that no position has been taken by the Company Parent Board as to the advisability and desirability of such Acquisition Proposal; provided, in each case, that any such action taken or statement permitted by this Section 7.10(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change or form the basis for Purchaser to terminate this agreement pursuant to Section 10.01(h), so long as it reaffirms the Company Parent Board Recommendation, or (ii) waiving any “standstill” or similar provision in order to permit a Person to make an Acquisition Proposal privately and confidentially to the Company Parent Board if and to the extent the Company Parent Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with applicable Law (including the duties of the directors of Company Parent under applicable Law).
Section 7.11 Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement (and, in any event, within twenty (20) Business Days after the execution of this Agreement), Company Parent shall, with the reasonable assistance and cooperation of Purchaser reasonably requested by Company Parent, prepare and file the Proxy Statement in preliminary form with the SEC. Company Parent shall provide Purchaser and its counsel a reasonable opportunity to review and comment on Company Parent’s proposed preliminary Proxy Statement in advance of filing and shall give due consideration to and consider in good faith any additions, deletions or other comments reasonably proposed by Purchaser and its counsel. Other than in the event of an Adverse Recommendation Change or other statements, in each case made in compliance with Section 7.10, the Proxy Statement shall include the Company Parent Board Recommendation. Purchaser and Company Parent shall cooperate with one another in connection with the preparation of the Proxy Statement and Purchaser and Merger Sub shall furnish to Company Parent all information concerning Purchaser and Merger Sub as is required by applicable Law to be set forth in the Proxy Statement. Purchaser shall cause the information relating to Purchaser supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Parent Stockholder Meeting, not to contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Assuming Purchaser’s compliance with the foregoing, Company Parent shall cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Parent Stockholder Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and to comply as to form in all material respects with the Exchange Act and any applicable requirements under applicable Law. Company Parent and Purchaser shall each use reasonable best efforts to respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC concerning the Proxy Statement, and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. Company Parent will use reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable following clearance of the Proxy Statement by the SEC (as defined in Section 7.09(a)) (but, in any event, will cause such mailing within four (4) Business Days thereafter, unless otherwise agreed to by Purchaser).
(b) Company Parent shall as promptly as reasonably practicable notify Purchaser of (i) the receipt of any comments from the SEC (or its staff) and all other written correspondence and oral communications with the SEC (or its staff) relating to the Proxy Statement and (ii) any request by the SEC (or its staff) for any amendment or supplement to the Proxy Statement or for additional information with respect thereto, and shall supply Purchaser with copies of all material correspondence between Company Parent or any of its Representatives, on the one hand, and the SEC (or its staff), on the other hand, with respect to the Proxy Statement.
All filings by Company Parent with the SEC (or its staff), responses to any comments from the SEC (or its staff) and all mailings to the stockholders of Company Parent primarily relating to the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, shall be subject to the reasonable prior review and comment of Purchaser; provided, that Company Parent will no longer be required to comply with the foregoing if the Company Parent Board has effected any Adverse Recommendation Change in accordance with Section 7.10.
(c) Each of Company Parent, the Company, Purchaser and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and Company Parent shall take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement, as so amended or supplemented, to be filed with SEC and mailed to its stockholders, in each case as and to the extent required by Law.
Section 7.12 Merger Sub.
(a) Promptly (and in any event within five (5) Business Days) following approval of the Merger by the Financial Services Commission of South Korea, and prior to Closing, Purchaser shall form Merger Sub.
(b) Promptly (and in any event within two (2) Business Day) following the formation of the Merger Sub, Purchaser, as sole stockholder of Merger Sub, shall adopt this Agreement by written consent and deliver a joinder to this Agreement, in substantially the form attached hereto as Exhibit B (the “Merger Sub Joinder”), executed by the Merger Sub.
(c) Notwithstanding anything herein to the contrary, all representations, warranties, covenants and agreements of the Merger Sub herein or in another Transaction Document applicable to any period prior to the time when Merger Sub is formed shall not apply until Merger Sub has been formed and then shall apply upon and following the time of such formation.
Section 7.13 Transaction Litigation. In the event that any Litigation related to this Agreement, the Merger or any of the other transactions contemplated hereby is brought against Company Parent, the Company, any member of the Company Parent Board (in such member’s capacity as such), any member of the Company Board (in such member’s capacity as such) or any officer of the Company or Company Parent (in such officer’s capacity as such) prior to the Closing (the “Transaction Litigation”), until the Closing Company Parent shall as promptly as reasonably practicable (and in any event within two (2) Business Days of becoming aware) notify Purchaser of any such Transaction Litigation and shall keep Purchaser reasonably informed with respect to the status thereof, including by promptly (and in any event within two (2) Business Days of receipt of the same) providing Purchaser with copies of all proceedings and material correspondence relating to such proceeding; provided, that Company Parent shall control the defense and settlement of any Transaction Litigation; provided, however, that Company Parent shall, until the Closing, allow for advanced review and comment on all material filings or responses to be made by Company Parent in connection with any Transaction Litigation to the extent practicable, and Company Parent shall in good faith take such comments into account.
Section 7.14 Notice of Certain Matters. Subject to applicable Laws, from the date of this Agreement until the Closing Date or, if earlier, the date that this Agreement is terminated pursuant to Section 10.01, the Company shall provide to Purchaser, and Purchaser shall provide to the Company, as applicable, (a) written notice, as soon as reasonably practicable, of the occurrence of a Specified Reinsurance Contract Event, together, with a reasonably detailed summary of the facts underlying or relating to such event to the extent then within the Knowledge of the Company and any material correspondence or notices received from the relevant counterparty to the relevant Reinsurance Contracts, and (b) subject to applicable Laws, prompt notice of (i) any notice or other communication from any Person alleging that the Consent of any Person is or may be required in connection with the transactions contemplated hereby, and (ii) the occurrence (or non-occurrence) of any event, condition, fact or circumstance that would be reasonably likely to prevent or materially delay the satisfaction of any of the conditions set forth in Article VIII; provided, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice and the failure to give such notice shall not separately constitute a failure of any condition in Article VIII or a basis to terminate this Agreement unless the underlying fact, event or circumstance would independently result in such failure or provide such basis. Purchaser’s receipt of information pursuant to this Section 7.14 will not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Company Parent or any Group Company in this Agreement and will not be deemed to amend or supplement the Company Disclosure Schedule.
Section 7.15 Certain Arrangements.
(a) Each of Company Parent and the Purchaser covenants and agrees that the 2021 TSA will remain in full force and effect and shall continue governing the applicable reimbursement, payment and service obligations between Company Parent and the Company (and their respective Affiliates) in accordance with their terms, and following the Closing Purchaser shall not, and shall cause the Surviving Corporation not to, early terminate the 2021 TSA prior to the end of such Contract’s terms as in effect on the date hereof.
(b) Except for the 2021 TSA, the Investment Advisory Agreements pursuant to Section 7.18 and any Affiliate Transaction set forth in Schedule 7.15 and except for any Plans providing benefits to service providers of the Group Companies other than Company Parent, WP Investor or their Representatives, the Company will deliver to Purchaser at the Closing evidence reasonably satisfactory to Purchaser of the termination of each Affiliate Transaction, including all Contracts between and among any of the Group Companies, on the one hand, and the Company Parent or any other Related Party (other than one of the Group Companies or an Excepted Related Party), on the other hand, in a manner that results in no further Liability or obligation to Purchaser or the Group Companies.
(c) The Company will, at least three (3) Business Days prior to the Closing Date, deliver to Purchaser, evidence reasonably satisfactory to Purchaser, of the termination of the Barclays Engagement Letter, the BofA Engagement Letter and the KBW Engagement Letter in a manner that, subject to the payment of the fees due thereunder in connection with the Closing as reflected as Leakage in the Closing Schedule and Aggregate Closing Purchase Price, extinguishes all liabilities and obligations of the Group Companies as of the Closing except for the customary indemnification and confidentiality obligations set forth therein.
Section 7.16 Confidentiality. Following the Closing, Company Parent hereby agrees that it will not, will cause its controlled Affiliates and employees not to, and will use its reasonable best efforts to ensure that its non-controlled Affiliates and agents that have received Confidential Information will not, directly or indirectly, communicate, divulge, disseminate or use, for any purpose whatsoever, any Confidential Information, except (a) with the prior written consent of Purchaser, (b) as required by any Law or any investigation or audit of a Governmental Authority, (c) in connection with the enforcement of or any dispute arising under this Agreement, (d) to its financial planners, accountants, attorneys or other advisors or employees or representatives that need to know such information in connection with its obligations hereunder and under the other Transaction Documents or in connection with the transactions contemplated hereby and, in each case, are informed of the confidential nature of the Confidential Information provided to them and are bound by an obligation of confidentiality to Company Parent or (e) as set forth in Section 7.06. Notwithstanding the foregoing, no Person who is an employee, officer or director of a Group Company, Purchaser or any of Purchaser’s Affiliates will be restricted from using Confidential Information in furtherance and in the ordinary course of such Person’s duties in any such capacity.
Section 7.17 Debt Facilities.
(a) During the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article X, the Company and Company Parent shall (or, where applicable, shall cause their applicable Affiliates to), at the sole expense of Purchaser, use reasonable best efforts to obtain, with respect to the Credit Agreements any consents or amendments thereunder (including authorization, execution and delivery thereof) that are necessary to waive any “change of control” and other “default” or “event of default” provisions thereunder which would arise due to the occurrence of the transactions contemplated hereby, which consents or amendments shall be on terms and conditions and in form and substance reasonably satisfactory to Purchaser with respect to fee payments the terms of any such “change of control” waiver, the terms of any such “default” or “event of default” waiver and related terms (it being understood that (i) such consents or amendments may, but need not, include any amendments to existing covenants or terms of the Credit Agreements separate and apart from those as may be necessary to waive any such “change of control” default or other default or event of default and (ii) need not be effective prior to the Closing Date) and the Company (to the extent of any liabilities or any obligations of the Company and its Subsidiaries and Affiliates prior to the Closing Date) (collectively, the “COC Amendments”); provided, that, notwithstanding the foregoing or any other provision set forth in this Agreement, the Company and its Subsidiaries shall use reasonable best efforts to ensure that the Credit Agreements and the Notes Indentures are not (i) terminated (other than in a customary refinancing transaction which complies with clause (ii)) or (ii) modified in a manner which would reasonably be expected to be materially adverse to Purchaser, in each case, without the prior written consent of Purchaser, which may be withheld, conditioned, or delayed for any reason (it being understood that, notwithstanding Article VII, (x) a repayment of any outstanding Indebtedness utilizing available cash and (y) a modification of the Credit Agreements or the Notes Indentures which is not materially adverse to Purchaser shall not require the consent of Purchaser). The Company shall not have any liability whatsoever to Purchaser or Merger Sub arising out of or relating to the failure to obtain any such COC Amendments or because of the termination of any Credit Agreement or Notes Indenture as a result thereof, except as a result of the Company’s breach of this Section 7.17(a). Purchaser acknowledges that, other than with respect to Company’s breach of its obligations pursuant to this Section 7.17(a), no representation, warranty, agreement or covenant of the Company contained herein shall be breached or deemed inaccurate or breached, and no condition to Closing shall be deemed not satisfied, as a result of (i) the failure to obtain any such COC Amendment, (ii) any such termination or (iii) any Litigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such COC Amendment or any such termination.
(b) Purchaser shall reimburse the Company and Company Parent for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Company, Company Parent and their respective Representatives or Affiliates in connection with any action requested by Purchaser pursuant to this Section 7.17, promptly after receipt of a written request therefor from Company or Company Parent; provided, that such reimbursement obligation shall not extend to, and Company and Company Parent shall be solely responsible for, costs and expenses incurred by Company and Company Parent (or any of their Affiliates or Representatives) in connection with business activity in the ordinary course of business not connected to the COC Amendments.
(c) Notwithstanding anything in Section 7.17 or this Agreement to the contrary, until the Closing occurs, the obligations of the Company, its Subsidiaries and Company Parent and their respective Representatives under this Section 7.17 shall not (i) unreasonably interfere with the ongoing operations of the Group Companies, or (ii) require any such Person to (A) pay any commitment or other similar fee, (B) have or incur any liability or monetary obligation in connection with the COC Amendments that is not, or shall not be, paid or borne by Purchaser, including under any agreement or any document related to the Credit Agreements, (C) commit to taking any action (including entering into any agreement) that is not contingent upon the Closing, (D) take any action that would conflict with, violate or result in a breach of or default under any Organizational Documents of the Company as in effect on the date hereof, its Subsidiaries and Company Parent and their respective Representatives, any material Contract or any Law, (E) take any action that could subject any director, manager, officer or employee of the Company, its Subsidiaries and Company Parent and their respective Representatives to any actual or potential personal liability, (F) provide access to or disclose information that the Company determines in good faith could jeopardize any attorney client privilege of, or conflict with any confidentiality requirements applicable to, the Company, its Subsidiaries, and Company Parent and their respective Representatives, (G) cause any director or manager of the Company, its Subsidiaries, and Company Parent and their respective Representatives to pass resolutions or consents to approve or authorize such transaction, unless such resolutions or consents are contingent upon the Closing, (H) reimburse any expenses or provide any indemnities, (I) make any representation, warranty or certification that, in the good faith determination of the Company, is not true or (J) provide any cooperation or information that does not pertain to the Company or its Subsidiaries.
(d) (i) If the COC Amendments are not obtained pursuant to Section 7.17(a) and Purchaser provides written notice to the Company at least fifteen (15) Business Days prior to the Closing Date, the Company will at least two (2) Business Days prior to the Closing Date, deliver to Purchaser one or more customary payoff letters (collectively, the “Payoff Letters”), that (1) evidence the requirements for the repayment of outstanding Indebtedness under the applicable Credit Agreement(s) on the Closing Date (the amount so required to effect such repayment pursuant to such Payoff Letters, the “Payoff Amount”), (2) upon receipt of the Payoff Amount, provide for the release of all Liens that were granted to secure the applicable Credit Agreement(s), and (3) are otherwise reasonably satisfactory to the Purchaser and (ii) prior to the Closing Date, the Company shall deliver to Purchaser release documentation (the “Release Documentation”), which shall be reasonably satisfactory to Purchaser, evidencing the termination and release of any Liens on the equity issued by the Company in connection with the Fortress Credit Documents.
(e) Upon the reasonable request of Purchaser, the Company shall use reasonable best efforts to (i) deliver to the Trustee (as defined in the FFC Junior Subordinated Indenture) an Officer’s Certificate and an Opinion of Counsel (in each case, as defined in the FFC Junior Subordinated Indenture) solely to the extent such documents (or in the case of such Officer’s Certificate, to the extent the Trustee requires execution of such Officer’s Certificate by the Company pre-Closing, the form thereof, to be executed and delivered by Company) are delivered to the Company by the Purchaser (including any such Opinion of Counsel that is provided by Company), and (ii) deliver to the Trustee (as defined in the TFG Junior Subordinated Indenture) an Officer’s Certificate and an Opinion of Counsel (in each case, as defined in the TFG Junior Subordinated Indenture), solely to the extent such documents (or in the case of such Officer’s Certificate, to the extent the Trustee requires execution of such Officer’s Certificate by the Company pre-Closing, the form thereof, to be executed and delivered by Company) are delivered to the Company by the Purchaser (including any such Opinion of Counsel that is provided by Company); provided that, for the avoidance of doubt, neither Ropes & Gray LLP nor Sidley Austin LLP, nor any pre-Closing employee (other than a pre-Closing employee that is also a post-Closing employee) shall be required to deliver any such Opinion of Counsel pursuant to this Section 7.17(e).
Section 7.18 Investment Advisory Agreements. Any investment advisory agreements to which any Group Company is subject, including the Investment Advisory Agreements, shall be amended prior to Closing such that, effective as of the Closing, such agreements can be terminated at any time with sixty (60) days’ prior written notice without penalty or other adverse consequences to the Group Companies by any Group Company party thereto or subject thereto.
Section 7.19 Interim Information Updates. The Company shall use reasonable best efforts to cause the Chief Executive Officer of the Group Companies to consult with Purchaser or its Representatives on a monthly basis and to use reasonable best efforts to cause the Group Companies to provide the same monthly management operating reports provided to Company Parent, WP Investor and their Affiliates during the period from the date hereof until the earlier of the termination of this Agreement pursuant to Article X and the Closing Date.
ARTICLE VIII

CONDITIONS TO CLOSING
Section 8.01 Mutual Conditions to the Obligations of the Parties. The respective obligations of each party hereto to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions, any one or more of which may be waived in writing at the option of the party whose obligations to consummate the transactions contemplated hereby are subject thereto to the extent permitted by applicable Law:
(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained validly under the DGCL, the Company’s certificate of incorporation, by-laws and the Stockholders’ Agreement.
(b) Company Parent Stockholder Approval. The Company Parent Stockholder Approval shall have been obtained validly under the laws of the State of Maryland and the Company Parent’s charter and bylaws.

(c) No Injunctions or Legal Prohibitions. No temporary restraining order, preliminary or permanent injunction or other judgment or Order issued by a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule, regulation or other Law shall have been enacted, enforced or promulgated by any Governmental Authority which would restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby.
(d) Regulatory Approval. (i) The consents, approvals, authorizations, waivers, filings or notifications set forth in Schedule 8.01(d)(i) and all approvals from Governmental Authorities that are required under applicable Law (including pursuant to any Insurance Laws) to permit the consummation of the transactions contemplated hereby the failure of which to obtain would be material to the businesses of the Group Companies (the Parties shall act reasonably and in good faith in making determinations as to whether a jurisdiction is “required” for these purposes) and that are identified one (1) Business Day prior to the date on which the definitive Proxy Statement is filed with the SEC (such approvals, the “Additional Regulatory Approvals”) shall have been made or obtained, as applicable, and shall be in full force and effect, (ii) the applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated and any required approvals thereunder shall have been obtained, and the waiting periods, clearances, approvals and/or consents (as applicable) set forth in Schedule 8.01(d)(ii) and any other Additional Regulatory Approvals shall have expired, been terminated or been obtained (as applicable), and (iii) the CFIUS Approval shall have been obtained, in the case of each of the foregoing clauses (i), (ii) and (iii), without, the imposition of the applicable Burdensome Condition on Purchaser or its Affiliates or on the Surviving Corporation and its Affiliates from and after the Closing.
Section 8.02 Conditions to the Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of the following conditions (unless waived, to the extent permitted by applicable Law, by Purchaser):
(a) Representations and Warranties of the Company and Company Parent. The representations and warranties of (i) the Company (A) set forth in the Fundamental Representations in Article IV, without giving effect to any materiality or “Material Adverse Effect” qualifications therein (except that the word “Material” in the defined term “Material Contract”), shall be true and correct in all material respects (except for those regarding ownership or capitalization of the Company as set forth in Section 4.01(a) and Section 4.05(a), which shall be true and correct except for any de minimis inaccuracies) as of the date hereof and as of the Closing Date, as if made anew at and as of that date, (except to the extent expressly made as of an earlier date, in which case as of such date), and (B) set forth in Article IV of this Agreement, other than Fundamental Representations, without giving effect to any materiality or “Material Adverse Effect” qualifications therein (except that the word “Material” in the defined term “Material Contract” and the qualification as to Material Adverse Effect contained in Section 4.04 shall not be disregarded for any of such purposes), shall be true and correct as of the date hereof and as of the Closing Date, as if made anew at and as of that date, (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (B), where the failure to be true and correct would not have or reasonably be expected to have a Material Adverse Effect and (ii) Company Parent (A) set forth in the Fundamental Representations, without giving effect to any materiality or “Material Adverse Effect” qualifications therein shall be true and correct in all material respects (except for those regarding ownership of the Company, which shall be true and correct in all respects except for any de minimis inaccuracies) as of the date hereof and as of the Closing Date, as if made anew at and as of that date, (except to the extent expressly made as of an earlier date, in which case as of such date), and (B) set forth in Article V other than those covered in the preceding clause (A), shall be true, correct and complete in all material respects, as of the Closing Date, without giving effect to any materiality or “Material Adverse Effect” qualifications therein (except to the extent expressly made as of an earlier date, in which case as of such date), as though such representations and warranties were made at and as of such date.
(b) Performance. The Company and Company Parent shall have performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by the Company and Company Parent on or prior to the Closing Date.
(c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any facts, events, changes, developments or effects that, individually or in the aggregate, constitute a Material Adverse Effect.

(d) Officer’s Certificate. The Company and Company Parent shall have delivered to Purchaser a certificate, dated as of the Closing Date, executed by a duly authorized officer of each of the Company and Company Parent, certifying the satisfaction of the conditions set forth in Sections 8.02(a), (b) and (c), respectively.
Section 8.03 Conditions to the Obligations of the Company and Company Parent. The obligation of the Company and Company Parent to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions (unless waived, to the extent permitted by applicable Law, by the Company):
(a) Representations and Warranties. The representations and warranties of Purchaser and Merger Sub contained herein shall be true and correct as of the date hereof and as of the Closing Date, as if made anew at and as of that date, (except to the extent expressly made as of an earlier date, in which case as of such date), in each case except where the failure of any such representation or warranty to be true and correct would not have, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement on or before the Termination Date.
(b) Performance. Purchaser and Merger Sub shall have performed and complied, in all material respects, with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by Purchaser or Merger Sub, as the case may be, on or prior to the Closing Date.
(c) Merger Sub Formation and Joinder. The Merger Sub shall have been formed, and the Merger Sub Joinder shall remain in full force and effect.
(d) Officer’s Certificate. Purchaser and Merger Sub shall have delivered to the Company a certificate, dated as of the Closing Date, executed by a duly authorized officer of each of Purchaser and Merger Sub, certifying to the satisfaction of the conditions set forth in Section 8.03(a) and (b).
(e) Payments. Purchaser or Merger Sub shall have made the payments set forth in Section 3.04.
Section 8.04 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure resulted from such party’s failure to use its reasonable best efforts to cause the Closing to occur, as required by Section 7.02(a), or to satisfy its obligations under Section 7.03 or Section 7.04.
ARTICLE IX

TAX MATTERS
Section 9.01 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest, but excluding any Taxes or fees (and associated penalties and interest) based in whole or in part upon income, profits or gains) (“Transfer Taxes”) incurred in connection with the Merger, if any, shall be paid fifty percent (50%) by the Eligible Holders and fifty percent (50%) by the Purchaser when due, whether levied on Purchaser, the Company, the Surviving Corporation, any Subsidiary or any Eligible Holder. The party required under applicable Law to do so shall file all necessary Tax Returns and other documentation with respect to any such Transfer Taxes.
Section 9.02 Tax Elections. The parties agree that no election pursuant to Section 338 or Section 336 of the Code (or any similar elections under applicable Law) shall be made by Purchaser or its Affiliates, the Company or the Surviving Corporation or any of the Subsidiaries with respect to the Company, the Surviving Corporation or any of the Subsidiaries with respect to the transactions contemplated under this Agreement, which election would be effective on or prior to the Closing Date.
Section 9.03 Cooperation. Following the Closing, Purchaser, the Company and the Company’s Subsidiaries shall cooperate with and make available to the other parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing that are necessary or useful in connection with any Tax matters (including the preparation of any Tax Returns or any other matter requiring any such books and records, information or employees for any reasonable business purpose), in each case, with respect to the Company and the Subsidiaries for any Pre-Closing Tax Period. Following the Closing, Purchaser shall cause the Surviving Corporation and its Subsidiaries to retain all applicable

Tax Returns, books and records and workpapers for Pre-Closing Tax Periods for a period of at least seven (7) years following the Closing Date. The parties hereto further agree to use their commercially reasonable good faith efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Taxes that could be imposed on the Equityholders, the Company or the Company’s Subsidiaries, or otherwise related to the transactions contemplated herein. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company (or its Affiliates) allow Purchaser (or its Affiliates) access to, or examination rights of, any Tax Returns or other Tax Books and Records, other than solely (1) Tax Returns or other Tax Books and Records of the Company and its Subsidiaries in respect of a Pre-Closing Tax Period or (2) Tax Returns or other Tax Books and Records of the Company Parent Tax Group that include information in respect of the Company and its Subsidiaries, in each case subject to entry into a confidentiality agreement on terms and in substance reasonably acceptable to Company Parent.
Section 9.04 Company Parent Tax Group. Company Parent shall not (a) amend, re-file or otherwise modify any Tax Return of any Company Parent Tax Group for any taxable period (or portion thereof), during which the Company or any of its Subsidiaries was a member of such Company Parent Tax Group (a “Relevant Consolidated Return Period”) or (b) make, change or revoke any Tax election for any Company Parent Tax Group with respect to, or that has retroactive effect to, a Relevant Consolidated Return Period, in each case, without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed). Following receipt of written notice, Company Parent shall give Purchaser prompt written notice of any audit, examination, or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to a Company Parent Tax Group for a Relevant Consolidated Return Period (a “Relevant Consolidated Return Tax Contest”). Company Parent shall have the right to control any Relevant Consolidated Return Tax Contest related primarily to Non-Fortegra Consolidated Group Members of the Company Parent Tax Group to the extent Company Parent’s assets are reasonably sufficient to satisfy the liabilities asserted in such Relevant Consolidated Return Tax Contest as mutually agreed by the parties (a “Company Parent Tax Contest”); provided, to the extent such Company Parent Tax Contest relates both to Non-Fortegra Members of the Company Parent Tax Group and the Company and its Subsidiaries, Purchaser shall be entitled to participate in the defense of such Company Parent Tax Contest and Company Parent shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to such Company Parent Tax Contest without the prior written consent of Purchaser, which shall not be unreasonably conditioned, withheld or delayed. Purchaser shall have the right to control the conduct of any Relevant Consolidated Return Tax Contests that is not a Company Parent Tax Contest; provided that Company Parent shall be entitled to participate in the defense of any such Relevant Consolidated Return Tax Contest and Purchaser shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to any such Relevant Consolidated Return Tax Contest without the prior written consent of Company Parent, which shall not be unreasonably conditioned, withheld or delayed. Each party shall provide such assistance as may be reasonably requested by the other party in connection with any Relevant Consolidated Return Contest and shall retain and provide the other party with any records or other information that may be relevant to any such Relevant Consolidated Return Contest. Without limiting the generality of the foregoing, Company Parent shall retain all applicable Tax Returns, books and records and workpapers for Relevant Consolidated Return Periods for a period of at least seven (7) years following the Closing Date.
ARTICLE X

TERMINATION
Section 10.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
(a) by mutual written agreement of Purchaser and the Company;
(b) at any time after September 26, 2026 (the “Termination Date”) by either Purchaser or the Company, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to such date (unless the failure to consummate the Closing by such date shall be due to or have resulted from any breach of the representations or warranties made by, or the failure to perform or comply with any of the agreements or covenants hereof to be performed or complied with prior to the Closing by, the party seeking to terminate this Agreement (or Company Parent, in the event the Company is seeking to terminate this Agreement)); provided, that, if on a date that would have been the Termination Date, the conditions set forth in Section 8.01(d) are the only conditions (other than those conditions that by their nature are to be satisfied at the

Closing) that shall not have been satisfied or waived on or before such date, the Termination Date shall be automatically extended to December 26, 2026, in which case the Termination Date shall be deemed for all purposes to be such later date;
(c) by either Purchaser or the Company, if any restraint of the type set forth in Section 8.01(c) permanently prohibiting the consummation of the transactions contemplated hereby shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 10.01(c) shall not be available to any party whose failure (or Company Parent’s failure, in the event the Company is seeking to terminate this Agreement) to fulfill any obligation under this Agreement shall have been a material cause of, or resulted in, the occurrence of such restraint; provided, further, that the party seeking to terminate this Agreement pursuant to this Section 10.01(c) shall have used the efforts required by this Agreement to remove such restraint;
(d) by Purchaser, by written notice to the Company, if the Company or Company Parent has breached or failed to perform any of its covenants or other agreements set forth in this Agreement or if any representation of the Company or Company Parent contained in this Agreement shall be or shall have become inaccurate, in either case such that both (i) any condition set forth in Section 8.02(a), (b) or (d) would not be satisfied as of the time of such breach or failure or as of the time such representation was or shall have become inaccurate, and (ii) such breach or failure to perform or inaccuracy cannot be cured by the Company or Company Parent or, if capable of being cured, shall not have been cured within thirty (30) calendar days after receipt by the Company of notice in writing from Purchaser specifying the nature of such breach and requesting that it be cured; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.01(d) if it or Merger Sub is then in breach of any of their respective covenants or other agreements set forth in this Agreement that would result in the closing conditions set forth in Section 8.03(a) or (b) (other than those conditions which by their terms are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing) not being satisfied;
(e) by the Company, by written notice to Purchaser, if Purchaser or Merger Sub has breached or failed to perform any of its covenants or other agreements set forth in this Agreement or if any representation or warranty of Purchaser or Merger Sub contained in this Agreement shall be or shall have become inaccurate, in either case such that both (i) the conditions set forth in Section 8.03(a) or (b) cannot be satisfied, and (ii) such breach or failure to perform or inaccuracy cannot be cured by Purchaser or Merger Sub, as the case may be, or if capable of being cured, shall not have been cured within thirty (30) calendar days after receipt by Purchaser of notice in writing from the Company, specifying the nature of such breach and requesting that it be cured; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) if it or Company Parent is then in breach of any of its covenants or other agreements set forth in this Agreement that would result in the closing conditions set forth in Section 8.02(a), (b) or (d) (other than those conditions which by their terms are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing) not being satisfied;
(f) by Company Parent, if at any time prior to the receipt of the Company Parent Stockholder Approval, in order to substantially concurrently enter into an agreement to effect a Superior Proposal in compliance with Section 7.10; provided, that (i) Company Parent has complied in all material respects with the provisions of Section 7.10 with respect to such Superior Proposal, and (ii) the Company pays to Purchaser the Termination Fee payable pursuant to Section 10.02(c);
(g) by Purchaser, if the Company Stockholder Approval is not executed and delivered to Purchaser within one (1) Business Day following receipt of the Company Parent Stockholder Approval; provided, however, that the right to terminate this Agreement under this Section 10.01(g) in no event may be exercised once the Company Stockholder Approval has been delivered;
(h) by Purchaser, if an Adverse Recommendation Change shall have occurred; provided, that Purchaser exercises the right to terminate this Agreement pursuant to this Section 10.01(h) prior to obtaining the Company Parent Stockholder Approval;
(i) by Purchaser, if the condition set forth in Section 8.02(c) is not satisfied or capable of being satisfied by the Termination Date; or

(j) by either the Company or Purchaser, if at the Company Parent Stockholder Meeting (including any postponement or adjournment thereof) at which a vote on the approval of the Merger and the other transactions contemplated by this Agreement was taken, the Company Parent Stockholder Approval shall not have been obtained.
Section 10.02 Effect of Termination; Termination Fees.
(a) In the event of the termination of this Agreement in accordance with Article X hereof, (i) this Agreement shall thereafter become void and have no effect and the transactions contemplated hereby shall be abandoned, except that this Section 10.02, Section 7.05(c), Section 7.06, Article XI and the Confidentiality Agreement shall survive termination of this Agreement and remain valid and binding obligations of each of the parties according to their terms, and (ii) subject to the terms and conditions of the surviving provisions of this Agreement, there shall be no liability or obligation on the part of Purchaser, Merger Sub or the Company. Notwithstanding the immediately preceding sentence of this Section 10.02(a), termination of this Agreement pursuant to Section 10.01 shall not release any party hereto from any liability (i) pursuant to the sections specified in this Section 10.02(a) that survive such termination or (ii) for (A) any intentional and material breach by a party of, or any Fraud with respect to, its representations and warranties under this Agreement, or (B) any material breach by a party of its covenants and agreements under this Agreement (including any failure by Purchaser or Merger Sub to consummate the Merger on the date the Closing is required to have occurred in accordance with Section 3.01), in the case of each of the foregoing clauses (A) and (B), that occurred prior to such termination (any such breach, misrepresentation or inaccuracy described in this clause (ii), a “Pre-Termination Material Breach”). Notwithstanding anything to the contrary contained herein or otherwise, the Company, whether on behalf of itself or on behalf of the pre-Closing Equityholders, and the Purchaser each may pursue and accept damages for any Pre-Termination Material Breach by the other party and enforce any award for such damages, and the parties agree that such damages shall not be limited to reimbursement of expenses or out of pocket costs and shall include, to the extent permitted by applicable law, damages payable based on (x) the benefit of the bargain lost by the Equityholders (including any lost premium), taking into consideration all relevant factors, including the consideration that the Equityholders would have received if the Merger were consummated pursuant to the terms of this Agreement, other combination opportunities and the time value of money, and (y) any decrease in share value, diminution in value, lost profits or lost premium or consequential damages.
(b) If this Agreement is terminated pursuant to Article X hereof:
(i) all Confidential Information received by the parties shall be treated in accordance with Section 7.05(c) hereof and the Confidentiality Agreement referred to in such Section; and
(ii) all filings, applications and other submissions made pursuant to Sections 7.02, 7.03 and 7.04 hereof shall, to the extent practicable, be withdrawn from the Governmental Authority, agency or other Person to which made.
(c) Termination Fee.
(i) If this Agreement is validly terminated by Purchaser pursuant to Section 10.01(h) (or pursuant to any other provision of Section 10.01 if Purchaser was then entitled to terminate this Agreement pursuant to Section 10.01(h)), then the Company shall pay the Termination Fee to Purchaser in immediately available funds within two (2) Business Days after such valid termination; provided, that if the Intervening Event resulting in such termination relates to the “Tiptree Capital” business of Company Parent as described in Company Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, then Company Parent shall pay the Termination Fee; provided, further, that the Company shall be jointly and severally liable for the payment of such Termination Fee to the extent not paid by Company Parent.
(ii) If this Agreement is validly terminated by the Company pursuant to Section 10.01(f), then the Company shall pay the Termination Fee to Purchaser in immediately available funds substantially concurrently with and as a condition to such valid termination; provided, that if the Superior Proposal resulting in such termination is a sale of capital stock of Company Parent (or a similar transaction) to a third party other than WP Investor or any of its Affiliates, pursuant to which the Equity Interests of the

Company held by WP Investor will continue to be held by WP Investor, then Company Parent shall pay the Termination Fee; provided, further, that the Company shall be jointly and severally liable for the payment of such Termination Fee to the extent not paid by Company Parent.
(iii) If (A) after the date of this Agreement, an Acquisition Proposal shall have been publicly made to Company Parent or shall have been publicly made directly to the stockholders of Company Parent generally (and, in any such case, whether or not such Acquisition Proposal has been withdrawn), (B) thereafter, this Agreement is validly terminated by Purchaser or the Company pursuant to Section 10.01(b) or Section 10.01(j) or by Purchaser pursuant to Section 10.01(d) and (C) within twelve (12) months after such termination, Company Parent enters into a definitive agreement for any Acquisition Proposal or any Acquisition Proposal is consummated (regardless of when made or the counterparty thereto (unless such counterparty is an Affiliate of Purchaser)), then the Company shall pay to Purchaser the Termination Fee by wire transfer within two (2) Business Days of the earlier of the date that the Company enters into such definitive agreement or the date on which such Acquisition Proposal is consummated; provided, that, if the Superior Proposal resulting in such termination is in respect of a sale of capital stock of Company Parent (or a similar transaction) to a third party other than WP Investor or any of its Affiliates, pursuant to which the Equity Interests of the Company held by WP Investor will continue to be held by WP Investor, then Company Parent shall pay the Termination Fee; provided, further, that the Company shall be jointly and severally liable for the payment of such Termination Fee to the extent not paid by Company Parent. For purposes of this Section 10.02(c)(iii), all references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.
(iv) If this Agreement is validly terminated by Purchaser pursuant to Section 10.01(j) and the Termination Fee is not otherwise then payable pursuant to this Section 10.02(c), then Company Parent shall pay Purchaser $8,250,000.00 (the “Stockholder Vote Failure Fee”) in immediately available funds within two (2) Business Days after such valid termination.
(v) Each of the Company, Company Parent, Purchaser and Merger Sub acknowledges that (A) the agreements contained in this Section 10.02(c) are an integral part of the transactions contemplated by this Agreement, (B) without these agreements, the Company, Company Parent, Purchaser and Merger Sub would not enter into this Agreement and (C) neither the Termination Fee nor the Stockholder Vote Failure Fee is a penalty, but, except as set forth in Section 10.02(c)(vii), each is liquidated damages, in a reasonable amount that will compensate Purchaser in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company or Company Parent, as applicable, fails to timely pay any amount due pursuant to this Section 10.02(c) and, in order to obtain such payment, Purchaser or Merger Sub commences a suit that results in a judgment against the Company or Company Parent, as applicable, for the payment of any amount set forth in this Section 10.02(c), the Company or Company Parent, as applicable, shall pay to Purchaser or Merger Sub its reasonable and documented out-of-pocket costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on such amount at the annual rate of the prime rate plus five percent (5%), as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by Law.
(vi) Purchaser and Merger Sub agree that, upon any valid termination of this Agreement under circumstances where the Termination Fee and/or the Stockholder Vote Failure Fee is payable by the Company or Company Parent pursuant to this Section 10.02(c) and such Termination Fee and/or Stockholder Vote Failure Fee (plus any costs and expenses and interest thereon pursuant to Section 10.02(c)(v)) is paid in full, Purchaser, Merger Sub and any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective Representatives (collectively, the “Purchaser Related Parties”) shall be precluded from, and each hereby waives, any other remedy against the Company and Company Parent, at law or in equity or otherwise, and none of Purchaser or Merger Sub shall seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against the Company or Company Parent, as applicable, or any of their respective subsidiaries or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective representatives (collectively, the “Company Related Parties”) in connection with this Agreement or the transactions contemplated hereby, and that Purchaser’s right to receive payment of the Termination Fee and/or the Stockholder Vote Failure Fee pursuant to this Section 10.02(c) (plus any costs and expenses and interest thereon pursuant to Section 10.02(c)(v)) shall constitute the sole and exclusive remedy of Purchaser Related Parties for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.
(vii) Purchaser and Merger Sub agree that, upon any valid termination of this Agreement under circumstances where the Termination Fee and/or the Stockholder Vote Failure Fee is payable by the Company or Company Parent, as applicable, pursuant to this Section 10.02(c) and such Termination Fee and/or Stockholder Vote Failure Fee (plus any costs and expenses and interest thereon pursuant to Section 10.02(c)(v)) is paid in full, Purchaser and Merger Sub shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and none of Purchaser or Merger Sub shall seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against the Company, Company Parent or any of their respective subsidiaries or any of their respective former, current or future directors, officers, employees, partners, managers, members, stockholders or Affiliates or their respective representatives in connection with this Agreement or the transactions contemplated by this Agreement.
(viii) In no event shall the Company or Company Parent, as applicable, be required to pay the Termination Fee or the Stockholder Vote Failure Fee on more than one occasion. In the event that the Stockholder Vote Failure Fee has actually been paid by the Company Parent pursuant to Section 10.02(c)(iv), upon subsequent payment of the Termination Fee pursuant to this Section 10.02(c), the amount of the Stockholder Vote Failure Fee shall be credited toward the payment of the Termination Fee.
Section 10.03 Survival. The parties, intending to modify any applicable statute of limitations, agree that (a) the representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof (including with respect to any breach, misrepresentation or inaccuracy or alleged breach, misrepresentation or inaccuracy thereof or with respect thereto), (b) the covenants in this Agreement to be performed prior to the Closing shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof (including with respect to any breach or alleged breach thereof) and (c) the covenants in this Agreement (excluding for the avoidance of doubt, the ancillary agreements contemplated hereby) to be performed at or after the Closing shall survive the Closing in accordance with their respective terms only for such period as shall be required for the party required to perform under such covenant to complete the performance required thereby. Nothing in this Section 10.03 shall limit any claim for Fraud or any claim for equitable relief under Section 11.12.

ARTICLE XI

MISCELLANEOUS
Section 11.01 Notices. All notices, requests, consents or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Person for whom it is intended, if delivered by registered or certified mail, return receipt requested or by a recognized courier service with signed confirmation of receipt, or when sent by email (provided that no “error” message or other notification of non-delivery is automatically generated and sent in response thereto), to the Person at the address or email address set forth below, or such other address or email address as may be designated in writing hereafter, in the same manner, by such Person:

To the Company or Company Parent:

The Fortegra Group, Inc.
10751 Deerwood Park Blvd., Suite 200
Jacksonville, FL 32256
Attention: John Short
Email:	[***]

Tiptree Inc.
660 Steamboat Road, 2nd Floor
Greenwich, CT 06830
Attention:	Neil C. Rifkind
Email:	[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:	Michael Littenberg; Jackie Cohen; Suni Sreepada
Email:	michael.littenberg@ropesgray.com; jackie.cohen@ropesgray.com; suni.sreepada@ropesgray.com

and

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention	: Michael Devins
Email:	mdevins@sidley.com

To Purchaser, Merger Sub or the Surviving Corporation:

DB Insurance Co., Ltd.
DB Financial Center
432, Teheran-ro
Gangnam-gu, Seoul, Korea
Attention: Donggi Ko
Email:	[***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention:	Gary Boss; Kirsten Gaeta; Andrew Elken
Email:	gary.boss@lw.com; kirsten.gaeta@lw.com; andrew.elken@lw.com

and

Yulchon LLC
Parnas Tower, 38F, 521 Teheran-ro,
Gangnam-gu, Seoul 06164, Korea
Attention:	Tehyok Daniel Yi
Email:	thyi@yulchon.com

Any such notification shall be deemed delivered (a) upon receipt, if delivered personally, (b) on the next Business Day, if sent by recognized courier service for next business day delivery, or (c) the Business Day received (or the immediately following Business Day, if not received on a Business Day), if sent by email (provided that no “error” message or other notification of non-delivery is generated) or any other permitted method.
Section 11.02 Amendment/Waiver, etc. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, on the one hand, and the Company (prior to Closing) or the Equityholders’ Representatives (after Closing), or in the case of a waiver, by the party providing the waiver is to be effective; provided, that the Equityholders’ Representatives are authorized to duly sign a waiver on behalf of all Equityholders following the Closing. Except as specifically provided otherwise herein, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Further, no waiver of any of the terms and conditions hereof shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar). Except as specifically provided otherwise herein, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
Section 11.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, no party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Purchaser, Equityholders’ Representatives and Company and any purported assignment in violation of the foregoing shall be null and void ab initio; provided, that Purchaser may assign any or all of its rights, interests and obligations under this Agreement before or after the Closing Date to any Affiliate or any of Purchaser’s financing sources, in each case to the extent such assignment shall not result in additional costs, including Taxes to Company Parent or any of the Equityholders; provided, further, that (a) Purchaser will nonetheless remain liable for all of its obligations, and for any actions taken or omissions by such Affiliate, hereunder and (b) Purchaser shall not assign any of its rights, interests or obligations under this Agreement to any Affiliate if doing so would be reasonably likely to cause any of the conditions of the Company and Company Parent to complete the Closing set forth in Section 8.01(d) or Section 8.03 to be materially delayed or incapable of satisfaction by the Termination Date.
Section 11.04 Entire Agreement. This Agreement (including all schedules (including the Company Disclosure Schedule and Purchaser Disclosure Schedule) and Exhibits hereto, the Confidentiality Agreement and the other agreements referred to herein including the other Transaction Documents) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.
Section 11.05 Fulfillment of Obligations. Any obligation of any party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party to the same extent as if the party performed such obligation, shall be deemed to have been performed, satisfied or fulfilled by such party.

Section 11.06 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. No pre-Closing Equityholder shall have the right to enforce directly any covenant or agreement of Purchaser or Merger Sub or to bring directly any claim with respect to any breach, misrepresentation or inaccuracy of any such agreement, covenant, representation or warranty of Purchaser or Merger Sub; provided, further, that the Company may enforce any such covenant or agreement or bring any such claim on behalf of the Equityholders (without limitation on the Company’s right to enforce any such covenant or agreement or bring any such claim on its own behalf). Notwithstanding anything in this Agreement to the contrary, other than the provisions of (i) Section 2.02, Section 2.03, and Section 2.04 with respect to the Equityholders and Eligible Holders, (ii) Section 7.05(b) and Section 9.01, with respect to Eligible Holders and their Affiliates, (iii) Section 7.07, with respect to D&O Indemnified Persons, (iv) the immediately preceding sentence of this Section 11.06, (v) Section 11.13, with respect to the Non-Recourse Parties, (vi) Section 11.14, with respect to Purchaser Released Parties and Company Parent Released Parties and (vii) Section 11.15, with respect to Ropes & Gray LLP and Sidley Austin LLP, express or implied, nothing in this Section 11.06 is intended to confer upon any Person other than Purchaser, Merger Sub, Company Parent, the Company or its Subsidiaries or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.
Section 11.07 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.
Section 11.08 Governing Law/Jurisdiction/Waiver of Jury Trial.
(a) This Agreement, and any claim, suit, action or proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, or the transactions contemplated hereby (whether in law or in equity, and whether in contract or in tort or otherwise), shall be governed by and enforced pursuant to the laws of the State of Delaware, its rules of conflict of laws notwithstanding, and so far as applicable, the merger provisions of the DGCL. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Maryland: the duties of the directors of Company Parent and the internal corporate affairs of Company Parent. Each party hereby irrevocably agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware, in any suit, action or proceeding described in the immediately preceding sentence of this Section 11.08(a). Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 11.01. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATE TO THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER TRANSACTION DOCUMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR ANY OTHER DOCUMENTS CONTEMPLATED IN THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.08(b).
Section 11.09 Counterparts, Severability, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, scanned pages or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to amend or otherwise modify this Agreement, to the extent necessary, to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will give effect to the intent of the parties.
Section 11.10 Headings, etc. The provision of the Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reading only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any Article, Section, subsection or clause are to the corresponding Article, Section, subsection or clause of this Agreement, unless otherwise specified.
Section 11.11 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time, at the request of any party hereto and at the expense of the party so requesting, each other party shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.
Section 11.12 Remedies.
(a) Any and all remedies herein conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy.
(b) The parties understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the parties and their respective Affiliates to consummate the transactions contemplated hereby, which represent a unique business opportunity at a unique time for each of the parties hereto and their respective Affiliates, and further agree that irreparable damage would occur in the event that any provision of this Agreement or other Transaction Document were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each party hereto agrees, on behalf of itself and its Affiliates, that, in the event of any breach or threatened breach by the Company (prior to Closing) or Company Parent, on the one hand, or Purchaser or Merger Sub or the Surviving Corporation (after the Closing), on the other hand, of any of their respective covenants or obligations set forth in this Agreement or another Transaction Document, the Company or Company Parent, on the one hand, or Purchaser or Merger Sub, on the other hand, as applicable, shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement or other Transaction Document, and to specifically enforce the terms and provisions of this Agreement and other Transaction Documents to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement and other Transaction Documents. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or other Transaction Documents or to enforce specifically the terms and provisions of this Agreement or other Transaction Documents shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that any Litigation should be brought in equity to enforce the provisions of this Agreement or other Transaction Documents, no party shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

(c) The remedies available to the parties to this Agreement pursuant to this Section 11.12 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit any party to this Agreement from, in the alternative, seeking to terminate this Agreement in accordance with Section 10.01. To the extent any party hereto brings Litigation to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such Litigation or (ii) such other time period established by the court presiding over such action, suit or proceeding.
Section 11.13 Non-Recourse. Except for any claim with respect to Fraud or as otherwise set forth herein or in another Transaction Document, notwithstanding anything to the contrary contained herein, therein or otherwise, this Agreement and each other Transaction Document may only be enforced against, and any claims or causes of action (whether in tort or contract, or whether at law or in equity, or otherwise) that may be based upon, arise out of or relate to this Agreement, the other Transaction Documents, the negotiation, execution or performance of this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement or each other Transaction Document in their capacities as such and then only with respect to the specific obligations set forth herein and therein with respect to the named parties to this Agreement and the other Transaction Documents, and no former, current or future stockholders, equityholders, controlling persons, directors, officers, employees, incorporators, general or limited partners, members, managers, agents, attorneys, representatives or Affiliates of any party hereto or to another Transaction Document, or any former, current or future direct or indirect stockholder, equityholder, controlling person, director, officer, employee, incorporator, general or limited partner, member, manager, agent, attorney, representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or thereby or in respect of any representations made or alleged to be made in connection herewith or therewith, including any alleged non-disclosure made by any such Persons, and each party waives and releases all such liabilities and obligations against such Persons. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against or seek to recover monetary damages from, any Non-Recourse Party, in each case, whether in tort, contract or otherwise. For the avoidance of doubt, nothing in this Section 11.13 shall limit any claim with respect to Fraud.
Section 11.14 Release of Claims.
(a) From and after the Closing, Purchaser and its Affiliates (including the Group Companies) will have no Liabilities to the Company Parent in respect of any below-mentioned matters arising by virtue of or in connection with any actions or inactions with respect to the Group Companies before the Closing, in each case other than (i) (A) in respect of Affiliate Transactions that remain in place in accordance with Section 7.15 and (B) any other transactions or Contracts with Purchaser or its Affiliates (including the Group Companies) that are not Affiliate Transactions or Transaction Documents that continue following the Closing, including any employment or consulting agreement or arrangement, and (ii) claims relating to Fraud or criminal conduct (collectively, “Company Parent Retained Matters”). Accordingly, other than such remedies, from and after the Closing, Company Parent hereby releases, acquits and forever discharges Purchaser and its Affiliates (including the Group Companies) and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (collectively, the “Purchaser Released Parties”) from any and all Litigation, Liabilities and obligations, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, Contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, which the Company Parent may have against any of the Purchaser Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any of the Group Companies or any of their current or former Subsidiaries or any actions taken or failed to be taken by any of the Purchaser Released Parties in any capacity related to any of the Group Companies or any of their current or former Subsidiaries, arising by virtue of or in connection with any actions or inactions with respect to the Group Companies before the Closing, in each case other than Company Parent Retained Matters.

Company Parent shall not be entitled to recover, and covenants not to sue to recover any remedy or relief of any kind in connection therewith or thereunder from Purchaser Released Parties, in each case to the extent of such matters arising prior to the Closing other than Company Parent Retained Matters.
(b) From and after the Closing, Company Parent and its Affiliates will have no Liabilities to Purchaser or the Group Companies, in respect of any below-mentioned matters arising by virtue of or in connection with any actions or inactions with respect to the Company Parent or Group Companies before the Closing, other than (i) (A) in respect of Affiliate Transactions that remain in place in accordance with Section 7.15 and (B) any other transactions or Contracts with Company Parent or its Affiliates that are not Affiliate Transactions or Transaction Documents that continue following the Closing, including any employment or consulting agreement or arrangement or any claims against any individuals who are officers or employees of a Group Company acting in their capacities as such, and (ii) claims relating to Fraud or criminal conduct (collectively, “Purchaser Retained Matters”). Accordingly, other than such remedies, from and after the Closing, Purchaser hereby releases, acquits and forever discharges Company Parent and its Affiliates (including the Group Companies and their Affiliates prior to the Closing), and each of their respective current and former officers, directors, employees, partners, managers, members, advisors, successors and assigns (collectively, the “Company Parent Released Parties”) from any and all Litigation, Liabilities and obligations, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, Contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, which the Purchaser may have against any of the Company Parent Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any of the Company Parent or its current or former subsidiaries or any actions taken or failed to be taken by any of the Company Parent Released Parties in any capacity related to any of the Company Parent or its current or former subsidiaries, arising by virtue of or in connection with any actions or inactions with respect to the Company Parent or the Group Companies before the Closing, in each case other than Purchaser Retained Matters. Purchaser shall not be entitled to recover, and covenants not to sue to recover any remedy or relief of any kind in connection therewith or thereunder from the Company Parent Released Parties, in each case to the extent of such matters arising prior to the Closing other than Purchaser Retained Matters.
(c) Notwithstanding the foregoing, the parties acknowledge and agree the foregoing release of claims shall not include, and this Section 11.14 shall not affect, (i) rights of the Company Parent under this Agreement (subject to the limitations set forth herein, as applicable) or any Transaction Document, and (ii) any right that cannot be waived by applicable Law. This Section 11.14 shall be enforceable by a Purchaser Released Party directly against the Company Parent. Each of the Purchaser Released Parties shall be an intended third-party beneficiary of this Section 11.14 and is entitled to directly enforce the releases contained herein.
(c) Company Parent and Purchaser expressly acknowledge and agree that this release is intended to extinguish all types of claims to the extent such claims are related to the transactions contemplated by this Agreement, and each understands and acknowledges that it is releasing potentially unknown claims, and that Company Parent and Purchaser each may have limited knowledge with respect to some of the claims being released. Company Parent and Purchaser each acknowledges that there is a risk that, after agreeing to this release, it may learn information that might have affected its decision to agree to this release. Company Parent and Purchaser each assumes this risk in agreeing to this release of claims. Company Parent and Purchaser each agrees that this release of claims is fairly and knowingly made. In addition, the Company Parent and Purchaser each expressly waives and releases any and all rights and benefits conferred upon it by the provisions of any applicable Law regarding unknown claims (including section 1542 of the Civil Code of the State of California, which provides substantially as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”).
Section 11.15 Waiver of Conflicts. Recognizing that Ropes & Gray LLP and Sidley Austin LLP have acted as legal counsel to Company Parent and the Company, the Subsidiaries, certain of the direct and indirect holders of Company Shares and certain of their respective Affiliates prior to the date of this Agreement and that Ropes & Gray LLP and Sidley Austin LLP intend to act as legal counsel to certain of the direct and indirect holders of Company Shares, including Company Parent, and their respective Affiliates (which will no longer include the

Company and the Subsidiaries) after the Closing, each of Purchaser, Merger Sub and the Company hereby waives, on its own behalf and agrees to cause its controlled Affiliates, the Surviving Corporation and the Subsidiaries to waive, any conflicts that may arise in connection with Ropes & Gray LLP and Sidley Austin LLP representing any direct or indirect holders of the Company Shares, including Company Parent, or their Affiliates after the Closing as such representation may relate to Purchaser, Merger Sub, Company Parent, the Company, the Surviving Corporation and the Subsidiaries or the transactions contemplated hereby, including in connection with any negotiation, arbitration, mediation, litigation or other proceeding in any way related to a dispute with Purchaser, the Surviving Corporation, any of its Subsidiaries or any of their respective Affiliates following the Closing arising out of or relating to this Agreement, the ancillary agreements contemplated hereby, the transactions contemplated hereby or the negotiation, execution, performance or consummation of any of the foregoing. In addition, all communications prior to Closing involving attorney-client confidences that constitute attorney-client privileged communications solely between holders of Company Shares, Company Parent, the Company and the Subsidiaries and their respective Affiliates, on the one hand, and Ropes & Gray LLP and Sidley Austin LLP, on the other hand, pertaining to the negotiation, documentation and consummation of the transactions contemplated hereby shall be belong to the holders of Company Shares and their respective Affiliates, including Company Parent. Accordingly, the Surviving Corporation and the Subsidiaries shall not have access to any such communications or to the files of Ropes & Gray LLP or Sidley Austin LLP relating to such engagement from and after the Effective Time. Without limiting the generality of the foregoing, from and after the Effective Time, (a) the direct and indirect holders of Company Shares and their respective Affiliates, including Company Parent (and not the Surviving Corporation and the Subsidiaries) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Surviving Corporation or the Subsidiaries shall be a holder thereof, (b) to the extent that files of Ropes & Gray LLP or Sidley Austin LLP in respect of such engagement constitute property of the client, only the direct and indirect holders of Company Shares, including Company Parent, and their respective Affiliates (and not the Surviving Corporation and the Subsidiaries), shall hold such property rights and (c) Ropes & Gray LLP and Sidley Austin LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Surviving Corporation or any of the Subsidiaries by reason of any attorney-client relationship among Ropes & Gray LLP, Sidley Austin LLP and the Company or any of the Subsidiaries. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or a Group Company, on the one hand, and a third party (other than the Equityholders’ Representative, any Equityholder and any of their respective Affiliates), on the other hand, or any Governmental Authority after the Closing, the Company or its Affiliates may assert the attorney-client privilege against such third party to prevent disclosure of confidential communications by or with Ropes & Gray LLP and Sidley Austin LLP.
Section 11.16 Disclaimer. Without limiting the generality of Section 4.31 and Section 5.09, it is understood and agreed by the parties, on behalf of themselves and their respective Affiliates, (a) that any cost estimate, projection or other prediction, any data, any financial information or any memoranda or offering materials or presentations, including any memoranda and materials provided by a party, any direct or indirect holder of such party or any of their respective representatives, are not and shall not be deemed to be or to include representations or warranties, except to the extent explicitly set forth in the Transaction Documents as a representation and warranty, and (b) that no such Person has relied on any such cost estimate, projections or other prediction, such data, any financial information or any such memoranda or materials other than as set forth herein or therein.
Section 11.17 Due Diligence Review. Each of Purchaser and Merger Sub acknowledges, covenants and agrees, on behalf of itself and its Affiliates: (a) that it has completed a due diligence investigation, and based thereon, formed its own independent judgment with respect to the Company and the Subsidiaries, (b) that it has been furnished with or given access to such documents and information about the Company and the Subsidiaries, (c) that it has relied solely upon its own investigation and analysis and the representations and warranties of the Company and Company Parent expressly contained in Article IV and Article V hereof and the representations and warranties of the Company, Company Parent and other Equityholders in the other Transaction Documents and (d) that (x) no representation or warranty has been or is being made by a party or any other Person as to the accuracy or completeness of any of the information provided or made available to another party or any of their respective representatives and advisors other than the representations and warranties herein and in the other Transaction Documents and (y) there are uncertainties inherent in attempting to make estimates, projections, forecasts, plans, budgets and similar materials and information, each of Purchaser and Merger Sub is familiar with such uncertainties, each of Purchaser and Merger Sub is taking full responsibility for making its own evaluations of the adequacy and accuracy of any and all estimates, projections, forecasts, plans, budgets and other materials or information that may have been delivered or made available to it or any of its respective agents or representatives other than the representations and warranties in this Agreement and the other Transaction Documents, neither Purchaser nor Merger Sub has relied or will rely on such information other than the representations and warranties in this Agreement and the other Transaction Documents, and neither Purchaser nor Merger Sub will assert, and each will cause their respective Affiliates not to assert, any claims against the Company (or against the Subsidiaries or the Non-Recourse Parties or any other Person) with respect to such materials or information other than the representations and warranties in this Agreement and the other Transaction Documents.
Section 11.18 Joint and Several Liability. Following the formation of Merger Sub and its joinder to this Agreement, Purchaser agrees to cause Merger Sub to perform its obligations under this Agreement and Purchaser and Merger Sub shall be jointly and severally liable for all liabilities and obligations of Merger Sub under this Agreement.
Section 11.19 Equityholders’ Representatives.
(a) By the approval of this Agreement and the other Transaction Documents pursuant to the DGCL, and by receiving the benefits thereof, including any consideration payable hereunder, each of the Equityholders (x) irrevocably appoints and constitutes the Equityholders’ Representatives, as agents, representatives, proxies and attorneys-in-fact as of the Closing, with full power of substitution, to act on behalf of the Equityholders for all purposes in connection with this Agreement and any related agreements, including the full power and authority to act on behalf of the Equityholders for matters pertaining to the Equityholders and the transactions contemplated hereby as provided herein and in the other Transaction Documents, (y) agrees that such agency, proxy and attorney-in-fact are coupled with an interest and therefore irrevocable without the consent of the Equityholders’ Representatives, and shall be binding upon the successors, heirs, executors, administers and representatives of each Equityholder and shall not be affected by, and shall survive, the death, incapacity, bankruptcy, dissolution or liquidation of any Equityholder and (z) agrees to indemnify and hold harmless the Equityholders’ Representatives and their respective partners, managers, officers, agents and other Representatives from and against any losses, liabilities, expenses (including reasonable attorneys’ fees), judgments, fines and amounts incurred by such Persons arising out of actions taken or omitted to be taken in the Equityholders’ Representatives’ capacity as the Equityholders’ Representatives (except for those arising out of such Equityholders’ Representative’s willful misconduct), including the costs and expenses of investigation and defense of claims. All decisions, actions, consents and instructions by the Equityholders’ Representatives shall be final and binding upon all of the Equityholders, and no Equityholder shall have the right to object to, dissent from, protest or otherwise contest any such decision, action, consent or instruction in accordance with the terms of this Agreement. Following the Closing, Purchaser and the Surviving Corporation shall be entitled to rely on any decision, action, consent or instruction of the Equityholders’ Representatives as being the decision, action, consent or instruction of the Equityholders.
(b) The Equityholders’ Representatives shall have such powers and authority as are necessary to carry out the functions assigned to them under this Agreement. Without limiting the generality of the foregoing, the Equityholders’ Representatives shall have full power, authority and discretion to, on behalf of each Equityholder, (i) negotiate disputes arising under, or relating to, this Agreement and the other Transaction Documents, (ii) execute and deliver all documents contemplated herein, any amendment or waiver to this Agreement or the ancillary agreements contemplated hereby (without the prior approval of the Equityholders), and any consents, in each case, with such modifications or changes as to which the Equityholders’ Representatives, in their sole discretion, determine is desirable and (iii) take all other actions to be taken by or on behalf of the Equityholders in connection with this and the ancillary agreements contemplated hereby. The Equityholders’ Representatives shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement.
(c) All fees, costs and expenses incurred by the Equityholders’ Representatives, in their capacity as such, pursuant to this Agreement, or of any agent or advisor in fulfilling the duties of the Equityholders’ Representatives as agents of each Equityholder shall, at the sole option of the Equityholders’ Representatives, be paid from the Equityholders’ Representative Expense Account. In the event that any amount is owed to the Equityholders’ Representatives, in their capacity as such, whether for expense reimbursement or indemnification, that is in excess of the Equityholders’ Representative Expense Amount, the Equityholders’ Representatives, in their capacity as such, shall be entitled to be reimbursed by the Equityholders, and the Equityholders agree to so reimburse the Equityholders’ Representatives and make the Equityholders’ Representatives whole for such shortfall (such shortfall amount, the “Equityholders’ Representative Expense Shortfall Amount”). Upon written notice from the Equityholders’ Representatives to the Equityholders as to the existence of the Equityholders’ Representative Expense Shortfall Amount, (i) each Specified Eligible Common

Stockholder shall promptly deliver to the Equityholders’ Representatives the Per Share Equityholders’ Representative Expense Shortfall Amount multiplied by the number of shares of Common Stock held by such Specified Eligible Common Stockholder immediately prior to the Effective Time, (ii) each Optionholder shall promptly deliver to the Equityholders’ Representatives the Per Share Equityholders’ Representative Expense Shortfall Amount multiplied by the number of shares of Common Stock underlying all vested Stock Options held by such Optionholder immediately prior to the Effective Time and (iii) each Equity Award Holder shall promptly deliver to the Equityholders’ Representatives the Per Share Equityholders’ Representative Expense Shortfall Amount multiplied by the number of shares of Common Stock underlying all RSU Awards held by such Equity Award Holder immediately prior to the Effective Time.
(d) The Equityholders shall not receive interest or other earnings on the Equityholders’ Representative Expense Amount and, by virtue of the adoption of this Agreement, irrevocably transfer and assign to the Equityholders’ Representatives any ownership right that they may have in any interest that may accrue on the Equityholders’ Representative Expense Amount. The Equityholders’ Representatives shall, when they determine that it is no longer necessary to retain the Equityholders’ Representative Expense Amount, instruct the Paying Agent in writing to pay (i) to each Specified Eligible Common Stockholder, the Per Share Equityholders’ Representative Expense Release Amount multiplied by the number of shares of Common Stock held by such Specified Eligible Common Stockholder immediately prior to the Effective Time, (ii) to each Optionholder, the Per Share Equityholders’ Representative Expense Release Amount multiplied by the number of shares of Common Stock underlying all vested Stock Options held by such Optionholder immediately prior to the Effective Time and (iii) each Equity Award Holder shall promptly deliver to the Equityholders’ Representatives the Per Share Equityholders’ Representative Expense Amount multiplied by the number of shares of Common Stock underlying all RSU Awards held by such Equity Award Holder immediately prior to the Effective Time.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company, Company Parent and Purchaser have executed and delivered this Agreement, or caused this Agreement to be executed and delivered by their duly authorized representatives, as of the date first written above.

THE COMPANY:

THE FORTEGRA GROUP, INC.

By:	/s/ Richard Kahlbaugh
Name:	Richard Kahlbaugh
Title:	President and CEO

[Signature Page to Merger Agreement]

PURCHASER:

DB INSURANCE CO., LTD.

By:	/s/ Jong Pyo Jeong
Name:	Jong Pyo Jeong
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

COMPANY PARENT:

TIPTREE INC.

By:	/s/ Jonathan Ilany
Name:	Jonathan Ilany
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Annex B

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL
September 26, 2025
Board of Directors
The Fortegra Group, Inc.
10751 Deerwood Park Blvd., Suite 200
Jacksonville, FL 32256
Members of the Board of Directors:
We understand that The Fortegra Group, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with DB Insurance Co., Ltd. (“Purchaser”) pursuant to which (a) a subsidiary of Purchaser to be incorporated in Delaware following the date hereof (“Merger Sub”), will be merged with and into the Company, the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation and (b) all of the outstanding equity interests of the Company other than certain performance awards will be converted into the right to receive in the aggregate $1,650,000,000 in cash (the “Aggregate Consideration”), subject to adjustments as provided in the Agreement (as defined below), as to which adjustments we express no review or opinion. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger by and among Purchaser, Merger Sub, the Company and Tiptree Inc. (the “Company Parent”) (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s common stockholders of the Aggregate Consideration in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Aggregate Consideration in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of September 24, 2025, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and the Company Parent that we believe to be relevant to our analysis, including the Company Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Company Projections”); (4) a trading history of the Company Parent’s common stock from January 1, 2021 to September 19, 2025 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; and (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of all or part of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the

Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, the Aggregate Consideration in the Proposed Transaction is fair to the Company’s common stockholders from a financial point of view.
We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company and the Company Parent have agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement and the rendering of this opinion. Certain members of the Barclays deal team currently advising the Company have also previously worked on transactions for the Company Parent. We have performed various investment banking services for the Company Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services; however, in the past two years, we have not received fees from the Company Parent, the Company or the Purchaser for any investment banking services.
In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Warburg Pincus LLC (“Warburg”), an affiliate of the Company, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Warburg and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for Warburg and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Warburg and certain of its portfolio companies and affiliates.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, the Company Parent and the Purchaser for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors of the Company in connection with its consideration of the Proposed Transaction. The Board of Directors of the Company is permitted to disclose this opinion to the Board of Directors of the Company Parent, and the Board of Directors of the Company Parent is permitted to rely on this opinion. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company or the Company Parent as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.

Annex C
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 26, 2025, is made and entered into by and between DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”), and the undersigned stockholder (the “Stockholder”) of Tiptree Inc., a Maryland corporation (“Company Parent”). Purchaser and the Stockholder are referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H
WHEREAS, concurrently with the execution of this Agreement, Company Parent, Purchaser, a subsidiary of Purchaser to be incorporated in Delaware following the date hereof and prior to the Closing (“Merger Sub”), and The Fortegra Group, Inc., a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation of such merger, and as a result of which Purchaser shall be the sole stockholder of the Surviving Corporation (the “Merger”);
WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) of the number of shares of issued and outstanding shares of common stock, par value $0.001 per share, of Company Parent (“Company Parent Common Stock”), set forth opposite the Stockholder’s name on Schedule I hereto (all such shares, the “Existing Shares”); and
WHEREAS, as a condition and an inducement to Purchaser’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Adverse Amendment” means any amendment to the Merger Agreement that (a) decreases, or changes the form of, consideration payable to the Company thereunder (other than pursuant to the definition of “Aggregate Purchase Price” in the Merger Agreement); (b) imposes any material restrictions or any additional conditions on the consummation of the transactions contemplated by the Merger Agreement; or (c) extends the Termination Date (other than pursuant to the proviso in Section 10.01(b) of the Merger Agreement).
“Covered Company Parent Shares” means (a) the Stockholder’s Existing Shares, (b) any shares of Company Parent Common Stock and (c) other voting capital stock of Company Parent and any Securities convertible into or exercisable or exchangeable for shares of Company Parent Common Stock or other voting capital stock of Company Parent, in the case of clauses (b) and (c) of this definition, that the Stockholder has beneficial ownership of on or after the date hereof for so long as they are held or otherwise beneficially owned by the Stockholder (subject to Section 3.1).
“Permitted Transfer” means a Transfer of Covered Company Parent Shares by the Stockholder to a controlled Affiliate of the Stockholder if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance acceptable to Purchaser (each, a “Joinder”).
“Security” means, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.
“Transfer” means (a) any direct or indirect sale, assignment, encumbrance, pledge, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any current or future sale, assignment, encumbrance, pledge, disposition or other transfer (by operation of law or otherwise) of any of the Covered Company Parent Shares or any interest in any of the Covered Company Parent Shares (in each case other than this Agreement) or (b) the deposit of any of the Covered Company Parent Shares into any voting trust or similar arrangement, the entry into any voting agreement or arrangement (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Company Parent Shares for the account of the Stockholder) with respect to any of the Covered Company Parent Shares or the grant of any proxy or power of attorney (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Company Parent Shares for the account of the Stockholder) with respect to any of the Covered Company Parent Shares, or (c) any legally binding contract or commitment to take any of the actions referred to in the foregoing clause (a) or (b) of this definition.
ARTICLE II

VOTING AGREEMENT
Section 2.1 Agreement to Vote.
(a) The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Parent Stockholder Meeting and at any other meeting of the stockholders of Company Parent, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of Company Parent, the Stockholder shall, in each case to the fullest extent that the Covered Company Parent Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of Company Parent is sought:
(i) appear, in person or by proxy, at each such meeting or otherwise cause all of the Stockholder’s Covered Company Parent Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Company Parent Shares:
(1) in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement;
(2) in favor of any proposal to adjourn a meeting of the stockholders of Company Parent to solicit additional proxies in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement;
(3) against any Acquisition Proposal; and
(4) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, impair, interfere with, delay, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by Company Parent of its obligations under the Merger Agreement or by any Stockholder of his, her or its obligations under this Agreement, including: (A) any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company Parent contained in the Merger Agreement or of any Stockholder contained in this Agreement; or (B) other than the Merger, or as otherwise expressly permitted in the Merger Agreement, any extraordinary corporate transaction.
(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto to the extent required to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.

(c) Anything herein to the contrary notwithstanding, this Section 2.1 shall not require the Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Covered Company Parent Shares to amend the Merger Agreement or take any action that results in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Aggregate Purchase Price or (ii) imposes any material restrictions on or additional conditions on the payment of the Aggregate Purchase Price to the Equityholders.
(d) Except as expressly set forth in this Section 2.1, the Stockholder will continue to hold and shall have the right to exercise all voting rights related to the Shareholder’s Covered Company Parent Shares. For the avoidance of doubt, except as expressly set forth in Section 2.1, nothing in this Agreement shall limit the right of any Shareholder to vote in favor of, against, or abstain with respect to any matter presented to Company Parent’s shareholders not addressed by Section 2.1.
Section 2.2 No Inconsistent Agreements. The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Parent Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Parent Shares and (c) has not given, and shall not give at any time while this Agreement remains in effect, any voting instructions or authorities, in each case, in any manner inconsistent with Section 2.1 hereof with respect to any of the Covered Company Parent Shares.
Section 2.3 Return of Proxy. The Stockholder shall execute and deliver (or cause the applicable holders of record to execute and deliver), within ten days of receipt, any proxy card or voting instructions it receives that is sent to stockholders of Company Parent soliciting proxies with respect to any matter described in Section 2.1, which shall be voted in the manner described in Section 2.1. At Purchaser’s reasonable request, each Stockholder will provide reasonable evidence of such execution and delivery of such proxy card or voting instructions.
ARTICLE III

OTHER COVENANTS
Section 3.1 Restrictions on Transfers. The Stockholder hereby agrees that, effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 hereof (the “Voting Period”), the Stockholder shall not, directly or indirectly, Transfer any Covered Company Parent Shares or any beneficial ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer. On the execution and delivery of a Joinder by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Covered Company Parent Shares in violation of this Section 3.1 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of all or any portion of the Covered Company Parent Shares shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Company Parent Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.1 hereof.
Section 3.2 Litigation. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub or Company Parent or any of their respective successors or Representatives alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement; provided that the foregoing shall not prevent any claim against any of Purchaser or Merger Sub to enforce the Stockholder’s rights hereunder or under the Merger Agreement to receive consideration for its Equity Interests on the terms and subject to the conditions therein or rights to indemnification under Section 7.07 of the Merger Agreement on the terms and subject to the conditions therein.
Section 3.3 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Parent Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Parent Shares” shall be deemed to refer to and include any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, including, as applicable, such stock dividend or distribution.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:
(a) Organization. The Stockholder, to the extent the Stockholder is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.
(b) Authority; Execution and Delivery; Enforceability. If the Stockholder is not a natural person, (i) the Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of the Stockholder. If the Stockholder is a natural person, the Stockholder has full legal capacity, right and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Purchaser of this Agreement, this Agreement constitutes the Stockholder’s legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) Ownership of Existing Shares. As of the date hereof, the Stockholder is the sole beneficial owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of Company Parent Common Stock beneficially owned or owned of record by the Stockholder, as applicable. Except as set forth on Schedule I hereto, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all the matters set forth in this Agreement, in each case with respect to all of the Existing Shares.
(d) No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any of the terms or provisions hereof will (i) with respect to a Stockholder that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of the Stockholder, (ii) conflict with or violate any Law or Order applicable to the Stockholder or by which any of the Stockholder’s properties or assets are bound and (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation under, any material Contract or permit to which the Stockholder is a party or by or to which the Stockholder is bound, except, in each case, for such violations as, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform his or her obligations under this Agreement.
(e) Consents and Approvals. The execution, delivery and performance by the Stockholder of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws and as required for the Required Governmental Consents) except as, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform his or her obligations under this Agreement.
(f) Reliance by Purchaser. The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. The Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
(g) No Actions. The Stockholder shall not bring, commence, institute, maintain, prosecute or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that the approval of the Merger Agreement by the board of directors of Company Parent breaches any fiduciary duty of the board of directors of Company Parent or any member thereof to Company Parent, the Stockholder or any other shareholders of Company Parent.
(h) Legal Proceedings. As of the time of execution of this Agreement, there is no Litigation pending, or to the knowledge of the Stockholder, threatened against the Stockholder that, individually or in the aggregate, would reasonably be expected to impair the Stockholder’s ability to perform the Stockholder’s obligations under this Agreement. As of the time of execution of this Agreement, the Stockholder is not subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform his, her or its obligations under this Agreement.
(i) Brokers. Except as disclosed in writing by the Company to Purchaser prior to the date of the Merger Agreement, no Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of, the Stockholder, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement or the Merger Agreement.
Section 4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:
(a) Organization. Purchaser is duly organized and validly existing under the Laws of the Republic of Korea.
(b) Authority; Execution and Delivery; Enforceability. Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Purchaser of this Agreement and the compliance by Purchaser with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Stockholder of this Agreement, this Agreement constitutes Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) No Conflicts. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with any of the terms or provisions hereof will (i) violate any provision of the Organizational Documents of Purchaser, (ii) conflict with or violate any Law or Order applicable to Purchaser or by which any of Purchaser’s properties or assets are bound, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation under, any material Contract or permit to which Purchaser is a party or by or to which Purchaser is bound, except, in each case, for such violations as, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform its obligations under this Agreement.
ARTICLE V

TERMINATION
Section 5.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Purchaser and the Stockholder; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Closing; (c) an Adverse Recommendation Change in accordance with the terms of the Merger Agreement; (d) the Closing; (e) the Termination Date; (f) the date of any Adverse Amendment, without the prior written consent of the Stockholder; and (g) the obtainment of the Company Parent Stockholder Approval. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than this Section 5.1 and Article VI (other than Section 6.1), which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.
ARTICLE VI

MISCELLANEOUS
Section 6.1 Publication. The Stockholder (a) hereby consents to and authorizes the publication and disclosure by Purchaser, Company Parent and the Company in any press release or the Proxy Statement or other disclosure document required by applicable Law or the rules and regulations of any stock exchange upon which the securities of Purchaser or Company Parent or their Affiliates are traded in connection with the Merger Agreement or the transactions contemplated thereby, his, her or its identity and ownership of shares of Company Parent Common Stock, the nature of his or her commitments and arrangements pursuant to this Agreement and such other information required to be disclosed by Law in connection with such publication or disclosure (“Stockholder Information”), and (b) hereby agrees to cooperate with Purchaser in connection with such filings, including by, upon written request by Purchaser, providing Stockholder Information that Purchaser reasonably requires for the preparation of such filings. The Stockholder shall promptly notify Purchaser of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.
Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Parent Shares. All rights, ownership and economic benefits of and relating to the Covered Company Parent Shares shall remain vested in and belong to the Stockholder, and neither Purchaser nor Merger Sub shall have authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company Parent or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Covered Company Parent Shares, except as otherwise provided herein.
Section 6.3 Further Assurances. Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary to effectuate this Agreement.
Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of his, her or its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of his, her or its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 6.5 Notices. All notices, requests, consents or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Person for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a recognized courier service with signed confirmation of receipt, or when sent by email (provided that no “error” message or other notification of non-delivery is automatically generated and sent in response thereto), to the Person at the address or email address set forth below, or such other address or email address as may be designated in writing hereafter, in the same manner, by such Person:

(a) if to Purchaser, to:

DB Insurance Co., Ltd.
DB Financial Center
432, Teheran-ro
Gangnam-gu, Seoul, Korea
Attention:	Donggi Ko
Email:	[***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Gary Boss; Kirsten Gaeta; Andrew Elken
Email:	gary.boss@lw.com; kirsten.gaeta@lw.com; andrew.elken@lw.com

and

Yulchon LLC
Parnas Tower, 38F, 521 Teheran-ro,
Gangnam-gu, Seoul 06164, Korea
Attention:	Tehyok Daniel Yi
Email:	thyi@yulchon.com

(b) if to the Stockholder, as set forth on Schedule II hereto.

Any such notification shall be deemed delivered (a) upon receipt, if delivered personally, (b) on the next Business Day, if sent by recognized courier service for next business day delivery, or (c) the Business Day received (or the immediately following Business Day, if not received on a Business Day), if sent by email (provided that no “error” message or other notification of non-delivery is generated) or any other permitted method.
Section 6.6 Counterparts; Severability, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by scanned pages or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to amend or otherwise modify this Agreement, to the extent necessary, to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will give effect to the intent of the Parties.
Section 6.7 Entire Agreement; Third-Person Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns.
Section 6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, no Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party and any purported assignment in violation of the foregoing shall be null and void ab initio; provided, that such prior written approval shall not be required for the assignment to an Affiliate in connection with a Permitted Transfer made in accordance with the provisions of Section 3.1; provided, further, that such prior written approval shall not be required for the assignment by Purchaser of any or all of its rights, interests and obligations under this Agreement before or after the Closing Date to any Affiliate, or for the assignment by Covered Person to an Affiliate in connection with a Permitted Transfer made in accordance with the provisions of Section 3.1; provided, further, that any assignment by Purchaser shall not release Purchaser from any of its obligations hereunder.

Section 6.9 Headings; Interpretation.
(a) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(b) The words “hereof”, “herein”, “hereto”, “hereunder” and “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reading only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any Article, Section, subsection or clause are to the corresponding Article, Section, subsection or clause of this Agreement, unless otherwise specified. The term “including” shall mean “including, without limitation”, and the words “include” and “includes” shall have corresponding meanings and such words shall not be construed to limit any general statement that they follow to the specific or similar items or matters immediately following them. The term “or” is not exclusive, unless the context otherwise requires. Unless the context of this Agreement otherwise requires: (i) any reference in this Agreement to gender shall include all genders and the neuter; (ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; and (iii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “dollars” and character “$” shall mean United States dollars.
Section 6.10 Governing Law. This Agreement, and any claim, suit, action or proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, or the transactions contemplated hereby (whether in law or in equity, and whether in contract or in tort or otherwise), shall be governed by and enforced pursuant to the laws of the State of Delaware, its rules of conflict of laws notwithstanding.
Section 6.11 Specific Performance. The Parties understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the Parties to consummate the transactions contemplated by the Merger Agreement, which represents a unique business opportunity at a unique time for each of the Parties and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each Party agrees that, in the event of any breach or threatened breach of any of their respective covenants or obligations set forth in this Agreement, the other Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that any Litigation should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.
Section 6.12 Consent to Jurisdiction. Each Party hereby irrevocably agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware, in any suit, action or proceeding described in the immediately preceding sentence of this Section 6.12. Each Party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 6.5. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR ANY OTHER DOCUMENTS CONTEMPLATED IN THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.
Section 6.14 Capacity as a Stockholder. The Parties agree that the Stockholder is making the agreements and understandings herein solely in the Stockholder’s capacity as a record holder and beneficial owner of the Covered Company Parent Shares. Notwithstanding anything to the contrary herein, nothing herein shall (or require the Stockholder to attempt to) limit or affect any actions taken by a director, officer or committee member of Company Parent or any of its subsidiaries, in the exercise of his or her fiduciary duties or in his or her capacity as a director, officer or committee member of Company Parent or any of its subsidiaries or in his or her capacity as a fiduciary of any employee benefit plan, or prevent or be construed to create any obligation on the part of any director, officer and/or committee member of the Company Parent or any of its subsidiaries or any fiduciary of any employee benefit plan from taking any action in his or her capacity as such director, officer, committee member and/or fiduciary.
Section 6.15 Expenses. Except as otherwise expressly provided in this Agreement, whether or not Merger and the other transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.
Section 6.16 No Survival of Covenants and Representations. Subject to Section 5.1, the Parties agree that all covenants, representations and warranties of the Stockholder in this Agreement shall terminate effective as of the termination of this Agreement and shall not survive such termination for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any Party hereto or any of their respective Affiliates in respect hereof (including with respect to any breach, misrepresentation or inaccuracy or alleged breach, misrepresentation or inaccuracy thereof or with respect thereto).
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Purchaser and the Stockholder have duly executed this Agreement, all as of the date first written above.

PURCHASER:

DB INSURANCE CO., LTD.

By:
Name:
Title:

STOCKHOLDER:

By:
Name:

[Signature Page to Company Parent Voting Agreement]

Annex D
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 26, 2025, is made and entered into by and between DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”), and the undersigned stockholder (the “Stockholder”) of The Fortegra Group, Inc., a Delaware corporation (the “Company”). Purchaser and the Stockholder are referred to individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H
WHEREAS, concurrently with the execution of this Agreement, Purchaser, a subsidiary of Purchaser to be incorporated in Delaware following the date hereof and prior to the Closing (“Merger Sub”), the Company, and Tiptree Inc., a Maryland corporation (“Company Parent”) are entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation of such merger, and as a result of which Purchaser shall be the sole stockholder of the Surviving Corporation (the “Merger”);
WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and/or a number of shares of issued and outstanding shares of Series A convertible preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), as applicable, set forth opposite the Stockholder’s name on Schedule I hereto (all such shares, the “Existing Shares”); and
WHEREAS, as a condition and an inducement to Purchaser’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Adverse Amendment” means any amendment to the Merger Agreement that (a) decreases, or changes the form of, consideration payable to the Company thereunder (other than pursuant to the definition of “Aggregate Closing Purchase Price” in the Merger Agreement); (b) imposes any material restrictions or any additional conditions on the consummation of the transactions contemplated by the Merger Agreement; or (c) extends the Termination Date (other than pursuant to the proviso in Section 10.01(b) of the Merger Agreement).
“Covered Shares” means (a) the Stockholder’s Existing Shares, (b) any shares of the Company Common Stock, (c) any shares of the Company Preferred Stock or (d) other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of the Company Common Stock or other voting capital stock of the Company, in the case of clauses (b)-(d) of this definition, that the Stockholder has beneficial ownership of on or after the date hereof for so long as they are held or otherwise beneficially owned by the Stockholder (subject to Section 3.1).
“Permitted Transfer” means a Transfer of Covered Shares by the Stockholder to a controlled Affiliate of the Stockholder if, as a precondition to such Transfer, the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance acceptable to Purchaser (each, a “Joinder”).
“Security” means, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.
“Transfer” means (a) any direct or indirect sale, assignment, encumbrance, pledge, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option, or other Contract, arrangement or understanding with respect to any current or future sale, assignment, encumbrance, pledge, disposition or other transfer (by operation of law or otherwise) of any of the Covered Shares or any interest in any of the Covered Shares (in each case other than this Agreement) or (b) the deposit of any of the Covered Shares into any voting trust or similar arrangement, the entry into any voting agreement or arrangement (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Shares for the account of the Stockholder) with respect to any of the Covered Shares or the grant of any proxy or power of attorney (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Shares for the account of the Stockholder) with respect to any of the Covered Shares, or (c) any legally binding contract or commitment to take any of the actions referred to in the foregoing clause (a) or (b) of this definition.
ARTICLE II

VOTING AGREEMENT
Section 2.1 Agreement to Vote.
(a) The Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, and at any meeting of the stockholders of Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought:
(i) appear, in person or by proxy, at each such meeting or otherwise cause all of the Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent covering, all of the Stockholder’s Covered Shares:
(1) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby;
(2) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement and the transactions contemplated thereby; and
(3) against any other action, agreement or transaction that is intended to, or would reasonably be expected to impede, impair, interfere with, delay, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement, including: (A) any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Stockholder contained in this Agreement; or (B) other than the Merger, or as otherwise expressly permitted in the Merger Agreement, any extraordinary corporate transaction.
(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto to the extent required to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.
(c) Anything herein to the contrary notwithstanding, this Section 2.1 shall not require the Stockholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Covered Shares to amend the

Merger Agreement or take any action that results in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (i) decreases the amount or changes the form of the Aggregate Purchase Price or (ii) imposes any material restrictions on or additional conditions on the payment of the Aggregate Purchase Price to the Equityholders.
(d) Except as expressly set forth in this Section 2.1, the Stockholder will continue to hold and shall have the right to exercise all voting rights related to the Shareholder’s Covered Shares. For the avoidance of doubt, except as expressly set forth in Section 2.1, nothing in this Agreement shall limit the right of any Shareholder to vote in favor of, against, or abstain with respect to any matter presented to the Company’s shareholders not addressed by Section 2.1.
Section 2.2 No Inconsistent Agreements. The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Shares, and (c) has not given, and shall not give at any time while this Agreement remains in effect, any voting instructions or authorities, in each case, in any manner inconsistent with Section 2.1 hereof with respect to any of the Covered Shares.
ARTICLE III

OTHER COVENANTS
Section 3.1 Restrictions on Transfers. The Stockholder hereby agrees that, effective as of the date hereof and continuing until the termination of this Agreement in accordance with Section 5.1 (the “Voting Period”), the Stockholder shall not, directly or indirectly, Transfer any Covered Shares or any beneficial ownership interest therein, unless such Transfer is a Permitted Transfer. On the execution and delivery of a Joinder by such transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 3.1 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of all or any portion of the Covered Shares shall occur (including, if applicable, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.1 hereof.
Section 3.2 No Solicitation. The Stockholder shall not, nor shall it permit or authorize any of its Subsidiaries and its and their respective officers and directors and other Representatives to, directly or indirectly, take any action that Company Parent would then be prohibited from taking under Section 7.10 of the Merger Agreement. The Stockholder shall, and shall use its reasonable best efforts to cause its Representatives to, terminate all solicitation, discussions and negotiations with any Person (other than Purchaser, Merger Sub and their respective Representatives) with respect to any Acquisition Proposal as of the execution of this Agreement.
The Stockholder agrees that it will promptly inform its Subsidiaries and its and their respective officers and directors and other Representatives of the obligations undertaken in this Article III.
Section 3.3 Litigation. The Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Merger Sub or the Company or any of their respective successors or Representatives alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement; provided that the foregoing shall not prevent any claim against any of Purchaser or Merger Sub to enforce the Stockholder’s rights hereunder or under the Merger Agreement to receive consideration for its Equity Interests on the terms and subject to the conditions therein or rights to indemnification under Section 7.07 of the Merger Agreement on the terms and subject to the conditions therein.
Section 3.4 Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock or the Company Preferred Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, including, as applicable, such stock dividend or distribution.
Section 3.5 Agreement not to Exercise Dissenter’s Rights. The Stockholder hereby agrees and covenants not to exercise any rights to obtain payment of the fair value of its Securities pursuant to Section 262 of the Delaware General Corporation Law in connection with the approval, execution and delivery of the Merger Agreement by the Company and consummation of the transactions contemplated thereby.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:
(a) Organization. The Stockholder, to the extent the Stockholder is an entity, is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.
(b) Authority; Execution and Delivery; Enforceability. If the Stockholder is not a natural person, (i) the Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and (ii) the execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of the Stockholder. If the Stockholder is a natural person, the Stockholder has full legal capacity, right and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Purchaser of this Agreement, this Agreement constitutes the Stockholder’s legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) Ownership of Existing Shares. As of the date hereof, the Stockholder is the sole beneficial owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws, and such Existing Shares constitute all of the shares of the Company Common Stock and the Company Preferred Stock beneficially owned or owned of record by the Stockholder, as applicable. Except as set forth on Schedule I hereto, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all the matters set forth in this Agreement, in each case with respect to all of the Existing Shares.
(d) No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by the Stockholder with any of the terms or provisions hereof will (i) with respect to a Stockholder that is not a natural person, violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of the Stockholder, (ii) conflict with or violate any Law or Order applicable to the Stockholder or by which any of the Stockholder’s properties or assets are bound and (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation under, any material Contract or permit to which the Stockholder is a party or by or to which the Stockholder is bound, except, in each case, for such violations as, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.
(e) Consents and Approvals. The execution, delivery and performance by the Stockholder of this Agreement do not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws and as required for the Required Governmental Consents) except as, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform his or her obligations under this Agreement.
(f) Reliance by Purchaser. The Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. The Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of their own choosing. The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
(g) No Actions. The Stockholder shall not bring, commence, institute, maintain, prosecute or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that the approval of the Merger Agreement by the board of directors of the Company breaches any fiduciary duty of the board of directors of the Company or any member thereof to the Company, the Stockholder or any other Stockholders.
(h) Legal Proceedings. As of the time of execution of this Agreement, there is no Litigation pending, or to the knowledge of the Stockholder, threatened against the Stockholder that, individually or in the aggregate, would reasonably be expected to impair the Stockholder’s ability to perform the Stockholder’s obligations under this Agreement. As of the time of execution of this Agreement, the Stockholder is not subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.
(i) Brokers. Except as disclosed in writing by the Company to Purchaser prior to the date of the Merger Agreement, no Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of the Stockholder, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement or the Merger Agreement.
Section 4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:
(a) Organization. Purchaser is duly organized and validly existing under the Laws of the Republic of Korea.
(b) Authority; Execution and Delivery; Enforceability. Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Purchaser of this Agreement and the compliance by Purchaser with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Stockholder of this Agreement, this Agreement constitutes Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) No Conflicts. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with any of the terms or provisions hereof will (i) violate any provision of the Organizational Documents of Purchaser, (ii) conflict with or violate any Law or Order applicable to Purchaser or by which any of Purchaser’s properties or assets are bound, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation under, any material Contract or permit to which Purchaser is a party or by or to which Purchaser is bound, except, in each case, for such violations as, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform its obligations under this Agreement.
ARTICLE V

TERMINATION
Section 5.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Purchaser and the Stockholder; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Closing; (c) an Adverse Recommendation Change in accordance with the terms of the Merger Agreement; (d) the Closing; (e) the Termination Date; (f) the date of any Adverse Amendment, without the prior written consent of the Stockholder; and (g) the delivery of the Company Stockholder Approval. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than this Section 5.1 and Article VI (other than Section 6.1), which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity.
ARTICLE VI

MISCELLANEOUS
Section 6.1 Publication. The Stockholder (a) hereby consents to and authorizes the publication and disclosure by Purchaser, Company Parent and the Company in any press release or the Proxy Statement or other disclosure document required by applicable Law or the rules and regulations of any stock exchange upon which the securities of Purchaser or Company Parent or their Affiliates are traded in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of the Company Common Stock and the Company Preferred Stock, as applicable, the nature of its commitments and arrangements pursuant to this Agreement and such other information required to be disclosed by Law in connection with such publication or disclosure (“Stockholder Information”), and (b) hereby agrees to cooperate with Purchaser in connection with such filings, including by, upon written request by Purchaser, providing Stockholder Information that Purchaser reasonably requires for the preparation of such filings. The Stockholder shall promptly notify Purchaser of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.
Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and neither Purchaser nor Merger Sub shall have authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
Section 6.3 Further Assurances. Each of the Parties agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the Parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary to effectuate this Agreement.
Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5 Notices. All notices, requests, consents or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Person for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a recognized courier service with signed confirmation of receipt, or when sent by email (provided that no “error” message or other notification of non-delivery is automatically generated and sent in response thereto), to the Person at the address or email address set forth below, or such other address or email address as may be designated in writing hereafter, in the same manner, by such Person:

(a) if to Purchaser, to:

DB Insurance Co., Ltd.
DB Financial Center
432, Teheran-ro
Gangnam-gu, Seoul, Korea
Attention:	Donggi Ko
Email:	[***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Gary Boss; Kirsten Gaeta; Andrew Elken
Email:	gary.boss@lw.com; kirsten.gaeta@lw.com; andrew.elken@lw.com

and

Yulchon LLC
Parnas Tower, 38F, 521 Teheran-ro,
Gangnam-gu, Seoul 06164, Korea
Attention:	Tehyok Daniel Yi
Email:	thyi@yulchon.com

(b) if to the Stockholder, as set forth on Schedule II hereto.

Any such notification shall be deemed delivered (a) upon receipt, if delivered personally, (b) on the next Business Day, if sent by recognized courier service for next business day delivery, or (c) the Business Day received (or the immediately following Business Day, if not received on a Business Day), if sent by email (provided that no “error” message or other notification of non delivery is generated) or any other permitted method.
Section 6.6 Counterparts; Severability, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by scanned pages or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to amend or otherwise modify this Agreement, to the extent necessary, to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will give effect to the intent of the Parties.
Section 6.7 Entire Agreement; Third-Person Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, [Company Parent/WP Investor] shall be an intended third-party beneficiary of the Stockholder’s obligations under this Agreement and shall be entitled to enforce such provisions directly in its own name.
Section 6.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, no Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party and any purported assignment in violation of the foregoing shall be null and void ab initio; provided, that such prior written approval shall not be required for the assignment by Purchaser of any or all of its rights, interests and obligations under this Agreement before or after the Closing Date to any Affiliate, or for the assignment by Covered Person to an Affiliate in connection with a Permitted Transfer made in accordance with the provisions of Section 3.1; provided, further, that any assignment by Purchaser shall not release Purchaser from any of its obligations hereunder.
Section 6.9 Headings; Interpretation.
(a) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(b) The words “hereof”, “herein”, “hereto”, “hereunder” and “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reading only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any Article, Section, subsection or clause are to the corresponding Article, Section, subsection or clause of this Agreement, unless otherwise specified. The term “including” shall mean “including, without limitation”, and the words “include” and “includes” shall have corresponding meanings and such words shall not be construed to limit any general statement that they follow to the specific or similar items or matters immediately following them. The term “or” is not exclusive, unless the context otherwise requires. Unless the context of this Agreement otherwise requires: (i) any reference in this Agreement to gender shall include all genders and the neuter; (ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; and (iii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “dollars” and character “$” shall mean United States dollars.
Section 6.10 Governing Law. This Agreement, and any claim, suit, action or proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, or the transactions contemplated hereby (whether in law or in equity, and whether in contract or in tort or otherwise), shall be governed by and enforced pursuant to the laws of the State of Delaware, its rules of conflict of laws notwithstanding.
Section 6.11 Specific Performance. The Parties understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the Parties to consummate the transactions contemplated by the Merger Agreement, which represents a unique business opportunity at a unique time for each of the Parties hereto and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each Party agrees, that, in the event of any breach or threatened breach of any of their respective covenants or obligations set forth in this Agreement, the other Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that any Litigation should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.

Section 6.12 Consent to Jurisdiction. Each Party hereby irrevocably agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware, in any suit, action or proceeding described in the immediately preceding sentence of this Section 6.12. Each Party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 6.6. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 6.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, OR ANY OTHER DOCUMENTS CONTEMPLATED IN THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.
Section 6.14 Capacity as a Stockholder. The Parties agree that the Stockholder is making the agreements and understandings herein solely in the Stockholder’s capacity as a record holder and beneficial owner of the Covered Shares. Notwithstanding anything to the contrary herein, nothing herein shall (or require the Stockholder to attempt to) limit or affect any actions taken by a Representative of any Stockholder or a director, officer or committee member of the Company or any of its Subsidiaries in the exercise of his or her fiduciary duties or in his or her capacity as a director, officer or committee member of the Company or any of its Subsidiaries or in his or her capacity as a fiduciary of any employee benefit plan, or prevent or be construed to create any obligation on the part of any director, officer and/or committee member of the Company or its Subsidiaries or any fiduciary of any employee benefit plan from taking any action in their capacity as such director, officer, committee member and/or fiduciary.
Section 6.15 Expenses. Except as otherwise expressly provided in this Agreement, whether or not Merger and the other transactions contemplated by the Merger Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.
Section 6.16 No Survival of Covenants and Representations. Subject to Section 5.1, the Parties agree that all covenants, representations and warranties of the Stockholder in this Agreement shall terminate effective as of the termination of this Agreement and shall not survive such termination for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any Party hereto or any of their respective Affiliates in respect hereof (including with respect to any breach, misrepresentation or inaccuracy or alleged breach, misrepresentation or inaccuracy thereof or with respect thereto).
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IN WITNESS WHEREOF, Purchaser and the Stockholder have duly executed this Agreement, all as of the date first written above.

PURCHASER:

DB INSURANCE CO., LTD.

By:
Name:
Title:

STOCKHOLDER:

By:
Name:

[Signature Page to Company Voting Agreement]

PRELIMINARY - SUBJECT TO COMPLETION

TIPTREE INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on [ ], 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TIPT2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80626-S24132

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIPTREE INC.

The Board of Directors recommends you vote "FOR" each of Proposals 1 and 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [ ], 2025:

The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

V80627-S24132

TIPTREE INC.
SPECIAL MEETING OF STOCKHOLDERS
[ ], 2025
[ ] Eastern Time

This proxy card is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders on [ ], 2025

The undersigned hereby appoints Scott McKinney and Neil C. Rifkind, and each of them individually, as proxies, with full power of substitution, to represent and vote all of the undersigned's shares of Tiptree Inc. common stock held of record as of the close of business on [ ], 2025 at the virtual Special Meeting of Stockholders to be held via live audio webcast at www.virtualshareholdermeeting.com/TIPT2025SM on [ ], 2025, at [ ] Eastern Time, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.

The shares of Tiptree Inc. common stock you beneficially own will be voted as you specify. **If no directions are given, the proxies will vote "FOR" Proposal 1 and "FOR" Proposal 2.**

In the event that any other matter properly comes before the meeting, the proxies are authorized to vote in the manner recommended by the Board of Directors for such vote or, if no recommendation is made, in the discretion of the proxies.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Special Meeting.

Continued and to be signed on reverse side